UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under Rule 14a-12

DIAMOND S SHIPPING INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

(2)
Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)
Proposed maximum aggregate value of transaction:

(5)
Total fee paid:

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
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(4)
Date Filed:

To the stockholders of International Seaways, Inc. and shareholders of Diamond S Shipping Inc.
TRANSACTION PROPOSED — YOUR VOTE IS VERY IMPORTANT
Dear investors:
On March 30, 2021, International Seaways, Inc., or INSW, Dispatch Transaction Sub, Inc., a wholly owned subsidiary of INSW, or Merger Sub, and Diamond S Shipping Inc., or Diamond S, entered into an Agreement and Plan of Merger, or the merger agreement, pursuant to which, subject to approval of INSW stockholders and Diamond S shareholders and the satisfaction or (to the extent permitted by law) waiver of other specified closing conditions, INSW and Diamond S will combine in an all-stock merger of equals, or the merger. At the completion of the merger, Merger Sub will merge with and into Diamond S, with Diamond S surviving the merger and becoming a wholly owned subsidiary of INSW. Each of the common stock of INSW and the common stock of Diamond S is traded on the New York Stock Exchange, or the NYSE, under the symbols “INSW” and “DSSI,” respectively. The common stock of the combined company will be listed on the NYSE under the symbol “INSW.”
If the merger is completed, each share of Diamond S common stock (other than shares held by Diamond S, INSW, Merger Sub or any of their respective direct or indirect wholly owned subsidiaries) will be converted into the right to receive 0.55375 validly issued, fully paid and non-assessable shares of common stock of INSW (and, if applicable, cash in lieu of fractional shares), or the merger consideration, less any applicable withholding taxes. Based on the current number of shares of Diamond S common stock outstanding, INSW expects to issue approximately 22,683,532 shares of INSW common stock to holders of Diamond S common stock in the aggregate in the merger. Based on the current number of shares of INSW common stock and Diamond S common stock outstanding and reserved for issuance, we estimate that, immediately following the consummation of the merger, pre-merger INSW stockholders will own approximately 55.75% and former Diamond S shareholders will own approximately 44.25% of the common stock of the combined company. Prior to the consummation of the merger, INSW is permitted to pay a special dividend to INSW stockholders in an aggregate amount equal to $31.5 million, which special dividend will not result in a change to the base exchange ratio. The base exchange ratio is subject to an upward adjustment to the extent that INSW sells any interest in, or assets of, its TI Asia Limited or TI Africa Limited joint ventures prior to the consummation of the merger and pays a special dividend to INSW’s stockholders from the proceeds of any such sale (up to a maximum of $25 million). For more details on the merger consideration, see “The Merger Agreement — Merger Consideration.”
Each of INSW and Diamond S is holding a special meeting of its respective stockholders or shareholders, as applicable, to vote on the proposals necessary to complete the merger. Information about each meeting, the merger and the other business to be considered by stockholders of INSW and shareholders of Diamond S at the respective special meetings is contained in this joint proxy statement/prospectus. Any stockholder of INSW or shareholder of Diamond S entitled to attend and vote at the applicable special meeting is entitled to appoint a proxy to attend and vote on such stockholder’s or shareholder’s behalf. Such proxy need not be a holder of INSW common stock or Diamond S common stock. We urge you to read this joint proxy statement/prospectus and the annexes and documents incorporated by reference carefully. You should also carefully consider the risks that are described in the “Risk Factors.”
Your vote is very important regardless of the number of shares of INSW common stock or Diamond S common stock that you own. The merger cannot be completed without (1) the adoption of the merger agreement by the affirmative vote of holders of at least a majority of the outstanding shares of Diamond S common stock entitled to vote on the authorization of the merger agreement at the Diamond S special meeting and (2) the approval of the issuance of INSW common stock to Diamond S shareholders in connection with the merger by the affirmative vote of the holders of a majority of the outstanding shares of INSW common stock present and entitled to vote at the INSW special meeting.
Whether or not you plan to attend the INSW special meeting or the Diamond S special meeting, please submit your proxy as soon as possible to make sure that your shares are represented at the applicable meeting.
We look forward to the successful combination of INSW and Diamond S.
Sincerely,
Lois K. Zabrocky President and Chief Executive Officer International Seaways, Inc.	Craig H. Stevenson, Jr. President and Chief Executive Officer Diamond S Shipping Inc.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger or the other transactions described in this joint proxy statement/prospectus or the securities to be issued in connection with the merger or determined if this joint proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
The accompanying joint proxy statement/prospectus is dated June 11, 2021 and is first being mailed to stockholders of INSW and shareholders of Diamond S on or about June 11, 2021.

INTERNATIONAL SEAWAYS, INC.
600 Third Avenue, 39th Floor
New York, New York 10016
(212) 578-1600
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be held on July 13, 2021
To the Stockholders of International Seaways, Inc.:
We cordially invite you to attend the special meeting of stockholders (the “INSW special meeting”) of International Seaways, Inc. (“INSW”), which will be held virtually, via live webcast at www.virtualshareholdermeeting.com/INSW2021SM, at 10:00 a.m., Eastern Time, on July 13, 2021, for the following purposes:
1.
Approval of the INSW Share Issuance.   To vote on a proposal (the “INSW share issuance proposal”) to approve the issuance (the “INSW share issuance”) of INSW common stock, no par value (“INSW common stock”), as consideration to Diamond S Shipping Inc. (“Diamond S”) shareholders in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of March 30, 2021, by and among INSW, Dispatch Transaction Sub, Inc., a wholly owned subsidiary of INSW (“Merger Sub”) and Diamond S; and

2.
Adjournment of the INSW Special Meeting.   To vote on a proposal (the “INSW adjournment proposal”) to approve the adjournment of the INSW special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the INSW special meeting to approve the INSW share issuance proposal.

INSW will transact no other business at the INSW special meeting, except such business as may properly be brought before the INSW special meeting or any adjournment or postponement thereof. Please refer to the joint proxy statement/prospectus of which this notice is a part for further information with respect to the business to be transacted at the INSW special meeting.
A special committee of the INSW board of directors (the “INSW Board”) has fixed the close of business on June 11, 2021 as the record date for the INSW special meeting (the “INSW record date”). Only INSW stockholders of record at that time are entitled to receive notice of, and to vote at, the INSW special meeting or any adjournment or postponement thereof. INSW is commencing its solicitation of proxies on or about June 11, 2021. INSW will continue to solicit proxies until the date of the INSW special meeting.
Completion of the merger is conditioned upon, among other things, approval of the INSW share issuance proposal by the INSW stockholders, which requires the affirmative vote of the holders of a majority of the outstanding shares of INSW common stock present and entitled to vote at the INSW special meeting.
The INSW Board unanimously approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger, and determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger and the INSW share issuance are advisable and fair to and in the best interests of INSW and its stockholders, and unanimously recommends that INSW stockholders vote:
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“FOR” the INSW share issuance proposal; and

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“FOR” the INSW adjournment proposal.

Your vote and that your shares be represented at the meeting are both very important, regardless of the number of shares of INSW common stock that you own. The votes cast in favor of the INSW share issuance proposal must exceed the aggregate of votes cast against the INSW share issuance proposal and abstentions. Whether or not you expect to attend the INSW special meeting virtually, to ensure your representation at the INSW special meeting, we urge you to submit a proxy to vote your shares of INSW common stock as promptly as possible by (1) visiting the Internet site listed on the INSW proxy card, (2) calling the toll-free number listed on the INSW proxy card or (3) submitting your INSW proxy card by mail by using the provided self-addressed, stamped envelope. Submitting a proxy will not prevent you from voting in person (by participating through the virtual meeting website), but it will help to secure a quorum and avoid added solicitation costs. Any eligible holder of INSW common stock who is present at the INSW special meeting may vote in person (by participating through the virtual meeting website ), thereby revoking any previous proxy. In addition, a proxy may also be revoked in writing before the INSW special meeting in the manner described in the accompanying joint proxy statement/prospectus. If your shares of INSW common stock are held in the name of a bank, broker or other nominee, please follow the instructions on the voting instruction card furnished by the bank, broker or other nominee.
The INSW special meeting will be conducted solely as a virtual meeting via the Internet. There will be no physical meeting location and the meeting will only be conducted via live webcast through the virtual meeting website. If you are a shareholder of record as of the INSW record date for the INSW special meeting and you plan to attend the INSW special meeting virtually, visit www.virtualshareholdermeeting.com/INSW2021SM. On the day of the INSW special meeting, shareholders may begin to log in to the virtual meeting website beginning at 9:45 a.m. Eastern Time, and the meeting will begin promptly at 10:00 a.m. Eastern Time. Please allow ample time for online login.
The enclosed joint proxy statement/prospectus provides a detailed description of the merger and the merger agreement and the other matters to be considered at the INSW special meeting. We urge you to carefully read this joint proxy statement/prospectus, including any documents incorporated by reference herein, and the annexes in their entirety. If you have any questions concerning either of the proposals in this notice, the merger or the joint proxy statement/prospectus, would like additional copies or need help voting your shares of INSW common stock, please contact INSW’s’ proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders may call toll free: (877) 687-1866
Banks and Brokers may call collect: (212) 750-5833
By Order of the International Seaways, Inc. Board of Directors,

James D. Small, III
Chief Administrative Officer, Senior Vice President, General Counsel and Secretary
New York, New York
June 11, 2021

DIAMOND S SHIPPING INC.
33 Benedict Place
Greenwich, Connecticut 06830
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To be held on July 13, 2021
To the Shareholders of Diamond S Shipping Inc.:
We are pleased to invite you to attend and notice is hereby given that Diamond S Shipping Inc., referred to as Diamond S, will hold a special meeting of its shareholders, referred to as the Diamond S special meeting, which will be conducted solely as a virtual meeting via the Internet at www.virtualshareholdermeeting.com/DSSI2021SM on July 13, 2021 at 10:00 a.m. Eastern Time for the following purposes:
1.
Authorization and Approval of the Merger Agreement.   To vote on a proposal to authorize and approve the Agreement and Plan of Merger, dated as of March 30, 2021, by and among International Seaways, Inc., Dispatch Transaction Sub, Inc. and Diamond S, referred to as the merger agreement, which is further described in the section entitled “The Merger Agreement,” a copy of which merger agreement is attached as Annex A to the joint proxy statement/prospectus accompanying this notice, referred to as the Diamond S merger proposal;

2.
Diamond S Merger-Related Compensation.   To vote on a proposal to approve, by advisory (non-binding) vote, certain compensation arrangements that may be paid or become payable to Diamond S’ named executive officers in connection with the merger contemplated by the merger agreement, referred to as the Diamond S merger-related compensation proposal; and

3.
Adjournment of the Diamond S Special Meeting.   To vote on a proposal to approve the adjournment of the Diamond S special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Diamond S special meeting to approve the Diamond S merger proposal, referred to as the Diamond S adjournment proposal.

Diamond S will transact no other business at the Diamond S special meeting, except such business as may properly be brought before the Diamond S special meeting or any adjournment or postponement thereof. Please refer to the joint proxy statement/prospectus of which this notice is a part for further information with respect to the business to be transacted at the Diamond S special meeting.
The Diamond S board of directors, referred to as the Diamond S Board, delegated authority to the officers of Diamond S to fix the record date and who have fixed the close of business on June 11, 2021 as the record date for the Diamond S special meeting, referred to as the Diamond S record date. Only Diamond S shareholders of record at that time are entitled to receive notice of, and to vote at, the Diamond S special meeting or any adjournment or postponement thereof. Diamond S is commencing its solicitation of proxies on or about June 11, 2021. Diamond S will continue to solicit proxies until the date of the Diamond S special meeting.
Completion of the merger is conditioned, among other things, upon authorization and approval of the merger agreement by the Diamond S shareholders, which requires the affirmative vote of holders of a majority of the outstanding shares of Diamond S common stock entitled to vote on the authorization of the merger agreement at the Diamond S special meeting in favor of such authorization.
The Diamond S Board has unanimously approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger; determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to and in the best interests of Diamond S and its shareholders; and unanimously recommends that Diamond S shareholders vote:
“FOR” the Diamond S Merger Proposal;
“FOR” the Diamond S Advisory Compensation Proposal; and
“FOR” the Diamond S Adjournment Proposal.
Your vote is very important regardless of the number of shares of Diamond S common stock that you own. A failure to vote your shares, or to provide instructions to your bank, broker or nominee as to how to vote your shares, is the equivalent of a vote against the Diamond S merger proposal. Whether or not you expect to attend the Diamond S special meeting in person (by participating through the virtual meeting website), to ensure your representation at the Diamond S special meeting, we urge you to submit a proxy to vote your shares as promptly as possible by (1) visiting the Internet site listed on the Diamond S proxy card, (2) calling the toll-free number listed on the Diamond S proxy card or (3) submitting your Diamond S proxy card by mail by using the provided self-addressed, stamped envelope. Submitting a proxy will not prevent you from voting in person (by participating through the virtual meeting website), but it will help to secure a quorum and avoid added solicitation costs. Any eligible holder of Diamond S common stock who is virtually present at the Diamond S special meeting may vote in person (by participating through the virtual meeting website), thereby revoking any previous proxy. In addition, a proxy may also be revoked in writing before the Diamond S special meeting in the manner described in the accompanying joint proxy statement/prospectus. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions on the voting instruction card furnished by the bank, broker or other nominee.
The Diamond S special meeting will be conducted solely as a virtual meeting via the Internet. There will be no physical meeting location and the meeting will only be conducted via live webcast through the virtual meeting website. If you are a shareholder of record as of the Diamond S record date for the Diamond S special meeting and you plan to attend the Diamond S special meeting virtually, visit www.virtualshareholdermeeting.com/DSSI2021SM and enter the 16-digit control number on the proxy card, voting instruction form or notice you received. On the day of the Diamond S special meeting, shareholders may begin to log in to the virtual meeting website beginning at 9:45 a.m. Eastern Time, and the meeting will begin promptly at 10:00 a.m. Eastern Time. Please allow ample time for online login.
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Diamond S special meeting. If you encounter any difficulties accessing the virtual Diamond S special meeting during check-in or the Diamond S special meeting itself, please call the technical support number that will be posted on the virtual meeting platform log-in page.
The enclosed joint proxy statement/prospectus provides a detailed description of the merger and the merger agreement and the other matters to be considered at the Diamond S special meeting. We urge you to carefully read this joint proxy statement/prospectus, including any documents incorporated by reference herein, and the annexes in their entirety. If you have any questions concerning any of the proposals in this notice, the merger or the joint proxy statement/prospectus, would like additional copies or need help voting your shares of common stock, please contact Diamond S’ proxy solicitor or Diamond S:
Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, NY 10036
Telephone: (212) 297-0720
Email: info@okapipartners.com

OR
Diamond S Shipping Inc.
33 Benedict Place
Greenwich, Connecticut 06830
Attention: Investor Relations
Telephone: 212-517-0810
E-mail: ir@diamondsshipping.com
By Order of the Diamond S Shipping Inc. Board of Directors,
Anoushka Kachelo
General Counsel and Secretary
Greenwich, Connecticut
June 11, 2021

REFERENCES TO ADDITIONAL INFORMATION
The accompanying joint proxy statement/prospectus incorporates by reference important business and financial information about INSW and Diamond S from other documents that are not included in or delivered with the accompanying joint proxy statement/prospectus. For a listing of the documents incorporated by reference into the accompanying joint proxy statement/prospectus, see “Where You Can Find More Information.”
You can obtain any of the documents incorporated by reference into the accompanying joint proxy statement/prospectus without charge by requesting them in writing or by telephone as follows:
For INSW Stockholders: International Seaways, Inc. 600 Third Avenue, 39th Floor New York, New York 10016 Attention: Investor Relations (212) 578-1600	For Diamond S Shareholders: Diamond S Shipping Inc. 33 Benedict Place, 2nd Floor Greenwich, Connecticut 06830 Attention: Investor Relations (212) 517-0810
To receive timely delivery of the documents in advance of the INSW special meeting and the Diamond S special meeting, you should make your request no later than July 6, 2021.
You may also obtain any of the documents incorporated by reference into the accompanying joint proxy statement/prospectus without charge through the Securities and Exchange Commission (the “SEC”) website at www.sec.gov. In addition, you may obtain copies of documents filed by INSW with the SEC on INSW’s Internet website at http://www.intlseas.com under the tab “Investor Relations,” then under the tab “SEC Filings” or by contacting INSW’s Investor Relations department at International Seaways, Inc., Investor Relations, 600 Third Avenue, 39th Floor, New York, New York 10016 or by calling (212) 578-1600. You may also obtain copies of documents filed by Diamond S with the SEC on Internet website at http://www.diamondsshipping.com under the tab “Investor Relations”, then under the heading “Financials” and then under the heading “SEC Filings” or by contacting Diamond S’ Investor Relations department at Diamond S Shipping Inc., Investor Relations, 33 Benedict Place, 2nd Floor, Greenwich, Connecticut 06830 or by calling (212) 517-0810.
We are not incorporating the contents of the websites of the SEC, INSW, Diamond S or any other entity or any other website into the accompanying joint proxy statement/prospectus. We are providing the information about how you can obtain certain documents that are incorporated by reference into the accompanying joint proxy statement/prospectus at these websites only for your convenience.

i

ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS
This joint proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the SEC by INSW (File No. 333-255774), constitutes a prospectus of INSW under Section 5 of the Securities Act of 1933, as amended, with respect to the shares of common stock, no par value, of INSW to be issued to Diamond S shareholders pursuant to the merger agreement. This document also constitutes a joint proxy statement of each of INSW and of Diamond S under Section 14(a) of the Securities Exchange Act of 1934. It also constitutes a notice of meeting with respect to the Diamond S special meeting, at which Diamond S shareholders will be asked to consider and vote upon the Diamond S merger proposal and certain other proposals and it constitutes a notice of meeting with respect to the INSW special meeting, at which INSW stockholders will be asked to consider and vote upon the INSW share issuance proposal and certain other proposals.
INSW has supplied all information contained or incorporated by reference into this joint proxy statement/prospectus relating to INSW and Dispatch Transaction Sub, Inc., and Diamond S has supplied all such information relating to Diamond S.
You should rely only on the information contained in or incorporated by reference into this joint proxy statement/prospectus. INSW and Diamond S have not authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated as of the date set forth above on the cover page of this joint proxy statement/prospectus, and you should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than such date. Further, you should not assume that the information incorporated by reference into this joint proxy statement/prospectus is accurate as of any date other than the date of the incorporated document. Neither the mailing of this joint proxy statement/prospectus to INSW stockholders or Diamond S shareholders nor the issuance by INSW of shares of INSW common stock pursuant to the merger agreement will create any implication to the contrary.
This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.
Unless otherwise indicated or as the context otherwise requires, all references in this joint proxy statement/prospectus to:
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“A&R debt agreements” refers to the amendment and restatement agreements pursuant to which certain of the existing debt agreements have been amended and restated in connection with the merger

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“articles of merger” refers to the articles of merger with respect to the merger to be duly executed and filed with the Registrar or Deputy Registrar of Corporations of the Republic of the Marshall Islands as provided under the BCA

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“base exchange ratio” refers to 0.55375 shares of INSW common stock per share of Diamond S common stock

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“BCA” refers to the Marshall Islands Business Corporations Act

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“Capital Support Agreement” refers to that certain voting and support agreement, dated as of March 30, 2021, by and between INSW and Capital Maritime & Trading Corp., Crude Carriers Investments Corp., and Capital GP L.L.C.

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“COBRA” means the Consolidated Omnibus Budget Reconciliation Act, passed in 1985.

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“Code” refers to the Internal Revenue Code of 1986, as amended

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“combined company” refers to INSW, following completion of the merger

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“CSMC” refers to Capital Ship Management Corp., a company duly organized and existing under the laws of Panama

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“debt amendment letters” refers to, collectively, (a) the Waiver and Amendment Request Letter, dated March 9, 2021, by and among Diamond S, INSW and the required lenders under the $525 Million Nordea Facility with respect to the $525 Million Nordea Facility, (b) the Waiver and

Amendment Request Letter, dated March 9, 2021, by and among Diamond S, INSW and the required lenders under the $360 Million Nordea Facility with respect to the $360 Million Nordea Facility and (c) the Consent and Amendment Letter, dated March 30, 2021, by and among the NT Suez Holdco LLC, NT Suez GP LLC, NT Suez One LLC, NT Suez Two LLC, INSW and the lenders under the NT Suez Facility
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“debt consents” refers to, collectively, (a) the letter agreement, dated March 30, 2021, by and among Diamond S and certain subsidiaries of Diamond S, INSW and the lenders set forth therein with respect to the $360 Million Nordea Facility, (b) the letter agreement, dated March 30, 2021, by and among Diamond S and certain subsidiaries of Diamond S, INSW and the lenders set forth therein with respect to the $525 Million Nordea Facility and (c) the Consent and Amendment Letter, dated March 30, 2021, by and among NT Suez Holdco LLC, NT Suez GP LLC, NT Suez One LLC, NT Suez Two LLC, INSW and the lenders under the NT Suez Facility

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“Diamond S” refers to Diamond S Shipping Inc., a Republic of the Marshall Islands corporation

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“Diamond S adjournment proposal” refers to the proposal to adjourn the Diamond S special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Diamond S special meeting to approve the Diamond S merger proposal

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“Diamond S advisory compensation proposal” refers to the proposal that Diamond S shareholders approve, by advisory (non-binding) vote, certain compensation arrangements that may be paid or become payable to Diamond S’ named executive officers in connection with the merger contemplated by the merger agreement

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“Diamond S Board” refers to the Diamond S board of directors

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“Diamond S common stock” refers to the common stock of Diamond S, $0.001 par value per share

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“Diamond S equity awards” refers to the aggregate Diamond S PSU awards, Diamond S RSU awards and Diamond S restricted share awards

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“Diamond S merger proposal” refers to the proposal that Diamond S shareholders authorize and approve the merger agreement

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“Diamond S merger-related compensation proposal” refers to the proposal that Diamond S shareholders approve, by advisory (non-binding) vote, certain compensation arrangements that may be paid or become payable to Diamond S’ named executive officers in connection with the merger contemplated by the merger agreement

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“Diamond S PSUs” refers to an award of performance-based vesting restricted stock units relating to Diamond S common stock

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“Diamond S RSUs” refers to the outstanding restricted stock units as of the effective time of the merger under the Diamond S Shipping Inc. 2019 Equity and Incentive Plan

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“Diamond S record date” refers to June 11, 2021

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“Diamond S shareholder” or “Diamond S shareholders” refers to one or more holders of Diamond S common stock, as applicable

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“Diamond S shareholder approval” refers to the affirmative vote of holders of a majority of the shares of Diamond S common stock outstanding and represented in person (via the virtual meeting website) or by proxy at the Diamond S special meeting and entitled to vote at the Diamond S special meeting, assuming a quorum is present

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“Diamond S special meeting” refers to the special meeting of Diamond S shareholders to consider and vote upon the Diamond S merger proposal and related matters

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“effective time” refers to the time that the articles of merger are duly filed with the Registrar or Deputy Registrar of Corporations of the Republic of the Marshall Islands or on such later date and time as shall be agreed to by Diamond S and INSW and specified in the articles of merger in accordance with the BCA

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“Exchange Act” refers to the Securities Exchange Act of 1934, as amended

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“exchange ratio” refers to 0.55375 shares of INSW common stock per share of Diamond S common stock, or the base exchange ratio as it may be adjusted on the occurrence of an exchange ratio adjustment event

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“exchange ratio adjustment amount” refers to a ratio necessary to cause the number of validly issued, fully paid and non-assessable shares of INSW common stock issuable to Diamond S shareholders at the effective time to equal (a) the implied pro forma ownership, plus (b) 0.0067 multiplied by a fraction, (i) the numerator of which is the amount of the INSW FSO dividend and (ii) the denominator of which is $25 million

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“exchange ratio adjustment event” refers to, following the consummation of a sale by INSW of any of its interest in the FSO Joint Ventures or any of the assets of the FSO Joint Ventures, coupled with the declaration and payment by INSW of the INSW FSO dividend

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“excluded shares” refers to shares of Diamond S common stock held by Diamond S, INSW, Merger Sub or by any of their respective direct or indirect wholly owned subsidiaries

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“existing debt agreements” refers to (i) the Credit Agreement, dated as of December 23, 2019 (the “$525 Million Nordea Facility”), by and among Diamond S, as borrower, Nordea Bank Abp, New York Branch, as administrative agent and collateral agent, Nordea Bank Abp, New York Branch, Skandinaviska Enskilda Banken AB (PUBL) and Crédit Agricole Corporate & Investment Bank, as bookrunners and lead arrangers, and each of the lenders from time to time party thereto, (ii) the Credit Agreement, dated as of March 27, 2019 (the “$360 Million Nordea Facility”), by and among Diamond S, as borrower, Nordea Bank Abp, New York Branch, as administrative agent and collateral agent, Nordea Bank Abp, New York Branch, Skandinaviska Enskilda Banken AB (PUBL) and Crédit Agricole Corporate & Investment Bank, as bookrunners and lead arrangers, and each of the lenders from time to time party thereto, as amended by that certain Amendment Letter, dated as of May 14, 2019 and (iii) the Credit Agreement, dated as of August 9, 2016 (the “NT Suez Facility”), by and among NT Suez Holdco LLC, as borrower, NT Suez GP LLC, as parent guarantor, Crédit Agricole Corporate & Investment Bank, as administrative agent and collateral agent, Crédit Agricole Corporate & Investment Bank and NIBC Bank N.V., as lead arrangers, and each of the lenders from time to time party thereto, as amended by that certain consent letter dated November 27, 2018

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“FSO Joint Ventures” refers to TI Asia Limited and TI Africa Limited

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“GAAP” refers to accounting principles generally accepted in the United States

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“HSR Act” refers to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended

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“implied pro forma ownership” means a decimal equal to (a) the number of issued and outstanding shares of Diamond S common stock (other than excluded shares) as of March 30, 2021, multiplied by the base exchange ratio, (b) divided by the sum of (i) the issued and outstanding shares of INSW common stock as of March 24, 2021 (excluding any shares of INSW common stock held by INSW or its subsidiaries) and (ii) the number of shares set forth in clause (a)

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“INSW” refers to International Seaways, Inc., a Republic of the Marshall Islands corporation

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“INSW adjournment proposal” refers to the proposal to adjourn the INSW special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the INSW special meeting to approve the INSW share issuance proposal

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“INSW Board” refers to the INSW board of directors

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“INSW common stock” refers to the common stock of INSW, no par value

•
“INSW FSO dividend” refers to a dividend payable by INSW to the holders of INSW common stock (a) with a record date for such dividend occurring prior to the effective time, (b) which dividend is payable following the consummation of a sale by INSW of any interest in the FSO Joint Ventures or any of the assets of the FSO Joint Ventures solely from the proceeds of such sale and (c) the aggregate amount of which dividend shall not be in excess of $25 million

•
“INSW record date” refers to June 11, 2021

•
“INSW share issuance proposal” refers to the proposal that INSW stockholders approve the issuance of INSW common stock to Diamond S shareholders in connection with the merger

•
“INSW special dividend” refers to a dividend payable by INSW to the holders of INSW common stock as of a record date prior to the effective time, in an aggregate amount equal to $31.5 million

•
“INSW special meeting” refers to the special meeting of INSW stockholders to consider and vote upon the INSW share issuance proposal and related matters

•
“INSW stockholder” or “INSW stockholders” refers to one or more holders of INSW common stock, as applicable

•
“INSW stockholder approval” refers to the affirmative vote of the holders of a majority of the outstanding shares of INSW common stock present and entitled to vote on the INSW share issuance proposal at the INSW Special Meeting

•
“IRS” refers to the Internal Revenue Service

•
“Jefferies” refers to Jefferies LLC

•
“merger” refers to the merger of Merger Sub with and into Diamond S, with Diamond S being the surviving corporation in the merger

•
“merger agreement” refers to the Agreement and Plan of Merger, dated as of March 30, 2021, by and among INSW, Merger Sub and Diamond S

•
“merger consideration” refers to the right of Diamond S shareholders to receive the exchange ratio

•
“Merger Sub” refers to Dispatch Transaction Sub, Inc., a Republic of the Marshall Islands corporation and a wholly owned subsidiary of INSW

•
“Moelis” refers to Moelis & Company LLC

•
“NYSE” refers to the New York Stock Exchange

•
“SEC” refers to the Securities and Exchange Commission

•
“Securities Act” refers to the Securities Act of 1933, as amended

•
“special meetings” refers to the INSW special meeting and the Diamond S special meeting, collectively

•
“subsidiary” or “subsidiaries” refers to any person, any other person of which (a) at least a majority of the outstanding shares of capital stock of, or other equity interests, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or organization is directly or indirectly owned or controlled by such person or by any one or more of its subsidiaries, or by such person and one or more of its subsidiaries or (b) with respect to a partnership, such person or any other subsidiary of such person is a general partner of such partnership

•
“termination agreements” refers to, collectively, (i) the Termination Agreement, by and between Diamond S and Capital Ship Management Corp., (ii) the Termination of Director Designation Agreement and Resale and Registration Rights Agreement, by and among Diamond S, Capital Maritime & Trading Corp., Capital GP L.L.C. and Crude Carriers Investments Corp and (iii) the Termination of Director Designation Agreement, by and among Diamond S, WL Ross & Co., LLC and certain of its affiliates

•
“we”, “our” and “us” refer to INSW and Diamond S, collectively

•
“WL Ross Support Agreement” refers to that certain voting and support agreement, dated as of March 30, 2021, by and between INSW and certain affiliates of WL Ross & Co., LLC

v

QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION
The following questions and answers briefly address some commonly asked questions about the merger, the merger agreement, the transactions contemplated by the merger agreement, the INSW special meeting and the Diamond S special meeting. They may not include all the information that is important to INSW stockholders and Diamond S shareholders. INSW stockholders and Diamond S shareholders should carefully read this entire joint proxy statement/prospectus, including the annexes and the other documents referred to or incorporated by reference herein.
Q:   What is the merger?
A:   INSW, Merger Sub and Diamond S have entered into a merger agreement. A copy of the merger agreement is attached as Annex A to this joint proxy statement/prospectus. The merger agreement contains the terms and conditions of the proposed stock-for-stock merger between INSW and Diamond S, whereby INSW and Diamond S will combine in an all-stock merger of equals. Under the merger agreement, subject to satisfaction or (to the extent permitted by law) waiver of the conditions set forth in the merger agreement and described hereafter, in each case prior to the completion of the merger, Merger Sub will merge with and into Diamond S, with Diamond S continuing as the surviving corporation and a wholly owned subsidiary of INSW. As a result of the merger, Diamond S will no longer be a publicly-held company. Following the merger, Diamond S common stock (which is currently listed on the NYSE under the symbol “DSSI”) will be delisted from the NYSE, and deregistered under the Exchange Act. Following the completion of the merger, the name of the combined company will be International Seaways, Inc. and the common stock of the combined company will be listed on the NYSE under the symbol “INSW.”
Q:   Why am I receiving these materials?
A:   You are receiving this joint proxy statement/prospectus to help you decide how to vote your shares of INSW common stock or Diamond S common stock with respect to the INSW share issuance proposal or the Diamond S merger proposal, as the case may be, and the other matters to be considered at the special meetings.
The merger cannot be completed unless, among other things, (1) INSW stockholders approve the issuance of INSW common stock to Diamond S shareholders in connection with the INSW special meeting and (2) Diamond S shareholders adopt the merger agreement at the Diamond S special meeting.
This joint proxy statement/prospectus constitutes both a joint proxy statement of INSW and Diamond S and a prospectus of INSW. It is a joint proxy statement because each of the INSW Board and the Diamond S Board is soliciting proxies from its respective stockholders or shareholders, as applicable. It is a prospectus because INSW will issue shares of INSW common stock in exchange for outstanding shares of Diamond S common stock in the merger. Information about the INSW special meeting, the Diamond S special meeting, the merger, the merger agreement and the other business to be considered by INSW stockholders at the INSW special meeting and the Diamond S shareholders at the Diamond S special meeting is contained in this joint proxy statement/prospectus. INSW stockholders and Diamond S shareholders should read this information carefully and in its entirety. The enclosed voting materials allow INSW stockholders and Diamond S shareholders to vote their shares by proxy without attending the applicable special meeting virtually.
Q:   What will Diamond S shareholders receive in the merger?
A:   If the merger is completed, each share of Diamond S common stock (other than excluded shares) will be converted into the merger consideration, which is the right to receive 0.55375 fully paid and non-assessable shares of INSW common stock, and, if applicable, cash in lieu of fractional shares. The base exchange ratio is subject to an upward adjustment to the extent INSW sells any interest in the FSO Joint Ventures or any of the assets of the FSO Joint Ventures prior to the effective time and declares and pays a special dividend to INSW stockholders with a record date for such dividend occurring prior to the effective time from the proceeds of any such sale (up to a maximum of $25 million). The merger consideration is described in more detail in “The Merger Agreement — Merger Consideration.”

Q:   What will INSW stockholders receive in the merger?
A:   INSW stockholders will not receive any merger consideration, and their shares of INSW common stock will remain outstanding and will constitute shares of the combined company. Following the merger, shares of INSW common stock will continue to be traded on the NYSE under the symbol “INSW.”
Q:   Will I still be paid dividends prior to the completion of the merger?
A:   Yes. During the pendency of the merger, without the consent of Diamond S, INSW may declare and pay a regular quarterly cash dividend in an amount per share of up to $0.06 per quarter, the INSW special dividend and the INSW FSO dividend. It is expected that INSW will declare and pay the INSW special dividend prior to the closing of the merger, with a record date on or after the date of the INSW special meeting.
Diamond S has not paid any cash dividends since its inception. The terms of the merger agreement limit the ability of Diamond S to declare or pay dividends prior to the completion of the merger without INSW’s consent. In addition, certain of Diamond S’ debt instruments place restrictions on its ability to pay cash dividends.
Q:   What respective equity stakes will INSW stockholders and Diamond S shareholders hold in the combined company immediately following the merger?
A:   As of the date of this joint proxy statement/prospectus, based on the current number of shares of INSW common stock and Diamond S common stock outstanding and reserved for issuance and assuming the INSW FSO dividend is not paid, we estimate that, immediately following completion of the merger, pre-merger holders of INSW common stock will own approximately 55.75% and former holders of Diamond S common stock will own approximately 44.25% of the common stock of the combined company. The equity stake of INSW stockholders and Diamond S shareholders in the combined company immediately following the merger will depend on the number of shares of INSW common stock and Diamond S common stock issued and outstanding immediately prior to the merger and whether an exchange ratio adjustment event has occurred prior to the effective time of the merger.
Q:   Will the market value of the merger consideration change between the date of this joint proxy statement/prospectus and the time the merger is completed?
A:   Yes. Although the number of shares of INSW common stock that holders of Diamond S common stock will receive is fixed, the market value of the merger consideration will fluctuate between the date of this joint proxy statement/prospectus and the completion of the merger based upon the trading price of shares of INSW common stock. Any fluctuation in the trading price of shares of INSW common stock after the date of this joint proxy statement/prospectus will change the market value of the shares of INSW common stock that holders of Diamond S common stock will receive.
Q:   When do INSW and Diamond S expect to complete the transaction?
A:   INSW and Diamond S are working to complete the transaction as soon as practicable. We currently expect that the merger will be completed in the third quarter of 2021 after the Diamond S special meeting and the INSW special meeting (assuming the Diamond S shareholder approval and the INSW stockholder approval are obtained at the respective special meetings). Neither Diamond S nor INSW can predict, however, the actual date on which the merger will be completed because it is subject to conditions beyond each company’s control, including obtaining necessary regulatory approvals.
Q:   What are INSW stockholders being asked to vote on?
A:   INSW stockholders are being asked to vote on the following proposals:
1.
Approval of the INSW Share Issuance.   To vote on a proposal to authorize and approve the issuance of INSW common stock, no par value, to Diamond S shareholders in connection with the merger agreement, referred to as the INSW share issuance proposal; and

2.
Adjournment of the INSW Special Meeting.   To vote on a proposal to approve the adjournment of the INSW special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the INSW special meeting to approve the INSW share issuance proposal, referred to as the INSW adjournment proposal.
Approval of the INSW share issuance proposal by INSW stockholders is required for completion of the merger.
Q:   What are Diamond S shareholders being asked to vote on?
A:   Diamond S shareholders are being asked to vote on the following proposals:
1.
Adoption of the Merger Agreement.   To vote on a proposal to adopt the merger agreement, which is further described in the section entitled “The Merger Agreement”, and a copy of which merger agreement is attached as Annex A to this joint proxy statement/prospectus, referred to as the Diamond S merger agreement proposal;

2.
Diamond S Merger-Related Compensation.   To vote on a proposal to approve, by advisory (non-binding) vote, certain compensation arrangements that may be paid or become payable to Diamond S’ named executive officers in connection with the merger contemplated by the merger agreement, referred to as the Diamond S merger-related compensation proposal; and

3.
Adjournment of the Diamond S Special Meeting.   To vote on a proposal to approve the adjournment of the Diamond S special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Diamond S special meeting to approve the Diamond S merger proposal, referred to as the Diamond S adjournment proposal.

Approval of the Diamond S merger proposal by Diamond S shareholders is required for completion of the merger.
Q:   What vote is required to approve each proposal at the INSW special meeting?
A:   The INSW Share Issuance Proposal:   The affirmative vote of the holders of a majority of the outstanding shares of INSW common stock present and entitled to vote (in person or by proxy) at the INSW special meeting is required to approve the INSW share issuance proposal.
The INSW Adjournment Proposal:   The affirmative vote of the holders of a majority of the outstanding shares of INSW common stock present and entitled to vote (in person or by proxy) at the INSW special meeting is required to approve the INSW adjournment proposal.
Q:   What vote is required to approve each of the proposals at the Diamond S special meeting?
A:   The Diamond S Merger Proposal:   The affirmative vote of the holders of at least a majority of the outstanding shares of Diamond S common stock entitled to vote (in person or by proxy) at the Diamond S special meeting is required to authorize and approve the Diamond S merger proposal.
The Diamond S Merger-Related Compensation Proposal:   The affirmative vote of the votes cast by holders outstanding shares of Diamond S common stock entitled to vote (in person or by proxy) at the Diamond S special meeting is required to approve the Diamond S merger-related compensation proposal.
The Diamond S Adjournment Proposal:   The affirmative vote of a majority of the votes cast by holders of outstanding shares of Diamond S common stock entitled to vote (in person or by proxy) at the Diamond S special meeting is required to approve the Diamond S adjournment proposal.
Q:   Why am I being asked to consider and vote on the Diamond S merger-related compensation proposal?
A:   Under SEC rules, Diamond S is required to seek a non-binding, advisory vote with respect to the compensation that may be paid or become payable to Diamond S’ named executive officers that is based on or otherwise relates to the merger, or “golden parachute” compensation.

Q:   What happens if Diamond S shareholders do not approve, by non-binding, advisory vote, the Diamond S merger-related compensation proposal?
A:   The vote on the Diamond S merger-related compensation proposal is separate and apart from the votes to approve the other proposals being presented at the Diamond S special meeting. Because the vote on the Diamond S merger-related compensation proposal is advisory in nature only, it will not be binding on Diamond S, INSW or the combined company in the merger. Accordingly, the merger-related compensation will be paid to Diamond S’ named executive officers to the extent payable in accordance with the terms of their compensation agreements and arrangements even if Diamond S shareholders do not approve the Diamond S merger-related compensation proposal.
Q:   Do any of INSW’s or Diamond S’ directors or executive officers have interests in the merger that may differ from those of INSW stockholders or Diamond S shareholders?
A:   Certain of INSW’s non-employee directors and executive officers and Diamond S’ non-employee directors and executive officers have certain interests in the merger that may be different from, or in addition to, the interests of INSW stockholders and Diamond S shareholders generally. The INSW Board was aware of the interests of INSW’s directors and executive officers, the Diamond S Board was aware of the interests of Diamond S’ directors and executive officers, and each board considered such interests when it approved the merger agreement and the transactions contemplated thereby and in making its recommendations to its respective stockholders or shareholders, as applicable. For more information regarding these interests, see sections entitled “The Merger — Interests of Certain of INSW’s Directors and Executive Officers in the Merger” and “The Merger — Interests of Diamond S’ Directors and Executive Officers in the Merger.”
Q:   How many votes do I have?
A:   Each INSW stockholder is entitled to one vote for each share of INSW common stock held of record as of the INSW record date and each Diamond S shareholder is entitled to one vote for each share of Diamond S common stock held of record as of the Diamond S record date.
As of the close of business on June 1, 2021, there were 28,087,011 shares of INSW common stock outstanding. As of the close of business on June 1, 2021, there were 40,612,811 shares of Diamond S common stock outstanding. As summarized below, there are some important distinctions between shares held of record and those owned beneficially in street name.
Q:   Are there any INSW stockholders who have already committed to voting in favor of any of the proposals at the INSW special meeting?
A:   Contemporaneously with the execution of the merger agreement, Diamond S entered into a voting and support agreement (a copy of which is attached as Annex D to this joint proxy statement/prospectus) with certain INSW stockholders affiliated with Cyrus Capital Partners, L.P. (collectively, the “Cyrus stockholders”), pursuant to which the Cyrus stockholders agreed, among other things, subject to the terms and conditions thereof, to vote all of the shares of INSW common stock held by the Cyrus stockholders as of such date in favor of the INSW share issuance proposal at the INSW special meeting. The Cyrus stockholders beneficially owned approximately 14.3% of the outstanding shares of INSW common stock as of June 1, 2021. For more information, please see “The Merger Agreement — Cyrus Support Agreement.”
Q:   Are there any Diamond S shareholders who have already committed to voting in favor of the proposals at the Diamond S special meeting?
A:   Contemporaneously with the execution of the merger agreement, INSW entered into voting and support agreements with certain Diamond S shareholders affiliated with WL Ross & Co., LLC (collectively, the “WL Ross shareholders”) (a copy of which is attached as Annex E to this joint proxy statement/prospectus) and certain Diamond S shareholders affiliated with Capital Maritime & Trading Corp. (“CMTC”) (collectively, the “Capital shareholders”) (a copy of which is attached as Annex F to this joint proxy statement/prospectus), pursuant to which the WL Ross shareholders and the Capital shareholders have each agreed, among other things, subject to the terms and conditions thereof, to vote all of the shares of Diamond S common stock held by the WL Ross shareholders and the Capital shareholders as of such date in favor of the Diamond S merger proposal and the approval of the transactions contemplated thereby, including the merger, at the Diamond S special meeting. For more information, please see “The Merger Agreement — WL Ross Support Agreement.” The Capital shareholders beneficially owned 6.9% of the outstanding shares of Diamond S common stock and the WL Ross shareholders beneficially owned 22% of the outstanding shares of Diamond S common stock as of June 1, 2021.
Q:   What constitutes a quorum for the INSW special meeting?
A:   The holders of a majority of the shares of INSW common stock outstanding as of the INSW record date and entitled to vote, present in person or by proxy, will constitute a quorum for the transaction of business at the INSW special meeting. Abstentions (which are described below) will count for purposes of determining the presence of a quorum for the transaction of business at the INSW special meeting.
Q:   What constitutes a quorum for the Diamond S special meeting?
A:   The holders of a majority of the shares of Diamond S common stock issued and outstanding as of the Diamond S record date and entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Diamond S special meeting. Abstentions (which are described below) will count for purposes of determining the presence of a quorum for the transaction of business at the Diamond S special meeting.
Q:   How does the INSW Board recommend that INSW stockholders vote?
A:   The INSW Board unanimously recommends that INSW stockholders vote: “FOR” the INSW share issuance proposal and “FOR” the INSW adjournment proposal.
Q:   How does the Diamond S Board recommend that Diamond S shareholders vote?
A:   The Diamond S Board recommends that Diamond S shareholders vote: “FOR” the Diamond S merger proposal, “FOR” the Diamond S merger-related compensation proposal and “FOR” the Diamond S adjournment proposal.
Q:   Why did the INSW Board approve the merger agreement and the transactions contemplated by the merger agreement, including the merger?
A:   For information regarding the INSW Board’s reasons for approving the merger agreement and the transactions contemplated by the merger agreement, including the merger, and recommending that INSW stockholders approve the INSW share issuance proposal, see the section entitled “The Merger — Recommendation of the INSW Board and its Reasons for the Transaction.”
Q:   Why did the Diamond S Board approve the merger agreement and the transactions contemplated by the merger agreement, including the merger?
A:   For information regarding the Diamond S Board’s reasons for approving and recommending the adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger, see the section entitled “The Merger — Recommendation of the Diamond S Board and its Reasons for the Transaction.”
Q:   What if I hold shares in both INSW and Diamond S?
A:   If you hold shares of both INSW common stock and Diamond S common stock, you will receive two separate packages of proxy materials. A vote cast as a holder of INSW common stock will not count as a vote of Diamond S common stock, and a vote of Diamond S common stock will not count as a vote of INSW common stock. Therefore, please submit separate proxies for your shares of INSW common stock and your shares of Diamond S common stock.
Q:   What do I need to do now?
A:   After carefully reading and considering the information contained in this joint proxy statement/prospectus, please vote your shares as soon as possible so that your shares will be represented at the INSW special meeting or Diamond S special meeting, as applicable. Please follow the instructions set forth on the

INSW proxy card or Diamond S proxy card, as applicable, or on the voting instruction form provided by the record holder if your shares are held in the name if your bank, broker or other nominee.
If you are a Diamond S shareholder, please do not submit your stock certificates at this time. If the merger is completed, you will receive instructions for surrendering your stock certificates for shares of INSW common stock from the exchange agent.
Q:   Does my vote matter?
A:   Yes. The merger cannot be completed unless the INSW share issuance proposal is approved by the affirmative vote of a majority of the votes cast by holders of outstanding shares of INSW common stock entitled to vote (in person or by proxy) at the INSW special meeting and the Diamond S merger proposal is approved by the affirmative vote of the holders of a majority of the shares of Diamond S common stock issued and outstanding and entitled to vote (in person or by proxy) at the Diamond S special meeting.
Q:   How do I vote?
A:   If you are a record holder of INSW as of the INSW record date, you are entitled to receive notice of, and cast a vote at, the INSW special meeting. If you are a record holder of Diamond S as of the Diamond S record date, you are entitled to receive notice of, and cast a vote at, the Diamond S special meeting. Each holder of INSW common stock is entitled to cast one vote on each matter properly brought before the INSW special meeting for each share of INSW common stock that such holder owned of record as of the INSW record date. Each holder of Diamond S common stock is entitled to cast one vote on each matter properly brought before the Diamond S special meeting for each share of Diamond S common stock that such holder owned of record as of the Diamond S record date. You may submit your proxy before the INSW special meeting or the Diamond S special meeting in one of the following ways:
•
Telephone voting — use the toll-free number shown on your proxy card;

•
Via the Internet — visit the website shown on your proxy card to vote via the Internet; or

•
Mail — complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

If you are a INSW record holder, you may also cast your vote virtually at the INSW special meeting by following the instructions at www.proxyvote.com. If you decide to attend the INSW special meeting virtually and vote at the meeting, your vote will revoke any proxy previously submitted.
The INSW special meeting will begin promptly at 10:00 a.m., Eastern Time, on July 13, 2021. INSW encourages its stockholders to access the meeting prior to the start time leaving ample time for check-in. Please follow the instructions outlined in this joint proxy statement/prospectus.
If you are a Diamond S record holder, you may also cast your vote virtually at the Diamond S special meeting by following the instructions at www.proxyvote.com. If you decide to attend the Diamond S special meeting virtually and vote at the meeting, your vote will revoke any proxy previously submitted.
The Diamond S special meeting will begin promptly at 10:00 a.m., Eastern Time, on July 13, 2021. Diamond S encourages its shareholders to access the meeting prior to the start time leaving ample time for check-in. Please follow the instructions outlined in this joint proxy statement/prospectus.
Even if you attend the INSW special meeting or Diamond S special meeting virtually, INSW and Diamond S recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to or become unable to attend the INSW special meeting or Diamond S special meeting, as applicable.
Your proxy card or a legal proxy is not an admission ticket. To obtain an admission ticket, record owners should go to www.proxyvote.com or call 1-800-690-6903. You will need to enter your 16-digit control number, which can be found on your voting instruction form or proxy card. Your 16-digit control number will pre-register you for the special meeting. If you have questions about admission to the Diamond S special meeting or INSW special meeting, please call 1-800-690-6903.

If your shares are held in “street name,” through a bank, broker or other nominee, that institution will send you separate instructions describing the procedures for voting your shares.
Q:   What is the difference between holding shares as a record holder and as a beneficial owner?
A:   You are a “record holder” if your shares are registered directly in your name with INSW’s transfer agent, Computershare Trust Company, N.A., referred to as Computershare, or Diamond S’ transfer agent, which is also Computershare. As the record holder, you have the right to vote virtually at the INSW special meeting or the Diamond S special meeting, as applicable. You may also vote by Internet, telephone or mail, as described in the notice and above under the heading “How do I vote?”. You are deemed to beneficially own shares in “street name” if your shares are held by a bank, broker or other nominee. Your bank, broker or other nominee will send you, as the beneficial owner, a package describing the procedure for voting your shares. You should follow the instructions provided by them to vote your shares. If you beneficially own your shares, you are invited to attend the INSW special meeting or Diamond S special meeting, as applicable, virtually; however, you may not vote your shares in person at the INSW special meeting or the Diamond S special meeting, as applicable, unless you obtain a “legal proxy” from your bank, broker or other nominee that holds your shares, giving you the right to vote the shares at the INSW special meeting or the Diamond S special meeting, as applicable.
Q:   If my shares are held in “street name” by a bank, broker or other nominee, will my bank, broker or other nominee vote my shares for me?
A:   If your shares are held in “street name” by a bank, broker or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your bank, broker or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to INSW or Diamond S, as applicable, or by voting virtually at the INSW special meeting or Diamond S special meeting, as applicable, unless you provide a “legal proxy,” which you must obtain from your bank, broker or other nominee. Your bank, broker or other nominee is obligated to provide you with a voting instruction card for you to use.
Banks, brokers or other nominees who hold shares in street name for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokers or other nominees are not allowed to exercise their voting discretion with respect to the approval of matters determined to be “non-routine” without specific instructions from the beneficial owner. It is expected that all proposals to be voted on at each of the INSW special meeting and the Diamond S special meeting are “non-routine” matters. Broker non-votes occur when a broker or nominee is not instructed by the beneficial owner of shares to vote on a particular proposal for which the bank, broker or other nominee does not have discretionary voting power.
If you are a beneficial owner of INSW common stock and you do not instruct your bank, broker or other nominee on how to vote your shares:
•
your bank, broker or other nominee may not vote your shares on the INSW share issuance proposal, which broker non-votes, if any, will have no effect on the outcome of such proposal; and

•
your bank, broker or other nominee may not vote your shares on the INSW adjournment proposal, which broker non-votes, if any, will have no effect on the outcome of such proposal.

If you are a beneficial owner of Diamond S common stock and you do not instruct your bank, broker or other nominee on how to vote our shares:
•
your bank, broker or other nominee may not vote your shares on the Diamond S merger proposal, which broker non-votes, if any, will have the same effect as a vote “AGAINST” such proposal;

•
your bank, broker or other nominee may not vote your shares on the Diamond S merger-related compensation proposal, which broker non-votes, if any, will have no effect on the outcome of such proposal; and

•
your bank, broker or other nominee may not vote your shares on the Diamond S adjournment proposal, which broker non-votes, if any, will have no effect on the outcome of such proposal.

Q:   What if I fail to vote or abstain?
A:   For purposes of the INSW special meeting, an abstention occurs when a INSW stockholder attends the INSW special meeting virtually and does not vote or returns a proxy with an “abstain” instruction.
INSW Share Issuance Proposal:   An abstention will have the same effect as a vote cast “AGAINST” the INSW share issuance proposal. If a INSW stockholder is not present virtually at the INSW special meeting and does not respond by proxy, it will have no effect on the vote count for such proposal.
INSW Adjournment Proposal:   An abstention will have the same effect as a vote cast “AGAINST” the INSW adjournment proposal. If a INSW stockholder is not present virtually at the INSW special meeting and does not respond by proxy, it will have no effect on the vote count for such proposal.
For purposes of the Diamond S special meeting, an abstention occurs when a Diamond S shareholder attends the Diamond S special meeting virtually and does not vote or returns a proxy with an “abstain” instruction.
Diamond S Merger Proposal:   An abstention will have the same effect as a vote cast “AGAINST” the Diamond S merger proposal. If a Diamond S shareholder is not present virtually at the Diamond S special meeting and does not respond by proxy, it will have the effect of a vote cast “AGAINST” such proposal.
Diamond S Merger-Related Compensation Proposal:   An abstention will have the same effect as a vote cast “AGAINST” the Diamond S merger-related compensation proposal. If a Diamond S shareholder is not present virtually at the Diamond S special meeting and does not respond by proxy, it will have no effect on the vote count for such proposal.
Diamond S Adjournment Proposal:   An abstention will have the same effect as a vote cast “AGAINST” the Diamond S adjournment proposal. If a Diamond S shareholder is not present virtually at the Diamond S special meeting and does not respond by proxy, it will have no effect on the vote count for such proposal.
Q:   What will happen if I return my proxy or voting instruction card without indicating how to vote?
A:   If you sign and return your proxy or voting instruction card without indicating how to vote on any particular proposal, the common stock represented by your proxy will be voted as recommended by the INSW Board or the Diamond S Board, as applicable, with respect to that proposal.
Q:   May I change or revoke my vote after I have delivered my proxy or voting instruction card?
A:   Yes. If you are a record holder, you may change or revoke your vote before your proxy card is voted at the INSW special meeting or Diamond S special meeting, as applicable, as described herein. You may do so in one of the following four ways:
•
by logging onto the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case, if you are eligible to do so;

•
by sending a notice of revocation to the corporate secretary of INSW or Diamond S, as applicable;

•
by sending a completed proxy card bearing a later date than your original proxy card; or

•
by attending the INSW Special Meeting or the Diamond S Special Meeting virtually, as applicable, and voting.

If you choose any of the first three methods, you must take the described action no later than the beginning of the INSW special meeting or the Diamond S special meeting, as applicable.
If your shares are held in an account at a bank, broker or other nominee and you have delivered your voting instruction card or otherwise given instruction on how to vote your shares to your bank, broker or other nominee, you should contact your bank, broker or other nominee to change your vote.

Q:   What are the material U.S. federal income tax consequences of the merger to holders of Diamond S common stock?
A:   It is intended that, for U.S. federal income tax purposes, (i) the merger qualify as a “reorganization” under Section 368(a) of the Code, to which each of INSW, Merger Sub, and Diamond S are parties under Section 368(b) of the Code, and (ii) the merger not result in the recognition of gain under Section 367(a)(1) of the Code (other than, in certain circumstances, a transfer by a holder of Diamond S common stock that is a United States person (as defined in Section 7701 of the Code) and that holds 5% or more by vote or by value (within the meaning of Treasury Regulations Section 1.367(a)¬-3(b)(1)(i)) of the INSW common stock outstanding immediately following the merger) (the “Intended Tax Treatment”). If the merger so qualifies, U.S. Holders (as defined below in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger”) of Diamond S common stock generally should not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of Diamond S common stock for INSW common stock. Although the parties will use commercially reasonable efforts to make such modifications or amendments to the structure as would permit the Intended Tax Treatment to be attained, the completion of the merger is not conditioned upon the receipt of an opinion of counsel to the effect that the merger qualifies for the Intended Tax Treatment. In addition, neither Diamond S nor INSW intends to request a ruling from the IRS regarding the U.S. federal income tax consequences of the merger. Accordingly, no assurance can be given that the IRS will not challenge the Intended Tax Treatment or that a court would not sustain such a challenge. You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” and consult your own tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.
Q:   Where can I find the voting results of the INSW special meeting and the Diamond S special meeting?
A:   The preliminary voting results will be announced at each of the INSW special meeting and the Diamond S special meeting. In addition, within four business days following certification of the final voting results, each of INSW and Diamond S intends to file the final voting results with the SEC on a Current Report on Form 8-K.
Q:   Are holders of INSW common stock or Diamond S common stock entitled to dissenters or appraisal rights?
A:   No. Holders of INSW common stock and holders of Diamond S common stock are not entitled to appraisal rights under the BCA. For more information, see the section entitled “The Merger — No Dissenters or Appraisal Rights.”
Q:   What happens if I sell my shares of INSW common stock after the INSW record date but before the INSW special meeting?
A:   The INSW record date for the INSW special meeting is earlier than the date of the INSW special meeting and earlier than the date that the merger is expected to be completed. If you sell or otherwise transfer your shares of INSW common stock after the INSW record date but before the date of the INSW special meeting, you will retain your right to vote at the INSW special meeting.
Q:   What happens if I sell my shares of Diamond S common stock after the Diamond S record date but before the Diamond S special meeting?
A:   The Diamond S record date for the Diamond S special meeting is earlier than the date of the Diamond S special meeting and earlier than the date that the merger is expected to be completed. If you sell or otherwise transfer your shares of Diamond S common stock after the Diamond S record date but before the date of the Diamond S special meeting, you will retain your right to vote at the Diamond S special meeting. However, you will not have the right to receive the merger consideration to be received by Diamond S shareholders in the merger. In order to receive the merger consideration, you must hold your shares through the completion of the merger.

Q:   Are there any risks that I should consider in deciding whether to vote in favor of the INSW share issuance proposal or the Diamond S merger proposal, or the other proposals to be considered at the INSW special meeting or the Diamond S special meeting, as applicable?
A:   Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors.” You also should read and carefully consider the risk factors of INSW and Diamond S contained in the documents incorporated by reference into this joint proxy statement/prospectus.
Q:   What are the conditions to completion of the merger?
A:   In addition to the approval of the INSW share issuance proposal by the INSW stockholders and of the Diamond S merger proposal by the Diamond S shareholders as described above, completion of the merger is subject to the satisfaction or (to the extent permitted by law) waiver of a number of other conditions, including:
•
the expiration or termination of the applicable waiting period under the HSR Act;

•
the effectiveness of the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part and the absence of any stop order suspecting the effectiveness of the Form S-4;

•
the approval of the listing on the NYSE of the INSW common stock forming part of the merger consideration, subject to official notice of issuance;

•
the absence of an injunction or law prohibiting the merger promulgated by a governmental entity of competent jurisdiction;

•
the execution and delivery by the required lenders of the each of the A&R debt agreements and the debt amendment letters and debt consents are in full force and effect;

•
the accuracy of the representations and warranties of INSW and Diamond S, as applicable, made in the merger agreement (subject to the materiality standards set forth in the merger agreement);

•
the performance by INSW or Diamond S, as applicable, of its pre-closing covenants and obligations under the merger agreement in all material respects; and

•
delivery of an officer certificate by the other party certifying the satisfaction of the conditions described in the preceding two bullet points.

Q:   Whom should I contact if I have any questions about the proxy materials or voting?
A:   If you have any questions about the proxy materials, or if you need assistance submitting your proxy or voting your shares or need additional copies of this joint proxy statement/prospectus or the enclosed INSW proxy card or Diamond S proxy card, as applicable, you should contact Innisfree M&A Incorporated, referred to as Innisfree, the proxy solicitation agent for INSW, at 501 Madison Avenue, 20th Floor; New York, NY 10022 or 877-687-1866 (for stockholders) or 212-750-5833 (for banks and brokers), or Okapi Partners LLC, referred to as Okapi, the proxy solicitation agent for Diamond S, at 1212 Avenue of the Americas, 24th Floor; New York, NY 10036 or by telephone at (212) 297-0720 or by email at info@okapipartners.com.

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS
For convenience, provided below is a brief summary of certain information in this joint proxy statement/prospectus. This summary highlights selected information from this joint proxy statement/prospectus and does not contain all of the information that may be important to you as a stockholder of INSW or a shareholder of Diamond S. To understand the merger fully and for a more complete description of the terms of the merger, you should read this entire joint proxy statement/prospectus carefully, including its annexes and the other documents to which you are referred. Additionally, important information, which you are urged to read, is contained in the documents incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information.” Items in this summary include a page reference directing you to a more complete description of those items.
Parties to the Merger (See page 44)
International Seaways, Inc.
INSW owns and operates a fleet of oceangoing vessels engaged primarily in the transportation of crude oil and petroleum products in the International Flag trade. INSW’s vessel operations are organized into two segments: Crude Tankers and Product Carriers. At December 31, 2020, INSW owned or operated an International Flag fleet of 36 vessels (totaling an aggregate of 6.1 million deadweight tons — “dwt”). INSW Common Stock is publicly traded on the NYSE, under the ticker symbol “INSW.” INSW’s principal executive offices are located at 600 Third Avenue, 39th Floor, New York, New York 10016, and its telephone number is (212) 578-1600. INSW’s website address is www.intlseas.com. Information contained on INSW’s website does not constitute part of this joint proxy statement/prospectus.
Diamond S Shipping Inc.
Diamond S, together with its subsidiaries, is one of the largest publicly listed owners and operators of crude and product tankers in the world. Diamond S provides seaborne transportation of crude oil, refined petroleum and other products in the international shipping markets. As of June 1, 2021, Diamond S’ operating fleet consisted of 64 vessels with an aggregate carrying capacity of approximately 4.6 million dwt. Diamond S’ vessel operations are composed of two segments: crude tankers, which consists of 13 Suezmax vessels and one Aframax vessel, and product tankers, which consists of 50 medium range (“MR”) vessels.
Diamond S’ principal executive offices are located at 33 Benedict Place, Greenwich, Connecticut 06830, and its telephone number is (212) 517-0810. Diamond S’ website address is www.diamondsshipping.com. Information contained on Diamond S’ website does not constitute part of this joint proxy statement/prospectus. Diamond S’ stock is publicly traded on the NYSE, under the ticker symbol “DSSI.” Additional information about Diamond S is included in the documents incorporated by reference in this joint proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information.”
Dispatch Transaction Sub, Inc.
Dispatch Transaction Sub, Inc., a wholly-owned subsidiary of INSW, is a Republic of Marshall Islands corporation incorporated on March 26, 2021 for the purpose of effecting the merger. Dispatch Transaction Sub, Inc. has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement. The principal executive offices of Dispatch Transaction Sub, Inc. are located at 600 Third Avenue, 39th Floor, New York, New York 10016, and its telephone number is (212) 578-1600.
The Merger and the Merger Agreement (See page 45 and 96)
The terms and conditions of the merger are contained in the merger agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus. You are encouraged to read the merger agreement carefully and in its entirety, as it is the primary legal document that governs the merger.
Pursuant to the merger agreement, Merger Sub will merge with and into Diamond S, the separate corporate existence of Merger Sub will cease and Diamond S will continue as the surviving corporation in the merger as a wholly owned subsidiary of INSW. Following the merger, Diamond S common stock will be delisted from the NYSE, will be deregistered under the Exchange Act and will cease to be publicly traded.
Merger Consideration (See page 96)
Subject to the terms and conditions set forth in the merger agreement, at the effective time, Diamond S shareholders will have the right to receive, with respect to each share of Diamond S common stock they hold at the effective time, 0.55375 validly issued, fully paid and non-assessable shares of INSW common stock, with cash paid in lieu of fractional shares of INSW common stock. The base exchange ratio will result in INSW stockholders owning approximately 55.75% of the outstanding shares of INSW common stock following the effective time and the pre-effective time Diamond S shareholders owning approximately 44.25% of the outstanding shares of INSW common stock following the effective time.
Unless INSW sells any interest in the FSO Joint Ventures prior to the closing of the merger and pays a special dividend to INSW stockholders from the proceeds of any such sale, the base exchange ratio is not subject to adjustment. The merger agreement does not contain any provision that would adjust the applicable exchange ratios based on fluctuations in the market value of either company’s common stock.
Fractional shares will not be issued in accordance with the merger. Any Diamond S shareholders that would have received a fractional share of INSW’s common stock based on the exchange ratio will instead receive an amount in cash equal to the product of such fractional part of a share of INSW’s common stock, multiplied by the volume-weighted average trading price of INSW common stock for the ten trading days preceding the date of the closing. It is expected that Cede & Co., as nominee for the Depository Trust Company, will be treated as a single holder for purposes of receiving cash in lieu of fractional shares.
The INSW Special Meeting (See page 121)
Time, Place and Purpose of the INSW Special Meeting
The INSW special meeting to consider and vote upon the INSW share issuance proposal and related matters will be held virtually at www.virtualshareholdermeeting.com/INSW2021SM, on July 13, 2021 at 10:00 a.m., Eastern Time. The INSW special meeting is being held to consider and vote on the following proposals:
•
to approve the INSW share issuance proposal; and

•
to approve the INSW adjournment proposal.

INSW Record Date and Quorum
You are entitled to receive notice of, and to vote at, the INSW special meeting if you are a record holder of shares of INSW common stock as of the close of business on June 11, 2021 the INSW record date. As of June 1, 2021, there were 28,087,011 shares of INSW common stock outstanding and entitled to vote. INSW stockholders will have one vote on all matters properly coming before the INSW special meeting for each share of INSW common stock owned by such stockholders on the INSW record date.
The INSW amended and restated by-laws provide that the holders of a majority of the shares of INSW common stock outstanding as of the INSW record date and entitled to vote, present in person (via the virtual meeting website) or by proxy, will constitute a quorum for the transaction of business at the INSW special meeting.
Vote Required
The INSW share issuance proposal requires the affirmative vote of the holders of a majority of the outstanding shares of INSW common stock present and entitled to vote at the INSW special meeting. If a INSW stockholder present virtually at the INSW special meeting abstains from voting, or responds by proxy with an “abstain” vote, it will have the same effect as a vote “AGAINST” such proposal. If a INSW stockholder is not present virtually at the INSW special meeting and does not respond by proxy or does not provide his, her or its bank, broker or other nominee with instructions, as applicable, it will have no effect on the vote count for such proposal.
The INSW adjournment proposal requires the affirmative vote of the holders of a majority of the outstanding shares of INSW common stock present and entitled to vote at the INSW special meeting. If a INSW stockholder present virtually at the INSW special meeting abstains from voting, or responds by proxy with an “abstain” vote, it will have the same effect as a vote “AGAINST” such proposal. If a INSW stockholder is not present virtually at the INSW special meeting and does not respond by proxy or does not provide his, her or its bank, broker or other nominee with instructions, as applicable, it will have no effect on the vote count for such proposal.
Proxies and Revocations
Any INSW record holder entitled to vote at the INSW special meeting may submit a proxy by telephone, over the Internet, by returning the enclosed INSW proxy card in the accompanying prepaid envelope or may vote in person by appearing virtually at the INSW special meeting. If your shares of INSW common stock are held in “street name” through a bank, broker or other nominee, you should instruct your bank, broker or other nominee on how to vote your shares of INSW common stock using the instructions provided by your bank, broker or other nominee.
Your proxy card or a legal proxy is not an admission ticket. To obtain an admission ticket, record owners should go to www.proxyvote.com or call 1-800-690-6903. You will need to enter your 16-digit control number, which can be found on your voting instruction form or proxy card. Our 16-digit control number will pre-register you for the special meeting. If you have questions about admission to the Diamond S special meeting or INSW special meeting, please call 1-800-690-6903.
If you are a record holder, you may change or revoke your vote before your proxy is voted at the INSW special meeting as described herein. You may do this in one of the following four ways: (1) by logging onto the Internet website specified on your INSW proxy card in the same manner you would to submit your proxy electronically; (2) by sending a notice of revocation to the corporate secretary of INSW; (3) by sending a completed INSW proxy card bearing a later date later than your original INSW proxy card; or (4) by attending the INSW special meeting virtually and voting. If you choose to revoke your proxy by phone or internet, you must take the described action no later than 11:59 p.m. on the day prior to the meeting. If you take any other method (other than attending the INSW special meeting virtually and voting), you must take the described action no later than the beginning of the INSW special meeting. A stockholder owning common stock in street name may revoke or change voting instructions by contacting the bank, brokerage firm, or other nominee holding the shares or by participating in and voting during the INSW special meeting.
Recommendation of the INSW Board and its Reasons for the Transaction (See page 57)
After careful consideration of various factors described in “The Merger — Recommendation of the INSW Board and its Reasons for the Transaction,” the INSW Board unanimously (1) declared that the merger agreement and consummation of the transactions contemplated thereby, including the merger, are advisable and fair to, and in the best interests of INSW and its stockholders, (2) approved the merger agreement and the transactions contemplated thereby, including the merger, (3) authorized the execution, delivery and performance of the merger agreement, (4) declared that the INSW share issuance proposal be submitted for consideration at the INSW special meeting, (5) recommended in favor of the INSW share issuance and (6) approved the inclusion of the recommendation in this joint proxy statement/ prospectus.
Accordingly, the INSW Board recommends that INSW stockholders vote:
•
“FOR” the INSW share issuance proposal; and

•
“FOR” the INSW adjournment proposal.

Opinion of INSW’s Financial Advisor (See page 61)
INSW retained Jefferies as its financial advisor in connection with a possible merger with Diamond S. In connection with this engagement, the INSW Board requested that Jefferies evaluate the fairness, from a financial point of view, of the base exchange ratio provided for in the merger pursuant to the merger agreement. At a meeting of the INSW Board held on March 30, 2021 to evaluate the merger, Jefferies rendered an oral opinion, confirmed by delivery of a written opinion dated March 30, 2021, to the INSW Board to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as described in its opinion, the base exchange ratio provided for in the merger pursuant to the merger agreement was fair, from a financial point of view, to INSW.
The full text of Jefferies’ opinion, which describes various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Jefferies, is attached as Annex B to this joint proxy statement/prospectus and is incorporated herein by reference. Jefferies’ opinion was provided for the use and benefit of the INSW Board (in its capacity as such) in its consideration of the merger and did not address the relative merits of the transactions contemplated by the merger agreement as compared to any alternative transaction or opportunity that might be available to INSW, nor did it address the underlying business decision by INSW to engage in the merger or the terms of the merger agreement (other than the base exchange ratio to the extent expressly specified therein) or the documents referred to therein. The base exchange ratio is subject to adjustment pursuant to the merger agreement, as to which adjustment Jefferies expressed no opinion. Jefferies’ opinion did not constitute a recommendation as to how any holder of shares of INSW common stock should vote on the merger or any matter related thereto. See “The Merger — Opinion of INSW’s Financial Advisor.”
Interests of Certain INSW’s Directors and Executive Officers in the Merger (See page 87)
In considering the recommendations of the INSW Board that INSW stockholders vote “FOR” the INSW share issuance proposal, INSW stockholders should be aware that certain directors and executive officers of INSW have agreements or arrangements that provide them with interests in the merger that may be different from, or in addition to, the interests of the other stockholders of INSW. The INSW Board was aware of these interests when it approved the merger agreement and the transactions contemplated thereby and recommended that INSW’s stockholders vote “FOR” the INSW share issuance proposal. Such interests include the continued service of certain directors or executive officers of INSW as directors or executive officers of the combined company and are more fully summarized below.
The Diamond S Special Meeting (See page 128)
Time, Place and Purpose of the Diamond S Special Meeting
The Diamond S special meeting will be held solely as a virtual meeting via the Internet at www.virtualshareholdermeeting.com/DSSI2021SM, on July 13, 2021 at 10:00 a.m. Eastern Time.
At the Diamond S special meeting, the Diamond S shareholders will be asked to consider and vote upon (1) the Diamond S merger proposal, (2) the Diamond S advisory compensation proposal and (3) the Diamond S adjournment proposal.
Diamond S Record Date and Quorum
You are entitled to receive notice of, and to vote at, the Diamond S special meeting if you are an owner of record of shares of Diamond S common stock as of the close of business on June 11, 2021, the Diamond S record date. As of June 1, 2021, there were 40,612,811 shares of Diamond S common stock outstanding and entitled to vote. Diamond S shareholders will have one vote on all matters properly coming before the Diamond S special meeting for each share of Diamond S common stock owned by such Diamond S shareholders on the Diamond S record date.
The presence at the Diamond S special meeting of the holders of a majority of the shares issued and outstanding and entitled to vote at the Diamond S special meeting, present in person (via the virtual meeting website) or represented by proxy, will constitute a quorum for the transaction of business at the Diamond S special meeting.

Vote Required
The Diamond S merger proposal requires the affirmative vote of holders of a majority of the outstanding shares of Diamond S common stock entitled to vote on the authorization of the merger agreement at the Diamond S special meeting in favor of such authorization. If a Diamond S shareholder present virtually at the Diamond S special meeting abstains from voting, responds by proxy with an “abstain” vote, is not present virtually at the Diamond S special meeting and does not respond by proxy or does not provide his, her or its bank, broker or other nominee with instructions, as applicable, it will have the effect of a vote cast “AGAINST” such proposal.
The Diamond S advisory compensation proposal requires the affirmative vote of holders of a majority of the shares of Diamond S common stock, represented in person (via the virtual meeting website) or by proxy at the Diamond S special meeting and entitled to vote at the Diamond S Special meeting, assuming a quorum is present. If a Diamond S shareholder present virtually at the Diamond S special meeting abstains from voting, or responds by proxy with an “abstain” vote, it will have the same effect as a vote cast “AGAINST” such proposal. If a Diamond S shareholder is not present virtually at the Diamond S special meeting and does not respond by proxy or does not provide his, her or its bank, broker or other nominee with instructions, as applicable, it will have no effect on the vote count for such proposal.
The Diamond S adjournment proposal requires the affirmative vote of a majority of the votes cast by holders of shares of Diamond S common stock represented in person (via the virtual meeting website) or by proxy at the Diamond S special meeting and entitled to vote at the Diamond S special meeting. If a Diamond S shareholder present virtually at the Diamond S special meeting abstains from voting, or responds by proxy with an “abstain” vote, it will have the same effect as a vote cast “AGAINST” such proposal. If a Diamond S shareholder is not present virtually at the Diamond S special meeting and does not respond by proxy or does not provide his, her or its bank, broker or other nominee with instructions, as applicable, it will have no effect on the vote count for such proposal.
Proxies and Revocations
Any Diamond S shareholder of record entitled to vote at the Diamond S special meeting may submit a proxy by telephone, over the Internet, by returning the enclosed Diamond S proxy card in the accompanying prepaid reply envelope or may vote in person by virtually attending the Diamond S special meeting. If your shares of Diamond S common stock are held in “street name” through a bank, broker or other nominee, you should instruct your bank, broker or other nominee on how to vote your shares of Diamond S common stock using the instructions provided by your bank, broker or other nominee.
Most Diamond S shareholders have a choice of voting over the Internet, by using a toll-free telephone number, or by returning a completed proxy card or voting instruction form. Please check your notice, proxy card or the information forwarded by your broker, bank, trust or other holder of record to understand which options are available to you. The Internet and telephone voting procedures have been designed to authenticate Diamond S shareholders, to allow you to vote your shares, and to confirm that your instructions have been properly recorded. The Internet and telephone voting facilities for Diamond S shareholders of record will close at 11:59 p.m. on July 12, 2021. If your shares are held through a broker, bank, trust or other holder of record and Internet or telephone facilities are made available to you, these facilities may close sooner than those for shareholders of record.
You can revoke your proxy at any time before it is exercised by delivering a properly executed, later-dated proxy (including an Internet or telephone vote) or by voting virtually at the Diamond S special meeting. Executing your proxy in advance will not limit your right to vote at the Diamond S special meeting if you decide to attend in person (via the virtual meeting website) by going to www.virtualshareholdermeeting.com/DSSI2021SM and using your 16-digit control number included on your proxy card, voting instruction form or notice you received. However, if your shares are held in the name of a broker, bank, trust or other holder of record, you cannot vote at the Diamond S special meeting unless you have a legal proxy, executed in your favor, from the holder of record.
All shares entitled to vote and represented by properly executed proxies received prior to the Diamond S special meeting and not revoked will be voted at the Diamond S special meeting in accordance with your instructions. If you sign and return your proxy but do not indicate how your shares should be voted on a proposal, the shares represented by your proxy will be voted as the Diamond S Board recommends for such proposal.
If you are a record holder, you may change or revoke your vote before your proxy is voted at the Diamond S special meeting as described herein. You may do this in one of the following four ways: (1) by logging onto the Internet website specified on your Diamond S proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your Diamond S proxy card, in each case, if you are eligible to do so; (2) by sending a notice of revocation to the Corporate Secretary of Diamond S; (3) by sending a completed Diamond S proxy card bearing a later date than your original Diamond S proxy card; or (4) by virtually attending the Diamond S special meeting in person and voting through the virtual meeting website during the Diamond S special meeting. Shareholders of record may vote shares held in their name by going to www.proxyvote.com and using your 16-digit control number included on your proxy card, voting instruction form or notice you received. If you choose any of the first three methods, you must take the described action no later than the beginning of the Diamond S special meeting.
Recommendation of the Diamond S Board and its Reasons for the Transaction (See page 70)
After careful consideration of various factors described in “The Merger — Recommendation of the Diamond S Board and its Reasons for the Transaction,” the Diamond S Board unanimously determined that the merger agreement and the transactions contemplated by the merger agreement (including the merger) are fair to and in the best interests of Diamond S and its shareholders, and the Diamond S Board unanimously recommended that holders of Diamond S common stock vote:
“FOR” the Diamond S Merger Proposal;
“FOR” the Diamond S Advisory Compensation Proposal; and
“FOR” the Diamond S Adjournment Proposal, if necessary to solicit additional proxies if there are not sufficient votes to authorize and approve the merger agreement at the time of the Diamond S special meeting or any adjournment thereof.
Opinion of Diamond S’ Financial Advisor (See page 73)
At the meeting of Diamond S’ board of directors on March 30, 2021 to evaluate and approve the merger, Moelis delivered an oral opinion, which was confirmed by delivery of a written opinion, dated March 30, 2021, addressed to Diamond S’ board of directors to the effect that, as of the date of the opinion and based upon and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in the opinion, the base exchange ratio provided for in the merger pursuant to the merger agreement was fair, from a financial point of view, to the holders of Diamond S common stock, other than INSW and its affiliates.
The full text of Moelis’ written opinion dated March 30, 2021, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C to this joint proxy statement/prospectus and is incorporated herein by reference. Moelis’ opinion was provided for the use and benefit of Diamond S’ board of directors (solely in its capacity as such) in its evaluation of the merger. Moelis’ opinion was limited solely to the fairness, from a financial point of view, to the holders of Diamond S common stock, other than INSW and its affiliates, of the base exchange ratio in the merger. Moelis’ opinion does not address Diamond S’ underlying business decision to effect the merger, or the relative merits of the merger as compared to any alternative business strategies or transactions that might be available with respect to Diamond S. Moelis’ opinion does not constitute a recommendation to any holder of securities as to how such holder should vote or act with respect to the merger or any other matter.
Interests of Diamond S’ Directors and Executive Officers in the Merger (See page 88)
In considering the recommendations of the Diamond S Board that Diamond S shareholders vote “FOR” the Diamond S merger proposal, Diamond S shareholders should be aware that certain directors and executive officers of Diamond S have agreements or arrangements that provide them with interests in the merger that may be different from, or in addition to, the interests of the other shareholders of Diamond S.

The Diamond S Board was aware of these interests when it approved the merger agreement and the transactions contemplated thereby and recommended that Diamond S shareholders vote “FOR” the Diamond S merger proposal. Such interests include the following and are more fully summarized below:
•
Three directors of Diamond S, including Craig H. Stevenson, Jr., the current chief executive officer of Diamond S, will become directors of the combined company and Mr. Stevenson will serve as a special advisor to INSW’s chief executive officer for a six-month period following the completion of the merger for which he is expected to be paid $500,000;

•
Diamond S’ executive officers have entered into individual agreements that provide for certain severance protections upon a qualifying termination;

•
Diamond S’ executive officers have entered into individual equity award agreements that provide for acceleration of vesting upon a qualifying termination;

•
Diamond S’ directors have entered into individual equity award agreements that provide for acceleration of vesting upon a change in control;

•
Diamond S’ executive officers may enter into new arrangements prior to or following the closing; and

•
Diamond S’ directors and executive officers are entitled to continued indemnification and insurance coverage under the merger agreement.

Treatment of Diamond S’ Equity Awards (See page 97)
As of the effective time, each outstanding restricted stock unit (the “Diamond S RSUs”) under the Diamond S Shipping Inc. 2019 Equity and Incentive Plan, (the “Diamond S Equity Plan”) that is not then vested and does not vest at the effective time will be assumed by INSW and converted into a restricted stock unit award for capital stock of INSW (the “INSW RSUs”) with associated rights to the issuance of additional capital stock of INSW common stock. Each assumed and converted INSW RSU will vest in full (at the target level, with respect to any Diamond S RSUs subject to performance-based vesting criteria) on the holder’s termination of employment without “cause” or for “good reason” (as each such term is defined in the applicable award agreement) within twenty four (24) months following the closing date, and otherwise continue to have, and will be subject to, the same terms and conditions as applied to the applicable Diamond S RSUs immediately prior to the effective time of the merger (but taking into account any changes thereto, including any necessary changes to any issuance provisions, provided for or permitted in the Diamond S Equity Plan, in any applicable award agreement or in such Diamond S RSUs, by reason of the merger agreement or the consummation of the transactions contemplated thereby). To the extent any such Diamond S RSUs are subject to performance vesting or other performance conditions, following the effective time, such awards will be deemed to have achieved at least the target level of performance. As of the effective time, the number of shares of INSW common stock underlying each such INSW RSU as so assumed and converted (rounded (x) up to the nearest whole share if half a share or more or (y) down to the nearest whole share if less than half a share) will equal the product of (i) the number of shares of Diamond S common stock subject to such award, multiplied by (ii) the exchange ratio set forth in the merger agreement.
As of the effective time, INSW will assume and convert into restricted shares of INSW (“INSW Restricted Shares”) each outstanding share of restricted stock (collectively, the “Diamond S Restricted Shares”) granted under the Diamond S Equity Plan that is not then vested and does not vest at the effective time. Each assumed and converted INSW Restricted Share will continue to have, and will be subject to, the same terms and conditions as applied to the applicable Diamond S Restricted Shares immediately prior to the effective time (but taking into account any changes provided for in the Diamond S Equity Plan, in any applicable award agreement or in such Diamond S Restricted Shares, by reason of the merger agreement or the consummation of the transactions contemplated thereby). As of the effective time, the number of shares of INSW common stock underlying each such INSW Restricted Share as so assumed and converted (rounded (x) up to the nearest whole share if half a share or more or (y) down to the nearest whole share if less than half a share) will equal the product of (i) the number of shares of Diamond S common stock subject to such award, multiplied by (ii) the exchange ratio set forth in the merger agreement.

Treatment of Indebtedness (See page 93)
It is expected that at the completion of the merger, Diamond S will have approximately $625.6 million plus an additional $30 million expected to be drawn down prior to the closing of indebtedness outstanding that INSW will maintain following completion of the merger. The lenders under Diamond S’ applicable credit agreements related to such indebtedness have agreed to waive any event of default that would arise as a result of the merger and waive certain past events of default. For more information see “Indebtedness Amendments.”
It is expected that INSW’s debt will also remain outstanding following completion of the merger.
Ownership of INSW after the Merger (See page 96)
As of the date of this joint proxy statement/prospectus, based on the base exchange ratio, the number of outstanding shares of Diamond S common stock (plus the number of shares underlying outstanding Diamond S equity awards) and the number of outstanding shares of INSW common stock, and assuming that INSW does not declare and pay the INSW FSO dividend, it is estimated that INSW stockholders will own approximately 55.75% and Diamond S shareholders will own approximately 44.25% of the issued and outstanding shares of INSW common stock on a fully diluted basis immediately following the effective time.
Governance of the Combined Company after the Merger (See page 93)
Directors
The merger agreement provides that following the effective time, that the combined company will have a board of directors consisting initially of ten directors comprised of (i) a chairman, designated by INSW, who is expected to be Douglas D. Wheat, (ii) six additional directors, designated by INSW that are reasonably acceptable to Diamond S, one of whom is expected to be Lois K. Zabrocky and the remainder of whom are expected to be current INSW directors, and (iii) three additional directors, designated by Diamond S that are reasonably acceptable to INSW, one of whom is expected to be Craig H. Stevenson, Jr., and the remainder of whom are expected to be current Diamond S directors. In connection with the merger, the Capital stockholders (as defined below) and the WL Ross stockholders (as defined below) agreed to terminate their existing director designation agreements with Diamond S. As a result, no stockholder of the combined company will have a contractual right to designate a director to the board of directors of the combined company.
Officers
The merger agreement provides that the officers of Merger Sub immediately prior to the effective time will become the officers of Diamond S following the effective time.
It is expected that the officers of INSW will remain in place following the effective time. Craig H. Stevenson, Jr., the current chief executive officer of Diamond S, will join the INSW Board and serve as a special advisor to INSW’s chief executive officer for a 6-month period following the completion of the merger. Mr. Stevenson is expected to be paid $500,000 for his role as special advisor.
Conditions to the Completion of the Merger (See page 111)
In addition to the approval of the INSW share issuance proposal by the INSW stockholders and of the Diamond S merger proposal by the Diamond S shareholders, completion of the merger is subject to the satisfaction or (to the extent permitted by law) waiver of a number of other conditions, including:
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the effectiveness of the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part and the absence of any stop order suspending the effectiveness of the Form S-4;

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the absence of an adverse law or order or injunction prohibiting the merger or the transactions contemplated by the merger agreement, promulgated or issued by a governmental entity of competent jurisdiction;

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the expiration or termination of all applicable waiting periods relating to the merger under the HSR Act;

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the approval of the listing on the NYSE of the shares of INSW common stock to be issued in the merger as merger consideration, subject to official notice of issuance;

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the execution and delivery of the A&R debt agreements by the required lenders and the effectiveness of the A&R debt agreements and debt consents (including all amendments contemplated thereunder);

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the accuracy of the representations and warranties of Diamond S and INSW, as applicable, made in the merger agreement (subject to the materiality standards set forth in the merger agreement);

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the performance by Diamond S and INSW, as applicable, of its pre-closing covenants and obligations under the merger agreement in all material respects; and

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the delivery to INSW or Diamond S, as applicable, of a certificate signed on behalf of Diamond S or INSW, as applicable by a duly authorized executive officer of Diamond S or INSW, as applicable, to such effect.

For a more complete description of the conditions to the merger, see “The Merger Agreement —  Conditions to the Completion of the Merger.”
Agreement Not to Solicit Other Offers (See page 107)
Diamond S and INSW have each agreed not to, and to cause their respective controlled affiliates and its and their respective officers, directors, employees and representatives not to, directly or indirectly:
•
solicit, initiate or knowingly encourage or knowingly facilitate any inquiry, proposal or offer, or the making, submission, modification or amendment or announcement of any inquiry, proposal or offer (including any inquiry, proposal or offer to its shareholders) which constitutes or would be reasonably expected to lead to a competing proposal;

•
participate in or engage in any negotiations or discussions (other than to state that they are not permitted to have discussions) regarding, or furnish to any person any nonpublic information relating to Diamond S, INSW or any of their respective subsidiaries in connection with, any inquiry, proposal or offer which constitutes or would be reasonably expected to lead to a competing proposal;

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except in the event the Diamond S Board or INSW Board has determined in good faith after consultation with outside legal counsel that the failure to take such action would be reasonably likely to constitute a breach of the fiduciary duties of the members of the Diamond S Board or INSW Board under applicable Republic of the Marshall Islands law, waive, terminate, modify or release any person (other than Diamond S or INSW, Merger Sub or any of their respective subsidiaries) from any provision of, or grant any permission, waiver or request under, or fail to enforce, any “standstill” or similar agreement or obligation;

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approve or recommend, propose publicly to approve or recommend, or fail to timely publicly and without qualification recommend against, any Diamond S or INSW competing proposal and reaffirm the Diamond S Board or INSW Board recommendation, in each case, within ten business days after the Diamond S or INSW competing proposal is made public (including upon request of the other party to do so) (or such fewer number of days as remains prior to the date that is two business days prior to the Diamond S special meeting or INSW special meeting);

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fail to include the Diamond S Board or INSW Board recommendation in the joint proxy statement/prospectus;

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withdraw, change, amend, modify or qualify, or otherwise propose publicly to withdraw, change, amend, modify or qualify, in a manner adverse to Diamond S or INSW, their respective board recommendation;

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enter into any letter of intent or other document or agreement relating to, or any agreement or commitment providing for, any Diamond S or INSW competing proposal, other than a confidentiality agreement contemplated by the merger agreement; or

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resolve or agree to do any of the foregoing acts or failures to act described in bullet points four through seven (which is referred to as a board recommendation change).

Notwithstanding these limitations, the merger agreement provides that, if, at any time prior to obtaining the Diamond S shareholder approval or the INSW stockholder approval, Diamond S or INSW receives a proposal that the Diamond S Board or INSW Board, as applicable, determines in good faith (after consultation with its outside counsel and financial advisors) constitutes or would reasonably be expected to result in a “superior proposal” (as defined below) and which did not result from a breach of the non-solicitation obligations set forth in the merger agreement, then Diamond S or INSW, as applicable, may (a) furnish nonpublic information that was previously furnished to the other party to the person making such competing proposal, if, and only if, prior to so furnishing such information, Diamond S or INSW receives from such person an executed confidentiality agreement (and provides a copy of such confidentiality agreement to the other party) and (b) engage in discussions or negotiations with such person with respect to the Diamond S or INSW competing proposal.
The merger agreement also requires each party to (1) notify the other party promptly, and in any event within 24 hours of receipt, of any request for information or proposal relating to an alternative transaction, the material terms and conditions of such request or proposal (including any changes thereto) and the identity of the person making such request or proposal, (2) provide the other party, as soon as reasonably practicable, copies of all correspondence and other written materials exchanged with the person making such request or proposal or its representatives that describes or contains any such request or proposal and (3) keep the other party reasonably informed of the status and details (including amendments or proposed amendments) of any such request or proposal on a reasonably current basis.
For purposes of the merger agreement, a “superior proposal” means any bona fide, unsolicited written proposal (on its most recently amended or modified terms, if amended or modified) made by a third party to enter into an alternative transaction (with references to 20% and 80% being deemed to be replaced with references to 50%) that, taking into account all financial, regulatory, legal and other aspects of such proposal and whether the proposal is fully financed, as well as the identity of the person making the competing proposal, (1) is more favorable to the stockholders of Diamond S or INSW from a financial point of view than the merger, taking into account all relevant factors (including any adjustment to the terms and conditions proposed by Diamond S or INSW in response to such proposal), and (2) is reasonably capable of being completed as proposed on a timely basis.
Prior to Diamond S or INSW making a change of recommendation, Diamond S or INSW will provide the other with five business days’ prior written notice (it being understood and agreed that any material amendment to the applicable competing proposal will require a new notice and an additional two business day period) advising INSW or Diamond S that its board of directors intends to take such action and contemporaneously providing the other party with a copy of the superior proposal, a copy of any proposed agreements for such superior proposal (including any financing commitments related thereto) and indicating the identity of the person making such competing proposal (or, in each case, if not provided in writing, a written summary of the terms thereof), and during such initial five business day or subsequent two business day period, (a) Diamond S or INSW will negotiate, and cause its representatives to negotiate, with the other party and its representatives in good faith (to the extent that the other party wishes to negotiate) to enable the other party to determine whether to propose revisions to the terms of the merger agreement or any other agreement related to the transactions such that the competing proposal would no longer constitute a superior proposal and (b) Diamond S or INSW will consider in good faith any proposal by the other party to amend the terms and conditions of the merger agreement or any other agreement related to the transactions such that such competing proposal would no longer constitute a superior proposal.
For a more complete description of the limitations on the solicitation of transaction proposals from third parties, see “The Merger Agreement — Agreement Not to Solicit Other Offers.”
Termination of the Merger Agreement (See page 112)
The merger agreement may be terminated, and the merger and the other transactions may be abandoned, at any time prior to the completion of the merger under the following circumstances:
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by mutual written consent of INSW and Diamond S;

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by either INSW or Diamond S:

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if there has been a breach by Diamond S, on the one hand, or INSW or Merger Sub, on the other hand, of any representation, warranty, covenant or agreement set forth in the merger agreement, which breach would result in the contemplated merger conditions not being satisfied (and such breach is not curable prior to 5:00 p.m., Eastern Time, on November 1, 2021 (referred to as the “outside date”) or if curable prior to such date, has not been cured within the earlier of (a) 30 calendar days after the receipt of written notice thereof by the breaching party from the non-breaching party or (b) four business days before the outside date); provided, however, the merger agreement may not be terminated by any party if such party is then in material breach of any representation, warranty, covenant or agreement set forth in the merger agreement;

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if the merger is not completed by the outside date; provided that the right to terminate the merger agreement is not available to any party whose material breach of any representation, warranty, covenant or agreement set forth in the merger agreement has been the cause of, or resulted in, the merger not being completed prior to the outside date;

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if at any time prior to the receipt of the Diamond S shareholder approval or INSW stockholder approval or the Diamond S Board, INSW Board or committees thereof make a change of recommendation or the party willfully breaches the solicitation provisions of the merger agreement (referred to as a “triggering event”) (the party whose triggering event occurs has the right to terminate the agreement);

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if a governmental entity of competent jurisdiction has issued a final, non-appealable (or no longer appealable) order, injunction, decree, ruling or law in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the merger, provided that this right to terminate the merger is not be available to a party if any such order, injunction, decree, ruling or law was due to the material breach by such party of any representation, warranty, covenant or agreement set forth in the merger agreement; or

•
if the Diamond S shareholder approval or INSW stockholder approval has not been obtained at either of the special meetings or at any adjournment or postponement thereof, in each case at which a vote on such approval was taken;

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by Diamond S, if prior to obtaining the INSW stockholder approval, the INSW Board effected a change of recommendation in order to accept a superior proposal, entered into a superior proposal acquisition agreement with respect to the superior proposal concurrently with the termination of the merger agreement and paid the termination fee to the other party, as described below; or

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by INSW, if prior to obtaining the Diamond S shareholder approval, the Diamond S Board effected a change of recommendation in order to accept a superior proposal, entered into a superior proposal acquisition agreement with respect to the superior proposal concurrently with the termination of the merger agreement and paid the termination fee to the other party, as described below.

Generally, all fees and expenses incurred in connection with the merger, the merger agreement and the other transactions will be paid by the party incurring such expenses, whether or not the merger is consummated. However, upon a termination of the merger agreement, a party will become obligated to pay the other party a termination fee in the following circumstances:
Diamond S will be obligated to pay a termination fee of $17 million in cash to INSW if:
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Diamond S terminates the merger agreement after the Diamond S Board effects a change of recommendation in order to accept a superior proposal and enters into a superior proposal acquisition agreement with respect to the superior proposal concurrently with the termination of the merger agreement;

•
The merger agreement is terminated for any of the reasons listed below and either (1) any Diamond S competing proposal is consummated within 12 months of such termination or (2) Diamond S enters into a definitive agreement providing for a Diamond S competing proposal within 12 months of such termination and such Diamond S competing proposal is subsequently consummated:

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by INSW as a result of a material breach by Diamond S of the merger agreement and a Diamond S competing proposal is made or a Diamond S inquiry is made prior to the time giving rise to such termination;

•
(i) by INSW or Diamond S because the merger is not completed by the outside date, (ii) a Diamond S competing proposal is made or a Diamond S inquiry is made prior to the outside date and (iii) either (A) Diamond S breaches the merger agreement following the date of the Diamond S competing proposal or inquiry in a manner that contributed in a material respect to the failure of the merger completion by the outside date or (B) the INSW stockholder approval was obtained but the Diamond S shareholder approval was not obtained; or

•
by INSW or Diamond S because the Diamond S shareholder approval is not obtained and a Diamond S competing proposal or inquiry is made and not publicly, irrevocably withdrawn at least five business days prior to the date of the Diamond S special meeting; or

•
The merger agreement is terminated by INSW after the Diamond S Board changes its recommendation or Diamond S willfully breaches the non-solicitation covenant.

INSW will be obligated to pay a termination fee of $19 million in cash to Diamond S if:
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INSW terminates the merger agreement after the INSW Board effects a change of recommendation in order to accept a superior proposal and enters into a superior proposal acquisition agreement with respect to the superior proposal concurrently with the termination of the merger agreement;

•
The merger agreement is terminated for any of the reasons listed below and either (1) any INSW competing proposal is consummated within 12 months of such termination or (2) INSW enters into a definitive agreement providing for a INSW competing proposal within 12 months of such termination and such INSW competing proposal is subsequently consummated:

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by Diamond S as a result of a material breach by INSW of the merger agreement and a INSW competing proposal is made or a INSW inquiry is made prior to the time giving rise to such termination;

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(i) by INSW or Diamond S because the merger is not completed by the outside date, (ii) a INSW competing proposal is made or a INSW inquiry is made prior to the outside date and (iii) either (A) INSW breaches the merger agreement following the date of the Diamond S competing proposal or inquiry in a manner that contributed in a material respect to the failure of the merger completion by the outside date or (B) the Diamond S shareholder approval was obtained but the INSW stockholder approval was not obtained; or

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by INSW or Diamond S because the INSW stockholder approval is not obtained and a Diamond S competing proposal or inquiry is made and not publicly, irrevocably withdrawn at least five business days prior to the date of the INSW special meeting; or

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if the merger agreement is terminated by Diamond S after the INSW Board changes its recommendation or INSW willfully breaches the non-solicitation covenant.

For a more complete description of each party’s termination rights and the related termination fee obligations, see “The Merger Agreement — Termination of the Merger Agreement” and “The Merger Agreement — Expenses and Termination Fee.”
Accounting Treatment (See page 94)
INSW prepares its financial statements in accordance with GAAP. The merger is expected to be accounted for as an acquisition of Diamond S by INSW under the asset acquisition method of accounting in accordance with GAAP. INSW will be treated as the acquiror for accounting purposes.
Material U.S. Federal Income Tax Consequences of the Merger (See page 151)
It is intended that, for U.S. federal income tax purposes, the merger qualifies for the Intended Tax Treatment. If the merger so qualifies, U.S. Holders (as defined below in the section entitled “Material U.S.

Federal Income Tax Consequences of the Merger”) of Diamond S common stock generally should not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of Diamond S common stock for INSW common stock. However, the completion of the merger is not conditioned upon the receipt of an opinion of counsel to the effect that the merger qualifies for the Intended Tax Treatment. In addition, neither Diamond S nor INSW intends to request a ruling from the IRS regarding the U.S. federal income tax consequences of the merger. Accordingly, no assurance can be given that the IRS will not challenge the Intended Tax Treatment or that a court would not sustain such a challenge. You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” and consult your own tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.
Fractional Shares (See page 97)
No fractional share of INSW common stock will be issued upon the surrender for exchange of certificates or book-entry shares, and such fractional share interests will not entitle the owner thereof to any INSW common stock or to vote or any other rights the rights of a INSW stockholder. Each holder of shares of Diamond S common stock converted pursuant to the merger who would otherwise have been entitled to receive a fraction of a INSW share will receive, in lieu thereof, cash (without interest). It is expected that Cede & Co., as nominee for the Depository Trust Company, will be treated as a single holder for purposes of paying cash in lieu of fractional shares.
Rights of Diamond S Shareholders Will Change as a Result of the Merger (See page 163)
Diamond S shareholders will have different rights once they become INSW stockholders due to differences between the organizational documents of INSW and Diamond S. These differences are described in more detail in the section entitled “Comparison of the Rights of Combined Company Stockholders and Diamond S Shareholders”.
Listing of INSW’s Common Stock; Delisting and Deregistration of Diamond S Common Stock (See page 93)
Under the merger agreement, INSW is required to take all action necessary to cause the shares of INSW common stock issued as merger consideration to be approved on the NYSE prior to the effective time, subject to official notice of issuance. This approval is a condition to the closing of the merger.
If the merger is completed, Diamond S common stock will cease to be listed on the NYSE and Diamond S common stock will be deregistered under the Exchange Act.
Regulatory Matters (See page 94)
Under the HSR Act and related rules, certain transactions, including the merger, may not be completed until notifications have been given and information furnished to the Antitrust Division and the U.S. Federal Trade Commission (“FTC”) and all statutory waiting period requirements have been satisfied. Completion of the merger is subject to the expiration or earlier termination of the applicable waiting period under the HSR Act. INSW and Diamond S each filed their respective HSR Act notification forms on April 21, 2021 and the waiting period under the HSR Act expired on May 21, 2021.
Emerging Growth Company Status
INSW qualifies as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. INSW does not intend to take advantage of the exemptions from various reporting requirements that are applicable to other public companies that are emerging growth companies. Such exemptions include, but are not limited to, scaled disclosure provisions with respect to financial information and executive compensation, compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and the requirements to hold a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved. Under the JOBS Act, INSW retains the ability to take advantage of these reporting exemptions until it is no longer considered an emerging growth company, which for INSW could be until December 31, 2021, which is the last day of the fiscal year in which the fifth anniversary of INSW's listing took place.

In addition, Section 107 of the JOBS Act provides that an emerging growth company may take advantage of the extended transition period provided in Section 13(a) of the Exchange Act, for complying with new or revised accounting standards applicable to public companies. In other words, INSW may delay adopting new or revised accounting standards until such time as those standards apply to private companies. INSW has elected not to take advantage of this extended transition period, and our election is irrevocable pursuant to Section 107(b) of the JOBS Act.
Risk Factors (See page 26)
You should consider all the information contained in or incorporated by reference into this joint proxy statement/prospectus in deciding how to vote for the proposals presented in this joint proxy statement/prospectus. In particular, you should carefully consider the risks that are described in the section entitled “Risk Factors.”
Timing of the Transaction (See page 95)
The merger is expected to be completed in the third quarter of 2021 after the Diamond S special meeting and the INSW special meeting (assuming the Diamond S shareholder approval and the INSW stockholder approval are obtained at the respective special meetings). Neither Diamond S nor INSW can predict, however, the actual date on which the merger will be completed because it is subject to conditions beyond each company’s control, including obtaining necessary regulatory approvals. See “The Merger Agreement — Conditions to the Completion of the Merger.”
Support Agreements (See page 115, 116 and 116)
Cyrus Support Agreement
Contemporaneously with the execution of the merger agreement, Diamond S entered into the Cyrus Support Agreement (a copy of which is attached as Annex D to this joint proxy statement/prospectus) with certain INSW stockholders affiliated with Cyrus Capital Partners, L.P., pursuant to which the Cyrus stockholders (as defined below) agreed, among other things, subject to the terms and conditions thereof, to vote all of the shares of INSW common stock held by the Cyrus stockholders as of such date in favor of the INSW share issuance proposal at the INSW special meeting. The Cyrus stockholders beneficially owned approximately 14.3% of the outstanding shares of INSW common stock as of June 1, 2021. For more information, see “The Merger Agreement — Cyrus Support Agreement.”
WL Ross Support Agreement
Contemporaneously with the execution of the merger agreement, INSW entered into the WL Ross Support Agreement (a copy of which is attached as Annex E to this joint proxy statement/prospectus) with certain Diamond S shareholders affiliated with WL Ross & Co., LLC, pursuant to which the WL Ross shareholders (as defined below) agreed, among other things, subject to the terms and conditions thereof, to vote all of the shares of Diamond S common stock held by the WL Ross shareholders as of such date in favor of the Diamond S merger proposal and the approval of the transactions contemplated thereby, including the merger, at the Diamond S special meeting. The WL Ross shareholders beneficially owned 22% of the outstanding shares of Diamond S common stock as of June 1, 2021. For more information, please see “The Merger Agreement — WL Ross Support Agreement.”
Capital Support Agreement
Contemporaneously with the execution of the merger agreement, INSW entered into the Capital Support Agreement (a copy of which is attached as Annex F to this joint proxy statement/prospectus) with certain Diamond S shareholders affiliated with CMTC, pursuant to which the Capital shareholders (as defined below) agreed, among other things, subject to the terms and conditions thereof, to vote all of the shares of Diamond S common stock held by the Capital shareholders as of such date in favor of the Diamond S merger proposal and the approval of the transactions contemplated thereby, including the merger, at the Diamond

S special meeting. The Capital shareholders beneficially owned 6.9% of the outstanding shares of Diamond S common stock as of June 1, 2021. For more information, please see “The Merger Agreement — Capital Support Agreement.”
Capital Termination Agreement (See page 117)
Concurrently with the execution and delivery of the merger agreement, Diamond S entered into a termination agreement with CSMC (the “Capital termination agreement”), dated as of March 30, 2021, whereby, upon the completion of certain events and obligations, including consummation of the merger, the following managerial agreements will be terminated: (i) commercial management agreement, dated as of March 27, 2019, by and between Diamond S and CSMC; (ii) management and services agreement, dated as of March 27, 2019, by and between Diamond S and CSMC; and (iii) each technical management agreement, dated as of March 27, 2019, by and between certain Diamond S vessel-owning subsidiaries and CSMC (also referred to as part II shipman 2009 standard ship management agreement).
Pursuant to the Capital termination agreement, at the effective time, Diamond S will (i) pay, or cause to be paid to CSMC, an amount equal to $30 million minus a certain specified termination fee adjustment amount and (ii) deliver, or cause to be delivered, an amount equal to $4 million minus a certain specified adjustment amount, to be held in escrow and distributed to CSMC on the first day on which certain vessels currently managed by CSMC have been transitioned.
The Capital termination agreement provides that, with respect to each vessel managed by CSMC that is on a time charter, the parties will jointly approach the time charterers to agree to a change in technical management as soon as reasonably practicable following the effective time. However, if an earlier transition cannot be agreed upon, then CSMC will provide technical management services to such vessel through the end of the time charter and, if necessary, for a period of time until a transition is reasonably practicable. In addition, CSMC has agreed to provide (i) commercial management services until each such vessel is transitioned and (ii) the certain additional services outlined in the Capital termination agreement. With respect to vessels not on a time charter, the parties to the Capital termination agreement have agreed to use their reasonable best efforts to (A) commence planning and coordination for the transition of commercial and technical management of such vessels that are not on a time charter from CSMC and/or its affiliates and (B) facilitate such transition on the earliest practical date after the effective time.
No Dissenters or Appraisal Rights (See page 95)
Holders of Diamond S common stock and holders of INSW common stock are not entitled to appraisal rights under the BCA with respect to the merger. For more information, see “The Merger — No Dissenters or Appraisal Rights.”

RISK FACTORS
You should consider carefully the following risk factors, as well as the other information set forth in and incorporated by reference into this joint proxy statement/prospectus, before making a decision on the Diamond S merger proposal, the INSW share issuance proposal or the other proposals presented herein, as applicable. As a INSW stockholder following completion of the merger, Diamond S shareholders will be subject to all risks inherent in the pre-merger businesses of both INSW and Diamond S. The market value of the shares of INSW common stock to Diamond S shareholders will reflect the performance of the business relative to, among other things, that of the competitors of INSW and Diamond S and general economic, market and industry conditions. The value of your investment may increase or may decline and could result in a loss. You should carefully consider the following factors as well as the other information contained in and incorporated by reference into this joint proxy statement/prospectus. For information about the filings incorporated by reference in this joint proxy statement/prospectus, see the section entitled “Where You Can Find Additional Information.”
Risks Related to the Merger
Because the market value of shares of INSW common stock that Diamond S shareholders will receive in the merger may fluctuate, Diamond S shareholders cannot be sure of the market value of the merger consideration that they will receive in the merger.
Pursuant to the merger agreement, each share of Diamond S common stock will be cancelled in exchange for the right to receive 0.55375 shares of INSW common stock. Accordingly, the merger consideration that Diamond S shareholders will receive upon completion of the merger is a fixed number of shares of INSW common stock (except to the extent of any cash received in lieu of a fractional shares of INSW common stock and except if INSW sells any interests in the FSO Joint Ventures prior to the closing and pays a dividend from the proceeds), not a number of shares that will be determined based on a fixed market value. The market value of shares of INSW common stock and the market value of shares of Diamond S common stock at the effective time may vary significantly from their respective values on the date that the merger agreement was executed or at other dates, such as the date of this joint proxy statement/prospectus or the date of the Diamond S special meeting. Changes in share price may result from a variety of factors, including, among others, changes in INSW’s or Diamond S’ respective businesses, operations or prospects, regulatory considerations, governmental actions, legal proceedings, certain permitted dilutive share issuances and general business, market, industry or political or economic conditions. Market assessments of the benefits of the merger, the likelihood that the merger will be completed and general and industry-specific market and economic conditions may also have an effect on the market price of shares of INSW common stock and shares of Diamond S common stock. Many of these factors are beyond Diamond S’ or INSW’s control. The merger consideration will not be adjusted to reflect any changes in the market value of shares of INSW common stock or the market value of shares of Diamond S common stock or the number of shares of Diamond S common stock or number of shares of INSW common stock outstanding at the closing. Therefore, the aggregate market value of the shares of INSW common stock that a Diamond S shareholder is entitled to receive at the time that the merger is completed could vary significantly from the value of the equivalent shares of INSW common stock on the date of this joint proxy statement/prospectus or the date of the Diamond S special meeting and, at the time of the Diamond S special meeting, Diamond S shareholders will not know or be able to calculate the value of the merger consideration they would receive upon completion of the merger. Neither INSW nor Diamond S is permitted to terminate the merger agreement solely because of changes in the market prices of shares of Diamond S common stock or shares of INSW common stock. Shareholders are urged to obtain current market quotations for shares of INSW common stock and shares of Diamond S common stock. See the section entitled “Comparative Per Share Market Price and Dividend Information” for additional information on the historical market values of shares of INSW common stock and shares of Diamond S common stock.
The completion of the merger is subject to a number of conditions and the merger agreement may be terminated in accordance with its terms. As a result, there is no assurance when or if the merger will be completed.
The completion of the merger is subject to the satisfaction or waiver of a number of conditions as set forth in the merger agreement. These include, among others, at or prior to the effective time, (a) the adoption of the merger agreement at the Diamond S special meeting by holders of a majority of the outstanding shares of Diamond S common stock; (b) the approval of the issuance of the merger consideration by a majority of the shares of INSW common stock present and entitled to vote at the INSW special meeting; (c) the effectiveness of the registration statement on Form S-4 of which this joint proxy statement/prospectus is a part and the absence of an actual or threatened proceeding by the SEC to stop the effectiveness of the registration statement on Form S-4; (d) no governmental entity of competent jurisdiction having enacted any law, or having issued any injunction, prohibiting, making illegal or preventing the consummation of the merger; (e) the expiration or termination of all applicable waiting periods (and extensions thereof) under the HSR Act; (f) the approval for listing of the shares of INSW common stock issued as merger consideration on the NYSE, subject to official notice of issuance; (g) the entry into, and effectiveness of the A&R debt agreements and the debt consents (including the amendments contemplated thereunder); (h) the accuracy of the representations and warranties contained in the merger agreement (subject to specified materiality qualifiers); and (i) compliance with the pre-closing covenants and agreements in the merger agreement in all material respects. There can be no assurance as to when these conditions will be satisfied or waived, if at all, or that other events will not intervene to delay or result in the failure to close the merger.
In addition, if the merger is not completed by the outside date of November 1, 2021, either INSW or Diamond S may choose to terminate the merger agreement. However, this right to terminate the merger agreement will not be available to INSW or Diamond S if such party has materially breached the merger agreement and the breach is the cause of or resulted in the failure of the merger to be completed prior to the outside date. INSW or Diamond S may elect to terminate the merger agreement in certain other circumstances, and INSW and Diamond S can mutually decide to terminate the merger agreement at any time prior to the effective time, before or after the required approval by the INSW stockholders or the Diamond S shareholders. If the merger agreement is terminated, INSW and Diamond S may incur substantial fees in connection with the termination of the merger agreement and will not recognize the anticipated benefits of the merger. For more information, see the sections entitled “The Merger Agreement — Conditions to the Completion of the Merger” and “The Merger Agreement — Termination of the Merger Agreement.”
Delay or failure by Diamond S or INSW to satisfy the conditions under the A&R debt agreements may delay or prevent the closing of the merger.
A condition to the completion of the merger is that the required lenders under Diamond S’ existing $525 million credit facility and its $360 million credit facility must have executed and delivered amendment and restatements of such credit facilities that continue to be effective as of the closing of the merger. In addition, the required lenders under such credit facilities and the $66 million credit facility of the NT Suez joint venture waived events of default as a result of the merger and certain past events of default, which consents must remain in effect as a condition to completion of the merger. Although the required lenders have executed and delivered the A&R debt agreements, there are conditions precedent under the A&R debt agreements that will need to be satisfied prior to the amendments contemplated under the A&R debt agreement coming into effect. As a result, completion of the merger may be delayed or prevented. For more information, see the section entitled Indebtedness Amendments.”
The completion of the merger is subject to receipt of consents, orders and approvals from regulatory and governmental entities, which may delay, or result in conditions or restrictions on, the closing of the merger or prevent the closing of the merger entirely.
The completion of the merger is subject to the satisfaction or waiver of a number of conditions relating to the receipt of consents, order and approvals from regulatory and governmental entities under the HSR Act (the waiting period for which expired on May 21, 2021), as well as the absence of any injunctions prohibiting the merger. In addition, the Form S-4 must be declared effective by the SEC. As a result of these conditions, the merger may not be completed until notifications have been given and information furnished to the Antitrust Division of the FTC and all statutory waiting period requirements have been satisfied. Completion of the merger is subject to the expiration or earlier termination of the applicable waiting period under the HSR Act as described in the section “The Merger — Regulatory Matters.” INSW and Diamond S have made the required filings and submissions with governmental entities and the waiting period under the HSR Act expired on May 21, 2021. Even if all required consents, orders and approvals are obtained and all necessary conditions are satisfied, the consents, orders and approvals may include restrictive terms and conditions. Regulatory and governmental entities may impose conditions on the granting of consents, orders and approvals, and if regulatory and governmental entities seek to impose conditions, lengthy negotiations may ensue among the regulatory or governmental entities, INSW and Diamond S. These conditions and the process of obtaining these consents, orders and approvals could delay the completion of the merger and any such conditions may not be satisfied for an extended period of time following the Diamond S special meeting and INSW special meeting, if at all.
The conditions imposed by regulatory and governmental entities on the granting of consents, orders and approvals may also require divestitures relating to the divisions, operations or assets of INSW and Diamond S, may impose limitations or costs, and may place restrictions on the conduct of INSW’s or Diamond S’ business. Compliance with these conditions may reduce the anticipated benefits of the merger, which could also have an adverse effect on the combined company’s business, cash flows and results of operations, and neither INSW nor Diamond S can predict, what, if any, changes may be required by regulatory or governmental authorities whose consents, orders or approvals are required.
INSW or Diamond S may waive one or more of the closing conditions without re-soliciting stockholder approval.
INSW or Diamond S may determine to waive, in whole or in part, one or more of the conditions to its obligations to consummate the merger. INSW or Diamond S currently expect to evaluate the materiality of any waiver and its effect on INSW stockholders or Diamond S shareholders, as applicable, in light of the facts and circumstances at the time to determine whether any amendment of this joint proxy statement/prospectus or any re-solicitation of proxies or voting cards is required in light of such waiver. Any determination whether to waive any condition to the merger or as to re-soliciting shareholder approval or amending this joint proxy statement/prospectus as a result of a waiver will be made by INSW or Diamond S, as applicable, at the time of such waiver based on the facts and circumstances as they exist at that time.
The termination of the merger agreement could negatively impact Diamond S and/or INSW and could result in payment of a termination fee.
If the merger agreement is terminated in accordance with its terms and the merger is not consummated, the ongoing businesses of Diamond S or and INSW may be adversely affected by a variety of factors. Diamond S and INSW’s respective businesses may be adversely impacted by the failure to pursue other beneficial opportunities during the pendency of the merger, by the failure to obtain the anticipated benefits of completing the merger, by payment of certain costs relating to the merger, and by the focus of their respective managements on the merger for an extended period of time rather than on management opportunities or other issues. The market price of shares of Diamond S common stock or shares of INSW common stock may decline as a result of any such failures to the extent that the current market prices reflect a market assumption that the merger will be completed.
Diamond S may be required to pay INSW a termination fee of $17 million if the merger agreement is terminated under certain circumstances specified in the merger agreement relating to third party offers to acquire Diamond S or a third party acquisition of Diamond S or a breach of Diamond S’ obligation not to solicit third party offers or its obligations with respect to holding a meeting of its shareholders in connection with the merger. INSW may be required to pay Diamond S a termination fee of $19 million if the merger agreement is terminated under certain circumstances specified in the merger agreement relating to third party offers to acquire INSW or a third party acquisition of INSW or a breach of INSW’s obligation not to solicit third party offers or its obligations with respect to holding a meeting of its stockholders in connection with the merger. If the merger agreement is terminated and Diamond S or INSW determines to seek another business combination or strategic opportunity, Diamond S or INSW may not be able to negotiate a transaction with another party on terms comparable to, or better than, the terms of the merger. For more information, see the sections entitled “The Merger Agreement — Agreement Not to Solicit Other Offers” and “The Merger Agreement — Expenses and Termination Fee.”
The pendency of the merger could adversely affect INSW’s and Diamond S’ respective businesses, results of operations and financial condition.
Beginning at the time of the execution of the merger agreement and continuing until the merger closes or the merger agreement is terminated in accordance with its terms, the pendency of the merger could cause disruptions in and create uncertainty surrounding INSW’s and Diamond S’ businesses, including affecting INSW’s and Diamond S’ relationships with their existing and future customers, suppliers, partners in the business community and employees. This could have an adverse effect on INSW’s and Diamond S’ respective businesses, results of operations and financial condition, as well as the market prices of their shares, regardless of whether the merger is completed. In particular, INSW and Diamond S could potentially lose important personnel who decide to pursue other opportunities as a result of the merger. Any adverse effect could be exacerbated by a prolonged delay in closing the merger or if Diamond S and INSW are unable to decide quickly on the business direction or strategy of the combined company. INSW and Diamond S could also potentially lose customers or suppliers, existing customers or suppliers may seek to change their existing business relationships or renegotiate their contracts with INSW or Diamond S or defer decisions concerning INSW or Diamond S, and potential customers or suppliers could defer entering into contracts with INSW or Diamond S, each as a result of uncertainty relating to the merger. In addition, in an effort to complete the merger, INSW and Diamond S have expended, and will continue to expend, significant management resources, which are being diverted from INSW’s and Diamond S’ day-to-day operations, and significant demands are being, and will continue to be, placed on the managerial, operational and financial personnel and systems of INSW and Diamond S in connection with efforts to complete the merger.
The termination of the Capital relationship could adversely affect Diamond S, or following the closing of the merger, the combined company.
Twenty-three of Diamond S’ 64 vessels are currently managed by CSMC. In connection with the merger, CSMC’s management agreements with Diamond S will terminate and CSMC, Diamond S and INSW will transition management of such vessels to Diamond S or INSW or a new third party manager. In connection with the termination of CSMC’s management agreements, Diamond S will pay CSMC, or cause to be paid to CSMC, an amount equal to $30 million minus a certain specified termination fee adjustment amount and deliver, or cause to be delivered, an amount equal to $4 million minus a certain specified termination fee adjustment amount, to be held in escrow and distributed to CSMC on the first day on which certain vessels currently managed by CSMC have been transitioned. CSMC is also entitled to certain additional fees while it continues to manage the vessels and is entitled to reimbursement of its legal fees up to $200,000.
The termination of the CSMC management agreements may adversely affect Diamond S because it may be difficult to replace CSMC’s expertise and knowledge in managing such vessels. In addition, the process of transitioning management from CSMC may be time consuming for management of Diamond S and INSW and may involve the incurrence of one-time costs. The termination fee payable to CSMC to terminate the management agreements will reduce the cash on hand of the combined company. The majority of the termination fee is payable to CSMC at closing of the merger, prior to the completion of the transition of management of the relevant vessels. Post-closing of the merger, CSMC will have ongoing obligations related to management of the vessels and the transition after receiving the majority of the termination fee. The transition of management of these vessels will be more difficult during the COVID-19 pandemic. For more information, see the section entitled “The Merger Agreement — Capital Termination Agreement.”
Third parties may terminate, alter or decline to renew existing contracts or relationships with INSW or Diamond S.
Each of INSW and Diamond S has contracts with customers, suppliers, vendors, distributors, landlords, lenders, licensors, joint venture partners and other business partners and these contracts may require INSW or Diamond S, as applicable, to obtain consent from these other parties in connection with the merger. If these consents cannot be obtained, the counterparties to these contracts (and other third parties with which INSW and/or Diamond S currently have relationships, even if not contractual) may have the ability to terminate, reduce the scope of or otherwise materially adversely alter their relationships or terms of such contracts with either or both parties in anticipation of the merger, or with the combined company following the merger. In addition, counterparties to agreements that are near termination may determine not to renew such agreements as a result of the merger or seek amendments to terms of existing contracts. The pursuit of such termination rights or amendments, or a determination not to renew such agreements, may result in INSW, Diamond S or the combined company suffering a loss of potential future revenue, incurring liabilities in connection with breaches of agreements or losing rights that are material to its business. Any such disruptions could limit the combined company’s ability to achieve the anticipated benefits of the merger. The adverse effect of such disruptions could also be exacerbated by a delay in the completion of the merger or the termination of the merger agreement.
INSW and Diamond S will incur substantial transaction fees and costs in connection with the merger.
INSW and Diamond S have incurred and expect to continue to incur additional material expenses in connection with the merger and the completion of the transactions contemplated by the merger agreement, including costs relating to obtaining required INSW stockholder and Diamond S shareholder approvals and regulatory approvals, as well as costs related to the amendment and restatement of Diamond S’ existing debt agreements and payment of a termination fee to CSMC, as well as reimbursement of certain legal fees of CSMC. INSW and Diamond S have incurred significant legal, financial and other advisory services fees in connection with the process of negotiating and evaluating the terms of the merger and will continue to incur significant costs, such as legal, accounting, financial advisory, filing and printing fees, prior to and in connection with the completion of the merger. Additional significant unanticipated costs may be incurred in the course of integrating the businesses of INSW and Diamond S after completion of the merger. Irrespective of whether the merger is completed, INSW and Diamond S will need to pay certain costs relating to the merger incurred prior to the date the merger was abandoned, including legal, accounting, financial advisory, filing and printing fees. These costs may be significant and could have an adverse effect on the parties’ future results of operations, cash flows and financial condition.
Each party may not have discovered certain liabilities of the other party or other factors that may adversely affect the future financial performance of the relevant company.
In the course of the due diligence review of INSW that Diamond S conducted prior to the execution of the merger agreement, and the due diligence review of Diamond S that INSW conducted prior to the execution of the merger agreement, the party conducting due diligence may not have discovered, or may have been unable to quantify, certain liabilities of the other party or other factors that may have an adverse effect on the business, results of operations, financial condition and cash flows of the other party or the combined company after the consummation of the merger or on the value of the shares of INSW common stock or the shares Diamond S common stock after the consummation of the merger. Neither party’s existing stockholders will be indemnified or otherwise compensated for any of these liabilities or other adverse effects resulting from other factors.
While the merger agreement is in effect, INSW and Diamond S are subject to restrictions on their respective business activities. These provisions may discourage a potential competing transaction counterparty from making a favorable alternative transaction proposal.
Under the merger agreement, each of INSW and Diamond S, subject to certain exceptions, is subject to a range of restrictions on the conduct of its business and generally must operate its business in the ordinary course prior to completing the merger (unless INSW or Diamond S obtains the other’s consent, which is not to be unreasonably withheld, conditioned or delayed). In addition, consent of the other party (not to be unreasonably withheld, conditioned or delayed) is required to take a number of enumerated non-ordinary course actions. These restrictions may constrain INSW’s and Diamond S’ ability to pursue certain business strategies. The restrictions may also prevent INSW and Diamond S from pursuing otherwise attractive business opportunities, making acquisitions and investments or making other changes to their respective businesses prior to the completion of the merger or the termination of the merger agreement. Any such lost opportunities may reduce either or both companies’ competiveness or efficiency and could lead to an adverse effect on INSW’s and Diamond S’ business, financial results, financial condition or share prices. These interests are described in more detail in the section entitled “The Merger Agreement — Covenants and Agreements — Conduct of Business.”
In addition, the merger agreement prohibits INSW and Diamond S, subject to certain exceptions, from (a) soliciting, initiating or knowingly encouraging or knowingly facilitating any inquiry, proposal or offer, or the making, submission, modification or amendment or announcement of any inquiry, proposal or offer (including any inquiry, proposal or offer to their respective stockholders or shareholders, as applicable) which constitutes, or would be reasonably expected to lead to, a competing acquisition proposal; (b) participating in or engaging in any negotiations or discussions regarding, or furnishing to any person any nonpublic information in connection with any inquiry, proposal or offer which constitutes, or would be reasonably expected to lead to, a competing acquisition proposal; (c) waiving, terminating, modifying or releasing any person (other than Diamond S, INSW, Merger Sub and their respective affiliates, as applicable) from any provision of, or granting any permission, waiver or request under, or failing to enforce, any “standstill” or similar agreement or obligation; (d) approving or recommending, proposing publicly to approve or recommend, or failing to timely recommend against, any competing acquisition proposal; (e) withdrawing, changing, amending, modifying or qualifying, or otherwise proposing publicly to withdraw, change, amend, modify or qualify, in a manner adverse to INSW or Diamond S, as applicable, the Diamond S Board’s or INSW Board’s recommendation to their respective stockholders or shareholders, as applicable, to approve the INSW share issuance proposal or the Diamond S merger agreement proposal, as applicable; (f) entering into any letter of intent or other document or agreement relating to, or any agreement or commitment providing for, any competing acquisition proposal; or (g) resolving or agreeing to do any of the foregoing. In addition, following receipt by either party of a proposal that constitutes a “superior proposal,” the other party will have the ability to modify the terms of the merger agreement before the other party’s board may modify or qualify the terms of its recommendation. These provisions may limit Diamond S’ ability to pursue offers from third parties that could result in greater value to Diamond S shareholders than they would receive in the merger. The $17 million termination fee payable to INSW may also discourage third parties from pursuing an acquisition proposal with respect to Diamond S and the $19 million termination fee payable to Diamond S may also discourage third parties from pursuing an acquisition proposal with respect to INSW.
The merger agreement also limits each party’s ability to pay dividends. Diamond S is generally prohibited from paying dividends or effecting share repurchases. INSW may only make the INSW special dividend, its regular quarterly dividend of up to $0.06 per share and the INSW FSO dividend following the sale of any of INSW’s interest in, or the assets of, the FSO Joint Ventures. There is no guarantee that any dividends will be paid by INSW to its stockholders, including any such dividends that are permitted under the merger agreement.
If the merger does not qualify for the Intended Tax Treatment, holders of Diamond S common stock may be required to recognize gain for U.S. federal income tax purposes in the merger and may be required to pay substantial U.S. federal income taxes.
It is intended that, for U.S. federal income tax purposes, the merger qualifies for the Intended Tax Treatment. If the merger so qualifies, U.S. Holders (as defined below in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger”) of Diamond S common stock generally should not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of Diamond S common stock for INSW common stock. However, qualification of the merger for the Intended Tax Treatment depends on many factors, and neither INSW nor Diamond S is making any representation as to whether the merger qualifies for the Intended Tax Treatment. Moreover, the completion of the merger is not conditioned upon the receipt of an opinion of counsel to the effect that the merger qualifies for the Intended Tax Treatment, and neither Diamond S nor INSW intends to request a ruling from the IRS regarding the U.S. federal income tax consequences of the merger. Accordingly, no assurance can be given that the IRS will not challenge the Intended Tax Treatment or that a court would not sustain such a challenge. If the IRS or a court determines that the merger fails to qualify for the Intended Tax Treatment, upon the exchange of Diamond S common stock for INSW common stock pursuant to the merger, a holder of Diamond S common stock generally would recognize taxable gain or loss as if it sold its Diamond S common stock. You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” and consult your own tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.
In addition, although Diamond S does not believe it is currently a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code for U.S. federal income tax purposes, if Diamond S is now or previously was for any year a PFIC, the merger may, in certain circumstances, be taxable to U.S. Holders of Diamond S common stock who owned equity interests in Diamond S while Diamond S was a PFIC even if the merger qualifies for the Intended Tax Treatment. U.S. Holders of Diamond S common stock who believe they may have held equity interests of Diamond S while it was a PFIC are urged to consult with their own tax advisors regarding the consequences to them of the merger.
Directors and executive officers of INSW and Diamond S may have interests in the merger that differ from, are in addition to, or conflict with, the interests of their respective stockholders or shareholders, as applicable, generally.
The directors and executive officers of INSW and Diamond S negotiated the terms of the merger agreement and the INSW Board and Diamond S Board recommended that their respective stockholders and shareholders vote in favor of the proposals set forth herein, including the INSW share issuance proposal and Diamond S merger proposal, as applicable. Some of these directors and executive officers may have interests in the merger that are different from, or in addition to those of INSW stockholders and Diamond S shareholders generally. Additional interests of directors or executive officers of INSW include the continued service of certain directors or executive officers of INSW as directors or executive officers of the combined company and are more fully summarized below. Additional interests of the directors and executive officers of Diamond S include the following and are more fully summarized below:
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Three directors of Diamond S, including Mr. Stevenson, will become directors of the combined company and Mr. Stevenson will serve as a special advisor to the combined company’s chief executive officer for a six-month period following the closing of the merger for which he is expected to be paid $500,000;

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Diamond S’ executive officers have entered into individual agreements that provide for certain severance protections upon a qualifying termination;

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Diamond S’ executive officers have entered into individual equity award agreements that provide for acceleration of vesting upon a qualifying termination;

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Diamond S’ directors have entered into individual equity award agreements that provide for acceleration of vesting upon a change in control;

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Diamond S’ executive officers may enter into new arrangements prior to or following the closing; and

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Diamond S’ directors and executive officers are entitled to continued indemnification and insurance coverage under the merger agreement.

INSW stockholders and Diamond S shareholders should be aware of these interests when they consider the recommendation of the INSW Board that the INSW stockholders vote in favor of the proposals set forth herein, including the INSW share issuance proposal, and the recommendation of the Diamond S Board that Diamond S shareholders vote in favor of the proposals set forth herein, including the Diamond S merger proposal. The INSW Board was aware of these interests when it determined that the merger agreement and the transactions contemplated thereby were advisable and fair to, and in the best interests of, the INSW stockholders and recommended that the INSW stockholders vote “FOR” the proposals set forth herein, including the INSW share issuance proposal, and the Diamond S Board was aware of these interests when it determined that the merger agreement and the transactions contemplated thereby were advisable and fair to, and in the best interests of, the Diamond S shareholders and recommended that the Diamond S shareholders vote “FOR” the proposals set forth herein, including the Diamond S merger proposal. These interests are described in more detail in the sections entitled “The Merger — Interests of Certain of INSW’s Directors and Executive Officers in the Merger” and “The Merger — Interests of Diamond S’ Directors and Executive Officers in the Merger.”
Uncertainties associated with the merger may cause a loss of management personnel and other key employees, which could adversely affect the future business and operations of the combined company following completion of the merger.
Each of Diamond S and INSW are dependent on the experience and industry knowledge of their officers and other key employees to execute their business plans. The combined company’s success after the completion of the merger will depend in part upon the ability of the combined company to retain certain key management personnel and employees of Diamond S and INSW. Although Craig H. Stevenson, Jr. will join the board of INSW and serve as a special advisor to the combined company’s chief executive officer for a six-month period following the closing of the merger to ensure a smooth transition, it is expected that other executive officers of Diamond S will not serve the combined company. Prior to the completion of the merger, current and prospective employees of Diamond S and INSW may experience uncertainty about their roles following the completion of the transactions, which may have an adverse effect on the ability of the combined company to attract or retain key management and other key personnel. In addition, no assurance can be given that the combined company, after the completion of the merger, will be able to attract or retain key management personnel and other key employees to the same extent that INSW and Diamond S have previously been able to attract or retain their own employees.
The unaudited pro forma combined financial information in this joint proxy statement/prospectus is presented for illustrative purposes only and may not be reflective of the operating results and financial condition of the combined company following completion of the merger.
The unaudited pro forma combined financial information in this joint proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what the combined company’s actual financial position or results of operations would have been had the merger been completed on the dates indicated. The unaudited pro forma combined financial information is subject to a number of assumptions, and does not take into account any synergies related to the proposed transaction. Further, the combined company’s actual results and financial position after the merger may differ materially and adversely from the unaudited pro forma combined financial data that is included in this joint proxy statement/prospectus. The unaudited pro forma combined financial information has been prepared with the expectation, as of the date of this joint proxy statement/prospectus, that INSW will be identified as the acquiror under GAAP and reflects adjustments based upon preliminary estimates of the fair value of assets to be acquired and liabilities to be assumed. The final asset acquisition accounting will be based upon the actual purchase price and the fair value of the assets and liabilities of the party that is determined to be the acquiree under GAAP as of the date of the completion of the merger. Accordingly, the final acquisition accounting may differ materially from the unaudited pro forma combined financial information reflected in this joint proxy statement/prospectus. For further discussion, see “Unaudited Pro Forma Condensed Combined Financial Information.”
Diamond S shareholders and INSW stockholders will have a reduced ownership and voting interest after the merger and will have less influence over the management of the combined organization.
Diamond S shareholders currently have the right to vote in the election of the Diamond S Board and on certain other matters affecting Diamond S. Upon the completion of the merger on the terms set forth in the merger agreement, each holder of shares of Diamond S common stock that receives shares of INSW common stock will become a stockholder of INSW with a percentage ownership of the combined organization that is smaller than the holder’s current percentage ownership of Diamond S. Similarly, holders of shares of INSW common stock will be diluted as a result of the issuance of shares to Diamond S shareholders as the merger consideration. It is expected that the former shareholders of Diamond S, as a group, will receive shares in the merger constituting approximately 44.25% of the outstanding shares of INSW common stock immediately following the merger and former stockholders of INSW will retain approximately 55.75% of the outstanding shares of INSW common stock immediately following the merger. In addition, as of immediately following the merger, former directors of Diamond S will constitute three of the 10 members of the combined company’s board of directors. As a result, holders of shares of Diamond S common stock, as a group, will have significantly less influence on the management and policies of INSW than they now have on the management and policies of Diamond S.
INSW and Diamond S may be targets of shareholder class actions or derivative actions, which could result in substantial costs and may delay or prevent the merger from being completed.
Shareholder class action lawsuits or derivative lawsuits are often brought against companies that have entered into merger agreements. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting consummation of the merger, then that injunction may delay or prevent the merger from being completed.

One of the conditions to consummating the merger is that no governmental entity has enacted or promulgated any statute, rule, regulation or law that prohibits or makes illegal the consummation of the merger and that there is no order or injunction issued by any governmental entity in effect preventing the consummation of the merger. Consequently, if a claimant secures injunctive or other relief prohibiting, delaying or otherwise adversely affecting INSW’s or Diamond S’ ability to complete the merger on the terms contemplated by the merger agreement, then such law or injunctive or other relief may prevent consummation of the merger in a timely manner or at all.
Each of the Diamond S Board and the INSW Board has not requested, and does not anticipate requesting, an updated opinion from its respective financial advisor reflecting changes in circumstances that may occur between the signing of the merger agreement and the completion of the merger.
Consistent with market practice, the Diamond S Board has not obtained an updated opinion from its financial advisor, Moelis, as of the date of this joint proxy statement/prospectus, and does not expect to receive an updated, revised or reaffirmed opinion prior to the completion of the merger. Similarly, the INSW Board has not requested, and does not anticipate requesting, an updated opinion from its financial advisor, Jefferies, as of the date of this proxy statement/prospectus, and does not expect to receive an updated, revised or reaffirmed opinion prior to the completion of the merger. Changes in the operations and prospects of INSW and Diamond S, general market and economic conditions and other factors that may be beyond the control of INSW and Diamond S, and on which each company’s respective financial advisor’s opinion was based, may significantly alter the value of INSW and Diamond S or the market price of shares of INSW common stock and shares of Diamond S common stock by the time the merger is completed. Each of Diamond S’ financial advisor’s or INSW’s financial advisor’s respective opinions do not speak as of the time the merger will be completed or as of any date other than the date of such opinions. The Diamond S Board’s recommendation that Diamond S shareholders vote “FOR” the Diamond S merger proposal, and the INSW Board’s recommendation that INSW stockholders vote “FOR” the INSW share issuance proposal, however, is made as of the date of this joint proxy statement/prospectus. For a description of the opinions that the INSW Board and Diamond S Board received from their respective financial advisors, see the sections entitled “The Merger — Opinion of Diamond S’ Financial Advisor” and “The Merger — Opinion of INSW’s Financial Advisor.”
INSW stockholders and Diamond S shareholders will not be entitled to appraisal rights under Marshall Islands law in connection with the merger.
Appraisal rights are statutory rights that, if applicable under law, enable stockholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. Under the BCA, stockholders of a Marshall Islands corporation do not have appraisal rights if the common stock they hold, as of the record date for determining the stockholders entitled to vote at a meeting of stockholders to act upon a merger, is listed on a national securities exchange. Since shares of Diamond S common stock are listed on the NYSE, a national securities exchange, on the record date for the Diamond S special meeting, Diamond S shareholders will not be entitled to appraisal rights in connection with the merger.
Because INSW is not a constituent company in the merger, its stockholders will not be entitled to appraisal rights in connection with the merger.
Risks Related to Diamond S’ Business
You should read and consider the risk factors specific to Diamond S’ business that will also affect the combined company after completion of the merger. These risks are described in “Part I. Item 1A. Risk Factors” of Diamond S’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which are incorporated by reference into this joint proxy statement/prospectus, and in other documents that are incorporated by reference into this joint proxy statement/prospectus. See the section entitled “Where You Can Find Additional Information” for the location of information incorporated by reference into this joint proxy statement/prospectus.

Risks Related to INSW’s Business
You should read and consider the risk factors specific to INSW’s business that will also affect the combined company after completion of the merger. These risks are described in “Part I. Item 1A. Risk Factors” of INSW’s Annual Report on Form 10 K for the fiscal year ended December 31, 2020, which are incorporated by reference into this proxy statement/prospectus, and in other documents that are incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find Additional Information” for the location of information incorporated by reference into this proxy statement/prospectus.
Risks Related to the Combined Company
The combined company may not realize all of the anticipated benefits of the merger or those benefits may take longer to realize than expected. The combined company may also encounter significant difficulties in integrating the two businesses.
INSW anticipates that the merger will generate estimated annual cost synergies in excess of $23 million and revenue synergies of $9 million, which are expected to be fully realizable within 2022. However, there is a risk that some or all of the expected benefits of the merger may fail to materialize, or may not occur within the time periods anticipated by INSW and Diamond S. The realization of the anticipated benefits may be affected by a number of factors, many of which will be beyond the control of INSW. The challenge of combining previously independent businesses makes evaluating the business and future financial prospects of INSW following the merger difficult. INSW and Diamond S have operated and, until the completion of the merger, will continue to operate, independently. The past financial performance of each of INSW and Diamond S may not be indicative of the future financial performance of the combined company. Realization of the anticipated benefits in the merger will depend, in part, on the ability of INSW and Diamond S to successfully integrate their operations in an efficient and timely manner and without adversely affecting current revenues and investments in future growth.
The combined company will be required to devote significant management attention and resources to integrating its business practices and support functions, including aligning policies and internal controls of the two companies. The diversion of management’s attention and any delays or difficulties encountered in connection with the merger and the subsequent coordination of the two companies’ operations could have an adverse effect on the business, financial results, financial condition or the share price of the combined company following the merger. The coordination process may also result in additional and unforeseen expenses.
The forecasts considered by Diamond S and INSW may not be realized, which may adversely affect the market price of shares of the combined company’s common stock.
In connection with their respective evaluations of the merger, the Diamond S Board and INSW Board each relied on, among other things, internal stand-alone forecasts prepared by Diamond S and INSW management, respectively (for more information see the section entitled “Certain Unaudited Forecasted Financial Information of INSW” and “Certain Unaudited Forecasted Financial Information of Diamond S”). These forecasts were not prepared with a view towards public disclosure or compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts. These projections are inherently based on estimates and assumptions that are subject to the judgment of those preparing them. These projections are also subject to significant economic, competitive, industry and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of INSW and Diamond S. INSW’s or Diamond S’ financial condition or results of operations may not be consistent with those set forth in the forecasts, which could have a material impact on the market price of shares of the combined company’s common stock following the merger.
Disruption in the financial markets could affect the combined company’s ability to refinance existing obligations on favorable terms, or at all.
INSW and Diamond S both have existing debt obligations (and Diamond S’ debt for borrowed money will remain outstanding following the merger), some of which the combined company may in the future wish to repay or refinance on an opportunistic basis. However, disruptions in the credit markets or uncertainty in the United States or elsewhere, including as a result of the COVID-19 pandemic, could result in a tightening of financial markets. As a result of financial market turmoil, the combined company may not be able to obtain the necessary funding to refinance its existing debt obligations on favorable terms (or at all). If the combined company is unable to successfully refinance its obligations at reasonable terms and conditions (including, but not limited to, pricing and other fee payments), this could result in additional costs to the combined company.
Following the consummation of the merger, the combined company’s substantial leverage and debt service obligations could adversely affect its business.
Following the completion of the merger, the combined company will have a significant amount of indebtedness outstanding. On a pro forma basis, the consolidated indebtedness of the combined company would have been approximately $1.3 billion as of December 31, 2020 (see “Unaudited Pro Forma Condensed Combined Financial Statements,” including the notes thereto). The combined company’s future net consolidated borrowing costs, which cannot be predicted at this time, will depend on rates in effect from time to time, the structure of the indebtedness, taxes and other factors.
This substantial level of indebtedness could have important consequences to the combined company’s business, including, but not limited to:
•
limiting the combined company’s ability to borrow additional funds and increasing the cost of any borrowing;

•
increasing the combined company’s vulnerability to, and reducing its flexibility to respond to, general adverse economic and industry conditions;

•
limiting the combined company’s flexibility in planning for, or reacting to, changes in its business and the industry in which it operates;

•
placing the combined company at a competitive disadvantage as compared to its competitors, to the extent that they are not as highly leveraged; and

•
restricting the combined company from pursuing potential business opportunities.

The combined company’s future results will suffer if it does not effectively manage its expanded operations following the merger.
Following the merger, the size of the business of the combined company will be significantly larger than the current size of either Diamond S or INSW’s current businesses. The combined company’s future success depends, in part, upon its ability to manage this expanded business, which may pose substantial challenges for management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. There can be no assurance that the combined company will be successful or that it will realize the expected operating efficiencies, cost savings, revenue enhancements and other benefits currently anticipated from the mergers.
The combined company may be unable to make desirable acquisitions or to integrate successfully any businesses it acquires.
The future success of the combined company may depend in part on mergers or acquisitions or vessel acquisitions intended to complement, enhance or expand the combined company’s business or that might otherwise offer growth opportunities. The combined company’s ability to complete transactions in the future may be hindered by a number of factors, including potential difficulties in obtaining financing or in issuing the combined company’s own securities as payment in acquisitions or obtaining regulatory approvals.
Any future merger or acquisition that the combined company undertakes may pose risks related to the integration of the new business with the combined company’s business. The combined company may not achieve the benefits it expects from a particular merger, acquisition or investment, and furthermore, mergers, acquisitions or investments may also expose the combined company to various unanticipated liabilities. Mergers and acquisitions may also strain the combined company’s managerial and operational resources, as the challenge of managing new operations may divert its staff from monitoring and improving operations in its existing operations. If the combined company fails to coordinate its resources effectively to manage both its existing operations and any businesses the combined company acquires or with which it merges, this could have a material adverse effect on the combined company’s business, results of operations or financial condition.
The market price of shares of the combined company’s common stock may decline as a result of the merger, including as a result of some Diamond S and/or INSW stockholders adjusting their portfolios.
INSW expects that it will issue or reserve for issuance approximately 22,683,532 shares of INSW common stock in order to deliver the merger consideration to Diamond S shareholders at the effective time in connection with the merger and to assume Diamond S equity awards at the completion of the merger. The issuance of the shares of INSW common stock and the sale of additional shares that may become eligible for sale in the public market from time to time could have the effect of depressing the market value for shares of INSW common stock. The increase in the number of shares of INSW common stock may lead to sales of INSW common stock or the perception that sales may occur, either of which may adversely affect the market for, and the market value of, shares of INSW common stock.
In addition, the market price of shares of the combined company’s common stock may decline as a result of the merger if, among other things, the operational cost savings estimates in connection with the integration of Diamond S and INSW’s respective businesses are not realized or if the transaction costs related to the merger are greater than expected. The market price also may decline if the combined company does not achieve the perceived benefits of the merger as rapidly or to the extent anticipated by financial or industry analysts or if the effect of the transactions on the combined company’s financial position, results of operations or cash flows is not consistent with the expectations of financial or industry analysts.
If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about the combined company’s business, the price and/or trading volume of shares of the combined company’s common stock could decline.
The trading market for shares of the combined company’s common stock will depend, in part, on the research and reports that securities or industry analysts publish about the combined company and its business. If too few analysts commence and maintain coverage of the combined company, the trading price for its shares might be adversely affected. Similarly, if one or more of the analysts currently covering Diamond S cease coverage of the combined company or fail to publish reports on it regularly, demand for shares of the combined company’s common stock could decrease, which might cause the price of shares of the combined company’s common stock and trading volume to decline. In addition, if analysts publish inaccurate or unfavorable research about the combined company’s business, the price and/or trading volume of shares of the combined company’s common stock could decline.
Future offerings of debt or equity securities by the combined company may materially adversely affect the share price, and future capitalization measures could lead to substantial dilution of existing stockholders’ interests in the combined company.
The combined company may seek to raise additional equity through the issuance of new shares or convertible or exchangeable bonds to finance future organic growth or acquisitions. Increasing the number of issued shares would dilute the ownership interests of existing stockholders. Stockholders’ ownership interests could also be diluted if other companies or equity interests in companies are acquired in exchange for new shares of the combined company’s common stock to be issued and if shares are issued to employees under future option plans.
INSW and Diamond S have different historical policies with respect to the payment of dividends and other distributions. The payment of future dividends and other distributions will depend on the combined company’s business, cash flows, financial condition and results of operations, and in the future stockholders may not receive dividends or other distributions regularly or at all.
INSW’s dividend distribution policy and Diamond S’ dividend policy have been different in the past. Diamond S has not paid dividends while INSW has paid a quarterly dividend. While the parties anticipate that, going forward, the board of directors of the combined company will declare and pay a quarterly dividend, there can be no guarantee that the combined company’s stockholders will receive or be entitled to dividends or other distributions commensurate with previous dividends or other distributions of INSW, and the amount of dividends or other distributions, if any, that are declared or paid to the combined company’s stockholders cannot yet be determined. Moreover, the INSW Board may also change its policy on the payment of dividends or other distributions at any time.
The decision whether to pay future dividends or make other distributions will be made by the combined company’s board of directors and will be dependent on the circumstances at the time and a number of other factors, including the combined company’s results of operations, financial and investment needs, the availability of distributable profits and reserves, the availability of sufficient funds or financing, the market price of shares of the combined company’s common stock, vessel divestitures, compliance with the combined company’s cash reserve policy, the combined company’s access to capital markets, as well as industry practice, the requirements of Marshall Islands law with respect to dividends or other distributions and other relevant factors. These factors may restrict the combined company’s ability to make dividends or other distributions and may cause the combined company to deviate from INSW’s currently existing dividend policies and guidance. The combined company may declare either no dividends or other distributions, or dividends or other distributions that are small relative to those paid or made by competitors. The combined company’s ability to pay dividends or make other distributions may also depend on whether profits from its operating subsidiaries are distributed to the combined company and whether this is possible may depend on the laws of the jurisdictions in which the subsidiaries are organized.
Should the combined company not pay regular dividends or make other distributions in the foreseeable future, former Diamond S shareholders who become stockholders of the combined company would have to rely on increases, if any, in the trading price of shares of the combined company’s common stock for any returns on their investment.
Each of Diamond S and INSW expects to incur substantial expenses related to the completion of the merger and the integration of Diamond S and INSW’s respective businesses.
Each of Diamond S and INSW will incur substantial expenses in connection with the completion of the merger (including payment of termination fees to CSMC) to integrate a large number of processes, policies, procedures, operations, technologies and systems of Diamond S and INSW in connection with the merger. The substantial majority of these costs will be non-recurring expenses related to the transactions and facilities and systems consolidation costs. The combined company may incur additional costs or suffer loss of business under third-party contracts that are terminated or that contain change in control or other provisions that may be triggered by the completion of the transactions, and/or losses of, or decreases in orders by, customers, and may also incur costs to retain certain key management personnel and employees. Diamond S and INSW will also incur transaction fees and costs related to formulating integration plans for the combined business, and the execution of these plans may lead to additional unanticipated costs and time delays. These incremental transaction-related costs may exceed the savings the combined company expects to achieve from the elimination of duplicative costs and the realization of other efficiencies related to the integration of the businesses, particularly in the near term and in the event there are material unanticipated costs. Factors beyond the parties’ control could affect the total amount or timing of these expenses, many of which, by their nature, are difficult to estimate accurately.

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE INFORMATION
The following tables present INSW’s and Diamond S’ historical and pro forma per share data as of and for the year ended December 31, 2020 and as of and for the quarter ended March 31, 2021. The pro forma share data for the year ended December 31, 2020 and for the quarter ended March 31, 2021 is presented as if the merger had been completed on January 1, 2020. Except for the historical information for the year ended December 31, 2020 and the quarter ended March 31, 2021 used to prepare the table below, the information provided in the tables below is unaudited. This information should be read together with the historical consolidated financial statements and related notes of INSW and Diamond S, which is incorporated by reference in this joint proxy statement/prospectus, and with the unaudited pro forma combined financial statements included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”
The unaudited pro forma combined per share data is presented for illustrative purposes only and is not necessarily indicative of actual or future financial position or results of operations that would have been realized if the transaction had been completed as of the date indicated or will be realized upon the completion of the merger. The summary pro forma information is preliminary, based on initial estimates of the fair value of assets acquired (including intangible assets) and liabilities assumed, and is subject to change as more information regarding the fair values are obtained, which changes could be materially different than the initial estimates.
	As of and for the Year Ended December 31, 2020	As of and for the Three Months Ended March 31, 2021
INSW Historical
Basic net earnings (loss) from operations per share	$(0.20)	$(0.48)
Diluted net earnings (loss) from operations per share	(0.20)	(0.48)
Cash dividends declared per share	0.24	0.06
Net book value per share	34.70	34.49
Diamond S Historical
Basic net earnings (loss) from operations per share	0.58	(0.84)
Diluted net earnings (loss) from operations per share	0.58	(0.84)
Cash dividends declared per share	—	—
Net book value per share	29.94	29.97
Pro Forma Combined
Basic net earnings (loss) from operations per share	0.51	(0.55)
Diluted net earnings (loss) from operations per share	0.51	(0.55)
Cash dividends declared per share	0.24	0.06
Net book value per share	27.43	27.35
Equivalent Diamond S(1)
Basic net earnings (loss) from operations per share	0.28	(0.31)
Diluted net earnings (loss) from operations per share	0.28	(0.31)
Cash dividends declared per share	0.13	0.03
Net book value per share	15.19	15.14

(1)
Determined using the pro forma combined per share data multiplied by the base exchange ratio of 0.55375.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION
The following table sets forth the closing sale prices per share of INSW common stock and Diamond S common stock on the NYSE on March 30, 2021, the last trading day prior to the public announcement of the merger agreement, and on June 1, 2021, the last practicable trading day prior to the mailing of this joint proxy statement/prospectus. INSW common stock is traded on the NYSE under the symbol “INSW” and Diamond S common stock is traded on the NYSE under the symbol “DSSI.” The high and low trading prices for the INSW common stock on March 30, 2021, the last trading day immediately prior to the public announcement of the merger, were $18.77 and $17.90, respectively. The high and low trading prices for the Diamond S common stock on March 30, 2021, the last trading day immediately prior to the public announcement of the merger agreement, were $9.63 and $9.07, respectively. The table also shows the estimated implied value of the merger consideration proposed for each share of Diamond S common stock as of the same two dates. The implied value for share consideration was calculated by multiplying the closing sales price of a share of INSW common stock on the relevant date by the base exchange ratio of 0.55375 shares of INSW common stock for each share of Diamond S common stock.
	INSW Common Stock	Diamond S Common Stock	Implied Share Value of Share Consideration
March 30, 2021	$18.36	$9.60	$10.17
June 1, 2021	20.28	10.67	11.23
The market prices of INSW common stock and Diamond S common stock have fluctuated since the date of the announcement of the merger agreement and will continue to fluctuate prior to the completion of the merger. For example, the value of INSW common stock may decrease following payment of the INSW special dividend or INSW FSO dividend, in each case if and when paid. No assurance can be given concerning the market prices of INSW common stock or Diamond S common stock before completion of the merger or of INSW common stock after the completion of the merger. Because the exchange ratio, which determines the merger consideration, will not be adjusted for changes in the market prices of either INSW common stock or Diamond S common stock, the market price of INSW common stock (and, therefore, the value of the merger consideration) when received by the Diamond S shareholders after the merger is completed could be greater than, less than or the same as shown in the table above. Accordingly, these comparisons may not provide meaningful information to stockholders in determining how to vote with respect to the proposals described in this joint proxy statement/prospectus. We urge you to obtain current market quotations for INSW common stock and Diamond S common stock and to review carefully the other information contained in this joint proxy statement/prospectus. Please see “Risk Factors — Risks Related to the Merger.” Because the market value of shares of INSW common stock that Diamond S shareholders will receive in the merger may fluctuate, Diamond S shareholders cannot be sure of the market value of the merger consideration that they will receive in the merger.”
For more information on the market for INSW’s or Diamond S’ common equity, related stockholder matters and issuer purchases of equity securities, see Part II, Item 5 “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” of INSW’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, or Diamond S’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which are each incorporated by reference into this joint proxy statement/prospectus.
Dividend Information
The table below summarizes the dividends paid on INSW’s common stock:
	Amounts	Rate Per Share
	($ in millions, except per share amounts)
Year Ended 2020:
First Quarter	$1.7	$0.06
Second Quarter	1.7	0.06
Third Quarter	1.7	0.06
Fourth Quarter	1.7	0.06
Total in 2020	6.8

On February 23, 2021, the INSW’s Board declared a regular quarterly dividend of $0.06 per share of INSW common stock to record holders as of March 11, 2021. The terms of the merger agreement limit the ability of INSW to declare or pay additional dividends during the pendency of the merger without Diamond S consent, other than the INSW special dividend, INSW’s regular quarterly dividend of up to $0.06 per share of INSW common stock and the INSW FSO dividend. It is expected that INSW will declare and pay the INSW special dividend prior to the closing of the merger, with a record date on or after the date of the INSW special meeting.
Diamond S has not paid any cash dividends since its inception. The terms of the merger agreement limit the ability of Diamond S to declare or pay dividends prior to the completion of the merger. In addition, certain of Diamond S’ debt instruments place restrictions on its ability to pay cash dividends.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements and information in this joint proxy statement/prospectus may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. INSW and Diamond S have identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “possible,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “estimate,” “potential,” “outlook,” “attempt,” “forecast,” “continue,” “project,” “projection,” “goal,” “target,” or “objective”, the negative of these words, other terms of similar meaning or the use of future dates. These forward-looking statements are based on INSW’s and Diamond S’ current expectations and beliefs concerning future developments and their potential effect on their respective businesses.
The forward-looking statements contained in this joint proxy statement/prospectus are largely based on INSW’s and Diamond S’ expectations for the future, which reflect certain estimates and assumptions made by their respective managements. These estimates and assumptions reflect INSW’s and Diamond S’ best judgment based on currently known market conditions, operating trends and other factors. Although INSW and Diamond S believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond INSW’s and Diamond S’ control. As such, managements’ assumptions about future events may prove to be inaccurate. For a more detailed description of the risks and uncertainties involved, see “Risk Factors” in this joint proxy statement/ prospectus and in INSW’s and Diamond S’ most recently filed Annual Reports on Form 10-K, Current Reports on Form 8-K and other SEC filings. INSW and Diamond S do not intend to publicly update or revise any forward-looking statements as a result of new information, future events, changes in circumstances or otherwise.
These cautionary statements qualify all forward-looking statements attributable to INSW or Diamond S, or persons acting on either’s behalf. INSW management and Diamond S management caution you that the forward-looking statements contained in this joint proxy statement/prospectus are not guarantees of future performance, and neither INSW nor Diamond S can assure you that such statements will be realized or that the events and circumstances they describe will occur. Factors that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements herein include, but are not limited to:
•
uncertainties as to the timing of the contemplated transactions;

•
the ability of the parties to receive the required regulatory approvals for the merger (and the risks that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) and approval of INSW’s stockholders and Diamond S’ shareholders required on connection with the contemplated transactions;

•
the occurrence of events that may give rise to a right of one or both parties to terminate the merger agreement;

•
risks relating to the value of the shares of INSW common stock to be issued in the merger;

•
the possibility that a competing proposal will be made;

•
the possibility that costs or difficulties related to the integration of INSW’s and Diamond S’ operations will be greater than expected

•
the effects of disruption by the announcement of the contemplated transactions making it more difficult to maintain relationships with employees, customers, vendors and other business partners;

•
the risk that stockholder litigation in connection with the contemplated transactions may affect the timing or occurrence of the contemplated transaction or result in significant costs of defense, indemnification and liability;

•
the risk that the anticipated tax treatment of the proposed transaction is not obtained;

•
other business effects, including effects of the industry, economic or political conditions outside of the control of the parties to the contemplated transaction;

•
transaction costs;

•
future availability of credit and factors that may affect such availability, including credit market conditions and capital structure;

•
new business and investment opportunities

•
actual or contingent liabilities;

•
the ability to hire and retain key personnel; and

•
natural disasters and epidemics.

All subsequent written and oral forward-looking statements concerning INSW, Diamond S, the merger, the combined company or other matters attributable to INSW or Diamond S or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Neither INSW nor Diamond S undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law.

PARTIES TO THE MERGER
Information about International Seaways, Inc.
INSW and its wholly owned subsidiaries own and operate a fleet of oceangoing vessels engaged primarily in the transportation of crude oil and petroleum products in the International Flag trade. INSW’s vessel operations are organized into two segments: Crude Tankers and Product Carriers. On December 31, 2020, INSW owned or operated an International Flag fleet of 36 vessels (totaling an aggregate of 6.1 million dwt), consisting of VLCC, Suezmax, Aframax, Panamax crude tankers, as well as LR1, LR2 and MR product carriers, and through joint ventures and ownership interests in two FSO service vessels. The Marshall Islands is the principal flag of registry of INSW’s vessels.
INSW’s ultimate customers, including those of the commercial pools in which INSW participates, include major independent and state-owned oil companies, oil traders, refinery operators and international government entities. INSW generally charters its vessels to customers either for specific voyages at spot rates through the services of pool in which INSW operates, or for specific periods of time at fixed daily rates though time charters or bareboat charters. Spot market rates are highly volatile, while time charter and bareboat charter rates provide more predictable streams of TCE revenues because they are fixed for specific periods of time.
INSW’s principal executive offices are located at 600 Third Avenue, 39th Floor, New York, New York 10016, and its telephone number is (212) 578-1600. INSW’s website address is www.intlseas.com. Information contained on INSW’s website does not constitute part of this joint proxy statement/prospectus. INSW’s stock is publicly traded on the NYSE, under the ticker symbol “INSW.” Additional information about INSW is included in documents incorporated by reference in this joint proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information.”
Information about Diamond S Shipping Inc.
Diamond S, together with its subsidiaries, is one of the largest publicly listed owners and operators of crude and product tankers in the world. Diamond S provides seaborne transportation of crude oil, refined petroleum and other products in the international shipping markets. As of June 1, 2021, Diamond S’ operating fleet consisted of 64 vessels with an aggregate carrying capacity of approximately 4.6 million “dwt”. Diamond S’ vessel operations are composed of two segments: crude tankers, which consists of 13 Suezmax vessels and one Aframax vessel, and product tankers, which consists of 50 medium range vessels.
Diamond S’ principal executive offices are located at Diamond S Shipping Inc., 33 Benedict Place, Greenwich, Connecticut 06830, and its telephone number is (212) 517-0810. Diamond S’ website address is www.diamondsshipping.com. Information contained on Diamond S’ website does not constitute part of this joint proxy statement/prospectus. Diamond S’ stock is publicly traded on the NYSE, under the ticker symbol “DSSI.” Additional information about Diamond S is included in the documents incorporated by reference in this joint proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information.”
Information about Dispatch Transaction Sub, Inc.
Dispatch Transaction Sub, Inc., a wholly owned subsidiary of INSW, is a Republic of the Marshall Islands corporation incorporated on March 26, 2021 for the purpose of effecting the merger. Dispatch Transaction Sub, Inc. has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement. The principal executive offices of Dispatch Transaction Sub, Inc. are located at 600 Third Avenue, 39th Floor, New York, New York 10016, and its telephone number is (212) 578-1600.

THE MERGER
Terms of the Merger
The Closing
At the effective time, Merger Sub will be merged with and into Diamond S, with Diamond S surviving the merger as a wholly-owned subsidiary of INSW. Immediately following the merger, it is expected that INSW will contribute Diamond S to International Seaways Operating Company, a direct wholly-owned subsidiary of INSW. As a result, among other things, INSW will become the ultimate parent of Diamond S and all of its subsidiaries.
The closing of the merger will take place on the third business day after satisfaction or, to the extent permitted by applicable law, waiver of the conditions to the consummation of the merger set forth in the merger agreement (except for conditions that by their nature are to be satisfied at the closing) subject to the satisfaction or, to the extent permitted by applicable, waiver of all the conditions to the consummation of the merger set forth in the merger agreement at the closing, unless another date or place is agreed to in writing by Diamond S and INSW.
The Merger Consideration
Subject to the terms and conditions set forth in the merger agreement, at the effective time, Diamond S shareholders will have the right to receive, with respect to each share of Diamond S common stock they hold at the effective time, 0.55375 validly issued, fully paid and non-assessable shares of INSW common stock, with cash paid in lieu of fractional shares of INSW common stock. The base exchange ratio will result in INSW stockholders owning approximately 55.75% of the outstanding shares of INSW common stock following the effective time of the merger and the pre-effective time Diamond S shareholders owning approximately 44.25% of the outstanding shares of INSW common stock following the effective time.
There is one instance in which the base exchange ratio would be altered. The base exchange ratio is subject to an upward adjustment to the extent that INSW sells any of its interest in or the assets of the FSO Joint Ventures prior to the effective time and pays a special dividend to INSW stockholders from the proceeds of any such sale (up to a maximum of $25 million). In that instance, the base exchange ratio will be increased in accordance with the terms of the merger agreement so as to cause Diamond S shareholders to hold up to an additional 0.67% of the outstanding shares of INSW common stock based on the amount of the dividend. For example, the full $25 million dividend from the proceeds of a sale of the FSO Joint Ventures would increase Diamond S shareholders’ pro forma ownership by 0.67% and a $12.5 million dividend will increase Diamond S shareholders’ pro forma ownership by 0.33%. If INSW sells any of its interest in or the assets of the FSO Joint Ventures prior to the effective time and pays a further special dividend to INSW stockholders from the proceeds of any such sale of $25 million prior to the effective time, INSW stockholders will own approximately 55.08% of the outstanding shares of INSW common stock following the effective time of the merger and the pre-effective time Diamond S shareholders will own approximately 44.92% of the outstanding shares of INSW common stock following the effective time.
The merger agreement does not contain any provision that would adjust the exchange ratio based on fluctuations in the market value of either company’s common stock. Because of this, the implied value of the stock consideration to Diamond S shareholders will fluctuate between now and the completion of the merger and will depend on the market value of INSW common stock at the time the merger is completed.
At the effective time, all shares of Diamond S common stock that are owned by INSW, Diamond S, Merger Sub or any of their respective direct or indirect wholly owned subsidiaries will be cancelled and will cease to exist and no consideration will be delivered in exchange for those shares.
Fractional shares will not be issued in accordance with the merger. Any Diamond S shareholders that would have received a fractional INSW share based on the exchange ratio above, will instead receive an amount in cash equal to the product of such fractional part, multiplied by the volume-weighted average trading price of INSW shares for the ten trading days preceding the date of the completion of the merger.

Director and Officer Indemnification
Under the merger agreement, certain indemnification and insurance rights exist in favor of Diamond S’ current and former directors and officers. See “The Merger Agreement — Covenants and Agreements” and “The Merger Agreement — Indemnification; Exculpation and Insurance” for information about these rights.
Background of the Merger
The terms of the merger are the result of arm’s length negotiations between INSW and Diamond S. The following is a summary of the events leading up to the agreement to merge and the key meetings, negotiations, discussions and actions by and between INSW and Diamond S and their respective advisors that preceded the public announcement of the merger.
The management and boards of directors of INSW and Diamond S each regularly review its company’s respective results of operations and competitive positions in the industries in which it operates as well as the strategic options of its businesses in light of economic and regulatory conditions, among other things, including whether the continued execution of its strategies as a stand-alone company or the possible sale to, or a combination with, a third party offers the best avenue to enhance shareholder value. INSW and Diamond S, and their respective predecessors, have from time to time engaged in discussions about a potential strategic transaction involving the parties.
In October 2019, representatives of Jefferies engaged in informal discussions with Jeffrey Pribor, INSW’s Chief Financial Officer, regarding industry conditions and strategic options, including potential strategic transactions between Diamond S and INSW. Thereafter, in October 2019, and at the request of INSW management, representatives of Jefferies engaged in informal discussions with certain members of the Diamond S Board, regarding Diamond S’ interest in engaging in discussions regarding a potential transaction with INSW.
On November 4, 2019, the Diamond S Board was updated regarding such informal discussions regarding a potential strategic transaction between Diamond S and INSW.
Beginning in November 2019, Craig H. Stevenson, Jr., Diamond S’ President and Chief Executive Officer and member of the Diamond S Board, Kevin Kilcullen, Diamond S’ Chief Financial Officer, Lois Zabrocky, INSW’s President and Chief Executive Officer and member of the INSW’s board, and Mr. Pribor engaged in informal discussions regarding a potential strategic transaction between Diamond S and INSW. In late December 2019, Moelis reviewed certain financial information with Diamond S management to support them regarding these informal discussions.
In January 2020, Mr. Stevenson and Ms. Zabrocky agreed that there was sufficient interest from both companies to pursue exploring a potential strategic transaction between Diamond S and INSW and decided that the parties should enter into a confidentiality agreement, which Diamond S and INSW executed on February 4, 2020, to facilitate the sharing of information between the parties.
On February 25, 2020, Mr. Nadim Z. Qureshi, Diamond S’ Chairman of the Board, and Mr. Stevenson updated the Diamond S Board on the progress of discussions regarding a potential strategic transaction between Diamond S and INSW and Moelis’ proposed formal engagement as its financial advisor due to Moelis’ qualifications, industry experience and reputation.
On March 9, 2020, the INSW Board held a telephonic meeting at which INSW management updated the INSW Board on the progress of discussions regarding a potential strategic transaction between Diamond S and INSW.
On March 11, 2020, Diamond S confirmed its engagement of Moelis as its financial advisor since December 21, 2019 in connection with the potential strategic transaction between Diamond S and INSW and other strategic alternatives.
On June 10, 2020, the INSW Board held a telephonic meeting at which INSW management outlined key terms of a potential proposal to Diamond S, including relative ownership interests of the stockholders of the two companies, post-closing company governance and termination of the CSMC’s management of certain Diamond S vessels. The INSW Board determined to engage in exploratory discussions regarding a potential transaction on that basis.
On June 17, 2020, INSW delivered a preliminary, non-binding indicative proposal to Diamond S (the “June Proposal Letter”). The June Proposal Letter detailed INSW’s proposed terms for a potential strategic transaction with Diamond S, including INSW’s proposal that (i) such a transaction be structured as a stock-for-stock merger, (ii) a pro forma ownership split that would result in INSW stockholders owning 60% of the combined company and Diamond S shareholders owning the remaining 40% equity interest, with an exchange ratio of approximately 0.464 common shares of INSW for each common share of Diamond S held by Diamond S shareholders at the time of the merger, (iii) a post-closing board with two Diamond S designees and (iv) consummation of the merger to be conditioned on the termination of commercial and technical management services provided by CSMC on terms that are satisfactory to INSW. The June Proposal Letter also addressed certain governance matters, support and lockup agreements to be entered into concurrently with the execution of the definitive documentation and a proposal that the parties enter into a mutual exclusivity agreement to facilitate further discussions of the proposed merger.
On June 26, 2020, following receipt of the June Proposal Letter, the Diamond S Board held a meeting by video conference at which members of Diamond S management and representatives of Moelis were also present to provide an update as to the status of the preliminary discussions with INSW and their advisors and discuss the terms of the June Proposal Letter. In particular, the Diamond S Board discussed INSW’s proposed requirement that Diamond S terminate all commercial and technical management services provided by CSMC as a condition to the merger, procedurally how the Diamond S Board should consider further exploring a potential merger with INSW and the next steps. Each of the Diamond S directors disclosed to the Diamond S Board any interests and other material relationships that they may have in INSW or its affiliates.
On July 2, 2020, the Diamond S Board held a meeting by video conference at which members of Diamond S management and representatives of Moelis were also present to continue discussions regarding the status of the preliminary discussions with INSW and their advisors and the terms of the June Proposal Letter. Mr. Gerasimos G. Kalogiratos, a member of the Diamond S Board, offered to negotiate for and on behalf of CSMC if the Diamond S Board determined to negotiate an agreement for the early termination of the commercial and technical management services provided by CSMC. At the conclusion of the meeting, the Diamond S Board directed representatives of Moelis to discuss the material terms of the June Proposal Letter with representatives of Jefferies, including the proposed conditions to closing, the relative contributions of Diamond S and INSW, governance considerations and the management of the combined fleet.
In early July 2020, INSW management discussed with representatives of Jefferies the terms of the June Proposal Letter, and indicated to representatives of Jefferies that INSW may have flexibility on some material terms of the proposal, such as pro forma ownership splits for the companies’ respective shareholders and governance considerations, but that INSW would require that CSMC cease to provide commercial and technical management services as a condition to the proposed merger and that both parties negotiate exclusively with one another. Following this discussion, INSW management instructed representatives of Jefferies to convey such information regarding the June Proposal Letter to representatives of Moelis. Representatives of Jefferies subsequently discussed the terms of the June Proposal Letter and the information it had reviewed with INSW management with representatives of Moelis.
On July 17, 2020, the Diamond S Board held a meeting by video conference at which members of Diamond S management and representatives of White & Case LLP (“White & Case”) and Moelis were also present. White & Case had been serving as counsel to the Conflicts Committee of the Diamond S Board since its formation in March of 2020 and was present at the meeting in light of INSW’s requirement that there be a termination of CSMC’s commercial and technical management services as part of any merger. The Diamond S Board discussed the June Proposal Letter and the discussions between representatives of Moelis and Jefferies as to its terms. Upon further discussion, the Diamond S Board determined to further explore a potential merger with INSW. A representative of White & Case then provided an overview of the fiduciary duties of the Diamond S Board generally as well as in the context of exploring, evaluating, negotiating and approving a strategic transaction between Diamond S and INSW. White & Case and the Diamond S Board discussed the role of Mr. Kalogiratos and George Cambanis as Capital nominees to the Diamond S Board in light of INSW’s requirement that CSMC cease to provide commercial and technical management services as a condition to the proposed merger. The Diamond S Board discussed procedural matters in connection with a potential combination and requested that White & Case and Sullivan & Cromwell LLP (“S&C”), acting as counsel for CSMC, discuss the appropriate procedural approach to a potential combination and the role of Messrs. Kalogiratos and Cambanis in such decisions.
Following the July 17, 2020 meeting of the Diamond S Board, representatives of White & Case and S&C discussed the appropriate process for a potential merger between Diamond S and INSW as instructed. The Diamond S Board then held a meeting by video conference on July 20, 2020 at which members of Diamond S management and representatives of White & Case and Moelis were present. White & Case confirmed any interests the directors may have in the proposed merger. Following discussion of any such interests, the Diamond S Board resolved to form the Transaction Committee to be composed of Diamond S directors Messrs. Hal Malone and Nadim Qureshi, and Ms. Alexandra Kate Blankenship and to which the Diamond S Board delegated the power and authority to, among other things, propose, review and negotiate the terms of a possible transaction with INSW, including any alternative transaction and the terms and condition of the potential termination of the commercial relationships between Diamond S and CSMC, and to make recommendations to the Diamond S Board with respect to the possible transaction and such termination. The Transaction Committee formally engaged White & Case as legal counsel to Diamond S and the Transaction Committee and Moelis as its financial advisor in connection with the potential merger on July 21, 2020.
The Transaction Committee thereafter met regularly by video conference together with members of Diamond S management and representatives of White & Case and Moelis to discuss the status of negotiations, terms of the proposed merger and the termination of the commercial and technical management services provided by CSMC. On multiple occasions, the Transaction Committee directed representatives of Moelis to discuss certain terms of the proposed termination of the CSMC services with Mr. Kalogiratos, who represented CSMC in such negotiations. Representatives of Moelis and Mr. Kalogiratos discussed, in particular, various financial aspects relating to the remaining commercial and technical management services to be provided by CSMC to Diamond S pursuant to existing contractual arrangements and ways in which the parties could transition the management of vessels from CSMC to Diamond S upon the successful consummation of a potential merger with INSW. The Transaction Committee also directed representatives of Moelis to engage with representatives of Jefferies to plan logistics and key exchanges of information.
On August 4, 2020, the INSW Board held a telephonic meeting at which management updated the INSW Board on the status of a potential transaction with Diamond S, including that, although INSW had not received any formal response to the June Proposal Letter, a number of discussions had taken place between representatives of Moelis and Jefferies. Representatives of Jefferies also provided an update on its discussions to date with representatives of Moelis.
On August 17, 2020, Diamond S, CSMC and CMTC executed a mutual confidentiality and standstill agreement.
On September 11, 2020, the Transaction Committee sent a term sheet to CSMC setting forth proposed material terms and conditions upon which the commercial and technical management services provided by CSMC would be terminated (the “Term Sheet”), which included a proposal to pay a termination fee in connection with the transition the management of the Diamond S vessels to the combined company.
On September 14, 2020, Diamond S and INSW entered into an exclusivity agreement (the “Exclusivity Agreement”) pursuant to which both parties agreed to negotiate the proposed merger for a 30-day period.
On September 23, 2020, CSMC sent a revised Term Sheet to Moelis reflecting CSMC’s position on key issues, including changes to the size and payment terms of the proposed termination fee and the terms of the transition of the management of the Diamond S vessels to the combined company.
The Transaction Committee thereafter met several times by video conference together with members of Diamond S management and representatives of White & Case and Moelis to discuss CSMC’s revised Term Sheet. On September 29, 2020, the Transaction Committee sent a revised Term Sheet to CSMC reflecting the Transaction Committee’s positions on key issues.

Subsequently, on multiple occasions, Mr. Malone, on behalf of and with the approval of the Transaction Committee, discussed certain terms of the proposed termination of commercial and technical management services provided by CSMC with Mr. Kalogiratos in order to better understand CSMC’s positions and to be able to progress the negotiations with CSMC. The Transaction Committee also directed representatives of Moelis to discuss the proposed response to CSMC with representatives of Jefferies on several occasions. The Transaction Committee met several times by video conference together with members of Diamond S management and representatives of White & Case and Moelis to discuss CSMC and the Transaction Committee’s respective positions on key issues. During this period, representatives of Jefferies provided updates to INSW management regarding Jefferies’ discussions with representatives of Moelis, and the status of negotiations between Diamond S and CSMC.
On October 14, 2020, Diamond S and INSW agreed to extend the Exclusivity Agreement for a 30-day period.
On October 15, 2020, the Transaction Committee sent a revised Term Sheet to CSMC reflecting the Transaction Committee’s positions on key issues, including an outside date, governance matters and the terms of the transition of the management of the Diamond S vessels from CSMC to the combined company. The Transaction Committee continued to meet regularly by video conference thereafter together with management and representatives of White & Case and Moelis to discuss ongoing conversations between representatives of Moelis and Jefferies regarding the terms of the proposed merger and negotiations with CSMC.
On October 16, 2020, INSW formally engaged Jefferies as its financial advisor in connection with a possible transaction involving INSW and Diamond S.
On October 28, 2020, the INSW Board held a telephonic meeting at which INSW management and representatives of Jefferies provided an update on the status of discussions with Moelis regarding a potential transaction with Diamond S.
On November 3, 2020, Mr. Kalogiratos sent an email to the Transaction Committee in which Mr. Kalogiratos conveyed CSMC’s position on several issues raised by the last draft of the Term Sheet, including the timing of transitioning commercial and technical management services provided by CSMC, the payment of related expenses and the proposed termination fee. On November 4, 2020, Mr. Kalogiratos provided revisions to the Term Sheet reflecting CSMC’s latest positions. The Transaction Committee directed Moelis to share the latest draft of the Term Sheet with representatives of Jefferies.
On November 10, 2020, the INSW Board held a telephonic conference with INSW management and representatives of Jefferies in attendance. Management described INSW’s work on a potential transaction with Diamond S, including discussions with Diamond S to date. The INSW Board discussed the relative valuations of the two companies, and requested that representatives of Jefferies provide preliminary financial analyses of INSW and Diamond S, which were subsequently provided to INSW management.
The Transaction Committee thereafter held several meetings by video conference with members of Diamond S management and representatives of White & Case and Moelis to discuss the ongoing dialogue between representatives of Moelis and Jefferies with respect to various financial matters relating to INSW and Diamond S and the potential equity ownership split of the combined company, the next steps and anticipated timing of the transaction process. Following such discussions, on November 19, 2020, the Transaction Committee delivered a letter to INSW setting forth material terms of a proposed merger, including a proposed revised pro forma ownership splits that would result in INSW stockholders owning 52.0% of the combined company and Diamond S shareholders owning the remaining 48.0% equity interest (which did not account for any potential impact from the planned termination of arrangements with CSMC) and requesting that Diamond S and INSW begin to draft definitive agreements and extend exclusivity through December 15, 2020. On November 20, 2020, INSW management had a telephonic conference with representatives of Jefferies to discuss the letter received the previous day from the Transaction Committee, in preparation for the subsequent meeting of the INSW Board.
On November 23, 2020, the INSW Board held a telephonic meeting to discuss the letter received from Diamond S. INSW management, with the assistance of representatives of Jefferies, reviewed with the INSW Board additional financial analyses regarding the potential transaction, including the potential financial benefits, including earnings per share and synergy benefits. The INSW Board discussed the potential transaction with Diamond S as compared to other strategic alternatives. The INSW Board directed INSW management to continue to engage in discussions regarding a potential transaction with Diamond S.
On December 3, 2020, the INSW Board held a meeting by video conference at which INSW management further discussed the potential benefits of a potential transaction with Diamond S. Management and the INSW Board discussed net asset values, potential synergies, due diligence requirements, potential vessel divestitures and the leverage of the combined company. The INSW Board determined that it was interested in continuing discussions regarding a potential transaction on acceptable terms.
On December 7, 2020, Messrs. Kilcullen and Pribor held a call in which Mr. Pribor conveyed INSW’s enthusiasm for the proposed merger, but noted that representatives of Jefferies were preparing its preliminary financial analyses of both companies at the request of the INSW Board. Mr. Pribor requested that the parties delay conducting further due diligence until both parties had come to an agreement on the relative valuations of Diamond S and INSW.
On December 15, 2020, the INSW Board held a telephonic meeting at which INSW management discussed the strategic rational of the proposed transaction and introduced a revised proposal for the INSW Board’s approval. Following discussion, the INSW Board authorized INSW management to submit a revised proposal to Diamond S. Management then discussed with representatives of Jefferies proposing transaction terms to Moelis the following day.
On December 16, 2020, at the direction of INSW, representatives of Jefferies called representatives of Moelis and communicated a revised proposal for the Diamond S Board’s consideration, which included a revised pro forma ownership split that would result in INSW stockholders owning 54.0% of the combined company and Diamond S shareholders owning the remaining 46.0% equity interest following the payment of a dividend of $75 million to INSW stockholders prior to the closing of the proposed merger and addressed other aspects of the proposed merger, including flexibility for INSW to sell its interest in the FSO Joint Ventures prior to the closing of the proposed merger and pay a further dividend from the proceeds of such sale of up to $25 million (the “Potential FSO Dividend”) to INSW stockholders prior to the closing of the proposed merger, the timing of payment of the proposed termination fee payable to CSMC in connection with the termination of their commercial and technical management services and board composition.
The Transaction Committee thereafter held several meetings by video conference together with members of Diamond S management and representatives of White & Case and Moelis at which representatives of Moelis updated the Transaction Committee on discussions between representatives of Moelis and Jefferies regarding a possible combination involving Diamond S and INSW and reviewed certain financial aspects regarding INSW’s most recent proposal, including financial information regarding both companies based on current financial data. The Transaction Committee discussed the impact of potential vessel sales, the payment of dividends to INSW stockholders prior to the closing of the proposed merger on the pro forma ownership split of the combined company, the status of negotiations with CSMC and the feedback received from INSW regarding the latest draft of the Term Sheet.
On December 28, 2020, Mr. Qureshi, on behalf of the Transaction Committee, sent a letter to the INSW Board conveying a revised proposal, including a revised pro forma ownership split that would result in INSW stockholders owning 52.5% of the combined company and Diamond S shareholders owning the remaining 47.5% equity interest following the payment of a special dividend of $75 million to INSW stockholders prior to the closing of the proposed merger and which addressed other aspects of the proposed merger, including an equal allocation of the termination fee payable to CSMC and a combined company board of directors of nine directors, with six designated by INSW and three designated by DSSI. Diamond S further proposed to initiate due diligence, including vessel inspections.
On each of December 29, 2020 and December 30, 2020, INSW management held telephonic conferences with representatives of Jefferies. During these conferences, INSW and representatives of Jefferies discussed terms of a potential revised proposal to be delivered by INSW in response to Diamond S’ proposal of December 28, 2020.
On December 30, 2020, representatives of Jefferies and representatives of Moelis had a telephonic conference during which representatives of Moelis responded to questions to clarify the December 28, 2020 letter from the Transaction Committee to the INSW Board.

On December 31, 2020, INSW sent a revised proposal to Diamond S, which included a revised pro forma ownership split that would result in INSW stockholders owning 53.75% of the combined company and Diamond S shareholders owning the remaining 46.25% equity interest following the payment of a dividend of $75 million to INSW stockholders prior to the closing of the proposed merger and addressed other aspects of the proposed merger, including INSW’s ability to make the Potential FSO Dividend prior to the closing of the proposed merger, the allocation of the termination fee payable to CSMC and governance matters.
The Transaction Committee subsequently met on several occasions by video conference together with members of Diamond S management and representatives of White & Case and Moelis to discuss the INSW proposal and how to progress discussions with CSMC.
On January 6, 2021, the INSW Board held a meeting by video conference to discuss the terms of the revised proposal, including the termination fee payable to CSMC, and the status of negotiations with Diamond S.
On January 8, 2021, Diamond S and INSW agreed to extend the Exclusivity Agreement to February 13, 2021. As an exhibit to the extension, Diamond S and INSW referenced certain proposed terms, including a pro forma ownership split that would result in INSW stockholders owning 53.25% of the combined company and Diamond S shareholders owning the remaining 46.75% equity interest following the payment of a dividend of $75 million to INSW stockholders prior to the closing of the proposed merger and addressed other aspects of the proposed merger, including INSW’s ability to make the Potential FSO Dividend with a reduction in a pro forma ownership split to INSW stockholders of 0.67% and certain governance matters.
On January 12, 2021, members of Diamond S management and representatives of White & Case and Moelis discussed with the Diamond S Board an overview of progress made on the proposed merger, the strategic rationale for the transaction and selected preliminary financial information relating to a possible transaction.
On January 19, 2021, representatives of White & Case and Cleary Gottlieb Steen & Hamilton LLP (“Cleary Gottlieb”), as counsel to INSW, had an introductory call in which they discussed procedural matters regarding the potential merger, including with respect to the preparation of transaction documents and due diligence. Following such call, White & Case and Cleary Gottlieb exchanged due diligence request lists and both parties began preparing virtual data rooms, exchanging diligence information and initiating vessel inspections shortly thereafter.
On January 20, 2021, the Transaction Committee held a meeting by video conference together with management and representatives of Moelis to discuss the next steps and follow-up information to be provided to the Diamond S Board.
On January 22, 2021, members of Diamond S management and representatives of White & Case and Moelis reviewed and discussed with the Diamond S Board further financial information regarding the transaction with INSW. The Transaction Committee subsequently met on several occasions by video conference together with members of Diamond S management and representatives of White & Case and Moelis to discuss the next steps and report on progress of the proposed merger.
On January 24, 2021, Messrs. Qureshi and Douglas D. Wheat, Chairman of the INSW Board, discussed both companies’ interest in progressing due diligence and in working together to negotiate with CSMC.
On January 26, 2021, Mr. Kalogiratos sent a revised Term Sheet to the Transaction Committee that was subsequently shared with INSW, which conveyed CSMC’s position on key terms, including with respect to the fee payable upon the termination of the commercial and technical management services provided by CSMC.
On January 27, 2021, INSW management discussed with representatives of Jefferies the Term Sheet received the prior day and INSW management conveyed to representatives of Jefferies its view on the proposed revised transaction terms. Following that discussion, later in the day on January 27, 2021, INSW management directed representatives of Jefferies to propose to Moelis an equity split of 53.55% for INSW stockholders and 46.45% for Diamond S shareholders.
On January 27, 2021, at the direction of INSW management, representatives of Jefferies relayed certain comments to the Term Sheet to representatives of Moelis and also conveyed a revised merger proposal that adjusted the pro forma ownership split and would result in INSW stockholders owning 53.55% of the combined company and Diamond S shareholders owning the remaining 46.45% equity interest.
The Transaction Committee subsequently held several meetings by video conference together with members of Diamond S management and representatives of White & Case and Moelis to discuss the Term Sheet, how to respond to CSMC and the input INSW had provided on the Term Sheet and INSW’s revised merger proposal. Following such discussions, on January 28, 2021, the Transaction Committee sent a revised Term Sheet to CSMC, which Diamond S, INSW and CSMC subsequently negotiated together with their advisors and exchanged several further drafts.
On February 5, 2021, the management teams of Diamond S and INSW and each of their respective legal and financial advisors participated in a video conference to discuss procedural matters in order to progress due diligence and legal documentation.
On February 8, 2021, Diamond S and CSMC executed the Term Sheet, which remained subject to the negotiation and execution of a definitive termination agreement and was conditioned on Diamond S and INSW executing a definitive merger agreement by March 31, 2021.
On February 9, 2021, Diamond S and INSW agreed to extend the Exclusivity Agreement to March 15, 2021.
On February 11, 2021, members of Diamond S management and representatives of White & Case and Moelis provided and discussed with the Diamond S Board a situation update and reviewed selected preliminary financial information regarding a possible transaction.
On February 18, 2021, White & Case sent a draft of the termination agreement with CSMC to Cleary Gottlieb based on the Term Sheet and following which Diamond S, INSW and CSMC and their respective counsels negotiated the termination agreement in parallel with all other transaction documentation.
On February 23, 2021, the INSW Board held a meeting by video conference at which INSW Board determined to propose to Diamond S a potential decrease to the size of the special dividend in exchange for increasing the relative pro forma ownership interest of INSW stockholders in the combined company.
On February 24, 2021, White & Case and Cleary Gottlieb discussed the CSMC termination agreement and White & Case provided background on discussions with CSMC that had occurred at the time of negotiation of the Term Sheet. The following day, on February 25, 2021, Cleary Gottlieb sent White & Case comments on the CSMC termination agreement.
On February 26, 2021, Cleary Gottlieb sent White & Case an initial draft of the merger agreement, which was structured as a merger of equals transaction as discussed between the parties in which both parties generally provide mutual representations and warranties, covenants and other obligations customary for a merger of equals.
On February 27, 2021, Mr. Wheat called Mr. Qureshi to discuss proposed changes to the transaction terms, including a reduction in the size of the pre-closing dividend to be paid to INSW stockholders to $28 million and changes in the relative valuations of the fleets of Diamond S and INSW as a result of which Mr. Wheat conveyed that the INSW Board proposed to revise the pro forma equity split such that INSW stockholders would own 56.25% of the equity of the combined company following the merger and Diamond S shareholders would own the remaining 43.75% equity interest in the combined company. On February 27, 2021, representatives of Jefferies also informed representatives of Moelis of INSW’s revised proposal, which had been separately conveyed by INSW management to representatives of Jefferies.
The Transaction Committee subsequently held several meetings by video conference together with members of Diamond S management and representatives of White & Case and Moelis to discuss the proposal conveyed by Mr. Wheat and representatives of Jefferies. Representatives of Moelis reviewed certain financial aspects regarding INSW’s proposal, including a discussion of certain financial information relating to Diamond S and INSW. Thereafter, the Transaction Committee directed Moelis to call representatives of Jefferies and Mr. Qureshi to call Mr. Wheat to discuss a revised pro forma ownership split of the combined company.
On March 2, 2021, Mr. Qureshi called Mr. Wheat and representatives of Moelis called representatives of Jefferies to discuss the relative contributions of Diamond S and INSW and communicated that while the Transaction Committee was open to revisiting the parties’ pro forma ownership split in the combined company given the passage of time and based on the reduced value of the pre-closing dividend that INSW proposed to pay to its stockholders, the Transaction Committee’s position was that the appropriate relative ownership interests in the combined company following the merger would result in INSW stockholders owning 55.5% of the combined company and Diamond S shareholders owning the remaining 44.5% equity interest, which represented the midpoint between the previously agreed pro forma ownership split and INSW’s new proposal.
On March 2, 2021, Mr. Wheat called Mr. Qureshi and conveyed that the INSW Board was prepared to agree to a revised pro forma ownership split that would result in INSW stockholders owning 56.0% of the combined company and Diamond S shareholders owning the remaining 44.0% equity interest.
On March 3, 2021, the INSW Board held a meeting by video conference, at which Mr. Wheat recounted the conversations of March 2, 2021 with Mr. Qureshi. The INSW Board determined to pursue a pro forma ownership split that would result in INSW stockholders owning 55.75% of the combined company and Diamond S shareholders owning the remaining 44.25% of the combined company, so long as INSW would be permitted to make a special pre-closing dividend of $31.5 million. INSW management also discussed the status of discussions with CSMC and the status of due diligence on Diamond S.
On March 3, 2021, the Transaction Committee held a meeting by video conference at which members of Diamond S management and representatives of White & Case and Moelis were present. At such meeting, representatives of Moelis reviewed certain financial information regarding Diamond S and INSW, the various proposals exchanged between Diamond S and INSW with respect to the pro forma ownership split of the combined company and the premium implied by each such proposal. The Transaction Committee discussed Moelis’ analysis and the latest terms proposed by INSW. White & Case provided an overview of Cleary Gottlieb’s initial draft of the merger agreement. Following the Transaction Committee meeting, Mr. Qureshi called Mr. Wheat and they agreed to a pro forma ownership split that would result in INSW stockholders owning 55.75% of the combined company and Diamond S shareholders owning the remaining 44.25% equity interest. In addition, they agreed that INSW would be permitted to make a pre-closing dividend of $31.5 million to INSW’s stockholders.
On March 8, 2021, management teams from Diamond S and INSW and their respective legal and financial advisors met by video conference to discuss the confirmatory due diligence and legal and financing documentation needed in order to sign the merger agreement and related ancillary documents and agreed to regular video conferences to discuss the proposed merger and the parties’ progress. The Transaction Committee further began convening regularly by video conference with Diamond S’ management and representatives of White & Case and Moelis in order to be updated regularly.
On March 10, 2021, Diamond S and INSW further extended the Exclusivity Agreement until March 31, 2021.
On March 11, 2021, representatives of Cleary Gottlieb and White & Case discussed a proposal to cause CSMC to agree to terminate its registration rights agreement with Diamond S. In addition, on March 11, 2021, S&C sent White & Case a revised draft of the CSMC termination agreement.
On March 12, 2021, the Transaction Committee held a meeting by video conference at which members of Diamond S management, representatives of White & Case and Moelis were present. At such meeting, the Transaction Committee discussed, among other items, progress made in discussions among INSW and Diamond S’ respective management teams regarding anticipated synergies in connection with the merger, voting and support agreements proposed to be delivered in connection with the merger, and certain outstanding issues in the merger agreement, including governance matters and termination rights and related fees.

On March 12, 2021, White & Case sent comments on the initial draft of the merger agreement to Cleary Gottlieb.
On March 13, 2021, the Transaction Committee held a meeting by video conference at which members of Diamond S management, representatives of White & Case and Moelis were present. At such meeting, White & Case provided an update on the current status of the termination agreement with CSMC, and the Transaction Committee discussed material issues raised by a draft of the termination agreement provided by CSMC on March 11, 2021, including with respect to the timing of the transition of management services, CSMC’s ability to enter into new time charters and certain fees payable to CSMC in connection with the transition of management services.
On March 14, 2021, the respective general counsels of Diamond S and INSW, as well as S&C, White & Case and Cleary Gottlieb discussed open issues in the CSMC termination agreement. The parties agreed that S&C would discuss the open issues raised by the call with CSMC. On March 16, 2021, White & Case sent a revised draft of the CSMC termination agreement to S&C, which draft, among other things, limited the period of time in which CSMC could commit vessels to new time charters.
On March 18, 2021, the Diamond S Board held a meeting by video conference attended by Diamond S management and representatives of White & Case and Moelis to discuss the Transaction. Representatives of Moelis provided an update on negotiations with INSW and reviewed certain financial information regarding the transaction terms, including the changes to the pro forma ownership interest of the combined company and the pre-closing dividend INSW would be permitted to make to its stockholders that had been negotiated with INSW since the last meeting of the Diamond S Board. The Diamond S Board asked Moelis questions regarding its discussion and certain outstanding issues requiring resolution in order to sign the merger agreement.
On March 19, 2021, S&C sent a revised draft of the CSMC termination agreement to White & Case and Cleary Gottlieb.
On March 21, 2021, Cleary Gottlieb sent White & Case comments to the merger agreement. On March 22, 2021, the Transaction Committee held a meeting by video conference that was attended by Diamond S management and representatives of White & Case and Moelis to discuss the material open issues raised by Cleary Gottlieb’s comments to the merger agreement. Specifically, the Transaction Committee discussed the proposed adjustment to the exchange ratio in the event INSW sells its interest in the FSO Joint Venture prior to the closing of the proposed merger and pays the potential FSO Dividend, whether both parties would be required to hold shareholder meetings irrespective of any change in the recommendation by their respective boards of directors, restrictions on both parties’ businesses between the date on which the merger agreement is signed and the closing of the merger, compensation and benefits available to any Diamond S employees that continue to be employed by the combined company, whether both parties should be required to pay one another’s expenses in the event such party’s shareholders do not approve the merger in the absence of a competing offer and the amount of the termination fees that would become payable upon termination of the merger agreement under certain circumstances.
On March 24, 2021, Mr. Kalogiratos on behalf of CSMC and Mr. Malone on behalf of Diamond S negotiated open points in the CSMC termination agreement via email. Also on March 24, 2021, White & Case and Cleary Gottlieb sent S&C a revised draft of the CSMC termination agreement.
On March 25, 2021, the Diamond S Board held a meeting by video conference attended by Diamond S management and representatives of White & Case and Moelis to discuss the Transaction. Representatives of White & Case provided an overview of the terms of the merger agreement and noted that discussions remain ongoing with respect to the exchange ratio and certain other legal terms described to the Diamond S Board. The Diamond S Board members asked for clarification on several aspects of the merger agreement, including with respect to the anticipated timing of closing and closing conditions. Representatives of Moelis then provided an overview of certain financial aspects regarding the merger, including a discussion of financial information relating to Diamond S and INSW, the synergy opportunities that both parties’ respective management teams anticipate will be realizable as a result of the merger and certain pro forma effects of the merger on the combined company. The Diamond S Board members asked questions about certain of the information reviewed by Moelis.

On March 25, 2021, White & Case sent Cleary Gottlieb comments to the merger agreement reflecting Diamond S’ position on key issues, including whether both parties would be required to hold shareholder meetings irrespective of any change in the recommendation by their respective boards of directors, restrictions on both parties’ businesses between the date on which the merger agreement is signed and the closing of the merger, compensation and benefits available to any Diamond S employees that continue to be employed by the combined company and the amount of the termination fees that would become payable upon termination of the merger agreement under certain circumstances.
On March 27, 2021, the INSW Board met via video conference, including with members of INSW management, representatives of Cleary Gottlieb and representatives of Jefferies. Management provided the INSW Board with an update on the transaction and Cleary Gottlieb presented to the INSW Board an overview of its fiduciary duties and a detailed summary of the terms of the merger agreement and ancillary agreements, including open points.
On March 27, 2021, representatives of White & Case and Cleary Gottlieb held a call to discuss open items in the merger agreement. Following this discussion, Cleary Gottlieb sent comments to the merger agreement to White & Case.
On March 27, 2021, representatives of White & Case and Cleary Gottlieb held a call to discuss open items on the merger agreement, including with respect to certain representations, the inclusion of a closing condition requiring delivery of certain A&R debt agreements, the amount of the termination fees that would become payable upon termination of the merger agreement under certain circumstances and restrictions on both parties’ businesses between the date on which the merger agreement is signed and the closing of the merger.
On March 29, 2021, representatives of White & Case and Cleary Gottlieb held a call to discuss outstanding issues in the merger agreement following which Cleary Gottlieb sent a revised draft of the merger agreement to White & Case, which included changes to, among other things, the compensation and benefits that would be made available to any Diamond S employees that continue to be employed by the combined company and proposed an exchange ratio that would entitle Diamond S shareholders to 0.5525 shares of INSW common stock for each share of Diamond S common stock they hold at the closing of the merger.
On March 30, 2021, the Transaction Committee discussed with Ms. Zabrocky and Mr. Pribor certain matters, including the proposed exchange ratio pursuant to which they agreed to a base exchange ratio that would entitle Diamond S shareholders to 0.55375 shares of INSW common stock for each share of Diamond S common stock they hold at the closing of the merger.
Following such discussions, the Transaction Committee held a meeting by video conference on March 30, 2021, which members of Diamond S management and representatives of White & Case and Moelis attended, to discuss the outcome of the discussions between the Transaction Committee and INSW management and the most recent drafts of the merger agreement and termination agreement with CSMC, and agreed upon consultation with their legal advisors that such documents were substantially final and in a form upon which the Transaction Committee could recommend that the full Diamond S Board should approve. Representatives of Moelis discussed with the Transaction Committee their financial analysis with respect to the merger and following this discussion, indicated that Moelis was prepared to render to the Diamond S Board its opinion, as of the date of such opinion, and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in its written opinion, as to the fairness from a financial point of view to the holders of Diamond S common stock, other than INSW and its affiliates of the base exchange ratio provided for in the merger.
Immediately following the Transaction Committee meeting, the Diamond S Board held a meeting by video conference attended by members of Diamond S management and representatives of White & Case, Seward & Kissel LLP, serving as counsel to Diamond S, and Moelis to discuss the Transaction, including the proposed final terms of the merger agreement. Representatives of White & Case provided an overview of the directors’ fiduciary duties in evaluating and approving the proposed merger. They also provided the Diamond S Board with a detailed summary of the terms of the merger agreement that had changed since the March 25, 2021 meeting of the Diamond S Board, including with respect to the inclusion of a closing condition requiring delivery of certain A&R debt agreements, various employee matters, the outside date by which the merger is required to be consummated and the amount of the termination fees that would become payable upon termination of the merger agreement under certain circumstances. Moelis then reviewed and discussed its financial analyses with respect to Diamond S, INSW and the proposed merger provided for in the merger agreement. At the request of the Diamond S Board, Moelis rendered its oral opinion, as of March 30, 2021, to the Diamond S Board (which was subsequently confirmed in writing by delivery of Moelis’ written opinion addressed to the Diamond S Board dated the same date) as to, and subject to, the assumptions made, procedures followed, matters considered and other limitations set forth in the opinion, the fairness, from a financial point of view, to the holders of Diamond S common stock, other than INSW and its affiliates, of the base exchange ratio in the merger pursuant to the merger agreement. The Moelis opinion is more fully described under the section “The Merger — Opinion of Diamond S’ Financial Advisor.” Following a discussion of the foregoing, the Diamond S Board unanimously resolved, amongst other matters, to (i) determine that the terms of the merger agreement and the consummation of the proposed merger and the other transactions contemplated by the merger agreement are advisable and are fair to, and in the best interests of, Diamond S and its shareholders, (ii) approve the execution, delivery, and performance of the merger agreement, the CSMC termination agreement and other ancillary agreements and the consummation of the transactions contemplated by the merger agreement, (iii) direct that a proposal for the approval of the merger agreement be submitted to the Diamond S shareholders for adoption, and (iv) recommend that the Diamond S shareholders approve the merger agreement. The reasons that supported the Diamond S Board’s decision to enter into the merger agreement and consummate the merger and the other transactions contemplated thereby, and a variety of risks and other countervailing factors that the Diamond S Board considered, are summarized in the section titled “The Merger — Recommendation of the Diamond S Board and its Reasons for the Transaction.”
On March 30, 2021, the INSW Board met via video conference to discuss the proposed transaction, including the proposed final terms of the merger agreement with representatives of Cleary Gottlieb and Jefferies also in attendance. Representatives of Jefferies reviewed with the INSW Board Jefferies’ financial analysis of the proposed base exchange ratio. Following discussion among members of the INSW Board and representatives of Jefferies, Jefferies rendered to the INSW Board its oral opinion, which was subsequently confirmed by delivery of a written opinion dated March 30, 2021, that, as of the date of such opinion, and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in its written opinion, the base exchange ratio provided for in the merger pursuant to the merger agreement was fair, from a financial point of view, to INSW. The Jefferies opinion is more fully described under the section “The Merger — Opinion of INSW’s Financial Advisor.” Representatives of Cleary Gottlieb then described changes to the transaction terms since the March 27, 2021 meeting of the INSW Board, including the finalized base exchange ratio, the amount of the termination fees payable by each party in certain circumstances and closing conditions related to the entry into the A&R debt agreements and the accuracy of the representation and warranty related to the absence of any financial restatement of prior SEC filings. Following a discussion of the foregoing, the INSW Board unanimously, amongst other matters, (i) declared that the merger agreement and consummation of the transactions contemplated thereby, including the merger, are advisable and fair to, and in the best interests of INSW and its stockholders, (ii) approved the merger agreement and the transactions contemplated thereby, including the merger, (iii) authorized the execution, delivery and performance of the merger agreement and the other ancillary agreements, (iv) declared that the INSW share issuance proposal be submitted for consideration at the INSW special meeting, (v) recommended in favor of the INSW share issuance and (vi) approved the inclusion of the recommendation in this joint proxy statement/ prospectus. The reasons that supported the INSW Board’s decision to enter into the merger agreement and consummate the merger and the other transactions contemplated thereby, and a variety of risks and other countervailing factors that the INSW Board considered, are summarized in the section titled “The Merger — Recommendation of the INSW Board and its Reasons for the Transaction.”
That evening, representatives of White & Case and Cleary Gottlieb finalized the merger agreement, disclosure schedules and ancillary documents, following which Diamond S, INSW and the Merger Sub executed and delivered the merger agreement effective as of March 30, 2021. In addition, Diamond S and CSMC executed and delivered the termination agreement contemplated by the merger agreement.
Prior to the opening of U.S. stock markets on March 31, 2021, Diamond S and INSW publicly announced the merger by issuing a joint news release and by hosting a joint conference call for the investment community to discuss the proposed merger.

Recommendation of the INSW Board and its Reasons for the Transaction
At its meeting on March 30, 2021, the INSW board of directors unanimously (1) declared that the merger agreement and consummation of the transactions contemplated thereby, including the merger, are advisable and fair to, and in the best interests of INSW and its stockholders, (2) approved the merger agreement and the transactions contemplated thereby, including the merger, (3) authorized the execution, delivery and performance of the merger agreement, (4) declared that the INSW share issuance proposal be submitted for consideration at the INSW special meeting, (5) recommended in favor of the INSW share issuance and (6) approved the inclusion of the recommendation in this joint proxy statement/ prospectus.
In evaluating the merger agreement, the INSW board of directors consulted with and received the advice of INSW’s senior management and its legal and financial advisor, following an extensive due diligence process. In reaching its decision, the INSW board of directors considered a number of factors, including, but not limited to, the factors set forth below, which the INSW board of directors viewed as generally supporting its decision to approve the merger agreement and the transactions contemplated thereby and recommend that the INSW stockholders approve the INSW share issuance proposal (which are not necessarily listed in order of importance).
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Scale and Fleet.   The merger will enhance INSW’s capabilities in both the crude and product markets. With a fleet of 100 vessels, the combined company will be a diversified tanker company, with capability in each of VLCC, Suezmax, LR1/ Panamax and the MR markets. The merger will create the second largest U.S.-listed tanker company by vessel count and the third largest U.S.-listed tanker company by deadweight, with 100 vessels in the combined fleet. The combined company has enhanced ability to increase exposure to favorable markets such as the crude oil, refined petroleum and other products in the international shipping markets.

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Synergies.   INSW expects to realize estimated annual cost synergies in excess of $23 million and revenue synergies of $9 million, which are expected to be fully realizable during 2022. This includes cost synergies in each of cash salaries and benefits, office and administrative expenses, external management fees, professional fees and public company costs and non-cash compensation.

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New Vessel Management.   In connection with the transaction, Diamond S will terminate its vessel management arrangements with CSMC. This will give INSW greater control of Diamond S’ fleet following completion of the merger than Diamond S has had as an independent company.

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Strong Financial Position.   The combined company will have greater scale and financial resources. The transaction is expected to be accretive to INSW’s earnings and cash flow per share, even excluding potential revenue synergies and the increased size of the vessel fleet is expected to generate strong cash flows and can act as a reserve of saleable assets should INSW require cash in the future. Moreover, the combined company is expected to have a combined pro forma net leverage ratio of 42% as of December 31, 2020, which would be one of the lowest among peers in the tanker sector.

Other Factors Considered by the INSW Board.   In addition to considering the strategic factors described above, the INSW Board considered the following additional factors, all of which it viewed as supporting its decision to approve the merger agreement:
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the fact that no adjustment will be made in the merger consideration to be received by Diamond S’ shareholders in the merger as a result of possible increases or decreases in the trading price of shares of INSW common stock or shares of Diamond S common stock following the announcement of the merger;

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INSW’s knowledge of Diamond S’ business, operations, financial condition, earnings and prospects, taking into account the results of INSW’s due diligence review of Diamond S and the fact that INSW and Diamond S operate in the same industry;

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the current and prospective business climate in the shipping industry; the alternatives reasonably available to INSW, including remaining a standalone entity, the lack of other strategic alternatives, and the INSW Board’s belief that the merger with Diamond S would create the best reasonably available opportunity to maximize value for the INSW stockholders given the potential risks, rewards and uncertainties associated with each strategic alternative and without limiting strategic alternatives that INSW could pursue in the future, including other strategic transactions, joint ventures and vessel acquisitions and divestitures;
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the projected financial results of INSW as a standalone company and the fit of the transaction with INSW’s previously established strategic goals;

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the complementary cultures of INSW and Diamond S, including their long-term customer relationships and similar focus on safety and environmental, social and governance matters;

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the recommendation of INSW’s senior management in favor of the merger;

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the resulting percentage ownership interest that current INSW stockholders would have in the combined company following the merger;

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the ability of INSW to continue to pay its regular quarterly dividends to its stockholders under the terms of the merger agreement during the pendency of the merger and INSW’s ability to make a special dividend of $31.5 million prior to the completion of the merger;

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the fact that seven of the ten member board of the combined company will comprise members of the INSW Board as of immediately prior to the effective time, including the chairman;

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the fact that senior management of the combined company will be comprised of senior management of INSW;

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the fact that a group of shareholders, representing approximately 14% and 29% of the issued and outstanding shares of INSW and Diamond S, respectively, has committed to vote in favor of the merger, subject to the terms and conditions contained in voting and support agreements as more fully described in the sections entitled “The Merger Agreement — Cyrus Support Agreement”, “The Merger Agreement — Capital Support Agreement” and “The Merger Agreement — WL Ross Support Agreement”, and the resulting likelihood that the merger would be consummated;

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the fact that INSW, as well as Diamond S, has agreed to use its reasonable best efforts to obtain the necessary approvals and clearances required under applicable antitrust laws to effect the merger, as more fully described in the section entitled “The Merger Agreement — Other Covenants and Agreements,” and the INSW’s board’s view, after consultation with its legal counsel, concerning the likelihood that regulatory approvals and clearances necessary to consummate the mergers would be obtained;

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the fact that (1) Diamond S’ debt will remain outstanding following completion of the merger, (2) the terms of Diamond S’ debt will be amended to permit dividends and otherwise to more closely mirror the terms of INSW’s existing indebtedness, (3) there exists a large amount of overlap between Diamond S’ lenders and INSW’s lenders and (4) the fact that INSW’s debt will also remain outstanding following completion of the merger;

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the expected tax-efficient treatment of the merger for U.S. federal income tax purposes, as more fully described below under the section entitled “Material U.S. Federal Income Tax Consequences of the Merger”;

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the anticipated customer, supplier and stakeholder reaction to the merger;

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the fact that the counterparties to both of Diamond S’ joint ventures consented to the merger prior to entering into the merger agreement, permitting the joint ventures to remain intact following completion of the merger;

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the fact that Diamond S is obligated to pay INSW a termination fee of $17 million in certain circumstances;

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the INSW Board’s right to withhold, withdraw or change its recommendation to the INSW stockholders to vote “FOR” the INSW share issuance proposal if a superior proposal is available has occurred or not to hold the INSW stockholder meeting, subject to INSW being obligated to pay Diamond S a termination fee of $19 million in the event INSW terminates the merger agreement prior to the INSW’s stockholders’ vote on the INSW share issuance proposal or in certain other circumstances in which INSW enters into definitive agreement with respect to a competing proposal within 12 months after the termination of the merger agreement, which competing proposal is subsequently consummated;
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the ability of INSW’s stockholders to vote “FOR” or “AGAINST” the INSW share issuance proposal, with generally no termination fee being payable by INSW to Diamond S if the INSW stockholders do not approve the merger proposal and the INSW Board has not changed its recommendation to INSW stockholders to vote “FOR” the merger proposal, INSW has not breached certain provisions of the merger agreement and no competing proposal has been publicly made prior to the INSW special meeting;

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the INSW Board’s conclusion, after consultation with INSW’s legal advisors, that the provisions of the merger agreement providing for the INSW Board’s ability to respond to alternative transaction proposals and change its recommendation to INSW stockholders to vote in favor of the adoption of the merger agreement are customary and reasonable for transactions of this type;

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the outside date under the merger agreement, which is expected to allow for sufficient time to complete the merger;

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the ability of Diamond S to seek specific performance of INSW’s obligations under the merger agreement; and

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the financial analyses reviewed by Jefferies with the INSW Board as well as the opinion of Jefferies delivered to the INSW Board on March 30, 2021 as to the fairness, from a financial point of view, of the base exchange ratio provided for in the merger pursuant to the merger agreement. See “The Merger — Opinion of INSW’s Financial Advisor.”

Countervailing Factors.   The INSW Board weighed these advantages and opportunities against a number of other risks and potential negative factors concerning the merger agreement and the merger, including:
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the challenges inherent in the merger of two businesses of the size and scope of INSW and Diamond S, each of whose assets are scattered all of the world, and the size of the companies relative to each other, including the risk that integration costs may be greater than anticipated and the possible diversion of management attention for an extended period of time;

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the difficulties of combining the businesses and workforces of INSW and Diamond S and the need to align Diamond S policies and internal controls to INSW policies and internal controls;

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the substantial costs to be incurred in connection with the merger, including the costs of integrating the businesses of INSW and Diamond S, and the transaction expenses arising from the merger, including advisor fees;

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Diamond S’ right, subject to certain conditions, to respond to and negotiate with respect to certain acquisition proposals from third parties made prior to the time the Diamond S shareholders approve the merger agreement and the right of the Diamond S Board to change its recommendation to the Diamond S shareholders to vote “FOR” the Diamond S merger agreement proposal in certain instances;

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the restrictions in the merger agreement on the conduct of each of INSW’s and Diamond S’ respective business during the period between execution of the merger agreement and the consummation of the merger;

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the risk of litigation, injunctions or other legal proceedings related to the transactions contemplated by the merger agreement;

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the risk that the merger may not be completed despite the parties’ efforts, even if the requisite approvals are obtained from INSW stockholders and Diamond S shareholders, including the possibility that certain conditions to the merger may not be satisfied;

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the risk that INSW stockholders or Diamond S shareholders may object to and challenge the merger and take actions that may prevent or delay the consummation of the merger, including to vote down the proposals at the INSW special meeting or Diamond S special meeting;

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the need to find a new technical manager for Diamond S vessels previously managed by CSMC and the possibility that transitioning the management of certain Diamond S vessels from CSMC to new management arrangements pursuant to the Capital Termination Agreement may present challenges or uncertainty and may not occur as seamlessly or as promptly as expected;

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the risk that regulatory agencies may object to and challenge the merger or may impose terms and conditions in order to resolve those objections that adversely affect the financial results of INSW following the closing; see the section entitled “The Merger Agreement — Other Covenants and Agreements”;

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the risk that the pendency of the merger for an extended period of time following the announcement of the execution of the merger agreement could have an adverse impact on INSW or Diamond S and that the merger could be pending for over seven months if the conditions to the merger relating to the receipt of the required regulatory approvals and clearances are not satisfied by November 1, 2021;

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the potential for diversion of management and employee attention during the period prior to completion of the merger, and the potential negative effects on Diamond S’ and INSW’s respective businesses;

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the risk of not capturing all the anticipated cost savings and revenue synergies between INSW and Diamond S and the risk that other anticipated benefits might not be realized;

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the possibility that either INSW or Diamond S may not achieve its projected financial results;

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the potential that the exchange ratio under the merger agreement could result in INSW delivering greater value to the Diamond S shareholders than had been anticipated by INSW should the value of the shares of INSW common stock increase disproportionately relative to the value of shares of Diamond S common stock from the date of the execution of the merger agreement;

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the fact that the merger agreement prohibits each of INSW and Diamond S from soliciting or engaging in discussions regarding acquisition proposals during the pendency of the mergers, subject to limited exceptions;

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the requirement that INSW pay Diamond S a $19 million termination fee if the merger agreement is terminated under certain circumstances, and the risks that such termination fee may discourage third parties that might otherwise have an interest in a business combination with, or acquisition of, INSW from making alternative proposals;

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the possibility that the $17 million termination fee payable by Diamond S to INSW in specified circumstances may not fully compensate INSW for the harm it would suffer if the merger agreement is terminated and the merger does not occur;

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the difficulty of transitioning management of Diamond S vessels from CSMC, particularly during the COVID-19 pandemic; and

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the risks of the type and nature described under “Risk Factors” and the matters described under “Cautionary Statement Regarding Forward-Looking Statements.”

The foregoing discussion of the factors considered by the INSW Board is not intended to be exhaustive, but rather includes the principal factors considered by the INSW Board. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the INSW Board did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the merger agreement and to make its recommendations to INSW stockholders. Rather, the INSW Board viewed its decisions as being based on the totality of the information presented to it and the factors it considered, including its discussions with, and questioning of, members of INSW’s management and INSW’s legal and financial advisors, as well as the directors’ individual experiences and expertise. In addition, individual members of the INSW Board may have assigned different weights to different factors.
In considering the recommendation of the INSW Board to approve the INSW share issuance proposal, INSW stockholders should be aware that INSW’s directors may have interests in the merger that are different from, or in addition to, those of INSW stockholders generally. For additional information, see the section entitled “The Merger — Interests of Certain of INSW’s Directors and Executive Officers in the Merger.”
The explanation of the reasoning of the INSW Board and certain information presented in this section are forward-looking in nature and, therefore, the information should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward- Looking Statements.”
The INSW Board unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the INSW share issuance, are advisable and fair to, and in the best interests of INSW and its stockholders and the INSW Board unanimously recommends that INSW stockholders “FOR” the INSW share issuance proposal and “FOR” the INSW adjournment proposal.
Consummation of the merger is conditioned on approval by the INSW stockholders of the INSW share issuance proposal, but is not conditioned on approval of the INSW adjournment proposal.
Opinion of INSW’s Financial Advisor
INSW retained Jefferies as its financial advisor in connection with a possible merger with Diamond S. In connection with this engagement, the INSW Board requested that Jefferies evaluate the fairness, from a financial point of view, of the base exchange ratio provided for in the merger pursuant to the merger agreement. At a meeting of the INSW Board held on March 30, 2021 to evaluate the merger, Jefferies rendered an oral opinion, confirmed by delivery of a written opinion dated March 30, 2021, to the INSW Board to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as described in its opinion, the base exchange ratio provided for in the merger pursuant to the merger agreement was fair, from a financial point of view, to INSW.
The full text of Jefferies’ opinion, which describes various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Jefferies, is attached as Annex B to this joint proxy statement/prospectus and is incorporated herein by reference. Jefferies’ opinion was provided for the use and benefit of the INSW Board (in its capacity as such) in its consideration of the merger and did not address the relative merits of the transactions contemplated by the merger agreement as compared to any alternative transaction or opportunity that might be available to INSW, nor did it address the underlying business decision by INSW to engage in the merger or the terms of the merger agreement (other than the base exchange ratio to the extent expressly specified therein) or the documents referred to therein. The base exchange ratio is subject to adjustment pursuant to the merger agreement, as to which adjustment Jefferies expressed no opinion. Jefferies’ opinion did not constitute a recommendation as to how any holder of shares of INSW common stock should vote on the merger or any matter related thereto. The following summary is qualified in its entirety by reference to the full text of Jefferies’ opinion.
In arriving at its opinion, Jefferies, among other things:
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reviewed a draft dated March 30, 2021 of the merger agreement;

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reviewed certain publicly available financial and other information about Diamond S and INSW;

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reviewed certain information furnished to Jefferies by Diamond S’ management, including financial forecasts and analyses relating to the business, operations and prospects of Diamond S (the “Diamond S forecasts”);

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reviewed certain information furnished to Jefferies by INSW’s management, including (a) an alternative version of the Diamond S forecasts incorporating certain adjustments thereto made and approved for Jefferies’ use by the senior management of INSW (the “adjusted Diamond S forecasts”), and (b) financial forecasts and analyses relating to the business, operations and prospects of INSW (the “INSW forecasts”);

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held discussions with members of senior management of Diamond S concerning the matters described in the second and third bullet points above and with members of senior management of INSW concerning the matters described in the second through fourth bullet points above;

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reviewed certain third party appraisals and valuation estimates relating to certain assets of Diamond S and INSW, in each case as approved for Jefferies’ use by the senior management of INSW (collectively, the “appraisals and valuation estimates”);

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reviewed the share trading price history and valuation multiples for the Diamond S common stock and the INSW common stock and compared them with those of certain publicly traded companies that Jefferies deemed relevant;

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compared the proposed financial terms of the merger with the financial terms of certain other transactions that Jefferies deemed relevant; and

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conducted such other financial studies, analyses and investigations as Jefferies deemed appropriate.

In its review and analyses and in rendering its opinion, Jefferies assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by Diamond S or INSW or that was publicly available to Jefferies (including, without limitation, the appraisals and valuation estimates and the other information described above), or that was otherwise reviewed by Jefferies. With regard to the appraisals and valuation estimates, Jefferies assumed, with the consent of the INSW Board, that they provide an appropriate basis for evaluating Diamond S and INSW, as applicable, and Jefferies relied upon such appraisals and valuation estimates in its review and analyses and in rendering its opinion. Jefferies relied on assurances of the managements of Diamond S and INSW that they were not aware of any facts or circumstances that would make any of the foregoing information inaccurate or misleading. In its review, Jefferies did not obtain any independent evaluation or appraisal of any of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise), nor did Jefferies conduct a physical inspection of any of the properties or facilities, of Diamond S or INSW, and Jefferies was not furnished with (in each case, other than the appraisals and valuation estimates), and assumed no responsibility to obtain, any such evaluations, appraisals or physical inspections. Jefferies did not evaluate the solvency or fair value of Diamond S, INSW or any other entity under any laws relating to bankruptcy, insolvency or similar matters.
With respect to the financial forecasts and estimates provided to and reviewed by Jefferies, Jefferies noted that projecting future results of any company is inherently subject to uncertainty. However, Jefferies was advised, and Jefferies assumed, that the Diamond S forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Diamond S as to the future financial performance of Diamond S and the other matters covered thereby, and the adjusted Diamond S forecasts and the INSW forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of INSW as to the future financial performance of Diamond S and INSW, respectively, and the other matters covered thereby. With regard to the financial forecasts and estimates relating to Diamond S, at the direction of the INSW Board, Jefferies relied upon the adjusted Diamond S forecasts in its review and analyses and in rendering its opinion. Jefferies expressed no opinion as to such financial forecasts or estimates or the assumptions on which they were based.
Jefferies’ opinion was based on economic, monetary, regulatory, market and other conditions existing and which could be evaluated as of the date of Jefferies’ opinion. Jefferies expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion of which Jefferies became aware after the date of its opinion.
Jefferies made no independent investigation of, and Jefferies expressed no view or opinion as to, any legal, regulatory, accounting or tax matters affecting or relating to Diamond S, INSW or the merger, and Jefferies assumed the correctness in all respects material to its analyses and opinion of all legal, regulatory, accounting and tax advice given to INSW and/or the INSW Board, including, without limitation, with respect to changes in, or the impact of, accounting standards or tax and other laws, regulations and governmental and legislative policies affecting Diamond S, INSW or the merger and legal, regulatory, accounting and tax consequences to INSW of the terms of, and transactions contemplated by, the merger agreement and related documents. Jefferies was advised that the merger would qualify as a tax free reorganization for federal income tax purposes. Jefferies assumed that the merger would be consummated in accordance with the terms of the merger agreement without waiver, modification or amendment of any material term, condition or agreement and in compliance with all applicable laws, documents and other requirements and that the final form of the merger agreement would be substantially similar to the last draft reviewed by Jefferies. Jefferies also assumed that in the course of obtaining the necessary governmental, regulatory or third-party approvals, consents, waivers and releases for the merger or otherwise, including with respect to any divestitures or other requirements, no delay, limitation, restriction or condition would be imposed or occur that would have an adverse effect on Diamond S, INSW or the contemplated benefits of the merger or that otherwise would be material in any respect to Jefferies’ analyses or opinion.
Jefferies’ opinion did not address the relative merits of the transactions contemplated by the merger agreement as compared to any alternative transaction or opportunity that might be available to INSW, nor did it address the underlying business decision by INSW to engage in the merger or the terms of the merger agreement or the documents referred to therein, including the form or structure of the merger or any term, aspect or implication of any voting agreements, derivatives arrangements or other agreements, arrangements or understandings entered into in connection with, or contemplated by or resulting from, the merger or otherwise. Jefferies was not asked to address, and Jefferies’ opinion did not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of INSW or any other party. Jefferies expressed no view or opinion as to the prices at which the INSW common stock may trade or otherwise be transferrable at any time. Furthermore, Jefferies did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation or other consideration payable to or to be received by any officers, directors or employees, or any class of such persons, in connection with the merger relative to the base exchange ratio or otherwise. The issuance of Jefferies’ opinion was authorized by the fairness committee of Jefferies.
In connection with rendering its opinion to the INSW Board, Jefferies performed certain financial and comparative analyses, including those described below. The following summary is not a complete description of all analyses performed and factors considered by Jefferies in connection with its opinion. The preparation of a financial opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description.
Jefferies believes that its analyses and the summary below must be considered as a whole and in context and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Jefferies’ analyses and opinion. Jefferies did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but rather arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole.
The estimates of the future performance of INSW and Diamond S in or underlying Jefferies’ analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, Jefferies considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of INSW and Diamond S. Estimates of the financial value of companies or businesses do not purport to be appraisals or necessarily reflect the prices at which companies, businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the implied reference ranges resulting from, any particular analysis described below are inherently subject to substantial uncertainty and should not be taken as Jefferies’ view of the actual value of INSW or Diamond S or their respective businesses or securities.
The terms of the merger were determined through negotiations between the INSW Board and Diamond S, and the decision by the INSW Board to authorize the merger agreement was solely that of the INSW Board. Jefferies’ opinion and financial analyses were only one of many factors considered by the INSW Board and should not be viewed as determinative of the views of the INSW Board with respect to the merger or the base exchange ratio provided for in the merger.
Financial Analyses
The following is a summary of the material financial analyses reviewed with the INSW Board and performed by Jefferies in connection with its opinion. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Jefferies’ financial analyses. The order in which the financial analyses summarized below appear does not necessarily reflect the relative importance or weight given to such analyses.
Implied Value of Merger Consideration
Based on the closing price per share of INSW common stock of $18.26 as of March 29, 2021 and the approximately 28.5 million shares of INSW common stock that were outstanding of as March 8, 2021 on a fully diluted basis, Jefferies noted that the implied value of the INSW common stock as of March 29, 2021, after giving effect to the INSW special dividend in the amount of $31.5 million, was $17.15 per share (the “implied INSW ex-dividend value”).
Based upon the approximately 40.9 million shares of Diamond S common stock that were outstanding as of March 12, 2021 on a fully diluted basis, the implied INSW ex-dividend value of $17.15 per share, and the base exchange ratio of 0.55375, Jefferies noted that the implied value of the merger consideration pursuant to the merger agreement as of March 29, 2021 was approximately $9.50 per share of Diamond S common stock (the “implied merger consideration value”).
Net Asset Value Analysis
INSW
Jefferies performed a net asset value, or NAV, analysis for INSW on a standalone basis based on the fleet appraisals and estimates in the appraisals and valuation estimates for the vessels comprising INSW’s fleet. Jefferies estimated the NAV of INSW by taking the total of the vessel values of INSW’s fleet, based on the fleet appraisals and estimates in the appraisals and valuation estimates, which ranged from approximately $949.9 million to $1.057 billion, adding the value of INSW’s interest in certain joint ventures and its lightering business as provided by INSW management, subtracting the amount of INSW’s net debt, and adjusting for changes in working capital and certain other items (including net other assets, net capital expenditures adjustment, charter and purchase option agreements, and the pre-transaction INSW special dividend). This analysis resulted in a range of total NAVs for INSW of approximately $775.4 million to $882.5 million. Jefferies then divided the range of total NAVs of INSW by the number of fully diluted shares outstanding as of March 29, 2021 to derive a NAV per share value for INSW common stock. This analysis indicated a range of per share values of approximately $27.25 to $31.02 per share of INSW common stock, as compared to the implied INSW ex-dividend value of $17.15 per share.
Diamond S
Jefferies performed a net asset value, or NAV, analysis for Diamond S on a standalone basis based on the fleet appraisals and estimates in the appraisals and valuation estimates for the vessels comprising Diamond S’ fleet. Jefferies estimated the NAV of Diamond S by taking the total of the vessel values of Diamond S’ fleet based on the fleet appraisals and estimates in the appraisals and valuation estimates, which ranged from approximately $1.1692 billion to $1.409 billion, subtracting the amount of Diamond S’ net debt, and adjusting for the value of Diamond S’ interest in certain joint ventures, changes in working capital and certain other items (including net other assets pro forma for two asset sales completed in January 2021 and a CSMC termination fee of $34 million, net capital expenditures adjustments and charter and purchase option agreements). This analysis resulted in a range of total NAVs for Diamond S of approximately $566.8 million to $798.5 million. Jefferies then divided the range of total NAVs of Diamond S by the number of fully diluted shares outstanding as of March 29, 2021 to derive a NAV per share value for Diamond S common stock. This analysis indicated a range of per share values of approximately $13.84 to $19.50 per share of Diamond S common stock, as compared to the implied merger consideration value of $9.50 per share.
Implied Exchange Ratio Analysis
Jefferies calculated a range of implied exchange ratios, based on the net asset value analyses described above, by using the range of implied per share values for INSW of $27.25 to $31.02 and the range of implied per share values for Diamond S of $13.84 to $19.50. Jefferies calculated the range of implied exchange ratios by (i) dividing the low end of the range of per share values for Diamond S by the high end of the range of per share values for INSW, and (ii) dividing the high end of the range of per share values for Diamond S by the low end of the range of per share values for INSW. This analysis indicated a range of implied exchange ratios of 0.4463 to 0.7156, as compared to the base exchange ratio provided for in the merger of 0.55375.
Jefferies also calculated a range of implied exchange ratios by (a) dividing the low end of the range of per share values for Diamond S by the low end of the range of per share values for INSW, and (b) dividing the high end of the range of per share values for Diamond S by the high end of the range of per share values for INSW. This analysis indicated a range of implied exchange ratios of 0.5079 to 0.6288, as compared to the base exchange ratio provided for in the merger of 0.55375.
Selected Public Companies Analysis
Jefferies reviewed publicly available financial, stock market and operating information of INSW, Diamond S and selected publicly traded companies in the crude oil and products tanker sector of the seaborne transportation industry that Jefferies considered generally relevant for purposes of its analysis.
Jefferies reviewed, among other information and to the extent publicly available, the equity value per share of the selected public companies, calculated as fully diluted equity values based on closing stock prices on March 29, 2021, as a percentage of NAV. Financial data and NAVs of the selected public companies were based on estimated values from the Clarksons Shipping Intelligence Network database as of March 26, 2021, as adjusted for vessel age and profile, subtracting the amount of net debt and adjusting for changes in working capital based on public filings and other publicly available information, including, as applicable, charter adjustment value where rates and terms were disclosed and corresponding market rate estimates were available from the Clarksons Shipping Intelligence Network database as of March 26, 2021. Financial data of INSW was based on the INSW forecasts, financial data of Diamond S was based on the adjusted Diamond S forecasts, and the average fleet NAV for INSW and Diamond S, respectively, was based on the appraisals and valuation estimates.
The selected public companies and the financial data reviewed included the following:
Selected Public Companies Analysis
Selected Public Companies	Price / NAV
Pure-Play Crude
DHT Holdings, Inc.	102.3%
Euronav NV	77.6%
Nordic American Tankers Limited	149.7%
Pure-Play Product
Ardmore Shipping Corporation	79.4%
Scorpio Tankers Inc.	109.2%
Mixed Tanker Fleets
Frontline Ltd.	130.4%
Navios Maritime Acquisition Corporation	52.8%
Teekay Tankers Ltd.	66.3%
Tsakos Energy Navigation Limited	48.8%

The low, high, mean and median price to NAV percentages for the selected public companies were as follows:
Selected Public Companies — Price / NAV
Sector	Low	High	Mean	Median
Pure-Play Crude	77.6%	149.7%	109.9%	102.3%
Pure-Play Product	79.4%	109.2%	94.3%	94.3%
Mixed Tanker Fleets	48.8%	130.4%	74.6%	59.6%
All Selected Companies (excluding INSW)	48.8%	149.7%	87.4%	78.5%
All Selected Companies (excluding Diamond S)	48.8%	149.7%	87.9%	78.5%
Jefferies applied selected ranges of price to NAV percentages of 60% to 90% to the average NAV per share of INSW of $29.17, and the average NAV per share of Diamond S of $16.49, each based on the appraisals and valuation estimates, to determine a range of implied per share equity values for INSW common stock and Diamond S common stock, respectively. This analysis indicated a range of implied equity values per share of INSW common stock and Diamond S common stock set forth in the table below, as compared to the implied INSW ex-dividend value of $17.15 per share, and the implied merger consideration value of $9.50 per share.
Selected Public Companies Analysis
Metric	Implied Value Per Share
INSW Price / NAV	$17.50 – $26.25
Diamond S Price / NAV	$9.89 – $14.84
No company utilized in the selected public company analysis is identical to INSW or Diamond S. In evaluating the selected public companies, Jefferies made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond INSW’s, Diamond S’ and Jefferies’ control.
Implied Exchange Ratio Analysis
Jefferies calculated a range of implied exchange ratios, based on the selected public companies analyses described above, by using the range of implied per share values for INSW of $17.50 to $26.25 and the range of implied per share values for Diamond S of $9.89 to $14.84. Jefferies calculated the range of implied exchange ratios by (i) dividing the low end of the range of per share values for Diamond S by the high end of the range of per share values for INSW, and (ii) dividing the high end of the range of per share values for Diamond S by the low end of the range of per share values for INSW. This analysis indicated a range of implied exchange ratios of 0.3768 to 0.8479, as compared to the base exchange ratio provided for in the merger of 0.55375.
Jefferies also calculated a range of implied exchange ratios by (a) dividing the low end of the range of per share values for Diamond S by the low end of the range of per share values for INSW, and (b) dividing the high end of the range of per share values for Diamond S by the high end of the range of per share values for INSW. This analysis indicated an implied exchange ratio of 0.5652, as compared to the base exchange ratio provided for in the merger of 0.55375.
Selected Transactions Analysis
Using publicly available information, Jefferies examined 14 transactions, announced since January 2008, involving companies in the crude oil and products tanker, containership, dry bulk, and gas sectors of the seaborne transportation industry that have financial and operating characteristics that Jefferies, in its professional judgment, considered to be similar to INSW and Diamond S.
Using publicly available estimates and other information for each of these transactions, Jefferies reviewed the implied equity value or per share equity value, as applicable, based on the estimated purchase price, as a percentage of the target company’s NAV as of the announcement date of such transaction.

The selected transactions and the financial data reviewed included the following:
Selected Transactions Analysis
Announcement Date	Target	Acquiror	Estimated Price / NAV
April 2019	Epic Gas Limited	BW Group Limited	42%
December 2018	Capital Product Partners L.P.	Diamond S Shipping Inc.	111%
December 2018	Hafnia Tankers Ltd.	BW Tankers Limited	100%
October 2018	Poseidon Containers Holdings LLC	Global Ship Lease, Inc.	86%
May 2017	Navig8 Product Tankers Inc.	Scorpio Tankers Inc.	98%
March 2017	BW Group Limited VLCC fleet	DHT Holdings, Inc.	100%
December 2017	Gener8 Maritime, Inc.	Euronav NV	104%
September 2016	Aurora LPG Holding ASA	BW LPG Holding Limited	26%
February 2015	Navig8 Crude Tankers Inc.	General Maritime Corporation	104%
June 2014	Oceanbulk Shipping LLC	Star Bulk Carriers Corp	98%
May 2011	Crude Carriers Corp.	Capital Product Partners L.P.	103%
June 2010	Bourbon SA	Genco Shipping and Trading Ltd.	95%
August 2008	Arlington Tankers Ltd.	General Maritime Corporation	100%
January 2008	Quintana Maritime Limited	Excel Maritime Carriers Ltd.	101%
The low, high, mean and median price to NAV percentages for the selected transactions were as follows:
Selected Transactions — Estimated Price / NAV
Metric	Low	High	Mean	Median
Estimated Price / NAV	86%	111%	100%	100%

Note: Figures from selected transactions involving Epic Gas / BW Group and Aurora LPG / BW LPG were excluded from the calculation of the mean and median because the estimated price / NAV figures for such transactions were determined to be not meaningful.
Jefferies applied selected ranges of estimated price to NAV percentages of 97.5% to 102.5% to the average NAV per share of INSW of $29.17, and the average NAV per share of Diamond S of $16.49, each based on the appraisals and valuation estimates, to determine a range of implied per share equity values for INSW common stock and Diamond S common stock, respectively. This analysis indicated a range of implied equity values per share of INSW common stock and Diamond S common stock set forth in the table below, as compared to the implied INSW ex-dividend value of $17.15 per share, and the implied merger consideration value of $9.50 per share.
Selected Transactions Analysis
Metric	Implied Value Per Share
INSW Price / NAV	$28.44 – $29.89
Diamond S Price / NAV	$16.07 – $16.90
No transaction utilized as a comparison in the selected transactions analysis is identical to the merger. In evaluating the merger, Jefferies made numerous judgments and assumptions with regard to industry performance, general business, economic, market, and financial conditions and other matters, many of which are beyond INSW’s, Diamond S’ and Jefferies’ control.
Implied Exchange Ratio Analysis
Jefferies calculated a range of implied exchange ratios, based on the selected transactions analyses described above, by using the range of implied per share values for INSW of $28.44 to $29.89 and the range of implied per share values for Diamond S of $16.07 to $16.90. Jefferies calculated the range of implied exchange ratios by (i) dividing the low end of the range of per share values for Diamond S by the high end of the range of per share values for INSW, and (ii) dividing the high end of the range of per share values for Diamond S by the low end of the range of per share values for INSW. This analysis indicated a range of implied exchange ratios of 0.5377 to 0.5942, as compared to the base exchange ratio provided for in the merger of 0.55375.
Jefferies also calculated a range of implied exchange ratios by (a) dividing the low end of the range of per share values for Diamond S by the low end of the range of per share values for INSW, and (b) dividing the high end of the range of per share values for Diamond S by the high end of the range of per share values for INSW. This analysis indicated an implied exchange ratio of 0.5652, as compared to the base exchange ratio provided for in the merger of 0.55375.
Discounted Cash Flow Analysis
INSW
Jefferies performed a discounted cash flow analysis of INSW by calculating the estimated present value of the stand-alone unlevered, after-tax free cash flows (excluding FSO Income and Lightering Income) that INSW was forecasted to generate during the second half of the calendar year 2021 and the calendar years ending December 31, 2022 through December 31, 2025, and the present value of the terminal value of INSW, using the INSW forecasts provided by INSW management. The implied terminal value of INSW was derived by applying a selected range of terminal multiples of 7.0x to 8.0x to INSW’s estimated calendar year 2025 Adjusted EBITDA (excluding FSO Income and Lightering Income). The present values (as of June 30, 2021) of the cash flows and terminal values were then calculated using a selected discount rate range of 5.4% to 6.4%, which was based on INSW’s estimated weighted average cost of capital, to derive a range of implied enterprise values for INSW. Jefferies then subtracted from that range of implied enterprise values the amount of INSW’s total debt, added INSW’s cash and cash equivalents (including restricted cash and pro forma for the $31.5 million special dividend), and added the value of INSW’s interest in certain joint ventures and its lightering business, as provided by INSW management, and divided the result by the number of fully diluted shares of INSW common stock, each as provided or based upon information furnished to Jefferies by INSW management, to derive a range of implied equity values per share of INSW common stock. This analysis indicated a range of implied equity values per share of INSW common stock of approximately $33.63 to $39.38, as compared to the implied INSW ex-dividend value of $17.15 per share.
Diamond S
Jefferies performed a discounted cash flow analysis of Diamond S by calculating the estimated present value of the stand-alone unlevered, after-tax free cash flows that Diamond S was forecasted to generate during the second half of the calendar year 2021 and the calendar years ending December 31, 2022 through December 31, 2025, and the present value of the terminal value of Diamond S, using the adjusted Diamond S forecasts provided by INSW management. The implied terminal value of Diamond S was derived by applying a selected range of terminal multiples of 7.0x to 8.0x to Diamond S’ estimated calendar year 2025 Adjusted EBITDA. The present values (as of June 30, 2021) of the cash flows and terminal values were then calculated using a selected discount rate range of 5.7% to 6.7%, which was based on Diamond S’ estimated weighted average cost of capital, to derive a range of implied enterprise values for Diamond S. Jefferies then subtracted from that range of implied enterprise values the amount of Diamond S’ total debt, and added Diamond S’ cash and cash equivalents (pro forma for Diamond S’ two asset sales completed in January 2021), and divided the result by the number of fully diluted shares of Diamond S common stock, each as provided or based upon information furnished to Jefferies by INSW management, to derive a range of implied equity values per share of Diamond S common stock. This analysis indicated a range of implied equity values per share of Diamond S common stock of approximately $12.60 to $15.81, as compared to the implied merger consideration value of $9.50 per share.
Jefferies also performed a discounted cash flow analysis of Diamond S, taking into account the projected synergies from the merger as provided by INSW management, using the methodology described above. This analysis indicated a range of implied equity values per share of Diamond S common stock of approximately $17.26 to $21.07, as compared to the implied merger consideration value of $9.50 per share.
Implied Exchange Ratio Analysis
Jefferies calculated a range of implied exchange ratios, based on the discounted cash flow analyses described above, by using the range of implied per share values for INSW of $33.63 to $39.38 and the range of implied per share values for Diamond S of $12.60 to $15.81 (without taking into account the projected synergies) and $17.26 to $21.07 (taking into account the projected synergies from the merger as provided by INSW management). Jefferies calculated the range of implied exchange ratios by (i) dividing the low end of the range of per share values for Diamond S by the high end of the range of per share values for INSW, and (ii) dividing the high end of the range of per share values for Diamond S by the low end of the range of per share values for INSW. This analysis indicated a range of implied exchange ratios of 0.3199 to 0.4702 (without taking into account the projected synergies) and of 0.4383 to 0.6266 (taking into account the projected synergies from the merger as provided by INSW management), as compared to the base exchange ratio provided for in the merger of 0.55375.
Jefferies also calculated a range of implied exchange ratios by (a) dividing the low end of the range of per share values for Diamond S by the low end of the range of per share values for INSW, and (b) dividing the high end of the range of per share values for Diamond S by the high end of the range of per share values for INSW. This analysis indicated a range of implied exchange ratios of 0.3746 to 0.4016 (without taking into account the projected synergies), as compared to the base exchange ratio provided for in the merger of 0.55375.
Other Factors
Implied Historical Exchange Ratio Analysis
Jefferies also calculated, for reference purposes only, the implied historical exchange ratio for Diamond S common stock and INSW common stock, based on the daily closing price per share as of March 29, 2021 and for the various time periods set forth in the table below ending on that date. Jefferies calculated the implied historical exchange ratios by dividing the daily closing price per share of Diamond S common stock by the daily closing price per share of INSW common stock. This analysis indicated the following implied historical exchange ratios, compared, in each case, to the base exchange ratio provided for in the merger of 0.55375.
Implied Historical Exchange Ratio
	3 months	6 months	9 months	Since Diamond S Public Listing (March 2019)
Average Implied Exchange Ratio	0.4331	0.4263	0.4562	0.5308
Miscellaneous
INSW has agreed to pay Jefferies for its financial advisory services in connection with the merger an aggregate fee of $6.5 million, of which $2.0 million become payable upon delivery of Jefferies’ opinion to the INSW Board and the remainder of which is payable contingent upon the closing of the merger. INSW may also pay Jefferies an additional amount, to be determined in INSW’s sole discretion, of up to $1.0 million. In addition, INSW agreed to reimburse Jefferies for expenses, including fees and expenses of counsel, incurred in connection with Jefferies’ engagement and to indemnify Jefferies and related parties against liabilities, including liabilities under federal securities laws, arising out of or in connection with the services rendered and to be rendered by Jefferies under its engagement.
During the two years prior to the date of its opinion, Jefferies did not receive any fees from INSW or Diamond S for financial advisory or financing services. Jefferies may seek to, in the future, provide financial advisory and financing services to INSW, Diamond S or entities that are affiliated with INSW or Diamond S, for which Jefferies would expect to receive compensation. In addition, in the ordinary course of business, Jefferies and its affiliates may trade or hold securities or financial instruments (including loans and other obligations) of Diamond S, INSW and/or their respective affiliates for their own account and for the accounts of their customers and, accordingly, may at any time hold long or short positions or otherwise effect transactions in those securities.
Jefferies was selected as the financial advisor to INSW in connection with the merger because of its familiarity with INSW and because Jefferies is an internationally recognized investment banking firm with substantial experience in merger and acquisition transactions. Jefferies is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.
Recommendation of the Diamond S Board and its Reasons for the Transaction
In evaluating the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Diamond S Board consulted with Diamond S’ management and legal and financial advisors and, in reaching its decision to approve the merger agreement and to recommend that Diamond S’ shareholders vote “FOR” the Diamond S merger proposal, the Diamond S Board considered a variety of factors, including the following (which are not necessarily in order of their relative importance):
•
The Diamond S’ Board’s knowledge of Diamond S’ business, operations, financial condition, earnings and prospects and of INSW’s business, operations, financial condition, earnings and prospects, taking into account the results of Diamond S’ due diligence review of INSW;

•
The fact that the merger will unite two companies with long-term customer relationships, similar cultures, and complementary positions in key tanker sectors;

•
The merger will enhance capabilities and scale in both the crude and product markets;

•
The merger will create the second largest U.S.-listed tanker company by vessel count and the third largest U.S.-listed tanker company by deadweight, with 100 vessels in the combined fleet;

•
The Diamond S Board’s expectation that the merger will present the combined company with the opportunity to realize estimated annual cost synergies in excess of $23 million and annual revenue synergies in excess of $9 million;

•
The Diamond S Board’s expectation that the merger will enable the combined company to maintain or enhance financial strength, including anticipated improvement in liquidity relative to applicable financial covenants, as INSW and Diamond S are expected to have a combined pro forma net leverage ratio that is one of the lowest in the tanker sector and across global shipping;

•
The enhanced ability of the combined company to increase exposure to favorable markets such as the crude oil, refined petroleum and other products in the international shipping markets;

•
The expectation that the merger will enable each of INSW and Diamond S to enhance fleet modernization;

•
The governance terms in the merger agreement, which provide, among other things, that upon the closing of the merger: the INSW Board will be comprised of (i) an initial chairman, designated by INSW, (ii) six additional directors, designated by INSW that are reasonably acceptable to Diamond S, (iii) three additional directors, designated by Diamond S that are reasonably acceptable to INSW and (iv) that each committee of the INSW Board following the closing will initially include one of the independent directors designated by Diamond S;

•
The fact that a group of shareholders, representing approximately 14% and 29% of the issued and outstanding shares of INSW and Diamond S, respectively, has committed to vote in favor of the merger, subject to the terms and conditions contained in voting and support agreements as more fully described in the sections entitled “The Merger Agreement — Cyrus Support Agreement”, “The Merger Agreement — Capital Support Agreement” and “The Merger Agreement — WL Ross Support Agreement”;

•
The opportunity that Diamond S shareholders will have to participate in the future performance of the combined company, including the revenue and cost synergies realized as a result of the combination,

as holders of outstanding shares of Diamond S common stock as of immediately prior to the completion of the merger will hold, at a minimum, approximately 44.25% of the outstanding INSW common stock immediately after completion of the merger;
•
The fact that INSW, as well as Diamond S, has agreed to use its reasonable best efforts to obtain the necessary approvals and clearances required under applicable antitrust laws to effect the merger, as more fully described in the section entitled “The Merger Agreement — Other Covenants and Agreements,” coupled with the view of the Diamond S Board, after discussions with Diamond S’ legal advisors, that the merger is likely to be completed in a timely manner without the imposition by any relevant antitrust authority of any condition or requirement that would be sufficiently material to preclude the merger;

•
The base exchange ratio and merger consideration, including the Diamond S Board’s evaluation of the base exchange ratio relative to the value of common shares of Diamond S over various periods and relative to its current assessment of the synergies and other benefits of the merger;

•
The fact that the exchange ratio is fixed (subject to adjustment only upon the payment of an FSO Dividend) as further described in “The Merger Agreement — Merger Consideration”) and will not fluctuate in the event that the market price of INSW common stock increases relative to the market price of Diamond S common shares between the date of the merger agreement and the closing of the merger;

•
The financial analyses reviewed and discussed with the Diamond S Board on March 30, 2021 by representatives of Moelis in connection with the consideration by the Diamond S Board of the proposed merger provided for in the merger agreement, as well as the oral opinion, as of March 30, 2021, of Moelis rendered to the Diamond S Board on March 30, 2021 (which was subsequently confirmed in writing by delivery of Moelis’ written opinion addressed to the Diamond S Board dated the same date) as to, and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in the opinion, the fairness, from a financial point of view, to the holders of Diamond S common stock, other than INSW and its affiliates, of the base exchange ratio in the merger pursuant to the merger agreement.

•
The right of the Diamond S Board, subject to certain conditions, to change its recommendation to its shareholders to vote “FOR” the merger proposal in response to a proposal to acquire Diamond S that is superior to the merger if the Diamond S Board determines that failure to take such action would be reasonably likely to constitute a breach of its fiduciary duties under applicable law;

•
The Diamond S Board’s conclusion, after consultation with Diamond S’ legal advisors, that the provisions of the merger agreement providing for the Diamond S Board’s ability to respond to alternative transaction proposals and change its recommendation to Diamond S shareholders to vote in favor of the authorization and approval of the merger agreement are customary and reasonable for transactions of this type;

•
The Diamond S Board’s consideration, from time to time, with the assistance of Diamond S’ management and legal counsel, of various potential strategic alternatives available to Diamond S, including remaining an independent company, and its conclusion that the merger presents a more favorable opportunity for Diamond S’ shareholders than the potential value that might result from remaining an independent company or pursuing other potential strategic alternatives;

•
The outside date under the merger agreement, which is expected to allow for sufficient time to complete the merger;

•
The ability of Diamond S to seek specific performance of INSW’s obligations under the merger agreement; and

•
The Diamond S Board’s belief that the terms of the ancillary agreements to be entered into upon consummation of the merger, including the Capital Termination Agreement, are reasonable.

In its deliberations regarding the merger, the Diamond S Board also weighed the opportunities and advantages described above against a number of uncertainties, risks and potential negative factors concerning the merger, including the following (which are not necessarily in order of their relative importance):

•
The risk that the merger may not be completed despite the parties’ efforts, even if the requisite approvals are obtained from Diamond S’ and INSW’s respective shareholders, including the possibility that certain conditions to the merger may not be satisfied, including the delivery by certain of Diamond S’ existing lenders of A&R debt agreements, as more fully described in the section entitled “The Merger Agreement — Conditions to the Completion of the Merger”, which are outside the control of Diamond S;

•
The fact that the merger could be pending for over seven months if the conditions to the merger relating to the receipt of the required regulatory approvals and clearances are not satisfied by November 1, 2021 and the resulting potential for diversion of Diamond S’ management focus for such an extended period of time, coupled with the possible adverse effects of the pendency of the merger on Diamond S’ employees, customers, ship managers, providers, suppliers and regulatory and other business relationships, in particular if the merger is not completed;

•
The restrictions under the terms of the merger agreement on the conduct of Diamond S’ business prior to the completion of the merger, as more fully described in the section entitled “The Merger Agreement — Covenants and Agreements — Conduct of Business,” which could delay or prevent Diamond S from undertaking material strategic opportunities that might arise during the pendency of the completion of the merger, to the detriment of Diamond S’ shareholders, in particular if the merger is not completed;

•
The fact that the merger agreement includes customary restrictions on the ability of Diamond S to solicit offers for alternative proposals or to engage in discussions regarding such proposals, subject to exceptions, which could have the effect of discouraging such proposals from being made or pursued. The Diamond S Board understood that these provisions may have the effect of discouraging alternative proposals and may make it less likely that the transactions related to such proposals would be negotiated or pursued, even if potentially more favorable to the Diamond S shareholders than the merger;

•
The right of the INSW Board, subject to certain conditions, to change its recommendation to its shareholders to vote “FOR” the INSW share issuance proposal in response to a proposal to acquire INSW that is superior to the merger if the INSW Board determines that failure to take such action would be inconsistent with its fiduciary duties under applicable law;

•
The possibility that the $19 million termination fee payable by INSW to Diamond S in specified circumstances may not fully compensate Diamond S for the harm it would suffer if the merger agreement is terminated and the merger does not occur;

•
The possibility that Diamond S would be required to pay INSW a termination fee of $17 million under certain conditions, as more fully described in the section entitled “The Merger Agreement — Expenses and Termination Fees”;

•
The substantial costs to be incurred in connection with the merger, including the costs of integrating the businesses of INSW and Diamond S and the transaction expenses arising from the merger;

•
The possibility of not capturing all of the anticipated synergies and the risk that other anticipated benefits might not be realized;

•
The fact that the merger consideration is based on a fixed exchange ratio, which means that Diamond S shareholders could be adversely affected by a decrease in the trading price of INSW common stock during the pendency of the merger;

•
The possibility that Diamond S or INSW may be subject to lawsuits or other challenges to the merger, and adverse effects of these challenges, including any adverse rulings in lawsuits, may delay or prevent the merger from being completed or that may require Diamond S or INSW to incur significant costs to address such challenges, including any costs to defend or settle any lawsuits;

•
The difficulties and management challenges inherent in completing the merger, integrating the businesses and managing an expanded business, operations and workforce of the combined companies, particularly in light of the merger-of-equals nature of the transaction and the possibility that certain members of Diamond S’ senior management might not remain employed with the combined company;

•
The possibility that transitioning the management of certain Diamond S vessels from CSMC to new management arrangements pursuant to the Capital Termination Agreement may present challenges or uncertainty and may not occur as seamlessly or as promptly as expected; and

•
The risks described in the section entitled “Risk Factors”.

In addition, the Diamond S Board was aware of and considered that Diamond S’ directors and executive officers may receive in connection with the merger certain benefits that are different from, and in addition to, those of Diamond S’ other shareholders (see the section entitled “The Merger — Interests of Diamond S’ Directors and Executive Officers in the Merger”).
The Diamond S Board considered the foregoing factors as a whole and unanimously concluded that the positive factors described above significantly outweighed the potential negative factors concerning the merger. In particular, the Diamond S Board concluded that the transaction provides a compelling opportunity to combine two of the leading tanker companies worldwide, with long-term customer relationships, similar cultures, and complementary positions in key tanker sectors. Accordingly, the Diamond S Board unanimously determined that entering into the merger agreement is in the best interests of Diamond S and its shareholders, and resolved to recommend to Diamond S shareholders that they vote to authorize and approve the merger agreement.
The foregoing discussion of the material factors considered by the Diamond S Board in its consideration of the merger is not intended to be exhaustive, but does set forth the principal factors considered by the Diamond S Board. In light of the number and wide variety of factors considered in connection with the evaluation of the merger, and the complexity of these matters, the Diamond S Board did not consider it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weights or values to the specific factors it considered in reaching its final decision to approve the merger agreement. The Diamond S Board made its decision to approve the merger agreement based on all of the information available to it and the factors presented to and considered by it, including its experience and history. In addition, individual directors may themselves have given different weight to different factors.
The factors, potential risks and uncertainties contained in this explanation of Diamond S’ reasons for the transaction and other information presented in this section contain information that is forward-looking in nature and, therefore, should be read in light of the factors discussed in “Cautionary Statement Regarding Forward-Looking Statements.”
Opinion of Diamond S’ Financial Advisor
At the meeting of the Diamond S Board on March 30, 2021 to evaluate and approve the merger, Moelis delivered an oral opinion, which was confirmed by delivery of a written opinion, dated March 30, 2021, addressed to the Diamond S Board to the effect that, as of the date of the opinion and based upon and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in the opinion, the base exchange ratio provided for in the merger pursuant to the merger agreement was fair, from a financial point of view, to the holders of Diamond S common stock, other than INSW and its affiliates.
The full text of Moelis’ written opinion dated March 30, 2021, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C to this joint proxy statement/prospectus and is incorporated herein by reference. Moelis’ opinion was provided for the use and benefit of the Diamond S Board (solely in its capacity as such) in its evaluation of the merger. Moelis’ opinion was limited solely to the fairness, from a financial point of view, to the holders of Diamond S common stock, other than INSW and its affiliates, of the base exchange ratio in the merger. Moelis’ opinion does not address Diamond S’ underlying business decision to effect the merger, or the relative merits of the merger as compared to any alternative business strategies or transactions that might be available with respect to Diamond S. Moelis’ opinion does not constitute a recommendation to any holder of securities as to how such holder should vote or act with respect to the merger or any other matter.
In arriving at its opinion, Moelis, among other things:
•
reviewed certain publicly available business and financial information relating to Diamond S and INSW;

•
reviewed certain third-party vessel appraisals of Diamond S and INSW provided to Moelis by the management of Diamond S and certain adjustments to be made to such appraisals as agreed by Diamond S and INSW in connection with a net asset value analysis (referred to in this section as the “Appraisal Adjustments”);

•
reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of Diamond S, including certain vessel sales, furnished to Moelis by Diamond S, including financial forecasts for Diamond S provided to or discussed with Moelis by the management of Diamond S (referred to in this section as the “Diamond S Projections”);

•
reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of INSW furnished to Moelis by INSW, including financial forecasts for INSW provided to or discussed with Moelis by the management of INSW (referred to in this section as the “INSW Projections”);

•
reviewed estimates of management of INSW, as adjusted by the management of Diamond S, regarding cost savings and other synergies anticipated to result from the merger, including the amount and timing thereof (referred to in this section as the “Synergy Estimates”);

•
reviewed certain information relating to the capitalization of Diamond S and INSW furnished to Moelis by Diamond S and INSW, respectively;

•
considered certain potential pro forma impacts of the merger on the combined company resulting from the merger;

•
conducted discussions with members of the senior managements and representatives of Diamond S and INSW concerning the information described above, as well as the business and prospects of Diamond S and INSW, generally;

•
reviewed publicly available financial and stock market data of certain other companies in lines of business that Moelis deemed relevant;

•
reviewed a draft of the merger agreement made available to Moelis on March 30, 2021 and a draft, dated March 30, 2021, of the termination agreement by and between Diamond S and CSMC;

•
participated in certain discussions and negotiations among representatives of Diamond S and INSW and their advisors; and

•
conducted such other financial studies and analyses and took into account such other information as Moelis deemed appropriate.

In connection with its review, with Diamond S’ consent, Moelis relied on the information supplied to, discussed with or reviewed by it for purposes of its opinion being complete and accurate in all material respects. Moelis did not assume any responsibility for independent verification of, and Moelis did not independently verify, any of such information. With Diamond S’ consent, Moelis relied upon, without independent verification, the assessment of Diamond S with respect to legal, tax, regulatory and accounting matters and Moelis assumed that Diamond S had obtained advice as to such matters from appropriate professionals. With respect to the third-party vessel appraisals of Diamond S and INSW provided to Moelis by the management of Diamond S and the Appraisal Adjustments, Moelis assumed, at Diamond S’ direction, that they represented reasonable estimates regarding the matters covered thereby. With respect to the financial forecasts referred to above in this section, including Diamond S Projections and the INSW Projections, Moelis assumed, at Diamond S’ direction, that they had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of Diamond S and INSW (as the case may be) as to the future performance of Diamond S and INSW, respectively. With respect to the Synergy Estimates, Moelis assumed, at Diamond S’ direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Diamond S as to the cost savings anticipated to result from the merger (including the amount and timing thereof). At Diamond S’ direction, Moelis assumed that the third-party vessel appraisals of Diamond S and INSW provided to Moelis by the management of Diamond S (and the Appraisal Adjustments) and the financial forecasts referred to above, including Diamond S Projections, the INSW Projections, and the Synergy Estimates, were a reasonable basis upon which to evaluate Diamond S, INSW and the merger and at Diamond

S’ direction Moelis relied upon such appraisals (and the Appraisal Adjustments) and financial forecasts for purposes of its analyses and opinion. Moelis did not express any views as to the reasonableness of any appraisals, financial forecasts or other information or the assumptions or methodologies on which they were based. With Diamond S’ consent, Moelis did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of Diamond S or INSW, nor was it furnished with any such evaluation or appraisal (other than certain third-party vessel appraisals of Diamond S and INSW provided to Moelis by the management of Diamond S and the Appraisal Adjustments). With Diamond S’ consent, Moelis assumed that any adjustment to be made to the Exchange Ratio pursuant to the merger agreement, including the adjustment provided for in the merger agreement to account for a sale by INSW of certain specified interests or assets and the subsequent declaration and payment of a dividend to holders of INSW Common Stock of proceeds of such sale in an aggregate amount up to $25 million (referred to in this section as the “Sale Dividend”), would not be material to Moelis’ analyses or opinion.
Moelis’ opinion did not address Diamond S’ underlying business decision to effect the merger, or the relative merits of the merger as compared to any alternative business strategies or transactions that might be available to Diamond S and did not address any legal, regulatory, tax or accounting matters. Moelis was not asked to, and Moelis did not, offer any opinion as to any terms of the merger agreement or any aspect or implication of the merger, except for the fairness of the base exchange ratio in the merger pursuant to the merger agreement from a financial point of view to the holders of Diamond S common shares, other than INSW and its affiliates. In that regard, Moelis’ opinion did not address the fairness or reasonableness of the amount of the termination fee payable to CSMC to terminate the management agreements (“CSMC termination payment”), the INSW special dividend or the Sale Dividend. Moelis’ opinion also did not address the individual circumstances that may be applicable to any particular holder of Diamond S common shares, including any discount or premium that may be attributable to any such holder’s interest for any reason, or the non-economic rights of any such holder arising from its interest in the shares or otherwise. Moelis did not express any opinion as to what the value of INSW shares actually will be when issued in the merger or the prices at which Diamond S common shares or INSW shares may trade at any time. Moelis assumed, with Diamond S’ consent, that the INSW shares to be issued in the merger will be approved for trading on the New York Stock Exchange. Moelis assumed, with Diamond S’ consent, that the final executed form of the merger agreement and the CSMC termination agreement would not differ in any material respect from the drafts that it reviewed, that the merger (including the payment of the CSMC termination payment and the INSW special dividend) would be consummated in accordance with its terms without any waiver or modification that would be material to its analysis, and that the parties to the merger agreement would comply with all the material terms of the merger agreement. Moelis assumed, with Diamond S’ consent, that all governmental, regulatory or other consents or approvals necessary for the completion of the merger would be obtained, except to the extent that would not be material to Moelis’ analyses.
Moelis’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Moelis as of, the date thereof, and Moelis assumed no responsibility to update its opinion for developments occurring or coming to its attention after such date.
Moelis’ opinion did not address the fairness of the merger or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of Diamond S, other than the fairness of the base exchange ratio in the merger pursuant to the merger agreement from a financial point of view to the holders of Diamond S common shares (other than INSW and its affiliates). Moelis did not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the merger, or any class of such persons, relative to the base exchange ratio or otherwise. Moelis’ opinion was approved by a Moelis fairness opinion committee.
This summary of the analyses is not a complete description of Moelis’ opinion or the analyses underlying, and factors considered in connection with, Moelis’ opinion. The preparation of a fairness opinion is a complex analytical process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Moelis’ opinion. In arriving at its fairness determination, Moelis considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Rather, Moelis made its fairness determination on the basis of its experience and professional judgment after considering the results of all of its analyses.
No company used in the analyses described below is identical to Diamond S or INSW. In addition, such analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because the analyses described below (including much of the information used therein) are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, neither Diamond S nor Moelis or any other person assumes responsibility if future results are materially different from those forecasts.
The exchange ratio was determined through arms’ length negotiations between Diamond S and INSW and was approved by the board of directors of Diamond S. Moelis did not recommend any specific consideration to Diamond S or the Diamond S Board, or that any specific amount or type of consideration constituted the only appropriate consideration for Diamond S in the merger.
Summary of Financial Analyses
The following is a summary of the material financial analyses presented by Moelis in connection with its opinion to the board of directors of Diamond S at a meeting held on March 30, 2021. This summary describes the material analysis underlying Moelis’ opinion but does not purport to be a complete description of the analyses performed by Moelis in connection with its opinion.
In reviewing the base exchange ratio provided for in the merger, except where otherwise indicated, Moelis adjusted the ranges indicated by its analyses for Diamond S to account for the payment of the CSMC termination payment and for INSW to account for the payment of the INSW special dividend.
Some of the summaries of financial analyses below include information presented in tabular format. In order to fully understand Moelis’ analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Moelis’ analyses.
For purposes of its analyses, Moelis reviewed a number of financial metrics, including the following, which are described below solely for purposes of this section, “The Merger — Opinion of Diamond S’ Financial Advisor”:
•
EBITDA — generally the amount of the relevant company’s earnings before interest, taxes, depreciation, and amortization for a specified time period.

•
Enterprise Value — generally the value as of a specified date of the relevant company’s outstanding equity securities (taking into account outstanding options and other securities convertible, exercisable or exchangeable into or for equity securities of the company) plus the value of its net debt (the face amount of total debt and preferred stock and the book value of non-controlling interests, less the amount of cash and cash equivalents, as reflected on then most recently available balance sheet).

Net Asset Value Analysis
Moelis performed an analysis of the net asset value (referred to in this section as “NAV”) of each of Diamond S and INSW, based on, as directed by Diamond S, certain third-party vessel appraisals of Diamond S and INSW provided to Moelis by the management of Diamond S and the Appraisal Adjustments.
Moelis calculated net asset values (referred to in this section as “Implied Adjusted NAVs”) using (i) total owned fleet value based on the third-party vessel appraisals, (ii) balance sheet information provided by Diamond S and INSW, including certain effects of asset sales, cash, indebtedness, net working capital, other assets and liabilities, and certain other items, (iii) estimates provided by Diamond S and INSW of values relating to (x) certain capital expenditure adjustments, (y) Diamond S’ and INSW’s respective time charters and (z) INSW’s purchase options in respect of certain vessels with bareboat charter-ins, (iv) values attributable to INSW’s FSO joint venture interests and Crude Tanker Lightering Business and (v) the amounts of the CSMC termination payment and the INSW special dividend. Moelis estimated a range of values for INSW’s interest in the INSW’s FSO joint venture by applying discount rates ranging from 7.50% to 11.00% to forecasts for the joint venture provided by INSW (and used by Moelis at Diamond S’ direction). Moelis estimated a range of values for INSW’s Lightering Business by applying a multiple range, informed by KNOT Offshore Partners LP 2021 estimated EBITDA trading multiple as of March 26, 2021, based on research analyst estimates, of 6.8x to 8.8x to INSW’s estimates of 2021 estimated EBITDA (adjusted by INSW to reflect a normalized run-rate EBITDA for 2021 excluding the effect of the COVID-19 pandemic) (and used by Moelis at Diamond S’ direction). The amounts used in these analyses, which were derived from the appraisals and other information provided by Diamond S and INSW, including the Appraisal Adjustments, as well as the resulting Implied Adjusted NAVs, were as follows:
	Diamond S		INSW
($ in millions)	Low	High	Low	High
Owned Fleet Value(1)	$1,168.3	$1,168.3	$948.3	$948.3
Cash(2)	120.3	120.3	215.7	215.7
Debt(2)	(666.3)	(666.3)	(542.7)	(542.7)
Net Working Capital(2)	42.2	42.2	31.6	31.6
Other Assets / (Liabilities), net(2)	2.0	2.0	(14.4)	(14.4)
Capital Expenditures Adjustment(3)	(12.5)	(12.5)	(3.8)	(3.8)
Charter Adjustment(3)	12.2	12.2	10.5	10.5
INSW BB-In Purchase Option(3)	—	—	3.9	3.9
INSW FSO JV Assets	—	—	120.2	145.6
INSW Lightering Business	—	—	26.6	45.3
CSMC termination payment(4)	(31.2)	(31.2)	—	—
INSW special dividend	—	—	(31.5)	(31.5)
Implied Adjusted NAV	$635.1	$635.1	$764.2	$808.3

(1)
Third-party appraisals used by Moelis at direction of Diamond S. Vessel valuations and appraisals are commonly used in the shipping industry. The valuations and appraisals are estimates by their nature, and the amount realized upon the actual sale of a vessel could be more or less than the appraisal estimates. The fleet valuations were used to calculate NAVs for purposes of evaluating the implied exchange ratio.

(2)
As of December 31, 2020 and provided by Diamond S and INSW. Cash and Debt are pro forma for asset sales excluded from Fleet Value.

(3)
Reflect Appraisal Adjustments as agreed by Diamond S and INSW.

(4)
Estimate assuming closing of merger on June 30, 2021.

This analysis indicated an implied per share equity value for Diamond S, after giving effect to the CSMC termination payment, of approximately $15.51. This analysis indicated an implied per share equity value range for INSW, after giving effect to the INSW special dividend, of approximately $26.68 to $28.19.
Based on the implied per share equity value for Diamond S and the implied per share equity value range for INSW derived from the NAV analysis performed, the following implied exchange ratio range (representing the range determined by using (x) as the bottom end, the amount calculated by dividing the implied per share equity value for Diamond S by the upper bound of the implied per share equity value range for INSW and (y) as the top end, the amount calculated by dividing the implied per share equity value for Diamond S by the lower bound of the implied per share equity value range for INSW), as compared to the exchange ratio provided for in the merger, was indicated:
Implied Exchange Ratio Range:	Base Exchange Ratio
0.550x – 0.581x	0.55375x

Discounted Cash Flow Analysis
Moelis performed discounted cash flow (“DCF”) analysis of each of Diamond S and INSW to calculate the present value of the estimated future unlevered free cash flows projected by Diamond S’ and INSW’s respective managements to be generated by Diamond S and INSW, respectively and the present value of estimated terminal values for Diamond S and INSW based on estimates of a terminal year Adjusted EBITDA projected by the management of Diamond S. The financial data for Diamond S and INSW was based on financial forecasts and other information and data provided by Diamond S and INSW, including Diamond S Projections and the INSW Projections. Estimates of terminal year Adjusted EBITDA for Diamond S and INSW were based on, as approved by Diamond S’ management, average annual Adjusted EBITDA projected for the years 2021 through 2025 to represent a mid-cycle normalized Adjusted EBITDA, adjusted, in the case of Diamond S, for the termination and elimination of certain management fees that expire in the first quarter of 2024 across the entire time period.
For Diamond S, Moelis utilized a range of discount rates (based on an estimated range of weighted average cost of capital for Diamond S) of 7.00% to 11.00% to calculate estimated present values as of December 31, 2020 of (i) estimated after-tax unlevered free cash flows for fiscal years January 1, 2021 through December 31, 2025 and (ii) estimated terminal values derived by applying a range of multiples of 4.00x to 5.00x to a terminal year Adjusted EBITDA, which multiple range was informed by both the historical and current EBITDA trading metrics for Diamond S.
For INSW, Moelis utilized a range of discount rates (based on an estimated range of weighted average cost of capital for INSW) of 6.50% to 10.75% to calculate estimated present values as of December 31, 2020 of (i) estimated after-tax unlevered free cash flows for fiscal years January 1, 2021 through December 31, 2025 and (ii) estimated terminal values derived by applying a range of multiples of 4.75x to 5.75x to a terminal year Adjusted EBITDA, which multiple range was informed by both the historical and current EBITDA trading metrics for INSW.
The ranges of weighted average cost referred to above reflected a derived cost of equity for each of Diamond S and INSW using (i) selected ranges of betas informed by selected publicly traded companies as of March 26, 2021, (ii) selected ranges of debt to total capitalization ratios informed by the selected publicly traded companies, and (iii) size premiums based on publicly traded companies with equity values similar to Diamond S and INSW.
This analysis indicated an implied per share equity value range for Diamond S, after giving effect to the CSMC termination payment, of approximately $4.47 to $9.76. This analysis indicated an implied equity value range for INSW, after giving effect to the INSW special dividend, of approximately $14.81 to $23.89.
Based on the implied per share equity value ranges for Diamond S and INSW derived from the discounted cash flow analysis performed, the following implied exchange ratio range (representing the range determined by using (x) as the bottom end, the amount calculated by dividing lower bound of the implied per share equity value range for Diamond S by the upper bound of the implied per share equity value range for INSW and (y) as the top end, the amount calculated by dividing upper bound of the implied per share equity value range for Diamond S by the lower bound of the implied per share equity value range for INSW), as compared to the exchange ratio provided for in the merger, were indicated:
Implied Exchange Ratio Range:	Base Exchange Ratio
0.187x – 0.659x	0.55375x
Selected Publicly Traded Companies Analysis
Moelis performed a selected publicly traded companies analysis of each of Diamond S and INSW. Moelis reviewed financial and stock market information of the selected publicly traded companies that were categorized as crude fleet tanker companies, predominantly crude fleet tanker companies, mixed-fleet companies and product fleet tanker companies. Moelis selected companies that it deemed similar in one or more respects to Diamond S or INSW, including companies that owned and operated a fleet of oceangoing vessels engaged primarily in the transportation of crude oil and / or other petroleum products.

Moelis reviewed, among other things, Enterprise Values of the selected publicly traded companies as a multiple of estimated EBITDA for 2022 and share price as a multiple of estimated net asset value per share. Enterprise Values used in the selected publicly traded companies analyses described below were calculated using the market price of the common stock of the selected publicly traded companies listed below as of March 26, 2021. Financial and certain other data (including EBITDA and NAV estimates) for the selected publicly traded companies, including Diamond S and INSW, were based on publicly available consensus research analysts’ estimates, public filings and other publicly available information. The selected publicly traded companies and their respective multiples are summarized below:
Selected Publicly Traded Company	Enterprise Value / 2022 Estimated EBITDA	Share Price / NAV Per Share
Nordic American Tankers Ltd.(1)	7.1x	1.78x
DHT Holdings, Inc.(1)	7.6x	1.03x
Euronav NV(1)	5.5x	0.85x
Frontline Ltd.(2)(5)	9.2x	1.49x
Teekay Tankers Ltd.(2)	6.5x	0.71x
International Seaways, Inc.(2)	5.2x	0.71x
Tsakos Energy Navigation Ltd.(3)	6.3x	0.99x
Diamond S Shipping Inc.(3)	4.5x	0.58x
Scorpio Tankers Inc.(4)	7.9x	1.01x
Ardmore Shipping Corporation(4)	9.0x	0.75x

(1)
Categorized as a crude tanker company.

(2)
Categorized as predominantly crude fleet tanker company.

(3)
Categorized as a mixed-fleet tanker company.

(4)
Categorized as a product fleet tanker company.

(5)
Moelis reviewed and determined not to take into account Frontline’s multiples due to Frontline’s historical trading premium to the peer group.

Moelis noted that in evaluating the appropriate multiple ranges to apply to Diamond S’ financial metrics, the low end of its selected multiple range was informed by the then current trading multiples of Diamond S’ shares, and the high end of its selected multiple range was informed by observed discounts in the historical trading multiples of Diamond S’ shares relative to the trading multiples of INSW’s shares. Moelis further noted that in evaluating the appropriate multiple ranges to apply to INSW’s financial metrics, the low end of its selected multiple range was informed by the then current trading multiples of INSW’s shares and the high end of its selected multiple range was informed by observed discounts in the historical trading multiples of INSW relative to the average trading multiples of the selected publicly traded companies (excluding Frontline Ltd.).
For Diamond S, Moelis applied ranges of selected multiples derived from the selected publicly traded companies of 4.50x to 5.50x to Diamond S’ 2022 estimated Adjusted EBITDA and 0.55x to 0.75x to Diamond S’ Implied Adjusted NAV referred to in the table above under the description of the NAV analysis. For INSW, Moelis applied ranges of selected multiples derived from the selected publicly traded companies of 5.25x to 6.25x to INSW’s 2022 estimated Adjusted EBITDA and 0.70x to 0.90x to the midpoint of the INSW’s Implied Adjusted NAV range referred to in the table above under the description of the NAV analysis. Financial data for Diamond S and INSW was based on Diamond S Projections and the INSW Projections and the other information and data provided by Diamond S’ management, including the third-party vessel appraisals of Diamond S and INSW provided to Moelis by the management of Diamond S and the Appraisal Adjustments.
This analysis indicated implied per share equity value ranges for Diamond S, after giving effect to the CSMC termination payment, of approximately $7.49 to $12.48 (based on the 2022 estimated Adjusted

EBITDA multiple) and $8.53 to $11.63 (based on the NAV multiple). This analysis indicated implied per share equity value ranges for INSW, after giving effect to the INSW special dividend, of approximately $26.85 to $34.20 (based on the 2022 estimated Adjusted EBITDA multiple) and $19.29 to $24.69 (based on the NAV multiple).
Based on the implied per share equity value ranges for Diamond S and INSW derived from the selected publicly traded companies analysis performed, the following implied exchange ratio ranges (representing the ranges determined by using (x) as the bottom end, the amount calculated by dividing lower bound of the implied per share equity value range for Diamond S by the upper bound of the implied per share equity value range for INSW and (y) as the top end, the amount calculated by dividing upper bound of the implied per share equity value range for Diamond S by the lower bound of the implied per share equity value range for INSW), as compared to the exchange ratio provided for in the merger, were indicated:
Implied Exchange Ratio Ranges Based On:		Base Exchange Ratio
2022 Estimated Adjusted EBITDA	NAV
0.219x – 0.465x	0.345 x – 0.603x	0.55375x
DCF Based Has — Gets Analysis
The DCF based has/gets analysis illustrated a comparison of the standalone implied per share equity value range for Diamond S indicated by its discounted cash flow analysis, before giving effect to the merger and the payment of the CSMC termination payment (the “Standalone Company DCF Share Value”), with the implied per share equity value range for the pro forma INSW adjusted by the exchange ratio and after giving effect to the consummation of the merger, including the Synergy Estimates, payment of the CSMC termination payment and the INSW special dividend and certain other pro forma effects of the merger reviewed with Diamond S (the “Pro Forma Company DCF Share Value”). The financial data for Diamond S and INSW was based on financial forecasts and other information and data provided by Diamond S and INSW, including the Diamond S Projections and the INSW Projections. For the pro forma discounted cash flow analysis, Moelis used a discount rate of 6.50% to 10.75% and a terminal multiple range of 4.50x to 5.75x.
Moelis noted that the range indicated by its discounted cash flow analysis for the Standalone Company DCF Share Value was $5.23 to $10.52 and the range indicated by its discounted cash flow analysis for the Pro Forma Company DCF Share Value was $8.13 to $14.59. Moelis then noted that the illustrative accretion relative (x) to the high end of the range for the Standalone Company DCF Share Value that is implied by the high end of the range for the Pro Forma Company DCF Share Value was 38.7% and (y) to the low end of the range for the Standalone Company DCF Share Value that is implied by the low end of the range for the Pro Forma Company DCF Share Value was 55.5%.
NAV Based Has — Gets Analyses
The NAV based has/gets analysis compared the estimated NAV per Diamond S share based on certain third-party vessel appraisals of Diamond S provided to Moelis by the management of Diamond S and the Appraisal Adjustments (the “Standalone Company NAV Share Value”), with an illustrative NAV per share of the pro forma INSW adjusted by the exchange ratio after giving effect to the consummation of the merger, including the Synergy Estimates, payment of the CSMC termination payment and the INSW special dividend and certain other pro forma effects of the merger reviewed with Diamond S (the “Pro Forma Company NAV Share Value”).
Moelis noted that the estimated Standalone Company NAV Share Value indicated by the NAV analysis was $16.27, and the range for the Pro Forma Company NAV Share Value indicated by the NAV analysis was $16.44 to $17.41. Moelis then noted that the illustrative accretion relative to the estimated Standalone Company NAV Share Value that is implied by (x) the high end of the range for the Pro Forma Company NAV Share Value was 7.0% and (y) the low end of the range for the Pro Forma Company NAV Share Value was 1.0%.

Miscellaneous
Moelis acted as financial advisor to Diamond S in connection with the merger and will receive a transaction fee for its services, currently estimated to be approximately $8 million and calculated at closing in accordance with the terms of the Moelis’ engagement letter with Diamond S, contingent upon the consummation of the merger. Moelis also became entitled to receive a fee of approximately $2 million upon having substantially completed its work necessary to deliver its opinion, without regard to the conclusion reached therein, which is creditable against the transaction fee. In addition, Diamond S agreed to indemnify Moelis for certain liabilities and other items, including liabilities under the federal securities laws, arising out of its engagement. Moelis’ affiliates, employees, officers and partners may at any time own securities (long or short) of Diamond S and INSW. Moelis provided investment banking and other services to Diamond S unrelated to the merger and in the future may provide such services to Diamond S and INSW, and have received and may receive compensation for such services. In the past two years prior to the date of its opinion, Moelis (i) acted as financial advisor to Diamond S in connection with a business combination completed in March 2019, for which Moelis received $6 million in compensation and (ii) had not received any fees for financial advisory services from INSW. In the past two years prior to the date of its opinion, Moelis also provided investment banking and other services to certain of Diamond S’ significant shareholders, companies in which such shareholders had an interest and committees on which such shareholders participated, including acting as a financial advisor to WL Ross & Co in connection with a sale of an interest in a portfolio company that closed in December 2020, financial advisor to an ad hoc committee of senior secured creditors on which Invesco Ltd. or an affiliate thereof was a member in connection with a restructuring transaction that closed in October 2020, and financial advisor to a company in which Invesco Ltd. was a significant shareholder.
The board of directors of Diamond S selected Moelis as its financial advisor in connection with Diamond S merger because Moelis has substantial experience in similar transactions and familiarity with Diamond S. Moelis is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, and valuations for corporate and other purposes.
Certain Unaudited Forecasted Financial Information of INSW
Although INSW may issue limited financial guidance to investors periodically, INSW generally does not disclose projections of its expected future financial performance, revenues, earnings or other results due to, among other reasons, the inherent difficulty of accurately predicting financial performance for future periods and the uncertainty and subjectivity of the underlying assumptions and estimates. However, in connection with discussions between INSW and Diamond S regarding a business combination transaction, and the strategic review process conducted by the INSW Board that followed, INSW’s management prepared certain non-public unaudited financial projections and operating data for INSW as a stand-alone company, without giving effect to the merger, for the fiscal years ending December 31, 2021 through December 31, 2025, which were discussed with the INSW Board, and which are referred to as the “INSW forecasts.” The INSW forecasts were provided to Diamond S (except as indicated below) in connection with its consideration of the potential strategic transaction and to INSW’s financial advisor, Jefferies, in connection with its financial analyses. For more information, see the section entitled “The Merger — Opinion of INSW’s Financial Advisor.”
The financial forecasts provided in this section were not prepared for the purpose of public disclosure. However, a summary of the financial forecasts has been included in this section to provide INSW stockholders and Diamond S shareholders access to this financial information. The inclusion of the summary of the financial forecasts in this section should not be regarded as an indication that INSW, Diamond S, their respective financial advisors or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results and it should not be relied upon as such.
The financial forecasts in this section were not prepared on a basis designed to comply with the published guidelines of the SEC regarding financial forecasts and forward-looking statements or the guidelines established by each of the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts. The financial forecasts in this section have been prepared by, and are the responsibility of, INSW’s management. Neither of INSW’s or Diamond S’ independent registered public accounting firms, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the financial forecasts summarized in this section, nor expressed any opinion or any other form of assurance with respect to this information or its achievability and assume no responsibility for, and disclaim any association with, the prospective financial information. The report of INSW’s independent registered public accounting firm contained in the INSW Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this joint proxy statement/prospectus, relates to INSW’s historical financial statements. It does not extend to the financial forecasts in this section and should not be read to do so.
Although presented with numerical specificity, the financial forecasts in this section are subject in many respects and reflect the use of variables, estimates and assumptions that are inherently uncertain, susceptible to multiple interpretations and may be beyond the control of INSW, Diamond S or the combined company, and which may prove not to have been accurate at the time they were prepared or at any time during the period covered by the financial forecasts in this section. While in the view of INSW’s management, the financial forecasts in this section were prepared on a reasonable basis and reflect the best available estimates and judgments at the time of their preparation, the achievement of the results included in the financial forecasts in this section is subject to many risks and uncertainties. Important factors that may affect actual results and cause actual results to differ materially from the financial forecasts in this section include, but are not limited to, risks and uncertainties relating to INSW’s business (including its ability to achieve strategic goals and the effects that the merger may have on its business), industry performance, the laws to which INSW is subject, general business and economic conditions, market and financial conditions, tax rates, transactions or events that were not anticipated at the time the financial forecasts in this section were prepared, the COVID-19 pandemic, various risks set forth in INSW’s public filings with the SEC incorporated by reference herein and various risks and other factors described or referenced in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” and in the section entitled “Risk Factors.”
The financial forecasts in this section do not necessarily reflect INSW’s current estimates and do not necessarily take into account any circumstance, transaction or event occurring after the date the financial forecasts in this section were prepared and some or all of the assumptions that had been made in the financial forecasts in this section and certain events and results after such date may have differed from the assumptions utilized in the financial forecasts in this section or might lead to different assumptions being utilized if forecasts were subsequently prepared. The financial forecasts in this section do not give effect to the merger or the potential synergies that may be achieved by the combined company as a result of the merger nor do they take into account the effect of any failure of the merger to occur. Actual results may have differed and may continue to differ, and may differ materially, from those contained in the financial forecasts in this section. For all the reasons discussed in this section, there can be no assurance that the financial forecasts in this section will be realized.
The financial forecasts in this section were prepared by INSW’s management, independent of, and without any collaboration or coordination with, Diamond S’ management, other than with respect to certain assumptions relating to day rates.
Neither INSW nor its affiliates, officers, directors or other representatives, gives any INSW stockholder or any other person any assurance that forecasted results will be realized or that financial results of INSW prepared after the date the financial forecasts in this section were prepared do not and will not differ materially from the financial forecasts in this section and, except as otherwise required by law, none of INSW, Diamond S or the combined company undertakes any obligation to update or otherwise revise or reconcile the financial forecasts in this section to reflect circumstances existing after the date the financial forecasts in this section were prepared, or to reflect the occurrence of future events, or to make any such update or other revision or reconciliation publicly available, even in the event that any or all of the assumptions and estimates underlying the financial forecasts in this section are shown to be in error.
Readers of this joint proxy statement/prospectus are cautioned not to place undue reliance on the financial forecasts in this section. No representation is made by INSW, Diamond S, their respective financial advisors or any other person to any INSW stockholder or anyone else regarding, and none of INSW, Diamond S or their respective financial advisors assumes any responsibility for, the validity, reasonableness, accuracy or completeness of the financial forecasts in this section. The inclusion of the summary of the financial forecasts in this section should not be regarded as an indication that INSW,

Diamond S, their respective financial advisors or any other recipient of this information considered, or now considers, the financial forecasts in this section to be material or to be a reliable prediction of actual future results. The financial forecasts in this section have not been included in an effort to influence any INSW stockholder’s or Diamond S shareholder’s decision to vote on any proposal. Rather, the summary of the INSW forecasts is included in this joint proxy statement/prospectus to give INSW stockholders and Diamond S shareholders access to non-public information that was provided to the INSW Board and the Diamond S Board in connection with their respective evaluations of the merger and the transactions contemplated thereby, and that was also provided to Diamond S’ financial advisor and INSW’s financial advisor in connection with each of their respective analyses and opinions.
The summary of the financial forecasts in this section covers multiple years and this information by its nature becomes subject to greater uncertainty with each successive year. The financial forecasts in this section should be evaluated, if at all, in conjunction with the historical financial statements and other information contained in this joint proxy statement/prospectus and INSW’s public filings with the SEC incorporated by reference herein.
The financial forecasts in this section reflect various assumptions and estimates that INSW’s management made in good faith for illustrative purposes at the time that the financial forecasts in this section were prepared, all of which are difficult to predict and many of which are beyond the control of INSW, Diamond S or the combined company.
INSW uses certain financial measures in the INSW forecasts that are not in accordance with GAAP as supplemental measures to evaluate operational performance. While INSW believes that non-GAAP financial measures provide useful supplemental information, there are limitations associated with the use of non-GAAP financial measures. Non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of INSW’s competitors and may not be directly comparable to similarly titled measures of INSW’s competitors. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Financial measures included in forecasts (including the INSW forecasts) provided to a board of directors or financial advisor in connection with a business combination or asset acquisition transaction are excluded from the definition of “non-GAAP financial measures” under the rules of the SEC, and therefore the INSW forecasts are not subject to SEC rules regarding disclosures of non- GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the INSW Board, Diamond S, or INSW’s or Diamond S’ respective financial advisors in connection with the merger. Accordingly, no reconciliation of the financial measures included in the INSW forecasts is provided in this joint proxy statement/prospectus.
	Unaudited INSW Financial Forecast for the Year Ended December 31,
	(in USD millions)
	2021 Estimated	2022 Estimated	2023 Estimated	2024 Estimated	2025 Estimated
Net revenue(1)	$222	$355	$362	$323	$317
Adjusted EBITDA (excluding FSO Income and Lightering Income)(2)(3)	63	198	194	161	156
FSO Income and Lightering EBITDA(3)	22	16	5	6	5
Adjusted EBITDA (including FSO Income and Lightering Income)(2)	85	215	199	167	161
Unlevered free cash flow(4)	17(5)	93	5	149	140

(1)
Net revenue includes fixed and estimated daily revenues across all asset classes and businesses, net of commissions, bunker costs, port charges and pool fees, multiplied by fleet utilization.

(2)
Adjusted EBITDA represents net revenue, less vessel operating expenses, time charter-in expenses and cash general and administrative costs.

(3)
Aggregated figures through the forecast period not provided to Diamond S or its advisors.

(4)
Unlevered free cash flows represent Adjusted EBITDA (excluding FSO Income and Lightering Income), less capital expenditures and less changes in net working capital. Excludes lightering and FSO Joint Venture unlevered free cash flow. Figures not provided to Diamond S or its advisors.

(5)
Represents unlevered free cash flow only for two quarters — the third and fourth quarters of 2021 — and excludes unlevered free cash flow for the first and second quarters of 2021.

Certain Unaudited Forecasted Financial Information of Diamond S
Although Diamond S may issue limited financial guidance to investors periodically, Diamond S generally does not disclose projections of its expected future financial performance, revenues, earnings or other results due to, among other reasons, the inherent difficulty of accurately predicting financial performance for future periods and the uncertainty and subjectivity of the underlying assumptions and estimates. However, in connection with discussions between INSW and Diamond S regarding a business combination transaction, and the strategic review process conducted by the Diamond S Board that followed, Diamond S’s management prepared certain non-public unaudited financial projections and operating data for Diamond S as a stand-alone company, without giving effect to the merger, for the fiscal years ending December 31, 2021 through December 31, 2025, which were discussed with the Diamond S Board, and which are referred to as the “Diamond S forecasts.” The Diamond S forecasts were provided by Diamond S management to the Diamond S Board and INSW in connection with their consideration of the potential strategic transaction and also were provided to Diamond S’s financial advisor, Moelis, and by INSW management to INSW’s financial advisor, Jefferies, for their use in connection with their respective financial analyses and opinions. For more information, see the sections entitled “The Merger — Opinion of INSW’s Financial Advisor” and “The Merger — Opinion of Diamond S’ Financial Advisor.”
The financial forecasts provided in this section were not prepared for the purpose of public disclosure. However, a summary of the financial forecasts has been included in this section to provide INSW stockholders and Diamond S shareholders access to this financial information. The inclusion of the summary of the financial forecasts in this section should not be regarded as an indication that INSW, Diamond S, their respective financial advisors or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results and it should not be relied upon as such.
The financial forecasts in this section were not prepared on a basis designed to comply with the published guidelines of the SEC regarding financial forecasts and forward-looking statements or the guidelines established by each of the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts. The financial forecasts in this section have been prepared by, and are the responsibility of, Diamond S’s management. Neither of INSW’s or Diamond S’s independent registered public accounting firms, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the financial forecasts summarized in this section, nor expressed any opinion or any other form of assurance with respect to this information or its achievability and assume no responsibility for, and disclaim any association with, the prospective financial information. The report of Diamond S’s independent registered public accounting firm contained in the Diamond S Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this proxy statement/prospectus, relates to Diamond S’s historical financial statements. It does not extend to the financial forecasts in this section and should not be read to do so.
Although presented with numerical specificity, the financial forecasts in this section are subject in many respects and reflect the use of variables, estimates and assumptions that are inherently uncertain, susceptible to multiple interpretations and may be beyond the control of INSW, Diamond S or the combined company, and which may prove not to have been accurate at the time they were prepared or at any time during the period covered by the financial forecasts in this section. While in the view of Diamond S’s management, the financial forecasts in this section were prepared on a reasonable basis and reflect the best available estimates and judgments at the time of their preparation, the achievement of the results included in the financial forecasts in this section is subject to many risks and uncertainties. Important factors that may affect actual results and cause actual results to differ materially from the financial forecasts in this section include, but are not limited to, risks and uncertainties relating to Diamond S’s business (including its ability to achieve strategic goals and the effects that the merger may have on its business), industry performance, the laws to which Diamond S is subject, general business and economic conditions, market and financial conditions, tax rates, transactions or events that were not anticipated at the time the financial forecasts in this section were prepared, the COVID-19 pandemic, various risks set forth in Diamond S’s public filings with the SEC incorporated by reference herein and various risks and other factors described or referenced in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” and in the section entitled “Risk Factors.”
The financial forecasts in this section do not necessarily reflect Diamond S’s current estimates and do not necessarily take into account any circumstance, transaction or event occurring after the date the financial forecasts in this section were prepared and some or all of the assumptions that had been made in the financial forecasts in this section and certain events and results after such date may have differed from the assumptions utilized in the financial forecasts in this section or might lead to different assumptions being utilized if forecasts were subsequently prepared. The financial forecasts in this section do not give effect to the merger or the potential synergies that may be achieved by the combined company as a result of the merger nor do they take into account the effect of any failure of the merger to occur. Actual results may have differed and may continue to differ, and may differ materially, from those contained in the financial forecasts in this section. For all the reasons discussed in this section, there can be no assurance that the financial forecasts in this section will be realized.
The Diamond S and INSW financial forecasts referred to below in this section were prepared, independent of, and without any collaboration or coordination with, one another’s management, other than with respect to certain assumptions relating to day rates.
Neither Diamond S nor its affiliates, officers, directors or other representatives, gives any Diamond S shareholder or any other person any assurance that forecasted results will be realized or that financial results of Diamond S prepared after the date the financial forecasts in this section were prepared do not and will not differ materially from the financial forecasts in this section and, except as otherwise required by law, none of INSW, Diamond S or the combined company undertakes any obligation to update or otherwise revise or reconcile the financial forecasts in this section to reflect circumstances existing after the date the financial forecasts in this section were prepared, or to reflect the occurrence of future events, or to make any such update or other revision or reconciliation publicly available, even in the event that any or all of the assumptions and estimates underlying the financial forecasts in this section are shown to be in error.
Readers of this joint proxy statement/prospectus are cautioned not to place undue reliance on the financial forecasts in this section. No representation is made by INSW, Diamond S, their respective financial advisors or any other person to any Diamond S shareholder or anyone else regarding, and none of INSW, Diamond S or their respective financial advisors assumes any responsibility for, the validity, reasonableness, accuracy or completeness of the financial forecasts in this section. The inclusion of the summary of the financial forecasts in this section should not be regarded as an indication that INSW, Diamond S, their respective financial advisors or any other recipient of this information considered, or now considers, the financial forecasts in this section to be material or to be a reliable prediction of actual future results. The financial forecasts in this section have not been included in an effort to influence any INSW stockholders’ or Diamond S shareholder’s decision to vote on any proposal. Rather, the summary of the Diamond S forecasts is included in this joint proxy statement/prospectus to give INSW stockholders and Diamond S shareholders access to non-public information that was provided to the INSW Board and the Diamond S Board in connection with their respective evaluations of the merger and the transactions contemplated thereby and that was also provided to INSW’s financial advisor and Diamond S’s financial advisor in connection with each of their respective analyses and opinions. Diamond S directed Moelis to use and rely on the Diamond S forecasts for purposes of its financial analyses and opinion.
The summary of the financial forecasts in this section covers multiple years and this information by its nature becomes subject to greater uncertainty with each successive year. The financial forecasts in this section should be evaluated, if at all, in conjunction with the historical financial statements and other information contained in this proxy statement/prospectus and Diamond S’s public filings with the SEC incorporated by reference herein.
The financial forecasts in this section reflect various assumptions and estimates that Diamond S’s management made in good faith for illustrative purposes at the time that the financial forecasts in this section were prepared, all of which are difficult to predict and many of which are beyond the control of

INSW, Diamond S or the combined company, including economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among other things, the inherent uncertainty of the business and economic conditions affecting the industry in which Diamond S and INSW operate and the risks and uncertainties described in the “Risk Factors” section and the “Cautionary Statement Regarding Forward-Looking Statements.”
Diamond S uses certain financial measures in the Diamond S forecasts that are not in accordance with GAAP as supplemental measures to evaluate operational performance. While Diamond S believes that non-GAAP financial measures provide useful supplemental information, there are limitations associated with the use of non-GAAP financial measures. Non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of Diamond S’s competitors and may not be directly comparable to similarly titled measures of Diamond S’s competitors. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Financial measures included in forecasts (including the Diamond S forecasts) provided to a board of directors or financial advisor in connection with a business combination or asset acquisition transaction are excluded from the definition of “non-GAAP financial measures” under the rules of the SEC, and therefore the Diamond S forecasts are not subject to SEC rules regarding disclosures of non- GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the Diamond S Board, INSW, or INSW’s or Diamond S’s respective financial advisors in connection with the merger. Accordingly, no reconciliation of the financial measures included in the Diamond S forecasts is provided in this joint proxy statement/prospectus.
The following table sets forth certain summarized prospective financial information regarding Diamond S for the years 2021 through 2025:
	Unaudited Diamond S Financial Forecast for the Year Ended December 31,
	(in USD millions)
	2021 Estimated	2022 Estimated	2023 Estimated	2024 Estimated	2025 Estimated
Net revenue(1)	$291	$403	$369	$333	$333
Adjusted EBITDA(2)	96	204	167	132	130
Unlevered free cash flow(3)	88	160	124	87	103

(1)
Net revenue includes fixed and estimated daily revenues across all asset classes, net of commissions, bunker costs, port charges and pool fees multiplied by revenue days, which represent calendar days less five standard offhire days and drydocking, if applicable.

(2)
Adjusted EBITDA represents net revenue less vessel operating expenses and cash general and administrative costs.

(3)
Unlevered free cash flows represent Adjusted EBITDA less depreciation and amortization, stock-based compensation and cash taxes, plus depreciation and amortization and less capital expenditures and increase in net working capital.

In addition, Diamond S also reviewed certain non-public unaudited financial projections and operating data for INSW as a stand-alone company, without giving effect to the merger, for the fiscal years ending December 31, 2021 through December 31, 2025, provided by INSW, and made certain assumptions to develop additional estimates for INSW for purposes of evaluating the merger. Diamond S directed Moelis to use and rely on these forecasts and estimates for purposes of its financial analyses and opinion.
The INSW forecasts used by Diamond S and its financial advisor were based on and reflected the following:

	Unaudited INSW Financial Forecast for the Year Ended December 31,
	(in USD millions)
	2021 Estimated	2022 Estimated	2023 Estimated	2024 Estimated	2025 Estimated
Adjusted EBITDA(1)	85	215	199	167	161
Unlevered free cash flow(2)	20	104	6	150	142

(1)
Adjusted EBITDA represents net revenues, less vessel operating expenses, time charter-in expenses and cash general and administrative costs, plus income attributable to the FSO Joint Ventures.

(2)
Unlevered free cash flows represent Adjusted EBITDA less depreciation and amortization, stock-based compensation and cash taxes, plus depreciation and amortization and less capital expenditures and increase in net working capital.

Summary of INSW’s Adjustments to the Diamond S Projections
INSW management prepared an alternative version of the Diamond S forecasts incorporating certain adjustments thereto. The following table sets forth a summary of the adjusted Diamond S prospective financial information for the years 2021 through 2025, which INSW management provided to Jefferies and directed Jefferies to use for purposes of its financial analyses and opinion:
	Unaudited Diamond S Financial Forecast for the Year Ended December 31,
	(in USD millions)
	2021 Estimated	2022 Estimated	2023 Estimated	2024 Estimated	2025 Estimated
Net revenue(1)	$297	$401	$362	$326	$325
Adjusted EBITDA(2)	103	202	160	124	123
Unlevered free cash flow(3)	43(4)	165	114	89	98

(1)
Net revenue includes fixed and estimated daily revenues across all asset classes, net of commissions, bunker costs, port charges and pool fees multiplied by revenue days, which represent calendar days less five standard offhire days and drydocking, if applicable.

(2)
Adjusted EBITDA represents net revenue less vessel operating expenses and cash general and administrative costs.

(3)
Unlevered free cash flows represent Adjusted EBITDA less depreciation and amortization, stock-based compensation and cash taxes, plus depreciation and amortization and less capital expenditures and increase in net working capital. Aggregated figures through the forecast period were not provided to Diamond S or its advisors.

(4)
Represents unlevered free cash flow only for the third and fourth quarters of 2021 and excludes unlevered free cash flow for the first and second quarters of 2021. Figures were not provided to Diamond S or its advisors.

Interests of Certain of INSW’s Directors and Executive Officers in the Merger
In considering the recommendations of the INSW Board that you vote to authorize and approve the INSW share issuance proposal, you should be aware that certain directors and executive officers of INSW have agreements or arrangements that provide them with interests in the merger that may be different from, or in addition to, the interests of the other stockholders of INSW. The INSW Board was aware of these interests when it approved the merger agreement and the transactions contemplated thereby and recommended that INSW stockholders vote “FOR” the INSW share issuance proposal.
As more fully described in “The Merger — Governance of the Combined Company after the Merger,” Doug Wheat, Lois Zabrocky and Jeffrey Pribor, Chairman of the INSW Board, Chief Executive Officer of INSW and Chief Financial Officer of INSW, respectively, will serve as the Chairman of the Board, Chief Executive Officer and Chief Financial Officer of the combined company, respectively, and, upon completion of the merger, the board of directors of the combined company will consist of ten directors, including seven INSW designees. Otherwise, none of the directors or executive officers of INSW has interests in the merger that may be different from, or in addition to, the interests of INSW’s stockholders generally. The members of the INSW Board were aware of these interests when it approved the merger agreement and transactions contemplated thereby and recommended that INSW stockholders approve the INSW share issuance proposal.
Interests of Diamond S’ Directors and Executive Officers in the Merger
In considering the recommendations of the Diamond S Board that you vote to authorize and approve the Diamond S merger proposal, you should be aware that certain directors and executive officers of Diamond S have agreements or arrangements that provide them with interests in the merger, including financial interests, that may be different from, or in addition to, the interests of the other shareholders of Diamond S. The Diamond S Board was aware of these interests when it approved the merger agreement and the transactions contemplated thereby and recommended that Diamond S shareholders vote “FOR” the Diamond S merger proposal. Such interests include the following and are more fully summarized below:
•
Three directors of Diamond S, including Craig H. Stevenson, Jr., the current chief executive officer of Diamond S, will become directors of the combined company and Mr. Stevenson will serve as a special advisor to INSW’s chief executive officer for a six-month period following the completion of the merger for which he is expected to be paid $500,000;

•
Diamond S’ executive officers have entered into individual agreements that provide for certain severance protections upon a qualifying termination;

•
Diamond S’ executive officers have entered into individual equity award agreements that provide for acceleration of vesting upon a qualifying termination;

•
Diamond S’ directors have entered into individual equity award agreements that provide for acceleration of vesting upon a change in control;

•
Diamond S’ executive officers may enter into new arrangements prior to or following the closing; and

•
Diamond S’ directors and executive officers are entitled to continued indemnification and insurance coverage under the merger agreement.

The Diamond S Board was aware of these interests during their deliberations of the merits of the merger and in determining to recommend that Diamond S shareholders vote in favor of the proposal to authorize and approve the merger agreement.
Continued Service of Certain Diamond S Directors and Executive Officers
Certain Diamond S’ directors are expected to continue as directors following consummation of the merger and Craig H. Stevenson, Jr. is expected to become a special advisor to the chief executive officer of the combined company.
Employment Agreements with Executive Officers
Diamond S’ executive officers are employed by its wholly-owned subsidiaries, Diamond S Management LLC, a limited liability company organized under the laws of the Republic of the Marshall Islands (“DSM”), and Diamond S Management (Singapore) Pte. Ltd, a company organized under the laws of Singapore (“DSMS”). DSM has an employment agreement with each of Craig H. Stevenson Jr., Kevin Kilcullen and Sanjay Sukhrani and DSMS has an employment agreement with Anoushka Kachelo. The merger will constitute a change in control for purposes of these employment agreements. Under these employment agreements the executive officers would become entitled to certain severance benefits if their employment with DSM or DSMS is terminated following consummation of the merger either by DSM or DSMS without “cause” or by the executive for “good reason” (as those terms are defined in their respective agreements). The potential severance benefits include a lump-sum cash severance payment equal to 24 months of base salary for Mr. Stevenson and Mr. Kilcullen and 12 months of base salary for Mr. Sukhrani and Mrs. Kachelo, a lump-sum cash amount equal to the executive’s target bonus for the year in which the termination occurs, and a lump-sum cash amount equal to the cost of premiums under COBRA for a period of 18 months for Mr. Stevenson and Mr. Kilcullen, and for a period of 12 months for Mr. Sukhrani following the termination date, all subject to a release of claims by the executive. These amounts would be payable on the sixtieth day following the applicable termination.
Acceleration of Equity Awards
If the Diamond S executive officers are terminated either by DSM or DSMS (as applicable) without “cause” or by the executive for “good reason” as those terms are defined in the executive’s respective restricted stock award agreements, restricted unit awards, and performance restricted stock unit agreements with Diamond S within two years after the merger, certain of the executive officers’ restricted stock awards and restricted unit awards would vest in full at the time of termination of employment and certain of the executive officers’ performance restricted stock units would vest with respect to a number of performance restricted stock units equal to the target number of performance restricted stock units awarded to the executive officer. The merger itself, absent a subsequent termination of employment, does not impact the treatment of the restricted stock awards, restricted unit awards and performance restricted stock awards held by the executive officers. Diamond S’ standard annual director awards provide for acceleration of vesting upon a change in control.
Agreements with the Surviving Corporation
Prior to or following the closing, certain executive officers of Diamond S may discuss or enter into agreements with the surviving corporation or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation or one or more of its affiliates. Mr. Stevenson will serve as a special advisor to INSW’s chief executive officer for a six-month period following the completion of the merger for which he is expected to be paid $500,000. As of the date hereof, no other new employment or compensation arrangements between any executive officer of Diamond S and the surviving corporation for post-closing periods have been discussed, negotiated or established.
Indemnification and Insurance.   From the completion of the merger through the sixth anniversary of the date on which the merger occurs, INSW has agreed to cause the surviving corporation, pursuant to the merger agreement, to maintain the existing directors’ and officers’ liability insurance policy maintained by Diamond S with respect to claims arising from facts or events occurring at or prior to the effective time (the “D&O insurance”). The surviving corporation will not be required to pay an annual premium for the D&O insurance that exceeds 400% of the last annual premium paid by Diamond S prior to the date of the merger agreement. If however the premium for the D&O insurance would at any time exceed 400% of the last annual premium paid by Diamond S, then the surviving corporation will maintain an insurance policy which, in its good faith determination, provides the maximum coverage available at an annual premium equal to the cap. Prior to the effective time, Diamond S may substitute a tail policy for Diamond S’ current directors’ and officers’ liability insurance policy providing equivalent coverage with a cost not exceeding 400% of the last annual premium paid prior to the date of the merger agreement by Diamond S for such policy. Diamond S will reasonably cooperate with INSW prior to the effective time to enable INSW, at INSW’s election, to purchase such a tail policy.
For a further discussion of the terms of the merger agreement with respect to indemnification in connection with the completion of the merger, please see the section captioned “The Merger Agreement — Indemnification; Exculpation and Insurance.”
Quantification of Payments to Diamond S Named Executive Officers in Connection with the Merger
In accordance with Item 402(t) of Regulation S-K, the table below sets forth the estimated amounts of compensation that are based on or otherwise relate to the merger and that may be payable to those individuals (comprising Diamond S’ existing named executive officers) who were listed in the “Summary Compensation Table” that was set out in Diamond S’ most recent securities filing for which disclosure was required under Item 402(c) of Regulation S-K (Form 10-K/A for the fiscal year ended December 31, 2020, filed with the SEC on April 30, 2021).

See the section above entitled “The Merger — Interests of Diamond S’ Directors and Executive Officers in the Merger” for further information about the compensation disclosed in the table below. The amounts set out below assume (i) the merger was consummated on July 16, 2021, which is the assumed completion date of the merger solely for purposes of the disclosure in this section and (ii) the relevant price per share of Diamond S common stock is $10.73, which is the average closing price per share of Diamond S common stock as reported on the NYSE over the first five business days following the first public announcement of the merger on March 31. These amounts are estimates of amounts that might become payable to the named executive officers and the estimates are based on multiple assumptions that may or may not prove correct. Some of the assumptions are based on information not currently available and as a result the actual amounts received by a named executive officer may differ in material respects from the amounts set forth below.
As noted above under “The Merger — Interests of Diamond S’ Directors and Executive Officers in the Merger,” the consummation of the merger alone will not increase the pension/non-qualified deferred compensation amounts that were already otherwise earned by the executive officers.
Named Executive Officer	Cash (USD)(1)	Equity (USD)(2)	Pension/ Non-Qualified Deferred Compensation (USD)	Perquisites/ Benefits (USD)(3)	Tax Reimbursement (USD)	Other (USD)	Total (USD)
Craig H. Stevenson, Jr.	$2,907,000	$2,453,876	—	$63,923	—	—	$5,424,799
Kevin Kilcullen	1,215,000	1,057,570	—	55,460	—	—	2,328,030
Sanjay Sukhrani	723,000	1,120,792	—	42,202	—	—	1,885,994

(1)
This column reflects the severance entitlements of our named executive officers pursuant to their respective employment agreements and represent the sum of (a) the value of (i) two (2x) times Mr. Stevenson’s and Mr. Kilcullen’s base salary, respectively, and (ii) one (1x) times Mr. Sukhrani’s base salary, plus (b) the value of the officer’s target annual cash bonus amount. These benefits are “double-trigger” in that there needs to be a “change in control” under the employment agreement (which will include the consummation of the merger) and Messrs. Stevenson, Kilcullen and Sukhrani would need to be terminated within two (2) years after a change in control without “cause” or resign for “good reason”. Details regarding the terms of these payments and the applicable release on which the payments are conditioned, are set forth in “The Merger — Interests of Diamond S’ Directors and Executive Officers in the Merger — Employment Agreements with Executive Officers.”

These components of the named executive officers’ severance are set forth in the following table:
Name	Cash Severance Payment (USD)	Target Annual Cash Bonus Award (USD)
Craig H. Stevenson, Jr.	$1,938,000	$969,000
Kevin Kilcullen	900,000	315,000
Sanjay Sukhrani	482,000	241,000

(2)
This column represents the value of unvested Diamond S restricted shares and Diamond S PSUs outstanding as of June 1, 2021, that would vest pursuant to the respective equity awards of the named executive officers. This benefit is “double-trigger” in that there needs to be a “change in control” under the equity award agreement (which will include the consummation of the merger), and Messrs. Stevenson, Kilcullen and Sukhrani would need to be terminated within two years after a change in control without “cause” or for “good reason”.

Diamond S Restricted Shares
The table below provides information on the estimated value of unvested Diamond S restricted shares held by the named executive officers. The amounts shown with respect to each Diamond S restricted shares represent the product of (a) $10.73 and (b) the number of shares of Diamond S common stock subject to such Diamond S restricted share:
Name	Number of Shares Subject to Unvested Diamond S Restricted Stock Outstanding (#)	Value of Awards (USD)
Craig H. Stevenson, Jr.	132,327	$1,416,869
Kevin Kilcullen	53,810	577,381
Sanjay Sukhrani	56,519	606,449
Diamond S PSU Awards
The table below provides details on the estimated value of Diamond S PSUs based upon the number of units or shares payable under the award agreements assuming payout at the target level of performance. The named executive officers do not currently hold vested Diamond S PSUs and the table set forth below assumes that there will be no such vested Diamond S PSUs immediately prior to the closing of the merger. Accordingly, the value of awards shown in the table represent the product of (a) $10.73 and (b) the number of shares of the Diamond S common stock that that would vest pursuant to the respective Diamond S PSU award agreements of the named executive officers assuming payout at the target level of performance.
Name	Number of Shares that Vest and are Payable with Respect to Unvested Diamond S Performance Stock Units Outstanding (#)	Value of Awards (USD)
Craig H. Stevenson, Jr.	96,366	$1,034,007
Kevin Kilcullen	44,752	480,189
Sanjay Sukhrani	47,835	514,343

(3)
This column represents the value of the Diamond S’ portion of COBRA (or equivalent health insurance coverage comparable to the terms in effect immediately prior to the change in control) premiums for continued medical coverage for Messrs. Stevenson Jr. and Kilcullen for 18 months and for Mr. Sukhrani for 12 months. These continuation benefits are “double-trigger.” The table below provides details on the value of continued participation in health and welfare benefits.

Name	Value of Continued Participation in Health and Welfare Benefits ($)
Craig H. Stevenson, Jr.	$63,923
Kevin Kilcullen	55,460
Sanjay Sukhrani	42,202
Treatment of Diamond S’ Equity Awards
Restricted Stock Units.   As of the effective time of the merger, each outstanding Diamond S RSU awards under the Diamond S equity plan that is not then vested and does not vest at the effective time of the merger will be assumed by INSW and converted into INSW RSU awards with associated rights to the issuance of INSW common stock. Each assumed and converted INSW RSU awards will vest in full (at the target level, with respect to any Diamond S RSU awards subject to performance-based vesting criteria) on the holder’s termination of employment without “cause” or for “good reason” (as each such term is defined in the applicable award agreement) within twenty four (24) months following the closing date of the merger, and otherwise continue to have, and will be subject to, the same terms and conditions as applied to the applicable Diamond S RSU awards immediately prior to the effective time of the merger (but taking into account any changes thereto, including any necessary changes to any issuance provisions, provided for or permitted in the Diamond S equity plan, in any applicable award agreement or in such Diamond S RSU awards, by reason of the merger agreement or the consummation of the transactions contemplated thereby). To the extent any such Diamond S RSU awards are subject to performance vesting or other performance conditions, following the effective time of the merger, such awards will be deemed to have achieved at least the target level of performance. As of the effective time of the merger, the number of INSW common stock underlying each such INSW RSU award as so assumed and converted (rounded (x) up to the nearest whole share if half a share or more or (y) down to the nearest whole share if less than half a share) will equal the product of (i) the applicable number of shares of Diamond S common stock subject to such award, multiplied by (ii) the exchange ratio set forth in the merger agreement.
Restricted Stock.   As of the effective time of the merger, INSW will assume and convert into INSW restricted shares each outstanding Diamond S restricted share granted under the Diamond S equity plan that is not then vested and does not vest at the effective time of the merger. Each assumed and converted INSW Restricted Share will continue to have, and will be subject to, the same terms and conditions as applied to the applicable Diamond S restricted shares immediately prior to the effective time of the merger (but taking into account any changes provided for in the Diamond S equity plan, in any applicable award agreement or in such Diamond S restricted shares, by reason of the merger agreement or the consummation of the transactions contemplated thereby). As of the completion of the merger, the number of INSW common stock underlying each such INSW restricted share as so assumed and converted (rounded (x) up to the nearest whole share if half a share or more or (y) down to the nearest whole share if less than half a share) will equal the product of (i) the applicable number of shares of Diamond S common stock subject to such award, multiplied by (ii) the exchange ratio set forth in the merger agreement. The table below sets forth the estimated value of unvested restricted stock and restricted stock units (time- and performance-based) as of June 1, 2021, the last practicable date prior to the date of this proxy statement, held by Diamond S’ named executive officers, based on the merger consideration. Depending on when the merger is completed, certain outstanding equity awards shown in the table below may become vested in accordance with their terms.
Named Executive Officer	Number of Restricted Stock (#)	Market value of unvested Restricted Stock (USD)(1)	Number of unvested RSUs (#)	Market value of unvested RSUs (USD)(1)	Number of unvested PSUs (#)	Market value of unvested PSUs (USD)(1)
Craig H. Stevenson, Jr.	132,327	$1,419,869	—	—	96,366	$1,034,007
Kevin Kilcullen	53,810	577,381	—	—	44,752	480,189
Sanjay Sukhrani	56,519	606,449	—	—	47,935	514,343

(1)
The amounts reflected in these columns represent the number of stock awards reported in the immediately preceding column, multiplied by $10.73, which is the average closing price per share of Diamond S common stock as reported on the NYSE over the first five business days following the first public announcement of the merger on March 31, 2021.

Assumption of Diamond S Equity Plan and Equity Awards.   At the effective time of the merger, INSW will assume all obligations of Diamond S under the Diamond S equity plan, each outstanding Diamond S equity award and the award agreements evidencing the grants, INSW will administer and honor all awards in accordance with the terms and conditions of such awards and the Diamond S equity plan pursuant to which they were granted (subject to the adjustments required by reason of the merger agreement or the consummation of the transactions contemplated thereby or such other adjustments or amendments made by INSW in accordance with such terms and conditions).
At the effective time of the merger, INSW will assume all rights and obligations in respect of the Diamond S equity plan. INSW will be able to grant stock awards under the terms of the Diamond S equity plan, to the extent permissible by applicable law, if INSW elects to assume the share reserves of the Diamond S equity plan as of the effective time of the merger, provided that: (i) stock covered by such awards will be INSW common stock; (ii) all references in the Diamond S equity plan to a number of Diamond

S common stock will be amended or deemed amended to refer instead to a number of INSW common stock determined by multiplying the number of referenced Diamond S common stock by the exchange ratio set forth in the merger agreement, and rounding the resulting number down to the nearest whole number of INSW common stock; and (iii) the INSW Board or a committee thereof will succeed to the authority and responsibility of the Diamond S Board or any committee thereof with respect to the administration of the Diamond S equity plan.
Termination of Management Services Provided by CSMC
Messrs. Kalogiratos and Cambanis have been nominated to the Diamond S Board by the Capital shareholders, which are affiliated with CSMC. The Diamond S Board, understanding that the commercial and technical management services provided by CSMC would be required to be terminated in connection with the proposed merger, formed the Transaction Committee, to direct and oversee the negotiation of any transaction terms of the proposed merger and the related termination of such services.
Treatment of Indebtedness
It is expected that at the completion of the merger Diamond S will have approximately $625.6 million of indebtedness outstanding that INSW will maintain following completion of the merger plus an additional $30 million expected to be drawn down prior to the closing. The lenders under the applicable credit agreements related to such indebtedness have agreed to waive any event of default that would arise as a result of the merger and waive certain past events of default. For more information see “Indebtedness Amendments” below.
INSW existing debt will also remain outstanding following the completion of the merger.
Governance of the Combined Company after the Merger
Directors
The merger agreement provides that following the completion of the merger, the combined company will have a board of directors consisting initially of ten directors comprised of (i) a chairman, designated by INSW, who is expected to be Douglas D. Wheat, (ii) six additional directors, designated by INSW that are reasonably acceptable to Diamond S, one of whom is expected to be Lois K. Zabrocky and the remainder of whom are expected to be current INSW directors, and (iii) three additional directors, designated by Diamond S that are reasonably acceptable to INSW, one of whom is expected to be Craig H. Stevenson, Jr., and the remainder of whom are expected to be current Diamond S directors. In connection with the merger, the Capital shareholders (as defined below) and the WL Ross shareholders (as defined below) agreed to terminate their existing director designation agreements with Diamond S. As a result, no stockholder of the combined company will have a contractual right to designate a director to the board of directors of the combined company.
The merger agreement provides that the directors of Merger Sub immediately prior to the effective time will become the directors of Diamond S following the effective time.
Officers
The merger agreement provides that the officers of Merger Sub immediately prior to the effective time will become the officers of Diamond S following the effective time.
It is expected that the officers of INSW will remain in place following the effective time. Craig H. Stevenson, Jr., the current chief executive officer of Diamond S, will join the board of directors of the combined company and serve as a special advisor to INSW’s chief executive officer for a six-month period following the completion of the merger.
Listing of INSW Common Stock; Delisting and Deregistration of Diamond S Common Stock
It is a condition to the obligation of each of Diamond S and INSW to effect the merger that the shares of INSW common stock constituting the merger consideration are approved for listing on the NYSE, subject to official notice of issuance. Under the merger agreement, INSW is required to take all action necessary to cause the INSW shares issued as merger consideration to be approved on the NYSE prior to the effective time, subject to official notice of issuance, and Diamond S must cooperate with INSW in the preparation of the materials to be submitted to the NYSE and the resolution of any comments thereto received from the NYSE on such materials.
Such listing of shares of INSW common stock is subject to INSW fulfilling all of the listing requirements of the NYSE. For example, INSW will not be able to satisfy the listing requirements of the NYSE unless INSW obtains the INSW stockholder approval.
When the merger is completed, the Diamond S common stock listed on the NYSE under the symbol “DSSI” will cease to be quoted on the NYSE and will subsequently be deregistered under the Exchange Act. Diamond S expects to continue to comply with their duty to file reports under Section 13(a) or Section 15(d) of the Exchange Act, as applicable until the filing of a Form 25, expected to be 10 days after completion of the merger.
Accounting Treatment
INSW prepares its financial statements in accordance with GAAP. The merger is expected to be accounted for as an acquisition of Diamond S by INSW under the asset acquisition method of accounting in accordance with GAAP, which requires that one of the two companies in the merger be designated as the acquirer for accounting purposes based on the evidence available. INSW will be treated as the acquiring entity for accounting purposes. In identifying INSW as the acquiring entity for accounting purposes, the companies took into account the voting rights of all equity instruments, the planned composition of the corporate governing body and senior management, the size of each of the companies, and the terms of the exchange of equity interests. In assessing the size of each of the companies, the companies evaluated various metrics, including, but not limited to: assets, revenue, billings, operating income, operating cash flow and market capitalization. No single factor was the sole determinant in the overall conclusion that INSW is the acquirer for accounting purposes, rather all factors were considered in arriving at such conclusion. INSW stockholders will own a majority of the combined company following the closing. The planned composition of the senior management strongly implies INSW is the accounting acquirer, with all of executive management expected to come from INSW. The planned composition of the corporate governing body also suggests INSW is the accounting acquirer with seven directors of the combined company (including the chairman) coming from INSW and three directors coming from Diamond S. To a lesser extent, the continued use of the INSW corporate name, ticker symbol and corporate headquarters are all further indicators of INSW as the accounting acquirer.
Regulatory Matters
Under the HSR Act and related rules, certain transactions, including the merger, may not be completed until notifications have been given and information furnished to the Antitrust Division and the FTC and all statutory waiting period requirements have been satisfied. Completion of the merger is subject to the expiration or earlier termination of the applicable waiting period under the HSR Act. INSW and Diamond S each filed their respective HSR Act notification forms on April 21, 2021 and the waiting period under the HSR Act expired on May 21, 2021.
At any time before or after the expiration of the statutory waiting periods under the HSR Act, the Antitrust Division or the FTC may take action under the antitrust laws, including seeking to enjoin the completion of the merger, to rescind the merger or to conditionally permit completion of the merger subject to regulatory conditions or other remedies. In addition, non-U.S. regulatory bodies and U.S. state attorneys general could take action under other applicable regulatory laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin or otherwise prevent the completion of the merger or permitting completion subject to regulatory conditions. Private parties may also seek to take legal action under regulatory laws under some circumstances. There can be no assurance that a challenge to the merger on antitrust or other regulatory grounds will not be made or, if such a challenge is made, that it would not be successful.

Timing of the Transaction
The merger is expected to be completed in the third quarter of 2021 after the Diamond S special meeting and the INSW special meeting (assuming the Diamond S shareholder approval and the INSW stockholder approval are obtained at the respective special meetings). It is also possible that the regulatory approvals described above may only be obtained after the special meetings and that such approvals will determine the timing of the completion of the merger. Neither Diamond S nor INSW can predict, however, the actual date on which the merger will be completed because it is subject to conditions beyond each company’s control, including obtaining necessary regulatory approvals. See “The Merger Agreement — Conditions to the Completion of the Merger” and “The Merger — No Dissenters or Appraisal Rights.”
Appraisal rights are statutory rights that, if applicable under law, enable stockholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction.
Appraisal rights are not available in all circumstances, and exceptions to these rights are provided under the BCA. Section 100 of the BCA provides that stockholders have the right, in some circumstances, to dissent from certain corporate actions and to instead demand payment of the fair value of their shares. Stockholders do not have the right to receive payment of the fair value of their shares for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation or any sale or exchange of all or substantially all of the property and assets of the corporation not made in the usual course of its business, were either (i) listed on a securities exchange or admitted for trading on an interdealer quotation system or (ii) held of record by more than 2,000 holders.
Because Diamond S common stock is listed on the NYSE, a national securities exchange, Diamond S shareholders will not be entitled to appraisal rights in connection with the merger. Because INSW is not a constituent company in the merger, its stockholders will not be entitled to appraisal rights in connection with the merger.
Litigation Related to the Merger
As of the date of this proxy statement, neither INSW nor Diamond S is subject to any filed stockholder litigation related to the merger.

THE MERGER AGREEMENT
This section describes the material terms of the merger agreement. The descriptions of the merger agreement in this section and elsewhere in this joint proxy statement/prospectus are qualified in their entirety by reference to the complete text of the merger agreement, a copy of which merger agreement is attached as Annex A and is incorporated by reference into this joint proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. You are encouraged to carefully read the entire merger agreement.
Explanatory Note Regarding the Merger Agreement
The merger agreement is included to provide you with information regarding its terms. Neither the merger agreement nor the summary of its material terms included in this section is intended to provide any factual information about INSW or Diamond S. Factual disclosures about INSW and Diamond S contained in this joint proxy statement/prospectus and/or in the public reports of INSW and Diamond S filed with the SEC (as described in the section entitled “Where You Can Find More Information”) may supplement, update or modify the disclosures about INSW and Diamond S contained in the merger agreement. The merger agreement contains representations and warranties and covenants of the parties customary for a merger of this nature. The representations and warranties contained in the merger agreement were made only for purposes of the merger agreement as of the specific dates therein; were made solely for the benefit of the parties to the merger agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the merger agreement except for the limited purposes expressly set forth therein and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Seaway’s or Diamond S’ public disclosures. Accordingly, the representations and warranties in the merger agreement should not be relied on by any persons as characterizations of the actual state of facts about INSW or Diamond S at the time they were made or otherwise.
Structure of the Merger
The merger agreement provides that, upon the terms and subject to the conditions set forth in the merger agreement, and in accordance with the BCA, Merger Sub will be merged with and into Diamond S at the completion of the merger. As a result of the merger, the separate corporate existence of Merger Sub will cease and Diamond S will continue as the surviving corporation as a wholly owned subsidiary of INSW.
At the completion of the merger, the certificate of incorporation of Diamond S and the by-laws of Diamond S will be amended and restated in their entirety to be (1) in the form of the certificate of incorporation attached to the merger agreement as Exhibit A, a copy of which is attached to this joint proxy statement/prospectus as Annex A, and (2) the by-laws of Merger Sub as in effect immediately prior to the completion of the merger (except that the name of the surviving corporation will be “Diamond S Shipping Inc.”).
The directors and officers of Merger Sub immediately prior to the effective time will become the directors and officers of the surviving corporation.
Merger Consideration
At the completion of the merger, upon the terms and subject to the conditions set forth in the merger agreement, each issued and outstanding share of Diamond S common stock (other than the excluded shares) will be automatically converted into the right to receive the merger consideration, which is:
•
0.55375 validly issued, fully paid and non-assessable shares of INSW common stock; plus

•
if applicable, cash in lieu of fractional shares of INSW common stock at a price determined based on the volume-weighted average trading price of shares of INSW common stock in the ten trading days prior to the date of the completion of the merger, referred to as the fractional share consideration.

The 0.55375 shares of INSW common stock into which each share of Diamond S common stock (other than the excluded shares) will be converted is referred to as the base exchange ratio.
The base exchange ratio may be adjusted should an exchange ratio adjustment event occur prior to the completion of the merger. An exchange ratio adjustment event occurs if INSW consummates a sale of its interest in the FSO Joint Ventures, coupled with the declaration and payment by INSW of a dividend from the proceeds of such sale, up to $25 million. Should such an event occur prior to the completion of the merger, the base exchange ratio will be increased to a ratio necessary to cause the number of fully paid INSW shares issuable to Diamond S shareholders to equal (a) the implied pro forma ownership of former Diamond S shareholders in the Combined Company (estimated to be 44.25%) plus (b) 0.0067 multiplied by a fraction, the numerator of which is the amount of the INSW FSO dividend and the denominator of which is $25 million. We refer to the base exchange ratio as so adjusted as the exchange ratio or merger consideration. The merger consideration will be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other changes with respect to the Diamond S common stock or INSW common stock.
Prior to the completion of the merger, the bank or trust company designated by INSW (and accepted by Diamond S) as the exchange agent will enter into an agreement with INSW, setting forth the exchange agent’s duties, responsibilities and obligations. The exchange agent will act as the agent for Diamond S’ shareholders for receiving and holding their certificates and shares from INSW. At or prior to the completion of the merger, INSW will deposit with the exchange agent an exchange fund consisting of (i) evidence of INSW common stock issuable in a book-entry form equal to the aggregate merger consideration and (ii) cash in immediately available funds in an amount sufficient to pay the aggregate fractional share consideration and any dividends that might be payable until the surrender of each Diamond S stock certificate. If the exchange fund is insufficient to pay the aggregate fractional share consideration and any applicable dividends, INSW will promptly deposit additional funds with the exchange agent.
Fractional Shares
No fractional shares of INSW common stock will be issued upon the surrender for exchange of certificates or book-entry shares, and such fractional share interests will not entitle the owner thereof to any shares of INSW common stock or to vote or to any other rights of a INSW stockholder. Each holder of shares of Diamond S common stock converted pursuant to the merger who would otherwise have been entitled to receive a fraction of a share of INSW common stock will receive, in lieu thereof, cash (without interest) in an amount equal to the product of (1) the fractional part of a share of INSW common stock and (2) the volume weighted average trading price of shares of INSW common stock for a ten day trading period, starting with the opening of trading on the 11th trading day prior to the date of the completion of the merger to the closing of trading on the second to last trading day prior to the date of the completion of the merger, as reported by Bloomberg L.P. or, if not reported therein, by another authoritative source mutually selected by INSW and Diamond S.
Treatment of Diamond S’ Equity Awards
As of the effective time of the merger, each outstanding restricted stock unit (the “Diamond S RSUs”) under the Diamond S Shipping Inc. 2019 Equity and Incentive Plan, amended as of March 27, 2019 (the “Diamond S Equity Plan”) that is not then vested and does not vest at the effective time of the merger will be assumed by INSW and converted into a restricted stock unit award for capital stock of INSW (the “INSW RSUs”) with associated rights to the issuance of additional capital stock of INSW common stock. Each assumed and converted INSW RSU will vest in full (at the target level, with respect to any Diamond S RSUs subject to performance-based vesting criteria) on the holder’s termination of employment without “cause” or for “good reason” (as each such term is defined in the applicable award agreement) within twenty four (24) months following the closing date of the merger, and otherwise continue to have, and will be subject to, the same terms and conditions as applied to the applicable Diamond S RSUs immediately prior to the effective time of the merger (but taking into account any changes thereto, including any necessary changes to any issuance provisions, provided for or permitted in the Diamond S Equity Plan, in any applicable award agreement or in such Diamond S RSUs, by reason of the merger agreement or the consummation of the transactions contemplated thereby). To the extent any such Diamond S RSUs are subject to performance vesting or other performance conditions, following the effective time of the merger, such awards will be deemed to have achieved at least the target level of performance. As of the effective time of the merger, the number of shares of INSW common stock underlying each such INSW RSU as so assumed and converted (rounded (x) up to the nearest whole share if half a share or more or (y) down to the nearest whole share if less than half a share) will equal the product of (i) the number of shares of Diamond S common stock subject to such award, multiplied by (ii) the exchange ratio set forth in the merger agreement.
As of the effective time of the merger, INSW will assume and convert into restricted shares of INSW (“INSW Restricted Shares”) each outstanding share of restricted stock (collectively, the “Diamond S Restricted Shares”) granted under the Diamond S Equity Plan that is not then vested and does not vest at the effective time of the merger. Each assumed and converted INSW Restricted Share will continue to have, and will be subject to, the same terms and conditions as applied to the applicable Diamond S Restricted Shares immediately prior to the effective time of the merger (but taking into account any changes provided for in the Diamond S Equity Plan, in any applicable award agreement or in such Diamond S Restricted Shares, by reason of the merger agreement or the consummation of the transactions contemplated thereby). As of the effective time of the merger, the number of shares of INSW common stock underlying each such INSW Restricted Share as so assumed and converted (rounded (x) up to the nearest whole share if half a share or more or (y) down to the nearest whole share if less than half a share) will equal the product of (i) the number of shares of Diamond S common stock subject to such award, multiplied by (ii) the exchange ratio set forth in the merger agreement.
Closing and Effectiveness of the Merger
Unless another date is agreed to in writing by INSW and Diamond S, the closing of the merger will take place by conference call and by exchange of signature pages by email or other electronic transmission on the third business day after the satisfaction or waiver of all of the closing conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing).
The merger will become effective when the articles of the merger have been duly filed with the registrar or deputy registrar of corporations of the Republic of the Marshall Islands as provided by the BCA and any other filings, recordings or publications required under the BCA in connection with the merger are made. The date and time at which the merger becomes effective is referred to as the “effective time.” At the effective time, all of the rights, privileges, immunities, powers, purposes, property and assets of each of Merger Sub and Diamond S will vest in the surviving corporation, and all liabilities, obligations and penalties of each of Merger Sub and Diamond S shall be assumed by the surviving corporation.
Conversion of Diamond S Shares
The conversion of shares of Diamond S common stock (other than the excluded shares) into the right to receive the merger consideration will occur automatically at the completion of the merger.
As promptly as practicable following the completion of the merger, and in no event later than the fifth business day after such time, the exchange agent will mail or otherwise provide a letter of transmittal to each holder of record of a certificate that immediately prior to the completion of the merger represented outstanding Diamond S common stock whose shares were converted into the right to receive the merger consideration. The exchange agent will deliver both (1) a letter of transmittal specifying that delivery of certificates will be effected and risk of loss and title to such certificates will pass only upon proper delivery of such certificates (or affidavits of loss in lieu of such certificates) to the exchange agent and (2) instructions for surrendering the certificates (or affidavits of loss in lieu thereof) in exchange for payment of the merger consideration, including any amount payable in respect of the fractional share consideration and any applicable dividends. Similarly, the exchange agent will mail or otherwise provide to each holder of record of non-certificated shares of Diamond S common stock represented by book-entry whose shares of Diamond S common stock were converted into the right to receive the merger consideration, a notice of the effectiveness of the merger. Upon surrender of a certificate (or affidavit of loss thereof) for cancellation to the exchange agent and an executed letter of transmittal and without action by a holder of a book-entry share, the holder of such a certificate (or affidavit of loss thereof) or book-entry share is entitled to receive in exchange of such certificate or book-entry share (1) the applicable merger consideration, (2) any fractional share consideration and (3) any cash amounts the holder has the right to receive in respect of dividends or distributions on shares of INSW common stock for each share of Diamond S common stock share formerly represented by the certificate or book-entry share.
At the completion of the merger, the Diamond S stock transfer books will be closed and thereafter no further transfers of shares of Diamond S common stock outstanding may be registered. From the time of the completion of the merger, the holders of certificates outstanding immediately prior to the completion will cease to have any rights with respect to shares of Diamond S common stock.
As of the completion of the merger, all shares of Diamond S common stock will no longer be outstanding and will automatically be cancelled and cease to exist. As of the completion of the merger, each holder of a certificate of book-entry share representing any shares of Diamond S common stock will cease to have any rights with respect thereto, except the right to receive the merger consideration as described above and subject to the terms and conditions set forth in the merger agreement, including the right to receive cash in lieu of fractional shares of INSW common stock which would otherwise be issuable in respect of such shares of Diamond S common stock, together with any dividends, if applicable, without interest.
At any time following twelve (12) months after the effective time, INSW may require the exchange agent to deliver to INSW any undisbursed funds (including any interest received with respect thereto) remaining in the exchange fund and thereafter holders of certificated or book-entry shares shall be entitled to look only to the surviving corporation and INSW (subject to abandoned property, escheat or other similar Laws) as general creditors thereof with respect to the applicable merger consideration, including any amount payable in respect of fractional shares or dividends, without any interest thereon.
Each of INSW and the surviving corporation will be entitled to deduct and withhold, or cause the exchange agent to deduct and withhold, from any amounts otherwise payable pursuant to the merger agreement to any person such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code or any provision of applicable tax law. The parties acknowledged that no deduction or withholding is anticipated but, in the event that such is required, the parties agree to cooperate in good faith to minimize the amount of any deduction or withholding. Any amounts so withheld will be treated for all purposes of the merger agreement as having been paid to the person in respect of which such deduction and withholding was made.
Representations and Warranties
The merger agreement contains representations and warranties made by Diamond S to INSW and by INSW to Diamond S. Certain of the representations and warranties in the merger agreement are subject to materiality or “material adverse effect” qualifications (that is, they will not be deemed to be inaccurate or incorrect unless their failure to be true or correct is material or would result in a “material adverse effect” (as defined below) on the company making such representation or warranty). In addition, certain of the representations and warranties in the merger agreement are subject to knowledge qualifications, which means that those representations and warranties would not be deemed untrue, inaccurate or incorrect as a result of matters of which certain officers of the party making the representation or warranty did not have knowledge. Furthermore, each of the representations and warranties is subject to the qualifications set forth in the disclosure letter delivered to INSW by Diamond S, in the case of representations and warranties made by Diamond S, or the disclosure letter delivered to Diamond S by INSW, in the case of representations and warranties made by INSW (with each letter referred to as that party’s disclosure letter), as well as the reports of Diamond S or INSW, as applicable, filed with the SEC and publicly available during the period from December 31, 2020 through the day prior to the date of the merger agreement (excluding any disclosures set forth in any risk factor section or in any section relating to forward-looking statements and other disclosures that are predictive or forward-looking in nature).
The representations and warranties made by Diamond S to INSW, and by INSW to Diamond S, under the merger agreement relate to, among other things:

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company organization, valid existence, good standing, qualification to do business and the effectiveness of organizational documents;

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capitalization and ownership of subsidiaries;

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requisite corporate power and authority to enter into the transactions contemplated by the merger agreement, due execution, the valid and binding nature of the merger agreement and board resolutions;

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required consent and approvals from governmental entities;

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absence of violations of material contracts, loans, indebtedness, permits, organizational documents and applicable law,

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accuracy and completeness of SEC filings;

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accuracy of historic financial statements;

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internal controls and disclosure controls and procedures relating to financial reporting;

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absence of an obligation to restate financial statements;

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the absence of undisclosed liabilities, contracts, obligations or off-balance sheet arrangements;

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possession of, and compliance with, permits and authorizations necessary for the conduct of such party’s business and compliance with applicable laws and regulations of the NYSE;

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compliance with applicable environmental laws or regulations relating to hazardous materials (meaning those substances defined as hazardous, toxic, waste pollutant or contaminant) and the absence of outstanding orders relating to compliance with environmental laws;

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employee benefit plans;

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conduct of business in the ordinary course and the absence of a material adverse effect, in each case since December 31, 2020;

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the absence of investigations or reviews pending by a governmental entity or claims, actions, suits or litigation pending that would reasonably have a material adverse effect

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tax matters and the intended tax treatment of various transactions;

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labor and employment matters;

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intellectual property;

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data privacy and cybersecurity;

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real property and tangible property;

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maritime matters, including the accuracy of information provided about vessels and compliance with maritime guidelines and laws;

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material contracts;

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shareholder voting requirements in connection with the transactions contemplated by the merger agreement;

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receipt of an opinion from the party’s financial advisor;

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insurance;

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brokers and transaction-related fees and expenses;

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compliance with U.S. Foreign Corrupt Practices Act and certain similar laws and anti-corruption policies and regulations;

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that Diamond S or INSW, as applicable, or their respective subsidiaries are not sanctioned persons and compliance with applicable sanctions laws;

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suppliers;

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affiliate transactions; and

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an acknowledgment that the only representations and warranties are those set forth in the merger agreement.

Certain of the representations and warranties made by INSW and Diamond S are qualified as to “knowledge,” “materiality” or “material adverse effect.” For purposes of the merger agreement, “material adverse effect,” when used in reference to INSW or Diamond S, means any change, event or development that has had, or would reasonably be expected to have, individually or in the aggregate with all other changes, events or developments, a material adverse effect on the assets, liabilities, business, financial condition or results of operations of Diamond S and its subsidiaries, taken as a whole, or INSW and its subsidiaries, taken as a whole, respectively, excluding any change, event or development to the extent that it results from or arises out of:
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general economic conditions in the United States or in any foreign jurisdiction;

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conditions in any industry or industries in which INSW or Diamond S operate (including changes in commodity prices or general market prices affecting the shipping industry generally);

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general legal, tax, economic, political or regulatory conditions, including any changes affecting financial, credit or capital market conditions;

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any GAAP or GAAP interpretation change;

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the adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any applicable law and government entity;

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the actions expressly required by the termination agreements, debt consents or merger agreement (other than the obligation to operate in the ordinary course of business) or otherwise taken at the express written direction or request of INSW or Diamond S;

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changes in the price of shares of INSW common stock or shares of Diamond S common stock, in and of itself;

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any failure by INSW or Diamond S to meet any internal or published projections, estimates or expectations of its revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any figure by INSW or Diamond S to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself;

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geopolitical conditions, acts of terrorism, war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions, acts of God, epidemics, pandemics (including COVID-19) or other similar force majeure events, including any material worsening of existing or threatened conditions;

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the negotiation, public announcement or pendency of the merger, including the impact of any of the foregoing on the relationships, contractual or otherwise, of INSW or Diamond S with customers, suppliers, service providers, employees, governmental entities, stockholders or any other persons having a relationship with INSW or Diamond S and including any resulting litigation;

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any reduction in the credit rating of INSW or Diamond S or either of their subsidiaries, in and of itself; or

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any quarantine, shelter in place, stay at home, workforce reduction, social distancing, shut down, closure, sequester, return to work, employment, human resources or similar law, directive, guidelines or recommendations promulgated by any governmental entity in connection with or in response to COVID-19 (a “COVID-19 measure”), except, in the case of the first through fifth, ninth and twelfth bullet points, to the extent INSW or Diamond S and their respective subsidiaries, taken as a whole, are disproportionately impacted thereby relative to other entities operating in the same industry or industries in which INSW or Diamond S operate.
Covenants and Agreements
Conduct of Business
Each of INSW and Diamond S has agreed to certain covenants in the merger agreement regarding the conduct of their respective businesses between the date of the merger agreement and the completion of the merger. Between the date of the merger agreement and the completion of the merger, except as (w) set forth in the applicable party’s disclosure letter, (x) required by applicable law, (y) actions intended to protect the health and safety of employees, consultants, customers, supplier and others having business dealings with either party or to respond to third-party supply or service or employment disruption in response to COVID-19 or any worsening resurgence or variation thereof or (z) as consented to in writing by the other party (which will not be unreasonably withheld, conditioned or delayed), each of INSW and Diamond S will, and will cause their respective subsidiaries to, conduct its business in the ordinary course of business, including by using commercially reasonable efforts to (i)(A) operate their respective vessels, or cause their respective vessels to be operated, (1) in a customary manner consistent with past practice (2) in accordance with the requirements of the class and flag state of each party’s respective vessels and the applicable managers’ safety management systems and (3) in compliance with the requirements of port states with which each party’s respective vessels trade and (B) maintain their respective vessels in good condition (provided that obligations of the foregoing clause (i) will be limited to using commercially reasonable efforts to cause the relevant third-party manager of a vessel to operate the respective vessel to comply with the foregoing) and (ii) preserve intact its present business organizations and assets and present relationships with governmental entities, customers, suppliers, third-party managers (other than, with respect to Diamond S, CSMC).
Between the date of the merger agreement and the completion of the merger, except as (1) set forth in the applicable party’s disclosure letter, (2) expressly required by the merger agreement, (3) required by applicable law (including any COVID-19 measure) or (4) as consented to in writing by either party (which will not be unreasonably withheld, conditioned or delayed), each of Diamond S and INSW will not, and will not permit any of their respective subsidiaries to:
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declare, set aside or pay any dividends on, make any other distributions in respect of its capital stock (except for dividends or distributions by Diamond S’ or INSW’s direct or indirect wholly owned subsidiaries to Diamond S or INSW or to another wholly owned subsidiary of Diamond S or INSW, respectively, and except that INSW may declare the INSW special dividend, the INSW FSO dividend and continue to declare and pay regular quarterly dividends in an amount not to exceed $0.06 per share of INSW common stock per fiscal quarter with declaration, record and payment dates consistent with past practice and in accordance with INSW’s dividend policy as of the date of the merger agreement);

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split, combine, reduce or reclassify any of its capital stock or amend the terms of any securities of INSW or Diamond S or their respective subsidiaries except for any transaction by a wholly owned subsidiary that remains a wholly owned subsidiary after consummation of such transaction;

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except as required by applicable law or the terms of any benefit plans in effect as of the date of the merger agreement, (a) amend any performance targets with respect to any outstanding bonus, equity or other awards; (b) increase in any manner the compensation or benefits payable, or to become payable, to any of its current, former or prospective directors, officers, employees or individual independent contractors other than increases in base salaries and target cash incentive compensation applicable to current employees other than certain executive officers at times and in amounts in the ordinary course of business that do not exceed, in the aggregate 3% of existing aggregate levels for all current employees other than certain executive officers or 5% of existing base salary or target cash incentive compensation for any such individual; (c) grant to any of its current or former directors, officers, employees or individual independent contractors any increase in severance, transaction, retention, change-in-control, retirement or termination pay other than such increases for new-hires and promoted employees in the ordinary course of business and permitted by (d) below; (d) pay or award, or commit to pay or award, any bonuses or incentive compensation, other than (x) with respect to new hires and promoted employees (other than certain executive officers or individuals who would be such officers if hired or promoted to such position as of the date of the merger agreement) to the extent provided to similarly situated employees under such benefit plans in the ordinary course of business (excluding any non-equity-based long-term incentive awards and any equity or equity-based awards), or (y) bonuses (including year-end bonuses) or incentive compensation (excluding any non-equity-based long-term incentive awards and any equity or equity-based awards) at times and in amounts in the ordinary course of business; (e) enter into any employment, severance, change in control or retention agreement (excluding offer letters that provide for no severance, change in control or retention benefits and that are consistent with

Diamond S or INSW offer letters made in the ordinary course of business) with any of its current, former or prospective directors, officers, employees or individual independent contractors; (f) establish, adopt, enter into, amend or terminate any collective bargaining agreement, benefit plan or any plan, program, agreement or arrangement what would be a benefit plan if in effect as of the date hereof; (g) take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to become payable to any of its current, former or prospective directors, officers, employees or individual independent contractors; (h) take any action to accelerate the vesting and/or exercisability of any equity award; (i) terminate the employment of certain executive officers, other than for cause; (j) hire or promote any employee other than hires or promotions in the ordinary course of business with an annual base salary below $100,000 or (k) amend the funding obligation or contribution rate of any benefit plan or change any underlying assumptions used to calculate benefits payable under any benefit plan (except as may be required by GAAP or other applicable accounting standard);
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make any material change in financial accounting policies, principles, practices or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP, applicable law or SEC policy;

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authorize or announce an intention to authorize, or enter into agreements providing for, or consummate, any acquisitions of an equity interest in or a substantial portion of the assets of any person or any vessel that would be a Diamond S or INSW vessel if owned on the date of the merger agreement or any business or division thereof, in each case whether by merger, consolidation, business combination, acquisition of stock or assets, license or formation of a joint venture or otherwise or make a capital investment in any person, except for transactions between Diamond S or INSW and a wholly owned subsidiary or between wholly owned subsidiaries;

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enter into any new material line of business or form or enter into a material partnership, joint venture, strategic alliance or similar arrangement with a third party;

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amend the Diamond S or INSW governing documents or permit Merger Sub or any subsidiary to adopt any amendments to its governing documents;

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issue, deliver, grant, sell, pledge, dispose of or encumber, or authorize the issuance, delivery, grant, sale, pledge, disposition or encumbrance of, any shares in its capital stock, voting securities or other equity interest in Diamond S or INSW or any of their respective subsidiaries or any securities convertible into or exchangeable for any such shares, voting securities or equity interest, or any rights, warrants or options to acquire any such shares in its capital stock, voting securities or equity interest or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units or take any action to cause to be exercisable any otherwise unexercisable equity award under the Diamond S or INSW equity plans (except as otherwise required by the express terms of any Diamond S or INSW equity award outstanding on the date of the merger agreement), other than (a) issuances of shares of Diamond S common stock or shares of INSW common stock in respect of the vesting or settlement of Diamond S or INSW equity awards outstanding on the date hereof and in accordance with their respective present terms or (b) transactions between Diamond S or INSW and a wholly owned subsidiary or between wholly owned subsidiaries;

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directly or indirectly, purchase, redeem or otherwise acquire, including pursuant to existing share repurchase programs, any shares in its capital or any rights, warrants or options to acquire any such shares in its capital, or establish any new repurchase programs with respect to any such shares, except for (a) acquisitions of Diamond S or INSW shares tendered by holders of Diamond S or INSW equity awards in order to satisfy obligations to pay the exercise price and/or tax withholding obligations with respect thereto, (b) the acquisition by Diamond S or INSW of equity awards in connection with the forfeiture of such awards and (c) transactions between Diamond S or INSW and a wholly owned subsidiary or between wholly owned subsidiaries;

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redeem, repurchase, prepay, repay, defease, incur, assume, endorse, guarantee or otherwise become liable for or modify in any material respect the terms of any indebtedness for borrowed money or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise), except for (a) any indebtedness for borrowed money among

Diamond S or INSW and wholly owned subsidiaries or among any wholly owned subsidiaries, (b) guarantees by Diamond S or INSW of indebtedness for borrowed money of wholly owned Diamond S or INSW subsidiaries or guarantees by wholly owned Diamond S or INSW subsidiaries of indebtedness for borrowed money of Diamond S or INSW or any wholly owned Diamond S or INSW subsidiary, which indebtedness is incurred, (c) repayments of revolving credit facilities that do not decrease the aggregate amount of borrowings available thereunder and drawdowns of revolving credit facilities, (d) payments for the amortization of principal required by the terms of such indebtedness and (e) repayment of interest rate swap contracts; provided that nothing contained herein will prohibit Diamond S or INSW and their subsidiaries from making guarantees or obtaining letters of credit or surety bonds for the benefit of commercial counterparties in the ordinary course of business;
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(a) waive, cancel, forgive, release, settle or assign any material indebtedness (other than indebtedness solely among Diamond S or INSW and their subsidiaries) owed to Diamond S or INSW or a subsidiary or any material claims held by Diamond S or INSW or any of their subsidiaries against any person or (b) grant any new material refunds, credits, rebates or allowances to any customers;

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make any loans to any other person, except for loans among Diamond S or INSW and their wholly owned subsidiaries or among wholly owned Diamond S or INSW subsidiaries;

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sell, lease, license, transfer, exchange, swap or otherwise abandon or dispose of, or subject to any lien (other than those permitted by the merger agreement), any Diamond S or INSW vessel or any of its other material properties or assets (including shares of capital stock or other equity interests of Diamond S or INSW or any subsidiaries), except (a) pursuant to existing agreements in effect prior to the execution of the merger agreement, (b) dispositions of obsolete or worthless equipment, in each case, in the ordinary course of business, (c) for transactions among Diamond S and INSW and their respective wholly owned subsidiaries or among wholly owned subsidiaries, (d) voyage charters of Diamond S or INSW vessels or time charters of Diamond S or INSW vessels of a duration of seven months or less, in each case, in the ordinary course of business, (e) as set forth in the Diamond S or INSW disclosure letters and (f) for sales of any Diamond S or INSW vessel built and delivered prior to January 1, 2012 having a fair market value of up to $75 million in the aggregate for all such sales, in each case sold in an arm’s-length transaction;

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(a) sell, license, sublicense, covenant not to assert, allow to lapse, fail to maintain, transfer, or otherwise abandon or dispose of, or subject to any lien (other than those permitted by the merger agreement), any material intellectual property, except for non-exclusive licenses granted in the ordinary course of business to customers or to service providers for use for the benefit of Diamond S or INSW or their respective subsidiaries or (b) disclose to any third parties any trade secrets or material confidential information of Diamond S or INSW or their respective subsidiaries, except pursuant to reasonable protective confidentiality agreements;

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(a) compromise or settle any claim, litigation, investigation or proceeding, in each case made or pending by or against Diamond S or INSW or any of their respective subsidiaries (for the avoidance of doubt, including any compromise or settlement with respect to matters in which any of them is a plaintiff), or any of their employees, officers or directors in their capacities as such, other than the compromise or settlement of claims, litigation, investigations or proceedings that: (1) (aa) is made in the ordinary course of business or (bb) involves the payment by Diamond S or INSW of an amount not in excess of $5 million for any single claim, litigation, investigation or proceeding (excluding any amounts that insurance companies have agreed to pay under existing insurance policies), (2) do not involve an admission of guilt or impose any injunctive or other non-monetary remedy or a material restriction on Diamond S or INSW and their respective subsidiaries (other than customary release, confidentiality and non-disparagement obligations) and (3) do not provide for the sale, licensing, sublicensing, covenanting not to assert, allowing to lapse, failure to maintain, transfer, failure to maintain, other disposition of or subjecting to any lien (other than those permitted by the merger agreement) of any material intellectual property or (b) commence any material claim, litigation, investigation or proceeding, other than in the ordinary course of business;

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make or change any material tax election, change any tax accounting period for purposes of a material tax or material method of tax accounting, file any material amended tax return, settle or compromise any audit or proceeding relating to taxes or, except in the ordinary course of business, agree to an extension or waiver of the statute of limitations with respect to a material amount of taxes, enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of U.S. state, local, or non U.S. law) with respect to any material tax, or surrender any right to claim a material tax refund;
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except for capital expenditures (a) incurred in the ordinary course of business in accordance with Diamond S or Seaway’s budget plan provided to the other prior to the execution of the merger agreement or (b) that are reasonably incurred to protect the health and safety of employees, consultants, customers, suppliers or others having business dealings with Diamond S or INSW or the safety of Diamond S or INSW vessels and/or their cargo, make any new capital expenditure or expenditures in excess of $250 thousand individually or $2 million in the aggregate;

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except in the ordinary course of business or in connection with any transaction to the extent specifically permitted by any other clause relating to the conduct of business, (a) enter into any contract that would, if entered into prior to the date hereof, be a Diamond S or INSW material contract or a Diamond S or INSW lease, or (b) materially modify, materially amend or terminate or fail to renew any Diamond S or INSW material contract, any Diamond S or INSW lease, the debt consents, the debt amendment letters or the termination agreements or waive, release, assign or fail to enforce any material rights or claims thereunder in a manner that is adverse to Diamond S or INSW or any of their respective subsidiaries (provided, that, notwithstanding anything to the contrary in the conduct of business covenant, Diamond S and INSW will be permitted to enter into (1) voyage charters of Diamond S and INSW vessels or time charters of Diamond S or INSW vessels of a duration of seven months or less, in each case, in the ordinary course of business and (2) the A&R debt agreements);

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authorize, recommend, propose or announce an intention to adopt or effect a plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization, re-domiciliation or other reorganization other than transactions involving only immaterial wholly owned Diamond S or INSW subsidiaries or file a petition in bankruptcy;

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materially reduce the amount of insurance coverage or fail to use reasonable best efforts to renew any material existing insurance policies;

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amend or otherwise modify any engagement letter between Diamond S or INSW and any financial advisor described in the merger agreement, or enter into a new engagement letter with any such financial advisor;

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create any subsidiary; or

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agree, in writing or otherwise, to take any of the foregoing actions.

Employee Benefits Matters
INSW has agreed to provide each employee of Diamond S or its subsidiaries as of immediately prior to the effective time of the merger (other than certain excluded individuals set forth in Diamond S’ disclosure letter to the merger agreement) (such non-excluded employees, the “Continuing Employees”) with the following: (1) for nine (9) months following the effective time of the merger (or, if earlier, the termination of employment of such Continuing Employee), a base salary or wage level that is no less favorable than the base salary or wage level to which such Continuing Employee was entitled immediately prior to the effective time of the merger and (2) for the period from the effective time of the merger through December 31, 2021 (or, if earlier, the termination of employment of such Continuing Employee), other benefits, perquisites and other compensatory terms that are substantially similar, in the aggregate, to those provided to such Continuing Employees immediately prior to the effective time of the merger. For any Continuing Employee who is terminated by INSW or any applicable subsidiary of INSW without cause on or prior to December 31, 2021 and who is not party to an agreement that provides for a contractual right to severance or other termination benefits, INSW or its applicable subsidiary will provide such Continuing Employee with certain severance payments as set forth in Diamond S’ disclosure letter to the merger agreement.
Following the effective time of the merger and upon the transition of the Continuing Employees to its health and welfare benefits plans (the “New Benefit Plans”), INSW has agreed to use commercially reasonable efforts to (1) ensure that no limitations or exclusions as to pre-existing conditions, evidence of insurability or good health, waiting periods or actively-at-work exclusions or other limitations or restrictions on coverage are applicable to any Continuing Employees or their dependents or beneficiaries and (2) provide that any costs or expenses incurred by Continuing Employees (and their dependents or beneficiaries) up to (and including) the effective time of the merger shall be taken into account for purposes of satisfying applicable deductible, co-payment, coinsurance, maximum out-of-pocket provisions and like adjustments or limitations on coverage under any such New Benefit Plan.
For purposes of eligibility, participation, vesting, benefit accrual, early retirement subsidies and severance (except to the extent that such credit would result in a duplication of benefits) under the New Benefit Plans and Diamond S benefit plans, INSW shall use commercially reasonable efforts to grant all Continuing Employees from and after the completion of the merger credit for all service with Diamond S, INSW or any of their respective subsidiaries. In order to further an orderly transition and integration, INSW and Diamond S shall use commercially reasonable efforts to cooperate with each other as necessary to enable them to comply with this section of the merger agreement and to furnish to one another such information regarding employment and benefits as may be reasonably requested from time to time.
Combined Company Governance
Board of Directors
The initial board of directors of the combined company following the completion of the merger will have ten members. Prior to the completion of the merger, INSW and Diamond S will each designate, in writing, directors from the persons who currently serve as directors of INSW and Diamond S, so that the INSW Board following the completion of the merger will consist of:
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An initial chairman designated by INSW;

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Six additional directors designated by INSW that are reasonably acceptable to Diamond S; and

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Three additional directors designated by Diamond S that are reasonably acceptable to INSW.

In connection with the merger, the Capital shareholders and the WL Ross shareholders agreed to terminate their existing director designation agreements with Diamond S. As a result, no stockholder of combined company will have a contractual right to designate a director to the board of directors of the combined company.
Committees of the Board of Directors
Each committee of the board of directors of the combined company will initially include one of the directors designated by Diamond S who qualifies as “independent” under the rules and regulations of the SEC and NYSE.
Shareholder Meetings and Recommendations of the INSW and Diamond S Boards of Directors
As promptly as reasonably practicable after the effectiveness of the merger agreement, Diamond S and INSW were required to jointly prepare and cause to be filed with the SEC this joint proxy statement/prospectus in preliminary form and INSW was required to prepare the Form S-4 with respect to the shares of INSW common stock issuable in the merger, which will include this joint proxy statement/prospectus and be filed with the SEC. Diamond S and INSW were required to use their respective reasonable best efforts to (1) make such filings no later than 35 days after the date of the merger agreement, (2) have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filings and thereafter as promptly as practicable mail or deliver the proxy statement/prospectus to their respective stockholders or shareholders, as applicable, (3) ensure that the Form S-4 complies in all material respects with the applicable provisions of the Exchange Act or Securities Act and (4) keep the Form S-4 effective for so long as necessary to complete the merger. If any information relating to Diamond S or INSW, respectively, or any of their respective affiliates, officers or directors, should be discovered by Diamond S or INSW which, in the reasonable judgment of Diamond S or INSW, respectively, should be set forth in an amendment of, or a supplement to, any of the Form S-4 or the proxy statement/prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party who discovers such information will promptly notify the other party, and Diamond S and INSW will cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the proxy statement/prospectus or the Form S-4 and, to the extent required by law, in disseminating the information contained in such amendment or supplement to Diamond S shareholders and INSW stockholders.
Diamond S has agreed to hold the Diamond S special meeting as promptly as practicable after the effectiveness of the Form S-4, in accordance with applicable law and its governing documents and mail the proxy-statement/prospectus to its shareholders entitled to vote at the Diamond S special meeting. Diamond S may only postpone or adjourn the Diamond S special meeting (1) to solicit additional proxies for the purpose of obtaining the Diamond S shareholder approval, (2) for the absence of a quorum and (3) to allow additional time for the filing and/or mailing of any supplemental or amended disclosure to the proxy statement-prospectus that Diamond S has determined is likely to be required under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by shareowners of Diamond S prior to the Diamond S special meeting. The Diamond S special meeting may not be postponed or adjourned to a date that is in the aggregate more than 30 days after the originally scheduled date of the Diamond S special meeting. Without the prior written consent of INSW, the adoption of the plan of merger will be the only matter (other than matters of procedure, matters required by applicable law to be voted on by Diamond S shareholders in connection with the authorization of the plan of merger) that Diamond S will propose to be acted on by Diamond S shareholders at the Diamond S special meeting.
INSW has agreed to hold the INSW special meeting as promptly as practicable after the effectiveness of the Form S-4, in accordance with applicable law and its governing documents and mail the joint proxy statement/prospectus to INSW stockholders entitled to vote at the INSW special meeting. INSW may only postpone or adjourn the INSW special meeting (1) to solicit additional proxies for the purpose of obtaining the INSW shareowner approval, (2) for the absence of a quorum and (3) to allow additional time for the filing and/or mailing of any supplemental or amended disclosure to the proxy statement-prospectus that INSW has determined is likely to be required under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by INSW stockholders prior to the INSW special meeting. The INSW special meeting may not be postponed or adjourned to a date that is in the aggregate more than 30 days after the originally scheduled date of the INSW special meeting. Without the prior written consent of Diamond S, the INSW share issuance will be the only matter (other than matters of procedure, matters required by applicable law to be voted on by INSW stockholders in connection with the authorization of the plan of merger) that INSW will propose to be acted on by INSW stockholders at the INSW special meeting.
Diamond S and INSW will use their respective reasonable best efforts to hold the Diamond S special meeting and the INSW special meeting as closely together in time as practicable and on the same date and as soon as reasonably practicable after the date of the merger agreement.
Agreement Not to Solicit Other Offers
Diamond S and INSW have each agreed not to, and to cause their respective controlled affiliates and its and their respective officers, directors, employees, and representatives not to, directly or indirectly:
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solicit, initiate or knowingly encourage or knowingly facilitate any inquiry, proposal or offer, or the making, submission, modification or amendment or announcement of any inquiry, proposal or offer (including any inquiry, proposal or offer to its stockholders) which constitutes or would be reasonably expected to lead to a proposal or offer made by a person or group (other than Diamond S or INSW or any of its subsidiaries) at any time, including any amendment or modification to any existing proposal or offer, pursuant to which if consummated such person or group would acquire ownership or beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of at least 20% of the assets of Diamond S or INSW (based on a fair market value on a consolidated basis), at least 20% of the outstanding shares of Diamond S common stock or shares of INSW common stock or businesses of Diamond S or INSW representing at least 20% of Diamond S’ or INSW’s net income or net revenues (on a consolidated basis for the 12-month period ending on the last day of Diamond S’ or INSW’s most recently completed fiscal quarter for which financial statements are available) (whether pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer or otherwise, including any single or multi step transaction or series of related transactions), in each case other than the merger, or that is a merger, consolidation, recapitalization or other similar transaction that if consummated would result in the stockholders of Diamond S or INSW immediately preceding such transaction holding less than 80% of the equity interests of the surviving or resulting entity of such transaction, in each case other than the merger (the foregoing described proposal or offer is referred to as a Diamond S or INSW competing proposal);
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participate in or engage in any negotiations or discussions (other than to state that they are not permitted to have discussions) regarding, or furnish to any person any nonpublic information relating to Diamond S or INSW or any of their respective subsidiaries in connection with, any inquiry, proposal or offer which constitutes or would be reasonably expected to lead to a Diamond S or INSW competing proposal;

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except in the Diamond S Board or INSW Board has determined in good faith after consultation with outside legal counsel that the failure to take such action would be reasonably likely to constitute a breach of the fiduciary duties of the members of the Diamond S Board or INSW Board under applicable Republic of the Marshall Islands law, waive, terminate, modify or release any person (other than Diamond S or INSW, Merger Sub or any of their respective subsidiaries) from any provision of, or grant any permission, waiver or request under, or fail to enforce, any “standstill” or similar agreement or obligation; provided that Diamond S and INSW will notify the other party promptly (and in any event within 24 hours of any such waiver, termination, modification, release or grant of permission, waiver or request);

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approve or recommend, propose publicly to approve or recommend, or fail to timely publicly and without qualification recommend against, any Diamond S or INSW competing proposal and reaffirm the Diamond S Board or INSW Board recommendation, in each case, within ten business days after the Diamond S or INSW competing proposal is made public (including upon request of the other party to do so) (or such fewer number of days as remains prior to the date that is two business days prior to the Diamond S special meeting or INSW special meeting);

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fail to include the Diamond S Board or INSW Board recommendation in the joint proxy statement/prospectus;

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withdraw, change, amend, modify or qualify, or otherwise propose publicly to withdraw, change, amend, modify or qualify, in a manner adverse to Diamond S or INSW, their respective board recommendation;

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enter into any letter of intent or other document or agreement relating to, or any agreement or commitment providing for, any Diamond S or INSW competing proposal, other than a confidentiality agreement contemplated by the merger agreement; or

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resolve or agree to do any of the foregoing acts or failures to act described in bullet points four through seven (which is referred to as a board recommendation change).

Notwithstanding these limitations, the merger agreement provides that, if, at any time prior to obtaining the Diamond S shareholder approval or the INSW stockholder approval, Diamond S or INSW receives a proposal that the Diamond S Board or INSW Board, as applicable, determines in good faith (after consultation with its outside counsel and financial advisors) constitutes or would reasonably be expected to result in a “superior proposal” (as defined below) and which did not result from a breach of the non-solicitation obligations set forth in the merger agreement, then Diamond S or INSW, as applicable, may (a) furnish nonpublic information that was previously furnished to the other party to the person making such competing proposal, if, and only if, prior to so furnishing such information, Diamond S or INSW receives from such person an executed confidentiality agreement (and provides a copy of such confidentiality agreement to the other party) and (b) engage in discussions or negotiations with such person with respect to the Diamond S or INSW competing proposal.
The merger agreement also requires each party to (1) notify the other party promptly, and in any event within 24 hours of receipt, of any request for information or proposal relating to an alternative transaction, the material terms and conditions of such request or proposal (including any changes thereto) and the identity of the person making such request or proposal, (2) provide the other party, as soon as reasonably practicable, copies of all correspondence and other written materials exchanged with the person making such request or proposal or its representatives that describes or contains any such request or proposal and (3) keep the other party reasonably informed of the status and details (including amendments or proposed amendments) of any such request or proposal on a reasonably current basis.
For purposes of the merger agreement, a “superior proposal” means any bona fide written proposal (on its most recently amended or modified terms, if amended or modified) made by a third party to enter into an alternative transaction (with references to 20% and 80% being deemed to be replaced with references to 50%) that, taking into account all financial, regulatory, legal and other aspects of such proposal and whether the proposal is fully financed, as well as the identity of the person making the competing proposal, (1) is more favorable to the stockholders of Diamond S or INSW from a financial point of view than the merger, taking into account all relevant factors (including any adjustment to the terms and conditions proposed by Diamond S or INSW in response to such proposal), and (2) is reasonably capable of being completed as proposed on a timely basis.
Prior to the Diamond S or INSW making a change of recommendation, Diamond S or INSW will provide the other with five business days’ prior written notice (it being understood and agreed that any material amendment to the applicable competing proposal will require a new notice and an additional two business-day period) advising INSW or Diamond S that its board of directors intends to take such action and contemporaneously providing the other party with a copy of the superior proposal, a copy of any proposed agreements for such superior proposal (including any financing commitments related thereto) and indicating the identity of the person making such competing proposal (or, in each case, if not provided in writing, a written summary of the terms thereof), and during such initial five business-day or subsequent two business-day period, (a) Diamond S or INSW will negotiate, and cause its representatives to negotiate, with the other party and its representatives in good faith (to the extent that the other party wishes to negotiate) to enable the other party to determine whether to propose revisions to the terms of the merger agreement or any other agreement related to the transactions such that the competing proposal would no longer constitute a superior proposal and (b) Diamond S or INSW will consider in good faith any proposal by the other party to amend the terms and conditions of the merger agreement or any other agreement related to the transactions such that such competing proposal would no longer constitute a superior proposal.
None of the foregoing will prohibit Diamond S or INSW from disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act pending disclosure of its position thereunder; provided that any such disclosure or statement that constitutes or contains a board recommendation change will be subject to the restrictions described above.
Indemnification; Exculpation and Insurance
For a period of six years after the effective time, INSW will cause the combined company to indemnify and hold harmless all past and present directors and officers of Diamond S and its subsidiaries (collectively, the “indemnified parties”) to the fullest extent permitted by applicable law against any costs or expenses, judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement (including advancing reasonable fees and expenses in advance of the final disposition) of any actual or threatened claim, action, suit, proceeding or investigation as a result of such indemnified party’s service as a director or officer of Diamond S or its subsidiary. However each indemnified party must agree in advance to return any such funds to which a court of competent jurisdiction has determined in a final, non-appealable judgment such indemnified party is not ultimately entitled to indemnification or advancement.
All rights to indemnification, exculpation and advancement in existence on March 30, 2021 will remain in effect for six years and following the completion of the merger and no such rights may be amended, modified or repealed in any manner that would adversely affect the rights or protections thereunder of any such indemnified party.

INSW will cause the combined company to maintain, for an aggregate period of not less than six years from the effective time, the current directors’ and officers’ liability insurance policy maintained by Diamond S with respect to claims arising from facts or events occurring at or prior to the effective time unless Diamond S elects to obtain a tail insurance policy prior to the effective time; however, the combined company need not expend more than 400% of the last annual premium for such policy.
Other Covenants and Agreements
The merger agreement contains certain other covenants and agreements, including covenants and agreements requiring, among other things, and subject to certain exceptions and qualifications described in the merger agreement:
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each of Diamond S and INSW to, and to cause their respective subsidiaries to, afford to the other party and its representatives reasonable access to such party’s properties, offices, books, contracts, commitments, personnel, records and information concerning its businesses, properties and personnel, subject to certain exceptions relating to confidentiality agreements, compliance with laws, legal privilege and COVID-19 measures;

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each of Diamond S and INSW to, and to cause their respective representatives and affiliates to, hold any non-public information in confidence to the extent required by and in accordance with the terms of the confidentiality agreement between the parties;

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each of Diamond S and INSW to give to the other party prompt notice (i) of any notice required to be delivered pursuant to, or other written communication received by the other party or any of its subsidiaries under, the termination agreements or the debt consents, the debt amendment letters or Diamond S’ existing credit agreements, (ii) of any notice or other material communication received by such party or any of its subsidiaries from any governmental entity in connection with the merger agreement, the merger or other transactions contemplated by the merger agreement, or from any person alleging that the consent of such person is or may be required in connection with the merger or the other transactions contemplated by the merger agreement and (iii) upon becoming aware of the occurrence or impending occurrence of any change, effect, development, circumstance, condition, state of facts, event or occurrence relating to it or any of the Diamond S subsidiaries or the INSW subsidiaries, respectively, which would reasonably be expected to cause any of the conditions not to be satisfied;

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each of Diamond S and INSW to provide prompt oral notice, promptly confirmed in writing, of any objection, claim, litigation or proceeding brought or threatened by any stockholder of such party or third party against such party, any of its subsidiaries and/or any of its directors or officers relating to the merger, the merger agreement or any of the transactions contemplated by the merger agreement, and give the other party the opportunity to participate (at the other party’s expense) in the defense, prosecution or settlement of any such objection, claim, litigation or proceeding and shall not offer or agree to settle any such objection, claim, litigation or proceeding without the other party’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned);

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each of Diamond S and INSW to obtain the consent of the other party before issuing or causing the publication of any press release or other public announcement with respect to the merger, the merger agreement or the transactions contemplated by the merger agreement (other than in connection with the receipt and existence of a competing proposal or a change of recommendation or matters related thereto), unless such publication is required by applicable law, listing agreement or the listing rules of a national securities exchange or trading market, in which event such party shall endeavor, on a basis reasonable under the circumstances, to provide a meaningful opportunity to the other party to review and comment upon such press release or other announcement as far in advance as practicable and shall give due consideration to all reasonable additions, deletions or changes suggested thereto;

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use reasonable best efforts to take all actions and to do all things necessary, proper or advisable under applicable laws to consummate the merger and the other transactions as promptly as practicable after the signing date, including making the filing under the HSR Act within 15 business days after the signing of the merger agreement or a later date agreed, cooperate in all respects and consult with each other with respect to any investigation or inquiry or lawsuit under an antitrust law, inform the other party of communications received from the FTC or U.S. Department of Justice, permit the other party an opportunity to review filings and participate in meetings;
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each of Diamond S and INSW must use its reasonable best efforts to obtain the expiration or termination of all waiting periods and all consents, waivers, authorizations and approvals of all third parties, including governmental entities, necessary, proper or advisable for the consummation of the transactions and to provide any notices to third parties required to be provided prior to the effective time; provided that neither Diamond S nor INSW will, without the prior written consent of the other party, incur any significant expense or liability, enter into any significant new commitment or agreement or agree to any significant modification to any contractual arrangement to obtain such consents or certificates in each case, that would have a material adverse effect on such party; and

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each of Diamond S and INSW must use its commercially reasonable efforts to have any conditions of class on vessels removed and ensure that vessels maintain inventories of critical usable spares in accordance with its manager’s safety management systems.

Pre-Merger Dividends
INSW may declare and set the record date for, and pay, the $31.5 million special dividend and declare and pay the INSW FSO dividend. It is expected that INSW will declare and pay the INSW special dividend prior to the closing of the merger, with a record date on or after the date of the INSW special meeting.
Debt Agreements
From and after the signing of the merger agreement, each party was required to negotiate in good faith the A&R debt agreements and use reasonable best efforts to cause such A&R debt agreements to be executed as promptly as reasonably practicable.
Conditions to the Completion of the Merger
The respective obligations of Diamond S and INSW to effect the merger will be subject to the satisfaction at or prior to the completion of the merger each of the following conditions, any and all of which may be waived in writing in whole or in part by the relevant party to the extent permitted by law:
Conditions to the Obligations of Both Parties
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shareholder approvals;

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the effectiveness of the Form S-4 in accordance with the provisions of the Securities Act and the absence of any stop order suspending the effectiveness of the Form S-4;

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the absence of any law or order or injunction enacted, promulgated or issued by any governmental entity of competent jurisdiction prohibiting, making illegal or preventing the consummation of the merger;

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all applicable waiting periods relating to the merger under the HSR Act have expired or been terminated;

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the shares of INSW common stock to be issued as merger consideration in the merger have been approved for listing on the NYSE, subject to official notice of issuance; and

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the required lenders under each of the A&R debt agreements have executed and delivered the relevant A&R debt agreements and each of the A&R debt agreements and debt consents are in full force and effect (including all amendments contemplated thereunder).

Conditions to the Obligations of INSW and Merger Sub
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the representations and warranties of Diamond S relating to the absence of certain changes or events and the absence of an accounting restatement requirement will be true and correct in all respects as of the date of the completion of the merger;

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the representations and warranties of Diamond S relating to its capitalization will be true and correct in all respects, except for any de minimis inaccuracies, as of the closing date of the merger;

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the representations and warranties of Diamond S relating to qualification, organization, certain rights with respect to the shares of capital stock of the other party, corporate authority, stockholder approval and finders and brokers will be true and correct in all material respects as of the date of the completion of the merger (except that representations and warranties that by their terms speak specifically as of the date of the merger agreement or another date will be true and correct in all material respects as of such date);

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each of the other representations and warranties of Diamond S set forth in the merger agreement will be true and correct as of the date of the merger agreement and as of the date of the completion of the merger as though made on and as of the closing date of the merger, except to the extent any such breach would not be reasonably expected to have a material adverse effect;

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Diamond S must have performed or complied in all material respects with the covenants and agreements required to be performed or complied with by it under the merger agreement at or prior to the effective time; and

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INSW must have received a certificate signed on behalf of Diamond S by a duly authorized executive officer to the effect of the foregoing.

Conditions to the Obligations of Diamond S
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the representations and warranties of INSW relating to the absence of certain changes or events and the absence of an accounting restatement requirement will be true and correct in all respects as of the date of the completion of the merger;

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the representations and warranties of INSW relating to its capitalization will be true and correct in all respects, except for any de minimis inaccuracies, as of the date of the completion of the merger;

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the representations and warranties of INSW relating to qualification, organization, certain rights with respect to the shares of capital stock of the other party, corporate authority, stockholder approval and finders and brokers will be true and correct in all material respects as of the closing date of the merger (except that representations and warranties that by their terms speak specifically as of the date of the merger agreement or another date will be true and correct in all material respects as of such date);

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each of the other representations and warranties of INSW set forth in the merger agreement will be true and correct as of the date of the merger agreement and as of the date of the completion of the merger as though made on and as of the date of the completion of the merger, except to the extent any such breach would not be reasonably expected to have a material adverse effect;

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INSW must have performed or complied in all material respects with the covenants and agreements required to be performed or complied with by it under the merger agreement at or prior to the effective time; and

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Diamond S must have received a certificate signed on behalf of INSW by a duly authorized executive officer to the effect of the foregoing.

Termination of the Merger Agreement
The merger agreement may be terminated and the merger and the other transactions may be abandoned at any time prior to the completion of the merger under the following circumstances:
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by mutual written consent of INSW and Diamond S;

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by either INSW or Diamond S:

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if there has been a breach by Diamond S, on the one hand, or INSW or Merger Sub, on the other hand, of any representation, warranty, covenant or agreement set forth in the merger agreement, which breach would result in the contemplated merger conditions not being satisfied

(and such breach is not curable prior to 5:00 p.m., Eastern Time, on November 1, 2021 (referred to as the outside date) or if curable prior to the date, has not been cured within the earlier of (a) thirty (30) calendar days after the receipt of written notice thereof by the breaching party from the non-breaching party or (b) four (4) business days before the outside date); provided, however, the merger agreement may not be terminated by any party if such party is then in material breach of any representation, warranty, covenant or agreement set forth in the merger agreement;
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if the merger is not completed by the outside date provided that the right to terminate the merger agreement is not available to any party whose material breach of any representation, warranty, covenant or agreement set forth in the merger agreement has been the cause of, or resulted in, the merger not being completed prior to the outside date;

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if at any time prior to the receipt of the Diamond S or INSW stockholder approval or the Diamond S Board, INSW Board or committees thereof make a change of recommendation or the party willfully breaches the solicitation provisions of the merger agreement (referred to as a triggering event) (the party whose triggering event occurs has the right to terminate the agreement);

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if a governmental entity of competent jurisdiction will have issued a final, non-appealable (or no longer appealable) order, injunction, decree, ruling or law in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the merger, provided that this right to terminate the merger is not be available to a party if any such order, injunction, decree, ruling or law was due to the material breach by such party of any representation, warranty, covenant or agreement set forth in the merger agreement;

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if the Diamond S or INSW stockholder approval has not been obtained at either of the special meetings or at any adjournment or postponement thereof, in each case at which a vote on such approval was taken;

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by Diamond S, if prior to obtaining the INSW stockholder approval, the INSW Board effected a change of recommendation in order to accept a superior proposal, entered into a superior proposal acquisition agreement with respect to the superior proposal concurrently with the termination of the merger agreement and paid the termination fee to the other party, as described below; or

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by INSW, if prior to obtaining the Diamond S shareholder approval, the Diamond S Board effected a change of recommendation in order to accept a superior proposal, entered into a superior proposal acquisition agreement with respect to the superior proposal concurrently with the termination of the merger agreement and paid the termination fee to the other party, as described below.

Effect of Termination
If the merger agreement is terminated in accordance with its terms, the merger agreement will become null and void and there will be no liability on the part of INSW, Diamond S or Merger Sub, except under certain provisions of the merger agreement that will survive such termination, including provisions relating to the payment of termination fees, fees and expenses, and publicity; however, nothing will relieve any party from liability for a willful breach of its representations or warranties or covenants or agreements in the merger agreement or for fraud (in each case that occurred prior to termination).
Expenses and Termination Fee
Generally, all fees and expenses incurred in connection with the merger, the merger agreement and the other transactions will be paid by the party incurring such expenses, whether or not the merger is consummated, except that each of INSW and Diamond S will bear and pay one-half the costs and expenses (other than the fees and expenses of each party’s attorneys and accountants, which will be borne by the party incurring such expenses) incurred by the parties hereto in connection with (a) the filing, printing and mailing of the Form S-4 and the proxy statement/prospectus (including fees payable to the SEC associated with filing such documents), (b) the filings of the pre-merger notification and report forms under the HSR Act (including filing fees) and (c) any jointly retained third parties, including attorneys, consultants and economists. However, upon a termination of the merger agreement, a party will become obligated to pay the other party, a termination fee, in the following circumstances:
Diamond S will be obligated to pay a termination fee of $17 million in cash to INSW if:
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Diamond S terminates the merger agreement after the Diamond S Board effects a change of recommendation in order to accept a superior proposal and enters into a superior proposal acquisition agreement with respect to the superior proposal concurrently with the termination of the merger agreement; or

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The merger agreement is terminated for any of the reasons listed below and either (1) any Diamond S competing proposal is consummated within 12 months of such termination or (2) Diamond S enters into a definitive agreement providing for a Diamond S competing proposal within 12 months of such termination and such Diamond S competing proposal is subsequently consummated:

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by INSW as a result of a material breach by Diamond S of the merger agreement and a Diamond S competing proposal is made or a Diamond S inquiry is made prior to the time giving rise to such termination;

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(A) by INSW or Diamond S because the merger is not completed by the outside date, (B) a Diamond S competing proposal is made or a Diamond S inquiry is made prior to the outside date and (C) either (1) Diamond S breaches the agreement following the date of the Diamond S competing proposal or inquiry in a manner that contributed in a material respect to the failure of the merger completion by the outside date or (2) the INSW stockholder approval was obtained but the Diamond S shareholder approval was not obtained; or

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by INSW or Diamond S because the Diamond S shareholder approval is not obtained and a Diamond S competing proposal or inquiry is made and not publicly, irrevocably withdrawn at least five business days prior to the date of the Diamond S special meeting; or

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The merger agreement is terminated by INSW after the Diamond S Board changes its recommendation or Diamond S willfully breaches the non-solicitation covenant.

INSW will be obligated to pay a termination fee of $19 million in cash to Diamond S if:
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INSW terminates the merger agreement after the INSW Board effects a change of recommendation in order to accept a superior proposal and enters into a superior proposal acquisition agreement with respect to the superior proposal concurrently with the termination of the merger agreement; or

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The merger agreement is terminated for any of the reasons listed below and either (1) any INSW competing proposal is consummated within 12 months of such termination or (2) INSW enters into a definitive agreement providing for a INSW competing proposal within 12 months of such termination and such INSW competing proposal is subsequently consummated:

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by Diamond S as a result of a material breach by INSW of the merger agreement and a INSW competing proposal is made or a INSW inquiry is made prior to the time giving rise to such termination;

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(A) by INSW or Diamond S because the merger is not completed by the outside date, (B) a INSW competing proposal is made or a INSW inquiry is made prior to the outside date and (C) either (1) INSW breaches the agreement following the date of the Diamond S competing proposal or inquiry in a manner that contributed in a material respect to the failure of the merger completion by the outside date or (2) the Diamond S shareholder approval was obtained but the INSW stockholder approval was not obtained; or

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by INSW or Diamond S because the INSW stockholder approval is not obtained and a Diamond S competing proposal or inquiry is made and not publicly, irrevocably withdrawn at least five business days prior to the date of the INSW special meeting; or

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If the merger agreement is terminated by Diamond S after the INSW Board changes its recommendation or INSW willfully breaches the non-solicitation covenant.

Amendment and Waiver
Amendment
Subject to compliance with applicable law, the merger agreement may be amended by mutual agreement of the parties in writing at any time before or after receipt of the requisite stockholder approvals; provided that any amendment of the merger agreement that requires the approval by Diamond S shareholders or INSW stockholders, as applicable, under applicable law, will be subject to such approval.
Waiver
At any time prior to the completion of the merger, a party may, in writing, (1) extend the time for performance of any obligation or act of the other party, (2) waive any inaccuracy in a representation or warranty of the other party or (3) waive compliance by the other party with any of the agreements or conditions for the benefit of such party contained in the merger agreement. Any agreement on the part of INSW or Diamond S to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of INSW or Diamond S, as applicable. Any delay in exercising any right under the merger agreement will not constitute a waiver of such right.
Specific Performance
The parties to the merger agreement agreed that irreparable injury will occur in the event that any of the provision of the merger agreement is not performed in accordance with its specific terms or is otherwise breached. Therefore each party is entitled to an injunction or injunctions to prevent or remedy any breaches or threatened breaches of the merger agreement by any other party, to a decree or order of specific performance to specifically enforce the terms and provisions of the merger agreement and to any further equitable relief, without any obligation to post a bond in respect thereof. Each party further agreed that there is not an adequate remedy at law for breach of the merger agreement.
Governing Law
The merger agreement is governed, construed and enforced in accordance with the laws of the State of Delaware (without giving effect to conflicts of law principles that would result in the application of law of any other state), except (i) to the extent that the law of the Republic of the Marshall Islands is mandatorily applicable to the merger and (ii) all matters relating to the fiduciary duties of the Diamond S Board and INSW Board is subject to the laws of the Republic of the Marshall Islands.
Cyrus Support Agreement
On March 30, 2021, Diamond S entered into a Voting and Support Agreement (the “Cyrus Support Agreement”) with Cyrus Capital Partners, L.P., Canary SC Master Fund, L.P., Cyrus Opportunities Master Fund II, Ltd., Crescent 1, L.P., CRS Master Fund, L.P. and Cyrus Select Opportunities Master Fund, Ltd. (collectively referred to as the “Cyrus stockholders”), a copy of which is attached hereto as Annex D. Pursuant to the Cyrus Support Agreement, the Cyrus stockholders agreed to vote all of their shares of INSW common stock at every INSW meeting prior to the completion of the merger (a) in favor of (i) the INSW share issuance proposal and (ii) any other proposals reasonably requested by INSW in furtherance of the transactions contemplated by the merger agreement, (b) in favor of any proposal to adjourn or postpone the INSW special meeting to a later date if there are insufficient votes to adopt the merger agreement or insufficient stockholders present to constitute a quorum, and (c) against (i) any agreement constituting a INSW superior proposal, (ii) any action, proposal or agreement that could result in a breach by INSW under the merger agreement, (iii) any action, proposal, transaction or agreement that could hinder, delay or adversely affect the completion of the merger and the transactions contemplated by the merger agreement and (iv) against any amendment to the INSW amended and restated articles or incorporations or by-laws or a change in a majority of the INSW Board. The Cyrus Support Agreement will terminate as of the earlier of (1) the effective time, (2) termination of the merger agreement, (3) the modification, waiver or amendment to the merger agreement effected without either Diamond S or Cyrus’ consent that increases the exchange ratio or changes the form of consideration payable to all INSW stockholders pursuant to the terms of the merger agreement, (4) March 30, 2022 or (5) the termination of the Cyrus Support Agreement by mutual written consent of both Diamond S and Cyrus. The Cyrus stockholders beneficially own approximately 14.3% of the outstanding shares of INSW common stock as of June 1, 2021.
WL Ross Support Agreement
On March 30, 2021, INSW entered into a Voting and Support Agreement (the “WL Ross Support Agreement”) with WLR Recovery Fund IV DSS AIV, L.P., WLR Recovery Fund V DSS AIV, L.P., WLR Select Co-Investment, L.P., WLR/GS Master Co-Investment, L.P., WLR IV Parallel ESC, L.P., WLR V Parallel ESC, L.P. (collectively referred to as the “WL Ross shareholders”), a copy of which is attached hereto as Annex E. Pursuant to the WL Ross Support Agreement, the WL Ross shareholders agreed to vote all of their shares of Diamond S common stock at every Diamond S meeting prior to the completion of the merger (a) in favor of (i) the adoption of the merger agreement and of the approval of the transactions contemplated thereby, including the merger, (ii) to the extent required by vote of the Diamond S shareholders, the terminations and (iii) to the extent required by vote of the Diamond S shareholders, the termination agreements, (b) in favor of any proposal to adjourn or postpone the Diamond S special meeting to a later date if there are insufficient votes to adopt the merger agreement (and to the extent required, the termination agreements) and/or insufficient shares of Diamond S common stock present in person or by proxy at the Diamond S special meeting to constitute a quorum, and (c) against (i) any merger agreement, merger, tender offer, exchange offer, sale of all or substantially all assets, recapitalization, consolidation, share exchange, business combination, liquidation, dissolution or similar transaction or series of transactions involving Diamond S or its subsidiaries, any other person or a Diamond S superior proposal, (ii) any action, proposal, transaction or agreement that could result in a breach by Diamond S under the merger agreement, (iii) any action, proposal, transaction or agreement that could hinder, delay or adversely affect the completion of the merger and the transactions contemplated by the merger agreement and/or termination agreements and (vi) against any amendment to the Diamond S articles or incorporations or bylaws or a change in a majority of the Diamond S Board. The WL Ross Support Agreement will terminate as of the earlier of (1) the effective time, (2) the termination of the merger agreement, (3) the termination of the WL Ross Support Agreement by written consent of INSW and WLR and (4) the extension of the outside date without the prior written consent of the WL Ross shareholders. The WL Ross shareholders beneficially owned 22% of the outstanding shares of Diamond S common stock as of June 1, 2021.
Capital Support Agreement
On March 30, 2021, INSW entered into a Voting and Support Agreement (the “Capital Support Agreement”) with CMTC, Crude Carriers Investment Corp. and Capital GP L.L.C. (collectively referred to as the “Capital shareholders”), a copy of which is attached hereto as Annex F. Pursuant to the Capital Support Agreement, the Capital shareholders agreed to vote all of their shares of Diamond S common stock at every Diamond S meeting prior to the completion of the merger (a) in favor of (i) the adoption of the merger agreement and of the approval of the transactions contemplated thereby, including the merger, (ii) to the extent required by vote of the Diamond S shareholders, the terminations and (iii) to the extent required by vote of the Diamond S shareholders, the termination agreements, (b) in favor of any proposal to adjourn or postpone the Diamond S special meeting to a later date if there are insufficient votes to adopt the merger agreement (and to the extent required, the termination agreements) and/or insufficient shares of Diamond S common stock present in person or by proxy at the Diamond S special meeting to constitute a quorum, and (c) against (i) any merger agreement, merger, tender offer, exchange offer, sale of all or substantially all assets, recapitalization, consolidation, share exchange, business combination, liquidation, dissolution or similar transaction or series of transactions involving Diamond S or its subsidiaries, any other person or a Diamond S superior proposal, (ii) any action, proposal, transaction or agreement that could result in a breach by Diamond S under the merger agreement, (iii) any action, proposal, transaction or agreement that could hinder, delay or adversely affect the completion of the merger and the transactions contemplated by the merger agreement and/or termination agreements and (vi) against any amendment to the Diamond S articles or incorporations or bylaws or a change in a majority of the Diamond S board of directors. The Capital Support Agreement will terminate as of the earlier of (1) the completion of the effective time, (2) the termination of the merger agreement, (3) the termination of the Capital Support Agreement by mutual written consent of INSW and the Capital shareholders and (4) the extension of the outside date without the prior written consent of the Capital shareholders. The Capital shareholders beneficially owned 6.9% of the outstanding shares of Diamond S common stock as of June 1, 2021.

Capital Termination Agreement
Concurrently with the execution and delivery of the Merger Agreement, Diamond S entered into a termination agreement with CSMC (the “Capital termination agreement”), dated as of March 30, 2021, whereby, upon the completion of certain events and obligations, including consummation of the merger, the following managerial agreements will be terminated: (i) commercial management agreement, dated as of March 27, 2019, by and between Diamond S and CSMC; (ii) management and services agreement, dated as of March 27, 2019, by and between Diamond S and CSMC; and (iii) each technical management agreement, dated as of March 27, 2019, by and between certain Diamond S vessel-owning subsidiaries and CSMC (also referred to as part II shipman 2009 standard ship management agreement).
Pursuant to the Capital termination agreement, at the effective time, Diamond S will (i) pay, or cause to be paid to CSMC, an amount equal to $30 million minus a certain specified termination fee adjustment amount and (ii) deliver, or cause to be delivered, an amount equal to $4 million minus a certain specified adjustment amount, to be held in escrow and distributed to CSMC on the first day on which certain vessels currently managed by CSMC have been transitioned.
The Capital termination agreement provides that, with respect to each vessel managed by CSMC that is on a time charter, the parties will jointly approach the time charterers to agree to a change in technical management as soon as reasonably practicable following the effective time. However, if an earlier transition cannot be agreed upon, then CSMC will provide technical management services to such vessel through the end of the time charter and, if necessary, for a period of time until a transition is reasonably practicable. In addition, CSMC has agreed to provide (i) commercial management services until each such vessel is transitioned and (ii) the certain additional services outlined in the Capital termination agreement. With respect to vessels not on a time charter, the parties to the Capital termination agreement have agreed to use their reasonable best efforts to (A) commence planning and coordination for the transition of commercial and technical management of such vessels that are not on a time charter from CSMC and/or its affiliates and (B) facilitate such transition on the earliest practical date after the effective time.

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following summary unaudited pro forma combined balance sheet data gives effect to the merger as if it has occurred on December 31, 2020, while the unaudited pro forma combined statement of operations data for the year ended December 31, 2020 is presented as if the merger had occurred on January 1, 2020. These summary unaudited pro forma combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the merger occurred as of the date indicated. In addition, the unaudited pro forma combined financial statements do not purport to project the future financial position or operating results of the combined company. Future results may vary significantly from the results reflected because of various factors, including those discussed in the section entitled “Risk Factors.” The following summary unaudited pro forma combined financial statements should be read in conjunction with the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” and the related notes.
(Dollars in thousands)	For the Year ended December 31, 2020	For the Quarter ended March 31, 2021
Statement of Operations Data
Total Revenues	$1,008,231	$134,322
Income/(loss) from vessel operations	104,409	(20,586)
Other (expense)/income	(12,476)	294
Net income/(loss) attributable to the combined company	$26,163	$(27,962)
Balance Sheet Data (at period end)
Total current assets	$377,258	$292,138
Total noncurrent assets	2,382,021	2,377,992
Total Assets	2,759,279	2,670,130
Total current liabilities	335,513	301,264
Total long-term liabilities	1,029,569	978,924
Total liabilities	1,365,082	1,280,188
Total equity	1,394,197	1,389,942
Total liabilities and equity	$2,759,279	$2,670,130

INDEBTEDNESS AMENDMENTS
Indebtedness
In connection with the merger, lenders under Diamond S’ existing debt agreements, described below, have agreed, among other things, to consent to the merger and waive any existing default or event of default and any default or event of default that would arise as a result of the merger, pursuant to the debt consent letters (as defined below). Lenders under Diamond S’ $360 Million Nordea Facility and $525 Million Nordea Facility (each defined below) have entered into amendment and restatement agreements to amend the terms of such existing debt agreements to more closely mirror the terms of INSW’s credit facilities. In addition, INSW has agreed to become a credit party to the A&R debt agreements (as defined below) and to provide a guaranty of Diamond S’ obligations under the A&R debt agreements.
$525 Million Nordea Facility
On December 27, 2019, Diamond S refinanced certain of its existing indebtedness with the proceeds of a new credit agreement, dated December 23, 2019 (the “$525 Million Nordea Facility”), by and among Diamond S, Nordea Bank Abp, New York Branch (“Nordea”), as administrative agent and collateral agent, and each of the lenders from time to time party thereto, consisting of a $375 million term loan and a $150 million revolving credit facility. The $525 Million Nordea Facility bears interest at LIBOR plus a margin of 2.5%, with interest paid quarterly, and matures on December 27, 2024. Commitment fees on undrawn amounts related to the revolving loan component of the $525 Million Nordea Facility are 0.875%. The repayment profile reflects a 17-year, age-adjusted amortization with the first amortization period beginning on March 31, 2020. The $525 Million Nordea Facility is secured by, inter alia, mortgages over ten Suezmax vessels and 26 medium range vessels.
In connection with the merger agreement signing, Diamond S, Nordea and the lenders under the $525 Million Nordea Facility entered into a consent letter dated March 30, 2021 (the “525 consent letter”), pursuant to which the lenders party thereto consented to the merger and waived any existing default or event of default and any default or event of default that would arise as a result of the merger. Pursuant to the terms of the 525 consent letter, in connection with the consummation of the merger, the parties thereto entered into an amendment and restatement agreement dated May 27, 2021 (the “525 Nordea A&R debt agreement”), pursuant to which the $525 Million Nordea Facility shall be amended and restated upon the consummation of the merger (and upon the satisfaction of certain other customary conditions precedent) to more closely mirror the representations, warranties and covenants of INSW’s credit facilities and to include INSW as a credit party. In addition, INSW has executed a guaranty of Diamond S’ obligations under the 525 Nordea A&R debt agreement, which guaranty will become effective simultaneously with the amendment and restatement of the $525 Million Nordea Facility as contemplated under the 525 Nordea A&R debt agreement. The 525 Nordea A&R debt agreement includes covenants relating to, among other things, the ability to incur indebtedness, the ability to pay dividends, maintaining a minimum cash balance, collateral maintenance, maintaining a net debt to capitalization ratio and other customary restrictions. The 525 Nordea A&R debt agreement also provides for customary events of default. Effectiveness of the 525 Nordea A&R debt agreement is a condition to the consummation of the merger.
Each lender under the $525 Million Nordea Facility which provided its consent to the merger and executed and delivered the 525 Nordea A&R debt agreement will receive a non-refundable consent fee equal to 0.20% of the aggregate principal amount of loans made available by such lender (including any undrawn commitment) which fee will be due and payable on the completion of the merger and paid by Diamond S.
$360 Million Nordea Facility
On March 27, 2019, Diamond S entered into a $360 million five-year senior secured term loan and revolving credit facility (the “$360 Million Nordea Facility”) among Diamond S, Nordea, as administrative agent and collateral agent, and each of the lenders from time to time party thereto. The $360 Million Nordea Facility provides for borrowings of up to $360 million and is secured by mortgages over 26 collateral vessels (the “360 vessels”). Loans under the $360 Million Nordea Facility are available in two tranches consisting of an up to $300 million term loan and up to $60 million in revolving loans, for an aggregate amount not to exceed the lesser of 65% of the fair market value of the 360 vessels and $360 million. Diamond

S’ borrowings under the $360 Million Nordea Facility bear interest at the LIBOR rate with three- or six-month interest periods, plus a margin of 2.65% per annum. Commitment fees on undrawn amounts are 40% of the margin. The secured term loan must be repaid in equal consecutive quarterly installments in an amount that reflects a straight-line amortization reducing the principal amount to $0 upon the 360 vessels having achieved an average age of 17 years. The revolving loans and any outstanding amounts under the term loan mature on March 27, 2024.
In connection with the merger agreement signing, Diamond S, Nordea and the lenders under the $360 Million Nordea Facility entered into a consent letter dated March 30, 2021 (the “360 consent letter”), pursuant to which the lenders party thereto consented to the merger and waived any existing default or event of default and any default or event of default that would arise as a result of the merger. Pursuant to the terms of the 360 consent letter, in connection with the consummation of the merger, the parties thereto entered into an amendment and restatement agreement dated May 27, 2021 (the “360 Nordea A&R debt agreement” and together with the 525 Nordea A&R debt agreement, the “A&R debt agreements”), pursuant to which the $360 Million Nordea Facility shall be amended and restated upon the consummation of the merger (and upon the satisfaction of certain other customary conditions precedent) to more closely mirror the representations, warranties and covenants of INSW’s credit facilities and to include INSW as a credit party. In addition, INSW has executed a guaranty of Diamond S’ obligations under the 360 Nordea A&R debt agreement, which guaranty will become effective simultaneously with the amendment and restatement of the $360 Million Nordea Facility as contemplated by the 360 Nordea A&R debt agreement. The 360 Nordea A&R debt agreement includes covenants relating to, among other things, the ability to incur indebtedness, the ability to pay dividends, maintaining a minimum cash balance, collateral maintenance, maintaining a net debt to capitalization ratio and other customary restrictions. The 360 Nordea A&R debt agreement also provides for customary events of default. Effectiveness of the 360 Nordea A&R debt agreement is a condition to the consummation of the merger.
Each lender under the $360 Million Nordea Facility which provided its consent to the merger and executed and delivered the 360 Nordea A&R debt agreement will receive a non-refundable consent fee equal to 0.20% of the aggregate principal amount of loans made available by such lender (including any undrawn commitment) which fee will be due and payable on the completion of the merger and paid by Diamond S.
NT Suez Joint Venture Facility
On August 9, 2016, the venture 51% owned by Diamond S, NT Suez Holdco LLC (“NT Suez”), entered into a $66 million five-year senior secured term loan facility (the “NT Suez Facility”) for the purpose of financing two vessels owned by NT Suez. The NT Suez Facility, which is collateralized by the two vessels owned by NT Suez, is a nonrecourse term loan with reductions that are based on a 15-year amortization schedule and are payable on a quarterly basis. Interest is paid quarterly, and the NT Suez Facility bears interest at the LIBOR rate for a three-month interest period, plus a 3.25% interest rate margin. The NT Suez Facility includes restrictions and financial covenants including, among other things, NT Suez’s ability to incur indebtedness, limitations on dividends, minimum cash balance, collateral maintenance, and other customary restrictions.
In connection with the merger, lenders under the NT Suez Facility have agreed pursuant to a consent and amendment letter dated March 30, 2021 (the “NT Suez debt consent” and together with the 360 consent letter and the 525 consent letter, the “debt consent letters”), among other things, to consent to the merger (including waiving a mandatory prepayment that would otherwise be triggered by the merger) and waive any existing event of default and any event of default that would arise as a result of the merger. In addition, lenders under the NT Suez Facility have agreed to amend the definition of “change of control” upon the closing of the merger to reflect the ownership structure of INSW and its subsidiaries.
Each lender under the NT Suez Facility which provided its consent under the NT Suez debt consent will receive a non-refundable consent fee equal to 0.20% of the aggregate principal amount of loans of such lender which fee will be due and payable on the completion of the merger and paid by NT Suez.

INSW SPECIAL MEETING
General
This joint proxy statement/prospectus is being provided to INSW stockholders as part of a solicitation of proxies by the INSW Board for use at the INSW special meeting to be held at the time and place specified below and at any properly convened meeting following an adjournment or postponement thereof. This joint proxy statement/prospectus provides INSW stockholders with information they need to know to be able to vote or instruct their vote to be cast at the INSW special meeting.
Date, Time and Place
The INSW special meeting will be conducted solely as a virtual meeting via the Internet at www.virtualshareholdermeeting.com/INSW2021SM on July 13, 2021 at 10:00 a.m.. INSW intends to mail this joint proxy statement/prospectus and the enclosed form of proxy to its shareowners entitled to vote at the INSW special meeting on or about June 11, 2021.
Purpose of the INSW Special Meeting
At the INSW special meeting, INSW stockholders will be asked to consider and vote on the following:
1.
Approval of the INSW Share Issuance.   To vote on a proposal to approve the issuance of INSW common stock, no par value, to Diamond S shareholders in connection with the merger contemplated by merger agreement; and

2.
Adjournment of the INSW Special Meeting.   To vote on a proposal to approve the adjournment of the INSW special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the INSW special meeting to approve the INSW share issuance proposal.

Recommendation of the INSW Board
On March 30, 2021, the INSW Board unanimously approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger, and determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, certain governance arrangements and the INSW share issuance, are advisable and fair to and in the best interests of INSW and its stockholders. Accordingly, the INSW Board unanimously recommends that INSW stockholders vote “FOR” the INSW share issuance proposal and “FOR” the INSW adjournment proposal.
INSW stockholders should carefully read this joint proxy statement/prospectus, including any documents incorporated by reference, and the annexes in their entirety for more detailed information concerning the merger and the other transactions contemplated by the merger agreement.
INSW Record Date; INSW Stockholders Entitled to Vote
Only holders of record of INSW common stock at the close of business on June 11, 2021 will be entitled to notice of, and to vote at, the INSW special meeting or any adjournments or postponements thereof.
As of June 1, 2021, there were 28,087,011 shares of INSW common stock outstanding and entitled to vote at the INSW special meeting. Each share of INSW common stock outstanding on the INSW record date entitles the holder thereof to one vote on each proposal to be considered at the INSW special meeting, in person or by proxy through the Internet or by telephone or by a properly executed and delivered proxy with respect to the INSW special meeting.
Your vote is important. We expect that many INSW stockholders will not attend the INSW special meeting virtually, and instead will be represented by proxy. Most INSW stockholders have a choice of voting over the Internet, by using a toll-free telephone number, or by returning a completed INSW proxy card or voting instruction form. Please check your notice, proxy card or the information forwarded by your broker, bank or other holder of record to see which options are available to you. The Internet and telephone voting procedures have been designed to authenticate INSW stockholders, to allow you to vote your shares, and to confirm that your instructions have been properly recorded. The Internet and telephone voting facilities for INSW stockholders of record will close at 11:59 p.m. Eastern Time on July 12, 2021. If your shares are held through a broker, bank or other holder of record, and Internet or telephone facilities are made available to you, these facilities may close sooner than those for INSW stockholders of record.
You can revoke your proxy at any time before it is exercised by delivering a properly executed, later-dated proxy (including an Internet or telephone vote) or by voting virtually at the INSW special meeting. Executing your proxy in advance will not limit your right to vote at the INSW special meeting if you decide to attend in person (via the virtual meeting website). However, if your shares are held in the name of a broker, bank or other holder of record, you cannot vote at the INSW special meeting virtually unless you have a legal proxy, executed in your favor, from the holder of record.
All shares of INSW common stock entitled to vote and represented by properly executed proxies received prior to the INSW special meeting and not revoked will be voted at the INSW special meeting in accordance with your instructions. If you sign and return your proxy but do not indicate how your shares of INSW common stock should be voted on a proposal, the shares represented by your proxy will be voted as the INSW Board recommends for such proposal.
A complete list of INSW stockholders entitled to vote at the INSW special meeting will be available for examination by any INSW stockholder in the Corporate Secretary’s office at International Seaways, Inc., 600 Third Avenue, 39th Floor, New York, New York 10016 for purposes pertaining to the INSW special meeting, during ordinary business hours for a period of ten days before the INSW special meeting, and at the time and place of the INSW special meeting.
Quorum; Adjournment
The INSW by-laws provide that the holders of a majority of the outstanding shares of INSW common stock as of the INSW record date, present either in person or by proxy and entitled to vote, will constitute a quorum for the transaction of business at the INSW special meeting. Abstentions will count for the purpose of determining the presence of a quorum for the transaction of business at the INSW special meeting. Broker non-votes, if any, will not be counted for the purpose of determining the presence of a quorum for the transaction of business at the INSW special meeting.
Subject to certain restrictions contained in the merger agreement, the INSW special meeting may be adjourned to allow additional time for obtaining additional proxies. No notice of an adjourned meeting need be given if the time and place thereof are announced at the INSW special meeting at which the adjournment was taken unless:
•
the adjournment is for more than thirty (30) days, in which case a notice of the adjourned meeting will be given to each INSW stockholder of record entitled to vote at the INSW special meeting; or

•
if, after the adjournment, a new record date for determination of INSW stockholders entitled to vote is fixed for the adjourned meeting, in which case the INSW Board will fix as the record date for determining INSW stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of INSW stockholders entitled to vote at the adjourned meeting, and will give notice of the adjourned meeting to each INSW stockholder of record as of such record date.

At any subsequent reconvening of the INSW special meeting at which a quorum is present, any business may be transacted which properly could have been transacted at the original INSW special meeting, and all proxies will be voted in the same manner as they would have been voted at the original convening of the INSW special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the adjourned meeting.

Required Vote
The required votes to approve the INSW proposals are as follows:
•
The INSW share issuance proposal requires the affirmative vote of the holders of a majority of the outstanding shares of INSW common stock present and entitled to vote at the INSW special meeting.

•
The INSW adjournment proposal requires the affirmative vote of the holders of a majority of the outstanding shares of INSW common stock present and entitled to vote at the INSW special meeting.

Treatment of Abstentions; Failure to Vote
For purposes of the INSW special meeting, an abstention occurs when a INSW stockholder attends the INSW special meeting, either in person (via the special meeting website) or by proxy, but abstains from voting. For each of the INSW share issuance proposal and the INSW adjournment proposal, if a INSW stockholder present in person (via the virtual meeting website) at the INSW special meeting abstains from voting, or responds by proxy with an “abstain” vote, it will have the same effect as a vote cast “AGAINST” such proposal. If a INSW stockholder is not present in person at the INSW special meeting and does not respond by proxy, it will have no effect on the vote count for such proposal.
Shares Held in Street Name
If your shares of INSW common stock are held in an account at a bank, broker or other nominee holder of record (i.e., in “street name”), you must provide the record holder of your shares with instructions on how to vote the shares. Please follow the voting instructions provided by the bank, broker or other nominee. You may not vote shares held in street name by returning a INSW proxy card directly to INSW or by voting in person at the INSW special meeting unless you provide a “legal proxy,” which you must obtain from your bank, broker or other nominee. Further, banks, brokers or other nominees who hold shares of INSW common stock on behalf of their customers may not give a proxy to INSW to vote those shares with respect to the INSW share issuance proposal and the INSW adjournment proposal without specific instructions from their customers, as banks, brokers and other nominees do not have discretionary voting power on these “non-routine” matters. Under the current rules of the NYSE, each of the proposals to be considered at the INSW special meeting as described in this joint proxy statement/prospectus are considered non-routine. Therefore banks, brokers and other nominee holders of record do not have discretionary authority to vote on any of the proposals to be considered at the INSW special meeting. Broker non-votes occur when a broker or nominee is not instructed by the beneficial owner of shares to vote on a particular proposal for which the broker does not have discretionary voting power.
Therefore, if you are a INSW stockholder and you do not instruct your bank, broker or other nominee on how to vote your shares, your bank, broker or other nominee may not vote your shares on the INSW share issuance proposal or the INSW adjournment proposal, which broker non-votes, if any, will have no effect on the vote count for such proposal.
Voting by INSW’s Board of Directors and Executive Officers
As of the close of business on June 1, 2021, the most recent practicable date for which such information was available, directors and executive officers of INSW and their affiliates owned and were entitled to vote 919,108 shares of INSW common stock, or approximately 3.3% of the shares of common stock outstanding on that date. The number and percentage of shares of INSW common stock owned by directors and executive officers of INSW and their affiliates as of the INSW record date are not expected to be meaningfully different from the number and percentage as of June 1, 2021. It is currently expected that INSW’s directors and executive officers will vote their shares of INSW common stock in favor of each of the proposals to be considered at the INSW special meeting, although none of them have entered into any agreements obligating them to do so. For information with respect to INSW common stock owned by directors and executive officers of INSW, please see the section entitled “Certain Beneficial Owners of INSW Common Stock.”
Voting of Proxies by Holders of Record
If you were the record holder of your shares of INSW common stock as of the INSW record date, you may submit your proxy to vote by mail, by telephone or via the Internet.

Voting via the Internet or by Telephone
•
To submit your proxy via the Internet, go to www.proxyvote.com. Have your INSW proxy card in hand when you access the website and follow the instructions to vote your shares.

•
To submit your proxy by telephone, call 1-800-690-6903. Have your INSW proxy card in hand when you call and then follow the instructions to vote your shares.

•
If you vote via the Internet or by telephone, you must do so no later than 11:59 p.m. on July 12, 2021.

Voting by Mail
As an alternative to submitting your proxy via the Internet or by telephone, you may submit your proxy by mail.
•
To submit your proxy by mail, simply mark, sign and date your INSW proxy card and return it in the pre-paid envelope that has been provided, or in an envelope addressed to: Vote Processing, c/o Broadridge, 52 Mercedes Way, Edgewood, NY 11717.

•
If you vote by mail, your INSW proxy card must be received no later than July 12, 2021.

Virtual INSW Special Meeting and Voting Virtually
The INSW special meeting will be conducted solely as a virtual meeting via the Internet. There will be no physical meeting location and the meeting will only be conducted via live webcast. The virtual INSW special meeting will be held on July 13, 2021 at 10:00 a.m., Eastern Time. To participate in the INSW special meeting and submit questions during the INSW special meeting, visit www.virtualshareholdermeeting.com/INSW2021SM and enter a 16-digit control number on the INSW proxy card, voting instruction form or notice you receive. Online check-in will begin at 9:45 a.m., Eastern Time. Please allow time for online check-in procedures.
The virtual stockholder format uses technology designed to increase stockholder access, save INSW and INSW stockholders time and money, and provide INSW stockholders rights and opportunities to participate in the meeting similar to what they would have at an in-person meeting. In addition to online attendance, INSW provides stockholders with an opportunity to hear portions of the official meeting, submit written questions and comments during the meeting, and vote online during the open poll portion of the meeting.
Voting of Proxies by Holders of Record
If you were the holder of record of your shares of INSW common stock as of the INSW record date, you may submit your proxy to vote by mail, by telephone or via the Internet.
Revocation of Proxies
If you are an INSW record holder you may change or revoke your vote before your proxy is voted at the INSW special meeting as described herein. You may do this in one of the following four ways: (1) by logging onto the Internet website specified on your INSW proxy card in the same manner you would to submit your proxy electronically; (2) by sending a notice of revocation to the corporate secretary of INSW; (3) by sending a completed INSW proxy card bearing a later date later than your original INSW proxy card; or (4) by attending the INSW special meeting virtually and voting. If you choose to revoke your proxy by phone or internet, you must take the described action no later than 11:59 p.m. on the day prior to the meeting. If you take any other method (other than attending the INSW special meeting virtually and voting), you must take the described action no later than the beginning of the INSW special meeting. A stockholder owning common stock in street name may revoke or change voting instructions by contacting the bank, brokerage firm, or other nominee holding the shares or by participating in and voting during the INSW special meeting.

If your shares are held by a bank, broker or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee. You must contact your bank, broker or other nominee to find out how to do so.
Solicitation of Proxies; Expenses of Solicitation
The INSW Board is soliciting proxies for the INSW special meeting from its stockholders. INSW and Diamond S will share equally the expenses incurred in connection with the printing and mailing of this joint proxy statement/prospectus. To assist in the solicitation of proxies, INSW has retained Innisfree, for a fee of $20,000 plus reimbursement of out-of-pocket expenses for their services and a fee of $5.50 per call with individual investors. INSW and its proxy solicitor may also request banks, brokers and other intermediaries holding shares of INSW common stock beneficially owned by others to send this joint proxy statement/prospectus to, and obtain proxies from, the beneficial owners and may reimburse such record holders for their reasonable out-of-pocket expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone and other electronic means, advertisements and personal solicitation by the directors, officers or employees of INSW. No additional compensation will be paid to INSW’s directors, officers or employees for solicitation.
Assistance
If you need assistance with voting via the Internet, voting by telephone or completing your INSW proxy card, or have questions regarding the INSW special meeting, please contact Innisfree, the proxy solicitor for INSW: 501 Madison Avenue, 20th Floor; New York, NY 10022 or by phone at 877-687-1866 (for stockholders) or 212-750-5833 (for banks and brokers).
Your vote is very important regardless of the number of shares of INSW common stock that you own and the matters to be considered at the INSW special meeting are of great importance to the stockholders of INSW. Accordingly, you are urged to read and carefully consider the information contained in or incorporated by reference into this joint proxy statement/prospectus and submit your proxy via the Internet or by telephone or complete, date, sign and promptly return the enclosed INSW proxy card in the enclosed postage-paid envelope. If you submit your proxy via the Internet or by telephone, you do not need to return the enclosed INSW proxy card.
Please vote your shares via the Internet or by telephone, or sign, date and return a INSW proxy card promptly to ensure that your shares can be represented, even if you otherwise plan to attend the INSW special meeting in person.

INSW PROPOSAL 1 — THE INSW SHARE ISSUANCE PROPOSAL
This joint proxy statement/prospectus is being furnished to the INSW stockholders as part of the solicitation of proxies by the INSW Board for the INSW special meeting to consider and vote upon a proposal to approve the INSW share issuance proposal pursuant to the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus.
The INSW Board, after due and careful discussion and consideration, unanimously adopted, approved and declared advisable the merger agreement and the other transactions contemplated by the merger agreement, including the issuance of shares of INSW common stock as merger consideration (referred to as the INSW share issuance).
Required Vote of Stockholders
The INSW Board unanimously recommends that INSW stockholders vote “FOR” the proposal to approve the INSW share issuance proposal.
Approval of the INSW share issuance proposal is a condition to completion of the merger.
The vote on the INSW share issuance proposal is a vote separate and apart from the vote to approve the INSW adjournment proposal. Accordingly, a INSW stockholder may vote to approve the INSW share issuance proposal and vote not to approve the INSW adjournment proposal, and vice versa.
Assuming a quorum is present, approval of the INSW share issuance proposal requires the affirmative vote of the holders of a majority of the outstanding shares of INSW common stock present and entitled to vote at the INSW special meeting.
Pursuant to the Cyrus Support Agreement, Cyrus (which collectively with its affiliated entities beneficially owned approximately 14.3% of the outstanding shares of INSW common stock as of June 1, 2021), has agreed, subject to the terms and conditions thereof, to vote their shares of INSW common stock in favor of the INSW share issuance proposal. For a more complete discussion of the Cyrus Support Agreement, please see “The Merger Agreement — Cyrus Support Agreement.”
THE INSW BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE INSW SHARE ISSUANCE PROPOSAL

INSW PROPOSAL 2 — THE INSW ADJOURNMENT PROPOSAL
The INSW special meeting may be adjourned to another time and place, including, if necessary, to permit solicitation of additional proxies if there are not sufficient votes to approve the INSW share issuance proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to INSW stockholders.
INSW is asking its stockholders to authorize the holder of any proxy solicited by the INSW Board to vote in favor of any adjournment of the INSW special meeting to solicit additional proxies if there are not sufficient votes to approve the INSW share issuance proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to INSW stockholders.
Required Vote of Stockholders
The INSW Board unanimously recommends that INSW stockholders vote “FOR” the INSW adjournment proposal, if necessary.
The vote on the INSW adjournment proposal is a vote separate and apart from the vote to approve the INSW share issuance proposal. Accordingly, a INSW stockholder may vote to approve the INSW share issuance proposal and vote not to approve the INSW adjournment proposal, and vice versa.
Whether or not a quorum is present, approval of the INSW adjournment proposal requires the affirmative vote of the holders of a majority of the outstanding shares of INSW common stock present and entitled to vote at the INSW special meeting.
Pursuant to the Cyrus Support Agreement, Cyrus (which collectively with its affiliated entities beneficially owned approximately 14.3% of the outstanding shares of INSW common stock as of June 1, 2021), has agreed, subject to the terms and conditions thereof, to vote their shares of INSW common stock in favor of the INSW adjournment proposal. For a more complete discussion of the Cyrus Support Agreement, please see “The Merger Agreement — Cyrus Support Agreement.”
THE INSW BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE INSW ADJOURNMENT PROPOSAL

DIAMOND S SPECIAL MEETING
This joint proxy statement/prospectus is being provided to the Diamond S shareholders as part of a solicitation of proxies by the Diamond S Board for use at the Diamond S special meeting to be held at the time and place specified below and at any properly convened meeting following an adjournment or postponement thereof. This joint proxy statement/prospectus provides Diamond S shareholders with information they need to know to be able to vote or instruct their vote to be cast at the Diamond S special meeting.
Time and Place
The Diamond S special meeting will be conducted solely as a virtual meeting via the Internet at www.virtualshareholdermeeting.com/DSSI2021SM, July 13, 2021 at 10:00 a.m. Eastern Time. Diamond S intends to mail this joint proxy statement/prospectus and the enclosed form of proxy to its shareholders entitled to vote at the Diamond S special meeting on or about June 11, 2021.
Purpose of the Diamond S Special Meeting
At the Diamond S special meeting, Diamond S shareholders will be asked to consider and vote on the following:
1.
Authorization and Approval of the Merger Agreement.   To vote on a proposal to authorize and approve the merger agreement, which is further described in the section entitled “The Merger Agreement,” and a copy of which merger agreement is attached as Annex A to this joint proxy statement/prospectus;

2.
Diamond S Advisory Compensation.   To vote on a proposal to approve, by advisory (non-binding) vote, certain compensation arrangements that may be paid or become payable to Diamond S named executive officers in connection with the merger contemplated by the merger agreement; and

3.
Adjournment of the Diamond S Special Meeting.   To vote on a proposal to approve the adjournment of the Diamond S special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Diamond S special meeting to approve the Diamond S merger proposal.

Completion of the merger is conditioned on the approval of the Diamond S merger proposal.
Recommendation of the Diamond S Board
On March 30, 2021, the Diamond S Board unanimously approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger, and determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to and in the best interests of Diamond S and its shareholders. Accordingly, the Diamond S Board unanimously recommends that Diamond S shareholders vote “FOR” the Diamond S merger proposal, “FOR” the Diamond S advisory compensation proposal and “FOR” the Diamond S adjournment proposal.
Diamond S shareholders should carefully read this joint proxy statement/prospectus, including any documents incorporated by reference, and the annexes in their entirety for more detailed information concerning the merger and the other transactions contemplated by the merger agreement.
Diamond S Record Date; Diamond S Shareholders Entitled to Vote
Only holders of record of Diamond S common stock at the close of business on June 11, 2021 will be entitled to notice of, and to vote at, the Diamond S special meeting or any adjournments or postponements thereof.
As of the close of business on June 1, 2021, there were 40,612,811 shares of Diamond S common stock outstanding and entitled to vote at the Diamond S special meeting. Each share of Diamond S common stock outstanding on the Diamond S record date entitles the holder thereof to one vote on each proposal to be considered at the Diamond S special meeting, in person (via the virtual meeting website) or by proxy through the Internet or by telephone or by a properly executed and delivered proxy with respect to the Diamond S special meeting.
Your vote is important. We expect that many Diamond S shareholders will not attend the Diamond S special meeting in person (via the virtual meeting website), and instead will be represented by proxy. Most Diamond S shareholders have a choice of voting over the Internet, by using a toll-free telephone number, or by returning a completed proxy card or voting instruction form. Please check your notice, proxy card or the information forwarded by your broker, bank or other holder of record to see which options are available to you. The Internet and telephone voting procedures have been designed to authenticate shareholders, to allow you to vote your shares, and to confirm that your instructions have been properly recorded. The Internet and telephone voting facilities for Diamond S shareholders of record will close at 11:59 p.m. Eastern Time on July 12, 2021. If your shares are held through a broker, bank or other holder of record and Internet or telephone facilities are made available to you, these facilities may close sooner than those for Diamond S shareholders of record.
You can revoke your proxy at any time before it is exercised by delivering a properly executed, later-dated proxy (including an Internet or telephone vote) or by voting virtually at the Diamond S special meeting. Executing your proxy in advance will not limit your right to vote virtually at the Diamond S special meeting if you decide to attend in person (via the virtual meeting website). However, if your shares are held in the name of a broker, bank or other holder of record, you cannot vote at the Diamond S special meeting unless you have a legal proxy, executed in your favor, from the holder of record.
All shares of Diamond S common stock entitled to vote and represented by properly executed proxies received prior to the Diamond S special meeting and not revoked will be voted at the Diamond S special meeting in accordance with your instructions. If you sign and return your proxy but do not indicate how your shares of Diamond S common stock should be voted on a proposal, the shares represented by your proxy will be voted as the Diamond S Board recommends for such proposal.
A complete list of Diamond S shareholders entitled to vote at the Diamond S special meeting will be available for examination by any Diamond S shareholder in the Corporate Secretary’s office at Diamond S’ corporate office at Diamond S Shipping Inc., 33 Benedict Place, Greenwich, Connecticut 06830 for purposes pertaining to the Diamond S special meeting, during ordinary business hours for a period of ten days before the Diamond S special meeting, and during the Diamond S special meeting, and at the time and place of the Diamond S special meeting.
Quorum
The Diamond S by-laws provide that the holders of a majority of the shares issued and outstanding and entitled to vote at the Diamond S special meeting, present in person (via the virtual meeting website) or represented by proxy, will constitute a quorum for the transaction of business at the Diamond S special meeting.
Abstentions will count for the purpose of determining the presence of a quorum for the transaction of business at the Diamond S special meeting.
Broker non-votes, if any, will not be counted for the purpose of determining the presence of a quorum for the transaction of business at the Diamond S special meeting.
Adjournments
Subject to certain restrictions contained in the merger agreement, the Diamond S special meeting may be adjourned to allow additional time for obtaining additional proxies.
At any subsequent reconvening of the Diamond S special meeting at which a quorum is present, any business may be transacted which properly could have been transacted at the original Diamond S special meeting, and all proxies will be voted in the same manner as they would have been voted at the original convening of the Diamond S special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the adjourned meeting.

Required Vote
The required votes to approve the Diamond S proposals are as follows:
•
The Diamond S merger proposal requires the affirmative vote of holders of a majority of the outstanding shares of Diamond S common stock entitled to vote on the authorization of the merger agreement at the Diamond S special meeting in favor of such authorization.

•
The Diamond S advisory compensation proposal requires the affirmative vote of holders of a majority of the shares of Diamond S common stock represented in person (via the virtual meeting website) or by proxy at the Diamond S special meeting and entitled to vote on the proposal, assuming a quorum. Because the vote on the Diamond S merger-related compensation proposal is advisory only, it will not be binding on either Diamond S or INSW.

•
Accordingly, if the Diamond S merger proposal is approved and the merger is completed, the merger-related compensation will be payable to Diamond S’ named executive officers, subject only to the conditions applicable thereto, regardless of the outcome of the approval of the Diamond S advisory compensation proposal.

•
The Diamond S adjournment proposal requires the affirmative vote of a majority of the votes cast by holders of shares of Diamond S common stock represented in person (via the virtual meeting website) or by proxy at the Diamond S special meeting and entitled to vote at the Diamond S special meeting.

Treatment of Abstentions; Failure to Vote
For purposes of the Diamond S special meeting, an abstention occurs when a Diamond S shareholder attends the Diamond S special meeting, either in person (via the virtual meeting website) or by proxy, but abstains from voting.
•
For the Diamond S merger proposal, if a Diamond S shareholder present in person (via the virtual meeting website) at the Diamond S special meeting abstains from voting, or responds by proxy with an “abstain” vote, it will have the effect of a vote cast “AGAINST” such proposal. If a Diamond S shareholder is not present in person (via the virtual meeting website) at the Diamond S special meeting and does not respond by proxy, it will have the effect of a vote cast “AGAINST” such proposal.

•
For the Diamond S advisory compensation proposal, if a Diamond S shareholder present in person (via the virtual meeting website) at the Diamond S special meeting abstains from voting, or responds by proxy with an “abstain” vote, it will have the same effect as a vote cast “AGAINST” such proposal. If a Diamond S shareholder is not present in person (via the virtual meeting website) at the Diamond S special meeting and does not respond by proxy, it will have no effect on the vote count for such proposal (assuming a quorum is present).

•
For the Diamond S adjournment proposal, if a Diamond S shareholder present in person (via the virtual meeting website) at the Diamond S special meeting abstains from voting, or responds by proxy with an “abstain” vote, it will have the same effect as a vote cast “AGAINST” such proposal. If a Diamond S shareholder is not present in person (via the virtual meeting website) at the Diamond S special meeting and does not respond by proxy, it will have no effect on the vote count for such proposal.

Voting by Diamond S’ Board of Directors and Executive Officers
As of the close of business on June 1, 2021, the most recent practicable date for which such information was available, directors and executive officers of Diamond S and their affiliates owned and were entitled to vote 782,962 shares of Diamond S common stock or less than 2.0% of the shares of Diamond S common stock outstanding on that date. The number and percentage of shares of Diamond S common stock owned by directors and executive officers of Diamond S and their affiliates as of the Diamond S record date are not expected to be meaningfully different from the number and percentage as of June 1, 2021. It is currently expected that Diamond S’ directors and executive officers will vote their shares of Diamond S common stock in favor of each of the proposals to be considered at the Diamond S special meeting, but none of them have entered into any agreement obligating them to do so. For information with respect to

Diamond S common stock owned by directors and executive officers of Diamond S, please see the section entitled “Certain Beneficial Owners of Diamond S Common Stock.”
The number of shares reflected above does not include shares underlying outstanding Diamond S RSU awards or Diamond S PSU awards. For information with respect to Diamond S RSU awards and Diamond S PSU awards, please see “The Merger Agreement — Treatment of Diamond S’ Equity Awards.”
Virtual Attendance at the Diamond S Special Meeting and Voting Virtually
The Diamond special meeting will be conducted solely as a virtual meeting via the Internet. There will be no physical meeting location and the meeting will only be conducted via live webcast. The virtual Diamond special meeting will be held on July 13, 2021 at 10:00 a.m. Eastern Time. To participate in the Diamond special meeting and submit questions during the special meeting, visit www.virtualshareholdermeeting.com/DSSI2021SM and enter the 16-digit control number on your proxy card, voting instruction form or notice you received. On the day of the Diamond S special meeting, shareholders may begin to log in to the virtual meeting website beginning at 9:45 a.m. Eastern Time, and the meeting will begin promptly at 10:00 a.m. Eastern Time. Please allow ample time for online login.
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Diamond S special meeting. If you encounter any difficulties accessing the virtual Diamond S special meeting during check-in or the Diamond S special meeting itself, please call the technical support number that will be posted on the virtual meeting platform log-in page.
Voting via the Internet or by Telephone
•
To submit your proxy via the Internet, go to the website listed on your enclosed Diamond S proxy card. Have your Diamond S proxy card in hand when you access the website and follow the instructions to vote your shares.

•
To submit your proxy by telephone, call 1-800-690-6903. Have your Diamond S proxy card in hand when you call and then follow the instructions to vote your shares.

•
If you vote via the Internet or by telephone, you must do so no later than 11:59 p.m. on July 12, 2021.

Voting by Mail
As an alternative to submitting your proxy via the Internet or by telephone, you may submit your proxy by mail.
•
To submit your proxy by mail, simply mark your Diamond S proxy card, date and sign it and return it in the postage-paid envelope. If you do not have the postage-paid envelope, please mail your completed Diamond S proxy card to the following address: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

•
If you vote by mail, your Diamond S proxy card must be received no later than July 12, 2021.

Revocability of Proxies
Any Diamond S shareholder of record giving a proxy has the power to revoke it. If you are a Diamond S shareholder of record, you may revoke your proxy in any of the following ways:
•
By delivering, before the close of business on July 12, 2021 to Diamond S’ Corporate Secretary (at the Office of the Corporate Secretary, Diamond S Shipping Inc., 33 Benedict Place, Greenwich, Connecticut 06830) a signed written notice of revocation bearing a later date than the proxy, stating that the proxy is revoked;

•
By duly executing a subsequently dated proxy relating to the same shares of Diamond S common stock and delivering it to Diamond S’ Corporate Secretary at the address in the bullet point above before the close of business on July 12, 2021;

•
By duly submitting a subsequently dated proxy vote relating to the same shares of Diamond S common stock by telephone or via the Internet (using the original instructions provided to you) before 11:59 p.m. Eastern Time on July 12, 2021; or

•
By virtually attending the Diamond S special meeting in person and voting through the virtual meeting website during the Diamond S special meeting following the instructions. Shareholders of record may vote shares held in their name by going to www.virtualshareholdermeeting.com/DSSI2021SM and using your 16-digit control number included on your proxy card, voting instruction form or notice you received.

If your shares are held by a bank, broker or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee. You must contact your bank, broker or other nominee to find out how to do so.
Assistance
If you need assistance with voting via the Internet, voting by telephone or completing your Diamond S proxy card, or have questions regarding the Diamond S special meeting, please contact Diamond S’ Investor Relations at (212) 517-0810 or Okapi Partners LLC at (212) 297-0720 or info@okapipartners.com.
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Diamond S special meeting. If you encounter any difficulties accessing the virtual Diamond S special meeting during check-in or the Diamond S special meeting itself, please call the technical support number that will be posted on the virtual meeting platform log-in page.
Your vote is very important regardless of the number of shares of Diamond S common stock that you own and the matters to be considered at the Diamond S special meeting are of great importance to the shareholders of Diamond S. Accordingly, you are urged to read and carefully consider the information contained in or incorporated by reference into this joint proxy statement/prospectus and submit your proxy via the Internet or by telephone or, if applicable, complete, date, sign and promptly return the enclosed Diamond S proxy card or voting instruction form in the enclosed postage-paid envelope. If you submit your proxy via the Internet or by telephone, you do not need to return the enclosed Diamond S proxy card.
Please vote your shares via the Internet or by telephone, or sign, date and return a Diamond S proxy card or voting instruction form promptly to ensure that your shares can be represented, even if you otherwise plan to attend the Diamond S special meeting virtually.

DIAMOND S PROPOSAL 1 — DIAMOND S MERGER AGREEMENT PROPOSAL
This proxy statement/prospectus is being furnished to Diamond S shareholders as part of the solicitation of proxies by the Diamond S Board for use at the Diamond S special meeting to consider and vote upon a proposal to authorize and approve the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus, and approve the transactions contemplated thereby, including the merger.
The Diamond S Board, after due and careful discussion and consideration, unanimously adopted, approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement and determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable and fair to, and in the best interests of, Diamond S and its shareholders.
Required Vote of Shareholders
The Diamond S Board accordingly unanimously recommends that Diamond S shareholders vote “FOR” the proposal to authorize and approve the merger agreement and approve the merger, as disclosed in this joint proxy statement/prospectus, particularly the related narrative disclosures in the sections of this joint proxy statement/prospectus entitled “The Merger” and “The Merger Agreement” and as attached as Annex A to this joint proxy statement/prospectus.
Approval of the Merger Proposal is a condition to completion of the merger.
The vote on the Merger Proposal is a vote separate and apart from the vote to approve either the Advisory Compensation Proposal or the Diamond S Adjournment Proposal. Accordingly, a Diamond S shareholder may vote to approve the Merger Proposal and vote not to approve the Advisory Compensation Proposal or the Diamond S Adjournment Proposal, and vice versa.
Approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Diamond S common stock entitled to vote on the authorization of the merger agreement at the Diamond S special meeting in favor of such authorization. A failure to vote, a broker non-vote or an abstention will have the same effect as a vote “AGAINST” the Merger Proposal.
Pursuant to the Capital Support Agreement, CMTC (which collectively with its affiliated entities beneficially owned approximately 6.9% of the outstanding shares of Diamond S common stock as of June  1, 2021), has agreed, subject to the terms and conditions thereof, to vote their shares of Diamond S common stock in favor of the Merger Proposal. For a more complete discussion of the Capital Support Agreement, please see “The Merger Agreement — Capital Support Agreement.”
Pursuant to the WL Ross Support Agreement, WL Ross & Co. LLC (which collectively with its affiliated entities beneficially owned approximately 22% of the outstanding shares of Diamond S common stock as of June 1, 2021), has agreed, subject to the terms and conditions thereof, to vote their shares of Diamond S common stock in favor of the Merger Proposal. For a more complete discussion of the WL Ross Support Agreement, please see “The Merger Agreement — WL Ross Support Agreement.”
THE DIAMOND S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE MERGER PROPOSAL

DIAMOND S PROPOSAL 2 — THE ADVISORY COMPENSATION PROPOSAL
Diamond S is asking its shareholders to approve, on an advisory (non-binding) basis, the compensation that will or may be paid to Diamond S’ named executive officers in connection with the merger. Because the vote on the Advisory Compensation Proposal is advisory only, it will not be binding on either Diamond S or INSW. Accordingly, if the Merger Proposal is approved and the merger is completed, the merger-related compensation will be payable to Diamond S’ named executive officers, subject only to the conditions applicable thereto, regardless of the outcome of the approval of the Advisory Compensation Proposal.
Required Vote of Shareholders
The Diamond S Board unanimously recommends that Diamond S shareholders vote “FOR” the proposal to approve the Advisory Compensation Proposal.
Approval of the Advisory Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of Diamond S common stock represented in person (via the virtual meeting website) or by proxy at the Diamond S special meeting and entitled to vote on the proposal at the Diamond S special meeting, assuming a quorum.
Accordingly, a failure to vote or a broker non-vote will have no effect on the outcome of the vote for the Advisory Compensation Proposal, whereas an abstention will have the same effect as a vote “AGAINST” the Advisory Compensation Proposal.
THE DIAMOND S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY COMPENSATION PROPOSAL

DIAMOND S PROPOSAL 3 — THE DIAMOND S ADJOURNMENT PROPOSAL
The Diamond S special meeting may be adjourned to another time and place, including, if necessary to permit solicitation of additional proxies if there are not sufficient votes to approve the Merger Proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to Diamond S shareholders.
Diamond S is asking its shareholders to authorize the holder of any proxy solicited by the Diamond S Board to vote in favor of any adjournment of the Diamond S special meeting to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to Diamond S shareholders.
Required Vote of Shareholders
The Diamond S Board unanimously recommends that Diamond S shareholders vote “FOR” the proposal to adjourn the Diamond S special meeting, if necessary.
The vote on the Diamond S Adjournment Proposal is a vote separate and apart from the vote to approve the Merger Proposal. Accordingly, a Diamond S shareholder may vote to approve the Merger Proposal and vote not to approve the Diamond S Adjournment Proposal, and vice versa.
Approval of the Diamond S Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Diamond S common stock represented in person (via the virtual meeting website) or by proxy at the Diamond S special meeting and entitled to vote on the proposal at the Diamond S special meeting. Accordingly, a failure to vote or a broker non-vote will have no effect on the outcome of the vote for the Diamond S Adjournment Proposal, whereas an abstention will have the same effect as a vote “AGAINST” the Diamond S Adjournment Proposal.
Pursuant to the Capital Support Agreement, CMTC (which collectively with its affiliated entities beneficially owned approximately 6.9% of the outstanding shares of Diamond S common stock as of June 1, 2021), has agreed, subject to the terms and conditions thereof, to vote their shares of Diamond S common stock in favor of the Diamond S Adjournment Proposal. For a more complete discussion of the Capital Support Agreement, please see “The Merger Agreement — Capital Support Agreement.”
Pursuant to the WL Ross Support Agreement, WL Ross & Co. LLC (which collectively with its affiliated entities beneficially owned approximately 22% of the outstanding shares of Diamond S common stock as of June 1, 2021), has agreed, subject to the terms and conditions thereof, to vote their shares of Diamond S common stock in favor of the Diamond S Adjournment Proposal. For a more complete discussion of the WL Ross Support Agreement, please see “The Merger Agreement — WL Ross Support Agreement.”
THE DIAMOND S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE DIAMOND S ADJOURNMENT PROPOSAL

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information of the combined company is presented to illustrate the proposed combination of INSW and Diamond S.
On March 30, 2021, INSW and the Merger Sub entered into a merger agreement with Diamond S, pursuant to which Merger Sub will merge with and into Diamond S, and Diamond S will continue as the surviving corporation as a wholly-owned subsidiary of INSW. Upon the closing of the merger, the shareholders of Diamond S will receive consideration in the form of INSW common stock (the “Transaction”).
The unaudited pro forma condensed combined balance sheet as of March 31, 2021 and unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and for the three months ended March 31, 2021 are based upon, derived from, and should be read in conjunction with the following: (i) the historical audited consolidated financial statements of INSW, which are available in INSW’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 12, 2021 and which is incorporated by reference in this joint proxy statement/prospectus, (ii) the historical audited consolidated financial statements of Diamond S, which are available in Diamond S’ Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 16, 2021 and which is incorporated by reference in this joint proxy statement/prospectus, (iii) the historical unaudited consolidated financial statements of INSW, which are available in INSW’s Form 10-Q for the quarter ended March 31, 2021, as filed with the SEC on May 6, 2021 and which is incorporated by reference in this joint proxy statement/prospectus, and (iv) the historical unaudited consolidated financial statements of Diamond S, which are available in Diamond S’ Form 10-Q for the quarter ended March 31, 2021, as filed with the SEC on May 10, 2021 and which is incorporated by reference in this joint proxy statement/prospectus.
The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaced the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or reasonably expected to occur (“Management’s Adjustments”). The combined company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined balance sheet gives effect to the combination as if it had been consummated on March 31, 2021 and the unaudited pro forma condensed combined statement of operations gives effect to the combination as if it had been consummated on January 1, 2020.
The unaudited pro forma condensed combined financial information is subject to the assumptions and adjustments described in the accompanying notes. The pro forma adjustments are based on available information and assumptions that the Company’s management believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.
The combination has been treated as an asset acquisition under the guidelines of Accounting Standard Codification (“ASC”) 805, Business Combinations, and Accounting Standard Update (“ASU”) 2017-01, Business Combinations (Topic 805), whereby all assets acquired and liabilities assumed are recorded at the cost of the acquisition, including transaction costs, on the basis of their relative fair values. For purposes of the pro forma condensed combined financial information, the fair values of Diamond S’ identifiable tangible and intangible assets acquired and liabilities assumed are based on a preliminary estimate of fair value. Occasionally, upon allocating the cost of the asset acquisition to the individual assets acquired and liabilities assumed based on their relative fair values under ASC 805, an acquiring entity may determine that the total cost of the acquisition may be less than the fair value of the identifiable net assets acquired. In this case the acquirer shall reassess whether it has correctly identified all of the assets acquired and all of the liabilities assumed and shall recognize any additional assets or liabilities that are identified in that review. If the fair value of the identifiable net assets still exceeds the cost of the acquisition, the excess of fair value over cost should be allocated on a relative fair value basis to all qualifying assets, which will result in recognizing qualifying assets at less than fair value and recognizing non-qualifying assets and the assumed liabilities at fair value. Certain current market-based assumptions were used that will be updated in the accounting for the Transaction upon its completion. INSW’s management believes that the estimated fair values utilized for the assets to be acquired and liabilities assumed for purposes of the pro forma condensed combined financial information, are based on reasonable estimates and assumptions. Preliminary fair value estimates may change as additional information becomes available and such changes could be material.
The unaudited pro forma condensed combined financial information is provided for illustrative and information purposes only and is not intended to represent or necessarily be indicative of the combined company’s results of operations or financial condition had the Transaction been completed on the dates indicated, nor do they purport to project our results of operations or financial condition for any future period or as of any future date. The unaudited pro forma condensed combined financial information does not include any expected cost savings or operating synergies, which may be realized subsequent to the combination. Moreover, the pro forma adjustments represent best estimates based upon the information available to date and are preliminary and subject to change after more detailed information is obtained.
This unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes as well as the above referenced historical consolidated financial statements of both INSW and Diamond S.

INTERNATIONAL SEAWAYS, INC.
PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2021
DOLLARS IN THOUSANDS
(UNAUDITED)
	INSW Historical	Diamond S Historical	Transaction Accounting Adjustments	Notes	Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$156,178	$75,824	$(82,745)	(1)	$149,257
Voyage receivables, net of allowance for credit losses
including unbilled amounts	46,102	41,048	2,900	(2)	90,050
Other receivables	7,469	—	—		7,469
Inventories	2,271	21,124	(6,513)	(3)	16,882
Prepaid expenses and other current assets	9,380	10,934	1,899	(2)	22,213
Restricted cash	—	6,267	—		6,267
Total Current Assets	221,400	155,197	(84,459)		292,138
Restricted cash	16,223	—	—		16,223
Vessels and other property, net	1,097,853	1,678,046	(656,422)	(4)	2,119,477
Deferred drydock expenditures, net	38,150	29,375	(29,375)	(4)	38,150
Operating lease right-of-use assets	19,157	—	5,509	(5)	24,666
Investments in and advances to affiliated companies	144,770	8,001	—		152,771
Long-term derivative assets	8,642	424	—		9,066
Time charter contracts acquired, net	—	1,633	5,933	(6)	7,566
Other assets	5,857	4,216	—		10,073
Total Assets	$1,552,052	$1,876,892	$(758,814)		$2,670,130
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$24,547	$32,261	$—		$56,808
Current portion of operating lease liabilities	7,781	—	843	(5)	8,624
Current installments of long-term debt	61,483	169,923	—		231,406
Current portion of derivative liabilities	3,916	510	—		4,426
Total Current Liabilities	97,727	202,694	843		301,264
Long-term operating lease liabilities	8,916	—	4,666	(5)	13,582
Long-term debt	459,451	476,060	11,636	(7)	947,147
Long-term portion of derivative liabilities	4,066	—	—		4,066
Other liabilities	14,129	—	—		14,129
Total Liabilities	584,289	678,754	17,145		1,280,188
Equity:
Capital	1,279,368	1,241,530	(843,508)	(8)	1,677,390
Accumulated deficit	(289,211)	(78,892)	78,892	(8)	(289,211)
	990,157	1,162,638	(764,616)		1,388,179
Accumulated other comprehensive loss	(22,394)	(86)	86	(8)	(22,394)
Total equity before noncontrolling interest	967,763	1,162,552	(764,530)		1,365,785
Noncontrolling interest	—	35,586	(11,429)	(9)	24,157
Total Equity	967,763	1,198,138	(775,959)		1,389,942
Total Liabilities and Equity	$1,552,052	$1,876,892	$(758,814)		$2,670,130
See accompanying notes to the unaudited pro forma condensed combined financial information.

INTERNATIONAL SEAWAYS, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS
(UNAUDITED)
	INSW Historical	Diamond S Historical	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Shipping Revenues:
Pool revenues, including revenues from companies
accounted for by the equity method	$272,980	$51,130	$—		$324,110
Time and bareboat charter revenues	88,719	79,397	(4,076)	(1)	164,040
Voyage charter revenues	59,949	465,383	(5,251)	(2)	520,081
	421,648	595,910	(9,327)		1,008,231
Operating Expenses:
Voyage expenses	19,643	188,581	(2,217)	(2)	206,007
Vessel expenses	128,373	171,193	462	(3)	300,028
Charter hire expenses	30,114	—	—		30,114
Depreciation and amortization	74,343	115,783	(57,431)	(4)	132,695
General and administrative	29,047	30,005	612	(5)	59,664
Transaction and other costs related to merger	—	—	45,515	(6)	45,515
Provision for credit losses, net	(71)	—	—		(71)
Third-party debt modification fees	232	—	—		232
Loss on disposal of vessels and other property, including impairments	100,087	29,551	—		129,638
Total operating expenses	381,768	535,113	(13,059)		903,822
Income from vessel operations	39,880	60,797	3,732		104,409
Equity in income of affiliated companies	4,119	—	—		4,119
Operating income	43,999	60,797	3,732		108,528
Other (expense)/income	(12,817)	341	—		(12,476)
Income before interest expense and income taxes	31,182	61,138	3,732		96,052
Interest expense	(36,712)	(34,742)	3,558	(7)	(67,896)
(Loss)/income before income taxes	(5,530)	26,396	7,290		28,156
Income tax (provision)/benefit	(1)	—	—		(1)
Net (loss)/income	(5,531)	26,396	7,290		28,155
Less: Net income attributable to noncontrolling interest	—	3,079	(1,087)	(8)	1,992
Net (loss)/income attributable to the combined company	$(5,531)	$23,317	$8,377		$26,163
Weighted Average Number of Common Shares Outstanding:
Basic	28,372,375		22,683,532		51,055,907
Diluted	28,372,375		22,683,532		51,055,907
Per Share Amounts:
Basic net (loss)/income per share	$(0.20)		$0.37		$0.51
Diluted net (loss)/income per share	$(0.20)		$0.37		$0.51
See accompanying notes to the unaudited pro forma condensed combined financial information.

INTERNATIONAL SEAWAYS, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2021
DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS
(UNAUDITED)
	INSW Historical	Diamond S Historical	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Shipping Revenues:
Pool revenues, including revenues from companies accounted for by the equity method	$24,659	$24,068	$—		$48,727
Time and bareboat charter revenues	14,698	14,851	(1,048)	(1)	28,501
Voyage charter revenues	7,399	48,801	894	(2)	57,094
	46,756	87,720	(154)		134,322
Operating Expenses:
Voyage expenses	1,587	33,050	852	(2)	35,489
Vessel expenses	26,327	41,962	(106)	(3)	68,183
Charter hire expenses	5,741	—	—		5,741
Depreciation and amortization	16,754	28,051	(14,074)	(4)	30,731
General and administrative	8,140	11,298	(4,726)	(5)	14,712
Transaction and other costs related to merger	—	—	—	(6)	—
Provision for credit losses, net	41	—	—		41
Loss on disposal of vessels and other property, including impairments	11	—	—		11
Total operating expenses	58,601	114,361	(18,054)		154,908
(Loss)/income from vessel operations	(11,845)	(26,641)	17,900		(20,586)
Equity in income of affiliated companies	5,468	—	—		5,468
Operating (loss)/income	(6,377)	(26,641)	17,900		(15,118)
Other income	292	2	—		294
(Loss)/income before interest expense and income taxes	(6,085)	(26,639)	17,900		(14,824)
Interest expense	(7,280)	(6,171)	895	(7)	(12,556)
(Loss)/income before income taxes	(13,365)	(32,810)	18,795		(27,380)
Income tax (provision)/benefit	—	—	—		—
Net (loss)/income	(13,365)	(32,810)	18,795		(27,380)
Less: Net income attributable to noncontrolling interest	—	832	(250)	(8)	582
Net (loss)/income attributable to the combined company	$(13,365)	$(33,642)	$19,045		$(27,962)
Weighted Average Number of Common Shares Outstanding:
Basic	28,023,815		22,683,532		50,707,347
Diluted	28,023,815		22,683,532		50,707,347
Per Share Amounts:
Basic net (loss)/income per share	$(0.48)		$0.84		$(0.55)
Diluted net (loss)/income per share	$(0.48)		$0.84		$(0.55)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1.   Description of Transaction
On March 30, 2021, INSW and Merger Sub, a wholly-owned subsidiary of INSW, entered into a merger agreement with Diamond S, pursuant to which Merger Sub will merge with and into Diamond S, and Diamond S will continue as the surviving corporation that will continue its corporate existence as a wholly-owned subsidiary of INSW. As a result of the merger, the combined company is expected to become the second largest publicly traded shipping company, with a combined fleet of 100 vessels, consisting of 61 product carriers and 37 crude tankers with an aggregate carrying capacity of approximately 10.4 million dwt and two Floating Storage and Offloading Service vessels owned in a joint venture. The merger will result in INSW shareholders owning approximately 55.75% of the issued and outstanding common stock of the combined company and Diamond S shareholders owning approximately 44.25% (based on the fully diluted issued and outstanding common stock of each of Diamond S and INSW as of March 30, 2021). The merger is subject to the approval of each of INSW and Diamond S shareholders, and the effectiveness of this registration statement on Form S-4 to register the additional INSW shares of common stock to be issued in the merger as the merger consideration. The merger is expected to close in the third quarter of 2021. Completion of the merger is also subject to the execution of certain definitive documents, customary closing conditions and regulatory approvals.
Pursuant to the Merger Agreement, the shareholders of Diamond S will receive at the time the Merger is completed an estimated 22,683,532 INSW shares as the merger consideration, which gives Diamond S shareholders the right to receive 0.55375 shares in INSW common stock for each share of Diamond S common stock issued and outstanding immediately prior to the effective time (based on the number of fully diluted Diamond S shares outstanding as of June 1, 2021). Immediately following the Closing of the merger, the estimated 22,683,532 new shares to be issued as the merger consideration will represent approximately 44.25% of the outstanding shares of the Combined Company on a pro forma basis. Prior to the effective time, INSW is permitted to pay a special dividend to its shareholders in an aggregate amount equal to $31.5 million. Payment of the special dividend will not result in a change to the base exchange ratio. The base exchange ratio is subject to an upward adjustment as further described in the merger agreement, to the extent that INSW sells any interest in the FSO Joint Venture prior to the effective time and pays a further special dividend to INSW shareholders from the proceeds of any such sale (up to a maximum of $25 million). The merger agreement provides that, at the effective time, the Diamond S restricted stock units (“RSU”) and restricted stock (“RS”) that are not vested and do not vest at the effective time will be assumed by INSW and will automatically convert into restricted stock units or restricted shares with respect to INSW common stock, on the same general terms and conditions under the applicable Diamond S plans and award agreements in effect immediately prior to the effective time, after giving effect to the exchange ratio and appropriate adjustments to reflect the consummation of the merger.
The merger values the entire issued and outstanding common stock of Diamond S, including RSUs and RS, at approximately $460.0 million based on a closing share price of $20.28 on June 1, 2021 (the latest practicable date used for preparation of the pro forma condensed combined financial information). Except as set forth above in connection with a sale of the FSO Joint Venture, the base exchange ratio will not change and therefore the value of the merger consideration received by shareholders of Diamond S will ultimately be based on the closing price of INSW common stock on the closing date of the merger, and could materially change.
INSW common stock is currently listed for trading on the NYSE under the trading symbol “INSW,” and Diamond S common stock is currently listed for trading on NYSE under the trading symbol “DSSI.” Following the closing of the merger, INSW common stock will continue to be listed on the NYSE and Diamond S common shares will be delisted from NYSE.
2.   Accounting Policies
During the preparation of this unaudited pro forma condensed combined financial information, management of INSW has performed a preliminary review and comparison of INSW’s U.S. GAAP accounting policies with those of Diamond S. For purposes of preparing the unaudited pro forma condensed combined financial information, both INSW’s and Diamond S’ historical audited consolidated financial statements were prepared under U.S. GAAP. The only differences in the application of U.S. GAAP are noted in 4.A and 5.A below. Adjustments have been made to Diamond S historical financial statements to conform its accounting policies to those adopted by INSW. The resulting pro forma condensed combined financial information has not been audited.
Following the consummation of the combination, management of the combined company will conduct a final review of Diamond S’ accounting policies in an effort to determine if further differences in accounting policies are identified that require further adjustment or reclassification of Diamond S’ statement of operations or reclassification of assets or liabilities to conform to INSW’s accounting policies and classifications, as required by acquisition accounting rules. As a result of that review, management may identify differences that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information as presented herein.
3.   Accounting for the Combination
Following the guidelines of ASC 805 and ASU 2017-01, the combination is accounted for identifying INSW as the accounting acquirer. The factors that were considered in determining that INSW should be treated as the accounting acquirer in the Transaction were the relative voting rights in the combined company and the composition of senior management and board of directors of the combined company. With respect to the relative voting rights in the combined company, after the completion of the merger, the current INSW shareholders and Diamond S shareholders will own approximately 55.75% and 44.25% of the combined company, respectively. In addition, following the Transaction, the senior management of INSW will remain in their current roles and lead the combined company and the board of directors of the combined company will be comprised of seven representatives designated by the board of directors of INSW and three representatives designated by the board of directors of Diamond S.
Based on the terms of the merger agreement, the combination was determined to not meet the requirements of a business combination under ASU 2017-01. The combination consists of acquiring vessels and associated assets and liabilities, which are concentrated in a group of similar identifiable assets, and therefore not considered a business. As of March 31, 2021, approximately 93% of Diamond S’ total assets acquired and liabilities assumed, exclusive of cash, were comprised of similar vessels with similar risk characteristics. As a result, the Transaction is expected to be accounted for as an asset acquisition, which values the acquired assets and liabilities at the cost of the acquisition, including transaction costs, on the basis of their relative fair values.
The following represents the preliminary merger consideration of the Transaction:
(Dollars in thousands, except per share data)	Amounts
Diamond S issued and outstanding shares as of March 31, 2021	40,596,182	(a)
Post March 2021 issuance of Diamond S RS and vesting of RSUs, net of forfeitures	14,489	(b)
Estimated Diamond S unvested RSUs at closing date	352,817	(b)
Estimated Diamond S outstanding shares pro forma for closing date	40,963,488
Exchange ratio	0.55375
INSW common stock to be issued to Diamond S shareholders	22,683,532
Closing price per share on June 1, 2021	$20.28
Consideration transferred	$460,022
Consideration transferred not related to net asset value acquired	$30,500	(c)
Consideration transferred related to net asset value acquired	$429,522	(d)

(a)
Includes 621,822 issued and outstanding restricted shares that are unvested as of March 31, 2021. Subsequent to March 31, 2021, a total of 208,034 restricted shares vested, 2,140 were forfeited and 15,902 restricted shares were granted to members of Diamond S’ board of directors.

(b)
Diamond S granted RSUs and RS to certain executives, employees, and members of their board of directors. As noted in Note 1 above, the merger agreement provides that the unvested Diamond S restricted stock units and restricted stock that are outstanding at the effective time will be assumed by INSW and replaced with restricted stock units or restricted shares with respect to INSW common stock, after giving effect to the exchange ratio and appropriate adjustments to reflect the consummation of the merger. However, for purposes of the pro forma condensed combined financial information, it is assumed that these RSUs and RS totaling 352,817 and 427,550, respectively, will vest and convert into common shares immediately prior to the effective time. Accordingly, these have been included as part of the estimated Closing Date share count. 274,724 out of the 352,817 unvested RSUs are performance based RSUs, which are estimated based on a payout of 100% for purposes of the pro forma condensed combined financial information.
(c)
ASC 805 requires an evaluation of all consideration transferred by the acquirer to identify the inclusion of any payments that might be related to goods and services that are separate from the combination. Pursuant to the merger agreement, Diamond S' management services agreements with CSMC will be terminated, with the vessels under management by CSMC expected to be re-delivered to the combined company during the remainder of 2021. The estimated termination fee to CSMC is approximately $30.5 million. As INSW is the recipient of the future economic benefits of such restructuring activities, such termination fee is deemed to be a cost incurred by the acquiree on behalf of the acquirer and is considered as part of the consideration transferred that is not related to the fair value of the acquired net asset. As a result, consideration transferred allocated to net asset value acquired is reduced by such amount.

(d)
Includes $25.1 million consideration paid for 51% of the net assets of a joint venture, as discussed in 4.B(9) below.

The pro forma condensed combined financial information reflects the following fair values of tangible and intangible assets acquired and liabilities assumed based on management’s preliminary valuation as of March 31, 2021. The final valuation at closing of the merger may result in different fair values from that presented in the pro forma condensed combined balance sheet:
(Dollars in thousands)	Book Value	Transaction Accounting and Fair Value Adjustments		Fair Value
Vessels, deferred drydock expenditures and other property, net	$1,707,421	$(398,571)	(a)	$1,308,850
Cash	75,824	(44,304)	(b)	31,520
Other current assets	79,373	(1,714)	(b)	77,659
Advances to Norient pool	8,001			8,001
Time charter contracts acquired, net	1,633	5,933	(c)	7,566
Other noncurrent assets	4,640			4,640
Accounts payable, accrued expenses and other current liabilities	(32,261)			(32,261)
Current and noncurrent debt	(645,983)	(11,636)	(d)	(657,619)
Derivative liabilities	(510)			(510)
Noncontrolling interests	(35,586)	11,429	(e)	(24,157)
Net asset value acquired	$1,162,552	$(438,863)		$723,689
Consideration transferred				$429,522
Excess of net asset value acquired over consideration transferred				$294,167

(a)
The carrying value of the vessels acquired are adjusted to fair value in accordance with ASC 820, Fair Value Measurement, using the latest valuations obtained from third-party vessel appraisals as of

December 31, 2020. Other property consisting of software and office furniture and equipment with a carrying value of $0.3 million at March 31, 2021, are assumed to have a fair value of zero for the purposes of this calculation.
(b)
Represents transaction accounting adjustments to cash and cash equivalents, voyage receivables, inventories and prepaid expenses and other current assets as discussed below in 4.B.

(c)
The carrying value of the above-market time charter contracts acquired are revalued to their estimated fair value as of March 31, 2021, taking into consideration the differential between the stated time charter rates and the contracts’ fair value at the time of the acquisition.

(d)
Unamortized deferred financing costs were eliminated as part of the fair value measurement of debt assumed.

(e)
The carrying value of the noncontrolling interest acquired is revalued based on its proportionate share of the fair value of its net assets as discussed below in 4.B.(9).

For purposes of the pro forma condensed combined financial information, the fair value of Diamond S’ identifiable tangible and intangible assets acquired and liabilities assumed are based on a preliminary estimate of fair value and such fair value estimate is in excess of the consideration amount. INSW’s management has reassessed whether INSW correctly identified all of the assets acquired and all of the liabilities assumed and determined that such fair value estimate remains in excess of the consideration amount. As the combination is accounted for as an asset acquisition, such excess of the fair value of net asset value acquired over consideration transferred is allocated on a relative fair value basis to all qualifying assets. The calculation of such excess of the fair value of net asset value acquired over consideration transferred will ultimately be based on the Closing Date share price of INSW’s common stock, which could materially change the calculation of the excess of the net asset value acquired over consideration transferred.
The fair value of assets acquired and liabilities assumed will be determined in accordance with ASC 820. As of March 31, 2021, approximately 93% of Diamond S’ total assets acquired and liabilities assumed, exclusive of cash, were comprised of vessels. Upon closing of the merger, the acquired vessel fair values which will be based on their then estimated market values obtained from third-party vessel appraisals, will be adjusted by the estimated transaction costs incurred directly by INSW, which mainly consist of legal, advisory and other professional fees, and reduced by an allocation of the excess of the net asset value acquired over consideration transferred, because the combination is expected to be accounted for as an asset acquisition. The following table provides sensitivities to changes in the fair value of the vessels to be acquired.
(Dollars in thousands)	Valuation	Excess of the fair value of net asset value acquired over consideration transferred	Recognized cost of vessels acquired	Adjustment to depreciation for the year ended December 31, 2020	Adjustment to depreciation for the three months ended March 31, 2021
Valuations as of December 31, 2020	$1,308,850	$294,167	$1,025,601	$(57,431)	$(14,074)
Increase of 5%	1,374,293	359,610	1,025,601	(57,431)	(14,074)
Decrease of 5%	1,243,408	228,725	1,025,601	(57,431)	(14,074)
For purposes of the pro forma information, the closing stock price of INSW on June 1, 2021 (the latest practicable date used for preparation of the pro forma condensed combined financial information) of $20.28 has been used and compared with net asset acquired as of March 31, 2021, which we have estimated to be $723.7 million. The following table provides sensitivities to changes in the merger consideration due to changes in INSW’s share price on the closing date.

(Dollars in thousands)	Price per INSW share	Total consideration transferred	Excess of the fair value of net asset value acquired over consideration transferred	Adjustment to depreciation for the year ended December 31, 2020	Adjustment to depreciation for the three months ended March 31, 2021
June 1, 2021	$20.28	$429,522	$294,167	$(57,431)	$(14,074)
Increase of 20%	24.34	521,526	202,163	(51,536)	(12,601)
Decrease of 20%	16.22	337,518	386,171	(63,325)	(15,548)
Furthermore, as of March 31, 2021, 95% of Diamond S’ total liabilities consisted of secured indebtedness. The fair value of such arrangements will be determined using the income approach, which will take into consideration the future cash flows that a market participant would expect to receive from holding the liability as an asset. In applying this approach, an estimate will be made for the effective cost of financing that could be obtained in the market at or near the closing date of the merger. This estimate will consider the terms of recently executed credit facilities in addition to INSW’s assessment of prevailing market conditions for financing arrangements under similar terms, conditions and Diamond S’ creditworthiness.
4.   Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments as of March 31, 2021
A.
Conforming Accounting Policies

While both INSW and Diamond S prepared historical financial statements in accordance with U.S. GAAP, INSW has adopted ASC 842, Leases, and ASC 326, Financial Instruments  —  Credit Losses, for the reporting period commencing January 1, 2019 and January 1, 2020, respectively. As an emerging growth company, Diamond S has not adopted ASC 842 or ASC 326.
For a voyage charter that contains a lease component, the Company recognizes revenue and expenses based on a lease commencement-to-discharge basis and the lease commencement date is the latter of discharge of the previous cargo or voyage charter contract signing. For voyage charters that do not have a lease component, the Company recognizes revenue and expenses based on a load-to-discharge basis. Diamond S recognizes revenue and expenses based on a load-to-discharge basis for all voyage charters. In addition, for voyage charters that contain a lease component, the Company expenses fuel costs as incurred whereas Diamond S defers fuel costs incurred prior to the commencement of the voyage. Transaction accounting adjustments have been made to reflect the net changes in the amount of voyage charter revenues and voyage expenses during the year ended December 31, 2020 and during the three months ended March 31, 2021 and the changes to the balances of voyage receivables and prepaid expenses and other current assets as of March 31, 2021. In relation to the lease for Diamond S’ headquarters office space, adjustments have been made to recognize operating lease right-of-use assets and corresponding current and long-term operating lease liabilities associated with the office lease.
The effect of the adoption of ASC 326 was determined to be insignificant for purposes of the pro forma condensed combined financial information as Diamond S’ voyage receivables are operating lease receivables due from charterers, which are not in the scope of ASC 326.
In addition, Diamond S capitalizes lube oil inventory when purchased and expenses the inventory as it is consumed. INSW has an accounting policy to expense lube oil inventory when purchased. Transaction accounting adjustments have been made to reflect the net changes in the amount of vessel expenses during the year ended December 31, 2020 and during the three months ended March 31, 2021 and eliminate the balance of lube oil inventory from the March 31, 2021 pro forma condensed combined balance sheet.

B.
Pro Forma Adjustments

(1)   Cash and cash equivalents
The decrease in cash and cash equivalents of $82.7 million is composed of the following:
(Dollars in thousands)	Amounts
Special cash dividend	$(31,500)	(a)
Transaction costs paid by cash	(17,079)	(b)
Management services termination fee	(30,500)	(c)
Other costs related to the merger	(3,666)	(d)
	$(82,745)

(a)
Immediately prior to the closing of the Transaction, existing INSW shareholders will receive a special cash dividend in an aggregate amount equal to $31.5 million.

(b)
Total transaction costs are estimated to be approximately $25.9 million, which includes $10.9 million of INSW’s transaction costs directly related to the asset acquisition as discussed in 4.B.(4) below and $15.0 million of similar costs incurred by Diamond S which includes debt consent fees as discussed in 4.B.(7) below. The actual transaction costs incurred could differ materially from this estimate. Approximately $8.8 million of such costs are included in the accounts payable, accrued expenses and other current liabilities line of the historical March 31, 2021 balance sheets of INSW and Diamond S, respectively. Accordingly, only the balance of $17.1 million is reflected as a pro forma adjustment to the historical March 31, 2021 cash balance.

(c)
The estimated termination fee to CSMC of approximately $30.5 million is included in the pro forma condensed combined balance sheet, and condensed combined statement of operations as a nonrecurring cost.

(d)
Represents the insurance premium for the tail policy to Diamond S’ current directors and officers liability insurance policy to cover potential claims arising from facts or events occurring at or prior to the effective date (the “D&O Insurance”). Pursuant to the merger agreement, such policy shall be maintained by the combined company for an aggregate period of six years from the closing date.

(2)   Voyage receivables and prepaid expenses and other current assets
The increase in voyage receivables of $2.9 million and the decrease in prepaid expenses and other current assets of $1.8 million represents adjustments made to reflect the application of ASC 842 to Diamond S’ voyage charters as discussed above in 4.A.
In addition, prepaid expenses and other current assets includes a $3.7 million D&O Insurance premium as discussed above in (1).
(3)   Inventories
The decrease in inventory of $6.5 million represents adjustment made to Diamond S’ historical March 31, 2021 balance sheet to eliminate the lube oil inventory balance as discussed above in 4.A.
(4)   Vessels and other property and deferred drydock expenditures
The $1.0 billion balance of acquired vessel values as of March 31, 2021, is comprised of the estimated fair value of the vessels of $1.3 billion, which is based on the market values obtained from third-party vessel appraisals as of December 31, 2020, the estimated transaction costs to be incurred directly by INSW of $10.9 million, which mainly consist of legal, advisory and other professional fees, reduced by a $294.2 million allocation of the excess of the net asset value acquired over consideration transferred to the fair value of vessels acquired because the combination is expected to be accounted for as an asset acquisition. Deferred drydock expenditures are taken into consideration in the vessel appraisals obtained to determine the market values of the vessels acquired and are therefore eliminated for purposes of the pro forma condensed combined financial information.

(5)   Operating lease right-of-use assets and liabilities
The operating lease right-of-use asset of $5.5 million and the corresponding current and long-term operating lease liabilities of $0.8 million and $4.7 million, respectively, relate to Diamond S’ headquarters office lease expiring July 2026, and have been reflected in the pro forma condensed combined balance sheet in order to reflect the application of ASC 842.
(6)   Time charter contracts acquired, net
In accordance with ASC 820, the above market time charter contracts are recorded at estimated fair value at the time of acquisition. For purposes of the unaudited pro forma condensed combined financial information, the Company estimates $7.6 million to be the value of above market time charter contracts (assets), which were in existence as of March 31, 2021, at the Closing Date. The fair value estimate takes into consideration future cash flows under the time charters compared to estimated future market-based charter rates, using a discounted cash flow model.
(7)   Long-term debt
All unamortized deferred financing costs associated with existing financing arrangements of Diamond S of $11.6 million were eliminated as part of the fair value measurement. The preliminary cost allocation estimates the fair value of Diamond S’ secured borrowings, all of which will be assumed as part of the merger. Fair value was measured using the income approach, which takes into account the future cash flows that a market participant would expect to receive from holding the liability as an asset. The carrying amount of the variable rate borrowings under the secured debt facilities as of March 31, 2021 approximates the fair value estimated based on current market rates and an appropriate credit spread. The credit spread is estimated as the margin over LIBOR in Diamond S’ recently entered secured debt facilities, which varies from 2.5% to 3.25%, and represents INSW management’s best estimate of such credit spreads. Accordingly, no fair value adjustment has yet been made for purposes of the pro forma condensed combined balance sheet.
In connection with and as a condition to the consummation of the merger, lenders under Diamond S’ existing credit facilities, have agreed, among other things, to consent to the merger and waive any event of default that would arise as a result of the merger. Lenders under Diamond S’ $360 Million Facility and $525 Million Facility also agreed to enter into amended and restated credit agreements to amend the terms of such credit facilities to more closely mirror the representations, warranties and covenants of INSW’s credit facilities and to include INSW as a credit party. In addition, INSW agreed to provide a guaranty of Diamond S’ obligations under the amended and restated debt agreements. The amended and restated credit agreements were entered into on May 27, 2021. The non-refundable consent fees due and payable by Diamond S on the merger effective date along with legal costs associated with obtaining these consents are estimated to approximate $2.6 million. The consent fees and legal costs associated with obtaining the consents, which are included in the pro forma condensed combined statement of operations are nonrecurring costs.
(8)   Equity
The following increases/(decreases) have been made to total equity before noncontrolling interest:
(Dollars in thousands)	Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Equity
Pro forma condensed combined balance sheet adjustments:
Cost of net assets acquired	$429,522	$—	$—	$429,522
Elimination of Diamond S historic equity balances	(1,241,530)	78,892	86	(1,162,552)
Special cash dividend to INSW shareholders	(31,500)	—	—	(31,500)
	$(843,508)	$78,892	$86	$(764,530)

(9)   Noncontrolling Interest
Diamond S owns two 2016-built Suezmaxes through a joint venture, NT Suez Holdco LLC (“NT Suez”), which is owned 51% by Diamond S and 49% by WLR/TRF Shipping S.a.r.l (“WLR/TRF”). WLR/TRF is indirectly owned by funds managed or jointly managed by WL Ross & Co, LLC (“WLR”), including WLR Recovery Fund V DSS AIV, L.P. and WLR V Parallel ESC, L.P., which are also shareholders of Diamond S. WLR is a fund manager that manages Diamond S’ largest shareholders. Management has determined that NT Suez qualifies as a VIE, and, when aggregating the variable interests held by the related parties (i.e., Diamond S and WLR/TRF), Diamond S is the primary beneficiary as it has the ability to direct the activities that most significantly impact NT Suez’s economic performance. Accordingly, Diamond S consolidates NT Suez. The carrying value of the noncontrolling interest acquired is revalued based on its proportionate share of the fair value of its net assets as of March 31, 2021:
(Dollars in thousands)	Fair Value
Vessels	$89,750
Time charter contracts	5,873
Debt	(46,323)
Net amount of VIE's identifiable assets and liabilities	$49,300
Non controlling interest %	49%
Fair value of non controlling interest	$24,157
5.   Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments for the Year Ended December 31, 2020 and for the three months ended March 31, 2021
A.
Conforming Accounting Policies

While both INSW and Diamond S prepared historical financial statements in accordance with U.S. GAAP, INSW has adopted ASC 842, Leases, and ASC 326, Financial Instruments  —  Credit Losses, for the reporting period commencing January 1, 2019 and January 1, 2020, respectively. As an emerging growth company, Diamond S has not adopted ASC 842 or ASC 326.
For a voyage charter that contains a lease component, the Company recognizes revenue and expenses based on a lease commencement-to-discharge basis and the lease commencement date is the latter of discharge of the previous cargo or voyage charter contract signing. For voyage charters that do not have a lease component, the Company recognizes revenue and expenses based on a load-to-discharge basis. Diamond S recognizes revenue and expenses based on a load-to-discharge basis for all voyage charters. In addition, for voyage charters that contain a lease component, the Company expenses fuel costs as incurred whereas Diamond S defers fuel costs incurred prior to the commencement of the voyage. Transaction accounting adjustments have been made to reflect the net changes in the amount of voyage charter revenues and voyage expenses during the year ended December 31, 2020 and during the three months ended March 31, 2021 and the changes to the balances of voyage receivables and prepaid expenses and other current assets as of March 31, 2021. In relation to the lease for Diamond S’ headquarters office space, adjustments have been made to recognize operating lease right-of-use assets and corresponding current and long-term operating lease liabilities associated with the office lease.
The effect of adoption of ASC 326 was determined to be insignificant for purposes of the pro forma condensed combined financial information as Diamond S’ voyage receivables are operating lease receivables due from charterers, which are not in the scope of ASC 326.
In addition, Diamond S capitalizes lube oil inventory when purchased and expenses the inventory as it is consumed. INSW has an accounting policy to expense lube oil inventory when purchased. Transaction accounting adjustments have been made to reflect the net changes in the amount of vessel expenses during the year ended December 31, 2020 and during the three months ended March 31, 2021 and eliminate the balance of lube oil inventory from the March 31, 2021 pro forma condensed combined balance sheet.

B.
Pro Forma Adjustments

(1)   Time and bareboat charter revenues
For the year ended December 31, 2020, time and bareboat charter revenues have been decreased by $4.1 million to eliminate Diamond S’ historical amortization of time charter contracts acquired of $2.8 million and amortize the revalued asset for time charter contracts acquired of $6.9 million, as noted above in “4.B.(5) Time charter contracts acquired, net,” amortized over the remaining terms of the applicable time charter contracts.
For the three months ended March 31, 2021, time and bareboat charter revenues have been decreased by $1.0 million to eliminate Diamond S’ historical amortization of time charter contracts acquired of $0.6 million and amortize the revalued asset for time charter contracts acquired of $1.6 million.
(2)   Voyage charter revenues and voyage expenses
For the year ended December 31, 2020, the decrease in voyage charter revenues of $5.3 million, and the decrease in voyage expenses of $2.2 million represent the net adjustments made to conform Diamond S’ revenue and expense recognition policy for voyage charters to that of the Company as discussed above in 5.A.
For the three months ended March 31, 2021, such adjustments resulted in an increase of $0.9 million in voyage charter revenues and voyage expenses, respectively.
(3)   Vessel expenses
The increase in vessel expenses of $0.5 million for the year ended December 31, 2020 and the decrease in vessel expenses of $0.1 million for the three months ended March 31, 2021 represent the net adjustments made to conform Diamond S’ lube oil expense recognition policy to that of the Company as discussed above in 5.A.
(4)   Depreciation and amortization
For the year ended December 31, 2020, depreciation and amortization expense has been reduced by $57.4 million as a result of the fair value adjustment to the carrying value of the vessels acquired as of January 1, 2020 as part of the preliminary accounting for the asset acquisition. Consistent with INSW’s and Diamond S’ accounting policies, depreciation is calculated on a straight-line basis over the anticipated remaining useful life of 25 years from each vessel’s date of delivery down to the vessel’s estimated salvage value, using the vessel’s lightweight tonnage multiplied by an estimated scrap steel price of $300 per ton.
For the three months ended March 31, 2021, such adjustment amounted to $14.1 million.
(5)   General and administrative
Amortization of the D&O Insurance policy as discussed in Note 4.B.(1) above amounted to $0.6 million and $0.2 million, respectively, for the year ended December 31, 2020 and for the three months ended March 31, 2021.
For purposes of the pro forma condensed combined financial information, the $4.9 million transaction costs recorded in general and administrative line of Diamond S’ historical statement of operations for the three months ended March 31, 2021 were eliminated in the pro forma condensed combined statement of operations for the three months ended March 31, 2021 as such costs were included in the transaction and other costs related to merger line of the pro forma condensed combined statement of operations for the year ended December 31, 2020.

(6)   Transaction and other costs related to merger
As discussed in Note 4.B.(1) above, the following costs, that are directly related to the Transaction and other costs not related to the accounting for the Transaction but that are incurred only as a result of the Transaction are not expected to recur:
(Dollars in thousands)	For the Year ended December 31, 2020	For the Three Months ended March 31, 2021
Transaction costs paid by cash	$15,015	$—
Management services termination fee	30,500	—
	$45,515	$—
(7)   Interest expense
Unamortized deferred financing costs relating to Diamond S’ debt facilities were eliminated and reflected in the fair value assessment of the debt. Diamond S recognized $3.6 million and $0.9 million as amortization expense in connection with these deferred financing costs during the year ended December 31, 2020 and during the three months ended March 31, 2021, respectively, which were eliminated for purposes of the pro forma condensed combined financial information.
(8)   Net income attributable to noncontrolling interest
The adjustments to (increase)/decrease net income attributable to the noncontrolling interest in NT Suez are as follows:
(Dollars in thousands)	For the Year ended December 31, 2020	For the Three Months ended March 31, 2021
Pro forma condensed combined statement of operations adjustments:
Depreciation and amortization	$(960)	(234)
Interest expense – amortization of deferred financing costs	(119)	(30)
Time and bareboat charter revenues – amortization of fair value adjustments of time charter contracts	2,166	514
	$1,087	250
6.   Net Income/(Loss) Per Share
The unaudited pro forma condensed combined basic and diluted earnings per share calculations are based on the aggregate basic and diluted weighted average shares of the combined company. The pro forma basic and diluted weighted average shares outstanding are determined using the exchange ratio stated in the merger agreement of 0.55375 share of INSW common stock per Diamond S common share issued and outstanding immediately prior to the effective time.
The weighted average numbers of common shares outstanding were calculated as follows:
	For the Year ended December 31, 2020	For the Three Months ended March 31, 2021
Weighted average number of common shares – historical	28,372,375	28,023,815
Pro forma number of common shares issued to Diamond S shareholders	22,683,532	22,683,532
Pro forma weighted average number of common shares – basic	51,055,907	50,707,347

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
The following is a general discussion of material U.S. federal income tax consequences of the merger to U.S. Holders (as defined below) of Diamond S common stock. This discussion applies only to U.S. Holders who hold their Diamond S common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, judicial interpretations thereof and administrative authorities, rulings and decisions, each as in effect as of the date hereof, all of which are subject to change or differing interpretations, possibly with retroactive effect, and any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth herein. This discussion assumes that the merger will be completed in accordance with the merger agreement and as further described herein. This discussion does not address any considerations under U.S. federal tax laws other than those pertaining to the income tax, nor does it address any considerations with respect to the Medicare tax on net investment income or any state, local or non-U.S. tax laws. Furthermore, it does not address any tax consequences to holders who are not U.S. Holders.
For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of Diamond S common stock that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Diamond S common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. An entity or arrangement treated as a partnership for U.S. federal income tax purposes and any partners in such partnership should consult their own tax advisors regarding the tax consequences of the merger to them.
This discussion is for general information only and does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular U.S. Holders of Diamond S common stock in light of their particular facts and circumstances and does not apply to U.S. Holders of Diamond S common stock that are subject to special rules under the U.S. federal income tax laws (including, for example, banks or other financial institutions, dealers in stocks and securities, commodities or currencies, traders in securities that elect to apply a mark-to-market method of accounting, insurance companies, mutual funds, tax-exempt entities, entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (and investors therein), subchapter S corporations (and investors therein), retirement plans, individual retirement accounts or other tax-deferred accounts, real estate investment trusts, regulated investment companies, persons liable for the alternative minimum tax, persons subject to special timing rules under Section 451(b) of the Code, certain former citizens or former long-term residents of the United States, U.S. Holders having a functional currency other than the U.S. dollar, and U.S. Holders who hold their Diamond S common stock as part of a hedge, straddle, constructive sale, conversion transaction or other integrated transaction). In addition, this discussion does not address the consequences of the merger to U.S. Holders of Diamond S common stock who actually or constructively own 5% or more by vote or value of Diamond S common stock (immediately prior to the merger) or of INSW common stock (immediately after the merger), or U.S. Holders who acquired their Diamond S common stock through the exercise of an employee option or otherwise as compensation or through a tax-qualified retirement plan.
HOLDERS OF DIAMOND S COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, U.S. STATE OR LOCAL OR NON-U.S. TAX LAWS OR ANY APPLICABLE TAX TREATY.

Qualification of the Merger for the Intended Tax Treatment
It is intended that, for U.S. federal income tax purposes, (i) the merger qualifies as a “reorganization” under Section 368(a) of the Code and (ii) the merger not result in the recognition of gain under Section 367(a)(1) of the Code (other than, in certain circumstances, a transfer by a holder of Diamond S common stock that is a United States person (as defined in Section 7701 of the Code) and that holds 5% or more by vote or by value (within the meaning of Treasury Regulations Section 1.367(a)-3(b)(1)(i)) of the INSW common stock outstanding immediately following the merger).
The completion of the merger is not conditioned upon the receipt of an opinion of counsel to the effect that the merger qualifies for the Intended Tax Treatment. In addition, neither Diamond S nor INSW intends to request a ruling from the IRS regarding the U.S. federal income tax consequences of the merger. Accordingly, no assurance can be given that the IRS will not challenge the Intended Tax Treatment or that a court would not sustain such a challenge.
U.S. Federal Income Tax Consequences of the Merger to U.S. Holders of Diamond S Common Stock if the Merger Does not Qualify for the Intended Tax Treatment
If the merger fails to qualify for the Intended Tax Treatment, a U.S. Holder of Diamond S common stock would generally recognize gain or loss in an amount equal to the difference, if any, between (i) the fair market value of the INSW common stock and cash, if any, received by such holder in the merger, and (ii) such holder’s tax basis in the Diamond S common stock surrendered. Gain or loss must be calculated separately for each block of Diamond S common stock exchanged by such U.S. Holder if such blocks were acquired at different times or at different prices. Any gain or loss so recognized with respect to a particular block of Diamond S common stock generally would be long-term capital gain or loss if the U.S. Holder’s holding period in such block of Diamond S common stock exceeds one year at the Effective Time. Long-term capital gain of non-corporate U.S. Holders (including individuals) currently is eligible for preferential U.S. federal income tax rates. The deductibility of capital losses is subject to limitations. If the merger fails to qualify for the Intended Tax Treatment, a U.S. Holder’s holding period in INSW common stock received in the merger would begin on the day following the merger.
U.S. Federal Income Tax Consequences of the Merger to U.S. Holders of Diamond S Common Stock if the Merger Qualifies for the Intended Tax Treatment
If the merger qualifies for the Intended Tax Treatment, the U.S. federal income tax consequences of the merger to U.S. Holders of Diamond S common stock generally should be as follows:
•
a U.S. Holder of Diamond S common stock who exchanges Diamond S common stock for INSW common stock pursuant to the merger generally should not recognize gain or loss, except with respect to cash received in lieu of a fractional share of INSW common stock (as discussed below);

•
a U.S. Holder of Diamond S common stock should have an aggregate tax basis in the INSW common stock received in the merger (including any fractional shares deemed received and redeemed for cash as described below) equal to the aggregate adjusted tax basis in the Diamond S common stock surrendered in the merger; and

•
a U.S. Holder of Diamond S common stock should have a holding period for the INSW common stock received in the merger (including any fractional shares deemed received and redeemed for cash as described below) that includes the holding period of the Diamond S common stock surrendered in the merger.

If a U.S. Holder acquired different blocks of Diamond S common stock at different times or at different prices, the INSW common stock such holder receives will be allocated pro rata to each block of Diamond S common stock exchanged for such INSW common stock, and the basis and holding period of each block of INSW common stock received will be determined on a block-for-block basis depending on the basis and holding period of the blocks of Diamond S common stock exchanged for such INSW common stock.
Each U.S. Holder of Diamond S common stock who receives cash in lieu of a fractional share of INSW common stock generally will be treated as having received such fractional share of INSW common stock pursuant to the merger and then as having sold such fractional share for cash. Any such holder will recognize gain or loss equal to the difference between the amount of cash received and the basis in the holder’s fractional share of INSW common stock (as set forth above). Such gain or loss generally will be long-term capital gain or loss if, as of the Effective Time, the holding period for such fractional share of INSW common stock (as described above) exceeds one year. Long-term capital gain of non-corporate U.S. Holders (including individuals) currently is eligible for preferential U.S. federal income tax rates. The deductibility of capital losses is subject to limitations.
Notwithstanding the above, although Diamond S does not believe it is currently a “passive foreign investment company” within the meaning of Section 1297 of the Code for U.S. federal income tax purposes, if Diamond S is now or previously was for any year a PFIC, the merger may in certain circumstances be taxable to U.S. Holders of Diamond S common stock who owned equity interests in Diamond S while Diamond S was a PFIC even if the merger qualifies for the Intended Tax Treatment. U.S. Holders of Diamond S common stock who believe they may have held equity interests of Diamond S while it was a PFIC are urged to consult with their own tax advisors regarding the consequences to them of the merger.
Information Reporting and Backup Withholding
In addition, a U.S. Holder generally would be subject to information reporting and would, under certain circumstances, be subject to backup withholding (currently at a rate of 24%) with respect to the INSW common stock and cash received in the merger, unless such holder properly establishes an exemption or provides, on a properly completed IRS Form W-9, its correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules can be refunded or credited against the holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

DESCRIPTION OF INSW CAPITAL STOCK
The following description of the INSW common stock is not complete and may not contain all the information you should consider before investing in INSW common stock. This description is a summary of certain provisions contained in, and is qualified in its entirety by reference to, INSW’s amended and restated articles of incorporation and INSW’s amended and restated by-laws.
Authorized Capitalization
INSW authorized capital stock consists of (a) 100,000,000 authorized shares of common stock, no par value, and (b) 10,000,000 shares of preferred stock, no par value (the “preferred stock”).
As of June 1, 2021, there were 28,087,011 shares of INSW common stock outstanding and no shares of preferred stock outstanding. No shares of INSW common stock were held in treasury by INSW.
INSW Common Stock
The holders of INSW common stock are entitled to dividends as the INSW Board may declare from time to time from legally available funds, based on the number of shares of INSW common stock then held of record by such holder, subject to the preferential rights of the holders of any shares of preferred stock that INSW may issue in the future. The holders of INSW common stock are entitled to one vote per share.
INSW’s amended and restated articles of incorporation do not provide for cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of INSW common stock can elect all of the directors standing for election, and the holders of the remaining shares are not able to elect any directors. INSW’s amended and restated by-laws provide that directors will be elected by a majority of the shares voting once a quorum is present.
Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of INSW common stock are entitled to share, on a pro rata basis, all assets remaining after payment to claimants and creditors and subject to prior distribution rights of any shares of preferred stock that INSW may issue in the future. All of the outstanding shares of INSW common stock are fully paid and non-assessable. Holders of INSW common stock have no preemptive rights, conversion rights or other subscription rights as set out in INSW’s amended and restated articles of incorporation, and there are no redemption or sinking fund provisions applicable to INSW common stock. The rights, preferences and privileges of holders of INSW common stock are subject to, and may be impacted by, the rights of the holders of shares of any series of preferred stock that INSW may designate and issue in the future.
As of March 30, 2021, there were approximately 39 holders of record of INSW common stock, including Cede & Co., as nominee for the Depository Trust Company, or DTC.
INSW Preferred Stock
INSW’s amended and restated articles of incorporation authorizes the INSW Board or a committee of the INSW Board to cause preferred stock to be issued in one or more series, without stockholder action. INSW is authorized to issue up to 10,000,000 shares of preferred stock and can determine the number of shares of each series, and the rights, designations, preferences and limitations of each series. INSW may amend its amended and restated articles of incorporation to increase the number of authorized shares of preferred stock in a manner permitted by INSW’s amended and restated articles of incorporation and Marshall Islands law. As of the date of this joint proxy statement/prospectus, there were no preferred shares outstanding.
Anti-Takeover Provisions of INSW’s Amended and Restated Articles of Incorporation, By-Laws and RMI Law
INSW’s amended and restated articles of incorporation and amended and restated by-laws contain a number of provisions relating to corporate governance and to the rights of stockholders. Certain of these provisions may be deemed to have a potential “anti-takeover” effect in that such provisions may delay, defer or prevent a change of control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by the stockholders. Examples of such provisions in INSW’s amended and restated articles of incorporation and amended and restated by-laws relating to corporate governance and the rights of stockholders, certain of which may be deemed to have a potential “anti-takeover” effect include:
Authorized but Unissued or Undesignated Capital Stock.   INSW’s authorized capital stock consists of 100,000,000 authorized shares of INSW common stock and 10,000,000 shares of preferred stock. A large quantity of authorized by unissued shares may deter potential takeover attempts because of the ability of the INSW Board to authorize the issuance (without a shareholder vote) of some or all of these shares to a friendly party, or to the public, which would make it more difficult for a potential acquirer to obtain control of INSW. This possibility may encourage persons seeking to acquire control of INSW to negotiate first with the INSW Board. The authorized but unissued stock may be issued by the INSW Board in one or more transactions. In this regard, INSW’s amended and restated articles of incorporation grants the INSW Board broad power to establish the rights and preferences of authorized by unissued preferred stock. Although INSW’s amended and restated articles of incorporation prohibits the INSW Board, without the affirmative vote of at least a majority of the total voting power of INSW outstanding shares of capital stock entitled to vote on such matters, voting as a class, from issuing any preferred stock for any defensive or anti-takeover purpose, for the purpose of implementing any shareholder rights plan or with features specifically intended to make any attempted acquisition of INSW more difficult or costly, the issuance of shares of preferred stock pursuant to the INSW Board’s authority described above could decrease the amount of earnings and assets available for distributions to holders of INSW common stock and adversely affect the rights and powers, including the voting rights, of such holders and may have the effect of delaying, deferring or preventing a chance of control. The INSW Board does not currently intend to seek stockholder approval prior to any issuance of preferred stock, unless otherwise required by law or INSW’s amended and restated articles of incorporation.
Action by Written Consent.   INSW’s amended and restated by-laws and Section 7 of the BCA provide that stockholder action can be taken by written consent in lieu of a meeting if all stockholders entitled to vote on the subject matter unanimously consent.
Special Meeting of Stockholders.   INSW’s amended and restated by-laws provide that special meetings of INSW’s stockholders may be called only by the president or vice president of INSW, by resolution of the INSW Board or by holders of not less than 25% of all outstanding shares entitled to vote on the matter for which the meeting is called. INSW’s amended and restated by-laws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting.
Advance Notice Procedures.   INSW’s amended and restated by-laws establish advance notice procedures with respect to stockholder procedures and the nomination of candidates for election as directors, other than nomination made by or at the directions of the INSW Board. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements to provide INSW with certain information. Generally, to be timely, a stockholder’s notice must be received at INSW’s principal executive offices not less than 60 days or more than 90 days prior to the first anniversary of the date immediately preceding the annual meeting. In the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder must be received no earlier than 90 days prior to the annual meeting and no later than the later of (i) 60 days prior to the annual meeting or (ii) 10 days following the public announcement of the date of the annual meeting. INSW’s amended and restated by-laws also specify requirements as to the form and content of a stockholder’s notice. These provisions may defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control from INSW.
Super Majority Approval Requirements.   INSW’s amended and restated by-laws provide that the INSW Board, at any regular meeting or special meeting called for such purpose, and INSW stockholders, at any annual meeting or special meeting called for such purpose, may make, alter, amend or repeal INSW’s amended and restated by-laws. However, the INSW Board may not, without the affirmative vote of a majority of the outstanding stock entitled to vote on such matters, alter, amend or repeal certain provisions of INSW’s amended and restated by-laws, including those relating to stockholder meeting quorum requirements, majority election of directors, notification of the nomination for the election of directors, special meetings of the INSW Board, committees of the INSW Board and amendments to the amended and restated by-laws.

Further, the INSW Board may not, without the affirmative vote of the holders of two-thirds or more of the outstanding stock entitled to vote on such matters, alter, amend or repeal certain other provisions of INSW’s amended and restated by-laws, including those relating to the calling of special meetings by stockholders and stockholder action by written consent.
The BCA provides generally that the affirmative vote of a majority of the outstanding shares then entitled to vote is required to amend a corporation’s articles of incorporation, unless the articles of incorporation requires a greater percentage. INSW’s amended and restated articles of incorporation provides that specified provisions, including those relating to amendment of INSW’s amended and restated articles of incorporation and the procedures by which any action required or permitted to be taken by holders of INSW common stock may be performed, may only be amended or repealed by the affirmative vote of two-thirds of the combined voting power of the outstanding shares of INSW’s capital stock.
The combination of these provisions may make it more difficult for INSW’s existing stockholders to replace the INSW Board as well as for another party to obtain control of INSW by replacing the INSW Board. Because the INSW Board has the power to retain or discharge INSW’s officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.
Limitation of Liability and Indemnification of Officers and Directors
Under the BCA, a Marshall Islands corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to or a witness in or is otherwise involved in any threatened, pending or completed action, suit, claim, inquiry or proceeding whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation) and whether formal or informal, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation, or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust, nonprofit or other entity, including service with respect to employee benefit plans, against all liability and loss suffered, and expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with such action, suit or proceeding. The corporation shall be required to indemnify or advance expenses to such a person in connection with a proceeding commenced by the person against the corporation only if the commencement of such proceeding was authorized in the specific case by the board of directors or was brought to establish or enforce a right to indemnification under the bylaws, the corporation’s articles of incorporation, any agreement, the laws of the Republic of the Marshall Islands or otherwise.
To the extent that a director or officer of a Marshall Islands corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding paragraphs, or in the defense of a claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in the BCA.
In addition, a Marshall Islands corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him or her and incurred by him or her in such capacity whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the BCA. The indemnification provisions of the BCA are not exclusive of any other rights under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
INSW’s amended and restated articles of incorporation limits the liability of INSW’s directors to the fullest extent permitted by the BCA and requires that INSW provide them with customary indemnification.
Transfer Agent and Registrar
The transfer agent and registrar for INSW’s common stock is Computershare Trust Company, N.A.
Listing
INSW common stock is listed and traded on the NYSE under the symbol “INSW”.

CERTAIN BENEFICIAL OWNERS OF INSW COMMON STOCK
General
The tables below set forth certain beneficial ownership information with respect to certain individuals and stockholders of INSW as of June 1, 2021. Except as disclosed in the notes to these tables and subject to applicable community property laws, INSW believes that each beneficial owner identified in the table possesses sole voting and investment power over all INSW common stock shown as beneficially owned by the beneficial owner.
Beneficial ownership for the purposes of the following tables is determined in accordance with the rules and regulations of the SEC. Those rules generally provide that a person is the beneficial owner of shares if such person has or shares the power to vote or direct the voting of shares, or to dispose or direct the disposition of shares or has the right to acquire such powers within 60 days. For purposes of calculating each person’s percentage ownership, shares of INSW common stock issuable pursuant to options exercisable within 60 days (including out of the money options) are included as outstanding and beneficially owned for that person, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 28,087,011 shares of INSW’s common stock outstanding as of June 1, 2021, and excludes any treasury stock.
Directors and Executive Officers
The table below sets forth information as to each director, director nominee and named executive officer of INSW, and includes the amount and percentage of the INSW common stock of which each director, director nominee, each named executive officer of INSW, and all directors, directors nominees and executive officers as a group, was the “beneficial owner” (as defined in regulations of the SEC) on the record date, all as reported to INSW. The address of each person identified below as of the date of this joint proxy statement/ prospectus is c/o International Seaways, Inc., 600 Third Avenue, 39th Floor, New York, New York 10016.
	Shares of Common Stock Beneficially Owned(1)
Name	Number	Percentage
Directors/Nominees
Doug Wheat	63,506(2)	0.2%
Timothy J. Bernlohr	32,420(3)	0.1%
Ian T. Blackley	30,464(3)	0.1%
Randee E. Day	14,491(3)	*
David I. Greenberg	22,147(3)	*
Joseph I. Kronsberg(4)	—	*
Ty E. Wallach	16,329(3)	*
Lois K. Zabrocky	233,559(5)	0.8%
Named Executive Officers (other than Ms. Zabrocky who is listed above with the other Directors/Nominees)
Jeffrey D. Pribor	202,731(6)	0.7%
James D. Small III	203,178(7)	0.7%
Derek G. Solon	50,647(8)	0.2%
William F. Nugent	49,636(9)	0.2%
All Directors, Director Nominees and Executive Officers as a Group (13 Persons)	919,108(10)	3.3%

*
Less than 0.1%

(1)
Includes shares of INSW common stock issuable within 60 days of the record date upon the exercise of options owned by the indicated stockholders on that date.

(2)
Includes 13,707 shares of INSW common stock that vest on June 2, 2021, the date of the annual meeting of stockholders of INSW for 2021.

(3)
Includes 6,230 shares of INSW common stock that vest on June 2, 2021, the date of the annual meeting of stockholders of INSW for 2021.

(4)
Mr. Kronsberg is an employee of Cyrus Capital Partners, L.P. (“CCP”) which beneficially owns 4,029,367 shares of INSW common stock, including 25,791 shares which were granted by INSW to CCP under INSW’s non-Employee Director Incentive Compensation Plan (of which 6,230 shares vest on June 2, 2021, the date of INSW’s annual meeting of stockholders of INSW for 2021). The grant was made to CCP pursuant to agreements between CCP and Mr. Kronsberg under which CCP is required to receive all compensation in connection with Mr. Kronsberg’s directorship. Mr. Kronsberg disclaims beneficial ownership of all INSW securities held by CCP except to the extent of his pecuniary interest therein, if any.

(5)
Includes 164,888 shares of INSW common stock issuable upon the exercise of options.

(6)
Includes 155,567 shares of INSW common stock issuable upon the exercise of options.

(7)
Includes 146,695 shares of INSW common stock issuable upon the exercise of options.

(8)
Includes 30,764 shares of INSW common stock issuable upon the exercise of options.

(9)
Includes 29,857 shares of INSW common stock issuable upon the exercise of options.

(10)
Includes 536,676 shares of INSW common stock issuable upon the exercise of options.

Other Beneficial Owners
Set forth below is information regarding stockholders of INSW’s common stock that are known by INSW to have been “beneficial owners” (as defined in regulations of the SEC) of 5% or more of the outstanding shares of INSW common stock as of the record date. The information with respect to beneficial ownership by the identified INSW stockholders was prepared based on information supplied by such INSW stockholders in their filings with the SEC.
	Shares of Common Stock Beneficially Owned*
Name	Number	Percentage
BlackRock, Inc.(1)	1,853,892	6.6%
Cobas Asset Management, SGIIC, SA(2)	2,773,854	9.9%
Cyrus Funds(3)	4,029,367	14.3%
Dimensional Fund Advisors LP(4)	1,733,144	6.2%
Donald Smith & Co., Inc.(5)	2,188,718	7.8%
The Vanguard Group(6)	1,936,900	6.9%
T. Rowe Price Associates, Inc.(7)	1,560,952	5.6%

*
Unless otherwise stated in the notes to this table, the share and percentage ownership information presented is as of the record date.

(1)
Based on a Schedule 13G filed on January 29, 2021 with the SEC by BlackRock, Inc. (“BlackRock”) with respect to the beneficial ownership of 1,853,892 shares of INSW common stock as of December 31, 2020 by BlackRock and certain of its subsidiaries. The address of BlackRock is 55 East 52nd Street, New York, New York 10055.

(2)
Based on a Schedule 13G filed on March 29, 2021 with the SEC by Cobas Asset Management, SGIIC, SA (“Cobas”) with respect to the beneficial ownership of 2,773,854 shares of INSW common stock as of December 31, 2020 by Cobas. The address of Cobas is Jose Abascal, 45 St. 28003 Madrid, Spain.

(3)
Based on a Schedule 13D filed on April 7, 2021 and a Form 4 filed on June 30, 2020 with the SEC by

Cyrus Capital Partners, L.P. (“CCP”) with respect to beneficial ownership of 4,029,367 shares by each of CCP and Cyrus Capital Partners GP, L.L.C. (“CCPGP”) as of March 30, 2021 of which 25,791 were granted to CCP pursuant to agreements between CCP and Mr. Joseph Kronsberg relating to the INSW’s non-Employee Director Incentive Compensation Plan (of which 6,230 shares vest on June 2, 2021, the date of the annual meeting of stockholders of INSW for 2021). As the (i) principal of CCP and (ii) principal of Cyrus Capital Partners GP, L.L.C., the general partner of CCP, Stephen C. Freidheim (“Freidheim”) may be deemed the beneficial owner of 4,029,367 shares of INSW common stock. The address of each of CCP, CCPGP and Freidheim is 65 East 55th Street, 35th Floor, New York, NY 10022.
(4)
Based on a Schedule 13G filed on February 12, 2021 with the SEC by Dimensional Fund Advisors LP (“Dimensional”) with respect to the beneficial ownership of 1,733,144 shares of INSW common stock as of December 31, 2020 by Dimensional. Dimensional is an investment advisor registered under section 203 of the Investment Advisors Act of 1940 and furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts are referred to as the “Funds”). The Funds own all the shares of the INSW common stock that are reported to be beneficially owned by Dimensional. The business address of Dimensional is 6300 Bee Cave Road, Building One, Austin, Texas 78746.

(5)
Based on a Schedule 13G filed on February 11, 2021 with the SEC by Donald Smith & Co., Inc. (“DS”) with respect to the beneficial ownership of 2,188,718 shares of INSW common stock as of December 31, 2020 by DS and one of its subsidiaries and Jon Hartsel, an individual. DS is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. The address of DS, its subsidiary and Jon Hartsel is 152 West 57th Street, New York, New York 10019.

(6)
Based on a Schedule 13G filed on February 10, 2021 with the SEC by The Vanguard Group (“Vanguard”) with respect to the beneficial ownership of 1,936,900 shares of INSW common stock as of December 31, 2020 by Vanguard and certain of its subsidiaries. Vanguard is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. The address of Vanguard and its subsidiaries is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(7)
Based on a Schedule 13G filed on February 16, 2021 with the SEC by T. Rowe Price Associates, Inc. (“T. Rowe Price”) with respect to the beneficial ownership of 1,560,952 shares of INSW common stock as of December 31, 2020 by T. Rowe Price. T. Rowe Price is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and its address is 100 East Pratt Street, Baltimore, Maryland 21202.

CERTAIN BENEFICIAL OWNERS OF DIAMOND S COMMON STOCK
The following table sets forth information known to Diamond S regarding the beneficial ownership of Diamond S common stock as of the Diamond S record date:
•
each person who is the beneficial owner of more than 5% of the outstanding shares of Diamond S common stock;

•
each of Diamond S’ current named executive officers and directors; and

•
all officers and directors of Diamond S, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including securities that he, she or it has the right to acquire within 60 days, including options exercisable within 60 days. Restricted stock units that do not vest within 60 days of June 1, 2021 are not included in the beneficial ownership percentage. Except as described in the footnotes below and subject to applicable community property laws and similar laws, Diamond S believes that each person listed above has sole voting and investment power with respect to such shares.
The beneficial ownership of Diamond S common stock is based on 40,612,811 shares of Diamond S common stock issued and outstanding as of June 1, 2021.
Unless otherwise indicated, Diamond S believes that all persons named in the table below have sole voting and investment power with respect to all shares of Diamond S common stock or Diamond S common stock beneficially owned by them.
Name and Address of Beneficial Owner	Common Shares Beneficially Owned(1)	Percent of Class Beneficially Owned(2)
5% Shareholders:
WL Ross & Co. LLC(3)	8,940,130	22.0%
Evangelos M. Marinakis(4)	2,797,744	6.9%
Donald Smith & Co. Inc.(5)	3,472,263	8.5%
Cobas Asset Management, SGIIC, S.A.(6)	2,153,033	5.3%
Directors and Named Executive Officers:
Craig H. Stevenson, Jr.(7)	587,840	1.4%
Sanjay Sukhrani	141,901	*
Harold L. Malone III	23,614	*
Nadim Z. Qureshi	23,614	*
Gerasimos G. Kalogiratos	32,493	*
George Cambanis	16,266	*
Alexandra Kate Blankenship	23,614	*
Bart H. Veldhuizen	23,614	*
Kevin Kilcullen	123,696	*
All directors and executive officers as a group (10 persons)	1,084,915	2.7%

*
The percentage of shares beneficially owned by such director or executive officer does not exceed one percent of the outstanding shares of common stock.

(1)
Each share of common stock is entitled to one vote on matters on which common shareholders are eligible to vote. Beneficial ownership described in the table above has been obtained by Diamond S only from public filings and information provided to Diamond S by the listed shareholders for inclusion herein. Beneficial ownership is required to be determined by the shareholder in accordance with the rules under the Exchange Act and consists of either or both voting or investment power with respect to securities. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table have reported that they have sole voting and sole investment power with respect to all shares of common stock shown as beneficially owned by them.
Includes for the persons listed below the number of Diamond S shares issuable upon the vesting of stock awards granted in the form of restricted stock units and performance restricted stock units within 60 days of June 1, 2021:
Name	Shares Subject to Restricted Stock Units	Shares Subject to Performance Units
Craig H. Stevenson, Jr.	—	96,366
Sanjay Sukhrani	—	47,935
Harold L. Malone III	—	—
Nadim Z. Qureshi	—	—
Gerasimos G. Kalogiratos	7,951	—
George Cambanis	7,951	—
Alexandra Kate Blankenship	7,951	—
Bart H. Veldhuizen	7,951	—
Kevin Kilcullen	—	44,752
All directors and executive officers as a group (10 persons)	78,093	223,860

(2)
Percentages based on a total of 40,612,811 shares of common stock outstanding and entitled to vote as of June 1, 2021.

(3)
Represents 5,235,125 shares held directly by WLR Recovery Fund IV DSS AIV, L.P., 1,197,357 shares held directly by WLR Recovery Fund V DSS AIV, L.P., 1,788,026 shares held directly by WLR Select Co-Investment, L.P., 688,986 shares held directly by WLR/GS Master Co-Investment, L.P., 19,390 shares held directly by WLR IV Parallel ESC, L.P. and 11,246 shares held directly by WLR V Parallel ESC, L.P. WLR Recovery Associates IV DSS AIV GP, Ltd. is the general partner of WLR Recovery Associates IV DSS AIV, L.P., which in turn is the general partner of WLR Recovery Fund IV DSS AIV, L.P. WLR Recovery Associates V DSS AIV GP, Ltd. is the general partner of WLR Recovery Associates V DSS AIV, L.P., which in turn is the general partner of WLR Recovery Fund V DSS AIV, L.P. WLR Select Associates DSS GP, Ltd. is the general partner of WLR Select Associates DSS, L.P., which in turn is the general partner of WLR Select Co-Investment, L.P.

WLR Master Co-Investment GP, LLC, is the general partner of WLR/GS Master Co-Investment, L.P. Invesco Private Capital, Inc. is the managing member of INVESCO WLR IV Associates LLC, which is the general partner of WLR IV Parallel ESC, L.P. Invesco Private Capital, Inc. is the managing member of INVESCO WLR V Associates LLC, which is the general partner of WLR V Parallel ESC, L.P. The address of each of the entities identified in this note is c/o WL Ross & Co. LLC, 1166 Avenue of the Americas, New York, NY 10036. WL Ross & Co. LLC serves as the investment manager to the funds that hold these shares. The information provided is based on the Schedule 14A filed on April 16, 2020 and supplemented by certain representations given by certain affiliates of WL Ross & Co. LLC under the WL Ross Support Agreement.
(4)
Represents the number of shares held by CMTC and Capital GP L.L.C. (together, the “Capital Investors”) that may be deemed to be beneficially owned by the Marinakis family, including Evangelos M. Marinakis. CMTC beneficially owns 2,558,330 shares and Capital GP L.L.C. holds 239,414 shares. The address of each of the persons identified in this note is c/o CMTC, 3 Iassonos Street, Piraeus, 18537, Greece. The information provided is based on the Schedule 13D/A jointly filed by the Capital Investors and the Marinakis family on April 7, 2021 and supplemented by information provided by the Capital Investors and Diamond S’ transfer agent.

(5)
Donald Smith & Co. Inc. (“Donald Smith”) serves as the investment advisor to certain managed accounts, as a result of which it has investment and/or voting discretion for these shares. The address of Donald Smith is 152 West 57th Street, New York, New York 10019.

(6)
Cobas Asset Management, SGIIC, S.A. (“Cobas”) serves as the investment manager of portfolios on behalf of underlying clients, as a result of which it has voting discretion for these shares. The address of Cobas is Jose Abascal, 45 Street, 28003 Madrid, Spain.

(7)
Represents 207,812 shares held directly by Pecos Shipping LLC (“Pecos”) and 380,028 shares held directly by Craig H. Stevenson, Jr. Craig H. Stevenson, Jr. is the controlling member of Pecos, which shall not be deemed an admission that Mr. Stevenson is the beneficial owner of these 207,812 shares, except to the extent of his pecuniary interest. The address for Pecos is c/o Diamond S Management LLC, 33 Benedict Place, Greenwich, CT 06830.

COMPARISON OF THE RIGHTS OF COMBINED COMPANY STOCKHOLDERS
AND DIAMOND S SHAREHOLDERS
Both INSW and Diamond S are incorporated under the laws of the Republic of the Marshall Islands, and, accordingly, the rights of the INSW stockholders and the Diamond S shareholders each are currently governed by the Marshall Islands Business Corporations Act (the “BCA”). INSW will continue to be a Republic of the Marshall Islands corporation following completion of the merger and will be governed by the BCA.
The Diamond S shareholders as of immediately prior to the completion of the merger will, at the effective time, receive INSW common stock. Diamond S’ pre-merger shareholders will hold approximately 44.25%, and INSW’s pre-merger stockholders will hold approximately 55.75%, of the outstanding shares of common stock of the combined company upon the completion of the merger. The rights of the former Diamond S shareholders and the INSW stockholders will thereafter be governed by the BCA and by the combined company’s amended and restated articles of incorporation and the amended and restated by-laws. The rights of the combined company stockholders following the merger are generally consistent with the rights of INSW stockholders prior to the merger, other than with respect to the governance provisions that will be implemented in connection with the merger as described in the section entitled “The Merger Agreement — Combined Company Governance.”
The following description summarizes the material differences between the rights of Diamond S shareholders and the rights of the combined company stockholders, based on the current amended and restated certificate of incorporation and by-laws of Diamond S, the combined company’s amended and restated articles of incorporation, the by-laws of INSW and the BCA. This does not purport to be a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally significant or more significant differences do not exist. Shareholders of Diamond S and stockholders of INSW should read carefully the relevant provisions of the BCA, the INSW articles of incorporation and current by-laws, the Diamond S certificate of incorporation, and the Diamond S by-laws. Copies of the documents referred to in this summary may be obtained as described under the section entitled “Where You Can Find More Information.”
	Rights of Combined Company Stockholders	Rights of Diamond S Shareholders
Authorized Capital Stock	The authorized capital stock of the combined company will consist of 110,000,000 total shares, of which 100,000,000 shares are common stock without par value, and 10,000,000 shares are preferred stock without par value.	The authorized capital stock of Diamond S consists of 110,000,000 registered shares, consisting of 100,000,000 registered common shares, par value $0.001 per share, and 10,000,000 registered preferred shares, par value $0.001 per share.
Preferred Stock	The combined company’s articles of incorporation will provide that the board of directors of the combined company may authorize the issue of one or more series of preferred stock and fix by resolution the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights, as well as the qualifications, limitations or restrictions of the series.	Diamond S’ amended and restated articles of incorporation provide that the Diamond S Board may authorize the issue of one or more series of preferred shares and fix from time to time before issuance the number of shares to be included in any such series and the designation, powers, preferences and relative, participating, option or other rights, if any, and the qualifications, limitations or restrictions of the series.

	Rights of Combined Company Stockholders	Rights of Diamond S Shareholders
Dividends	The combined company’s articles of incorporation will provide that, subject to the preferential rights of the holders of any shares of preferred stock, holders of shares of common stock shall be entitled to receive dividends and other distributions of cash, stock or property of the combined company as may be declared by the combined company’s board of directors from time to time out of funds legally available therefor.	Diamond S’ amended and restated articles of incorporation and by-laws are generally silent with respect to dividend eligibility. Under the BCA, a corporation may declare and pay dividends in cash, stock or other property on its outstanding shares, except when currently the corporation is insolvent or would thereby be made insolvent or when the declaration or payment would be contrary to any restrictions contained in the articles of incorporation. Dividends may be declared and paid out of surplus only; but in case there is no surplus, dividends may be declared or paid out of the net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year.
Special Meetings of Stockholders	Under the BCA, a special meeting of stockholders may be called by the board of directors or in the manner provided in the articles of incorporation or the by-laws and notice of a special meeting shall state the purpose for such meeting.
	The combined company’s by-laws will provide that special meetings of stockholders may be called from time to time by the President or any Vice President, or by resolution of the board of directors of the combined company, or by the holders of not less than 25% of all outstanding shares entitled to vote on the matter for which the meeting is called for the purpose specified in the notice of meeting.	The Diamond S by-laws provide that special meetings of shareholders may be called only (a) by (i) the chairman of the Diamond S Board, (ii) the chief executive officer of Diamond S or (iii) the secretary within ten calendar days after receipt by the chairman and the secretary of the written request of the Diamond S Board or holders of more than 10% of the voting power of the outstanding common shares and preferred shares of Diamond S or (b) as specified in a preferred stock designation.
Special Meetings of the Board of Directors	The combined company’s by-laws will provide that special meetings of the board of directors of the combined company may be called from time to time by the chairman of the board of directors of the combined company, the President or an Executive Vice President, and shall be called by them at the written request of a majority of directors representing.	The Diamond S by-laws provide that special meetings of the Diamond S Board may be called at the request of the chairman of the Diamond S Board or the chief executive officer, on the written notice to the Diamond S Board, and will be called by the chairman of the Diamond S Board or the chief executive officer on the written request of the Board.

	Rights of Combined Company Stockholders	Rights of Diamond S Shareholders
Specified Governance Matters
The initial board of directors of the combined company at and following the Effective Time will consist of ten directors.
Prior to the Effective Time, INSW and Diamond S have agreed to each designate in writing directors from the persons who currently serve as directors of INSW and Diamond S, respectively, such that at the Effective Time, (a) the combined company’s board of directors will be comprised of (i) an initial chairman, designated by INSW, which chairman is expected to be Douglas D. Wheat, (ii) six additional directors designated by INSW that are reasonably acceptable to Diamond S, one of whom is expected to be Lois K. Zabrocky and (iii) three additional directors designated by Diamond S that are reasonably acceptable to INSW, one of whom is expected to be Craig H. Stevenson, Jr., and (b) to the extent permitted by applicable law and the rules and regulations of the SEC and NYSE, each committee of the combined company’s board of directors following the Effective Time will initially include one of the directors designated by Diamond S who qualify as “independent” under the rules and regulations of the SEC and NYSE.
The parties have agreed that each of the members of the combined company’s board of directors after the Effective Time, other than certain individuals previously identified by each of INSW and Diamond S, must qualify as an independent director under the listing standards of the NYSE and the applicable rules of the SEC.

	Rights of Combined Company Stockholders	Rights of Diamond S Shareholders
Quorum and Manner of Acting at Meetings of the Board	A majority of the directors then in office, but in no event less than one-third of the whole board of directors will constitute a quorum for the transaction of business at any meeting of the board of directors of the combined company and, except as otherwise provided in the combined company’s by-laws or articles of incorporation, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors. A majority of the directors present at any meeting, regardless of whether or not they constitute a quorum, may adjourn the meeting to another time or place until a quorum is present. Any business which might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present.	A majority of the Diamond S Board constitutes a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which a quorum is present will be the act of the Diamond S Board. If a quorum is not present at any meeting of the Diamond S Board, the directors present may adjourn the meeting from time to time to another place, time, or date, until a quorum is present.
Stockholder Action by Written Consent	Under the BCA, any action permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting, without prior notice and without a vote, if all the shareholders entitled to vote with respect to the subject matter of such meeting sign a written consent or if the articles of incorporation so provide, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
	The combined company’s by-laws will provide that, except as provided by law, any action that can be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if consents in writing, setting forth the actions so taken, are signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted.	The Diamond S by-laws are silent with respect to shareholder actions by written consent.

	Rights of Combined Company Stockholders	Rights of Diamond S Shareholders
Stockholder Proposals and Nominations of Candidates for Election to the Board of Directors —
The combined company’s by-laws will allow stockholders who are record holders on the date of notice and, at the time of an annual meeting or special meeting, as applicable, who are entitled to vote at the meeting and who timely gave notice in writing to the combined company’s secretary prior to the meeting, to nominate candidates for election to the board of directors of the combined company. Stockholders who are record holders on the date of notice and, at the time of an annual meeting, or special meeting, as applicable, who are entitled to vote at the meeting and who timely gave notice in writing to the combined company’s secretary prior to the meeting may also propose business to be considered by stockholders at an annual meeting, or special meeting, as applicable.
Such proposals and nominations may only be brought in accordance with the applicable provision of the by-laws.
In connection with an annual meeting, to be timely, notice of such proposals and nominations must be delivered to the secretary at the combined company’s principal executive office not less than 60 days nor more than ninety days prior to the first anniversary of the preceding year’s annual meeting; provided, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be delivered not earlier than the 90th day prior to the date of the annual meeting and not later than the close of business on the later of the 60th day prior to the date of the annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made by the combined company.

The Diamond S by-laws allow shareholders to nominate persons for election as directors of Diamond S only at an annual meeting of shareholders by a shareholder (a) who has complied with the form and notice requirements as provided in the Diamond S by-laws, (b) was a shareholder of record of Diamond S at the time of giving notice and is a shareholder of record of Diamond S at the time of the annual meeting and (c) is entitled to vote at the annual meeting, subject to the rights, if any, of any series of preferred shares to nominate or elect directors under circumstances specified in a preferred stock designation. In addition, the Diamond S by-laws allow shareholders to propose business to be considered at an annual meeting only by a shareholder who (a) has complied with the form and notice requirements as provided in the Diamond S by-laws, (b) was a shareholder of record of Diamond S at the time of giving notice and is a shareholder of record of Diamond S at the time of the annual meeting, (c) is entitled to vote at the annual meeting, (d) beneficially owns at least 10% of the then outstanding common shares or (e) is authorized to bring such matter before the meeting pursuant to a preferred stock designation.
In connection with an annual meeting, to be timely, notice of such business and nominations to be submitted before the annual meeting of shareholders must be delivered to or mailed and received by the secretary of Diamond S at the principal executive offices of Diamond S not fewer than 90 nor more than 120 calendar days prior to the anniversary of the preceding year’s annual meeting; provided, however, that if date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary date of the preceding year’s annual meeting, notice by the shareholder to be timely must be

	Rights of Combined Company Stockholders	Rights of Diamond S Shareholders
delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting and the 10th calendar day following the day on which public announcement of the date of such meeting is first made.
Number and Qualification of Directors	The BCA provides that the board of directors of a Marshall Islands corporation must consist of one or more directors, with the number of directors fixed by or in the manner provided in the corporation’s by-laws, by the shareholders, or by action of the board under the specific provisions of a by-law.

The combined company’s articles of incorporation will provide that the number of directors must not be less than seven nor more than 11, provided that the number of directors may be changed by an affirmative vote of a majority of the whole board of directors of the combined company at any regular or special meeting of the board of directors of the combined company, provided that the number of directors shall not be reduced by action of the board of directors of the combined company below the number of directors then in office. Directors need not be stockholders of the combined company.
There are currently eight directors serving on the INSW Board.
No shareholder will have a contractual right to designate a director to the combined company’s board of directors.

Diamond S’ amended and restated articles of incorporation provide that the number of directors will not be fewer than three nor more than 15, subject to the rights, if any, of the holders of any series of preferred shares to elect additional directors, and will be fixed from time to time as provided in the Diamond S by-laws.
The Diamond S by-laws provide that at each annual meeting of shareholders until the annual meeting of shareholders held in 2024, (i) the number of directors will be fixed at seven, (ii) subject to certain exceptions, nominees to the Diamond S Board are required to include three directors nominated by Former DSS Holders (as such term is defined in the Diamond S by-laws) and two directors nominated by Former Citadel Holders (as such term is defined in the Diamond S by-laws).
Notwithstanding the foregoing, if the Former Citadel Holders reduce their aggregate beneficial ownership (A) by 25% or more, but less than, 50% from that owned by the Former Citadel Holders as at the closing of the transactions contemplated by the Transaction Agreement (as such term is defined in the Diamond S by-laws), they will only be entitled to nominate one director and (B) by 50% or more from that owned by the Former Citadel Holders as at the closing of the transactions contemplated by the Transaction Agreement, they will no longer have any nomination rights. Furthermore, if the Former DSS

	Rights of Combined Company Stockholders	Rights of Diamond S Shareholders

Holders reduce their aggregate beneficial ownership (A) by 50% or more, but less than 75%, from that owned by such Former DSS Holders as at the of the transactions contemplated by the Transaction Agreement, they will, without further action, only be entitled to designate two directors, (B) by 75% or more from that owned by such Former DSS Holders at the of the transactions contemplated by the Transaction Agreement, they will, as long as WL Ross & Co. or First Reserve Corporation continues to own at least five percent of the then outstanding common shares, only be entitled to designate one director, and (C) by an amount sufficient to cause each of WL Ross & Co., and its controlled affiliates and successors by operation of law, and First Reserve Corporation, and its controlled affiliates or successors by operation of law, to no longer own at least five percent of the then outstanding common shares, they will no longer have any nomination rights.
There are currently seven directors serving on the Diamond S Board.

Election of Directors	The BCA provides that, unless otherwise required by the BCA or the articles of incorporation, directors will be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. The BCA also permits classified boards.

The combined company’s articles of incorporation will provide that the directors are to be elected annually. The board of directors of the combined company is not classified.
The combined company’s directors are elected if the votes cast “for” the nominee’s election by the stockholders entitled to vote at such annual meeting exceed 50% of the votes cast with respect to such nominee’s election at a meeting for the election of directors at which a quorum is present.
The combined company’s by-laws will provide that the chairman of the board of directors of the combined company shall be elected by the board of directors.

The Diamond S by-laws provide that directors are to be elected annually. The Diamond S Board is not classified.
The Diamond S by-laws provide that directors are elected at each annual meeting by a plurality of the votes of the shares present in person or represented by proxy at such meeting and entitled to vote on the election of directors.
The Diamond S by-laws provide that the chairman of the Diamond S Board will be elected by the Diamond S Board and will not have any additional voting rights in addition to those the chairman has as a director.For the avoidance of doubt, the chairman is not an officer of Diamond S.

	Rights of Combined Company Stockholders	Rights of Diamond S Shareholders
It is expected that the president of the combined company will also be the Chief Executive Officer of the combined company.
Removal of Directors	The combined company’s by-laws will provide that directors may be removed with or without cause, at any time, by the affirmative vote of the holders of record of a majority of the outstanding shares of stock entitled to vote at a meeting of the stockholders.	Diamond S’ amended and restated articles of incorporation and the Diamond S by-laws provide that any director may be removed from office only by the shareholders and only for cause or pursuant to a plan of merger, consolidation or reorganization approved by shareholders, subject to the rights, if any, of the holders of any series of preferred shares to elect additional directors under circumstances specified in a preferred stock designation.
Vacancies of Directors	The combined company’s by-laws will provide that vacancies may be filled by a majority of the combined company’s directors then in office, although less than a quorum, or by the sole remaining director. Any director elected in accordance with these procedures will hold office until the next annual or special meeting of stockholders at which directors are to be elected and until the director’s successor is duly elected and qualified.	Diamond S’ amended and restated articles of incorporation and the Diamond S By-laws provide that, subject to the rights, if any, of the holders of any series of preferred shares to elect additional directors under circumstances specified in a preferred stock designation, newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the Diamond S Board resulting from death, resignation, qualification, removal or other cause may be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Diamond S Board, or by a sole remaining director. No decrease in the authorized number of directors will shorten the term of any incumbent director.
Limitation on Liability of Directors	The BCA permits corporations to include provisions in their articles of incorporation eliminating or limiting personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. A corporation may not eliminate or limit liability for a director’s breach of the duty of loyalty to the corporation or its stockholders, for acts or omissions not undertaken in good faith or which involve intentional misconduct or a knowing violation of law, or for any transaction from which the director derived an improper personal benefit.

	Rights of Combined Company Stockholders	Rights of Diamond S Shareholders
In accordance with the BCA, the combined company’s articles of incorporation will provide that no director will be personally liable to the combined company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the combined company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 28(m) of the BCA or (4) for any transaction from which the director derived an improper personal benefit.
Diamond S’ amended and restated articles of incorporation provide that, to the full extent permitted by the BCA, or any other applicable law, no director of Diamond S will be personally liable to Diamond S or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as a director of Diamond S.
No repeal or modification of the above provisions relating the limitation of liability of directors will adversely affect any right or protection of a director of Diamond S existing prior such repeal or modification.

Indemnification of Directors and Officers	Under the BCA, a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe such person’s conduct was unlawful.
A Marshall Islands corporation also has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person or in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such

Rights of Combined Company Stockholders	Rights of Diamond S Shareholders
person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
To the extent that a director or officer of a Marshall Islands corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding paragraphs, or in the defense of a claim, issue or matter therein, such director or officer shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such director or officer in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation as authorized under the BCA.
The BCA permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against such person and incurred by such person in such capacity whether or not the corporation would have the power to indemnify such person against such liability under the BCA.
The combined company’s by-laws will provide that the combined company shall indemnify any person (and the legal representatives of any such person) made or threatened to be made a party to or a witness in or is otherwise involved in any action, suit, claim, inquiry or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the combined company), referred to as a proceeding, by reason of the fact that such person is or was a director or officer of the combined company or serves or served at the request of the combined company as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other entity, including service with respect to employee benefit plans, against all liabilities and losses suffered and expenses (including attorneys’ fees) actually and reasonably incurred by any such person in connection with such proceeding.
The combined company shall pay or reimburse the expenses (including attorneys’ fees) actually and reasonably incurred by any person who is or was a director or officer of the combined company, or serves or served at the request of the combined company as a director, officer, employee, trustee or agent of another corporation, or of a partnership, joint venture, trust, nonprofit entity or other entity, including service with respect to employee benefit plans, in advance of the final disposition of any such proceeding, as long as the person undertakes to repay the expenses if the final judicial decision is that the person is not entitled to be indemnified.
Under the BCA, amendments to articles of incorporation may be authorized by the holders of a majority of all outstanding shares entitled to vote thereon. In addition, and notwithstanding any provision in the articles of incorporation to the contrary, if an amendment would increase or decrease the aggregate number of authorized shares of any class, or alter or change the powers,	Diamond S’ amended and restated articles of incorporation provide that Diamond S shall indemnify and hold harmless each person who was or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was (i) a director or officer of

Rights of Combined Company Stockholders	Rights of Diamond S Shareholders
preferences or special rights of the shares of such class so as to affect them adversely, the amendment shall be authorized by a vote of the holders of a majority of all outstanding shares of such class. If any proposed amendment would alter or change the powers, preferences, or special rights of one or more series of any class so as to affect them adversely, but would not affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for such purposes. The board of directors of a Marshall Islands corporation may also amend the articles of incorporation to specify or change the location of the office or registered address of the corporation or to make, revoke or change the designation of a registered agent, or to specify or change the address of its registered agent.	Diamond S or is or was (ii) serving at the request of Diamond S as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, to the fullest extent permitted or required by the BCA, as the same exists or was thereafter amended (but in the case of any such amendment, only to the extent that such amendment permits Diamond S to provide broader indemnification rights than such law permitted Diamond S to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, that subject to certain exceptions with respect to proceedings to enforce rights to indemnification, Diamond S will indemnify any such person in connection with a proceeding initiated by such person only if such proceeding was authorized by the Diamond S Board. Diamond S’ amended and restated articles of incorporation also provide that Diamond S shall pay the expenses (including, without limitation, attorney’s fees and expenses) of directors and officers incurred in defending any such action, suit or proceeding in advance of its final disposition; provided, however, that if the BCA so requires, an advancement of expenses incurred by a person in their capacity as an officer or director shall be made only upon delivery to Diamond S of an undertaking, by or on behalf of the director or officer, to repay all amounts advanced if it should be ultimately determined by final judicial decision from which there is no further right to appeal that the director

Rights of Combined Company Stockholders	Rights of Diamond S Shareholders

or officer is not entitled to be indemnified. The rights to indemnification and advancement of expenses are contractual rights and such rights will continue as to an indemnitee who has ceased to be a director, officer employee or agent and will inure to the benefit of the indemnitee’s heirs, executors and administrators.
Diamond S’ amended and restated articles of incorporation also provide that if a claim for indemnification or advancement of expenses is not paid in full by Diamond S within the timeframes set forth therein, , the indemnitee may file suit against Diamond S to recover the unpaid amount of the claim. It shall be a defense to any such action, except in certain circumstances, that the claimant has not met the standard of conduct required to indemnify the claimant for the amount claimed.
Diamond S’ amended and restated and articles of incorporation also provide that Diamond S may maintain insurance, at its expense to protect itself and any director, officer, employee or agent of Diamond S or any such person who is or was serving at the request of Diamond S as a director, officer, employee or agent of another entity against any such liability asserted against such person and incurred by such person in any such capacity, whether or not Diamond S would have the power to indemnify such person under the BCA.
Diamond S may, to the extent authorized from time to time by agreement, grant rights to indemnification, contribution and the advancement of expenses incurred in defending any proceeding in its final disposition to any employee, underwriter or agent of Diamond S to the extent set forth in such agreement.
Diamond S has entered into indemnification agreements with persons who serve as directors or

	Rights of Combined Company Stockholders	Rights of Diamond S Shareholders
officers of Diamond S that provide for the indemnification of such persons to the fullest extent permitted or required by Marshall Islands law and the right to advancement of expenses by Diamond S prior to the disposition of any indemnifiable claim of any and all expenses relating to, arising out of or resulting from any indemnifiable claim paid or incurred by such director or officer or which such director or determines are reasonably likely to be paid by such director or officer.
Amendments to Articles of Incorporation	Generally, the BCA standard for amendment to the articles of incorporation described above applies. However, the combined company’s articles of incorporation will provide that the combined company may amend or repeal any provision of the articles of incorporation, subject to the applicable provisions of the Republic of Marshall Islands law; provided that, in addition to any vote required by law, certain provisions of the articles of incorporation specify that such provisions must be approved at any regular or special meeting of the stockholders of the combined company upon either the affirmative vote of the holders of two-thirds or more of the combined voting power of the outstanding shares of capital stock or upon the affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of capital stock, as specified in the articles of incorporation.
	The combined company’s by-laws will provide that the board of directors of the combined company may alter, amend or repeal the by-laws; provided that the board of directors may not alter, amend or repeal certain provisions of the by-laws without either the affirmative vote of the majority of the outstanding stock entitled to vote on such matters or amend certain other provisions of the by-laws without the affirmative vote of the holders of two-third or more of the outstanding stock entitled to vote on such matters, as specified in the by-laws.	The BCA standard for amendment to the articles of incorporation described above applies.

	Rights of Combined Company Stockholders	Rights of Diamond S Shareholders
Amendments to By-laws	Under the BCA, upon approving a plan of merger or consolidation, the board of directors of the corporation shall submit such plan to a vote of the shareholders of each such corporation in accordance with the following: (a) notice of the meeting, accompanied by a copy of the plan of merger or consolidation, shall be given to each shareholder of record, whether or not entitled to vote and (b) the plan of merger or consolidation shall be authorized at a meeting of shareholders by vote of the holders of a majority of outstanding shares entitled to vote thereon, unless any class of shares of any such corporation is entitled to vote thereon as a class, in which event, as to such corporation, the plan of merger or consolidation shall be approved upon receiving the affirmative vote of the holders of a majority of the shares of total shares entitled to vote thereon. The shareholders of the outstanding shares of a class shall be entitled to vote as a class if the plan of merger or consolidation contains any provisions which, if contained in a proposed amendment to articles of incorporation, would entitle such class of shares to vote as a class.	The Diamond S by-laws provide that the by-laws may be altered or repealed either (a) at any meeting of shareholders (provided that any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting) or (b) by the Diamond S Board.
Merger or Consolidation of Domestic Corporations under Marshall Islands law	The BCA standard for the authorization and approval of a merger or consolidation of domestic corporations under Marshall Islands law applies.

LEGAL MATTERS
The validity of any INSW common stock to be issued in the merger will be passed upon by Reeder & Simpson, P.C., a Marshall Islands law firm. Certain U.S. federal income tax consequences relating to the merger will be passed upon for Diamond S by White & Case LLP.

EXPERTS
The consolidated financial statements of International Seaways, Inc. appearing in International Seaways, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2020, and the effectiveness of International Seaways, Inc.’s internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The financial statements incorporated in this joint proxy statement/prospectus by reference from Diamond S Shipping Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon such report of such firm given upon their authority as experts in accounting and auditing.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. As permitted by the Exchange Act, only one copy of this joint proxy statement/prospectus is being delivered to INSW stockholders residing at the same address and only one copy of this joint proxy statement/prospectus is being delivered to Diamond S shareholders residing at the same address, unless such INSW stockholders or Diamond S shareholders, as applicable, have notified INSW or Diamond S, as applicable, of their desire to receive multiple copies of the joint proxy statement/prospectus. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate joint proxy statement/prospectus, or if you are receiving multiple copies of this joint proxy statement/prospectus and wish to receive only one, please contact INSW or Diamond S, as applicable, at the respective address identified below. INSW or Diamond S, as applicable, will promptly deliver, upon oral or written request, a separate copy of this joint proxy statement/prospectus to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed, as applicable, to: Corporate Secretary, International Seaways, Inc., 600 Third Avenue, 39th Floor, New York, New York 10016 or by contacting INSW by telephone at (212) 578-1600, or Diamond S Shipping Inc., 33 Benedict Place, 2nd Floor, Greenwich, Connecticut 06830 or by contacting Diamond S at (212) 517-0810.
A number of brokerage firms have instituted householding for shares held in “street name.” If you and members of your household have multiple accounts holding shares of INSW common stock or Diamond S common stock, you may have received a householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of this joint proxy statement/prospectus or wish to revoke your decision to household. These options are available to you at any time.

FUTURE STOCKHOLDER PROPOSALS
INSW
INSW will hold its annual meeting in 2022 regardless of whether the merger has been completed. Pursuant to Rule 14a-8 under the Exchange Act, any proposals of stockholders that are intended to be presented at INSW’s 2022 annual meeting of stockholders must be received at INSW’s principal executive offices no later than December 31, 2021, and must comply with all other applicable legal requirements, in order to be included in INSW’s proxy statement and form of proxy for that meeting.
Stockholders who wish to propose a matter for action at INSW’s 2022 annual meeting of stockholders, including the nomination of directors, but who do not wish to have a proposal or nomination included in the proxy statement for that meeting, must notify INSW in writing of the information required by the provisions of the INSW’s amended and restated bylaws dealing with stockholder proposals. The written notice to the Corporate Secretary must be received at the principal executive offices no earlier than 90 days prior to June 2, 2022 (the first anniversary of the 2021 annual meeting) and no later than 60 days prior to June 2, 2022. However, if the 2022 annual meeting is more than 30 days earlier or more than 60 days later than June 2, 2022, notice must be delivered or received no earlier than 90 days prior to the 2022 annual meeting date and not later than the close of business on the later of 60 days prior to the 2022 annual meeting date and 10 days following the day on which public announcement of the 2022 annual meeting is first made. Stockholders can obtain a copy of the amended and restated bylaws on the Company’s website https://www.intlseas.com/investor-relations/documents/ or by writing the Corporate Secretary at: Corporate Secretary, International Seaways, Inc., 600 Third Avenue, 39th Floor, New York, New York 10016.
Diamond S
Upon completion of the merger, Diamond S will become a wholly owned subsidiary of INSW and, consequently, will no longer hold annual meetings of its public company shareholders in 2022. Diamond S intends to hold an annual meeting of shareholders in 2022 only if the merger agreement is not approved by the requisite vote of the Diamond S shareholders or the merger is not completed for any reason. If the merger is not completed and the Diamond S 2022 annual meeting is held, pursuant to Rule 14a-8 under the Exchange Act, any proposals of shareholders that are intended to be presented at Diamond S’s 2022 annual meeting of shareholders must be received at Diamond S’s principal executive offices no later than February 28, 2022, and must comply with all other applicable legal requirements, in order to be included in Diamond S’s proxy statement and form of proxy for that meeting.
Shareholders who wish to propose a matter for action at Diamond S’s 2022 annual meeting of shareholders, including the nomination of directors, but who do not wish to have a proposal or nomination included in the proxy statement for that meeting, must give (i) timely written notice of that business to the Corporate Secretary at Diamond S’s principal executive offices and (ii) qualify as a shareholder of record both on the date the shareholder supplies notice and through the record date for Diamond S’s 2022 annual meeting. To be timely, the notice must be delivered to or mailed and received by Diamond S no earlier than 120 days and no later than 90 days prior to the anniversary of the preceding year’s annual meeting of shareholders. However, if the date of the annual meeting of shareholders is advanced or delayed by more than 30 days relative to the anniversary of the preceding year’s annual meeting of shareholders, such notice must be delivered by the close of business on the later of the date that is 90 days prior to such annual meeting of shareholders and 10 days following the first public announcement of the date of such annual meeting of shareholders. A copy of Diamond S’s bylaws is available upon request to: Diamond S Shipping Inc., 33 Benedict Place, Greenwich, Connecticut 06830, Corporate Secretary.

WHERE YOU CAN FIND MORE INFORMATION
INSW has filed a registration statement on Form S-4 to register with the SEC the shares of INSW common stock to be issued to Diamond S shareholders in connection with the merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of INSW in addition to being proxy statements of INSW and Diamond S for their respective special meetings. The registration statement, including the attached exhibits and annexes, contains additional relevant information about INSW and Diamond S. The rules and regulations of the SEC allow INSW and Diamond S to omit certain information included in the registration statement from this joint proxy statement/prospectus.
INSW and Diamond S file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a website that contains reports, proxy statements and other information about INSW and Diamond S. The address of that site is http://www.sec.gov. The reports and other information filed by INSW and Diamond S with the SEC are also available at their respective websites, which are http://www.intlseas.com and http://www.diamondsshipping.com. Information on these websites is not part of this joint proxy statement/prospectus.
The SEC allows INSW and Diamond S to “incorporate by reference” information into this joint proxy statement/prospectus. This means that important information can be disclosed to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this joint proxy statement/prospectus, except for any information superseded by information in this joint proxy statement/prospectus or in later filed documents incorporated by reference into this joint proxy statement/prospectus. This joint proxy statement/prospectus incorporates by reference the documents set forth below that INSW and Diamond S have, respectively, previously filed with the SEC and any additional documents that either company may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this joint proxy statement/prospectus and the respective dates of the INSW and Diamond S special meetings (other than, in each case, those documents, or the portions of those documents or exhibits thereto, deemed to be furnished and not filed in accordance with SEC rules). These documents contain important information about INSW and Diamond S and their respective financial performance.
INSW SEC Filings
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 12, 2021;

•
Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 6, 2021;

•
The portions of the Definitive Proxy Statement on Schedule 14A for the 2021 annual meeting of INSW stockholders filed with the SEC on April 23, 2021 that are specifically incorporated by reference into INSW’s Annual Report on Form 10-K for the year ended December 31, 2020;

•
Current Reports on Form 8-K or 8-K/A filed with the SEC on February 24, 2021, March 11, 2021, March 12, 2021, March 22, 2021, March 31, 2021, April 5, 2021, April 6, 2021, May 6, 2021 and June 3, 2021; and

•
Any description of shares of INSW common stock contained in a registration statement filed pursuant to the Exchange Act and any amendment or report filed for the purpose of updating such description.

Diamond S SEC Filings
•
Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2020, filed with the SEC on March 16, 2021 and April 30, 2021, respectively;

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Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 10, 2021;

•
Current Reports on Form 8-K or Form 8-K/A filed with the SEC on January 7, 2021, January 15, 2021, March 31, 2021, April 5, 2021, April 7, 2021 and June 3, 2021; and

•
Any description of shares of Diamond S common stock contained in a registration statement filed pursuant to the Exchange Act and any amendment or report filed for the purpose of updating such description.

ANNEX A
AGREEMENT AND PLAN OF MERGER
by and among
INTERNATIONAL SEAWAYS, INC.
DISPATCH TRANSACTION SUB, INC.
and
DIAMOND S SHIPPING INC.
dated as of March 30, 2021

A-i

A-ii

Exhibit A – Articles of Incorporation of the Surviving Corporation
Exhibit B – Form of Articles of Merger

A-iii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated March 30, 2021, is by and among International Seaways, Inc., a Republic of the Marshall Islands corporation (“Seaways”), Dispatch Transaction Sub, Inc., a Republic of the Marshall Islands corporation and wholly owned Subsidiary of Seaways (“Merger Sub”), and Diamond S Shipping Inc., a Republic of the Marshall Islands corporation (“Diamond”). Seaways, Merger Sub and Diamond are each sometimes referred to as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, the Parties wish to effect a business combination through the merger of Merger Sub with and into Diamond, with Diamond being the surviving corporation (the “Merger”);
WHEREAS, each outstanding common share, par value $0.001 per share, of Diamond (the “Diamond Common Stock” or “Diamond Shares”) issued and outstanding immediately prior to the Effective Time (other than Diamond Shares to be cancelled in accordance with Section 2.1(b)) will be automatically converted into the right to receive the Merger Consideration upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Marshall Islands Business Corporations Act (the “BCA”);
WHEREAS, the board of directors of Diamond (the “Diamond Board of Directors”) has unanimously adopted resolutions (a) declaring that this Agreement and the consummation of the transactions contemplated hereby (the “Transactions”), including the Merger, are advisable and fair to, and in the best interests of, Diamond and its shareholders, (b) approving this Agreement and the Transactions, including the Merger, (c) authorizing the execution of this Agreement, (d) directing that the “plan of merger” (as such term is described in Section 95 of the BCA) contained herein (the “Plan of Merger”) be submitted for consideration at the Diamond Special Meeting and (e) recommending that Diamond’s shareholders authorize the Plan of Merger (the “Diamond Board Recommendation”);
WHEREAS, the board of directors of Seaways (the “Seaways Board of Directors”) has unanimously adopted resolutions (a) declaring that this Agreement and consummation of the Transactions, including the Merger, are advisable and fair to, and in the best interests of, Seaways and its shareholders, (b) approving this Agreement and the Transactions, including the Merger, (c) authorizing the execution of this Agreement, (d) directing that the issuance of the Seaways Shares as Merger Consideration (the “Seaways Share Issuance”) be submitted for consideration at the Seaways Special Meeting and (e) recommending that Seaways’ shareholders vote to approve the Seaways Share Issuance (the “Seaways Board Recommendation”);
WHEREAS, the board of directors of Merger Sub has unanimously approved this Agreement and the Transactions, including the Merger, and determined that this Agreement and the consummation of the Transactions, including the Merger, are advisable and fair to, and in the best interests of, Merger Sub and its sole shareholder;
WHEREAS, Seaways, in its capacity as the sole shareholder of Merger Sub, has determined that it is in the best interests of Merger Sub to enter into this Agreement and has approved and authorized this Agreement and the Transactions, including the Merger, in accordance with applicable Law and upon the terms and conditions set forth in this Agreement;
WHEREAS, for U.S. federal income Tax purposes, it is the intent of the Parties that (i) the Merger qualifies as a “reorganization” under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), to which each of Seaways, Merger Sub, and Diamond are parties under Section 368(b) of the Code and (ii) the Merger not result in the recognition of gain under Section 367(a)(1) of the Code (other than for any shareholder that would be a “five-percent transferee shareholder” (within the meaning of United States Treasury Regulation Section 1.367(a)-3(c)(5)(ii)) of Seaways following the Merger that does not enter into a five-year gain recognition agreement in the form provided in United States Regulation Section 1.367(a)-8(c) (a “GRA”)) (clauses (i) and (ii), collectively, the “Intended Tax Treatment”), and that this Agreement constitutes, and is adopted as, a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g);

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Seaways’ willingness to enter into this Agreement, certain shareholders of Diamond (the “Diamond Principal Shareholders”), have simultaneously herewith entered into a Voting and Support Agreement with Seaways (the “Diamond Voting and Support Agreement”) in connection with the Merger;
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Diamond’s willingness to enter into this Agreement, certain shareholders of Seaways (the “Seaways Principal Shareholders”), have simultaneously herewith entered into a Voting and Support Agreement with Diamond (the “Seaways Voting and Support Agreement”) in connection with the Merger;
WHEREAS, concurrently with the execution and delivery of this Agreement, Diamond is entering into that certain (i) Termination Agreement with Capital Ship Management Corp. and (ii) Termination of Director Designation Agreement and Resale and Registration Rights Agreement with Capital Maritime & Trading Corp., Capital GP L.L.C. and Crude Carriers Investments Corp (collectively, the “Capital Termination Agreements”), pursuant to which, among other things, the Capital Shareholder Arrangements shall be terminated in accordance with the terms of the relevant Capital Termination Agreement;
WHEREAS, concurrently with the execution and delivery of this Agreement, Diamond is entering into that certain Termination of Director Designation Agreement with WL Ross & Co., LLC and certain of its Affiliates (the “WL Ross Termination Agreement” and collectively with the Capital Termination Agreements, the “Termination Agreements”), pursuant to which, among other things, the WL Ross Shareholder Arrangement shall be terminated at the Effective Time (as herein defined) in accordance with the terms of the WL Ross Termination Agreement;
WHEREAS, on or before the date hereof, Diamond and each of its applicable Subsidiaries has entered (a) into the Debt Consents (as herein defined), which Debt Consents include consents and waivers from the Required Lenders (as herein defined) under the Existing Debt Agreements (as herein defined) and (b) the Debt Amendment Letters (as defined herein), which Debt Amendment Letters set forth certain terms of the A&R Debt Agreements; and
WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also prescribe various conditions to the Merger.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the Parties agree as follows:
AGREEMENT
ARTICLE I.
THE MERGER; CERTAIN GOVERNANCE MATTERS
Section 1.1   The Merger.   Upon the terms and subject to the satisfaction or, to the extent permitted by Law, waiver of the conditions set forth in this Agreement, and in accordance with the BCA, at the Effective Time, Merger Sub shall be merged with and into Diamond, whereupon the separate existence of Merger Sub will cease, with Diamond continuing as the surviving corporation (Diamond, as the surviving corporation in the Merger, sometimes being referred to herein as the “Surviving Corporation”), such that immediately following the Merger, the Surviving Corporation will be a wholly owned Subsidiary of Seaways. The Merger shall have the effects provided in this Agreement and as specified in the BCA.
Section 1.2   Closing.   The closing of the Merger (the “Closing”) will take place by conference call and by exchange of signature pages by email or other electronic transmission (a) on the third (3rd) business day after the satisfaction or, to the extent permitted by Law, waiver of the conditions set forth in Article VII (other than any such conditions that by their nature are to be satisfied at the Closing) subject to the satisfaction or, to the extent permitted by Law, waiver of all of the conditions set forth in Article VII at the Closing, or (b) at such other date as may be agreed to in writing by Diamond and Seaways. The date on which the Closing actually takes place is referred to as the “Closing Date”.

Section 1.3   Effective Time.   As promptly as practicable on the Closing Date, the Parties shall cause articles of merger with respect to the Merger (the “Articles of Merger”) to be duly executed and filed with Registrar or Deputy Registrar of Corporations of the Republic of the Marshall Islands as provided under the BCA and make any other filings, recordings or publications required to be made by Diamond or Merger Sub under the BCA in connection with the Merger. The Merger shall become effective at such time as the Articles of Merger is duly filed with the Registrar or Deputy Registrar of Corporations of the Republic of the Marshall Islands or on such later date and time as shall be agreed to by Diamond and Seaways and specified in the Articles of Merger in accordance with the BCA (the date and time at which the Merger becomes effective being hereinafter referred to as the “Effective Time”).
Section 1.4   Governing Documents of the Surviving Corporation.   At the Effective Time, (a) the Diamond Certificate shall, by virtue of the Merger, be amended and restated so as to read in its entirety in the form attached hereto as Exhibit A and, as so amended and restated, shall be the articles of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law, but subject to Section 6.4 and (b) the Diamond Bylaws shall be amended and restated to conform to the by-laws of Merger Sub, as in effect immediately prior to the Effective Time (except that all references therein to Merger Sub’s name shall be replaced by references to “Diamond”), and as such shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law, but subject to Section 6.4.
Section 1.5   Directors and Officers of the Surviving Corporation.   The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation to hold office in accordance with the by-laws of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation to hold office in accordance with the by-laws of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.
Section 1.6   Effects of the Merger.   The Merger shall have the effects set forth in this Agreement, the Articles of Merger and in the relevant provisions of the BCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the rights, privileges, immunities, powers, purposes, property and assets of each of Merger Sub and Diamond shall vest in the Surviving Corporation, and all liabilities, obligations and penalties of each of Merger Sub and Diamond shall be assumed by the Surviving Corporation.
Section 1.7   Directors and Officers of Seaways.   The initial Board of Directors of Seaways at and following the Effective Time (the “Seaways Board of Directors”) shall consist of ten (10) directors. Prior to the Effective Time, Seaways and Diamond shall each designate in writing directors from the persons who currently serve as directors of Seaways and Diamond, respectively, such that at the Effective Time, (a) the Seaways Board of Directors shall be comprised of (i) an initial Chairman, designated by Seaways, (ii) six (6) additional directors, designated by Seaways that are reasonably acceptable to Diamond and (iii) three (3) additional directors, designated by Diamond that are reasonably acceptable to Seaways and (b) to the extent permitted by applicable Law and the rules and regulations of the SEC and NYSE, each committee of the Seaways Board of Directors following the Effective Time shall initially include one of the directors designated by Diamond who qualify as “independent” under the rules and regulations of the SEC and NYSE; provided, that, prior to the Effective Time, in the event that any person designated to serve on the Seaways Board of Directors after the Effective Time is unable or unwilling as a result of illness, death, resignation, applicable Law or any other reason, the Party which designated such person shall designate another person to serve in such person’s place. The parties agree that each of the members of the Seaways Board of Directors after the Effective Time, other than the individuals set forth in Section 1.7 of the Diamond Disclosure Letter and the individuals set forth in Section 1.7 of the Seaways Disclosure Letter, must qualify as an independent director under the listing standards of the NYSE and the applicable rules of the SEC.

ARTICLE II.
TREATMENT OF SECURITIES
Section 2.1   Treatment of Capital Stock.
(a)   Treatment of Diamond Common Stock.   At the Effective Time, by virtue of the Merger and without any action on the part of the Parties or holders of any securities of Diamond or of Merger Sub, subject to Section 2.1(d) and Section 2.5, each Diamond Share issued and outstanding immediately prior to the Effective Time (but excluding Diamond Shares to be cancelled in accordance with Section 2.1(b)) shall be automatically converted into the right to receive 0.55375 validly issued, fully paid and non-assessable Seaways Shares (the “Base Exchange Ratio”); provided that if an Exchange Ratio Adjustment Event has taken place prior to the Effective Time, the Base Exchange Ratio shall be increased to the Exchange Ratio Adjustment Amount (as it may be adjusted pursuant to the preceding proviso, the “Exchange Ratio” and the “Merger Consideration”). From and after the Effective Time, all such Diamond Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each applicable holder of such Diamond Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such Diamond Shares in accordance with Section 2.2, including the right to receive, pursuant to Section 2.5, cash in lieu of fractional Seaways Shares, if any, which would otherwise be issuable in respect of such Diamond Shares pursuant to this Section 2.1(a) (the “Fractional Share Consideration”), together with the amounts, if any, payable pursuant to Section 2.2(f).
(b)   Cancellation of Diamond Common Stock.   At the Effective Time, all Diamond Shares owned by Diamond, Seaways, Merger Sub or by any of their respective direct or indirect wholly owned Subsidiaries shall be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.
(c)   Treatment of Merger Sub Common Shares.   At the Effective Time, each issued and outstanding share, $0.001 par value, of Merger Sub shall be automatically converted into, and become, one validly issued, fully paid and non-assessable share, $0.001 par value, of the Surviving Corporation and such shares, collectively, shall constitute the only outstanding shares of capital stock of the Surviving Corporation.
(d)   Adjustment to Merger Consideration.   The Merger Consideration shall be adjusted appropriately, without duplication, to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Diamond Shares or Seaways Shares, as applicable), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the Diamond Shares or Seaways Shares outstanding at any time between the date hereof and immediately prior to the Effective Time; provided, however, that nothing in this Section 2.1(d) shall be construed to permit Seaways, Diamond or any of their respective Subsidiaries to take any action with respect to its securities that is prohibited by the terms of this Agreement.
Section 2.2   Payment for Securities; Surrender of Certificates.
(a)   Exchange Fund.   Prior to the Effective Time, Seaways or Merger Sub shall designate a bank or trust company reasonably acceptable to Diamond to act as the exchange agent in connection with the Merger (the “Exchange Agent”) and Seaways shall enter into an agreement with the Exchange Agent prior to the Effective Time, which agreement shall set forth the duties, responsibilities and obligations of the Exchange Agent consistent with the terms of this Agreement. The Exchange Agent shall also act as the agent for Diamond’s shareholders for the purpose of receiving and holding their Certificates and Book-Entry Shares and shall obtain no rights or interests in the shares represented thereby. At or prior to the Effective Time, Seaways shall deposit, or cause to be deposited, with the Exchange Agent (i) evidence of Seaways Shares issuable pursuant to Section 2.1(a) in book-entry form equal to the aggregate Merger Consideration (excluding any Fractional Share Consideration), and (ii) cash in immediately available funds in an amount sufficient to pay the aggregate Fractional Share Consideration and, from time to time when payable, any dividends or other distributions on Seaways Shares in accordance with Section 2.2(f) (such evidence of book-entry shares of Seaways Shares and cash amounts, together with any dividends or other distributions with respect thereto, the “Exchange Fund”), in each case, in trust for the sole benefit of the holders of Diamond Shares. In the event the Exchange Fund shall be insufficient to pay the aggregate Fractional Share Consideration and any dividends or other distributions on Seaways Shares in accordance with Section 2.2(f), Seaways shall, or shall cause the Surviving Corporation to, promptly deposit additional funds with the Exchange Agent in the amount required to make such payment. Seaways shall cause the Exchange Agent to make, and the Exchange Agent shall make, delivery of the Merger Consideration, including payment of the Fractional Share Consideration and any amounts payable in respect of dividends or other distributions on Seaways Shares in accordance with Section 2.2(f) out of the Exchange Fund in accordance with this Agreement. The Exchange Fund shall not be used for any purpose that is not expressly provided for in this Agreement. The cash portion of the Exchange Fund shall be invested by the Exchange Agent as directed by Seaways; provided, however, that any investment of such cash shall in all events be limited to direct short-term obligations of, or short-term obligations backed by the full faith and credit, as to principal and interest by, the United States of America, or in commercial paper rated P-1 or A-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available), and that no such investment or loss thereon shall affect the amounts payable to holders of Certificates or Book-Entry Shares pursuant to this Article II. Any interest and other income resulting from such investments shall, upon request by Seaways, be paid to Seaways on the earlier of (A) twelve (12) months after the Effective Time or (B) the full payment of the Exchange Fund.
(b)   Procedures for Surrender.   Promptly, but in any event within five (5) business days after the Effective Time, Seaways shall, and shall cause the Surviving Corporation to, cause the Exchange Agent to mail (and make available for collection by hand) or otherwise provide (i) to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Diamond Shares (the “Certificates”) whose Diamond Shares were converted pursuant to Section 2.1 into the right to receive the Merger Consideration (A) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent and shall be in customary form and have such other provisions as Seaways may reasonably specify subject to Diamond’s reasonable approval prior to the Effective Time and (B) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu thereof) in exchange for payment of the Merger Consideration issuable and payable in respect of such Diamond Shares pursuant to Section 2.1, including any amount payable in respect of Fractional Share Consideration in accordance with Section 2.5, and any dividends or other distributions on Seaways Shares in accordance with Section 2.2(f) or (ii) to each holder of record of non-certificated Diamond Shares represented by book-entry (“Book-Entry Shares”) whose Diamond Shares were converted pursuant to Section 2.1 into the right to receive the Merger Consideration, a notice of the effectiveness of the Merger. Upon surrender of a Certificate (or an affidavit of loss in lieu thereof) for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Seaways or the Surviving Corporation, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, and without any action by any holder of record of any Book-Entry Share, the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor the applicable Merger Consideration pursuant to the provisions of this Article II, any Fractional Share Consideration that such holder has the right to receive pursuant to the provisions of Section 2.5, and any amounts that such holder has the right to receive in respect of dividends or other distributions on Seaways Shares in accordance with Section 2.2(f) for each Diamond Share formerly represented by such Certificate or Book-Entry Share, to be mailed (or made available for collection by hand if so elected by the surrendering holder) as promptly as practicable and, with respect to the holders of Certificates, within five (5) business days following the Exchange Agent’s receipt of such Certificate (or affidavit of loss in lieu thereof), letter of transmittal and such other documents, and the Certificate (or affidavit of loss in lieu thereof) so surrendered or Book-Entry Share shall be forthwith cancelled. The Exchange Agent shall accept such Certificates (or affidavits of loss in lieu thereof) upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition precedent of payment that (A) the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and (B) the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such Tax either has been paid or is not required to be paid. Payment of the applicable Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered. Until satisfaction of the applicable procedures contemplated by this Section 2.2(b), each Certificate and Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the applicable Merger Consideration as contemplated by this Article II, including any amount payable in respect of Fractional Share Consideration in accordance with Section 2.5, and any dividends or other distributions on Seaways Shares in accordance with Section 2.2(f), without interest thereon.
(c)   Transfer Books; No Further Ownership Rights in Diamond Shares.   At the Effective Time, the stock transfer books of Diamond shall be closed and thereafter there shall be no further registration of transfers of Diamond Shares outstanding immediately prior to the Effective Time on the records of Diamond. From and after the Effective Time, the holders of Certificates outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Diamond Shares except as otherwise provided for herein or by applicable Law. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Agreement.
(d)   Termination of Exchange Fund; No Liability.   At any time following twelve (12) months after the Effective Time, Seaways shall be entitled to require the Exchange Agent to deliver to Seaways any funds (including any interest received with respect thereto) remaining in the Exchange Fund that have not been disbursed, or for which disbursement is pending subject only to the Exchange Agent’s routine administrative procedures, to holders of Certificates or Book-Entry Shares, and thereafter such holders shall be entitled to look only to the Surviving Corporation and Seaways (subject to abandoned property, escheat or other similar Laws) as general creditors thereof with respect to the applicable Merger Consideration, including any amount payable in respect of Fractional Share Consideration in accordance with Section 2.5, and any dividends or other distributions on Seaways Shares in accordance with Section 2.2(f), payable upon due surrender of their Certificates and compliance with the procedures in Section 2.2(b), without any interest thereon. Notwithstanding the foregoing, (i) none of the Surviving Corporation, Seaways or the Exchange Agent shall be liable to any holder of a Certificate or Book-Entry Share for any Merger Consideration or other amounts delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law and (ii) any portion of the Merger Consideration, including any amount payable in respect of Fractional Share Consideration in accordance with Section 2.5, that remains undistributed to the holders of Certificates and Book-Entry Shares as of immediately prior to the date on which the Merger Consideration or such cash would otherwise escheat to, or become the property of, any Governmental Entity shall, to the extent permitted by applicable Law, become the property of Seaways, free and clear of all claims or interests of any Person previously entitled thereto.
(e)   Lost, Stolen or Destroyed Certificates.   In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof and, if required by Seaways or the Exchange Agent, the posting by such holder of an indemnity or a bond in such amount as Seaways or the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it or the Surviving Corporation with respect to any such Certificates, the applicable Merger Consideration payable in respect thereof pursuant to Section 2.1, including any amount payable in respect of Fractional Share Consideration in accordance with Section 2.5, and any dividends or other distributions on Seaways Shares in accordance with Section 2.2(f).
(f)   Dividends or Distributions with Respect to Seaways Shares.   No dividends or other distributions with respect to Seaways Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Seaways Shares issuable hereunder, and all such dividends and other distributions shall be paid by Seaways to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate (or affidavit of loss in lieu thereof) in accordance with this Agreement. Subject to applicable Laws, following surrender of any such Certificate (or affidavit of loss in lieu thereof) there shall be paid to the holder thereof, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such Seaways Shares to which such holder is entitled pursuant to this Agreement and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time, but prior to such surrender, and with a payment date subsequent to such surrender payable with respect to such Seaways Shares.
Section 2.3   Treatment of Diamond Equity Awards.
(a)   As of the Effective Time, each outstanding restricted stock unit (the “Diamond RSUs”) under the Diamond Equity Plan that is not then vested and does not vest at the Effective Time shall be assumed by Seaways and shall be converted into a restricted stock unit award for Seaways Shares (the “Seaways RSUs”) with associated rights to the issuance of additional Seaways Shares in accordance with this Section 2.3. Each Seaways RSU as so assumed and converted shall provide for full vesting (at the target level, with respect to any Diamond RSUs subject to performance-based vesting criteria) on a termination of employment without Cause or for Good Reason (as defined in the applicable award agreement) within twenty four (24) months following the Closing Date, and otherwise continue to have, and shall be subject to, the same terms and conditions as applied to the applicable Diamond RSUs immediately prior to the Effective Time (but taking into account any changes thereto, including any necessary changes to any issuance provisions, provided for or permitted in the Diamond Equity Plan, in any applicable award agreement or in such Diamond RSUs, by reason of this Agreement or the Transactions). To the extent any such Diamond RSUs are subject to performance vesting or other performance conditions, following the Effective Time, such awards shall be deemed to have achieved at least the target level of performance. As of the Effective Time, the number of Seaways Shares underlying each such Seaways RSU as so assumed and converted (which shall be rounded (x) up to the nearest whole share if half a share or more or (y) down to the nearest whole share if less than half a share) shall be equal to the product of (i) the applicable number of Diamond Shares subject to such award, multiplied by (ii) the Exchange Ratio.
(b)   As of the Effective Time, each outstanding share of restricted stock (collectively, the “Diamond Restricted Shares”) granted under the Diamond Equity Plan that is not then vested and does not vest at the Effective Time shall be assumed by Seaways and shall be converted into restricted shares of Seaways (“Seaways Restricted Shares”) in accordance with this Section 2.3. Each Seaways Restricted Share as so assumed and converted shall continue to have, and shall be subject to, the same terms and conditions as applied to the applicable Diamond Restricted Shares immediately prior to the Effective Time (but taking into account any changes thereto provided for in the Diamond Equity Plan, in any applicable award agreement or in such Diamond Restricted Shares, by reason of this Agreement or the Transactions). As of the Effective Time, the number of Seaways Shares underlying each such Seaways Restricted Share as so assumed and converted (which shall be rounded (x) up to the nearest whole share if half a share or more or (y) down to the nearest whole share if less than half a share) shall be equal to the product of (i) the applicable number of Diamond Shares subject to such award, multiplied by (ii) the Exchange Ratio.
(c)   Prior to the Effective Time, Diamond shall adopt such resolutions as are necessary to effect the treatment of the Diamond Restricted Shares and Diamond RSUs (collectively, the “Diamond Equity Awards”) as contemplated by this Section 2.3. At the Effective Time, Seaways shall assume all obligations of Diamond under the Diamond Equity Plan, each outstanding Diamond Equity Award and the agreements evidencing the grants thereof and shall administer and honor all such awards in accordance with the terms and conditions of such awards and the Diamond Equity Plan pursuant to which they were granted (subject to the adjustments required by reason of this Agreement or the Transactions or such other adjustments or amendments made by Seaways in accordance with such terms and conditions).

(d)   At the Effective Time, all Seaways Equity Awards shall continue on their terms and conditions and Seaways shall administer all Seaways Equity Awards in accordance with the terms and conditions of such awards and the Seaways Equity Plans pursuant to which they were granted (subject to the adjustments required by reason of this Agreement or the Transactions or such other adjustments or amendments made by Seaways in accordance with such terms and conditions).
(e)   At the Effective Time, Seaways shall assume all rights and obligations in respect of the Diamond Equity Plan and will be able to grant stock awards, to the extent permissible by applicable Law under the terms of the Diamond Equity Plan if Seaways elects to assume the share reserves of the Diamond Equity Plan as of the Effective Time, except that: (i) stock covered by such awards shall be Seaways Shares; (ii) all references in Diamond Equity Plan to a number of Diamond Shares shall be amended or deemed amended to refer instead to a number of Seaways Shares determined by multiplying the number of referenced Diamond Shares by the Exchange Ratio, and rounding the resulting number down to the nearest whole number of Seaways Shares; and (iii) the Seaways Board of Directors or a committee thereof shall succeed to the authority and responsibility of the Diamond Board of Directors or any committee thereof with respect to the administration of the Diamond Equity Plan. Diamond and Seaways shall cooperate in connection with the preparation of registration statements on Form S-8 (or any successor or other appropriate form) with respect to the Diamond Equity Awards and the Seaways Equity Awards, in order to file such forms as soon as reasonably practicable following the Effective Time.
(f)   Notwithstanding anything to the contrary in Article II, any payment to which a current or former employee of Diamond or any Diamond Subsidiary becomes entitled pursuant to this Section 2.3 shall be made through the Surviving Corporation’s payroll. The Surviving Corporation shall cause the Exchange Agent to make the payments under Section 2.3 payable to holders who are not current or former employees of Diamond or any Diamond Subsidiary in accordance with Section 2.2.
Section 2.4   Withholding.   Notwithstanding any other provision of this Agreement, each of Seaways and the Surviving Corporation shall be entitled to (i) deduct and withhold, or cause the Exchange Agent to deduct and withhold, from the consideration otherwise payable pursuant to this Agreement any amounts as are required to be withheld or deducted with respect to such consideration under the Code, or any applicable provisions of U.S. state, local or non-U.S. Tax Law and (ii) in order to effectuate such withholding, to request any necessary Tax forms, including Form W-9 or the appropriate series of Form W-8, as applicable, or any similar information, from Diamond or its shareholders (or such shareholders’ direct and indirect owners), or any other Person to whom a payment is required to be made pursuant to this Agreement. The Parties acknowledge and agree that no such deduction or withholding is anticipated, but, in the event that any such deduction or withholding is required, the Parties shall cooperate in good faith to minimize to the extent permissible under applicable Law the amount of any such deduction or withholding. To the extent that amounts are so withheld and timely remitted to the appropriate Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
Section 2.5   Fractional Shares.   No fractional Seaways Shares shall be issued in connection with the Merger, no certificate or scrip representing fractional Seaways Shares shall be issued upon the surrender for exchange of Certificates or Book-Entry Shares and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Seaways. Notwithstanding any other provision of this Agreement, each holder of Diamond Shares converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a Seaways Share (after aggregating all Diamond Shares represented by Book-Entry Shares held, and Certificates delivered, by such holder) shall receive, in lieu thereof and, in the case of Certificates, upon surrender thereof, cash, without interest, in an amount equal to the product of such fractional part of a Seaways Share (rounded to the nearest one thousandth when expressed in decimal form) and the Seaways VWAP.

ARTICLE III.
REPRESENTATIONS AND
WARRANTIES OF DIAMOND
Except as disclosed in the Diamond SEC Documents filed or furnished with the SEC since December 31, 2020 (including exhibits and other information incorporated by reference therein) and publicly available prior to the date hereof (but excluding any forward looking disclosures set forth in any “risk factors” section, any disclosures in any “forward looking statements” section and any other disclosures included therein to the extent they are predictive or forward-looking in nature) or in the corresponding section of the disclosure letter delivered by Diamond to Seaways immediately prior to the execution of this Agreement (the “Diamond Disclosure Letter”) (it being agreed that disclosure of any item in any section of the Diamond Disclosure Letter shall be deemed disclosure with respect to any other section of this Article III to which the relevance of such item is reasonably apparent on its face), Diamond represents and warrants to Seaways as set forth below.
Section 3.1   Qualification, Organization, Subsidiaries, etc..
(a)   Each of Diamond and its Subsidiaries is a legal entity duly organized, validly existing and, where relevant, in good standing under the Laws of its respective jurisdiction of organization, and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing or operation of its assets or properties, or conduct of its business, requires such qualification, except where the failure to be so organized and validly existing (solely in the case of Diamond Subsidiaries), qualified or, where relevant, in good standing, or to have such power or authority, has not had, and would not reasonably be expected to have, individually or in the aggregate, a Diamond Material Adverse Effect. Diamond has filed with the SEC, prior to the date of this Agreement, a complete and accurate copy of the Diamond Certificate and the Diamond Bylaws as amended to the date hereof. The Diamond Governing Documents are in full force and effect and Diamond is not in violation of any provision of the Diamond Governing Documents, except as would not reasonably be expected to be material to Diamond and the Diamond Subsidiaries, taken as a whole.
(b)   Diamond has made available to Seaways a true, correct and complete copy of the Organizational Documents of each of its Subsidiaries, in each case, as amended through and in existence on the date hereof. The Organizational Documents of the Diamond Subsidiaries are in full force and effect and the relevant Diamond Subsidiary is not in violation of any provision of such Organizational Documents, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Diamond Material Adverse Effect.
Section 3.2   Capitalization.
(a)   The authorized capital stock of Diamond consists of 100,000,000 Diamond Shares and 10,000,000 registered preferred shares, par value $0.001 per share (“Diamond Preferred Stock”). As of March 30, 2021 (the “Diamond Capitalization Date”), (i)(A) 40,596,182 Diamond Shares were issued and outstanding, (B) 137,289 Diamond Shares were held in treasury and (C) no Diamond Shares were held by Subsidiaries of Diamond, (ii) 1,601,968 Diamond Shares were reserved and available for issuance pursuant to the Diamond Equity Plans and (iii) no shares of Diamond Preferred Stock were issued or outstanding or held in treasury. All of the outstanding Diamond Shares are, and all Diamond Shares reserved for issuance as noted above shall be, when issued in accordance with the respective terms thereof, duly authorized, validly issued in accordance with applicable Law, fully paid and non-assessable and free of pre-emptive rights.
(b)   Except as set forth in Section 3.2(a), as of the date hereof: (i) Diamond does not have any shares of capital stock issued or outstanding other than Diamond Shares that were outstanding on the Diamond Capitalization Date or that have become outstanding after the Diamond Capitalization Date, but were reserved for issuance as set forth in Section 3.2(a) as of the Diamond Capitalization Date and (ii) there are no outstanding subscriptions, options, warrants, puts, calls, exchangeable or convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock or other equity interests to which Diamond or any of the Diamond Subsidiaries is a party, or otherwise obligating Diamond or any of the Diamond Subsidiaries to (A) issue, transfer, exchange, sell or register for sale any capital stock or other equity interests of Diamond or any Diamond Subsidiary or securities convertible into, or exchangeable for, such shares or equity interests (in each case other than to Diamond or a wholly owned Subsidiary of Diamond); (B) grant, extend or enter into any such subscription, option, warrant, put, call, exchangeable or convertible securities or other similar right, agreement, commitment or arrangement relating to the capital stock or other equity interest of Diamond or a Diamond Subsidiary; (C) redeem or otherwise acquire any such capital stock or other equity interests; (D) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Diamond Subsidiary that is not wholly owned or any other Person; (E) make any payment to any Person the value of which is derived from, or calculated based on, the value of Diamond Common Stock or Diamond Preferred Stock or (F) grant any preemptive or antidilutive or similar rights with respect to any security issued by Diamond or any Diamond Subsidiary. Since the Diamond Capitalization Date until the date of this Agreement, Diamond has not granted any equity or equity-based award to any of the directors, employees or independent contractors of Diamond or any Diamond Subsidiaries. As of the date hereof, there are no declared but unpaid dividends of Diamond.
(c)   Section 3.2(c) of the Diamond Disclosure Letter sets forth (i) the aggregate number of Diamond Shares that are subject to performance-based Diamond RSUs (assuming maximum performance), (ii) the aggregate number of Diamond Shares that are subject to time-based Diamond RSUs and (iii) the aggregate number of Diamond Shares that are granted under the Diamond Equity Plan (such schedule, the “Diamond Equity Schedule”), in each case as of the Diamond Capitalization Date. Diamond shall provide Seaways with an updated Diamond Equity Schedule within three (3) business days prior to the Closing to reflect any changes occurring between the Diamond Capitalization Date and the applicable date of delivery. From the Diamond Capitalization Date through the date of this Agreement, Diamond has not granted, entered into an agreement to grant, or otherwise committed to grant any Diamond Equity Awards or other equity or equity-based awards that may be settled in Diamond Shares.
(d)   Section 3.2(d) of the Diamond Disclosure Letter sets forth as of the Diamond Capitalization Date a list of each outstanding Diamond Equity Award granted under the Diamond Equity Plans and (i) the name of the holder of such Diamond Equity Award, (ii) the number of Diamond Shares subject to such outstanding Diamond Equity Award, (iii) the exercise price, purchase price or similar pricing of such Diamond Equity Award, (iv) the date on which such Diamond Equity Award was granted or issued, and (v) the applicable vesting schedule, and the extent to which such Diamond Equity Award (A) is vested and exercisable as of the Diamond Capitalization Date and (B) would vest as a result of the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent events). With respect to each grant of Diamond Equity Awards, in all material respects, (1) each such grant was made in accordance with the terms of the applicable Diamond Equity Plan, the Exchange Act and all other applicable Laws, including the rules of the NYSE, (2) each such grant was properly accounted for in accordance with United States generally accepted accounting principles (“GAAP”) in the Diamond SEC Documents (including financial statements) and all other applicable Laws, (3) each Diamond Equity Award qualifies for the Tax treatment afforded to such award in Diamond’s Tax Returns and all Diamond SEC Documents, respectively, and (4) each Diamond Equity Award does not trigger any liability for the holder thereof under Section 409A of the Code or any similar provision in any other Tax jurisdiction.
(e)   Neither Diamond nor any Diamond Subsidiary has outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of Diamond or any Diamond Subsidiary on any matter.
(f)   There are no voting trusts or other agreements or understandings to which Diamond or any Diamond Subsidiary is a party with respect to the voting or registration of the capital stock or other equity interest of Diamond or any Diamond Subsidiary.

(g)   All the issued and outstanding shares of capital stock of, or other equity interests in, each Diamond Subsidiary are duly authorized, have been validly issued in compliance with applicable Law and are fully paid and non-assessable and are wholly owned, directly or indirectly, by Diamond free and clear of all Liens, including preemptive rights, other than Permitted Liens. Section 3.2(g) of the Diamond Disclosure Letter sets forth a true and complete list of all Diamond Subsidiaries as of the date of this Agreement, including the capitalization of each such Diamond Subsidiary that is not directly or indirectly wholly-owned by Diamond and the Person that owns the equity interests in each Diamond Subsidiary. Except for equity interests in the Diamond Subsidiaries, neither Diamond nor any Diamond Subsidiary owns, directly or indirectly, any equity interest in any Person (or any security or other right, agreement or commitment convertible or exercisable into, or exchangeable for, any equity interest in any Person). Neither Diamond nor any Diamond Subsidiary has any obligation to acquire any equity interest, security, right, agreement or commitment or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person.
Section 3.3   Corporate Authority Relative to this Agreement; No Violation.
(a)   Diamond has all requisite corporate power and authority to enter into this Agreement, the Termination Agreements, the Debt Consents, the Debt Amendment Letters, the A&R Debt Agreements, the Seaways Voting and Support Agreement and, assuming the Diamond Shareholder Approval is obtained, to perform its obligations hereunder and to consummate the Transactions, including the Merger. The execution, delivery and performance by Diamond of this Agreement, the Termination Agreements, the Debt Consents, the Debt Amendment Letters, the A&R Debt Agreements, the Seaways Voting and Support Agreement and the consummation of the Transactions have been duly and validly authorized by the Diamond Board of Directors and, except for the filing of the Articles of Merger with the Registrar or Deputy Registrar of Corporations of the Republic of the Marshall Islands, no other corporate proceedings on the part of Diamond or any Diamond Subsidiary are necessary to authorize the consummation of the Transactions other than, with respect to the Merger, obtaining the Diamond Shareholder Approval. Prior to the execution of this Agreement, the Diamond Board of Directors has unanimously adopted resolutions (A) declaring that this Agreement and consummation of the Transactions, including the Merger, are advisable and fair to, and in the best interests of Diamond and its shareholders, (B) approving this Agreement and the Transactions, including the Merger, (C) authorizing the execution, delivery and performance of this Agreement, (D) directing that the Plan of Merger be submitted for consideration at the Diamond Special Meeting, (E) making the Diamond Board Recommendation, and (F) approving the inclusion of the Diamond Board Recommendation in the Proxy Statement/Prospectus, in each case subject to Section 5.3. This Agreement has been duly and validly executed and delivered by Diamond and, assuming this Agreement constitutes the valid and binding agreement of Seaways and Merger Sub, constitutes the valid and binding agreement of Diamond, enforceable against Diamond in accordance with its terms, except that (1) such enforcement may be subject to applicable bankruptcy, insolvency, examinership, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (2) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (such exceptions in clauses (1) and (2), the “Enforceability Exceptions”). The Termination Agreements, the Debt Consents, the Debt Amendment Letters and the Seaways Voting and Support Agreement have been duly and validly executed and delivered by Diamond and, assuming the Termination Agreements, the Debt Consents, the Debt Amendment Letters and the Seaways Voting and Support Agreement constitute the valid and binding agreements of the other parties thereto, such agreements constitute the valid and binding agreements of Diamond, enforceable against Diamond in accordance with their respective terms, subject to the Enforceability Exceptions. When executed and delivered by Diamond and such Subsidiaries, and assuming the A&R Debt Agreements constitute the valid and binding agreements of the parties thereto (other than Diamond and its Subsidiaries), the A&R Debt Agreements will constitute the valid and binding agreements of Diamond and its Subsidiaries, enforceable against Diamond and its Subsidiaries party thereto, in accordance with their respective terms, subject to the Enforceability Exceptions.
(b)   Other than in connection with or in compliance with (i) the provisions of the BCA, (ii) the Securities Act, (iii) the Exchange Act, (iv) the HSR Act, (v) any applicable requirements of the NYSE,

(vi) the filing of the Articles of Merger with the Registrar or Deputy Registrar of Corporations of the Republic of the Marshall Islands and (vii) such filings and approvals as are required to be made or obtained under the securities or “blue sky” Laws and the rules and regulations thereunder in connection with the issuance of the Seaways Shares in the Merger, no authorization, consent or approval of, or filing with, any Governmental Entity is necessary, under applicable Law, for the consummation by Diamond of the Transactions, except for (A) such authorizations, consents, approvals or filings that, if not obtained or made, has not had and would not reasonably be expected to have, individually or in the aggregate, a Diamond Material Adverse Effect and (B) as may arise as a results of facts or circumstances relating to Seaways or its affiliates or Laws or Contracts binding Seaways or its affiliates.
(c)   The execution and delivery by Diamond of this Agreement, the Termination Agreements, the Debt Consents, the Debt Amendment Letters, the A&R Debt Agreements and the Seaways Voting and Support Agreement do not, and, except as described in Section 3.3(b) and the consummation of the Transactions and compliance with the provisions of this Agreement will not (i) result in any violation or breach of, or default or change of control (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, modification, cancellation or acceleration of any material obligation or to the loss of a material benefit under any Diamond Material Contract, loan, Indebtedness or guarantee of Indebtedness or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise or right binding upon Diamond or any of the Diamond Subsidiaries or result in the creation of any Lien upon any of the properties, rights or assets of Diamond or any Diamond Subsidiaries, other than Permitted Liens or result in any Default of Event of Default (as defined in the respective Existing Debt Agreements), (ii) subject to obtaining the Diamond Shareholder Approval, conflict with or result in any violation of any provision of the Diamond Governing Documents or any of the Organizational Documents of any Diamond Subsidiary or (iii) conflict with or violate any Laws applicable to Diamond or any of the Diamond Subsidiaries or any of their respective properties or assets, other than in the case of clauses (i), (ii) (with respect to Diamond Subsidiaries that are not Diamond Significant Subsidiaries) and (iii), any such violation, breach, conflict, default, termination, modification, cancellation, acceleration, right, loss or Lien that has not had and would not reasonably be expected to have, individually or in the aggregate, a Diamond Material Adverse Effect.
Section 3.4   Reports and Financial Statements.
(a)   From January 1, 2018 through the date of this Agreement, Diamond has filed or furnished all forms, documents and reports with the SEC (such forms, documents and reports, including all exhibits, supplements and schedules thereto, the “Diamond SEC Documents”) required to be filed or furnished prior to the date hereof by it. As of their respective dates, or, if amended, as of the date of (and giving effect to) the last such amendment (and, in the case of registration statements and proxy statements, on the date of effectiveness and the dates of the relevant meetings, respectively), each of the Diamond SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Diamond SEC Documents contained any untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No executive officer of Diamond has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. None of the Diamond SEC Documents is, as of the date of this Agreement and to the knowledge of Diamond, the subject of ongoing SEC review or outstanding or unresolved comments. Diamond has, prior to the date hereof, provided Seaways or its Representatives with true, correct and complete copies of all SEC comment letters received and response letters submitted and other correspondence between the SEC and Diamond or any Diamond Subsidiary with respect to the Diamond SEC Documents, within the year prior to the date of this Agreement to the extent such comment letters, response letters and correspondence are not publicly available.
(b)   The consolidated financial statements (including all related notes and schedules) of Diamond and the Diamond Subsidiaries included in the Diamond SEC Documents when filed (i) complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect at the time of such filing, (ii) fairly present in all material respects the consolidated financial position of Diamond and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations, their consolidated incomes, their consolidated changes in shareholders’ equity and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto, none of which would be material) in conformity with United States Generally Accepted Accounting Principles (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and (iii) were prepared from, and in accordance with, the books and records of Diamond and the Diamond Subsidiaries.
Section 3.5   Internal Controls and Procedures.
(a)   Diamond has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) sufficient to comply in all material respects with all legal and accounting requirements applicable to Diamond and its Subsidiaries and as otherwise as required by Rule 13a-15 under the Exchange Act. Diamond’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Diamond in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Diamond’s management as appropriate to allow timely decisions regarding required disclosure and to enable Diamond’s management to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). Diamond, each Diamond Subsidiary and each of their respective officers and directors in their capacities as such are in material compliance with, and, since January 1, 2019, have materially complied with the applicable provisions of Sarbanes-Oxley Act and the Exchange Act. Based on its most recent evaluation of internal controls over financial reporting prior to the date hereof, Diamond’s management has disclosed to Diamond’s auditors and the audit committee of the Diamond Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect Diamond’s ability to report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Diamond’s internal control over financial reporting, and each such deficiency, weakness and fraud so disclosed to auditors, if any, has been disclosed to Seaways prior to the date hereof. Diamond has remediated any and all significant deficiencies and all material weaknesses in the design or operations of its internal control over financial reporting that were reasonably likely to adversely affect in any material respect Diamond’s ability to report financial information and were identified in Diamond’s most recent evaluation of its internal control over financial reporting.
(b)   Neither Diamond nor any Diamond Subsidiary is a party to, nor does it have any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among Diamond or a Diamond Subsidiary, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand) or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC).
(c)   Diamond has not been informed by its independent registered public accounting firm that it is required to restate, and Diamond has not restated (and does not believe it is, nor will it be, required to restate), any financial statements contained in the Diamond SEC Documents as a result of events known to Diamond as of the date hereof in a manner that would be material to the present or future financial condition of Diamond and the Diamond Subsidiaries, taken as a whole.
Section 3.6   No Undisclosed Liabilities.   Except (a) as disclosed, reflected or reserved against in Diamond’s consolidated balance sheet (or the notes thereto) as of December 31, 2020 included in the Diamond SEC Documents filed or furnished and publicly available prior to the date hereof, (b) for liabilities incurred in the ordinary course of business since December 31, 2020, (c) as expressly permitted or contemplated by this Agreement and (d) for liabilities which have been discharged or paid in full in the ordinary course of business, neither Diamond nor any Diamond Subsidiary has any liabilities of any nature, whether or not accrued, contingent or otherwise, whether or not required by GAAP to be reflected on a consolidated balance sheet of Diamond and its consolidated Subsidiaries (or in the notes thereto), other than those which, individually or in the aggregate, have not had, and would not reasonably be expected to have a Diamond Material Adverse Effect.
Section 3.7   Compliance with Laws; Permits.
(a)   Diamond and each Diamond Subsidiary is, and since January 1, 2018 has been, in compliance with and is not, and since January 1, 2018 has not been, in default under, or in violation of, any Laws (including Maritime Guidelines) applicable to Diamond, such Subsidiaries or any of their respective properties or assets (including Diamond Vessels), except where such non-compliance, default or violation has not had, and would not reasonably be expected to have, individually or in the aggregate, a Diamond Material Adverse Effect. Since January 1, 2018, Diamond has complied in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE.
(b)   Diamond and the Diamond Subsidiaries are, and since January 1, 2018 have been, in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, exemptions, consents, certificates, approvals and orders of any Governmental Entity (including those required by Maritime Guidelines) necessary for Diamond and the Diamond Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the “Diamond Permits”), except where the failure to have any of the Diamond Permits has not had and would not reasonably be expected to have, individually or in the aggregate, a Diamond Material Adverse Effect. All Diamond Permits are in full force and effect, except where the failure to be in full force and effect has not had and would not reasonably be expected to have, individually or in the aggregate, a Diamond Material Adverse Effect. Diamond and each Diamond Subsidiary is in compliance with all Diamond Permits, except where the failure to be in compliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Diamond Material Adverse Effect.
Section 3.8   Environmental Laws and Regulations.   Except for those matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Diamond Material Adverse Effect, since January 1, 2018:
(a)   Diamond, each Diamond Subsidiary and each Diamond Vessel have been and are in compliance with applicable Environmental Laws and have obtained and have been and are in compliance with all Environmental Permits necessary to conduct their respective businesses as presently conducted. All Environmental Permits necessary to conduct the respective businesses of Diamond, each Diamond Subsidiary and each Diamond Vessel as presently conducted are in full force and effect, and Diamond has no written notice or knowledge that such Environmental Permits will not be renewed in the ordinary course after the Effective Time. No Governmental Entity has begun, or to the knowledge of Diamond, threatened in writing to begin, any action to terminate, cancel or reform any Environmental Permits necessary to conduct the respective businesses of Diamond, each Diamond Subsidiary and each Diamond Vessel as presently conducted;
(b)   Neither Diamond nor any Diamond Subsidiary has received any notice, demand, request for information, citation, summons, complaint, letter or claim alleging that Diamond or any such Diamond Subsidiary or Diamond Vessel is in violation of, or liable under, any Environmental Law, no penalty has been assessed and there is no outstanding order, consent decree, writ, injunction or judgment issued by a court, Governmental Entity, authority or tribunal against Diamond or any Diamond Subsidiary or otherwise with respect to any Diamond Vessel, in each case, with respect to matters arising out of any Environmental Law. There is no claim, action, suit, proceeding, demand, lien, investigation or request for information pending, or, to the knowledge of Diamond, threatened against Diamond or any Diamond Subsidiary or otherwise with respect to any Diamond Vessel with respect to any matters arising out of any applicable Environmental Law;
(c)   Neither Diamond nor any Diamond Subsidiary has entered into or agreed to any order, consent, decree, writ, injunction or judgment or is subject to any order, consent, decree, writ, injunction or judgment relating to compliance with Environmental Laws, Environmental Permits or the investigation, Release, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials;
(d)   Neither Diamond nor any Diamond Subsidiary has assumed, by Contract, or to the knowledge of Diamond, by operation of Law, any liability under any Environmental Law or relating to any Hazardous Materials, and neither Diamond nor any Diamond Subsidiary is an indemnitor in connection with any threatened or asserted claim, action, suit, proceeding, demand, lien, investigation by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials; and
(e)   Neither Diamond nor any Diamond Subsidiary has caused, and to the knowledge of Diamond, no third party has caused, any release of a Hazardous Material, bilge water or ballast water that could reasonably be expected to require investigation or remedial action by Diamond or any Diamond Subsidiary under any Environmental Law.
(f)   Notwithstanding anything to the contrary in this Agreement, the representations and warranties set forth in this Section 3.8 and in Section 3.4, Section 3.6, Section 3.10, Section 3.12 and Section 3.21 are the sole representations and warranties of Diamond with respect to environmental matters, including with respect to Hazardous Materials, Environmental Permits, and any other matter relating to compliance with, or liabilities under, Environmental Laws.
Section 3.9   Employee Benefit Plans.
(a)   Section 3.9(a) of the Diamond Disclosure Letter sets forth, as of the date hereof, a true, correct and complete list of each material Diamond Benefit Plan. With respect to each material Diamond Benefit Plan, Diamond has made available to Seaways true, correct and complete copies of (or, to the extent no such copy exists, a description of), in each case, to the extent applicable, (i) the current plan document and, to the extent available, the summary plan description; (ii) the most recent audited financial statement and actuarial valuation; (iii) all material filings and correspondence with any Governmental Entity, including any required filings or schedules and any communications with any Governmental Entity regarding the qualified status of each such material Diamond Benefit Plan; (iv) all material related insurance contracts which implement each such material Diamond Benefit Plan; and (v) any documents with respect to any material Diamond Benefit Plans that are required to be prepared or filed under the applicable Laws of a non-U.S. jurisdiction.
(b)   (i) Except as has not and would not, individually or in the aggregate, reasonably be expected to have a Diamond Material Adverse Effect, each of the Diamond Benefit Plans is and has been established, operated, maintained, funded and administered in compliance with its terms and in accordance with applicable Laws and applicable regulatory or authoritative guidance; (ii) no Diamond Benefit Plan is a defined benefit plan, is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code or is a “multiemployer pension plan” (as such term is defined in Section 3(37) of ERISA) or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA or Section 413(c) of the Code; (iii) no Diamond Benefit Plan provides benefits, including death or medical or other welfare benefits (whether or not insured), with respect to current or former employees or directors of Diamond or its Subsidiaries beyond their retirement or other termination of service, other than, and solely to the extent of, coverage mandated by applicable Law for which the cost is borne entirely by the covered Person; (iv) no material liability has been incurred by Diamond, any of its Subsidiaries or any of their respective Affiliates (including ERISA Affiliates) that has not been satisfied in full, and no condition exists that is likely to cause Diamond, any of its Subsidiaries or any of their Affiliates to incur a liability thereunder or in respect thereof; (v) except as would not, individually or in the aggregate, reasonably be expected to have a Diamond Material Adverse Effect, all contributions, reimbursements or other amounts payable by Diamond or its Subsidiaries pursuant to each Diamond Benefit Plan in respect of current or prior plan years have been timely paid or accrued in accordance with GAAP or applicable international accounting standards and there are no pending, or to the knowledge of Diamond, threatened claims, actions, investigations, litigations, proceedings or audits (other than routine claims for benefits) with respect to any of the Diamond Benefit Plans or any trusts related thereto; and (vi) neither Diamond nor any of its Subsidiaries has any current or contingent liability or obligation as a result of at any time being treated as a single employer under applicable Law with any other Person.
(c)   Except as would not, individually or in the aggregate, reasonably be expected to have a Diamond Material Adverse Effect, each of the Diamond Benefit Plans intended to be “qualified” for Tax or regulatory purposes has received a current favorable determination letter, opinion letter or other authoritative communication from the applicable Governmental Entity as to its qualification, and there are no existing circumstances or any events that have occurred that would adversely affect the qualified status of any such plan or that would subject Diamond to any Tax, fine, lien, penalty or other liability.
(d)   Neither the execution and delivery of this Agreement nor the consummation of the Transactions (either alone or in conjunction with any other event) will (i) result in any payment (including severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code or any other applicable Law), forgiveness of Indebtedness or otherwise) becoming due to any current or former director or any employee of Diamond or any Diamond Subsidiary under any Diamond Benefit Plan or otherwise, (ii) increase any benefits or compensation otherwise payable under any Diamond Benefit Plan or (iii) result in any acceleration of the time of payment, funding or vesting of, or result in the forfeiture of, any such benefits.
(e)   Each Diamond Benefit Plan that is subject to Section 409A of the Code has been maintained and operated in documentary and operational compliance in all material respects with Section 409A of the Code and applicable guidance thereunder. Diamond is not a party to nor does it have any obligation under any Diamond Benefit Plan to compensate, indemnify or reimburse any person for Taxes payable pursuant to applicable Law, including Section 4999 of the Code or for additional Taxes payable pursuant to Section 409A of the Code.
(f)   No Diamond Benefit Plan established or maintained in the UK provides any benefits which are not money purchase benefits within the meaning of section 181 of the UK Pension Schemes Act 1993 and neither Diamond nor any Diamond Subsidiary nor any connected or associated person participates in or has ever participated in any UK occupational pension plan providing any benefits which are not money purchase benefits within that meaning. No contribution notice under section 38 of the UK Pensions Act 2004 or financial support direction under section 43 of that Act has been issued or threatened to Diamond or any Diamond Subsidiary and there are no circumstances in which the UK Pensions Regulator could issue such notices. No debt has become due or has been treated as becoming due under section 75 or section 75A of the UK Pensions Act 1995 from Diamond or any Diamond Subsidiary save where the debt has been paid, apportioned or compromised under the provisions of that Act and the relevant company has received effective discharge from the trustees of the relevant pension scheme.
Section 3.10   Absence of Certain Changes or Events.
(a)   Since December 31, 2020, there has not occurred any Effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Diamond Material Adverse Effect.
(b)   Since December 31, 2020 through the date of this Agreement, (i) the business of Diamond and the Diamond Subsidiaries has been conducted, in all material respects, in the ordinary course of business and (ii) neither Diamond nor any Diamond Subsidiary has taken any action that would have constituted a breach of Section 5.1(b)(i), (ii), (iv), (ix), (xvi) or (xix) had such action been taken after the execution of this Agreement without the prior written consent of Seaways.
Section 3.11   Investigation; Litigation.   (a) There is no investigation or review pending (or, to the knowledge of Diamond, threatened) by any Governmental Entity with respect to Diamond or any Diamond Subsidiary or any of their respective properties, rights or assets, or, to the knowledge of Diamond, any of their current or former directors or executive officers or challenging the validity or propriety of the Transactions contemplated by this Agreement, and (b) there are no claims, actions, suits or proceedings pending (or, to the knowledge of Diamond, threatened) against Diamond or any Diamond Subsidiary or any of their respective properties, rights or assets which, in the case of clause (a) or (b), would reasonably be expected to have, individually or in the aggregate, a Diamond Material Adverse Effect. Neither Diamond

nor any Diamond Subsidiary is subject to any judgment, order, injunction, ruling or decree of a Governmental Entity which would reasonably be expected to have, individually or in the aggregate, a Diamond Material Adverse Effect. As of the date hereof, there are no claims, actions, suits or proceedings pending (or, to the knowledge of Diamond, threatened) that challenge or seek to prevent, enjoin, alter or materially delay, or recover any damages or obtain any other remedy in connection with, this Agreement or the Transactions.
Section 3.12   Information Supplied.   The information relating to Diamond and its Subsidiaries to be contained in (or incorporated by reference in), or that is provided by Diamond or its Subsidiaries for inclusion in (or incorporation by reference in), the joint proxy statement in preliminary and definitive form relating to the Diamond Special Meeting and the Seaways Special Meeting, which will be used as a prospectus of Seaways with respect to the Seaways Shares issuable in the Merger (together with any amendments or supplements thereto, the “Proxy Statement/Prospectus”), or the registration statement on Form S-4 pursuant to which the offer and sale of Seaways Shares in the Merger will be registered pursuant to the Securities Act and in which the Proxy Statement/Prospectus will be included as a prospectus of Seaways (together with any amendments or supplements thereto, the “Form S-4”) will not, on the date the Proxy Statement/Prospectus (and any amendment or supplement thereto) is first mailed to the shareholders of Diamond or the shareholders of Seaways, or at the time the Form S-4 (and any amendment or supplement thereto) is filed and the date it is declared effective or any post-effective amendment thereto is filed or is declared effective, or at the time of the Diamond Special Meeting (as it may be adjourned or postponed in accordance with the terms hereof) or the Seaways Special Meeting (as it may be adjourned or postponed in accordance with the terms hereof), contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading. The Proxy Statement/Prospectus will comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, and any other applicable federal securities Laws. Notwithstanding the foregoing provisions of this Section 3.12, no representation or warranty is made by Diamond with respect to information or statements made in the Proxy Statement/Prospectus or the Form S-4, which were not supplied by or on behalf of Diamond.
Section 3.13   Tax Matters.   (a) Except as would not, individually or in the aggregate, reasonably be expected to have a Diamond Material Adverse Effect:
(i)   all Tax Returns that are required to be filed by or with respect to Diamond or any of its Subsidiaries have been timely filed (taking into account any extension of time within which to file), and all such Tax Returns are true, complete and accurate. Diamond has made available to Seaways true and correct copies of all such income or franchise Tax Returns for the three (3) year period preceding the Closing Date;
(ii)   Diamond and its Subsidiaries have timely and properly paid all Taxes due and owing by any of them, including any Taxes required to be withheld from amounts owing to any Person (in each case, whether or not shown on any Tax Return), other than Taxes that are being contested in good faith through appropriate proceedings and for which adequate reserves have been established in accordance with GAAP on the financial statements of Diamond and its Subsidiaries, and have complied with all reporting requirements (including maintenance of required records with respect thereto) with respect to such payments;
(iii)   since the date of Diamond’s last audited financial statements, neither Diamond nor any of its Subsidiaries has incurred liability for Taxes outside its ordinary course of business, and the consolidated balance sheet (or the notes thereto) as of December 31, 2020 included in the Diamond SEC Documents properly reflects the accrual of the Tax liability of Diamond and its Subsidiaries with respect to the period between the last audited financial statements and such date.
(iv)   neither Diamond nor its Subsidiaries is delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, assessed or proposed. There is not pending, or threatened in writing, any audit, examination, investigation or other proceeding with respect to any Taxes of Diamond or any of its Subsidiaries;

(v)   neither Diamond nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes, or agreed to any extension of time with respect to a Tax assessment or deficiency;
(vi)   neither Diamond nor any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (or any similar provision of U.S. state, local, or non-U.S. Law) in the three (3) years prior to the date of this Agreement;
(vii)   no claim has been made in writing by a tax authority in a jurisdiction where any of Diamond or its Subsidiaries does not file Tax Returns that such Person is or may be subject to taxation by that jurisdiction;
(viii)   neither Diamond nor any of its Subsidiaries will be required to include any item of income in taxable income, or exclude any item of deduction from taxable income, or make any adjustment under Section 481 of the Code (or any corresponding provision of U.S. state, local or non-U.S. income Tax Law) for any taxable period (or portion thereof) ending after the Closing Date as a result of (A) any installment sale, intercompany transaction described in the Treasury Regulations under Section 1502 of the Code (or any corresponding provision of U.S. state, local or non-U.S. income Tax Law), or open transaction disposition made by Diamond or any of its Subsidiaries on or prior to the Closing Date, (B) any prepaid amount received by Diamond or any of its Subsidiaries on or prior to the Closing Date, (C) any “closing agreement,” as described in Section 7121 of the Code (or any corresponding provision of U.S. state, local or non-U.S. income Tax Law) entered into on or prior to the Closing Date, (D) any “gain recognition agreement” or “domestic use election” (or analogous concepts under U.S. state, local or non-U.S. income Tax Law), (E) a change in the method of accounting by Diamond or any of its Subsidiaries for a period ending prior to or including the Closing Date, or (F) election under Section 965 of the Code (or any corresponding provision of U.S. state, local or non-U.S. income Tax Law). Neither Diamond nor any of its Subsidiaries has deferred, pursuant to the CARES Act or the Presidential Memorandum Deferring Payroll Tax Obligations dated August 8, 2020, any Taxes which have not been paid;
(ix)   none of Diamond or any of its Subsidiaries is (i) a party to any Tax allocation, sharing, indemnity, or reimbursement agreement or arrangement (other than any customary Tax indemnification provisions in ordinary course commercial agreements or arrangements that are not primarily related to Taxes), (ii) is liable for Taxes of any other Person (other than Diamond and its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of U.S. state, local or non-U.S. income Tax Law) or as a transferee or successor or by Contract (other than any customary Tax indemnification provisions in ordinary course commercial agreements or arrangements that are not primarily related to Taxes), or (iii) has ever been a member of an affiliated, consolidated, combined or unitary group filing for U.S. federal, state or local income Tax purposes, other than a group the common parent of which was or is Diamond or any of its Subsidiaries;
(x)   there are no Liens for Taxes upon any property or assets of Diamond or any of its Subsidiaries, except for the Permitted Liens; and
(xi)   for U.S. federal income Tax purposes, Diamond is treated as a corporation that is not, and was not in a prior period, a “controlled foreign corporation” within the meaning of section 957 of the Code or a “passive foreign investment company” within the meaning of Section 1297 of the Code. In addition, Diamond is not now subject to the requirements of section 7874 of the Code as an “expatriated entity” and, without having undertaken any special diligence of Seaways’ structure, Diamond is not aware of any reason why as a result of the transactions contemplated under this Agreement it would become subject to the requirements of section 7874 as an “expatriated entity” in any subsequent period.
(xii)   neither Diamond nor any of its Subsidiaries has entered into any “reportable transaction” within the meaning of U.S. Treasury Regulations Section 1.6011-4(b) (or any similar provision of U.S. state, local or non-U.S. Law).
(b)   Neither Diamond nor any of its Subsidiaries has knowingly taken any action or knows of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

(c)   Notwithstanding anything to the contrary in this Agreement, the representations and warranties set forth in this Section 3.13, Section 3.2 and Section 3.9 are the sole representations and warranties with respect to Tax matters of Diamond and its Subsidiaries.
Section 3.14   Labor Matters.
(a)   Diamond and the Diamond Subsidiaries are in compliance with all applicable Laws of the United States, or of any state or local government or any subdivision thereof or of any foreign government (including the Republic of the Marshall Islands) respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health, including but not limited to the Immigration Reform and Control Act, the Worker Adjustment Retraining and Notification Act, any Laws respecting employment discrimination, sexual harassment, disability rights or benefits, equal opportunity, plant closure issues, affirmative action, workers’ compensation, labor relations, employee leave issues, wage and hour standards, classification of workers, occupational safety and health requirements and unemployment insurance and related matters, except where any such failure to be in compliance has not had, or would not reasonably be expected to have, individually or in the aggregate, a Diamond Material Adverse Effect.
(b)   Neither Diamond nor any Diamond Subsidiary is a party to or bound by any collective bargaining agreement or relationship with any labor organization in the United States in the United States or any works council or employee representative body outside of the United States.
(c)   There is no unfair labor practice charge pending or, to the knowledge of Diamond, threatened which if determined adversely to Diamond or any of its Subsidiaries would reasonably be expected to have a Diamond Material Adverse Effect. Neither Diamond nor any Diamond Subsidiary is subject to a pending or, to the knowledge of Diamond, threatened, labor dispute, strike, slowdown, walkout or work stoppage, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Diamond Material Adverse Effect, nor has Diamond or any of its Subsidiaries experienced any such labor dispute, strike, slowdown, walkout or work stoppage in the past three (3) years. Other than as set forth in Section 3.14(c) of the Diamond Disclosure Letter, to the knowledge of Diamond, there are no organizational campaigns, petitions or other activities or proceedings of any labor union, workers’ council or labor organization seeking recognition of a collective bargaining unit with respect to, or otherwise attempting to represent, any of the employees of Diamond or any of its Subsidiaries or to compel Diamond or any of its Subsidiaries to bargain with any such labor union, works council or labor organization presently being made or threatened, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Diamond or any of its Subsidiaries, except for those the formation of which has not had and would not reasonably be expected to have, individually or in the aggregate, a Diamond Material Adverse Effect.
(d)   The transactions contemplated by this Agreement will not require the consent of, or advance notification to, any works councils, unions or similar labor organizations with respect to employees of Diamond or any of its Subsidiaries, except for where the failure to obtain any such consent or make any such advance notifications has not had and would not reasonably be expected to have, individually or in the aggregate, a Diamond Material Adverse Effect.
(e)   Except as would not reasonably be expected to have, individually or in the aggregate, a Diamond Material Adverse Effect, the businesses of Diamond and each Diamond Subsidiary are being conducted in compliance with all applicable Laws pertaining to the privacy, data protection and information security of employee information.
Section 3.15   Intellectual Property.
(a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Diamond Material Adverse Effect, Section 3.15(a) of the Diamond Disclosure Letter sets forth a true and complete list of the following Diamond Intellectual Property: (i) all Intellectual Property that has been registered, issued or filed with or by any Governmental Entity or quasi-public legal authority or by a domain name registrar, or any applications for any of the foregoing (“Diamond Registered Intellectual Property”); and (ii) material unregistered Trademarks or material unregistered proprietary

Software, in each case, that constitute Diamond Intellectual Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Diamond Material Adverse Effect, with respect to each item of the Diamond Registered Intellectual Property, all necessary registration, maintenance and renewal fees have been paid, and all necessary documents and certificates have been filed with the United States Patent and Trademark Office or equivalent authority or registrar anywhere in the world, as the case may be, for the purposes of maintaining, and perfecting Diamond’s or the applicable Diamond Subsidiary’s ownership of, such Diamond Registered Intellectual Property;
(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Diamond Material Adverse Effect, (i) Diamond or a Diamond Subsidiary owns or otherwise possesses valid rights to use, and immediately after Closing will own or otherwise possess valid rights to use, all Intellectual Property and IT Systems used in the operation of their respective businesses as currently conducted free and clear of all Liens other than Permitted Liens; (ii) to the knowledge of Diamond, each item of registered or issued Diamond Registered Intellectual Property is subsisting, valid and enforceable. Diamond or a Diamond Subsidiary exclusively owns the Diamond Intellectual Property, in each case, free and clear of all Liens other than Permitted Liens; (iii) there are no pending or, to the knowledge of Diamond, threatened claims, actions or proceedings against Diamond or its Subsidiaries by any Person (A) alleging infringement, misappropriation or other violations by Diamond or its Subsidiaries of any third party’s Intellectual Property or (B) challenging the ownership, validity or enforceability of any Diamond Intellectual Property; and (iv) to the knowledge of Diamond, (x) the conduct of the businesses of Diamond and its Subsidiaries, in the past six (6) years has not infringed, misappropriated or otherwise violated, and as of the Closing does not infringe, misappropriate or otherwise violate, any third party’s Intellectual Property and (y) no third party is infringing, misappropriating or violating any Diamond Intellectual Property;
(c)   Diamond and the Diamond Subsidiaries have taken commercially reasonable efforts to protect the confidentiality of Diamond’s and the Diamond Subsidiaries’ material Trade Secrets and any Trade Secrets provided to Diamond or the Diamond Subsidiaries under conditions of confidentiality; and
(d)   Diamond and the Diamond Subsidiaries have obtained valid written assignments from all of the current and former consultants, independent contractors and employees who contributed to the creation or development of any material Intellectual Property for or on behalf of Diamond or the Diamond Subsidiaries that validly assign to Diamond or the Diamond Subsidiaries all rights, title and interest in and to any such Intellectual Property that Diamond or the Diamond Subsidiaries do not already own by operation of Law.
Section 3.16   Data Privacy and Cybersecurity.   Except for those matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Diamond Material Adverse Effect:
(a)   Diamond and the Diamond Subsidiaries are in compliance with all applicable Privacy Laws and contractual obligations relating to data protection or information security. Diamond and the Diamond Subsidiaries have not received any written notice of any claims, investigations, or alleged violations of, or been charged with, violation of any Privacy Laws.
(b)   Diamond and the Diamond Subsidiaries have implemented commercially reasonable administrative, physical, organizational, and technical safeguards, including disaster recovery and incident response plans, (i) to protect the integrity, continuous operation and security of the information technology systems (including hardware, computers, Software, networks, systems, servers, and network, telecommunications, and peripheral devices, equipment, assets, systems and services) (collectively, “IT Systems”) owned, leased or otherwise controlled by Diamond and the Diamond Subsidiaries (“Diamond IT Systems”), and (ii) to protect the confidentiality, integrity, and availability of all Trade Secrets and the data (including Personal Information, business proprietary, and sensitive information) stored therein.
(c)   To the knowledge of Diamond, in the past three (3) years and as of the Closing Date, there has been no misuse, unauthorized intrusion or breach of the security of any Diamond IT Systems, nor any breach, loss, theft, or unauthorized or unlawful corruption, access to or Processing, or the rendering unavailable or not accessible (including through a ransomware attack) of Trade Secrets or data (including Personal Information, business proprietary, and sensitive information) Processed by or on behalf of Diamond or any Diamond Subsidiary. Nor has Diamond or any Diamond Subsidiary notified, or been required by applicable Privacy Law, regulation, or contract to notify in writing, any person or entity of any personal data or information security-related incident.
(d)   To the knowledge of Diamond, the integrity and availability of the Diamond IT Systems have not been compromised and the Diamond IT Systems have not malfunctioned or failed during the past three (3) years and do not contain any undisclosed disabling codes or instructions, “time bombs”, “Trojan horses”, “back doors”, “trap doors”, “worms”, viruses, bugs, faults or other Software routines that could (i) significantly disrupt or adversely affect the operation of the businesses or the functionality of any Diamond IT Systems or (ii) enable or assist any Person to access, without authorization, any Diamond IT Systems or the Trade Secrets or data (including Personal Information, business proprietary, and sensitive information) stored therein.
Section 3.17   Real Property; Tangible Property.
(a)   Neither Diamond nor the Diamond Subsidiaries (i) owns, or has ever owned, any real property or (ii) is party to a Contract to purchase any real property.
(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Diamond Material Adverse Effect, (i) each material lease, sublease and other agreement (each, a “Diamond Lease”) under which Diamond or any of its Subsidiaries uses or occupies or has the right to use or occupy any real property at which the operations of Diamond and its Subsidiaries are conducted as of the date hereof (the “Diamond Leased Real Property”), is valid, binding and in full force and effect, subject to the Enforceability Exceptions, (ii) no uncured default on the part of Diamond or, if applicable, its Subsidiary or, to the knowledge of Diamond, the landlord thereunder exists with respect to any Diamond Lease and (iii) neither the execution and delivery of this Agreement nor the consummation of the Transactions will, with or without notice, the passage of time, or both, give rise to any right of the landlord or any other Person under any Diamond Lease. A true, complete and correct copy of each Diamond Lease has been made available to Seaways and a list thereof is set forth on Section 3.17(b) of the Diamond Disclosure Letter. Except as would not, individually or in the aggregate, reasonably be expected to have a Diamond Material Adverse Effect, the buildings, structures and systems occupied by Diamond on the Diamond Leased Real Property are structurally sound, in good operating condition and repair, normal wear and tear excepted, and free of any known latent defects and adequate for the current uses to which they are being put by Diamond and its Subsidiaries. Except as would not reasonably be expected to have, individually or in the aggregate, a Diamond Material Adverse Effect, Diamond and each of its Subsidiaries has a good and valid leasehold interest in or contractual right to use or occupy, subject to the terms of the applicable Diamond Lease, the Diamond Leased Real Property, free and clear of all Liens, except for the Permitted Liens. Except as would not, individually or in the aggregate, reasonably be expected to have a Diamond Material Adverse Effect, there are no condemnation proceedings pending or, to the knowledge of Diamond, threatened with respect to any Diamond Leased Real Property.
(c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Diamond Material Adverse Effect, Diamond or a Diamond Subsidiary is the sole owner and has good, valid and marketable title to, or in the case of leased personal property assets, valid leasehold interests in, all material tangible personal property currently used in the operation of the businesses of Diamond and the Diamond Subsidiaries, including the Diamond Vessels, free and clear of any Liens, except Permitted Liens. The material tangible personal property currently used in the operation of the businesses of Diamond and the Diamond Subsidiaries is in good working order (reasonable wear and tear excepted) and is maintained consistently with industry standards, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Diamond Material Adverse Effect.
Section 3.18   Maritime Matters.
(a)   Section 3.18(a) of the Diamond Disclosure Letter sets forth a true, correct and complete list of the vessels owned by Diamond or a Diamond Subsidiary (the vessels required to be scheduled thereon, the “Diamond Vessels”), including its name, registered owner, time charter attached to it as of the date hereof (if applicable), its manager, International Maritime Organization number, flag, IMO number, type, date of the delivery, shipbuilder, depth, capacity (gross tonnage or deadweight tonnage, as specified therein), net tonnage, the pool in which entered (if applicable) and class. Each Diamond Vessel is, in all material respects, lawfully documented and registered in the name of its registered owner under the Laws where such vessel is registered and each such vessel and owner of such vessel complies in all material respects with all applicable Laws to which such vessel may be registered.
(b)   Each Diamond Vessel is operated in compliance with all applicable Maritime Guidelines and Laws, except where such failure to be in compliance would not have a Diamond Material Adverse Effect. Diamond or its applicable Subsidiary is qualified to own and operate the Diamond Vessels under applicable Laws, including the Laws of each Diamond Vessel’s flag state, except where such failure to be qualified would not have a Diamond Material Adverse Effect.
(c)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Diamond Material Adverse Effect, (i) each Diamond Vessel (A) is duly registered under the flag set forth in Section 3.18(a) of the Diamond Disclosure Letter, (B) is seaworthy and maintained in class, (C) has all national and international operating and trading certificates and endorsements (for the avoidance of doubt such certificates and endorsements may be extended due to delays in the ordinary course as a result of trading patterns, surveyor availability, COVID-19 Measures, drydock availability and/or similar operational matters), that are required for the operation of such Diamond Vessel in the trades and geographic areas in which it is operated, each of which is valid, and (D) has been classed by a classification society that is a member of the International Association of Classification Societies, and is fully in class with no significant material recommendations or notations, and (ii) no event has occurred and no condition exists that would cause any Diamond Vessel’s classification society to be suspended or withdrawn and all events and conditions that are required to be reported as to the class have been disclosed and reported to such Diamond Vessel’s classification society.
(d)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Diamond Material Adverse Effect, (i) there has not been any incident on or with respect to any Diamond Vessel since the date of its most recent Inspection or, with respect to any Diamond Vessel which has not been inspected, since the date of this Agreement and (ii) the Diamond Vessels are in substantially the same condition as at the date of their respective Inspection or the date of this Agreement, subject to fair wear and tear.
(e)   Prior to the date hereof, Diamond has made available to Seaways or its Representatives, true, correct and complete copies of recent class, port state control or flag inspection reports related to each Diamond Vessel.
Section 3.19   Opinion of Financial Advisor.   The Diamond Board of Directors has received the opinion of Moelis & Company LLC, as to, as of the date of such opinion, and subject to the assumptions made, matters considered and limits and qualifications on the review undertaken set forth therein, the fairness, from a financial point of view, of the Exchange Ratio to the shareholders (other than Seaways and its affiliates) of Diamond pursuant to this Agreement. Diamond shall, promptly following the execution of this Agreement by the Parties, furnish an accurate and complete copy of such opinion to Seaways solely for informational purposes (it being understood and agreed that such written opinion is for the benefit of the Diamond Board of Directors and may not be relied upon by Seaways or Merger Sub).
Section 3.20   Required Vote; Takeover Statutes.
(a)   The Diamond Shareholder Approval is the only vote or consent of holders of securities of Diamond required to adopt this Agreement and to consummate the Transactions.
(b)   To the knowledge of Diamond, no Takeover Statute is applicable to the Transactions.
Section 3.21   Material Contracts.
(a)   Except for this Agreement and the Termination Agreements, Section 3.21 of the Diamond Disclosure Letter contains a complete and correct list, as of the date of this Agreement, of each Contract described below in this Section 3.21(a) under which Diamond or any Diamond Subsidiary has any current or future rights, responsibilities, obligations or liabilities (in each case, whether contingent or otherwise) or to which any of their respective properties or assets is subject, in each case as of the date of this Agreement (all Contracts of the type described in this Section 3.21(a) being referred to herein as the “Diamond Material Contracts”):
(i)   (A) any joint venture, partnership or other similar Contract relating to the formation, creation, operation, management or control of any joint venture, partnership or limited liability company or any research and development project Contract, and (B) any shareholders, investors rights, registration rights or similar agreement or arrangement with or relating to the Diamond Subsidiaries;
(ii)   any Contract that (A) provides for the acquisition or divestiture of any vessel or any other material asset, including any Diamond Vessel (other than acquisitions or dispositions of inventory in the ordinary course of business) or business (whether by merger, sale of stock, sale of assets or otherwise) and (B) contains outstanding obligations that are material to Diamond and its Subsidiaries, taken as a whole;
(iii)   any Contract (excluding non-exclusive licenses for uncustomized, commercially available “off the shelf” Software or IT Systems (in each case, in object code form, if applicable) licensed pursuant to standard terms and conditions) under which Diamond or any Diamond Subsidiary is granted any license or other rights with respect to any Intellectual Property or IT Systems of a third party (including by means of covenants not to sue or software-as-a-service agreements), which Contract or Intellectual Property is material to Diamond or the Diamond Subsidiaries;
(iv)   any Contract under which Diamond or any Diamond Subsidiary has granted to a third party any license or other rights with respect to any Diamond Intellectual Property (including by means of covenants not to sue), which Contract or Intellectual Property is material to Diamond or the Diamond Subsidiaries (excluding non-exclusive licenses granted in the ordinary course of business (A) to customers or (B) to service providers for use for the benefit of Diamond or the Diamond Subsidiaries);
(v)   any Contract with any Governmental Entity;
(vi)   each Contract that (A) limits in any material respect the freedom of Diamond or any of its affiliates to solicit any client or customer, or to compete in any line of business or geographic region, or with any Person, including any Contract (1) that requires Diamond and its affiliates to work exclusively or preferentially with any Person in any line of business or geographic region, (2) which by its terms would so limit the freedom of Seaways and its affiliates after the Effective Time or (3) contains a “most favored nation” provision in favor the other party or (B) is a requirements or “take or pay” Contract or (C) requires Diamond to purchase a minimum amount of a particular product from a supplier, in the case of clauses (B) and (C) that is material to Diamond and its Subsidiaries, taken as a whole;
(vii)   any Contract with (A) any Person that, by itself or together with its affiliates or those acting in concert with it, beneficially owns, or has the right to acquire beneficial ownership of, at least five percent (5%) of the Diamond Shares, including the Diamond Principal Shareholders or (B) any affiliates of Diamond (other than Diamond Subsidiaries);
(viii)   all material Contracts, obligations or commitments (w) with change of control provisions that are triggered, (x) that otherwise require consent, (y) grant a right to terminate, accelerate or otherwise amend the terms of an existing or contemplated Contract, or (z) that result in any payment becoming due from Diamond or a Diamond Subsidiary, in each case, as a result of the Transactions;
(ix)   any shareholders, investors rights, registration rights or similar agreement or arrangement with or relating to Diamond;

(x)   any Contract involving the settlement of any claim, action or proceeding or threatened claim, action or proceeding (or series of related, claims actions or proceedings) (A) which (x) will involve payments after the date hereof, or involved payments, in excess of $1,000,000 or (y) will impose, or imposed, monitoring or reporting obligations to any other Person outside the ordinary course of business or material restrictions on Diamond or any Diamond Subsidiary (including any restrictions on exploitation of Diamond Intellectual Property) or (B) with respect to which material conditions precedent to the settlement have not been satisfied;
(xi)   (A) any loan Contracts, notes, letters of credit and other evidences of Indebtedness in excess of $1,000,000, (B) any mortgages, pledges and other evidences of liens securing such obligations or any material real or other property and (C) any guarantees supporting such obligations and financing Contracts including change of control provisions, other than Contracts solely among Diamond and any wholly owned Diamond Subsidiary;
(xii)   any Contract that relates to the time or bareboat chartering (including time charters, bareboat charters or similar agreements with Governmental Entities), management (technical and/or commercial), crewing, operation, stacking, finance leasing (including sale/leaseback or similar arrangements) or pooling of any Diamond Vessel that has resulted in payments to or by Diamond or any Diamond Subsidiary of more than $2,000,000 in the aggregate for the prior fiscal year;
(xiii)   any ship-sales, memorandum of agreement or other vessel acquisition Contract entered into since January 1, 2020 other than with respect to the Diamond Vessels and any Contract entered into since January 1, 2020 with respect to Newbuildings and the financing thereof, including performance guarantees, counter guarantees, refund guarantees, supervision agreements and plan verification services agreements;
(xiv)   any Contract relating to operations of, management of or provision of services to the DASM Joint Venture or the Norden Product Pool;
(xv)   any Contract with a Diamond Material Supplier;
(xvi)   any Contract pursuant to which Diamond or any Diamond Subsidiary spent or received, in the aggregate, more than $2,000,000 during the 12 months prior to the date hereof or could reasonably be expected to spend or receive, in the aggregate, more than $2,000,000 during the 12 months immediately after the date hereof (including any Contract relating to any future capital expenditures by Diamond or any of its Subsidiaries and excluding any voyage charters); and
(xvii)   any Contract not otherwise described in any other subsection of this Section 3.21(a) that would constitute a “material contract” (as such term is defined in Item 601(b) of Regulation S-K of the SEC) with respect to Diamond.
(b)   Diamond has provided to Seaways prior to the date of this Agreement a true, correct and complete copy of each written Diamond Material Contract as in effect on the date of this Agreement. Neither Diamond nor any Diamond Subsidiary is in breach of or default under the terms of any Diamond Material Contract where such breach or default has had or would reasonably be expected to have, individually or in the aggregate, a Diamond Material Adverse Effect. To the knowledge of Diamond, as of the date hereof, no other party to any Diamond Material Contract is in, or is alleged to be in, breach of or default under the terms of any Diamond Material Contract where such breach or default has had or would reasonably be expected to have, individually or in the aggregate, a Diamond Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Diamond Material Adverse Effect, each Diamond Material Contract is a valid and binding obligation of Diamond or the Diamond Subsidiary which is party thereto and, to the knowledge of Diamond, of each other party thereto, and is in full force and effect, subject to the Enforceability Exceptions. There are no material disputes pending or, to the knowledge of Diamond, threatened with respect to any Diamond Material Contract and neither Diamond nor any Diamond Subsidiary has received any written notice of the intention of any other party to a Diamond Material Contract to terminate for default, convenience or not renew any Diamond Material Contract, nor to the knowledge of Diamond, is any such party threatening to do so.
Section 3.22   Insurance.   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Diamond Material Adverse Effect, (a) all current, material insurance policies (or replacements thereof) and Contracts of Diamond and its Subsidiaries are in full force and effect and are valid and enforceable and cover against the risks as are customary in all material respects for companies of similar size in the same or similar lines of business and as required by applicable Law and the Diamond Material Contracts and (b) all premiums due thereunder have been timely paid. Neither Diamond nor any of its Subsidiaries has received notice of cancellation or termination with respect to any material third party insurance policies or Contracts (other than in connection with normal renewals of any such insurance policies or Contracts) where such cancellation or termination has had or would reasonably be expected to have, individually or in the aggregate, a Diamond Material Adverse Effect.
Section 3.23   Finders and Brokers.   Neither Diamond nor any Diamond Subsidiary has employed, nor has any Person employed on behalf of Diamond or a Diamond Subsidiary, any investment banker, broker, finder or similar Person in connection with the Transactions, other than as set forth in Section 3.23 of the Diamond Disclosure Letter, who might be entitled to any fee, commission or other payment in connection with or upon consummation of the Merger. Diamond has made available to Seaways a true, correct and complete copy of any engagement letter or other Contract between Diamond or any Diamond Subsidiary and each of the Persons set forth in Section 3.23 of the Diamond Disclosure Letter relating to any of the Transactions.
Section 3.24   FCPA and Anti-Corruption.   Except for those matters which, individually or in the aggregate, have not had and would not reasonably be expected to have a Diamond Material Adverse Effect:
(a)   in the last five (5) years, neither Diamond nor any Diamond Subsidiary, nor any director, officer, manager or employee (when acting in their role as director, officer, manager or employee) of Diamond or any Diamond Subsidiary, or, to Diamond’s knowledge, any of its agents, representatives, contractors, sales intermediaries or other third party, in each case, acting on behalf of Diamond or any Diamond Subsidiary, has violated, conspired to violate, or aided and abetted the violation of the FCPA or made a material violation of any other applicable Bribery Legislation (in each case to the extent applicable);
(b)   neither Diamond nor any Diamond Subsidiary, nor any director, officer, manager or employee of Diamond or any Diamond Subsidiary, are, or in the past five (5) years have been, subject to any actual, pending, or, to Diamond’s knowledge, threatened civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings, demand letters, settlements or enforcement actions, or made any voluntary disclosures to any Governmental Entity, involving Diamond or any Diamond Subsidiary in any way relating to applicable Bribery Legislation, including the FCPA;
(c)   in the last five (5) years, Diamond and each Diamond Subsidiary has made and kept books and records, accounts and other records, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of Diamond and each Diamond Subsidiary as required by applicable Bribery Legislation in all material respects;
(d)   Diamond and each Diamond Subsidiary has instituted policies and procedures reasonably designed to promote compliance with the FCPA and other applicable Bribery Legislation and maintain such policies and procedures in force; and
(e)   no officer or director of Diamond or any Diamond Subsidiary is a Government Official.
Section 3.25   Sanctions.   None of Diamond or any Diamond Subsidiary, nor any of their respective directors, officers or employees, nor, to the knowledge of Diamond, any of their respective agents, managers or other third parties that act for or on behalf of Diamond or any Diamond Subsidiary is a Sanctioned Person. Except for those matters, which individually or in the aggregate have not had and would not reasonably be expected to have a Diamond Material Adverse Effect, none of Diamond or any Diamond Subsidiary, nor any of their respective directors, officers or employees (in the case of directors, officers or employees, when acting for or on behalf of Diamond or any Diamond Subsidiary) or, to the knowledge of Diamond or any Diamond Subsidiary, their respective agents, managers and other third parties when acting for or on behalf of Diamond of any Diamond Subsidiary (a) has in the past five (5) years engaged in or has any plan or commitment to engage in direct or indirect dealings with any Sanctioned Person or in any Sanctioned Country in violation of applicable Sanctions Law or (b) has in the past five (5) years violated, or knowingly engaged in any conduct that would reasonably be expected to result in Diamond or any Diamond Subsidiary being designated as a Sanctioned Person, or (c) has been the subject of an investigation or allegation of such a violation.
Section 3.26   Suppliers.   Section 3.26 of the Diamond Disclosure Letter sets forth a correct and complete list of the Diamond Material Suppliers. Except as would not, individually or in the aggregate, reasonably be expected to have a Diamond Material Adverse Effect, since December 31, 2020, (i) there has been no written or, to the knowledge of Diamond, oral notice of termination of the business relationship of Diamond or the Diamond Subsidiary with any Diamond Material Supplier given to or received from any such Diamond Material Supplier, (ii) there has been no material change in the pricing or other material terms of its business relationship with any Diamond Material Supplier in any material respect adverse to Diamond or the Diamond Subsidiaries, including any inability of a Diamond Material Supplier to provide materials to Diamond, and (iii) no Diamond Material Supplier has notified Diamond or any Diamond Subsidiary that it intends to terminate or change the pricing or other material terms of its business in any material respect adverse to Diamond or the Diamond Subsidiaries, including as a result of a force majeure event or bankruptcy.
Section 3.27   Affiliate Transactions.   Except for directors’ and employment-related Diamond Material Contracts filed or incorporated by reference as an exhibit to a Diamond SEC Document, as of the date hereof, no executive officer or director of Diamond or shareholder of five percent (5%) or more of the Diamond Shares or any affiliate of the foregoing is a party to any Contract with or binding upon Diamond or any Diamond Subsidiaries or any of their respective properties or assets or has any material interest in any material property owned by Diamond or a Diamond Subsidiary or has engaged in any material transaction with any of the foregoing within the last 12 months.
Section 3.28   No Other Representations.   Except for the representations and warranties contained in Article IV or in any certificates delivered by Diamond in connection with the Closing, Diamond acknowledges that neither Seaways nor Merger Sub nor any Representative of Seaways or Merger Sub makes, and Diamond acknowledges that it has not relied upon or otherwise been induced by, any other express or implied representation or warranty with respect to Seaways or any Seaways Subsidiary or with respect to any other information provided or made available to Diamond in connection with the Transactions, including any information, documents, projections, forecasts or other material made available to Diamond or to Diamond’s Representatives in certain “data rooms” or management presentations in expectation of the Transactions.
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES
OF SEAWAYS AND MERGER SUB
Except as disclosed in the Seaways SEC Documents filed or furnished with the SEC since December 31, 2020 (including exhibits and other information incorporated by reference therein) and publicly available prior to the date hereof (but excluding any forward looking disclosures set forth in any “risk factors” section, any disclosures in any “forward looking statements” section and any other disclosures included therein to the extent they are predictive or forward-looking in nature) or in the corresponding section of the disclosure letter delivered by Seaways to Diamond immediately prior to the execution of this Agreement (the “Seaways Disclosure Letter”) (it being agreed that disclosure of any item in any section of the Seaways Disclosure Letter shall be deemed disclosure with respect to any other section of this Article IV to which the relevance of such item is reasonably apparent on its face), Seaways and Merger Sub jointly and severally represent and warrant to Diamond as set forth below.
Section 4.1   Qualification, Organization, Subsidiaries, etc.
(a)   Each of Seaways, Merger Sub and the Seaways Subsidiaries is a legal entity duly organized, validly existing and, where relevant, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized and validly existing (solely in the case of Seaways Subsidiaries), qualified or, where relevant, in good standing, or to have such power or authority, has not had and would not reasonably be expected to have, individually or in the aggregate, a Seaways Material Adverse Effect. Seaways has filed with the SEC, prior to the date of this Agreement, correct and complete copies of the Seaways Governing Documents as amended to the date hereof. The Seaways Governing Documents are in full force and effect and Seaways is not in violation any provision of the Seaways Governing Documents, except as would not reasonably be expected to be material to Seaways and the Seaways Subsidiaries, taken as a whole.
(b)   Seaways has made available to Seaways a true, correct and complete copy of the Organizational Documents of each of its Subsidiaries, in each case, as amended through and in existence on the date hereof. The Organizational Documents of the Seaways Subsidiaries are in full force and effect and the relevant Seaways Subsidiary is not in violation of any provision of such Organizational Documents, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Seaways Material Adverse Effect.
Section 4.2   Share Capital
(a)   The authorized capital stock of Seaways consists of 100,000,000 registered shares without par value (“Seaways Shares”) and 10,000,000 registered shares of preferred stock without par value (the “Seaways Preferred Stock”). As of March 24, 2021 (the “Seaways Capitalization Date”), (i)(A) 28,055,890 Seaways Shares were issued and outstanding, (B) no Seaways Shares were held in treasury and (C) no Seaways Shares were held by Subsidiaries of Seaways (ii) 1,417,745 Seaways Shares were reserved and available for issuance pursuant to the Seaways Equity Plans and (iii) no shares of Seaways Preferred Stock were issued or outstanding or held in treasury. All of the outstanding Seaways Shares are, and all Seaways Shares reserved for issuance as noted above shall be, when issued in accordance with the respective terms thereof, duly authorized, validly issued in accordance with applicable Law, fully paid and non-assessable and free of pre-emptive rights.
(b)   Except as set forth in Section 4.2(a), as of the date hereof and except for the Transactions: (i) Seaways does not have any shares of capital stock issued or outstanding other than Seaways Shares that were outstanding on the Seaways Capitalization Date or that have become outstanding after the Seaways Capitalization Date, but were reserved for issuance as set forth in Section 4.2(a) as of the Seaways Capitalization Date, and (ii) there are no outstanding subscriptions, options, warrants, puts, calls, exchangeable or convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock or other equity interests to which Seaways or any of Seaways’ Subsidiaries is a party, or otherwise obligating Seaways or any of Seaways’ Subsidiaries to (A) issue, transfer, exchange, sell or register for sale any shares of capital stock or other equity interests of Seaways or any Seaways Subsidiary or securities convertible into, or exchangeable for such capital stock or equity interests (in each case other than to Seaways or a wholly owned Subsidiary of Seaways); (B) grant, extend or enter into any such subscription, option, warrant, put, call, exchangeable or convertible securities or other similar right, agreement, commitment or arrangement relating to the capital stock or other equity interest of Seaways or a Seaways Subsidiary; (C) redeem or otherwise acquire any such capital stock or other equity interests; (D) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Seaways Subsidiary that is not wholly owned or any other Person; (E) make any payment to any Person the value of which is derived from, or calculated based on, the value of Seaways Shares or Seaways Preferred Stock; or (F) grant any preemptive or antidilutive or similar rights with respect to any security issued by Seaways or any Seaways Subsidiary. Since the Seaways Capitalization Date until the date of this Agreement, Seaways has not granted any equity or equity-based award to any of the directors, employees or independent contractors of Seaways or any Seaways Subsidiaries. As of the date hereof, there are no declared but unpaid dividends of Seaways.

(c)   Section 4.2(c) of the Seaways Disclosure Letter sets forth (i) the aggregate number of Seaways Shares that are subject to an option to acquire Seaways Shares (“Seaways Options”) and the average weighted exercise price of such Seaways Options, (ii) the aggregate number of Seaways Shares that are subject to performance-based Seaways RSUs (assuming maximum performance), (iii) the aggregate number of Seaways Shares that are subject to time-based Seaways RSUs, (iv) the aggregate number of Seaways Restricted Shares (such schedule, the “Seaways Equity Schedule”), in each case as of the Seaways Capitalization Date. Seaways shall provide Diamond with an updated Seaways Equity Schedule within three (3) business days prior to the Closing to reflect any changes occurring between the Seaways Capitalization Date and the applicable date of delivery. From the Seaways Capitalization Date through the date of this Agreement, Seaways has not granted, entered into an agreement to grant, or otherwise committed to grant any Seaways Equity Awards or other equity or equity-based awards that may be settled in Seaways Shares.
(d)   Section 4.2(d) of the Seaways Disclosure Letter sets forth as of the Seaways Capitalization Date a list of each outstanding Seaways Equity Award granted under the Seaways Equity Plans and (i) the name of the holder of such Seaways Equity Award, (ii) the number of Seaways Shares subject to such outstanding Seaways Equity Award, (iii) the exercise price, purchase price or similar pricing of such Seaways Equity Award, (iv) the date on which such Seaways Equity Award was granted or issued, (v) the applicable vesting schedule, and the extent to which such Seaways Equity Award (A) is vested and exercisable as of the Seaways Capitalization Date and (B) would vest as a result of the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent events), and (vi) with respect to Seaways Options, the date on which such Seaways Option expires. With respect to each grant of Seaways Equity Awards, in all material respects, (1) each such grant was made in accordance with the terms of the applicable Seaways Equity Plan and all other applicable Laws, including the rules of the NYSE, (2) each such grant was properly accounted for in accordance with GAAP in the Seaways SEC Documents (including financial statements) and all other applicable Laws, (3) each Seaways Option has an exercise price per Seaways Share equal to or greater than the fair market value of a Seaways Share on the date of such grant, (4) each Seaways Option has a grant date which was approved by the Seaways Board of Directors, the Compensation Committee of the Seaways Board of Directors, or Seaways’ Chief Executive Officer under authority from the Compensation Committee no later than the grant date, (5) each Seaways Equity Award qualifies for the Tax treatment afforded to such award in Seaways’ Tax Returns and all Seaways SEC Documents, respectively, and (6) each Seaways Equity Award does not trigger any liability for the holder thereof under Section 409A of the Code or any similar provision in any other Tax jurisdiction.
(e)   Neither Seaways nor any Seaways Subsidiary has outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of Seaways or any Seaways Subsidiary on any matter.
(f)   There are no voting trusts or other agreements or understandings to which Seaways or any Seaways Subsidiary is a party with respect to the voting or registrations of the capital stock or other equity interests of Seaways or any Seaways Subsidiary.
(g)   All the issued and outstanding shares of capital stock of, or other equity interests in, each Seaways Subsidiary are duly authorized, have been validly issued in compliance with applicable Law and are fully paid and non-assessable and are wholly owned, directly or indirectly, by Seaways free and clear of all Liens, including preemptive rights, other than Permitted Liens. Section 4.2(g) of the Seaways Disclosure Letter sets forth true, correct and complete list of all Seaways Subsidiaries as of the date of this Agreement, including the capitalization of each such Seaways Subsidiary that is not directly or indirectly wholly-owned by Seaways and the Person that owns the equity interests in each Seaways Subsidiary. Except for equity interests in the Seaways Subsidiaries, neither Seaways nor any Seaways Subsidiary owns, directly or indirectly, any equity interest in any Person (or any security or other right, agreement or commitment convertible or exercisable into, or exchangeable for, any equity interest in any Person). Neither Seaways nor any Seaways Subsidiary has any obligation to acquire any equity interest, security, right, agreement or commitment or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person.

Section 4.3   Corporate Authority Relative to this Agreement; No Violation.
(a)   Seaways and Merger Sub have all requisite corporate power and authority to enter into this Agreement and the Diamond Voting and Support Agreements and, assuming the Seaways Shareholder Approval is obtained, to perform its obligations hereunder and to consummate the Transactions, including the Merger. The execution, delivery and performance by Seaways and Merger Sub of this Agreement and the Diamond Voting and Support Agreements and the consummation of the Transactions have been duly and validly authorized by the Seaways Board of Directors and, except for the filing of the Articles of Merger with the Registrar or Deputy Registrar of Corporations of the Republic of the Marshall Islands, no other corporate proceedings on the part of Seaways or any Seaways Subsidiary are necessary to authorize the consummation of the Transactions, other than, with respect to the Seaways Share Issuance, obtaining the Seaways Shareholder Approval. Prior to the execution of this Agreement, the Seaways Board of Directors has unanimously adopted resolutions (A) declaring that this Agreement and consummation of the Transactions, including the Merger, are advisable and fair to, and in the best interests of Seaways and its shareholders, (B) approving this Agreement and the Transactions, including the Merger, (C) authorizing the execution, delivery and performance of this Agreement, (D) directing that the Seaways Share Issuance be submitted for consideration at the Seaways Special Meeting, (E) making the Seaways Board Recommendation and (F) approving the inclusion of the Seaways Board Recommendation in the Proxy Statement/ Prospectus, in each case, subject to Section 5.4. Seaways, as sole shareholder of Merger Sub, has duly executed and delivered a written consent adopting this Agreement, such written consent by its terms to become effective immediately following the execution of this Agreement and the board of directors of Merger Sub has unanimously approved this Agreement and the Transactions, including the Merger, and authorizing the execution, delivery and performance of this Agreement. This Agreement has been duly and validly executed and delivered by Seaways and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of Diamond, constitutes the valid and binding agreement of Seaways and Merger Sub, enforceable against Seaways and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions. The Diamond Voting and Support Agreements have been duly and validly executed and delivered by Seaways and, assuming the Diamond Voting and Support Agreements constitute the valid and binding agreement of the other parties thereto, constitutes the valid and binding agreement of Seaways, enforceable against Seaways in accordance with their respective terms, subject to the Enforceability Exceptions
(b)   Other than in connection with or in compliance with (i) the provisions of the BCA, (ii) the Securities Act, (iii) the Exchange Act, (iv) the HSR Act, (v) any applicable requirements of the NYSE, (vi) the filing of the Articles of Merger with the Registrar or Deputy Registrar of Corporations of the Republic of the Marshall Islands and (vii) such filings and approvals as are required to be made or obtained under the securities or “blue sky” Laws and the rules and regulations thereunder in connection with the issuance of the Seaways Shares in the Merger, no authorization, consent or approval of, or filing with, any Governmental Entity is necessary, under applicable Law, for the consummation by Seaways and Merger Sub of the Transactions, except for (A) such authorizations, consents, approvals or filings that, if not obtained or made, has not had and would not reasonably be expected to have, individually or in the aggregate, a Seaways Material Adverse Effect and (B) as may arise as a results of facts or circumstances relating to Diamond or its affiliates or Laws or Contracts binding Diamond or its affiliates.
(c)   The execution and delivery by Seaways and Merger Sub of this Agreement and the Diamond Voting and Support Agreements do not, and, except as described in Section 4.3(b), the consummation of the Transactions and compliance with the provisions hereof will not (i) result in any violation or breach of, or default or change of control (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, modification, cancellation or acceleration of any material obligation or to the loss of a material benefit under any Seaways Material Contract, loan, guarantee of Indebtedness or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise or right binding upon Seaways or any of Seaways’ Subsidiaries or result in the creation of any Lien upon any of the properties, rights or assets of Seaways or any of Seaways’ Subsidiaries, other than Permitted Liens, (ii) subject to obtaining the Seaways Shareholder Approval, conflict with or result in any violation of any provision of the Seaways Governing Documents or the Organizational Documents

of any Seaways Subsidiary or Merger Sub or (iii) conflict with or violate any Laws applicable to Seaways or any of Seaways’ Subsidiaries or any of their respective properties or assets, other than in the case of clauses (i), (ii) (with respect to Seaways Subsidiaries that are not Significant Subsidiaries or Merger Sub) and (iii), any such violation, breach, conflict, default, termination, modification, cancellation, acceleration, right, loss or Lien that has not had and would not reasonably be expected to have, individually or in the aggregate, a Seaways Material Adverse Effect.
Section 4.4   Reports and Financial Statements.
(a)   From January 1, 2018 through the date of this Agreement, Seaways has filed or furnished all forms, documents and reports with the SEC (such forms, documents and reports, including all exhibits, supplements and schedules thereto, the “Seaways SEC Documents”) required to be filed or furnished prior to the date hereof by it. As of their respective dates, or, if amended, as of the date of (and giving effect to) the last such amendment (and, in the case of registration statements and proxy statements, on the date of effectiveness and the dates of the relevant meetings, respectively), each of the Seaways SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Seaways SEC Documents contained any untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No executive officer of Seaways has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. None of the Seaways SEC Documents is, as of the date of this Agreement and to the knowledge of Seaways, the subject of ongoing SEC review or outstanding or unresolved comments. Seaways has, prior to the date hereof, provided Diamond or its Representatives with true, correct and complete copies of all SEC comment letters received and response letters submitted and other correspondence between the SEC and Seaways or any Seaways Subsidiary with respect to the Seaways SEC Documents, within the year prior to the date of this Agreement to the extent such comment letters, response letters and correspondence are not publicly available.
(b)   The consolidated financial statements (including all related notes and schedules) of Seaways and the Seaways Subsidiaries included in the Seaways SEC Documents when filed (i) complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the NYSE with respect thereto in effect at the time of such filing, (ii) fairly present in all material respects the consolidated financial position of Seaways and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations, their consolidated incomes, their consolidated changes in shareholders’ equity and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto, none of which would be material) in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and (iii) were prepared from, and in accordance with, the books and records of Seaways and the Seaways Subsidiaries.
Section 4.5   Internal Controls and Procedures.
(a)   Seaways has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) sufficient to comply in all material respects with all legal and accounting requirements applicable to Seaways and its Subsidiaries and as otherwise as required by Rule 13a-15 under the Exchange Act. Seaways’ disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Seaways in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Seaways’ management as appropriate to allow timely decisions regarding required disclosure and to enable Seaways’ management to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Seaways, each Seaways Subsidiary and each of their respective officers and directors in their capacities as such are in material compliance with, and, since January 1, 2019, have materially complied with the applicable provisions of Sarbanes-Oxley Act and the Exchange Act. Based on its most recent evaluation of internal controls over financial reporting prior to the date hereof, Seaways’ management has disclosed to Seaways’ auditors and the audit committee of the Seaways Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect Seaways’ ability to report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Seaways’ internal control over financial reporting, and each such deficiency, weakness and fraud so disclosed to auditors, if any, has been disclosed to Diamond prior to the date hereof. Seaways has remediated any and all significant deficiencies and all material weaknesses in the design or operations of its internal control over financial reporting that were reasonably likely to adversely affect in any material respect Seaways’ ability to report financial information and were identified in Seaways’ most recent evaluation of its internal control over financial reporting.
(b)   Neither Seaways nor any Seaways Subsidiary is a party to, nor does it have any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among Seaways or a Seaways Subsidiary, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand) or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC).
(c)   Seaways has not been informed by its independent registered public accounting firm that it is required to restate, and Seaways has not restated (and does not believe it is, nor will it be, required to restate), any financial statements contained in the Seaways SEC Documents as a result of events known to Seaways as of the date hereof in a manner that would be material to the present or future financial condition of Seaways and the Seaways Subsidiaries, taken as a whole.
Section 4.6   No Undisclosed Liabilities.   Except (a) as disclosed, reflected or reserved against in Seaways’ consolidated balance sheet (or the notes thereto) as of December 31, 2020 included in the Seaways SEC Documents filed or furnished and publicly available prior to the date hereof, (b) for liabilities incurred in the ordinary course of business since December 31, 2020, (c) as expressly permitted or contemplated by this Agreement and (d) for liabilities which have been discharged or paid in full in the ordinary course of business, neither Seaways nor any Seaways Subsidiary has any liabilities of any nature, whether or not accrued, contingent or otherwise, whether or not required by GAAP to be reflected on a consolidated balance sheet of Seaways and its consolidated Subsidiaries (or in the notes thereto), other than those which, individually or in the aggregate, have not had, and would not reasonably be expected to have a Seaways Material Adverse Effect.
Section 4.7   Compliance with Law; Permits.
(a)   Seaways and each of the Seaways Subsidiaries is, and since January 1, 2018 has been, in compliance with and is not, and since January 1, 2018 has not been, in default under or in violation of any Laws (including Maritime Guidelines), applicable to Seaways, such Subsidiaries or any of their respective properties or assets (including Seaways Vessels), except where such non-compliance, default or violation has not had, and would not reasonably be expected to have, individually or in the aggregate, a Seaways Material Adverse Effect. Since January 1, 2018, Seaways has complied in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE.
(b)   Seaways and the Seaways Subsidiaries are, and since January 1, 2018 have been, in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, exemptions, consents, certificates, approvals and orders of any Governmental Entity (including those required by Maritime Guidelines) necessary for Seaways and the Seaways Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the “Seaways Permits”), except where the failure to have any of the Seaways Permits has not had and would not reasonably be expected to have, individually or in the aggregate, a Seaways Material Adverse Effect. All Seaways Permits are in full force and effect, except where the failure to be in full force and effect has not had and would not reasonably be expected to have, individually or in the aggregate, a Seaways Material Adverse Effect. Seaways and each Seaways Subsidiary is in compliance with all Seaways Permits, except where the failure to be in compliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Seaways Material Adverse Effect.
Section 4.8   Environmental Laws and Regulations.   Except for those matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Seaways Material Adverse Effect, since January 1, 2018:
(a)   Seaways, each Seaways Subsidiary and each Seaways Vessel have been and are in compliance with applicable Environmental Laws and have obtained and have been and are in compliance with all Environmental Permits necessary to conduct their respective businesses as presently conducted. All Environmental Permits necessary to conduct the respective businesses of Seaways, each Seaways Subsidiary and each Seaways Vessel as presently conducted are in full force and effect, and Seaways has no written notice or knowledge that such Environmental Permits will not be renewed in the ordinary course after the Effective Time. No Governmental Entity has begun, or to the knowledge of Seaways, threatened in writing to begin, any action to terminate, cancel or reform any Environmental Permits necessary to conduct the respective businesses of Seaways, each Seaways Subsidiary and each Seaways Vessel as presently conducted;
(b)   Neither Seaways nor any Seaways Subsidiary has received any notice, demand, request for information, citation, summons, complaint, letter or claim alleging that Seaways or any such Seaways Subsidiary or Seaways Vessel is in violation of, or liable under, any Environmental Law, no penalty has been assessed and there is no outstanding order, consent decree, writ, injunction or judgment issued by a court, Governmental Entity, authority or tribunal against Seaways or any Seaways Subsidiary or otherwise with respect to any Seaways Vessel, in each case, with respect to matters arising out of any Environmental Law. There is no claim, action, suit, proceeding, demand, lien, investigation or request for information pending, or, to the knowledge of Seaways, threatened against Seaways or any Seaways Subsidiary or otherwise with respect to any Seaways Vessel with respect to any matters arising out of any applicable Environmental Law;
(c)   Neither Seaways nor any Seaways Subsidiary has entered into or agreed to any order, consent decree, writ, injunction or judgment or is subject to any order, consent decree, writ, injunction or judgment relating to compliance with Environmental Laws, Environmental Permits or the investigation, Release, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials;
(d)   Neither Seaways nor any Seaways Subsidiary has assumed, by Contract, or to the knowledge of Seaways, by operation of Law, any liability under any Environmental Law or relating to any Hazardous Materials, and neither Seaways nor any Seaways Subsidiary is an indemnitor in connection with any threatened or asserted claim, action, suit, proceeding, demand, lien, investigation by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials; and
(e)   Neither Seaways nor any Seaways Subsidiary has caused, and to the knowledge of Seaways, no third party has caused, any release of a Hazardous Material, bilge water or ballast water that could reasonably be expected to require investigation or remedial action by Seaways or any Seaways Subsidiary under any Environmental Law.
(f)   Notwithstanding anything to the contrary in this Agreement, the representations and warranties set forth in this Section 4.8 and in Section 4.4, Section 4.6, Section 4.10, Section 4.12 and Section 4.21 are the sole representations and warranties of Seaways with respect to environmental matters, including with respect to Hazardous Materials, Environmental Permits, and any other matter relating to compliance with, or liabilities under, Environmental Laws.
Section 4.9   Employee Benefit Plans.
(a)   Section 4.9(a) of the Seaways Disclosure Letter sets forth, as of the date hereof, a true, correct and complete list of each material Seaways Benefit Plan. With respect to each material Seaways Benefit Plan, Seaways has made available to Seaways true, correct and complete copies of (or, to the extent no such copy exists, a description of), in each case, to the extent applicable, (i) the current plan document and, to the extent available, the summary plan description; (ii) the most recent audited financial statement and actuarial valuation; (iii) all material filings and correspondence with any Governmental

Entity, including any required filings or schedules and any communications with any Governmental Entity regarding the qualified status of each such material Seaways Benefit Plan; (iv) all material related insurance contracts which implement each such material Seaways Benefit Plan; and (v) any documents with respect to any material Seaways Benefit Plans that are required to be prepared or filed under the applicable Laws of a non-U.S. jurisdiction.
(b)   (i) Except as has not and would not, individually or in the aggregate, reasonably be expected to have a Seaways Material Adverse Effect, each of the Seaways Benefit Plans is and has been established, operated, maintained, funded and administered in compliance with its terms and in accordance with applicable Laws and applicable regulatory or authoritative guidance; (ii) no Seaways Benefit Plan is a defined benefit plan, is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code or is a “multiemployer pension plan” (as such term is defined in Section 3(37) of ERISA) or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA or Section 413(c) of the Code; (iii) no Seaways Benefit Plan provides benefits, including death or medical or other welfare benefits (whether or not insured), with respect to current or former employees or directors of Seaways or its Subsidiaries beyond their retirement or other termination of service, other than, and solely to the extent of, coverage mandated by applicable Law for which the cost is borne entirely by the covered Person; (iv) no material liability has been incurred by Seaways, any of its Subsidiaries or any of their respective Affiliates (including ERISA Affiliates) that has not been satisfied in full, and no condition exists that is likely to cause Seaways, any of its Subsidiaries or any of their Affiliates to incur a liability thereunder or in respect thereof; (v) except as would not, individually or in the aggregate, reasonably be expected to have a Seaways Material Adverse Effect, all contributions, reimbursements or other amounts payable by Seaways or its Subsidiaries pursuant to each Seaways Benefit Plan in respect of current or prior plan years have been timely paid or accrued in accordance with GAAP or applicable international accounting standards and there are no pending, or to the knowledge of Seaways, threatened claims, actions, investigations, litigations, proceedings or audits (other than routine claims for benefits) with respect to any of the Seaways Benefit Plans or any trusts related thereto; and (vi) neither Seaways nor any of its Subsidiaries has any current or contingent liability or obligation as a result of at any time being treated as a single employer under applicable Law with any other Person.
(c)   Except as would not, individually or in the aggregate, reasonably be expected to have a Seaways Material Adverse Effect, each of the Seaways Benefit Plans intended to be “qualified” for Tax or regulatory purposes has received a current favorable determination letter, opinion letter or other authoritative communication from the applicable Governmental Entity as to its qualification, and there are no existing circumstances or any events that have occurred that would adversely affect the qualified status of any such plan or that would subject Seaways to any Tax, fine, lien, penalty or other liability.
(d)   Neither the execution and delivery of this Agreement nor the consummation of the Transactions (either alone or in conjunction with any other event) will (i) result in any payment (including severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code or any other applicable Law), forgiveness of Indebtedness or otherwise) becoming due to any current or former director or any employee of Seaways or any Seaways Subsidiary under any Seaways Benefit Plan or otherwise, (ii) increase any benefits or compensation otherwise payable under any Seaways Benefit Plan or (iii) result in any acceleration of the time of payment, funding or vesting of, or result in the forfeiture of, any such benefits.
(e)   Each Seaways Benefit Plan that is subject to Section 409A of the Code has been maintained and operated in documentary and operational compliance in all material respects with Section 409A of the Code and applicable guidance thereunder. Seaways is not a party to nor does it have any obligation under any Seaways Benefit Plan to compensate, indemnify, or reimburse any person for Taxes payable pursuant to applicable Law, including Section 4999 of the Code or for additional Taxes payable pursuant to Section 409A of the Code.
(f)   Other than the OSG Ship Management (UK) Ltd. Retirement Benefits Plan, the Merchant Navy Officers Pension Fund and the Merchant Navy Ratings Pension Fund no Seaways Benefit Plan established or maintained in the UK provides any benefits which are not money purchase benefits within the meaning of section 181 of the UK Pension Schemes Act 1993 and neither Seaways nor any

Seaways Subsidiary nor any connected or associated person participates in or has ever participated in any UK occupational pension plan providing any benefits which are not money purchase benefits within that meaning. No contribution notice under section 38 of the UK Pensions Act 2004 or financial support direction under section 43 of that Act has been issued or threatened to Seaways or any Seaways Subsidiary and there are no circumstances in which the UK Pensions Regulator could issue such notices. No debt has become due or has been treated as becoming due under section 75 or section 75A of the UK Pensions Act 1995 from Seaways or any Seaways Subsidiary save where the debt has been paid, apportioned or compromised under the provisions of that Act and the relevant company has received effective discharge from the trustees of the relevant pension scheme.
Section 4.10   Absence of Certain Changes or Events.
(a)   Since December 31, 2020, there has not occurred any Effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Seaways Material Adverse Effect.
(b)   Since December 31, 2020 through the date of this Agreement, (i) the business of Seaways and the Seaways Subsidiaries has been conducted only in the ordinary course of business and (ii) neither Seaways nor any Seaways Subsidiary has taken any action that would have constituted a breach of Section 5.2(b)(i), (ii), (iv), (ix), (xvi) or (xix) had such action been taken after the execution of this Agreement without the prior written consent of Diamond.
Section 4.11   Investigation; Litigation.   (a) There is no investigation or review pending (or, to the knowledge of Seaways, threatened) by any Governmental Entity with respect to Seaways or any Seaways Subsidiary or any of their respective properties, rights or assets, or, to the knowledge of Seaways, any of their current or former directors or executive officers, or challenging the validity or propriety of the Transactions contemplated by this Agreement, and (b) there are no claims, actions, suits or proceedings pending (or, to the knowledge of Seaways, threatened) against Seaways or any of Seaways’ Subsidiaries or any of their respective properties, rights or assets, which, in the case of clause (a) or (b), would reasonably be expected to have, individually or in the aggregate, a Seaways Material Adverse Effect. Neither Seaways nor any Seaways Subsidiary is subject to any judgment, order, injunction, ruling or decree of a Governmental Entity which would reasonably be expected to have, individually or in the aggregate, a Diamond Material Adverse Effect. As of the date hereof, there are no claims, actions, suits or proceedings pending (or, to the knowledge of Seaways, threatened) that challenge or seek to prevent, enjoin, alter or materially delay, or recover any damages or obtain any other remedy in connection with, this Agreement or the Transactions.
Section 4.12   Information Supplied.   The information relating to Seaways and its Subsidiaries to be contained in (or incorporated by reference in) the Proxy Statement/Prospectus and the Form S-4 or that is provided by Seaways or its Subsidiaries for inclusion in (or incorporation by reference in) the Proxy Statement/ Prospectus will not, on the date the Proxy Statement/Prospectus (and any amendment or supplement thereto) is first mailed to the shareholders of Diamond or the shareholders of Seaways, or at the time the Form S-4 (and any amendment or supplement thereto) is filed and the date it is declared effective or any post-effective amendment thereto is filed or is declared effective, or at the time of the Diamond Special Meeting (as it may be adjourned or postponed in accordance with the terms hereof) or the Seaways Special Meeting (as it may be adjourned or postponed in accordance with the terms hereof), contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading. The Form S-4 will comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, and any other applicable federal securities laws. Notwithstanding the foregoing provisions of this Section 4.12, no representation or warranty is made by Seaways or Merger Sub with respect to information or statements made in the Proxy Statement/Prospectus or the Form S-4 which were not supplied by or on behalf of Seaways.
Section 4.13   Tax Matters.   (a) Except as would not, individually or in the aggregate, reasonably be expected to have a Seaways Material Adverse Effect:
(i)   all Tax Returns that are required to be filed by or with respect to Seaways or any of its Subsidiaries have been timely filed (taking into account any extension of time within which to file), and all such Tax Returns are true, complete and accurate. Seaways has made available to Diamond true and correct copies of all such income or franchise Tax Returns for the three (3) year period preceding the Closing Date;
(ii)   Seaways and its Subsidiaries have timely and properly paid all Taxes due and owing by any of them, including any Taxes required to be withheld from amounts owing to any Person (in each case, whether or not shown on any Tax Return), other than Taxes that are being contested in good faith through appropriate proceedings and for which adequate reserves have been established in accordance with GAAP on the financial statements of Seaways and its Subsidiaries, and have complied with all reporting requirements (including maintenance of required records with respect thereto) with respect to such payments;
(iii)   since the date of Seaways’ last audited financial statements, neither Seaways nor any of its Subsidiaries has incurred liability for Taxes outside its ordinary course of business, and the consolidated balance sheet (or the notes thereto) as of December 31, 2020 included in the Seaways SEC Documents properly reflects the accrual of the Tax liability of Seaways and its Subsidiaries with respect to the period between the last audited financial statements and such date.
(iv)   neither Seaways nor its Subsidiaries is delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, assessed or proposed. There is not pending, or threatened in writing, any audit, examination, investigation or other proceeding with respect to any Taxes of Seaways or any of its Subsidiaries;
(v)   neither Seaways nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes, or agreed to any extension of time with respect to a Tax assessment or deficiency;
(vi)   neither Seaways nor any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (or any similar provision of U.S. state, local, or non-U.S. Law) in the three (3) years prior to the date of this Agreement;
(vii)   no claim has been made in writing by a tax authority in a jurisdiction where any of Seaways or its Subsidiaries does not file Tax Returns that such Person is or may be subject to taxation by that jurisdiction;
(viii)   neither Seaways nor any of its Subsidiaries will be required to include any item of income in taxable income, or exclude any item of deduction from taxable income, or make any adjustment under Section 481 of the Code (or any corresponding provision of U.S. state, local or non-U.S. income Tax Law) for any taxable period (or portion thereof) ending after the Closing Date as a result of (A) any installment sale, intercompany transaction described in the Treasury Regulations under Section 1502 of the Code (or any corresponding provision of U.S. state, local or non-U.S. income Tax Law), or open transaction disposition made by Seaways or any of its Subsidiaries on or prior to the Closing Date, (B) any prepaid amount received by Seaways or any of its Subsidiaries on or prior to the Closing Date, (C) any “closing agreement,” as described in Section 7121 of the Code (or any corresponding provision of U.S. state, local or non-U.S. income Tax Law) entered into on or prior to the Closing Date, (D) any “gain recognition agreement” or “domestic use election” (or analogous concepts under U.S. state, local or non-U.S. income Tax Law), (E) a change in the method of accounting by Seaways or any of its Subsidiaries for a period ending prior to or including the Closing Date, or (F) election under Section 965 of the Code (or any corresponding provision of U.S. state, local or non-U.S. income Tax Law). Neither Seaways nor any of its Subsidiaries has deferred, pursuant to the CARES Act or the Presidential Memorandum Deferring Payroll Tax Obligations dated August 8, 2020, any Taxes which have not been paid;
(ix)   none of Seaways or any of its Subsidiaries is (A) a party to any Tax allocation, sharing, indemnity, or reimbursement agreement or arrangement (other than any customary Tax indemnification provisions in ordinary course commercial agreements or arrangements that are not primarily related to Taxes), (B) is liable for Taxes of any other Person (other than Seaways and its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of U.S. state, local or non-U.S. income Tax Law) or as a transferee or successor or by Contract (other than any customary Tax indemnification provisions in ordinary course commercial agreements or arrangements that are not primarily related to Taxes), or (C) has, since December 1, 2016, been a member of an affiliated, consolidated, combined or unitary group filing for U.S. federal, state or local income Tax purposes, other than a group the common parent of which was or is Seaways or any of its Subsidiaries;
(x)   there are no Liens for Taxes upon any property or assets of Seaways or any of its Subsidiaries, except for the Permitted Liens; and
(xi)   for U.S. federal income Tax purposes, Seaways is treated as a corporation that is not, and was not since Seaways’ taxable year that included December 1, 2016, a “controlled foreign corporation” within the meaning of section 957 of the Code or a “passive foreign investment company” within the meaning of Section 1297 of the Code. In addition, Seaways is not, and will not as a result of the transactions contemplated under this Agreement become, subject to the requirements of section 7874 of the Code as an “expatriated entity”.
(xii)   neither Seaways nor any of its Subsidiaries has entered into any “reportable transaction” within the meaning of U.S. Treasury Regulations Section 1.6011-4(b) (or any similar provision of U.S. state, local or non-U.S. Law).
(b)   Neither Seaways nor any of its Subsidiaries has knowingly taken any action or knows of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.
(c)   Notwithstanding anything to the contrary in this Agreement, the representations and warranties set forth in this Section 4.13, Section 4.2 and Section 4.9 are the sole representations and warranties with respect to Tax matters of Seaways and its Subsidiaries.
Section 4.14   Labor Matters.
(a)   Seaways and the Seaways Subsidiaries are in compliance with all applicable Laws of the United States, or of any state or local government or any subdivision thereof or of any foreign government (including the Republic of the Marshall Islands) respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health, including but not limited to the Immigration Reform and Control Act, the Worker Adjustment Retraining and Notification Act, any Laws respecting employment discrimination, sexual harassment, disability rights or benefits, equal opportunity, plant closure issues, affirmative action, workers’ compensation, labor relations, employee leave issues, wage and hour standards, classification of workers, occupational safety and health requirements and unemployment insurance and related matters, except where any such failure to be in compliance has not had, or would not reasonably be expected to have, individually or in the aggregate, a Seaways Material Adverse Effect.
(b)   Neither Seaways nor any Seaways Subsidiary is a party to or bound by any collective bargaining agreement or relationship with any labor organization in the United States in the United States or any works council or employee representative body outside of the United States.
(c)   There is no unfair labor practice charge pending or, to the knowledge of Seaways, threatened which if determined adversely to Seaways or any of its Subsidiaries would reasonably be expected to have a Seaways Material Adverse Effect. Neither Seaways nor any Seaways Subsidiary is subject to a pending or, to the knowledge of Seaways, threatened, labor dispute, strike, slowdown, walkout or work stoppage, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Seaways Material Adverse Effect, nor has Seaways or any of its Subsidiaries experienced any such labor dispute, strike, slowdown, walkout or work stoppage in the past three (3) years. Other than as set forth in Section 4.14(c) of the Seaways Disclosure Letter, to the knowledge of Seaways, there are no organizational campaigns, petitions or other activities or proceedings of any labor union, workers’ council or labor organization seeking recognition of a collective bargaining unit with respect to, or otherwise attempting to represent, any of the employees of Seaways or any of its Subsidiaries or to compel Seaways or any of its Subsidiaries to bargain with any such labor union, works council or labor organization presently being made or threatened, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Seaways or any of its Subsidiaries, except for those the formation of which has not had and would not reasonably be expected to have, individually or in the aggregate, a Seaways Material Adverse Effect.
(d)   The transactions contemplated by this Agreement will not require the consent of, or advance notification to, any works councils, unions or similar labor organizations with respect to employees of Seaways or any of its Subsidiaries, except for where the failure to obtain any such consent or make any such advance notifications has not had and would not reasonably be expected to have, individually or in the aggregate, a Seaways Material Adverse Effect.
(e)   Except as would not reasonably be expected to have, individually or in the aggregate, a Seaways Material Adverse Effect, the businesses of Seaways and each Seaways Subsidiary are being conducted in compliance with all applicable Laws pertaining to the privacy, data protection and information security of employee information.
Section 4.15   Intellectual Property.
(a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Seaways Material Adverse Effect, Section 4.15(a) of the Seaways Disclosure Letter sets forth a true and complete list of the following Seaways Intellectual Property: (i) all Intellectual Property that has been registered, issued or filed with or by any Governmental Entity or quasi-public legal authority or by a domain name registrar, or any applications for any of the foregoing (“Seaways Registered Intellectual Property”); and (ii) material unregistered Trademarks or material unregistered proprietary Software, in each case, that constitute Seaways Intellectual Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Seaways Material Adverse Effect, with respect to each item of the Seaways Registered Intellectual Property, all necessary registration, maintenance and renewal fees have been paid, and all necessary documents and certificates have been filed with the United States Patent and Trademark Office or equivalent authority or registrar anywhere in the world, as the case may be, for the purposes of maintaining, and perfecting Seaways’ or the applicable Seaways Subsidiary’s ownership of, such Seaways Registered Intellectual Property;
(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Seaways Material Adverse Effect, (i) Seaways or a Seaways Subsidiary owns or otherwise possesses valid rights to use, and immediately after Closing will own or otherwise possess valid rights to use, all Intellectual Property and IT Systems used in the operation of their respective businesses as currently conducted free and clear of all Liens other than Permitted Liens; (ii) to the knowledge of Seaways, each item of registered or issued Seaways Registered Intellectual Property is subsisting, valid and enforceable. Seaways or a Seaways Subsidiary exclusively owns the Seaways Intellectual Property, in each case, free and clear of all Liens other than Permitted Liens; (iii) there are no pending or, to the knowledge of Seaways, threatened claims, actions or proceedings against Seaways or its Subsidiaries by any Person (A) alleging infringement, misappropriation or other violations by Seaways or its Subsidiaries of any third party’s Intellectual Property or (B) challenging the ownership, validity or enforceability of any Seaways Intellectual Property; and (iv) to the knowledge of Seaways, (x) the conduct of the businesses of Seaways and its Subsidiaries, in the past six (6) years has not infringed, misappropriated or otherwise violated, and as of the Closing does not infringe, misappropriate or otherwise violate, any third party’s Intellectual Property and (y) no third party is infringing, misappropriating or violating any Seaways Intellectual Property;
(c)   Seaways and the Seaways Subsidiaries have taken commercially reasonable efforts to protect the confidentiality of Seaways’ and the Seaways Subsidiaries’ material Trade Secrets and any Trade Secrets provided to Seaways or the Seaways Subsidiaries under conditions of confidentiality; and
(d)   Seaways and the Seaways Subsidiaries have obtained valid written assignments from all of the current and former consultants, independent contractors and employees who contributed to the creation or development of any material Intellectual Property for or on behalf of Seaways or the Seaways Subsidiaries that validly assign to Seaways or the Seaways Subsidiaries all rights, title and interest in and to any such Intellectual Property that Seaways or the Seaways Subsidiaries do not already own by operation of Law.

Section 4.16   Data Privacy and Cybersecurity.   Except for those matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Seaways Material Adverse Effect:
(a)   Seaways and the Seaways Subsidiaries are in compliance with all applicable Privacy Laws and contractual obligations relating to data protection or information security. Seaways and the Seaways Subsidiaries have not received any written notice of any claims, investigations, or alleged violations of, or been charged with, violation of any Privacy Laws.
(b)   Seaways and the Seaways Subsidiaries have implemented commercially reasonable administrative, physical, organizational, and technical safeguards, including disaster recovery and incident response plans, (i) to protect the integrity, continuous operation and security of the IT Systems owned, leased or otherwise controlled by Seaways and the Seaways Subsidiaries (“Seaways IT Systems”), and (ii) to protect the confidentiality, integrity, and availability of all Trade Secrets and the data (including Personal Information, business proprietary, and sensitive information) stored therein.
(c)   To the knowledge of Seaways, in the past three (3) years and as of the Closing Date, there has been no misuse, unauthorized intrusion or breach of the security of any Seaways IT Systems, nor any breach, loss, theft, or unauthorized or unlawful corruption, access to or Processing, or the rendering unavailable or not accessible (including through a ransomware attack) of Trade Secrets or data (including Personal Information, business proprietary, and sensitive information) Processed by or on behalf of Seaways or any Seaways Subsidiary. Nor has Seaways or any Seaways Subsidiary notified, or been required by applicable Privacy Law, regulation, or contract to notify in writing, any person or entity of any personal data or information security-related incident.
(d)   To the knowledge of Seaways, the integrity and availability of the Seaways IT Systems have not been compromised, and the Seaways IT Systems have not malfunctioned or failed during the past three (3) years and do not contain any undisclosed disabling codes or instructions, “time bombs”, “Trojan horses”, “back doors”, “trap doors”, “worms”, viruses, bugs, faults or other Software routines that could (i) significantly disrupt or adversely affect the operation of the businesses or the functionality of any Seaways IT Systems or (ii) enable or assist any Person to access, without authorization, any Seaways IT Systems or the Trade Secrets or data (including Personal Information, business proprietary, and sensitive information) stored therein.
Section 4.17   Real Property; Tangible Property.
(a)   Neither Seaways nor the Seaways Subsidiaries (i) owns, or has ever owned, any real property or (ii) is party to a Contract to purchase any real property.
(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Seaways Material Adverse Effect, (i) each material lease, sublease and other agreement (each, a “Seaways Lease”) under which Seaways or any of its Subsidiaries uses or occupies or has the right to use or occupy any real property at which the operations of Seaways and its Subsidiaries are conducted as of the date hereof (the “Seaways Leased Real Property”), is valid, binding and in full force and effect, subject to the Enforceability Exceptions, (ii) no uncured default on the part of Seaways or, if applicable, its Subsidiary or, to the knowledge of Seaways, the landlord thereunder exists with respect to any Seaways Lease and (iii) neither the execution and delivery of this Agreement nor the consummation of the Transactions will, with or without notice, the passage of time, or both, give rise to any right of the landlord or any other Person under any Seaways Lease. A true, complete and correct copy of each Seaways Lease has been made available to Diamond and a list thereof is set forth on Section 4.17(b) of the Diamond Disclosure Letter. Except as would not, individually or in the aggregate, reasonably be expected to have a Seaways Material Adverse Effect, the buildings, structures and systems occupied by Seaways on the Seaways Leased Real Property are structurally sound, in good operating condition and repair, normal wear and tear excepted, and free of any known latent defects and adequate for the current uses to which they are being put by Seaways and its Subsidiaries. Except as would not reasonably be expected to have, individually or in the aggregate, a Seaways Material Adverse Effect, Seaways and each of its Subsidiaries has a good and valid leasehold interest in or contractual right to use or occupy, subject to the terms of the applicable Seaways Lease, the Seaways Leased Real Property, free and clear of all Liens, except for Permitted Liens. Except as would not, individually or in the aggregate, reasonably be expected to have a Seaways Material Adverse Effect, there are no condemnation proceedings pending or, to the knowledge of Seaways, threatened with respect to any Seaways Leased Real Property.
(c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Seaways Material Adverse Effect, Seaways or a Seaways Subsidiary is the sole owner and has good, valid and marketable title to, or in the case of leased personal property assets, valid leasehold interests in, all material tangible personal property currently used in the operation of the businesses of Seaways and the Seaways Subsidiaries, including the Seaways Vessels, free and clear of any Liens, except Permitted Liens. The material tangible personal property currently used in the operation of the businesses of Seaways and the Seaways Subsidiaries is in good working order (reasonable wear and tear excepted) and is maintained consistently with industry standards, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Seaways Material Adverse Effect.
Section 4.18   Maritime Matters.
(a)   Section 4.18(a) of the Seaways Disclosure Letter sets forth a true, correct and complete list of the vessels owned by Seaways or a Seaways Subsidiary (the vessels required to be scheduled thereon, the “Seaways Vessels”), including its name, registered owner, time charter attached to it as of the date hereof (if applicable), its manager, International Maritime Organization number, flag, IMO number, type, date of the delivery, shipbuilder, depth, capacity (gross tonnage or deadweight tonnage, as specified therein), net tonnage, the pool in which entered (if applicable) and class. Each Seaways Vessel is lawfully documented and registered, in all material respects, in the name of its registered owner under the Laws where such vessel is registered and each such vessel and owner of such vessel complies in all material respects with all applicable Laws to which such vessel may be registered.
(b)   Each Seaways Vessel is operated in compliance with all applicable Maritime Guidelines and Laws, except where such failure to be in compliance would not have a Seaways Material Adverse Effect. Seaways or its applicable Subsidiary is qualified to own and operate the Seaways Vessels under applicable Laws, including the Laws of each Seaways Vessel’s flag state, except where such failure to be qualified would not have a Seaways Material Adverse Effect.
(c)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Seaways Material Adverse Effect, (i) each Seaways Vessel (A) is duly registered under the flag set forth in Section 4.18(a) of the Seaways Disclosure Letter, (B) is seaworthy and maintained in class, (C) has all national and international operating and trading certificates and endorsements (for the avoidance of doubt such certificates and endorsements may be extended due to delays in the ordinary course as a result of trading patterns, surveyor availability, COVID-19 Measures, drydock availability and/or similar operational matters), that are required for the operation of such Diamond Vessel in the trades and geographic areas in which it is operated, each of which is valid, and (D) has been classed by a classification society that is a member of the International Association of Classification Societies, and is fully in class with no significant material recommendations or notations and (ii) no event has occurred and no condition exists that would cause any Seaways Vessel’s classification society to be suspended or withdrawn and all events and conditions that are required to be reported as to the class have been disclosed and reported to such Seaways Vessel’s classification society.
(d)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Seaways Material Adverse Effect, (i) there has not been any incident on or with respect to any Seaways Vessel since the date of its most recent Inspection or, with respect to any Seaways Vessel which has not been inspected, since the date of this Agreement and (ii) the Seaways Vessels are in substantially the same condition as at the date of their respective Inspection or the date of this Agreement, subject to fair wear and tear.
(e)   Prior to the date hereof, Seaways has made available to Diamond or its Representatives true, correct and complete copies of recent class, port state control or flag inspection reports related to each Seaways Vessel.
Section 4.19   Opinion of Financial Advisor.   The Seaways Board of Directors has received the opinion of Jefferies LLC, dated as of the date of this Agreement, and subject to the assumptions made,

matters considered and limits and qualifications on the review undertaken set forth therein, as to the fairness, from a financial point of view, of the Exchange Ratio to Seaways pursuant to this Agreement. Seaways shall, promptly following the execution of this Agreement by the Parties, furnish an accurate and complete copy of such opinion to Diamond solely for informational purposes (it being understood and agreed that such written opinion is for the benefit of the Seaways Board of Directors and may not be relied upon by Diamond).
Section 4.20   Required Vote.   The Seaways Shareholder Approval is the only vote of the holders of securities of Seaways which is required for Seaways to consummate the Transactions.
Section 4.21   Material Contracts.
(a)   Except for this Agreement, Section 4.21 of the Seaways Disclosure Letter contains a complete and correct list, as of the date of this Agreement, of each Contract described below in this Section 4.21(a) under which Seaways or any Seaways Subsidiary has any current or future rights, responsibilities, obligations or liabilities (in each case, whether contingent or otherwise) or to which any of their respective properties or assets is subject, in each case as of the date of this Agreement (all Contracts of the type described in this Section 4.21(a) being referred to herein as the “Seaways Material Contracts”):
(i)   (A) any joint venture, partnership or other similar Contract relating to the formation, creation, operation, management or control of any joint venture, partnership or limited liability company or any research and development project Contract, and (B) any shareholders, investors rights, registration rights or similar agreement or arrangement with or relating to the Seaways Subsidiaries;
(ii)   any Contract that (A) provides for the acquisition or divestiture of any vessel or any other material asset, including any Seaways Vessel (other than acquisitions or dispositions of inventory in the ordinary course of business) or business (whether by merger, sale of stock, sale of assets or otherwise) and (B) contains outstanding obligations that are material to Seaways and its Subsidiaries, taken as a whole;
(iii)   any Contract (excluding non-exclusive licenses for uncustomized, commercially available “off the shelf” Software or IT Systems (in each case, in object code form, if applicable) licensed pursuant to standard terms and conditions) under which Seaways or any Seaways Subsidiary is granted any license or other rights with respect to any Intellectual Property or IT Systems of a third party (including by means of covenants not to sue or software-as-a-service agreements), which Contract or Intellectual Property is material to Seaways or the Seaways Subsidiaries;
(iv)   any Contract under which Seaways or any Seaways Subsidiary has granted to a third party any license or other rights with respect to any Seaways Intellectual Property (including by means of covenants not to sue), which Contract or Intellectual Property is material to Seaways or the Seaways Subsidiaries (excluding non-exclusive licenses granted in the ordinary course of business (A) to customers or (B) to service providers for use for the benefit of Seaways or the Seaways Subsidiaries);
(v)   any Contract with any Governmental Entity;
(vi)   each Contract that (A) limits in any material respect the freedom of Seaways or any of its affiliates to solicit any client or customer, or to compete in any line of business or geographic region, or with any Person, including any Contract that (1) requires Seaways and its affiliates to work exclusively or preferentially with any Person in any line of business or geographic region, or (2) contains a “most favored nation” provision in favor the other party (B) is a requirements or “take or pay” Contract or (C) requires Seaways to purchase a minimum amount of a particular product from a supplier, in the case of clauses (B) and (C), that is material to Seaways and its Subsidiaries, taken as a whole;
(vii)   any Contract with (A) any Person that, by itself or together with its affiliates or those acting in concert with it, beneficially owns, or has the right to acquire beneficial ownership of, at least five percent (5%) of the Seaways Shares, including the Seaways Principal Shareholder or (B) any affiliates of Seaways (other than Seaways Subsidiaries);
(viii)   all material Contracts, obligations or commitments (w) with change of control provisions that are triggered, (x) that otherwise require consent, (y) grant a right to terminate, accelerate or otherwise amend the terms of an existing or contemplated Contract, or (z) that result in any payment becoming due from Seaways or a Seaways Subsidiary, in each case, as a result of the Transactions;
(ix)   any shareholders, investors rights, registration rights or similar agreement or arrangement with or relating to Seaways;
(x)   any Contract involving the settlement of any claim, action or proceeding or threatened claim, action or proceeding (or series of related, claims actions or proceedings) (A) which (x) will involve payments after the date hereof, or involved payments, in excess of $1,000,000 or (y) will impose, or imposed, monitoring or reporting obligations to any other Person outside the ordinary course of business or material restrictions on Seaways or any Seaways Subsidiary (including any restrictions on exploitation of Seaways Intellectual Property) or (B) with respect to which material conditions precedent to the settlement have not been satisfied;
(xi)   (A) any loan Contracts, notes, letters of credit and other evidences of Indebtedness in excess of $1,000,000, (B) any mortgages, pledges and other evidences of liens securing such obligations or any material real or other property and (C) any guarantees supporting such obligations and financing Contracts including change of control provisions, other than Contracts solely among Seaways and any wholly owned Seaways Subsidiary;
(xii)   Any Contract that relates to the time and bareboat chartering (including time and bareboat charters or similar agreements with Governmental Entities), management (technical and/or commercial), crewing, operation, stacking, finance leasing (including sale/leaseback or similar arrangements) or pooling of any Diamond Vessel that has resulted in payments to or by Diamond or any Diamond Subsidiary of more than $2,000,000 in the aggregate for the prior fiscal year;
(xiii)   any ship-sales, memorandum of agreement or other vessel acquisition Contract entered into since January 1, 2020 other than with respect to the Seaways Vessels and any Contract entered into since January 1, 2020 with respect to Newbuildings and the financing thereof, including performance guarantees, counter guarantees, refund guarantees, supervision agreements and plan verification services agreements;
(xiv)   any Contract relating to the operation of, management of, or provision of services to, the FSO Joint Ventures;
(xv)   any Contract with a Seaways Material Supplier;
(xvi)   any Contract pursuant to which Seaways or any Seaways Subsidiary spent or received, in the aggregate, more than $2,000,000 during the 12 months prior to the date hereof or could reasonably be expected to spend or receive, in the aggregate, more than $2,000,000 during the 12 months immediately after the date hereof (including any Contract relating to any future capital expenditures by Seaways or any of its Subsidiaries and excluding any voyage charters); and
(xvii)   any Contract not otherwise described in any other subsection of this Section 4.21(a) that would constitute a “material contract” (as such term is defined in Item 601(b) of Regulation S-K of the SEC) with respect to Seaways.
(b)   Seaways has provided to Diamond prior to the date of this Agreement a true, correct and complete copy of each written Seaways Material Contract as in effect on the date of this Agreement. Neither Seaways nor any Seaways Subsidiary is in breach of or default under the terms of any Seaways Material Contract where such breach or default has had or would reasonably be expected to have, individually or in the aggregate, a Seaways Material Adverse Effect. To the knowledge of Seaways, as of the date hereof, no other party to any Seaways Material Contract is in, or is alleged to be in, breach of or default under the terms of any Seaways Material Contract where such breach or default has had or would reasonably be expected to have, individually or in the aggregate, a Seaways Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Seaways Material Adverse Effect, each Seaways Material Contract is a valid and binding obligation of Seaways or the Seaways Subsidiary which is party thereto and, to the knowledge of Seaways, of each other party thereto, and is in full force and effect, subject to the Enforceability Exceptions. There are no material disputes pending or, to the knowledge of Seaways, threatened with respect to any Seaways Material Contract and neither Seaways nor any Seaways Subsidiary has received any written notice of the intention of any other party to a Seaways Material Contract to terminate for default, convenience or not renew any Seaways Material Contract, nor to the knowledge of Seaways, is any such party threatening to do so.
Section 4.22   Insurance.   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Seaways Material Adverse Effect, (a) all current, material insurance policies (or replacements thereof) and Contracts of Seaways and its Subsidiaries are in full force and effect and are valid and enforceable and cover against the risks as are customary in all material respects for companies of similar size in the same or similar lines of business and as required by applicable Law and the Seaways Material Contracts and (b) all premiums due thereunder have been paid. Neither Seaways nor any of its Subsidiaries has received notice of cancellation or termination with respect to any material third party insurance policies or Contracts (other than in connection with normal renewals of any such insurance policies or Contracts) where such cancellation or termination has had or would reasonably be expected to have, individually or in the aggregate, a Seaways Material Adverse Effect.
Section 4.23   Finders and Brokers.   Neither Seaways nor any Seaways Subsidiary has employed, nor has any Person employed on behalf of Seaways or a Seaways Subsidiary, any investment banker, broker, finder or similar Person in connection with the Transactions, other than as set forth in Section 4.23 of the Seaways Disclosure Letter, who might be entitled to any fee, commission or other payment in connection with or upon consummation of the Merger. Seaways has made available to Diamond a true, correct and complete copy of any engagement letter or other Contract between Seaways or any Seaways Subsidiary and each of the Persons set forth in Section 4.23 of the Seaways Disclosure Letter relating to the Transactions.
Section 4.24   FCPA and Anti-Corruption.   Except for those matters which, individually or in the aggregate, have not had and would not reasonably be expected to have a Seaways Material Adverse Effect:
(a)   in the last five (5) years, neither Seaways nor any Seaways Subsidiary, nor any director, officer, manager or employee (when acting in their role as director, officer, manager or employee) of Seaways or any Seaways Subsidiary, or, to Seaways’ knowledge, any agents, representatives, contractors, sales intermediaries or any other third party, in each case, acting on behalf of Seaways or any Seaways Subsidiary, has violated, conspired to violate, or aided and abetted a violation of the FCPA or made a material violation of any other applicable Bribery Legislation (in each case to the extent applicable);
(b)   neither Seaways nor any Seaways Subsidiary, nor any director, officer, manager or employee of Seaways or any Seaways Subsidiary, are, or in the past five (5) years have been, subject to any actual, pending, or, to Seaways’ knowledge, threatened civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings, demand letters, settlements or enforcement actions, or made any voluntary disclosures to any Governmental Entity, involving Seaways or any Seaways Subsidiary in any way relating to applicable Bribery Legislation, including the FCPA;
(c)   in the last five (5) years, Seaways and each Seaways Subsidiary has made and kept books and records, accounts and other records, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of Seaways and each Seaways Subsidiary as required by applicable Bribery Legislation in all material respects;
(d)   Seaways and each Seaways Subsidiary has instituted policies and procedures reasonably designed to promote compliance with the FCPA and other applicable Bribery Legislation and maintain such policies and procedures in force; and
(e)   no officer or director of Seaways or any Seaways Subsidiary is a Government Official.

Section 4.25   Sanctions.   None of Seaways or any Seaways Subsidiary, nor any of their respective directors, officers or employees, nor, to the knowledge of Seaways, any of their respective agents, managers or other third parties that act for or on behalf of Seaways or any Seaways Subsidiary is a Sanctioned Person. Except for those matters, which individually or in the aggregate have not had and would not reasonably be expected to have a Seaways Material Adverse Effect, none of Seaways or any Seaways Subsidiary, nor any of their respective directors, officers or employees (in the case of directors, officers or employees, when acting for or on behalf of Seaways or any Seaways Subsidiary) or, to the knowledge of Seaways or any Seaways Subsidiary, their respective agents, managers and other third parties when acting for or on behalf of Seaways of any Seaways Subsidiary (a) has in the past five (5) years engaged in or has any plan or commitment to engage in direct or indirect dealings with any Sanctioned Person or in any Sanctioned Country in violation of applicable Sanctions Law or (b) has in the past five (5) years violated, or knowingly engaged in any conduct that would reasonably be expected to result in Diamond or any Diamond Subsidiary being designated as a Sanctioned Person, or (c) has been the subject of an investigation or allegation of such a violation.
Section 4.26   Stock Ownership.   Neither Seaways nor any Seaways Subsidiaries directly or indirectly owns, and at all times for the past three years, neither Seaways nor any Seaways Subsidiaries has owned, beneficially or otherwise, in excess of 1% of the Diamond Shares.
Section 4.27   No Merger Sub Activity.   Since the date of its formation, Merger Sub has not engaged in any activities other than in connection with this Agreement.
Section 4.28   Suppliers.   Section 4.28 of the Seaways Disclosure Letter sets forth a correct and complete list of the Seaways Material Suppliers. Except as would not, individually or in the aggregate, reasonably be expected to have a Seaways Material Adverse Effect, since December 31, 2020, (i) there has been no written or, to the knowledge of Seaways, oral notice of termination of the business relationship of Seaways or a Seaways Subsidiary with any Seaways Material Supplier given to or received from any such Seaways Material Supplier, (ii) there has been no material change in the pricing or other material terms of its business relationship with any Seaways Material Supplier in any material respect adverse to Seaways or the Seaways Subsidiaries, including any inability of a Seaways Material Supplier to provide materials to Seaways, and (iii) no Seaways Material Supplier has notified Seaways or any Seaways Subsidiary that it intends to terminate or change the pricing or other material terms of its business in any material respect adverse to Seaways or the Seaways Subsidiaries, including as a result of a force majeure event or bankruptcy.
Section 4.29   Affiliate Transactions.   Except for directors’ and employment-related Seaways Material Contracts filed or incorporated by reference as an exhibit to a Seaways SEC Document, as of the date hereof, no executive officer or director of Seaways or shareholder of five percent (5%) or more of the Seaways Shares or any affiliate of the foregoing is a party to any Contract with or binding upon Seaways or any Seaways Subsidiaries or any of their respective properties or assets or has any material interest in any material property owned by Seaways or a Seaways Subsidiary or has engaged in any material transaction with any of the foregoing within the last 12 months.
Section 4.30   No Other Representations.   Except for the representations and warranties contained in Article III or in any certificates delivered by Diamond in connection with the Closing, Seaways acknowledges that neither Diamond nor any Representative of Diamond makes, and Seaways acknowledges that it has not relied upon or otherwise been induced by, any other express or implied representation or warranty with respect to Diamond or any of its Subsidiaries or with respect to any other information provided or made available to Seaways in connection with the Transactions, including any information, documents, projections, forecasts or other material made available to Seaways or to Seaways’ Representatives in certain “data rooms” or management presentations in expectation of the Transactions.

ARTICLE V.
COVENANTS RELATING TO CONDUCT
OF BUSINESS PENDING THE CLOSING
Section 5.1   Conduct of Business by Diamond Pending the Closing.
(a)   Between the date of this Agreement and the earlier of the Effective Time and the time, if any, at which this Agreement is terminated pursuant to Section 8.1, except (v) as set forth in Section 5.1 of the Diamond Disclosure Letter, (w) as expressly required by this Agreement or the Termination Agreements, (x) as required by applicable Law (including any COVID-19 Measure), (y) actions intended to protect the health and safety of employees, consultants, customers, suppliers and others having business dealings with Diamond or to respond to third-party supply or service or employment disruption in response to COVID-19 or any worsening, resurgence or variation thereof or effects arising therefrom or (z) as consented to in writing by Seaways (which consent shall not be unreasonably withheld, delayed or conditioned), Diamond shall, and shall cause each Diamond Subsidiary to, conduct its business in the ordinary course of business, including by using commercially reasonable efforts to (i)(A) operate the Diamond Vessels, or cause the Diamond Vessels to be operated, (1) in a customary manner consistent with Diamond’s past practice, (2) in accordance with the requirements of the class and flag state of each of the Diamond Vessels and the applicable manager’s safety management systems and (3) in compliance with the requirements of port states with which each Diamond Vessel trades and (B) maintain the Diamond Vessels, or cause the Diamond Vessels to be maintained, in good condition (provided, that with respect to any managers of the Diamond Vessels (other than Diamond or any Diamond Subsidiary) the obligations in the foregoing clause (i) shall be limited to using commercially reasonable efforts to cause the relevant manager to operate the Diamond Vessels to comply with the foregoing, including through the exercise or non-exercise of any consent rights that Diamond or any Diamond Subsidiary has under any management Contract with any such manager) and (ii) preserve intact its and their present business organizations and assets and to preserve its and their present relationships with Governmental Entities and with customers, suppliers, third-party managers (other than Capital Ship Management Corp.), employees and other Persons with whom it and they have material business relations (consistent with the Termination Agreements); provided, however, that no action that is specifically permitted by any clause of Section 5.1(b) shall be deemed a breach of this Section 5.1(a).
(b)   Between the date of this Agreement and the earlier of the Effective Time and the time, if any, at which this Agreement is terminated pursuant to Section 8.1, except (w) as set forth in Section 5.1 of the Diamond Disclosure Letter, (x) as expressly required by this Agreement, (y) as required by applicable Law (including any COVID-19 Measure) or (z) as consented to in writing by Seaways (which consent shall not be unreasonably withheld, delayed or conditioned), Diamond shall not, and shall not permit any Diamond Subsidiary to:
(i)   declare, set aside, authorize or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, shares or other securities of Diamond or any Diamond Subsidiary), except dividends and distributions paid or made by a wholly owned Diamond Subsidiary to Diamond or another wholly owned Diamond Subsidiary;
(ii)   split, combine, reduce or reclassify any of its issued or unissued capital stock or amend the terms of any securities of Diamond or a Diamond Subsidiary, except for any such transaction by a wholly owned Diamond Subsidiary which remains a wholly owned Diamond Subsidiary after consummation of such transaction;
(iii)   except as required by applicable Law or the terms and conditions of any Diamond Benefit Plan as in effect on the date hereof, (A) amend any performance targets with respect to any outstanding bonus, equity or other awards, (B) increase in any manner the compensation or benefits payable, or to become payable, to any of its current, former or prospective directors, officers, employees or individual independent contractors other than, increases in base salaries and target cash incentive compensation applicable to current employees of Diamond other than Diamond Senior Officers at times and in amounts in the ordinary course of business that do not exceed, in the aggregate 3% of existing aggregate levels as of the date hereof for all current employees of Diamond other than Diamond Senior Officers or 5% of existing base salary or target cash incentive compensation as of the date hereof for any such individual; (C) grant to any of its current or former directors, officers, employees or individual independent contractors any increase in severance, transaction, retention, change-in-control, retirement or termination pay other than such increases for new-hires and promoted employees in the ordinary course of business and permitted in clause (D) below; (D) pay or award, or commit to pay or award, any bonuses or incentive compensation, other than (x) with respect to new hires and promoted employees (other than the Diamond Senior Officers or individuals who would be Diamond Senior Officers if hired or promoted to such position as of the date hereof), to the extent provided to similarly situated employees under Diamond Benefit Plans in the ordinary course of business (excluding any non-equity-based long-term incentive awards and any equity or equity-based awards), or (y) bonuses (including year-end bonuses) or incentive compensation (excluding any non-equity-based long-term incentive awards and any equity or equity-based awards) at times and in amounts in the ordinary course of business; (E) enter into any employment, severance, change in control or retention agreement (excluding offer letters that provide for no severance, change in control or retention benefits and that are consistent with Diamond offer letters made in the ordinary course of business) with any of its current, former or prospective directors, officers, employees or individual independent contractors; (F) establish, adopt, enter into, amend or terminate any collective bargaining agreement, Diamond Benefit Plan or any plan, program, agreement or arrangement what would be a Diamond Benefit Plan if in effect as of the date hereof; (G) take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to become payable to any of its current, former or prospective directors, officers, employees or individual independent contractors; (H) take any action to accelerate the vesting and/or exercisability of any Diamond Equity Award; (I) terminate the employment of any Diamond Senior Officer, other than for cause; (J) hire or promote any employee other than hires or promotions in the ordinary course of business with an annual base salary below $100,000; or (K) amend the funding obligation or contribution rate of any Diamond Benefit Plan or change any underlying assumptions used to calculate benefits payable under any Diamond Benefit Plan (except as may be required by GAAP or other applicable accounting standard);
(iv)   make any material change in financial accounting policies, principles, practices or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP, applicable Law or SEC policy;
(v)   authorize or announce an intention to authorize, or enter into agreements providing for, or consummate, any acquisitions of an equity interest in or a substantial portion of the assets of any Person or any vessel that would be a Diamond Vessel if owned on the date hereof or any business or division thereof, in each case whether by merger, consolidation, business combination, acquisition of stock or assets, license or formation of a joint venture or otherwise or make a capital investment in any Person, except for transactions between Diamond and a wholly owned Diamond Subsidiary or between wholly owned Diamond Subsidiaries;
(vi)   enter into any new material line of business or form or enter into a material partnership, joint venture, strategic alliance or similar arrangement with a third party;
(vii)   amend the Diamond Governing Documents or permit any Diamond Significant Subsidiary to adopt any amendments to its governing documents;
(viii)   issue, deliver, grant, sell, pledge, dispose of or encumber, or authorize the issuance, delivery, grant, sale, pledge, disposition or encumbrance of, any shares in its capital stock, voting securities or other equity interest in Diamond or any Diamond Subsidiary or any securities convertible into or exchangeable for any such shares, voting securities or equity interest, or any rights, warrants or options to acquire any such shares in its capital stock, voting securities or equity interest or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units or take any action to cause to be exercisable any otherwise unexercisable Diamond Equity Award under the Diamond Equity Plan (except as otherwise required by the express terms of any Diamond Equity Award outstanding on the date hereof), other than (A) issuances of Diamond Shares in respect of the vesting or settlement of Diamond Equity Awards outstanding on the date hereof and in accordance with their respective present terms or (B) transactions between Diamond and a wholly owned Diamond Subsidiary or between wholly owned Diamond Subsidiaries;
(ix)   directly or indirectly, purchase, redeem or otherwise acquire, including pursuant to existing share repurchase programs, any shares in its capital or any rights, warrants or options to acquire any such shares in its capital, or establish any new repurchase programs with respect to any such shares, except for (A) acquisitions of Diamond Shares tendered by holders of Diamond Equity Awards in order to satisfy obligations to pay the exercise price and/or Tax withholding obligations with respect thereto, (B) the acquisition by Diamond of Diamond Equity Awards in connection with the forfeiture of such awards and (C) transactions between Diamond and a wholly owned Diamond Subsidiary or between wholly owned Diamond Subsidiaries;
(x)   redeem, repurchase, prepay, repay, defease, incur, assume, endorse, guarantee or otherwise become liable for or modify in any material respect the terms of any Indebtedness for borrowed money or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise), except for (A) any Indebtedness for borrowed money among Diamond and wholly owned Diamond Subsidiaries or among wholly owned Diamond Subsidiaries, (B) guarantees by Diamond of Indebtedness for borrowed money of wholly owned Diamond Subsidiaries or guarantees by wholly owned Diamond Subsidiaries of Indebtedness for borrowed money of Diamond or any wholly owned Diamond Subsidiary, which Indebtedness is incurred in compliance with this Section 5.1(b)(x), (C) repayments of revolving credit facilities that do not decrease the aggregate amount of borrowings available thereunder and drawdowns of revolving credit facilities, (D) payments for the amortization of principal required by the terms of such Indebtedness and (E) repayment of interest rate swap Contracts; provided that nothing contained herein shall prohibit Diamond and the Diamond Subsidiaries from making guarantees or obtaining letters of credit or surety bonds for the benefit of commercial counterparties in the ordinary course of business;
(xi)   (A) waive, cancel, forgive, release, settle or assign any material Indebtedness (other than Indebtedness solely among Diamond and Diamond Subsidiaries) owed to the Diamond or a Diamond Subsidiary or any material claims held by Diamond or any Diamond Subsidiaries against any Person or (B) grant any new material refunds, credits, rebates or allowances to any customers;
(xii)   make any loans to any other Person, except for loans among Diamond and its wholly owned Diamond Subsidiaries or among wholly owned Diamond Subsidiaries;
(xiii)   sell, lease, license, transfer, exchange, swap or otherwise abandon or dispose of, or subject to any Lien (other than Permitted Liens), any Diamond Vessel or any of its other material properties or assets (including shares of capital stock or other equity interests of Diamond or any of the Diamond Subsidiaries), (other than Diamond Intellectual Property, which, for the avoidance of doubt, is governed by Section 5.1(b)(xiv)), except (A) pursuant to existing agreements in effect prior to the execution of this Agreement, (B) dispositions of obsolete or worthless equipment, in each case, in the ordinary course of business, (C) for transactions among Diamond and its wholly owned Diamond Subsidiaries or among wholly owned Diamond Subsidiaries, (D) voyage charters of Diamond Vessels or time charters of Diamond Vessels of a duration of seven months or less, in each case, in the ordinary course of business, (E) as set forth in Section 5.1(b)(xiv) of the Diamond Disclosure Letter and (F) for sales of any Diamond Vessel built and delivered prior to January 1, 2012 having a fair market value of up to $75,000,000 in the aggregate for all such sales, in each case sold in an arm’s-length transaction;
(xiv)   (A) sell, license, sublicense, covenant not to assert, allow to lapse, fail to maintain, transfer, or otherwise abandon or dispose of, or subject to any Lien (other than Permitted Liens), any material Diamond Intellectual Property, except for non-exclusive licenses granted in the ordinary course of business (1) to customers or (2) to service providers for use for the benefit of Diamond or the Diamond Subsidiaries; or (B) disclose to any third parties any trade secrets or material confidential information of Diamond or any Diamond Subsidiary, except pursuant to reasonable protective confidentiality agreements
(xv)   (A) compromise or settle any claim, litigation, investigation or proceeding, in each case made or pending by or against Diamond or any of the Diamond Subsidiaries (for the avoidance of doubt, including any compromise or settlement with respect to matters in which any of them is a plaintiff), or any of their employees, officers or directors in their capacities as such, other than the compromise or settlement of claims, litigation, investigations or proceedings that: (1) (aa) is made in the ordinary course of business or (bb) involves the payment by Diamond of an amount not in excess of $5,000,000 for any single claim, litigation, investigation or proceeding (excluding any amounts that insurance companies have agreed to pay under existing insurance policies), (2) do not involve an admission of guilt or impose any injunctive or other non-monetary remedy or a material restriction on Diamond and the Diamond Subsidiaries (other than customary release, confidentiality and non-disparagement obligations) and (3) do not provide for the sale, licensing, sublicensing, covenanting not to assert, allowing to lapse, failure to maintain, transfer, failure to maintain, other disposition of or subjecting to any Lien (other than Permitted Liens) of any material Intellectual Property or (B) commence any material claim, litigation, investigation or proceeding, other than in the ordinary course of business;
(xvi)   make or change any material Tax election, change any Tax accounting period for purposes of a material Tax or material method of Tax accounting, file any material amended Tax Return, settle or compromise any audit or proceeding relating to Taxes or, except in the ordinary course of business, agree to an extension or waiver of the statute of limitations with respect to a material amount of Taxes, enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of U.S. state, local, or non-U.S. Law) with respect to any material Tax, or surrender any right to claim a material Tax refund;
(xvii)   except for capital expenditures (A) incurred in the ordinary course of business in accordance with Diamond’s budget plan provided to Seaways prior to the execution of this Agreement or (B) that are reasonably incurred to protect the health and safety of employees, consultants, customers, suppliers or others having business dealings with Diamond or the safety of Diamond Vessels and/or their cargo, make any new capital expenditure or expenditures in excess of $250,000 individually or $2,000,000 in the aggregate;
(xviii)   except in the ordinary course of business or in connection with any transaction to the extent specifically permitted by any other clause of this Section 5.1(b), (A) enter into any Contract that would, if entered into prior to the date hereof, be a Diamond Material Contract or a Diamond Lease, or (B) materially modify, materially amend or terminate or fail to renew any Diamond Material Contract, any Diamond Lease, the Debt Consents, the Debt Amendment Letters or the Termination Agreements or waive, release, assign or fail to enforce any material rights or claims thereunder in a manner that is adverse to Diamond or any of the Diamond Subsidiaries (provided, that, notwithstanding anything to the contrary herein, Diamond shall be permitted to enter into (1) voyage charters of Diamond Vessels or time charters of Diamond Vessels of a duration of seven months or less, in each case, in the ordinary course of business and (2) the A&R Debt Agreements);
(xix)   authorize, recommend, propose or announce an intention to adopt or effect a plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization, re-domiciliation or other reorganization other than transactions involving only immaterial wholly owned Diamond Subsidiaries or file a petition in bankruptcy;
(xx)   materially reduce the amount of insurance coverage or fail to use reasonable best efforts to renew any material existing insurance policies;
(xxi)   amend or otherwise modify any engagement letter between Diamond and any financial advisor described in Section 3.23, or enter into a new engagement letter with any such financial advisor;
(xxii)   create any Subsidiary; or

(xxiii)   agree, in writing or otherwise, to take any of the foregoing actions.
Section 5.2   Conduct of Business by Seaways Pending the Closing.
(a)   Between the date of this Agreement and the earlier of the Effective Time and the time, if any, at which this Agreement is terminated pursuant to Section 8.1, except (v) as set forth in Section 5.2 of the Seaways Disclosure Letter, (w) as expressly required by this Agreement, (x) as required by applicable Law (including any COVID-19 Measure), (y) actions intended to protect the health and safety of employees, consultants, customers, suppliers and others having business dealings with Seaways or to respond to third-party supply or service or employment disruption in response to COVID-19 or any worsening, resurgence or variation thereof or effects arising therefrom or (z) as consented to in writing by Diamond (which consent shall not be unreasonably withheld, delayed or conditioned), Seaways shall, and shall cause each Seaways Subsidiary to, conduct its business in the ordinary course of business, including by using commercially reasonable efforts to (i)(A) operate the Seaways Vessels, or cause the Seaways Vessels to be operated, (1) in a customary manner consistent with Seaways’ past practice, (2) in accordance with the requirements of the class and flag state of each of the Seaways Vessels and the applicable manager’s safety management systems and (3) in compliance with the requirements of port states with which each Seaways Vessel trades and (B) maintain the Seaways Vessels, or cause the Seaways Vessels to be maintained, in good condition (provided, that with respect to any managers of the Seaways Vessels (other than Seaways or any Seaways Subsidiary) the obligations in the foregoing clause (i) shall be limited to using commercially reasonable efforts to cause the relevant manager to operate the Seaways Vessels to comply with the foregoing, including through the exercise or non-exercise of any consent rights that Seaways or any Seaways Subsidiary has under any management Contract with any such manager) and (ii) preserve intact its and their present business organizations, assets and rights and to preserve its and their present relationships with Governmental Entities and with customers, suppliers, third-party managers, employees and other Persons with whom it and they have material business relations; provided, however, that no action that is specifically permitted by any clause of Section 5.2(b) shall be deemed a breach of this clause Section 5.2(a).
(b)   Between the date of this Agreement and the earlier of the Effective Time and the time, if any, at which this Agreement is terminated pursuant to Section 8.1, except (w) as set forth in Section 5.2 of the Seaways Disclosure Letter, (x) as expressly required by this Agreement, (y) as required by applicable Law (including any COVID-19 Measure) or (z) as consented to in writing by Diamond (which consent shall not be unreasonably withheld, delayed or conditioned), Seaways shall not, and shall not permit any Seaways Subsidiary to:
(i)   declare, set aside, authorize or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, shares or other securities of Seaways or any Seaways Subsidiary), except (A) dividends and distributions paid or made on a pro rata basis by a Seaways Subsidiary or by a wholly owned Seaways Subsidiary to Seaways or another wholly owned Seaways Subsidiary; (B) the Seaways Special Dividend, (C) the Seaways FSO Dividend and (D) regular quarterly dividends payable by Seaways in respect of Seaways Shares in an amount not to exceed $0.06 per Seaways Share per fiscal quarter with declaration, record and payment dates consistent with past practice and in accordance with Seaways’ dividend policy as of the date of this Agreement;
(ii)   split, combine, reduce or reclassify any of its issued or unissued capital stock or amend the terms of any securities of Seaways or a Seaways Subsidiary, except for any such transaction by a wholly owned Seaways Subsidiary which remains a wholly owned Seaways Subsidiary after consummation of such transaction;
(iii)   except as required by applicable Law or the terms and conditions of any Seaways Benefit Plan as in effect on the date hereof, (A) amend any performance targets with respect to any outstanding bonus, equity or other awards, (B) increase in any manner the compensation or benefits payable, or to become payable, to any of its current, former or prospective directors, officers, employees or individual independent contractors other than, increases in base salaries and target cash incentive compensation applicable to current employees of Seaways other than Seaways Senior Officers at times and in amounts in the ordinary course of business that do not exceed, in the aggregate 3% of existing aggregate levels as of the date hereof for all current employees of Seaways other than Seaways Senior Officers or 5% of existing base salary or target cash incentive compensation as of the date hereof for any such individual; (C) grant to any of its current or former directors, officers, employees or individual independent contractors any increase in severance, transaction, retention, change-in-control, retirement or termination pay other than such increases for new-hires and promoted employees in the ordinary course of business and permitted in clause (D) below; (D) pay or award, or commit to pay or award, any bonuses or incentive compensation, other than (x) with respect to new hires and promoted employees (other than the Seaways Senior Officers or individuals who would be Seaways Senior Officers if hired or promoted to such position as of the date hereof), to the extent provided to similarly situated employees under the Seaways Benefit Plans in the ordinary course of business (excluding any non-equity-based long-term incentive awards and any equity or equity-based awards), or (y) bonuses (including year-end bonuses) or incentive compensation (including equity and equity-based awards, but excluding any non-equity-based long-term incentive awards) at times and in amounts in the ordinary course of business; (E) enter into any employment, severance, change in control or retention agreement (excluding offer letters that provide for no severance, change in control or retention benefits and that are consistent with Seaways offer letters made in the ordinary course of business) with any of its current, former or prospective directors, officers, employees or individual independent contractors; (F) establish, adopt, enter into, amend or terminate any collective bargaining agreement, Seaways Benefit Plan or any plan, program, agreement or arrangement what would be a Seaways Benefit Plan if in effect as of the date hereof; (G) take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to become payable to any of its current, former or prospective directors, officers, employees or individual independent contractors; (H) take any action to accelerate the vesting and/or exercisability of any Seaways Equity Award; (I) terminate the employment of any Seaways Senior Officer, other than for cause; (J) hire or promote any employee other than hires or promotions in the ordinary course of business with an annual base salary below $100,000; or (K) amend the funding obligation or contribution rate of any Seaways Benefit Plan or change any underlying assumptions used to calculate benefits payable under any Seaways Benefit Plan (except as may be required by GAAP or other applicable accounting standard);
(iv)   make any material change in financial accounting policies, principles, practices or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP, applicable Law or SEC Policy;
(v)   authorize or announce an intention to authorize, or enter into agreements providing for, or consummate, any acquisitions of an equity interest in or a substantial portion of the assets of any Person or any vessel that would be a Seaways Vessel if owned on the date hereof or any business or division thereof, in each case whether by merger, consolidation, business combination, acquisition of stock or assets, license or formation of a joint venture or otherwise or make a capital investment in any Person, except for transactions between Seaways and a wholly owned Seaways Subsidiary or between wholly owned Seaways Subsidiaries;
(vi)   enter into any new material line of business or form or enter into a material partnership, joint venture, strategic alliance or similar arrangement with a third party;
(vii)   amend the Seaways Governing Documents or permit Merger Sub or any Seaways Significant Subsidiary to adopt any amendments to its governing documents;
(viii)   issue, deliver, grant, sell, pledge, dispose of or encumber, or authorize the issuance, delivery, grant, sale, pledge, disposition or encumbrance of, any shares in its capital stock, voting securities or other equity interest in Seaways or any Seaways Subsidiary or any securities convertible into or exchangeable for any such shares, voting securities or equity interest, or any rights, warrants or options to acquire any such shares in its capital stock, voting securities or equity interest or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units or take any action to cause to be exercisable any otherwise unexercisable Seaways Equity Award under any existing Seaways Equity Plan (except as otherwise required by the express terms of any Seaways Equity Award outstanding on the date hereof), other than

(A) issuances of Seaways Shares in respect of any exercise of Seaways Options or the vesting or settlement of Seaways Equity Awards outstanding on the date hereof and in accordance with their respective present terms, (B) transactions between Seaways and a wholly owned Seaways Subsidiary or between wholly owned Seaways Subsidiaries and (C) in connection with a sale by Seaways of its interest in the FSO Joint Ventures;
(ix)   directly or indirectly, purchase, redeem or otherwise acquire, including pursuant to existing share repurchase programs, any shares in its capital or any rights, warrants or options to acquire any such shares in its capital, or establish any new repurchase programs with respect to any such shares, except for (A) acquisitions of Seaways Shares tendered by holders of Seaways Equity Awards in order to satisfy obligations to pay the exercise price and/or Tax withholding obligations with respect thereto, (B) the acquisition by the Seaways of Seaways Equity Awards in connection with the forfeiture of such awards and (C) transactions between the Seaways and a wholly owned Seaways Subsidiary or between wholly owned Seaways Subsidiaries;
(x)   redeem, repurchase, prepay, repay, defease, incur, assume, endorse, guarantee or otherwise become liable for or modify in any material respect the terms of any Indebtedness for borrowed money or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise), except for (A) any Indebtedness for borrowed money among Seaways and wholly owned Seaways Subsidiaries or among wholly owned Seaways Subsidiaries, (B) guarantees by Seaways of Indebtedness for borrowed money of wholly owned Seaways Subsidiaries or guarantees by wholly owned Seaways Subsidiaries of Indebtedness for borrowed money of Seaways or any wholly owned Seaways Subsidiary, which Indebtedness is incurred in compliance with this Section 5.2(b)(x), (C) repayments of revolving credit facilities that do not decrease the aggregate amount of borrowings available thereunder and drawdowns of revolving credit facilities, (D) payments for the amortization of principal required by the terms of such Indebtedness, (E) repayment of interest rate swap Contracts and (F) repayment of the Indebtedness of the FSO Joint Ventures in connection with the sale of any interest in the FSO Joint Ventures or any of the assets of the FSO Joint Ventures; provided that nothing contained herein shall prohibit Seaways and the Seaways Subsidiaries from making guarantees or obtaining letters of credit or surety bonds for the benefit of commercial counterparties in the ordinary course of business;
(xi)   (A) waive, cancel, forgive, release, settle or assign any material Indebtedness (other than Indebtedness solely among Seaways and Seaways Subsidiaries) owed to Seaways or a Seaways Subsidiary or any material claims held by Seaways or any Seaways Subsidiaries against any Person or (B) grant any new material refunds, credits, rebates or allowances to any customers;
(xii)   make any loans to any other Person, except for loans among Seaways and its wholly owned Seaways Subsidiaries or among wholly owned Seaways Subsidiaries;
(xiii)   sell, lease, license, transfer, exchange, swap or otherwise abandon or dispose of, or subject to any Lien (other than Permitted Liens), any Seaways Vessel or any of its other material properties or assets (including shares of capital stock or other equity interests of Seaways or any of the Seaways Subsidiaries), (other than Seaways Intellectual Property, which, for the avoidance of doubt, is governed by Section 5.2(b)(xiv)), except (A) pursuant to Seaways Material Contracts in effect prior to the execution of this Agreement, (B) dispositions of obsolete or worthless equipment, in each case, in the ordinary course of business, (C) for transactions among Seaways and its wholly owned Seaways Subsidiaries or among wholly owned Seaways Subsidiaries, (D) charters of Seaways Vessels in the ordinary course of business, (E) a sale of its interest in the FSO Joint Ventures (or any of the assets of the FSO Joint Ventures) and (F) for sales of any Seaways Vessel built and delivered prior to January 1, 2012 having a fair market value of up to $75,000,000 in the aggregate for all such sales, in each case sold in an arm’s-length transaction;
(xiv)   (A) sell, license, sublicense, covenant not to assert, allow to lapse, fail to maintain, transfer, or otherwise abandon or dispose of, or subject to any Lien (other than Permitted Liens), any material Seaways Intellectual Property, except for non-exclusive licenses granted in the ordinary course of business (1) to customers or (2) to service providers for use for the benefit of Seaways or the Seaways Subsidiaries; or (B) disclose to any third parties any trade secrets or material confidential information of Seaways or any Seaways Subsidiary, except pursuant to reasonable protective confidentiality agreements;
(xv)   (A) compromise or settle any claim, litigation, investigation or proceeding, in each case made or pending by or against Seaways or any of the Seaways Subsidiaries (for the avoidance of doubt, including any compromise or settlement with respect to matters in which any of them is a plaintiff), or any of their employees, officers or directors in their capacities as such, other than the compromise or settlement of claims, litigation, investigations or proceedings that: (1) (aa) is made in the ordinary course of business or (bb) involves the payment by Seaways of an amount not in excess of $5,000,000 for any single claim, litigation, investigation or proceeding (excluding any amounts that insurance companies have agreed to pay under existing insurance policies), (2) do not involve an admission of guilt or impose any injunctive or other non-monetary remedy or a material restriction on Seaways and the Seaways Subsidiaries (other than customary release, confidentiality and non-disparagement obligations) and (3) do not provide for the sale, licensing, sublicensing, covenanting not to assert, allowing to lapse, failure to maintain, transfer, failure to maintain, other disposition of or subjecting to any Lien (other than Permitted Liens) any material Intellectual Property or (B) commence any material claim, litigation, investigation or proceeding, other than in the ordinary course of business;
(xvi)   make or change any material Tax election, change any Tax accounting period for purposes of a material Tax or material method of Tax accounting, file any material amended Tax Return, settle or compromise any audit or proceeding relating to Taxes or, except in the ordinary course of business, agree to an extension or waiver of the statute of limitations with respect to a material amount of Taxes, enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of U.S. state, local, or non-U.S. Law) with respect to any material Tax, or surrender any right to claim a material Tax refund;
(xvii)   except for capital expenditures (A) incurred in the ordinary course of business in accordance with Seaways’ budget plan provided to Diamond prior to the execution of this Agreement, (B) that are reasonably incurred to protect the health and safety of employees, consultants, customers, suppliers or others having business dealings with Seaways or the safety of Seaways Vessels and/or their cargo, make any new capital expenditure or expenditures in excess of $250,000 individually or $2,000,000 in the aggregate;
(xviii)   except in the ordinary course of business or in connection with any transaction to the extent specifically permitted by any other clause of this Section 5.2(b), (A) enter into any Contract that would, if entered into prior to the date hereof, be a Seaways Material Contract or Seaways Lease, or (B) materially modify, materially amend or terminate or fail to renew any Seaways Material Contract or any Seaways Lease, or waive, release or assign any material rights or claims thereunder in a manner that is adverse to Seaways or any of the Seaways Subsidiaries; provided that notwithstanding anything to the contrary set forth in this Section 5.2(b), Seaways may charter in vessels from a third party on commercially reasonable terms; provided, further, that, notwithstanding anything to the contrary herein, Seaways shall be permitted to enter into charters of Seaways Vessels in the ordinary course of business;
(xix)   authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization, redomiciliation or other reorganization other than transactions involving only immaterial wholly owned Seaways Subsidiaries (other than Merger Sub) or file a petition in bankruptcy; or
(xx)   materially reduce the amount of insurance coverage or fail to use reasonable best efforts to renew any material existing insurance policies;
(xxi)   amend or otherwise modify any engagement letter between Seaways and any financial advisor described in Section 4.23, or enter into a new engagement letter with any such financial advisor;
(xxii)   create any Subsidiary; or

(xxiii)   agree, in writing or otherwise, to take any of the foregoing actions.
Section 5.3   Solicitation by Diamond.
(a)   From and after the date of this Agreement until the earlier of the Effective Time and the time, if any, at which this Agreement is terminated in accordance with Section 8.1, and except as otherwise specifically provided for in this Section 5.3, Diamond agrees that it shall not (and that the Diamond Board of Directors shall not and that Diamond shall cause each Diamond Subsidiary not to), and that it shall cause its and its Subsidiaries’ officers and employees not to, and that it shall use its reasonable best efforts to cause its and its Subsidiaries’ other Representatives not to, directly or indirectly: (i) solicit, initiate or knowingly encourage or knowingly facilitate any inquiry, proposal or offer, or the making, submission, modification or amendment or announcement of any inquiry, proposal or offer (including any inquiry, proposal or offer to its shareholders) which constitutes or would be reasonably expected to lead to a Diamond Competing Proposal, (ii) participate in or engage in any negotiations or discussions (other than to state that they are not permitted to have discussions) regarding, or furnish to any Person any nonpublic information relating to Diamond or any Diamond Subsidiary in connection with, any inquiry, proposal or offer which constitutes or would be reasonably expected to lead to a Diamond Competing Proposal, (iii) except in the event the Diamond Board of Directors has determined in good faith after consultation with Diamond’s outside legal counsel that the failure to take such action would be reasonably likely to constitute a breach of the fiduciary duties of the members of the Diamond Board of Directors under applicable Republic of the Marshall Islands Law, waive, terminate, modify or release any Person (other than Seaways, Merger Sub or any Seaways Subsidiary) from any provision of, or grant any permission, waiver or request under, or fail to enforce, any “standstill” or similar agreement or obligation; provided that Seaways shall notify Diamond promptly (and in any event within twenty-four (24) hours of any such waiver, termination, modification, release or grant of permission, waiver or request), (iv) approve or recommend, propose publicly to approve or recommend, or fail to timely publicly and without qualification recommend against, any Diamond Competing Proposal and reaffirm the Diamond Board Recommendation, in each case, within ten (10) business days after the Diamond Competing Proposal is made public (including upon request of Seaways to do so) (or such fewer number of days as remains prior to the date that is two (2) business days prior to the Diamond Special Meeting), (v) fail to include the Diamond Board Recommendation in the Proxy Statement/Prospectus, (vi) withdraw, change, amend, modify or qualify, or otherwise propose publicly to withdraw, change, amend, modify or qualify, in a manner adverse to Seaways, the Diamond Board Recommendation, (vii) enter into any letter of intent or other document or agreement relating to, or any agreement or commitment providing for, any Diamond Competing Proposal, other than an Acceptable Confidentiality Agreement, or (viii) resolve or agree to do any of the foregoing (any act or failure to act described in clauses (iv) through (vii) above, a “Diamond Change of Recommendation”). Diamond shall immediately cease, and cause its Subsidiaries and its and their respective directors, officers and employees to cease, and shall use its reasonable best efforts to cause its and its Subsidiaries’ other Representatives to immediately cease, any and all existing discussions or negotiations with any parties (or provision of any nonpublic information to any parties) conducted heretofore with respect to any Diamond Competing Proposal or Diamond Inquiry. Diamond shall, and shall cause its affiliates to, promptly (x) cause (to the extent it has not already done so prior to the date of this Agreement) any Person that has executed a confidentiality or non-disclosure agreement in connection with any Diamond Competing Proposal or Diamond Inquiry that remains in effect as of the date of this Agreement to return or destroy all confidential information in the possession of such Person or its Representatives in accordance with such non-disclosure agreement and (y) terminate access by any other Person and its Representatives to any physical or electronic data room or other access to data or information by Diamond or any of its Subsidiaries, in each case, relating to or in connection with, any Diamond Competing Proposal or Diamond Inquiry. Diamond shall promptly following the execution of this Agreement inform its and its relevant Subsidiaries’ Representatives of Diamond’s obligations under this Section 5.3. For purposes of this Section 5.3, the term “Person” means any Person or “group,” as defined in Section 13(d) of the Exchange Act, other than, with respect to Diamond, Seaways or any Seaways Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, Diamond, the Diamond Subsidiaries and their respective Representatives may in any event (A) seek to clarify and understand the terms and conditions of any Diamond Competing Proposal (or amended proposal) solely to determine whether such Diamond Competing Proposal constitutes or would reasonably be expected to lead to a Diamond Superior Proposal and (B) inform a Person that has made a Diamond Competing Proposal or an inquiry, proposal or offer which would reasonably be expected to lead to a Diamond Competing Proposal of the provisions of this Section 5.3, in each case, so long as Diamond, the Diamond Subsidiaries and their respective Representatives otherwise comply with this Section 5.3 in connection therewith.
(b)   Notwithstanding the limitations set forth in Section 5.3(a), if Diamond receives, after the date hereof and prior to the receipt of the Diamond Shareholder Approval, a bona fide, unsolicited, written Diamond Competing Proposal from any Person that did not result from a breach of this Section 5.3, which the Diamond Board of Directors determines in good faith after consultation with Diamond’s outside legal and financial advisors, constitutes a Diamond Superior Proposal or is reasonably likely to lead to a Diamond Superior Proposal, then, subject to compliance with Section 5.3(c), Diamond may take the following actions: (x) furnish nonpublic information that was previously furnished to Seaways to the Person making such Diamond Competing Proposal, if, and only if, prior to so furnishing such information, Diamond receives from such Person an executed Acceptable Confidentiality Agreement (and provides a copy of such Acceptable Confidentiality Agreement to Seaways) and (y) engage in discussions or negotiations with such Person with respect to the Diamond Competing Proposal.
(c)   Diamond shall notify Seaways promptly (but in no event later than twenty-four (24) hours) after receipt of any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to a Diamond Competing Proposal, or any inquiry or request for nonpublic information relating to Diamond or any Diamond Subsidiary by any Person who has made or would reasonably be expected to make any Diamond Competing Proposal (each of the foregoing, a “Diamond Inquiry”). Such notice shall be made orally and confirmed in writing, and shall indicate the identity of the Person making the Diamond Inquiry or with whom Diamond is engaging in discussions or negotiations, and the material terms (including price) and conditions of any such Diamond Inquiry or the nature of the information requested pursuant to such Diamond Inquiry. In addition, Diamond shall promptly (but in any event within twenty-four (24) hours) after the receipt thereof, provide to Seaways copies of any proposed draft agreements and other written documentation material to understanding any Diamond Competing Proposal or Diamond Inquiry which is received by Diamond from any Person (or from any Representatives of such Person) making such Diamond Competing Proposal or Diamond Inquiry or with whom discussions or negotiations would reasonably be expected to lead to a Diamond Competing Proposal. Diamond shall keep Seaways reasonably informed of the status and material terms and conditions (including any amendments or proposed amendments to such material terms or conditions) of any such Diamond Competing Proposal or Diamond Inquiry and keep Seaways reasonably informed as to the nature of any information requested of Diamond or any Diamond Subsidiary or any of their respective Representatives with respect thereto. Neither Diamond nor any of its affiliates will enter into any agreement with any Person which prohibits Diamond from providing any information to Seaways in accordance with, or otherwise complying with, this Section 5.3.
(d)   Notwithstanding anything in this Section 5.3 (other than Section 5.3(e)) or Section 5.5 to the contrary, at any time prior to the receipt of the Diamond Shareholder Approval, the Diamond Board of Directors may make a Diamond Change of Recommendation following receipt of a bona fide, unsolicited, written Diamond Competing Proposal, which the Diamond Board of Directors determines in good faith after consultation with Diamond’s outside legal and financial advisors is a Diamond Superior Proposal, in each case, if and only if, (x) neither Diamond nor any of its Representatives solicited, encouraged or facilitated such Diamond Competing Proposal in breach of, or is otherwise in breach of, the provisions of this Section 5.3, and (y) the Diamond Board of Directors has determined in good faith after consultation with Diamond’s outside legal counsel that the failure to take such action would be reasonably likely to constitute a breach of the fiduciary duties of the members of the Diamond Board of Directors under applicable Republic of the Marshall Islands Law.
(e)   Prior to Diamond making a Diamond Change of Recommendation in accordance with Section 5.3(d), Diamond shall provide Seaways with five (5) business days’ prior written notice (it being understood and agreed that any material amendment to the applicable Diamond Competing Proposal shall require a new notice and an additional two (2) business day period) advising Seaways that the

Diamond Board of Directors intends to take such action and contemporaneously providing to Seaways a copy of the Diamond Superior Proposal, a copy of any proposed agreements for such Diamond Superior Proposal (including any financing commitments related thereto) and indicating the identity of the Person making such Diamond Competing Proposal (or, in each case, if not provided in writing to Diamond or any of its Representatives, a written summary of the terms thereof), and during such initial five (5) business day or subsequent two (2) business day period, (x) Diamond shall negotiate, and cause its Representatives to negotiate, with Seaways and its Representatives in good faith (to the extent Seaways wishes to negotiate) to enable Seaways to determine whether to propose revisions to the terms of this Agreement or any other agreement related to the Transactions such that such Diamond Competing Proposal would no longer constitute a Diamond Superior Proposal and (y) Diamond shall consider in good faith any proposal by Seaways to amend the terms and conditions of this Agreement or any other agreement related to the Transactions such that such Diamond Competing Proposal would no longer constitute a Diamond Superior Proposal.
(f)   Subject to Seaways’ rights pursuant to Section 8.1 and Section 8.2(b), nothing contained in this Agreement shall prohibit Diamond or the Diamond Board of Directors from (i) disclosing to Diamond’s shareholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (ii) making any “stop, look and listen” communication to the Diamond shareholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act limited to the information specified in such rule; provided that this Section 5.3(f) shall not permit the Diamond Board of Directors to make a Diamond Change of Recommendation except in compliance with Section 5.3(d) and Section 5.3(e) or take any other action with respect to any inquiry, proposal or offer that constitutes or would reasonably be expected to constitute a Diamond Competing Proposal except to the extent such action is explicitly permitted by the other paragraphs of this Section 5.3.
Section 5.4   Solicitation by Seaways.
(a)   From and after the date of this Agreement until the earlier of the Effective Time and the time, if any, at which this Agreement is terminated in accordance with Section 8.1, and except as otherwise specifically provided for in this Section 5.4, Seaways agrees that it shall not (and that the Seaways Board of Directors shall not and that Seaways shall cause each Seaways Subsidiary not to), and that it shall cause its and its Subsidiaries’ officers and employees not to, and that it shall use its reasonable best efforts to cause its and its Subsidiaries’ other Representatives not to, directly or indirectly: (i) solicit, initiate or knowingly encourage or knowingly facilitate any inquiry, proposal or offer, or the making, submission, modification or amendment or announcement of any inquiry, proposal or offer (including any inquiry, proposal or offer to its shareholders) which constitutes or would be reasonably expected to lead to a Seaways Competing Proposal, (ii) participate in or engage in any negotiations or discussions (other than to state that they are not permitted to have discussions) regarding, or furnish to any Person any nonpublic information relating to Seaways or any Seaways Subsidiary in connection with, any inquiry, proposal or offer which constitutes or would be reasonably expected to lead to a Seaways Competing Proposal, (iii) except in the event the Seaways Board of Directors has determined in good faith after consultation with Seaways’ outside legal counsel that failure to take such action would be reasonably likely to constitute a breach of the fiduciary duties of the members of the Seaways Board of Directors under applicable Republic of the Marshall Islands law, waive, terminate, modify or release any Person (other than Diamond or any Diamond Subsidiary) from any provision of, or grant any permission, waiver or request under, or fail to enforce, any “standstill” or similar agreement or obligation provided that Diamond shall notify Seaways promptly (and in any event within twenty-four (24) hours of any such waiver, termination, modification, release or grant of permission, waiver or request, (iv) approve or recommend, propose publicly to approve or recommend, or fail to timely publicly and without qualification recommend against, any Seaways Competing Proposal and reaffirm the Seaways Board Recommendation, in each case, within ten (10) business days after the Seaways Competing Proposal is made public (including upon request of Diamond to do so) (or such fewer number of days as remains prior to the date that is two (2) business days prior to the Seaways Special Meeting), (v) fail to include the Seaways Board Recommendation in the Proxy Statement/Prospectus, (vi) withdraw, change, amend, modify or qualify, or otherwise propose publicly to withdraw, change, amend, modify or qualify, in a manner adverse to Diamond, the Seaways Board Recommendation, (vii) enter into any letter of intent or other document or agreement relating to, or any agreement or commitment providing for, any Seaways Competing Proposal, other than an Acceptable Confidentiality Agreement, or (viii) resolve or agree to do any of the foregoing (any act or failure to act described in clauses (iv) through (vii) above, a “Seaways Change of Recommendation”). Seaways shall immediately cease, and cause its Subsidiaries and its and their respective directors, officers and employees to cease, and shall use its reasonable best efforts to cause its and its Subsidiaries’ other Representatives to immediately cease, any and all existing discussions or negotiations with any parties (or provision of any nonpublic information to any parties) conducted heretofore with respect to any Seaways Competing Proposal or Seaways Inquiry. Seaways shall, and shall cause its affiliates to, promptly (x) cause (to the extent it has not already done so prior to the date of this Agreement) any Person that has executed a confidentiality or non-disclosure agreement in connection with any Seaways Competing Proposal or Seaways Inquiry that remains in effect as of the date of this Agreement to return or destroy all confidential information in the possession of such Person or its Representatives in accordance with such non-disclosure agreement and (y) terminate access by any other Person and its Representatives to any physical or electronic data room or other access to data or information by Seaways or any of its Subsidiaries, in each case, relating to or in connection with, any Seaways Competing Proposal or Seaways Inquiry. Diamond. Seaways shall promptly following the execution of this Agreement inform its and its relevant Subsidiaries’ Representatives of Seaways’ obligations under this Section 5.4. For purposes of this Section 5.4, the term “Person” means any Person or “group,” as defined in Section 13(d) of the Exchange Act, other than, with respect to Seaways, Diamond or any Diamond Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, Seaways, the Seaways Subsidiaries and their respective Representatives may in any event (A) seek to clarify and understand the terms and conditions of any Seaways Competing Proposal (or amended proposal) solely to determine whether such Seaways Competing Proposal constitutes or would reasonably be expected to lead to a Seaways Superior Proposal and (B) inform a Person that has made a Seaways Competing Proposal or an inquiry, proposal or offer which would reasonably be expected to lead to a Seaways Competing Proposal of the provisions of this Section 5.4, in each case, so long as Seaways, the Seaways Subsidiaries and their respective Representatives otherwise comply with this Section 5.4 in connection therewith.
(b)   Notwithstanding the limitations set forth in Section 5.4(a), if Seaways receives, after the date hereof and prior to the receipt of the Seaways Shareholder Approval, a bona fide, unsolicited, written Seaways Competing Proposal from any Person that did not result from a breach of this Section 5.4, which the Seaways Board of Directors determines in good faith after consultation with Seaways’ outside legal and financial advisors constitutes a Seaways Superior Proposal or is reasonably likely to lead to a Seaways Superior Proposal, then, subject to compliance with Section 5.4(c), Seaways may take the following actions: (x) furnish nonpublic information that was previously furnished to Diamond to the Person making such Seaways Competing Proposal, if, and only if, prior to so furnishing such information, Seaways receives from such Person an executed Acceptable Confidentiality Agreement and (y) engage in discussions or negotiations with such Person with respect to the Seaways Competing Proposal (and provides a copy of such Acceptable Confidentiality Agreement to Diamond).
(c)   Seaways shall notify Diamond promptly (but in no event later than twenty-four (24) hours) after receipt of any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to a Seaways Competing Proposal, or any inquiry or request for nonpublic information relating to Seaways or any Seaways Subsidiary by any Person who has made or would reasonably be expected to make any Seaways Competing Proposal (each of the foregoing, a “Seaways Inquiry”). Such notice shall be made orally and confirmed in writing, and shall indicate the identity of the Person making the Seaways Inquiry or with whom Seaways is engaging in discussions or negotiations, and the material terms (including price) and conditions of any such Seaways Inquiry or the nature of the information requested pursuant to such Seaways Inquiry. In addition, Seaways shall promptly (but in any event within twenty-four (24) hours) after the receipt thereof, provide to Diamond copies of any proposed draft agreements and other written documentation material to understanding any Seaways Competing Proposal or Seaways Inquiry which is received by Seaways from any Person (or from any Representatives of such Person) making such Seaways Competing Proposal or Seaways Inquiry or with whom discussions or negotiations would reasonably be expected to lead to a Seaways Competing Proposal. Seaways shall keep Diamond reasonably informed of the status and material terms and conditions (including any amendments or proposed amendments to such material terms or conditions) of any such Seaways Competing Proposal or Seaways Inquiry and keep Diamond reasonably informed as to the nature of any information requested of Seaways or any Seaways Subsidiary or any of their respective Representatives with respect thereto. Neither Seaways nor any of its affiliates will enter into any agreement with any Person which prohibits Seaways from providing any information to Diamond in accordance with, or otherwise complying with, this Section 5.4.
(d)   Notwithstanding anything in this Section 5.4 (other than Section 5.4(e)) or Section 5.5 to the contrary, at any time prior to the receipt of the Seaways Shareholder Approval, the Seaways Board of Directors may make a Seaways Change of Recommendation following receipt of a bona fide, unsolicited, written Seaways Competing Proposal, which the Seaways Board of Directors determines in good faith after consultation with Seaways’ outside legal and financial advisors is a Seaways Superior Proposal, in each case, if and only if, (x) neither Seaways nor any of its Representatives solicited, encouraged or facilitated such Seaways Competing Proposal in breach of, or is otherwise in breach of, the provisions of this Section 5.4, and (y) the Seaways Board of Directors has determined in good faith after consultation with Seaways’ outside legal counsel that the failure to take such action would be reasonably likely to constitute a breach of the fiduciary duties of the members of the Seaways Board of Directors under applicable Republic of the Marshall Islands Law.
(e)   Prior to Seaways making a Seaways Change of Recommendation in accordance with Section 5.4(d), Seaways shall provide Diamond with five (5) business days’ prior written notice (it being understood and agreed that any material amendment to the applicable Seaways Competing Proposal shall require a new notice and an additional two (2) business day period) advising Diamond that the Seaways Board of Directors intends to take such action and contemporaneously providing to Diamond a copy of the Seaways Superior Proposal, a copy of any proposed agreements for such Seaways Superior Proposal (including any financing commitments related thereto) and indicating the identity of the Person making such Seaways Competing Proposal (or, in each case, if not provided in writing to Seaways or any of its Representatives, a written summary of the terms thereof), and during such initial (5) business day or subsequent two (2) business day period, (x) Seaways shall negotiate, and cause its Representatives to negotiate, with Diamond and its Representatives in good faith (to the extent Diamond wishes to negotiate) to enable Diamond to determine whether to propose revisions to the terms of this Agreement or any other agreement related to the Transactions such that such Seaways Competing Proposal would no longer constitute a Seaways Superior Proposal and (y) Seaways shall consider in good faith any proposal by Diamond to amend the terms and conditions of this Agreement or any other agreement related to the Transactions such that such Seaways Competing Proposal would no longer constitute a Seaways Superior Proposal.
(f)   Subject to Diamond’s rights under Section 8.1 and Section 8.2(c), nothing contained in this Agreement shall prohibit Seaways or the Seaways Board of Directors from (i) disclosing to Seaways’ shareholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (ii) making any “stop, look and listen” communication to the Seaways shareholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act limited to the information specified in such rule; provided that this Section 5.4(f) shall not permit the Seaways Board of Directors to make a Seaways Change of Recommendation except in compliance with Section 5.4(d) and Section 5.4(e) or take any other action with respect to any inquiry, proposal or offer that constitutes or would reasonably be expected to constitute a Seaways Competing Proposal except to the extent such action is explicitly permitted by the other paragraphs of this Section 5.4.
Section 5.5   Preparation of the Form S-4, the Proxy Statement/Prospectus; Diamond Special Meeting and Seaways Special Meeting.
(a)   As promptly as reasonably practicable following the date of this Agreement, (i) Diamond and Seaways shall jointly prepare and cause to be filed with the SEC the Proxy Statement/Prospectus in preliminary form, and (ii) Seaways shall prepare the Form S-4 with respect to the Seaways Shares issuable in the Merger, which will include the Proxy Statement/Prospectus and which Seaways shall cause to be filed with the SEC. Each of Diamond and Seaways shall use its reasonable best efforts to (1) to make such filings no later than thirty-five (35) days after the date of this Agreement, (2) have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filings and thereafter as promptly as practicable mail or deliver the Proxy Statement/Prospectus to their respective shareholders, (3) ensure that the Form S-4 complies in all material respects with the applicable provisions of the Exchange Act or Securities Act and (4) keep the Form S-4 effective for so long as necessary to complete the Merger. Each of Diamond and Seaways shall furnish all information concerning itself, its directors, officers, affiliates, the holders of its shares and such other matters as may be reasonably necessary or advisable to the other and provide such other assistance as may be reasonably requested in connection with the preparation, filing, distribution or publication, as applicable, of each of the Form S-4 and the Proxy Statement/Prospectus. Each of Diamond and Seaways shall promptly notify the other upon the receipt of any comments or other communications from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Form S-4 or the Proxy Statement/Prospectus, and shall, as promptly as practicable after receipt thereof, provide the other with copies of all correspondence between it and its Representatives, on one hand, and the SEC or its staff, on the other hand, and all written comments with respect to the Proxy Statement/Prospectus or the Form S-4 received from the SEC or its staff and advise the other party of any oral comments with respect to the Proxy Statement/Prospectus or the Form S-4 received from the SEC or its staff. Each of Diamond and Seaways shall use its reasonable best efforts to make available to the other Party and respond as promptly as practicable to any comments or other communications from the SEC or its staff with respect to the Proxy Statement/Prospectus, and Seaways shall use its reasonable best efforts to respond as promptly as practicable to any comment from the SEC or its staff with respect to the Form S-4. Notwithstanding the foregoing, prior to (x) filing the Form S-4 (or any amendment or supplement thereto), (y) filing or mailing the Proxy Statement/Prospectus (or any amendment or supplement thereto), or (z) responding to any comments of the SEC or its staff with respect to the Form S-4 or the Proxy Statement/Prospectus, each of Diamond and Seaways shall cooperate and provide the other a reasonable opportunity to review and comment on such document or response in advance (including the proposed final version of such document or response) and consider in good faith any comments provided by Diamond or Seaways or any of their respective Representatives with respect thereto. No filing of, or amendment or supplement to, the Form S-4 or the Proxy Statement/Prospectus will be made by Diamond or Seaways, as applicable, without the other’s prior written consent (not to be unreasonably withheld, conditioned or delayed) and without providing the other Party a reasonable opportunity to review and comment thereon. Seaways shall advise Diamond, promptly after it receives notice thereof, of the time of effectiveness of the Form S-4 or upon filing any supplement or amendment thereto, the issuance of any stop order relating thereto or the suspension of the qualification of the Seaways Shares issuable in connection with the Merger for offering or sale in any jurisdiction, and Seaways shall use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Seaways shall also use its reasonable best efforts to take any other action required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or “blue sky” Laws and the rules and regulations thereunder in connection with the issuance of the Seaways Shares in the Merger, and Diamond shall furnish all information concerning Diamond, the Diamond Subsidiaries and the holders of Diamond Shares as may be reasonably requested in connection with any such actions. Each of Diamond and Seaways will use its reasonable best efforts to ensure that the information relating to Diamond and its affiliates, officers and directors in the case of Diamond, and relating to Seaways and its affiliates, officers and directors in the case of Seaways, contained in the Form S-4 and the Proxy Statement/Prospectus will not, (x) in the case of the Proxy Statement/Prospectus, on the date the Proxy Statement/Prospectus (and any amendment or supplement thereto) is first mailed to the shareholders of Diamond or Seaways and (y) in the case of the Form S-4, at the time the Form S-4 (and any amendment or supplement thereto) is filed and the date it is declared effective or any post-effective amendment thereto is filed or is declared effective, or at the time of the Seaways Special Meeting (as it may be adjourned or postponed in accordance with the terms hereof), contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading.
(b)   If any information relating to Diamond or Seaways, respectively, or any of their respective affiliates, officers or directors, should be discovered by Diamond or Seaways which, in the reasonable judgment of Diamond or Seaways, respectively, should be set forth in an amendment of, or a supplement to, any of the Form S-4 or the Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Parties, and Diamond and Seaways shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Proxy Statement/Prospectus or the Form S-4 and, to the extent required by Law, in disseminating the information contained in such amendment or supplement to shareholders of Diamond and the shareholders of Seaways. Nothing in this Section 5.5(b) shall limit the obligations of any Party under Section 5.5(a). For purposes of this Section 5.5, any information concerning or related to Diamond, its affiliates or the Diamond Special Meeting will be deemed to have been provided by Diamond, and any information concerning or related to Seaways, its affiliates or the Seaways Special Meeting will be deemed to have been provided by Seaways.
(c)   Diamond shall, in accordance with applicable Law and the Diamond Governing Documents, establish a record date for, duly call, give notice of the Diamond Special Meeting as promptly as practicable and mail the Proxy Statement/Prospectus the shareholders of Diamond entitled to vote at the Diamond Special Meeting and hold the Diamond Special Meeting as soon as practicable after the Form S-4 is declared effective under the Securities Act (or such later date as the Parties shall agree), subject to Section 5.5(e). Diamond shall, through the Diamond Board of Directors, make the Diamond Board Recommendation, include such Diamond Board Recommendation in the Proxy Statement/Prospectus and solicit and use its reasonable best efforts to obtain the Diamond Shareholder Approval, except in each case to the extent that the Diamond Board of Directors shall have made a Diamond Change of Recommendation as permitted by Section 5.3. Notwithstanding the foregoing provisions of this Section 5.5(c), Diamond shall have the right, following consultation with Seaways, to make (and, if so requested by Seaways, shall be required to make) one or more successive postponements or adjournments of the Diamond Special Meeting of not more than fifteen (15) days individually (i) if, on a date for which the Diamond Special Meeting is scheduled, Diamond has not received proxies representing a sufficient number of Diamond Shares to obtain the Diamond Shareholder Approval, whether or not a quorum is present, or (ii) if such adjournment or postponement is required by applicable Law, including to the extent such adjournment or postponement is required under applicable Law to ensure that any required supplement or amendment to the Proxy Statement/Prospectus is provided or made available to Diamond shareholders or to permit dissemination of information which is material to shareholders voting at the Diamond Special Meeting and to give Diamond shareholders sufficient time to evaluate any such supplement or amendment or other information; provided that the Diamond Special Meeting shall not be postponed or adjourned to a date that is in the aggregate more than thirty (30) days after the date for which the Diamond Special Meeting was originally scheduled (without giving effect to any postponement). Once Diamond has established a record date for the Diamond Special Meeting, Diamond shall not change such record date or establish a different record date for the Diamond Special Meeting without the prior written consent of Seaways, unless, following consultation with Seaways, required to do so by applicable Law or the Diamond Governing Documents. Without the prior written consent of Seaways, the adoption of the Plan of Merger shall be the only matter (other than matters of procedure, matters required by applicable Law to be voted on by Diamond’s shareholders in connection with the authorization of the Plan of Merger and, if applicable, a “Say-on-Golden-Parachute” vote) that Diamond shall propose to be acted on by the shareholders of Diamond at the Diamond Special Meeting. Notwithstanding anything to the contrary herein, unless this Agreement has been terminated in accordance with its terms, the Diamond Special Meeting shall be convened and the Plan of Merger shall be submitted for authorization by the shareholders of Diamond at the Diamond Special Meeting, and nothing contained herein shall be deemed to relieve Diamond of such obligation.
(d)   Seaways shall, in accordance with applicable Law and the Seaways Governing Documents, establish a record date for, duly call, give notice of the Seaways Special Meeting at which the Seaways Share Issuance will be proposed for the purpose of obtaining the Seaways Shareholders Approval as promptly as practicable and mail the Proxy Statement/ Prospectus to the shareholders of Seaways entitled to vote at the Seaways Special Meeting and hold the Seaways Special Meeting as soon as practicable after the Form S-4 is declared effective under the Securities Act (or such later date as the Parties shall agree), subject to Section 5.5(e). Seaways shall, through the Seaways Board of Directors, make the Seaways Board Recommendation, include the Seaways Board Recommendation in the Form S-4, and solicit and use its reasonable best efforts to obtain the Seaways Shareholder Approval, except in each case to the extent that the Seaways Board of Directors shall have made a Seaways Change of Recommendation as permitted by Section 5.4. Notwithstanding the foregoing provisions of this Section 5.5(c), Seaways shall have the right, following consultation with Diamond, to make (and, if so requested by Diamond, shall be required to make) one or more successive postponements or adjournments of the Seaways Special Meeting of not more than fifteen (15) days individually (i) if, on a date for which the Seaways Special Meeting is scheduled, Seaways has not received proxies representing a sufficient number of Seaways Shares to obtain the Seaways Shareholder Approval, whether or not a quorum is present, or (ii) if such adjournment or postponement is required by applicable Law, including to the extent such adjournment or postponement is required under applicable Law to ensure that any required supplement or amendment to the Form S-4 is provided or made available to Seaways shareholders or to permit dissemination of information which is material to shareholders voting at the Seaways Special Meeting and to give Seaways shareholders sufficient time to evaluate any such supplement or amendment or other information; provided that the Seaways Special Meeting shall not be postponed or adjourned to a date that is in the aggregate more than thirty (30) days after the date for which the Seaways Special Meeting was originally scheduled (without giving effect to any postponement). Once Seaways has established a record date for the Seaways Special Meeting, Seaways shall not change such record date or establish a different record date for the Seaways Special Meeting without the prior written consent of Diamond, unless, following consultation with Diamond, required to do so by applicable Law or the Seaways Governing Documents. Without the prior written consent of Diamond, the Seaways Share Issuance shall be the only matter (other than matters of procedure and matters required by applicable Law to be voted on by Seaways’ shareholders in connection with the approval of this Agreement and the Transactions and, if applicable, a “Say-on-Golden Parachute” vote) that Seaways shall propose to be acted on by the shareholders of Seaways at the Seaways Special Meeting. Notwithstanding anything to the contrary herein, unless this Agreement has been terminated in accordance with its terms, the Seaways Special Meeting shall be convened and the Seaways Shares Issuance shall be submitted for approval by the shareholders of Seaways at the Seaways Special Meeting, and nothing contained herein shall be deemed to relieve Seaways of such obligation.
(e)   Diamond and Seaways will use their respective reasonable best efforts to hold the Diamond Special Meeting and the Seaways Special Meeting as closely together in time as practicable and on the same date and as soon as reasonably practicable after the date of this Agreement.
Section 5.6   No Control of Other Party’s Business.   Nothing contained in this Agreement shall give either Diamond or Seaways, directly or indirectly, the right to control or direct the business or operations of the other Party prior to the Effective Time. Prior to the Effective Time, each of Diamond and Seaways shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective business and operations.
ARTICLE VI.
ADDITIONAL AGREEMENTS
Section 6.1   Access; Confidentiality; Notice of Certain Events.
(a)   From the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 8.1, to the extent permitted by applicable Law, (i) each of Diamond and Seaways shall, and shall cause each of the Diamond Subsidiaries and the Seaways Subsidiaries, respectively, to afford to the other Party and to the Representatives of such other Party who have a need to know such information reasonable access during normal business hours and upon reasonable advance notice in a manner that does not interfere unreasonably with the disclosing Party’s business to all of their respective properties, offices, books, Contracts, personnel and records, (ii) each of Diamond and Seaways shall, and shall cause each of the Diamond Subsidiaries and the Seaways Subsidiaries, respectively, to, furnish reasonably promptly to the other Party all information (financial or otherwise) concerning its business, properties, vessels and personnel as such other Party may reasonably request and (iii) each of Diamond and Seaways shall instruct their respective Representatives, ship managers and pool managers, as applicable, to cooperate in connection with such access and disclosure obligations. Notwithstanding the foregoing, neither Diamond nor Seaways shall be required by this Section 6.1 to provide the other Party or the Representatives of such other Party with access to or to disclose information (A) that such Party or its Representatives is prohibited from providing under the terms of a confidentiality agreement with a third party entered into prior to the date of this Agreement or entered into after the date of this Agreement in the ordinary course of business and not otherwise in breach of this Agreement (provided, however, that the withholding Party shall use its reasonable best efforts to obtain the required consent of such third party to such access or disclosure), (B) the disclosure of which would violate any applicable Law or legal duty (provided, however, that the withholding Party shall use its reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure not in violation of any such Law or duty), (C) that is subject to any attorney-client, attorney work product or other legal privilege (provided, however, that the withholding Party shall use its reasonable best efforts to allow for such access or disclosure to the maximum extent that does not result in a loss of any such attorney-client, attorney work product or other legal privilege) or (D) if doing so would violate any COVID-19 Measure or policy or guideline related to COVID-19 or if doing so would, in the reasonable determination of the disclosing party, endanger the health and safety of the personnel of the disclosing party as a result of COVID-19 or any worsening or resurgence thereof (provided, however, that (x) the disclosing party shall use reasonable best efforts to provide appropriate substitute arrangements to permit reasonable access or disclosure not in violation of any such COVID-19 Measure or otherwise reasonably required to protect health and safety of the personnel of the disclosing party as a result of COVID-19 or any worsening or resurgence thereof and (y) the Parties do not intend this clause (D) to prohibit in-person inspections of vessels). Each of Diamond and Seaways will use its commercially reasonable efforts to minimize any disruption to the businesses of the other Party that may result from the requests for access, data and information hereunder.
(b)   Each of Diamond and Seaways will hold, and will cause its Representatives and affiliates to hold, any nonpublic information, including any information exchanged pursuant to this Section 6.1, in confidence to the extent required by and in accordance with the terms of the Confidentiality Agreement.
(c)   Diamond shall give prompt notice to Seaways, and Seaways shall give prompt notice to Diamond of any of the following to occur after the date of this Agreement, (i) any notice required to be delivered pursuant to, or other written communication received by such Party or any of its Subsidiaries under, the Termination Agreements or the Debt Consents, the Debt Amendment Letters or the Existing Debt Agreement, (ii) any notice or other material communication received by such Party or any of its Subsidiaries from any Governmental Entity in connection with this Agreement, the Merger or other Transactions, or from any other Person alleging that the consent of such Person is or may be required in connection with the Merger or any other Transaction and (iii) upon becoming aware of the occurrence or impending occurrence of any breach or other fact, circumstance or Effect that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions to the Merger set forth in Article VII not being satisfied or satisfaction of those conditions being materially delayed. Diamond shall keep Seaways reasonably apprised of the status of the transition of Diamond Vessels contemplated by the Termination Agreements.
(d)   No access, rights to inspection, information or notice delivered by either Party or any of their respective Representatives shall affect or be deemed to modify or waive any of the representations or warranties of the other Party set forth in this Agreement or be deemed to amend or update the Diamond Disclosure Letter or Seaways Disclosure Letter or cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to any Party. The failure to deliver any notice pursuant to Section 6.1(c) shall not affect any of the conditions set forth in Article VII or give rise to any right to terminate under Article VIII, except for any such failure that constitutes a Willful Breach of this Agreement.
Section 6.2   Reasonable Best Efforts.
(a)   Subject to the terms and conditions of this Agreement, each Party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Merger and the other Transactions as promptly as practicable after the date hereof, including (i) (A) preparing and filing, in consultation with the other Party, all necessary or advisable applications, notices, petitions, filings and other documents required to be prepared or filed by such Party as promptly as practicable and advisable after the date hereof, and (B) using its reasonable best efforts to obtain as promptly as practicable and advisable and in any event prior to the Outside Date all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits and authorizations necessary or advisable to be obtained by such Party from any third party and/or any Governmental Entity (including under the HSR Act) in order to consummate the Merger or any of the other Transactions and (ii) cooperating with the other Party required to file such applications, notices, petitions, filings and other documents by using its reasonable best efforts to take all steps as may be necessary in connection therewith, including providing all necessary information and assistance reasonably requested by such Party.
(b)   Each of Seaways and Diamond shall, in connection with the efforts referenced in Section 6.2(a) to obtain all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits, and authorizations for the Transactions under the HSR Act, (i) promptly file or cause to be filed, within fifteen (15) business days from the date hereof, or such later date as may be agreed between Seaways and Diamond, all required filings under the HSR Act; (ii) cooperate in all respects and consult with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party under any Antitrust Law, including by allowing the other Party to have a reasonable opportunity to review and comment on drafts of any filings and submissions; (iii) promptly inform the other Party of any communication received by such Party from, or given by such Party to, the Antitrust Division of the Department of Justice (the “DOJ”), the Federal Trade Commission (the “FTC”) or any other Governmental Entity with respect to any Antitrust Law, by promptly providing copies to the other Party of any such written communications, and of any material communication received or given in connection with any proceeding by a private party under any Antitrust Law, in each case regarding any of the Transactions; (iv) permit the other Party a reasonable opportunity to review in advance any communication that it gives to, and consult with each other in advance of any meeting, substantive telephone call or conference with, the DOJ, the FTC or any other Governmental Entity with respect to the subject matter of this Section 6.2(b), or, in connection with any proceeding by a private party under any Antitrust Law, with any other Person and (v) to the extent permitted by the DOJ, the FTC or any other applicable Governmental Entity or other Person with respect to the subject matter of this Section 6.2(b), give the other Party a reasonable opportunity to attend and participate in any in-person meetings with the DOJ, the FTC or any other Governmental Entity or other Person with respect to the subject matter of this Section 6.2(b); provided that (x) any such written communications provided under this Section 6.2(b) may be redacted as necessary to address attorney-client privilege or to comply with applicable Law (provided, however, that the withholding Party shall use its reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure not in violation of any such attorney-client privilege or Law); (y) portions of such copies that are competitively sensitive in the view of the disclosing party’s outside counsel may be redacted as necessary or designated so as to be provided to outside antitrust counsel only.
(c)   Each of Seaways and Diamond shall use its reasonable best efforts to obtain the expiration or termination of all waiting periods and all consents, waivers, authorizations and approvals of all third parties, including Governmental Entities, necessary, proper or advisable for the consummation of the Transactions and to provide any notices to third parties required to be provided prior to the Effective Time; provided that neither Diamond nor Seaways shall, without the prior written consent of the other Party, incur any significant expense or liability, enter into any significant new commitment or agreement or agree to any significant modification to any contractual arrangement to obtain such consents or certificates in each case, that would have a Diamond Material Adverse Effect or Seaways Material Adverse Effect, as the case may be.
Section 6.3   Publicity.   Subject to Section 6.7 (solely with respect to communications directed to the employees of the Parties in their capacity as such), so long as this Agreement is in effect, neither Diamond nor Seaways shall issue or cause the publication of any press release or other public announcement with respect to the Merger, this Agreement or the other Transactions without the prior consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed, unless such Party determines, after consultation with outside counsel, that it is required by applicable Law or by any listing agreement with or the listing rules of a national securities exchange or trading market to issue or cause the publication of any press release or other public announcement with respect to the Merger, this Agreement or the other Transactions, in which event such Party shall endeavor, on a basis reasonable under the circumstances, to provide a meaningful opportunity to the other Party to review and comment upon such press release or other announcement as far in advance as is reasonably practicable and shall give due consideration to all reasonable additions, deletions or changes suggested thereto; provided, however, that (i) without limiting any of its obligations under Section 5.3, Diamond shall not be required by this Section 6.3 to provide any such review or comment to Seaways with respect to any press release or other public announcement made in connection with a Diamond Change of Recommendation and matters related thereto or in connection with any litigation between the Parties and (ii) without limiting any of its obligations under Section 5.4, Seaways shall not be required by this Section 6.3 to provide any such review or comment to Diamond with respect to any press release or other public announcement made in connection with a Seaways Change of Recommendation and matters related thereto or in connection with any litigation between the Parties; provided, further, each Party and their respective affiliates may make statements that substantially reiterate (and are not inconsistent with) previous press releases, public disclosures or public statements made by Seaways and Diamond in compliance with this Section 6.3. Seaways and Diamond agree that the press release announcing the execution and delivery of this Agreement shall be a joint press release of Seaways and Diamond.
Section 6.4   Directors’ and Officers’ Insurance and Indemnification.
(a)   For not less than six (6) years from and after the Effective Time, Seaways shall cause the Surviving Corporation to indemnify and hold harmless all past and present directors and officers of Diamond and the Diamond Subsidiaries (collectively, the “Indemnified Parties”) against any costs or expenses (including advancing reasonable fees and expenses in advance of the final disposition of any actual or threatened claim, action, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by Law and pursuant to the Diamond Governing Documents or the Organizational Documents of any Diamond Subsidiary or any indemnification agreements, if any, in existence on the date of this Agreement; provided such Indemnified Party agrees in advance to return any such funds to which a court of competent jurisdiction has determined in a final, nonappealable judgment such Indemnified Party is not ultimately entitled), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, investigation, suit or proceeding in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Merger or any of the other Transactions), whether asserted or claimed prior to, at or after the Effective Time, in connection with such persons serving as an officer or director of Diamond or any of the Diamond Subsidiaries or of any Person serving at the request of Diamond or any of the Diamond Subsidiaries as a director, officer, employee or agent of another Person, to the fullest extent permitted by Law and provided pursuant to the Diamond Governing Documents or the Organizational Documents of any Diamond Subsidiary or any indemnification agreements, if any, in existence on the date of this Agreement.
(b)   The Parties agree that for six (6) years after the Effective Time all rights to elimination or limitation of liability, indemnification and advancement of expenses for acts or omissions occurring or alleged to have occurred at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, now existing in favor of the Indemnified Parties as provided in their respective articles of incorporation or by-laws (or comparable Organizational Documents) or in any agreement shall survive the Merger and shall continue in full force and effect. For six (6) years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the provisions in (i) the Diamond Governing Documents and the Organizational Documents of any Diamond Subsidiary and (ii) any other agreements of Diamond and the Diamond Subsidiaries with any Indemnified Party, in each case, regarding elimination or limitation of liability, indemnification of officers, directors, employees and agents or other fiduciaries and advancement of expenses that are in existence on the date of this Agreement, and no such provision shall be amended, modified or repealed in any manner that would adversely affect the rights or protections thereunder of any such Indemnified Party in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Merger or any of the other Transactions) without the consent of such Indemnified Party.

(c)   Seaways shall cause the Surviving Corporation to maintain, for an aggregate period of not less than six (6) years from the Effective Time, the current directors’ and officers’ liability insurance policy maintained by Diamond with respect to claims arising from facts or events occurring at or prior to the Effective Time (the “D&O Insurance”); provided, however, that the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of four hundred percent (400%) of the last annual premium paid prior to the date of this Agreement by Diamond for such policy and if such premium for such insurance would at any time exceed such cap, then the Surviving Corporation shall cause to be maintained an insurance policy which, in the Surviving Corporation’s good faith determination, provides the maximum coverage available at an annual premium equal to such cap; provided, further, that Diamond may, prior to the Effective Time, substitute therefor a tail policy to Diamond’s current directors’ and officer’s liability insurance policy providing equivalent coverage with a cost not in excess of four hundred percent (400%) of the last annual premium paid prior to the date of this Agreement by Diamond for such policy. Diamond shall reasonably cooperate with Seaways prior to the Effective Time to enable Seaways, at the election of Seaways, to purchase such a tail policy. Notwithstanding anything in this Section 6.4 to the contrary, if any Indemnified Party notifies Seaways on or prior to the sixth anniversary of the Effective Time of a matter in respect of which such Person may seek indemnification pursuant to this Section 6.4, the provisions of this Section 6.4 that require the Surviving Corporation to indemnify and advance expenses shall continue in effect with respect to such matter until the final disposition of all claims, actions, investigations, suits and proceedings relating thereto.
(d)   In the event Seaways or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Seaways or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.4. The provisions of this Section 6.4 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and Representatives.
Section 6.5   Takeover Statutes.   The Parties shall (a) take all action necessary so that no Takeover Statute is or becomes applicable to the Merger or any of the other Transactions or the transactions contemplated by the Voting and Support Agreements and (b) if any such Takeover Statute is or becomes applicable to the Merger, any of the other Transactions or any of the transactions contemplated by the Voting and Support Agreements, to take all action necessary so that the Merger, the other Transactions and the transactions contemplated by the Voting and Support Agreements may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise to eliminate or minimize the effect of such Takeover Statute on the Merger, the other Transactions and the transactions contemplated by the Voting and Support Agreement.
Section 6.6   Obligations of Merger Sub and the Surviving Corporation.   Seaways shall take all action necessary to cause each of Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement and to cause Merger Sub to consummate the Transactions, including the Merger, upon the terms and subject to the conditions set forth in this Agreement.
Section 6.7   Employee Benefits Matters.
(a)   Unless a longer period is required by applicable Law, Seaways shall, or shall cause the Surviving Corporation or any applicable Seaways Subsidiary (the “Post-Closing Employer”) to provide, to each employee of Diamond or its Subsidiaries as of immediately prior to the Effective Time other than the individuals set forth in Section 6.7(a)(i) of the Disclosure Letter (such non-excluded employees, collectively, the “Continuing Employees”) with the following: (i) for nine (9) months following the Effective Time (or, if earlier, the termination of employment of such Continuing Employee), a base salary or wage level that is no less favorable than the base salary or wage level to which such Continuing Employee was entitled immediately prior to the Effective Time and (ii) for the period from the Effective Time through December 31, 2021 (or, if earlier, through the termination of employment of such Continuing Employee), other benefits, perquisites and other compensatory terms that are substantially similar, in the aggregate, to those provided to such Continuing Employee as of immediately prior to the Effective Time (including cash bonus opportunity and health and welfare benefits, but excluding all equity and equity-based compensation and severance). For any Continuing Employee who is terminated by the Post-Closing Employer without cause (as determined by the Post-Closing Employer in its sole discretion) on or prior to December 31, 2021 and who is not party to an agreement that provides a contractual right to severance or other termination benefits, the Post-Closing Employer will provide such Continuing Employee with the severance benefits set forth in, and subject to the terms and conditions of, Section 6.7(a)(ii) of the Disclosure Letter.
(b)   Following the Effective Time and upon the transition of the Continuing Employees to the Post-Closing Employer’s health and welfare benefit plans (the “New Benefit Plans”), (i) Seaways shall use commercially reasonable efforts, or shall use commercially reasonable efforts to cause the Post-Closing Employer to take commercially reasonable steps to ensure that no limitations or exclusions as to pre-existing conditions, evidence of insurability or good health, waiting periods or actively-at-work exclusions or other limitations or restrictions on coverage are applicable to any Continuing Employees or their dependents or beneficiaries under the New Benefit Plans and (ii) Seaways shall use commercially reasonable efforts, or shall use commercially reasonable efforts to cause the Post-Closing Employer to take commercially reasonable steps to provide that any costs or expenses incurred by Continuing Employees (and their dependents or beneficiaries) up to (and including) the Effective Time shall be taken into account for purposes of satisfying applicable deductible, co-payment, coinsurance, maximum out-of-pocket provisions and like adjustments or limitations on coverage under any such New Benefit Plan. Seaways shall use commercially reasonable efforts, or shall use commercially reasonable efforts to cause the Post-Closing Employer to take commercially reasonable steps to grant, or cause to be granted to, all Continuing Employees from and after the Effective Time credit for all service with the Diamond, Seaways or any Diamond or Seaways Subsidiary, prior to the Effective Time for all purposes (including eligibility to participate, vesting credit, eligibility to commence benefits, benefit accrual, early retirement subsidies and severance); provided that the foregoing service recognition shall not apply to the extent it would result in duplication of benefits for the same period of services.
(c)   Seaways and Diamond shall reasonably cooperate in respect of consultation obligations and similar notice and bargaining obligations owed to any employees or consultants of the Post-Closing Employer in accordance with all applicable Laws and works council or other bargaining agreements, if any.
(d)   Between the date of this Agreement and the Effective Time, Diamond and Seaways shall use their commercially reasonable efforts to cooperate with each other as necessary to enable the Parties to comply with the provisions of this Section 6.7 and to furnish to one another such information regarding employment and benefits (including information related to the provision of services by any third-party vendors) as the other may from time to time reasonably request.
(e)   No later than thirty (30) business days following the date of this Agreement, Diamond shall deliver to Seaways a list of each “disqualified individual” (as defined in Section 280G of the Code) of Diamond and its Subsidiaries and (i) Diamond’s reasonable, good faith estimate of the maximum amount (separately identifying single and double-trigger amounts and tax gross-up payments, if any) that could be paid to such disqualified individual under a Diamond Benefit Plan, and (to the extent such information is provided to Diamond) under any contemplated post-closing arrangement as a result of any of the transactions contemplated by this Agreement (alone or in combination with any other event), (ii) the “base amount” (as defined in Section 280G(b)(3) of the Code) for each such disqualified individual and (iii) underlying documentation on which such calculations are based. Such information shall be updated and delivered to Seaways not later than twenty (20) business days prior to the anticipated Closing Date.
(f)   Diamond and Seaways shall provide each other with a copy of any material written communications intended for broad-based and general distribution to any current or former employees of Diamond, Seaways or any of their respective Subsidiaries if such communications relate to any of the Transactions, and will provide the other party with a reasonable opportunity to review and comment on such communications prior to distribution.

(g)   Nothing in this Agreement shall confer upon any Continuing Employee any right to continue in the employ or service of Seaways, the Surviving Corporation or any affiliate of Seaways, or shall interfere with or restrict in any way the rights of Seaways, the Surviving Corporation or any affiliate of Seaways, which rights are hereby expressly reserved, to discharge or terminate the services of any Continuing Employee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between Seaways, the Surviving Corporation, Diamond or any affiliate of Seaways and the Continuing Employee or any severance, benefit or other applicable plan or program covering such Continuing Employee. Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 6.7, express or implied, shall (i) be deemed or construed to be an amendment or other modification of any Diamond Benefit Plan, Seaways Benefit Plan or any other compensation or benefit plan, program agreement, policy, Contract or arrangement, (ii) create any third party rights or remedies of any nature whatsoever in any current or former employee, director, or service provider of Diamond, Seaways or their affiliates (or any beneficiaries or dependents thereof) or any other Person who is not a Party to this Agreement or (iii) alter or limit the ability of the Surviving Corporation, Seaways, Diamond or any of their respective affiliates to establish, amend, modify or terminate any Diamond Benefit Plan, Seaways Benefit Plan or other compensation or benefit plan, program, agreement, policy Contract or arrangement at any time assumed, established, sponsored or maintained by any of them.
Section 6.8   Rule 16b-3.   Prior to the Effective Time, Diamond and Seaways shall, as applicable, take all such steps as may be reasonably necessary or advisable hereto to cause any dispositions of Diamond equity securities (including derivative securities) and acquisitions of Seaways equity securities pursuant to the Transactions by each individual who is a director or officer of Diamond subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Diamond to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 6.9   Transaction Litigation; Notices.   Each of Seaways and Diamond shall provide prompt oral notice, promptly confirmed in writing, of any objection, claim, litigation or proceeding brought or threatened by any shareholder of such Party or any third party claim against such Party, any of its Subsidiaries and/or any of its or their directors or officers relating to the Merger, this Agreement or any of the Transactions to the other Party. Each of Seaways and Diamond shall give the other Party the opportunity to participate (at the other Party’s expense) in the defense, prosecution or settlement of any such objection, claim, litigation or proceeding and shall give each other the right to review and comment on all filings or responses to be made by such Party in connection with any such litigation or proceeding, and will in good faith take such comments into account. Neither Party shall offer or agree to settle any such objection, claim, litigation or proceeding without the other Party’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned); provided, that, without limiting the foregoing, each Party shall use reasonable best efforts so that any such settlement includes a full release of the other Party and its affiliates and does not impose any material injunction or other material equitable relief after the Effective Time upon Seaways, the Surviving Corporation or any of their respective affiliates. In the event, and to the extent of, any conflict or overlap between the provisions of this Section 6.9 and Section 5.1 or Section 5.2, the provisions of this Section 6.9 shall control.
Section 6.10   Delisting.   Prior to the Closing Date, Diamond shall reasonably cooperate with Seaways and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NYSE to enable the delisting by the Surviving Corporation of the Diamond Shares from the NYSE as promptly as practicable after the Effective Time and the deregistration of the Diamond Shares under the Exchange Act at the Effective Time.
Section 6.11   Director Resignations.   Diamond shall use its reasonable best efforts to cause to be delivered to Seaways resignations effective as of the Effective Time executed by each director of Diamond in office as of immediately prior to the Effective Time.
Section 6.12   Seaways Board Actions.   Seaways shall take all necessary action to cause, effective as of the Effective Time, subject to applicable Law, (a) the size of the Seaways Board of Directors to be increased so as to consist of ten (10) members, (b) the Seaways Board of Directors to be comprised of the members as set forth in Section 1.7(a) and (c) the composition of each committee of the Seaways Board of Directors to be as set forth in Section 1.7(b).
Section 6.13   Stock Exchange Listings.   Between the date of this Agreement and the earlier of the Effective Time and the time, if any, at which this Agreement is terminated pursuant to Section 8.1, Seaways shall take all action necessary to cause the Seaways Shares to be issued in the Merger to be approved for listing on the NYSE prior to the Effective Time, subject to official notice of issuance. Diamond shall reasonably cooperate with Seaways in the preparation of the materials to be submitted to the NYSE and the resolution of any comments thereto received from the NYSE.
Section 6.14   Integration Planning.   As promptly as practicable after the date hereof, Seaways and Diamond shall establish an integration planning committee (the “Integration Committee”) consisting of five (5) individuals, three (3) of whom shall be designated by the chief executive officer of Seaways and shall be reasonably acceptable to Diamond and two (2) of whom shall be designated by the chief executive officer of Diamond and shall be reasonably acceptable to Seaways. Seaways and Diamond shall each appoint one of its designees to serve as co-chairman of the Integration Committee. The activities of the Integration Committee shall, subject to applicable Law, include, among other things, coordinating the activities and obligations of Seaways and Diamond under this Agreement and under the Termination Agreements and developing a post-closing integration plan, subject to compliance with applicable merger control regulations.
Section 6.15   Pre-Merger Dividends.   Prior to the Effective Time, the Seaways Board of Directors, subject to applicable Law, (i) may declare and set the record date and payment date for the Seaways Special Dividend and (ii) if Seaways has consummated a sale of any of its interests in the FSO Joint Ventures, may declare and set the record date and payment date for a Seaways FSO Dividend and, in the case of each of the foregoing (i) and (ii), Seaways may pay such dividends to its shareholders.
Section 6.16   Tax Matters.
(a)   The Parties intend that, for U.S. federal income tax purposes, the Merger qualifies for the Intended Tax Treatment and this Agreement is intended to be, and is adopted as, a plan of reorganization for purposes of Sections 354, 361 and the 368 of the Code and within the meaning of Treasury Regulations Section 1.368-2(g). None of the Parties knows of any fact or circumstance (without conducting independent inquiry or diligence of the other relevant Party), or has knowingly taken or will knowingly take any action, if such fact, circumstance or action would be reasonably expected to cause the Merger to fail to qualify for the Intended Tax Treatment. The Merger shall be reported by the Parties for all applicable Tax purposes in accordance with the foregoing, unless otherwise required by a Governmental Entity as a result of a “determination” within the meaning of Section 1313(a) of the Code (or any similar provision of applicable U.S. state, local or non-U.S. Tax Law) or a change in applicable Law, or interpretation thereof (including a written claim by a taxing authority), occurring after the date of this Agreement. Each of the Parties agrees to use commercially reasonable efforts to promptly notify all other Parties of any challenge to the Intended Tax Treatment by any Governmental Entity, upon having actual knowledge or receiving written notice of such challenge. In the event that the Parties determine that the Intended Tax Treatment is not reasonably attainable, the Parties shall (a) discuss possible amendments and modifications to the Transactions that would permit the Transactions to be treated consistent with the Intended Tax Treatment and (b) use commercially reasonable efforts to effect such amendments and modifications. In the event that Diamond determines, in Diamond’s sole discretion, that it is necessary or advisable to obtain an opinion by a tax advisor to Diamond with respect to the Intended Tax Treatment of the Merger on the Closing Date or within the five (5) year period following Closing Date, Seaways shall cooperate with Diamond in obtaining any such opinion and will use its reasonable best efforts to execute and deliver customary officer’s certificates, provided that such certificates are in form and substance reasonable satisfactory to Diamond (and its tax advisors) and Seaways (and its tax advisors) at such time or times as may be reasonably requested by such tax advisor to Diamond.
(b)   All transfer, documentary, sales, use, real property, stamp, registration and other similar Taxes, fees and costs (“Transfer Taxes”) incurred in connection with this Agreement shall be payable by the Surviving Corporation and/or its Subsidiaries. The Parties shall cooperate in attempting to minimize the amount of any Transfer Taxes.

(c)   Seaways and the Surviving Corporation covenant and agree to provide any information reasonably requested by a Diamond shareholder that has entered into a GRA with the IRS pursuant to Treasury Regulations Section 1.367(a)-3(b)(1)(ii) with respect to the Merger and has notified Seaways in writing that it has entered into such agreement, in order to comply with such Diamond shareholder’s GRA filing requirements under Treasury Regulations Section 1.367(a)-8, to the extent such information is reasonably available to Seaways and the Surviving Corporation and at such requesting Diamond shareholder’s sole expense. Seaways and the Surviving Corporation covenant and agree to inform any Diamond shareholder of the occurrence of any events of which Seaways and the Surviving Corporation have actual knowledge and that are reasonably expected to affect any such Diamond shareholder’s GRA, including triggering events or other gain recognition events, as provided in Treasury Regulations Section 1.367(a)-8(c)(2)(iv), except the occurrence of any event which is directly caused by the actions of such Diamond shareholder.
Section 6.17   Maritime Matters.
(a)   In the event any Diamond Vessel or Seaways Vessel, as the case may be, is subject to a condition of class, Diamond or Seaways, as applicable, shall use commercially reasonable efforts to have such condition of class deleted in a timely manner.
(b)   Each of Diamond and Seaways will use commercially reasonable efforts to ensure that each Diamond Vessel or Seaways Vessel, as applicable, will maintain inventories of usable critical spares in accordance with its manager’s safety management systems, and in the event these spares are consumed in the course of the operations of such Diamond Vessel or Seaways Vessel, as applicable, Diamond or Seaways, as applicable, will arrange to restock such spares in a timely manner.
Section 6.18   Debt Agreements.   From and after the date of this Agreement, each of Seaways and Diamond shall negotiate in good faith the A&R Debt Agreements with the lenders thereunder and shall document the A&R Debt Agreements as promptly as reasonably practicable. Diamond shall use reasonable best efforts to maintain the Debt Consents and Debt Amendment Letters in full force and effect. As promptly as reasonably practicable after the date hereof, Diamond shall, and shall cause the relevant Diamond Subsidiaries to use reasonable best efforts to cause the A&R Debt Agreements to be executed and delivered by the Required Lenders under each such A&R Debt Agreement. Diamond and its applicable Subsidiaries shall execute and deliver the A&R Debt Agreements concurrently with the execution and delivery of such A&R Debt Agreements by the lenders party thereto. So long as the conditions to Seaways’ obligations to effect the Merger set forth in Section 7.1 and Section 7.2 have been satisfied or waived, simultaneously with the execution and delivery of the A&R Debt Agreements by Diamond, the applicable Diamond Subsidiaries and the other parties thereto, Seaways will execute and deliver to the lenders under the 360 Nordea Facility and the 525 Nordea Facility, respectively, its guaranty of Diamond’s obligations as provided in the 360 Request Letter and the 525 Request Letter, respectively, and such other A&R Debt Agreements contemplated thereby to which Seaways is to be a party.
ARTICLE VII.
CONDITIONS TO CONSUMMATION OF THE MERGER
Section 7.1   Conditions to Each Party’s Obligations to Effect the Merger.   The respective obligations of each Party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions (and to the continued satisfaction of each of the following conditions at the Effective Time), any and all of which may be waived in writing in whole or in part by Seaways and Diamond, as the case may be, to the extent permitted by applicable Law:
(a)   Shareholder Approvals.   Each of the Diamond Shareholder Approval and the Seaways Shareholder Approval shall have been obtained;
(b)   Registration Statement.   The Form S-4 shall have become effective in accordance with the provisions of the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and remain in effect and no proceeding to that effect shall have been commenced or threatened in writing by the SEC unless subsequently withdrawn;

(c)   Adverse Laws or Orders.   No Adverse Law or Order shall have occurred and be in effect;
(d)   Required Antitrust Clearances.   All applicable waiting periods (or extensions thereof) relating to the Merger under the HSR Act shall have expired or been terminated;
(e)   Listings. The Seaways Shares to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance; and
(f)   A&R Debt Agreements.   The Required Lenders under each of the A&R Debt Agreements shall have executed and delivered the relevant A&R Debt Agreement and each A&R Debt Agreement and Debt Consent (including the lender consents, waivers and amendments contemplated thereby) shall be in full force and effect.
Section 7.2   Conditions to Obligations of Seaways and Merger Sub.   The obligations of Seaways and Merger Sub to effect the Merger are also subject to the satisfaction at or prior to the Effective Time of each of the following additional conditions (and to the continued satisfaction of each of the following conditions at the Effective Time), any and all of which may be waived in writing in whole or in part by Seaways:
(a)   Representations and Warranties.   (i) The representations and warranties of Diamond set forth in Section 3.10(a) and Section 3.5(c) shall be true and correct in all respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, (ii) the representations and warranties of Diamond set forth in Sections 3.2(a) through (e) shall be true and correct in all respects, except for any de minimis inaccuracies, as of the date of this Agreement and as of the Closing as though made on and as of the Closing, (iii) the representations and warranties of Diamond set forth in Section 3.1(a), the first sentence of Section 3.2(g), Section 3.3(a), Section 3.20 and Section 3.23 (without giving effect to any qualification as to materiality or Diamond Material Adverse Effect contained therein) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct in all material respects as of such date) and (iv) each of the other representations and warranties of Diamond set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing as though made on and as of the Closing (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date), except, in the case of this clause (iv), where any failures of any such representations and warranties to be true and correct (without giving effect to any qualification as to materiality or Diamond Material Adverse Effect contained therein) would not reasonably be expected to have, individually or in the aggregate, a Diamond Material Adverse Effect; and Seaways shall have received a certificate signed on behalf of Diamond by a duly authorized executive officer of Diamond to the foregoing effect; and
(b)   Performance of Obligations of Diamond.   Diamond shall have performed or complied in all material respects with the covenants and agreements required to be performed or complied with by it under this Agreement at or prior to the Effective Time; and Seaways shall have received a certificate signed on behalf of Diamond by a duly authorized executive officer of Diamond to such effect.
Section 7.3   Conditions to Obligations of Diamond.   The obligations of Diamond to effect the Merger are also subject to the satisfaction at the Effective Time of each of the following additional conditions (and to the continued satisfaction of each of the following conditions at the Effective Time), any and all of which may be waived in writing in whole or in part by Diamond:
(a)   Representations and Warranties.   (i) The representations and warranties of Seaways set forth in Section 4.10(a) and Section 4.5(c) shall be true and correct in all respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, (ii) the representations and warranties of Seaways and Merger Sub set forth in Sections 4.2(a) through (e) shall be true and correct in all respects, except for any de minimis inaccuracies, as of the date of this Agreement and as of the Closing as though made on and as of the Closing, (iii) the representations and warranties of Seaways set forth in Section 4.1(a), the first sentence of Section 4.2(g), Section 4.3(a), Section 4.20 and Section 4.23 (without giving effect to any qualification as to materiality or Seaways Material Adverse Effect contained therein) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct in all material respects as of such date) and (iv) each of the other representations and warranties of Seaways and Merger Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing as though made on and as of the Closing (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date), except, in the case of this clause (iv), where any failures of any such representations and warranties to be true and correct (without giving effect to any qualification as to materiality or Seaways Material Adverse Effect contained therein) would not reasonably be expected to have, individually or in the aggregate, a Seaways Material Adverse Effect; and Diamond shall have received a certificate signed on behalf of Seaways by a duly authorized executive officer of Seaways to the foregoing effect; and
(b)   Performance of Obligations of Seaways and Merger Sub.   Seaways and Merger Sub shall have performed or complied in all material respects with the obligations, covenants and agreements required to be performed or complied with by them under this Agreement at or prior to the Effective Time, and Diamond shall have received a certificate signed on behalf of Seaways by a duly authorized executive officer of Seaways to such effect.
ARTICLE VIII.
TERMINATION
Section 8.1   Termination.   This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time as follows:
(a)   by mutual written consent of Seaways and Diamond;
(b)   by either Seaways or Diamond, if there has been a breach by Diamond, on the one hand, or Seaways or Merger Sub, on the other hand, of any representation, warranty, covenant or agreement set forth in this Agreement, which breach would result in the conditions in Section 7.2(a) or (b), in the case of a breach by Diamond, or Section 7.3(a) or (b), in the case of a breach by Seaways and Merger Sub, in each case, not being satisfied (and such breach is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) thirty (30) calendar days after the receipt of written notice thereof by the breaching Party from the non-breaching Party or (ii) four (4) business days before the Outside Date); provided, however, this Agreement may not be terminated pursuant to this Section 8.1(b) by any Party if such Party is then in material breach of any representation, warranty, covenant or agreement set forth in this Agreement;
(c)   by either Seaways or Diamond, if the Effective Time shall not have occurred by 5:00 p.m., Eastern Time, on November 1, 2021; (the “Outside Date”); provided, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to any Party whose material breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in, the Effective Time not occurring prior to the Outside Date;
(d)   by Seaways, if, at any time prior to the receipt of the Diamond Shareholder Approval, a Seaways Triggering Event shall have occurred;
(e)   by Diamond, if, at any time prior to the receipt of the Seaways Shareholder Approval, a Diamond Triggering Event shall have occurred;
(f)   by either Diamond or Seaways if a Governmental Entity of competent jurisdiction shall have issued a final, non-appealable (or no longer appealable) order, injunction, decree, ruling or Law in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger; provided, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to a Party if any such order, injunction, decree, ruling or Law was due to the material breach by such Party of any representation, warranty, covenant or agreement set forth in this Agreement;
(g)   by either Diamond or Seaways, if the Diamond Shareholder Approval shall not have been obtained at the Diamond Special Meeting or at any adjournment or postponement thereof, in each case at which a vote on such approval was taken;

(h)   by either Seaways or Diamond, if the Seaways Shareholder Approval shall not have been obtained at the Seaways Special Meeting or at any adjournment or postponement thereof, in each case at which a vote on such approval was taken;
(i)   by Diamond, if, at any time prior to the receipt of the Diamond Shareholder Approval, the Diamond Board of Directors shall have effected a Diamond Change of Recommendation in accordance with Section 5.3(d) in order to accept a Diamond Superior Proposal (provided, that Diamond shall have complied in all material respects with Section 5.3(d) with respect to such Diamond Superior Proposal), (ii) entered into a Diamond Superior Proposal Acquisition Agreement with respect to such Diamond Superior Proposal concurrently with the termination of this Agreement in accordance with this Section 8.1(i), and (iii) paid the Diamond Termination Fee to Seaways in accordance with Section 8.2(b)(i); and
(j)   by Seaways, if, at any time prior to the receipt of the Seaways Shareholder Approval, the Seaways Board of Directors shall have (i) effected a Seaways Change of Recommendation in accordance with Section 5.4(d) in order to accept a Seaways Superior Proposal (provided, that Seaways shall have complied in all material respects with Section 5.4(d) with respect to such Seaways Superior Proposal), (ii) entered into a Seaways Superior Proposal Acquisition Agreement with respect to such Seaways Superior Proposal concurrently with the termination of this Agreement in accordance with this Section 8.1(j) and (iii) paid the Seaways Termination Fee to Seaways in accordance with Section 8.2(c)(i).
Section 8.2   Effect of Termination.
(a)   In the event of the termination of this Agreement as provided in Section 8.1, except in the case of termination pursuant to Section 8.1(a), written notice thereof shall forthwith be given to the other Party or Parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and there shall be no liability on the part of Seaways, Merger Sub or Diamond or any of their respective Subsidiaries or any shareholder or Representative of Seaways, Merger Sub or Diamond or any of their respective Subsidiaries, except that the Confidentiality Agreement, this Section 8.2, Section 9.3 through Section 9.14 and the reimbursement obligations set forth in Section 5.6 shall survive such termination; provided, however, that nothing herein shall relieve any Party from liability for a Willful Breach of its representations, warranties, covenants or agreements set forth in this Agreement prior to such termination or for fraud.
(b)   Diamond Termination Fee.
(i)   If Diamond terminates this Agreement pursuant to Section 8.1(i), concurrently with such termination and as a condition to the effectiveness of such termination, Diamond shall pay or cause to be paid to Seaways a fee of $17,000,000 in cash (the “Diamond Termination Fee”).
(ii)   If (A)(1) Seaways terminates this Agreement pursuant to Section 8.1(b) and a Diamond Competing Proposal (whether or not publicly) shall have been made and not publicly, irrevocably withdrawn, or a Diamond Inquiry shall have been made and not irrevocably withdrawn, in each case prior to the time of the event giving rise to such right of termination, (2)(I) Seaways or Diamond terminates this Agreement pursuant to Section 8.1(c) and (II) a Diamond Competing Proposal shall have been made (whether or not publicly and whether or not irrevocably withdrawn) or a Diamond Inquiry shall have been made, in each case prior to the Outside Date and (III) either (x) Diamond shall have breached this Agreement following the date of the Diamond Competing Proposal or Diamond Inquiry in a manner that contributed in a material respect to the failure of the Effective Time to have occurred prior to the Outside Date or (y) the Seaways Shareholder Approval shall have been obtained (but not revoked) but the Diamond Shareholder Approval shall not have been obtained, in each case on or prior to the Outside Date, or (3) Seaways or Diamond terminates this Agreement pursuant to Section 8.1(g) and a Diamond Competing Proposal or Diamond Inquiry shall have been made and not publicly, irrevocably withdrawn at least five (5) business days prior to the date of the Diamond Special Meeting, and (B)(1) any Diamond Competing Proposal is consummated within twelve (12) months of such termination or (2) Diamond enters into a definitive agreement providing for a Diamond Competing Proposal within twelve (12) months of such termination and such Diamond Competing Proposal (as it may be amended) is subsequently consummated, then concurrently with the consummation of any such Diamond Competing Proposal, Diamond shall pay or cause to be paid to Seaways the Diamond Termination Fee.
(iii)   If Seaways terminates this Agreement pursuant to Section 8.1(d), within two (2) business days after such termination, Diamond shall pay or cause to be paid to Seaways the Diamond Termination Fee.
(iv)   In the event any amount is payable pursuant to the preceding clauses (i), (ii) or (iii), such amount shall be paid by wire transfer of immediately available funds to an account designated in writing by Seaways.
(v)   For the avoidance of doubt, in no event shall Diamond be obligated to pay the Diamond Termination Fee on more than one occasion.
(vi)   Solely for purposes of Section 8.2(b), the terms “Diamond Competing Proposal” and “Diamond Inquiry” shall have the meanings assigned to such terms in Section 9.5 and Section 5.3(c), respectively, except that all references to “20%” in the term Diamond Competing Proposal (including as used in the definition of “Diamond Inquiry”) shall be deemed to be “50%” and all references to “80%” therein shall be deemed to be “50%”.
(c)   Seaways Termination Fee.
(i)   If Seaways terminates this Agreement pursuant to Section 8.1(j), concurrently with such termination and as a condition to the effectiveness of such termination, Seaways shall pay or cause to be paid to Diamond a fee of $19,000,000 in cash (the “Seaways Termination Fee”).
(ii)   If (A)(1) Diamond terminates this Agreement pursuant to Section 8.1(b) and a Seaways Competing Proposal (whether or not publicly) shall have been made and not publicly, irrevocably withdrawn, or a Seaways Inquiry shall have been made and not irrevocably withdrawn, in each case prior to the time of the event giving rise to such right of termination, (2)(I) Seaways or Diamond terminates this Agreement pursuant to Section 8.1(c) and (II) a Seaways Competing Proposal shall have been made (whether or not publicly and whether or not irrevocably withdrawn) or a Seaways Inquiry shall have been made, in each case prior to the Outside Date and (III) either (x) Seaways shall have breached this Agreement following the date of the Seaways Competing Proposal or Seaways Inquiry in a manner that contributed in a material respect to the failure of the Effective Time to have occurred prior to the Outside Date or (y) the Diamond Shareholder Approval shall have been obtained but the Seaways Shareholder Approval shall not have been obtained, in each case on or prior to the Outside Date, or (3) Seaways or Diamond terminates this Agreement pursuant to Section 8.1(h) and a Seaways Competing Proposal or Seaways Inquiry shall have been made and not publicly, irrevocably withdrawn at least five (5) business days prior to the date of the Seaways Special Meeting, and (B)(1) any Seaways Competing Proposal is consummated within twelve (12) months of such termination or (2) Seaways enters into a definitive agreement providing for a Seaways Competing Proposal within twelve (12) months of such termination and such Seaways Competing Proposal (as it may be amended) is subsequently consummated, then concurrently with the consummation of any such Seaways Competing Proposal, Seaways shall pay or cause to be paid to Diamond the Seaways Termination Fee.
(iii)   If Seaways terminates this Agreement pursuant to Section 8.1(h), within two (2) business days after such termination, Diamond shall pay or cause to be paid to Seaways the Diamond Termination Fee.
(iv)   In the event any amount is payable pursuant to the preceding clauses (i), (ii) or (iii), such amount shall be paid by wire transfer of immediately available funds to an account designated in writing by Diamond.
(v)   For the avoidance of doubt, in no event shall Seaways be obligated to pay the Seaways Termination Fee on more than one occasion.

(vi)   Solely for purposes of Section 8.2(c), the terms “Seaways Competing Proposal” and “Seaways Inquiry” shall have the meanings assigned to such terms in Section 9.5 and Section 5.4(c), respectively, except that all references to “20%” in the term Seaways Competing Proposal (including as used in the definition of “Diamond Inquiry”) shall be deemed to be “50%” and all references to “80%” therein shall be deemed to be “50%”.
(d)   Each of the Parties acknowledges that the agreements contained in this Section 8.2 are an integral part of the Transactions, and are binding and enforceable against it, and not subject to approval of its shareholders, and that (i) the Diamond Termination Fee is not a penalty, but rather a reasonable amount that will compensate Seaways and Merger Sub in the circumstances in which such payments are payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions and (ii) the Seaways Termination Fee is not a penalty, but rather is a reasonable amount that will compensate Diamond in the circumstances in which such payments are payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, each of which amounts would otherwise be impossible to calculate with precision. In addition, if any Party fails to pay in a timely manner any amount due pursuant to Section 8.2(b) or Section 8.2(c), as applicable, then (x) such Party shall reimburse the other Party for all costs and expenses (including disbursements and fees of counsel) incurred in the collection of such overdue amount, including in connection with any related claims, actions or proceedings commenced and (y) such Party shall pay to the other Party interest on the amount payable pursuant to Section 8.2(b), or Section 8.2(c) from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made plus 5%, or such lesser rate as is the maximum permitted by applicable Law. Notwithstanding anything to the contrary in this Agreement, except in the case of Willful Breach or fraud, (A) upon payment of the Diamond Termination Fee pursuant to this Section 8.2, none of Diamond, any of its Subsidiaries or any of their respective former, current or future officers, directors, partners, shareholders, managers, members, affiliates, agents or Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions and (B) upon payment of the Seaways Termination Fee pursuant to this Section 8.2, none of Seaways, any of its Subsidiaries or any of their respective former, current or future officers, directors, partners, shareholders, managers, members, affiliates, agents or Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions.
ARTICLE IX.
MISCELLANEOUS
Section 9.1   Amendment and Modification; Waiver.
(a)   Subject to applicable Law and except as otherwise provided in this Agreement, this Agreement may be amended, modified and supplemented, whether before or after receipt of the Diamond Shareholder Approval or the Seaways Shareholder Approval, as applicable, by written agreement of Diamond and Seaways (by action taken by their respective boards of directors); provided, however, that after the adoption of the Plan of Merger by the shareholders of Diamond or the approval of the Seaways Share Issuance by the shareholders of Seaways, as applicable, no amendment, modification, supplement or waiver shall be made which by Law requires further approval by such shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of Diamond and Seaways.
(b)   At any time and from time to time prior to the Effective Time, either Diamond, on the one hand, or Seaways or Merger Sub, on the other hand, may, to the extent legally allowed and except as otherwise set forth herein, (i) extend the time for the performance of any of the obligations or other acts of Seaways or Merger Sub or Diamond, as applicable, (ii) waive any inaccuracies in the representations and warranties made to Seaways or Diamond, as applicable, contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of Seaways, Merger Sub or Diamond, as applicable, contained herein. Any agreement on the part of Seaways or Diamond to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of Seaways or Diamond, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.
Section 9.2   Non-Survival of Representations and Warranties.   None of the representations, warranties, covenants or other agreements in this Agreement or in any schedule or certificate delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.2 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time (including the terms of this Article IX).
Section 9.3   Expenses.   Except as set forth in this Section 9.3, all fees and expenses incurred in connection with the Merger, this Agreement and the other Transactions shall be paid by the Party incurring such expenses, whether or not the Merger is consummated, except that each of Seaways and Diamond shall bear and pay one-half the costs and expenses (other than the fees and expenses of each party’s attorneys and accountants, which shall be borne by the Party incurring such expenses) incurred by the Parties hereto in connection with (i) the filing, printing and mailing of the Form S-4 and the Proxy Statement/Prospectus (including fees payable to the SEC associated with filing such documents), (ii) the filings of the premerger notification and report forms under the HSR Act (including filing fees) and (iii) any jointly retained third parties, including attorneys, consultants and economists.
Section 9.4   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), by facsimile or email (notice deemed given upon confirmation of receipt generated by the sender’s machine) or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery), to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):
if to Seaways or Merger Sub or the Surviving Corporation, to:
International Seaways, Inc.
600 Third Avenue, 39th Floor
New York, NY 10016
Attention: Legal Department
Facsimile: 212-251-1180
Email: LegalDepartment@intlseas.com
with a copy to (which shall not constitute notice):
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attention:
Benet J. O’Reilly; Kimberly R. Spoerri

Facsimile:
(212) 225-3999

Email:
boreilly@cgsh.com; kspoerri@cgsh.com

and
if to Diamond prior to the Effective Time, to:
Diamond S Shipping Inc.
33 Benedict Pl, 2nd Floor
Greenwich, Connecticut 06830, USA
Attention: Anoushka Kachelo; Craig H. Stevenson, Jr.
Email: akachelo@diamondsshipping.com; cstevenson@diamondsshipping.com; management@diamondsshipping.com with a copy to (which shall not constitute notice):
White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
Attention: John Reiss; Michael A. Deyong
Email: jreiss@whitecase.com; michael.deyong@whitecase.com
Section 9.5   Certain Definitions.   For the purposes of this Agreement, the term:
“A&R Debt Agreements” means, as the case may be, the amendments to, and amendments and restatements, of (a) the 525 Nordea Facility, by and between Diamond and the Required Lenders under the 525 Nordea Facility, (b) the 360 Nordea Facility, by and among Diamond and the Required Lenders under the 360 Nordea Facility and (c) the NT Suez Facility, by and among the applicable Subsidiaries of Diamond and the Required Lenders under the NT Suez Facility, in each case (x) on the terms set forth in the Debt Amendment Letters and (y) to be entered into at or prior to the Effective Time.
“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains terms that are no less favorable to Diamond or Seaways, as applicable, than those contained in the Confidentiality Agreement; provided that such agreement shall include standstill provisions (which shall permit private proposals to the respective board of directors) in favor of Diamond or Seaways, as applicable.
“Adverse Law or Order” means (i) any statute, rule, regulation or other Law (other than any Antitrust Law) shall have been enacted or promulgated by any Governmental Entity of competent jurisdiction which prohibits or makes illegal the consummation of the Merger or (ii) there shall be in effect any order or injunction of any Governmental Entity of competent jurisdiction preventing the consummation of the Merger.
“Antitrust Laws” mean any antitrust, competition or trade regulation Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including the HSR Act.
“Bribery Legislation” means all and any of the following: the FCPA; any Law or regulation implementing the Organization For Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions; the relevant common law or legislation in England and Wales relating to bribery and/or corruption, including, the Public Bodies Corrupt Practices Act 1889; the Prevention of Corruption Act 1906 as supplemented by the Prevention of Corruption Act 1916 and the Anti-Terrorism, Crime and Security Act 2001; the Bribery Act 2010; the Proceeds of Crime Act 2002; and any anti-bribery or anti-corruption related provisions in criminal and anti-competition laws and/or anti-bribery, anti-corruption and/or anti-money laundering laws of any jurisdiction in which Seaways or Diamond operates.
“business day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking and savings and loan institutions are authorized or required by Law to be closed in New York, New York; provided that any day that the Registrar or Deputy Registrar of Corporations of the Republic of the Marshall Islands is not accepting filings shall not be a “business day” for purposes of Section 1.2.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that all leases of such Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance on February 25, 2016 of the Accounting Standards Update 2016-02, Leases (Topic 842) by the Financial Accounting Standards Board shall not be deemed Capital Lease Obligations notwithstanding the fact that such obligations are required in accordance with such Accounting Standards Update (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in the Audited Financial Statements.
“Capital Shareholder Arrangements” means (i) the Resale and Registration Rights Agreement, dated as of March 27, 2019, by and between Diamond and the shareholders party thereto, (ii) the Director

Designation Agreement, dated March 27, 2019, by and among Diamond, Capital Maritime & Trading Corp., Capital GP L.L.C. and Crude Carriers Investments Corp, (iii) the Management and Services Agreement, dated as of March 27, 2019, by and between Diamond and Capital Ship Management Corp., (iv) the Commercial Management Agreement, dated as of March 27, 2019, by and between Diamond and Capital Ship Management Corp. and (v) the Technical Management Agreement, dated as of March 27, 2019, by and between Diamond and certain Diamond Subsidiaries and Capital Ship Management Corp.
“Code” means the Internal Revenue Code of 1986, as amended.
“Confidentiality Agreement” means the Confidentiality Agreement, dated as of February 4, 2020, by and between Diamond and Seaways.
“Contract” means any written or oral agreement, contract, subcontract, settlement agreement, lease, sublease, binding understanding, note, option, bond, mortgage, indenture, trust document, loan or credit agreement, license, sublicense, insurance policy, arrangement or other legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect, and any amendments or supplements thereto.
“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or any epidemics, pandemic or disease outbreak resulting therefrom.
“COVID-19 Measures” means any quarantine, shelter in place, stay at home, workforce reduction, social distancing, shut down, closure, sequester, return to work, employment, human resources or similar Law, directive, guidelines or recommendations promulgated by any Governmental Entity in connection with or in response to COVID-19, including the Coronavirus Aid, Relief and Economic Security Act.
“DASM Joint Venture” means Diamond Anglo Ship Management Pte. Ltd., a Republic of Singapore private limited company.
“Debt Amendment Letters” means, collectively, (a) the Waiver and Amendment Request Letter, dated March 9, 2021 (the “525 Request Letter”), by and among Diamond, Seaways and the Required Lenders under the 525 Nordea Facility with respect to the 525 Nordea Facility, (b) the Waiver and Amendment Request Letter, dated March 9, 2021 (the “360 Request Letter”), by and among Diamond, Seaways and the Required Lenders under the 360 Nordea Facility with respect to the 360 Nordea Facility and (c) the Consent and Amendment Letter, dated March 30, 2021, by and among NT Suez Holdco LLC, NT Suez GP LLC, NT Suez One LLC, NT Suez Two LLC, Seaways and the lenders set forth therein with respect to the NT Suez Facility.
“Debt Consents” means, collectively, (a) the letter agreement, dated March 30, 2021, by and among Diamond and certain Diamond Subsidiaries, Seaways and the lenders set forth therein with respect to the 360 Nordea Facility, (b) the letter agreement, dated March 30, 2021, by and among Diamond and certain Diamond Subsidiaries, Seaways and the lenders set forth therein with respect to the 525 Nordea Facility and (c) the Consent and Amendment Letter, dated March 30, 2021, by and among NT Suez Holdco LLC, NT Suez GP LLC, NT Suez One LLC, NT Suez Two LLC, Seaways and the lenders set forth therein with respect to the NT Suez Facility.
“Diamond Benefit Plan” means each employee or director benefit plan, arrangement or agreement, whether or not written, including any employee welfare benefit plan within the meaning of Section 3(1) of ERISA (whether or not such plan is subject to ERISA), any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, equity or equity-based, severance, retention, employment, change of control, pension, retirement, retention or other fringe benefit plan, program or agreement that is or has been sponsored, maintained or contributed to by Diamond or any Diamond Subsidiary or to which Diamond or any Diamond Subsidiary is obligated to sponsor, maintain or contribute or with respect to which Diamond or any Diamond Subsidiary may have any obligation or liability (whether actual or contingent), including any plan, program or agreement for the benefit of employees or independent contractors who perform services outside the United States.
“Diamond Bylaws” means the bylaws of Diamond, as amended and restated as of the date of this Agreement.

“Diamond Certificate” means the Amended and Restated Articles of Incorporation of Diamond as amended, amended and restated and supplemented and in effect on the date hereof.
“Diamond Competing Proposal” means any proposal or offer made by a Person or group (other than a proposal or offer by Diamond or any of its Subsidiaries) at any time, including any amendment or modification to any existing proposal or offer, (i) pursuant to which if consummated such Person or group would acquire ownership or beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of at least twenty percent (20%) of the assets of Diamond (based on a fair market value on a consolidated basis), at least twenty percent (20%) of the outstanding Diamond Shares or businesses of, Diamond representing at least twenty percent (20%) of Diamond’s net income or net revenues (on a consolidated basis for the twelve (12) month period ending on the last day of Diamond’s most recently completed fiscal quarter for which financial statements are available) (whether pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer or otherwise, including any single or multi-step transaction or series of related transactions), in each case other than the Merger, or (ii) that is a merger, consolidation, recapitalization or other similar transaction that if consummated would result in the shareholders of Diamond immediately preceding such transaction holding less than eighty percent (80%) of the equity interests of the surviving or resulting entity of such transaction, in each case other than the Merger.
“Diamond Equity Plan” means the Diamond 2019 Equity and Incentive Plan, amended as of March 27, 2019.
“Diamond Governing Documents” means the Diamond Bylaws and the Diamond Certificate.
“Diamond Intellectual Property” means the Intellectual Property owned or purported to be owned, in whole or in part, by Diamond or the Diamond Subsidiaries.
“Diamond Material Adverse Effect” means any Effect that, individually or in the aggregate, has a material adverse effect on the assets, liabilities, business, results of operations or financial condition of Diamond and the Diamond Subsidiaries, taken as a whole; provided, however, that no Effects to the extent resulting or arising from the following, either alone or in combination, shall be deemed to constitute a Diamond Material Adverse Effect or shall be taken into account when determining whether a Diamond Material Adverse Effect exists or has occurred or is reasonably likely to exist or occur: (a) any changes in general United States or global economic conditions, (b) conditions (or changes therein) in any industry or industries in which Diamond operates (including changes in commodity prices or general market prices affecting the shipping industry generally), (c) general legal, tax, economic, political and/or regulatory conditions (or changes therein), including any changes affecting financial, credit or capital market conditions, (d) any change or prospective changes occurring after the date hereof in GAAP or interpretation thereof, (e) any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any applicable Law of and by any Governmental Entity occurring after the date hereof (including with respect to Taxes), (f) the actions expressly required by the Termination Agreements or the Debt Consents or this Agreement (other than Section 5.1) or that are otherwise taken at the express written direction or request of Seaways, (g) changes in the price of Diamond Shares, in and of itself (it being understood that the Effects giving rise or contributing to such changes that are not otherwise excluded from the definition of a “Diamond Material Adverse Effect” may be taken into account), (h) any failure by Diamond to meet any internal or published projections, estimates or expectations of Diamond’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by Diamond to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the Effects giving rise or contributing to such failure that are not otherwise excluded from the definition of a “Diamond Material Adverse Effect” may be taken into account), (i) Effects arising out of changes in geopolitical conditions, acts of terrorism, war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions, acts of God, epidemics, pandemics (including COVID-19) or other similar force majeure events, including any material worsening of such conditions threatened or existing as of the date of this Agreement, (j) the negotiation, public announcement or pendency of the Transactions, including the impact of any of the foregoing on the relationships, contractual or otherwise, of Diamond with customers, suppliers, service providers, employees, Governmental Entities, shareholders or any other Persons having a relationship with Diamond and including any resulting litigation, (k) any reduction in the credit rating of Diamond or the Diamond Subsidiaries, in and of itself (it being understood that the Effects giving rise or contributing to such reduction that are not otherwise excluded from the definition of a “Diamond Material Adverse Effect” may be taken into account) or (l) any COVID-19 Measure, except, in the case of clauses (a)  — (e), (i) or (l), to the extent Diamond and the Diamond Subsidiaries, taken as a whole, are disproportionately impacted thereby relative to other entities operating in the same industry or industries in which Diamond and the Diamond Subsidiaries operate (in which case the incremental disproportionate impact or impacts may be taken into account in determining whether there has been a Diamond Material Adverse Effect).
“Diamond Material Supplier” means the top ten (10) third-party suppliers of goods or services, including both commercial pool and third-party technical managers, of Diamond and the Diamond Subsidiaries ranked by total spend by Diamond and the Diamond Subsidiaries during the twelve months ended December 31, 2020 (and, in the case of a third-party technical manager, including all payments to such technical manager, including for pass-through expenses).
“Diamond Senior Officers” means the executive officers of Diamond and/or its Subsidiaries that are subject to the reporting requirements of Section 16(a) of the Exchange Act.
“Diamond Shareholder Approval” means the affirmative vote of the holders of at least a majority of the outstanding Diamond Shares entitled to vote on the authorization of the Plan of Merger at the Diamond Special Meeting in favor of such authorization.
“Diamond Significant Subsidiary” means any Subsidiary of Diamond that is material or constitutes a “significant subsidiary” of Diamond within the meaning of Rule 1-02 of Regulation S-X promulgated under the Securities Act.
“Diamond Special Meeting” means the meeting of the holders of Diamond Shares for the purpose of seeking the Diamond Shareholder Approval, including any postponement or adjournment thereof.
“Diamond Subsidiaries” means the Subsidiaries of Diamond.
“Diamond Superior Proposal” means a bona fide, unsolicited, written Diamond Competing Proposal (with references to 20% and 80% being deemed to be replaced with references to 50%), which the Diamond Board of Directors determines in good faith after consultation with Diamond’s outside legal and financial advisors to be (a) more favorable to the shareholders of Diamond from a financial point of view than the Merger, taking into account all relevant factors (including any adjustment to the terms and conditions proposed by Seaways in response to such proposal) and (b) reasonably capable of being completed as proposed on a timely basis, in the case of each of clauses (a) and (b), taking into account (i) all financial, legal, regulatory and other aspects of this Agreement (including any changes to the terms of this Agreement proposed by Seaways in response to such Diamond Competing Proposal or otherwise) and such Diamond Competing Proposal (including any termination fees, any expense reimbursement provisions, the terms and conditions to the consummation of such Diamond Competing Proposal and whether such Diamond Competing Proposal is fully financed and regulatory risk) and (ii) the identity of the Person making such Diamond Competing Proposal.
“Diamond Superior Proposal Acquisition Agreement” shall mean a written definitive acquisition agreement providing for a Diamond Superior Proposal entered into by and between Diamond and the Person making a Diamond Superior Proposal.
“Diamond Triggering Event” shall be deemed to have occurred if: (a) the Seaways Board of Directors or any committee thereof shall have made a Seaways Change of Recommendation; or (b) Seaways or any Representative of Seaways shall have Willfully Breached any of the provisions set forth in Section 5.4 in any material respect.
“Effect” means any change, effect, development, circumstance, condition, state of facts, event or occurrence.
“Environmental Law” means any Law or Maritime Guideline relating to pollution or protection, investigation or restoration of the environment or natural resources (including air, surface water, groundwater, land surface or subsurface land), wildlife (including life at sea) or, as such matters relate to injury or threat of injury to persons or property relating to the use, handling, presence, transportation, treatment, storage, disposal, Release, threatened Release or discharge of, or exposure to, Hazardous Materials, bilge water or ballast water.
“Environmental Permits” means any permit, license, consent, certificate, registration, variance, exemption, order, authorization or approval required under applicable Environmental Laws.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder.
“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
“Exchange Ratio Adjustment Amount” means a ratio necessary to cause the number of validly issued, fully paid and non-assessable Seaways Shares issuable to the Diamond shareholders at the Effective Time to equal (a) the Implied Pro Forma Ownership, plus (b) 0.0067 multiplied by a fraction, (i) the numerator of which is the amount of the Seaways FSO Dividend and (ii) the denominator of which is $25,000,000.
“Exchange Ratio Adjustment Event” means, following the consummation of a sale by Seaways of any of its interest in the FSO Joint Ventures or any of the assets of the FSO Joint Ventures, coupled with the declaration and payment by Seaways of the Seaways FSO Dividend.
“Existing Debt Agreements” means (i) Credit Agreement, dated as of December 23, 2019 (the “525 Nordea Facility”), by and among Diamond, as borrower, Nordea Bank Abp, New York Branch, as administrative agent and collateral agent, Nordea Bank Abp and Crédit Agricole Corporate & Investment Bank, as bookrunners and lead arrangers, and each of the lenders from time to time party thereto, (ii) Credit Agreement, dated as of March 27, 2019 (the “360 Nordea Facility”), by and among, inter alia, Diamond, as borrower, Nordea Bank Abp, New York Branch, as administrative agent and collateral agent, the syndicate of financial institutions as lenders from time to time party thereto, Skandi, Skandinaviska Enskilda Banken AB (PUBL) and Crédit Agricole Corporate & Investment Bank, as bookrunners and lead arrangers, and each Subsidiary guarantor that is an owner of a collateral vessel identified therein as a guarantor, as amended by that certain Amendment Letter, dated as of May 14, 2019 and (iii) Credit Agreement, dated as of August 9, 2016 (the “NT Suez Facility”), by and among, inter alia, NT Suez Holdco LLC, as borrower, the lenders party from time to time thereto, Crédit Agricole Corporate and Investment Bank, as administrative agent, collateral agent and as a lender, Crédit Agricole Corporate & Investment Bank and NIBC Banks N.V., as lead arrangers, Suez GP LLC, as parent guarantor, and the Subsidiary guarantors party to the guaranty thereunder, as amended by that certain consent letter dated November 27, 2018.
“FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended.
“FSO Joint Ventures” means TI Asia Limited and TI Africa Limited.
“Government Official” means (a) any official, officer, employee, or representative of, or any Person acting in an official capacity for or on behalf of, any Governmental Entity, (b) any candidate for political office, or (c) any political party or party official.
“Governmental Entity” means (a) any transnational, national, federal, state, county, municipal, local or foreign government (including the Republic of the Marshall Islands) or any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of, or pertaining to, government, including any arbitral body, (b) any public international governmental organization, or (c) any agency, division, bureau, department, or other political subdivision of any government, entity or organization described in the foregoing clauses (a) or (b) of this definition.
“Hazardous Materials” means any substance defined, listed, classified or regulated as “hazardous”, “toxic”, a “waste”, a “pollutant” or a “contaminant” (or words of similar import) under any Environmental Law, including petroleum, petroleum products or byproducts (including crude oil and any fractions thereof), explosive material, radioactive material, lead paint, polychlorinated biphenyls (or PCBs), dioxins, dibenzofurans, heavy metals, mold, mold spores, mycotoxins, methane, asbestos and asbestos-containing materials, and radon gas.
“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“Implied Pro Forma Ownership” means a decimal equal to (a) the number of issued and outstanding Diamond Shares as of the Diamond Capitalization Date (excluding Diamond Shares held by Seaways or its Subsidiaries or held by Diamond or its Subsidiaries), multiplied by the Exchange Ratio (assuming that no Exchange Ratio Adjustment Event has taken place), (b) divided by the sum of (i) the Seaways Shares issued and outstanding as of the Seaways Capitalization Date (excluding Seaways Shares held by Seaways or its Subsidiaries) and (ii) the number of shares set forth in clause (a).
“Indebtedness” means with respect to any Person,
(a)   all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)   all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guarantees, surety bonds and similar instruments;
(c)   net obligations of such Person under any interest rate, swap, currency swap, forward currency or interest rate contracts or other interest rate or currency hedging arrangements;
(d)   all obligations of such Person to pay the deferred purchase price of property or services, “earn-out,” holdback, purchase price adjustment (other than trade accounts payable in the ordinary course of business);
(e)   indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness will have been assumed by such Person or is limited in recourse;
(f)   Capital Lease Obligations;
(g)   recourse factoring arrangements;
(h)   obligations outstanding under securitization facilities; and
(i)   any guarantee of any of the foregoing, whether or not evidenced by a note, mortgage, bond, indenture or similar instrument, provided that Indebtedness shall not include any performance guarantee or any other guarantee that is not a guarantee of other Indebtedness.
“Inspection” means the physical inspection of a vessel conducted prior to the date hereof in connection with the Transactions.
“Intellectual Property” means all intellectual property and similar proprietary rights protected, created or arising under the Laws of any jurisdiction or any international convention, whether registered or unregistered, including with respect to: (a) Patents, (b) Trademarks (c) copyrights and works of authorship in any medium, including such rights in Software, (d) trade secrets and rights in all other confidential information, including know-how, inventions (whether or not patentable), algorithms, logic, operating conditions and procedures, proprietary formulae, concepts, methods, techniques, compositions, processes, apparatuses, schematics, drawings, models and methodologies, specifications, research and development information, technology, business plans, technical, engineering and manufacturing information (collectively, “Trade Secrets”) (e) Software, (f) rights in databases and data collections and (g) all registrations of, applications for registration of, and renewals and extensions of any of the foregoing, as applicable.
“IRS” means the United States Internal Revenue Service.

“knowledge” will be deemed to be, as the case may be, the actual knowledge of (a) the Persons listed in Section 9.5 of the Seaways Disclosure Letter with respect to Seaways or Merger Sub, or (b) the Persons listed in Section 9.5 of the Diamond Disclosure Letter with respect to Diamond.
“Law” means any law (including common law), constitution, statute, code, rule, regulation, order, ordinance, judgment or decree or other pronouncement of any Governmental Entity having the effect of law.
“Lien” means any lien, pledge, hypothecation, mortgage, security interest, encumbrance, claim, license, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, or any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).
“Maritime Guidelines” shall mean any United States, international or non-United States (including the Republic of the Marshall Islands) Law, code of practice, convention, protocol, guideline or similar requirement or restriction concerning or relating to a Diamond Vessel or Seaways Vessel, as applicable, and to which a Diamond Vessel or Seaways Vessel (as applicable) is subject and required to comply with, imposed, published or promulgated by any Governmental Entity, the International Maritime Organization, such Diamond Vessel’s or Seaways Vessel’s classification society or the insurer(s) of such Diamond Vessel or Seaways Vessel, as applicable.
“Newbuildings” means vessels contracted to be constructed or newly constructed for, but not yet delivered to (i) Diamond or any Diamond Subsidiary or (ii) Seaways or any Seaways Subsidiary, as applicable.
“Norden Product Pool” means the strategic product tanker partnership between Diamond and Dampskibsselskabet Norden A/S.
“NYSE” means the New York Stock Exchange.
“Organizational Documents” means, with respect to any Person, the articles of incorporation or association, certificate of incorporation, charter, by-laws, articles of formation, certificate of formation, regulations, operating agreement, partnership agreement, shareholders agreement, joint venture agreement, certificate of limited partnership and all other similar documents and foreign equivalent documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of such Person, including any amendments thereto or restatements thereof.
“Patents” means patents and patent applications, and any and all continuations, continuations-in-part, divisionals, renewals, provisionals, substitutions, extensions, reexaminations and reissues.
“Permitted Liens” means any Lien (i) for Taxes or governmental assessments, charges or claims of payment not yet due and payable or that are being contested in good faith by appropriate proceedings, in each case only if adequate accruals or reserves have been established in accordance with GAAP, (ii) which is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Lien arising in the ordinary course of business or are Liens for crews’ and stevedores’ wages (including the wages of the master), in each case that are not yet overdue or are being contested in good faith by appropriate proceedings, (iii) equipment leases with third parties entered into in the ordinary course of business that are not, individually or in the aggregate, material to the business of the relevant Party and its Subsidiaries, taken as a whole, (iv) which is disclosed on the most recent (as of the date hereof) consolidated balance sheet of Diamond or notes thereto or securing liabilities reflected on such balance sheet or Liens arising under original purchase price conditional sales Contracts and equipment leases with third parties entered into in the ordinary course of business that are not, individually or in the aggregate, material to the business of the relevant Party and its Subsidiaries, taken as a whole, (v) non-exclusive licenses of Intellectual Property (1) to customers or (2) to service providers for use for the benefit of Diamond and the Diamond Subsidiaries or Seaways and the Seaways Subsidiaries, as applicable, in each case, in the ordinary course of business, (vi) under any Diamond Lease or Seaways Lease, or with respect to the real property interests of the landlords thereunder, (vii) zoning, entitlement, building and other land use regulations imposed by any Governmental Entity having jurisdiction over the Diamond Leased Real Property or Seaways Leased Real Property, as applicable, which are not violated by the current use and operation of the such real property, (viii) covenants, conditions, restrictions, easements, and other similar matters of record affecting title to the Diamond Leased Real Property or Seaways Leased Real Property, as applicable, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used; provided that the current use of real property does not materially violate such covenants, conditions, restrictions, easements, and other similar matters of record, (ix) public roads and highways, (x) matters which would be disclosed by an inspection or accurate survey of each parcel of real property, or (xi) which was incurred in the ordinary course of business since the date of the most recent consolidated balance sheet of Diamond.
“Person” means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization, including analogous foreign entities.
“Personal Information” means, in addition to any definition for any similar term (e.g., “personally identifiable information,” “personal data” or “PII”) provided by applicable Law, data that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly to an individual person, including name, address, email address, photograph, social security number, driver’s license number, passport number, insurance policy number, employment history, bank account number, credit or debit card number, other financial information, medical information, health insurance information and any other similar information.
“Privacy Laws” means all applicable Laws relating to the Processing, privacy or security of Personal Information and all regulations or guidance issued thereunder, including the EU General Data Protection Regulation (EU) 2016/679 (the “GDPR”) and all national implementing laws of individual EU Member States, Section 5 of the Federal Trade Commission Act, Children’s Online Privacy Protection Act, the CAN-SPAM Act and associated regulations set forth in 16 C.F.R. Part 316, California Consumer Privacy Act of 2018 and the California Consumer Privacy Act Regulations, and all other applicable Laws relating to data protection, information security, cybercrime, data breach notification, social security number protection, outbound communications and/or electronic marketing in any applicable jurisdictions.
“Processing” or “Processed” means any operation or set of operations which is performed on Personal Information, whether or not by automated means, such as collection, recording, organization, structuring, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, restriction, erasure or destruction.
“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, placing, discarding, abandonment or disposing into the environment.
“Required Lenders” means, in respect of an Existing Debt Agreement, the “Required Lenders” as defined in such Existing Debt Agreement.
“Representatives” means, when used with respect to Seaways, Merger Sub or Diamond, the directors, officers, employees, consultants, financial advisors, accountants, legal counsel, investment bankers and other agents, advisors and representatives of Seaways or Diamond, as applicable, and its respective Subsidiaries.
“Sanctioned Country” means a country, region, or territory which is itself the subject or target of any comprehensive sanctions that broadly prohibit dealings with that country, region, or territory (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means any Person with whom dealings are prohibited under any Sanctions Laws, including as a result of being (a) any Person identified in any list of designated Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, or by the United Nations Security Council, Her Majesty’s Treasury of the United Kingdom, the European Union, or any European Union member state; (b) any Person located, organized, resident in, or a Governmental Entity or government instrumentality of, any Sanctioned Country or (c) owned or controlled by, or acting on behalf of any Person described in (a) or (b).
“Sanctions Laws” means all Laws administered or enforced by the United States government, including those administered or enforced from time to time by the Department of the Treasury’s Office of Foreign

Assets Control (“OFAC”), the United States Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, concerning economic or financial sanctions, including trade embargoes and export restrictions, the freezing or blocking of assets of targeted Persons, and the ability to engage in transactions with specified persons or countries including any Laws threatening to impose economic sanctions on any person for engaging in proscribed behavior.
“Seaways Benefit Plan” means each employee or director benefit plan, arrangement or agreement, whether or not written, including any employee welfare benefit plan within the meaning of Section 3(1) of ERISA (whether or not such plan is subject to ERISA), any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, equity or equity-based, severance, retention, employment, change of control, pension, retirement, retention or other fringe benefit plan, program or agreement that is or has been sponsored, maintained or contributed to by Seaways or any Seaways Subsidiary or to which Seaways or any Seaways Subsidiary is obligated to sponsor, maintain or contribute or with respect to which Seaways or any Seaways Subsidiary may have any obligation or liability (whether actual or contingent), including any plan, program or agreement for the benefit of employees or independent contractors who perform services outside the United States.
“Seaways Competing Proposal” means any proposal or offer made by a Person or group (other than a proposal or offer by Diamond or any of its Subsidiaries) at any time, including any amendment or modification to any existing proposal or offer, (i) pursuant to which if consummated such Person or group would acquire ownership or beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of at least twenty percent (20%) of the assets of Seaways (based on a fair market value on a consolidated basis), at least twenty percent (20%) of the outstanding shares or businesses of, Seaways representing at least twenty percent (20%) of Seaways’ net income or net revenues (on a consolidated basis for the twelve (12) month period ending on the last day of Seaways’ most recently completed fiscal quarter for which financial statements are available) (whether pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer or otherwise, including any single or multi-step transaction or series of related transactions), in each case other than the Merger, or (ii) that is a merger, consolidation, recapitalization or other similar transaction that if consummated would result in the shareholders of Seaways immediately preceding such transaction holding less than eighty percent (80%) of the equity interests of the surviving or resulting entity of such transaction, in each case other than the Merger.
“Seaways Equity Award” means any form of compensation (including deferred compensation) granted under a Seaways Equity Plan that is or may be paid or settled in Seaways Shares.
“Seaways Equity Plans” means the International Seaways, Inc. 2020 Management Incentive Compensation Plan, effective as of April 2, 2020, the International Seaways, Inc. Management Incentive Compensation Plan, effective as of November 18, 2016, the International Seaways, Inc. 2020 Non-Employee Director Incentive Compensation Plan, effective as of April 2, 2020 and the International Seaways, Inc. Non-Employee Director Incentive Compensation Plan, effective as of November 18, 2016.
“Seaways FSO Dividend” means a dividend payable by Seaways to the holders of Seaways Shares (a) with a record date for such dividend occurring prior to the Effective Time, (b) which dividend is payable following the consummation of a sale by Seaways of any interest in the FSO Joint Ventures or any of the assets of the FSO Joint Ventures solely from the proceeds of such sale and (c) the aggregate amount of which dividend shall not be in excess of $25,000,000.
“Seaways Governing Documents” means (a) the Articles of Incorporation of Seaways as amended and (b) the Seaways Amended and Restated By-Laws, as amended.
“Seaways Intellectual Property” means the Intellectual Property owned or purported to be owned, in whole or in part, by Seaways or the Seaways Subsidiaries.
“Seaways Material Adverse Effect” means any Effect that, individually or in the aggregate, has a material adverse effect on the assets, liabilities, business, results of operations or financial condition of Seaways and the Seaways Subsidiaries, taken as a whole; provided, however, that no Effects to the extent resulting or arising from the following, either alone or in combination, shall be deemed to constitute a Seaways Material Adverse Effect or shall be taken into account when determining whether a Seaways Material

Adverse Effect exists or has occurred or is reasonably likely to exist or occur: (a) any changes in general United States or global economic conditions, (b) conditions (or changes therein) in any industry or industries in which Seaways operates (including changes in commodity prices or general market prices affecting the shipping industry generally), (c) general legal, tax, economic, political and/or regulatory conditions (or changes therein), including any changes affecting financial, credit or capital market conditions, (d) any change or prospective changes occurring after the date hereof in GAAP or interpretation thereof, (e) any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any applicable Law of and by any Governmental Entity occurring after the date hereof (including with respect to Taxes), (f) actions expressly required by this Agreement (other than Section 5.2) or that are otherwise taken at the express written direction or request of Diamond, (g) changes in the price of Seaways Shares, in and of itself (it being understood that the Effects giving rise or contributing to such changes that are not otherwise excluded from the definition of a “Seaways Material Adverse Effect” may be taken into account), (h) any failure by Seaways to meet any internal or published projections, estimates or expectations of Seaways’ revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by Seaways to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the Effects giving rise or contributing to such failure that are not otherwise excluded from the definition of a “Seaways Material Adverse Effect” may be taken into account), (i) Effects arising out of changes in geopolitical conditions, acts of terrorism, war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions, acts of God, epidemics, pandemics (including COVID-19) or other similar force majeure events, including any material worsening of such conditions threatened or existing as of the date of this Agreement, (j) the negotiation, public announcement or pendency of the Transactions, including the impact of any of the foregoing on relationships, contractual or otherwise, of Seaways with customers, suppliers, service providers, employees, Governmental Entities, shareholders or any other Persons having a relationship with Seaways and including any resulting litigation (it being understood that this clause (j) shall not apply with respect to any representation or warranty contained in this Agreement to the extent the purpose of such representation or warranty is to address the consequences resulting from the execution and delivery of this Agreement), (k) any reduction in the credit rating of Seaways or the Seaways Subsidiaries, in and of itself (it being understood that the Effects giving rise or contributing to such reduction that are not otherwise excluded from the definition of a “Seaways Material Adverse Effect” may be taken into account) or (l) any COVID-19 Measure; except, in the case of clauses (a)  — (e), (i) or (l) to the extent Seaways and the Seaways Subsidiaries, taken as a whole, are disproportionately impacted thereby relative to other entities operating in the same industry or industries in which Seaways and the Seaways Subsidiaries operate (in which case the incremental disproportionate impact or impacts may be taken into account in determining whether there has been a Seaways Material Adverse Effect).
“Seaways Material Supplier” means the top ten (10) third-party suppliers of goods or services, including both commercial pool and third-party technical managers, of Seaways and the Seaways Subsidiaries ranked by total spend by Seaways and the Seaways Subsidiaries during the twelve months ended December 31, 2020 (and, in the case of a third-party technical manager, including all payments to such technical manager, including for pass-through expenses).
“Seaways Senior Officers” means the executive officers of Diamond and/or its Subsidiaries that are subject to the reporting requirements of Section 16(a) of the Exchange Act.
“Seaways Shareholder Approval” means the affirmative vote of the holders of a majority of the outstanding Seaways Shares present and entitled to vote on the Seaways Share Issuance at the Seaways Special Meeting, as required by applicable Law or the rules and regulations of the NYSE.
“Seaways Significant Subsidiary” means any Subsidiary of Diamond that is material or constitutes a “significant subsidiary” of Seaways within the meaning of Rule 1-02 of Regulation S-X promulgated under the Securities Act.
“Seaways Special Dividend” means a dividend payable by Seaways to the holders of the Seaways Shares as of a record date prior to the Effective Time, in an aggregate amount equal to $31,500,000. For the avoidance of doubt, the Seaways Special Dividend shall be in addition to Seaways’ regular quarterly dividends in an amount up to $0.06 per Seaways Share per fiscal quarter.

“Seaways Special Meeting” means the special meeting of the holders of Seaways Shares for the purpose of seeking the Seaways Shareholder Approval, including any postponement or adjournment thereof.
“Seaways Subsidiaries” means the Subsidiaries of Seaways.
“Seaways Superior Proposal” means a bona fide, unsolicited, written Seaways Competing Proposal (with references to 20% and 80% being deemed to be replaced with references to 50%), which the Seaways Board of Directors determines in good faith after consultation with Seaways’ outside legal and financial advisors to be (a) more favorable to the shareholders of Seaways from a financial point of view than the Merger, taking into account all relevant factors (including any adjustment to the terms and conditions proposed by Diamond in response to such proposal) and (b) reasonably capable of being completed on the terms proposed on a timely basis, in the case of each of clauses (a) and (b), taking into account (i) all financial, legal, regulatory and other aspects of this Agreement (including any changes to the terms of this Agreement proposed by Diamond in response to such Seaways Competing Proposal or otherwise) and such Seaways Competing Proposal (including any termination fees, any expense reimbursement provisions, the terms and conditions to the consummation of such Seaways Competing Proposal, whether such Seaways Competing Proposal is fully financed, the terms of any financing and regulatory risk) and (ii) the identity of the Person making such Seaways Competing Proposal.
“Seaways Superior Proposal Acquisition Agreement” shall mean a written definitive acquisition agreement providing for a Seaways Superior Proposal entered into by and between Seaways and the Person making a Seaways Superior Proposal.
“Seaways Triggering Event” shall be deemed to have occurred if: (a) the Diamond Board of Directors or any committee thereof shall have made a Diamond Change of Recommendation; or (b) Diamond or any Representative of Diamond shall have Willfully Breached any of the provisions set forth in Section 5.3 in any material respect.
“Seaways VWAP” means the volume weighted average price of Seaways Shares for a ten (10) trading day period, starting with the opening of trading on the eleventh (11th) trading day prior to the Closing Date to the closing of trading on the second to last trading day prior to the Closing Date, as reported by Bloomberg L.P. on its “INSW US EQUITY” screen, or if not reported therein, in another authoritative source mutually selected by Seaways and Diamond.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Software” means any software, firmware and computer programs and applications, including all (a) data files, computer programs, application programming interfaces, computerized databases, algorithms, data files, plugins, libraries, subroutines, tools and APIs, in each case of the foregoing whether in source code, executable or object code form and (b) software-related documentation, including user manuals, specifications and other documentation related thereto.
“Subsidiary” or “Subsidiaries” means with respect to any Person, any other Person of which (a) at least a majority of the outstanding shares of capital stock of, or other equity interests, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries or (b) with respect to a partnership, such Person or any other Subsidiary of such Person is a general partner of such partnership. Each of the FSO Joint Ventures shall be deemed a Subsidiary of Seaways and the DASM Joint Venture shall be deemed a Subsidiary of Diamond; provided that (x) each of the FSO Joint Ventures and the DASM Joint Venture shall be deemed a Subsidiary of the relevant Party for purposes of Article V and Article VI solely to the extent such joint venture’s actions are controlled by such relevant Party and (y) following the consummation of a sale by Seaways of any interest in the FSO Joint Ventures or any of the assets of the FSO Joint Ventures the FSO Joint Venture shall not be considered a Subsidiary of Seaways other than for purposes of any representation in Article IV regarding any time period prior to such sale. NT Suez Holdco LLC and NT Suez GP LLC shall be deemed Subsidiaries of Diamond.

“Takeover Statutes” mean any “business combination,” “control share acquisition,” “fair price,” “moratorium” or other takeover or anti-takeover statute or similar Law.
“Tax” or “Taxes” means any and all taxes, levies, duties, tariffs, imposts and other similar charges and fees imposed by any Governmental Entity or U.S. or non-U.S. taxing authority, including, income, franchise, windfall or other profits, gross receipts, premiums, property, sales, use, net worth, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, ad valorem, stamp, transfer, value-added, gains tax and license, registration and documentation fees, severance, occupation, environmental, customs duties, disability, real property, personal property, registration, alternative or add-on minimum or estimated tax, including any interest, penalty, additions to tax or additional amounts imposed with respect thereto, whether disputed or not.
“Tax Return” means any report, return, certificate, claim for refund, election, estimated tax filing or declaration required to be filed with any Governmental Entity or U.S. or non-U.S. taxing authority with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.
“Trademarks” means trademarks, service marks, trade names, business names, logos, trade dress, Internet domain names, and all other similar rights or identifiers of source or origin in any part of the world, together with all goodwill symbolized thereby.
“Willful Breach” means a material breach of this Agreement that is the consequence of an act or omission by a Party with the actual knowledge that the taking of such act or failure to take such action would be a material breach of this Agreement. “Willfully Breached” has a correlative meaning.
“WL Ross Shareholder Arrangements” means that certain Director Designation Agreement, dated as of March 27, 2019, by and between Diamond and WL Ross & Co., LLC.
Section 9.6 Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:
“360 Nordea Facility”	Section 9.5
“360 Request Letter”	Section 9.5
“525 Nordea Facility”	Section 9.5
“525 Request Letter”	Section 9.5
“Agreement”	Preamble
“Articles of Merger”	Section 1.3
“Base Exchange Ratio”	Section 2.1(a)
“BCA”	Recitals
“Book-Entry Shares”	Section 2.2(b)
“Capital Termination Agreements”	Recitals
“Certificates”	Section 2.2(b)
“Closing”	Section 1.2
“Closing Date”	Section 1.2
“Code”	Recitals
“Continuing Employees”	Section 6.7(a)
“Costs”	Section 8.2(d)(i)
“D&O Insurance”	Section 6.4(c)
“Diamond”	Preamble
“Diamond Board of Directors”	Recitals
“Diamond Board Recommendation”	Recitals
“Diamond Capitalization Date”	Section 3.2(a)
“Diamond Change of Recommendation”	Section 5.3(a)

“Diamond Common Stock”	Recitals
“Diamond Disclosure Letter”	Article III
“Diamond Equity Awards”	Section 2.3(b)
“Diamond Equity Schedule”	Section 3.2(c)
“Diamond Inquiry”	Section 5.3(c)
“Diamond IT Systems”	Section 3.16(b)
“Diamond Lease”	Section 3.17(b)
“Diamond Leased Real Property”	Section 3.17(b)
“Diamond Material Contracts”	Section 3.21(a)
“Diamond Permits”	Section 3.7(b)
“Diamond Preferred Stock”	Section 3.2(a)
“Diamond Principal Shareholders”	Recitals
“Diamond Registered Intellectual Property”	Section 3.15(a)
“Diamond Restricted Shares”	Section 2.3(b)
“Diamond RSUs”	Section 2.3(a)
“Diamond SEC Documents”	Section 3.4(a)
“Diamond Shares”	Recitals
“Diamond Termination Fee”	Section 8.2(b)
“Diamond Vessels”	Section 3.18(a)
“Diamond Voting and Support Agreement”	Recitals
“DOJ”	Section 6.2(b)
“Effective Time”	Section 1.3
“Enforceability Exceptions”	Section 3.3(a)
“Exchange Agent”	Section 2.2(a)
“Exchange Fund”	Section 2.2(a)
“Exchange Ratio”	Section 2.1(a)
“Form S-4”	Section 3.12
“Fractional Share Consideration”	Section 2.1(a)
“FTC”	Section 6.2(b)
“GAAP”	Section 3.2(d)
“Indemnified Parties”	Section 6.4(a)
“Integration Committee”	Section 6.14
“Intended Tax Treatment”	Recitals
“IT Systems”	Section 3.16(b)
“Merger”	Recitals
“Merger Consideration”	Section 2.1(a)
“Merger Sub”	Preamble
“NT Suez Facility”	Section 9.5
“Outside Date”	Section 8.1(c)
“Party”	Preamble
“Plan of Merger”	Recitals
“Proxy Statement/Prospectus”	Section 3.12
“Sarbanes-Oxley Act”	Section 3.5(a)
“Seaways”	Preamble

“Seaways Board of Directors”	Recitals
“Seaways Board Recommendation”	Recitals
“Seaways Capitalization Date”	Section 4.2(a)
“Seaways Change of Recommendation”	Section 5.4(a)
“Seaways Disclosure Letter”	Article IV
“Seaways Equity Schedule”	Section 4.2(c)
“Seaways Inquiry”	Section 5.4(c)
“Seaways IT Systems”	Section 4.16(b)
“Seaways Lease”	Section 4.17(b)
“Seaways Leased Real Property”	Section 4.17(b)
“Seaways Material Contracts”	Section 4.21(a)
“Seaways Option”	Section 4.2(c)
“Seaways Permits”	Section 4.7(b)
“Seaways Preferred Stock”	Section 4.2(a)
“Seaways Principal Shareholders”	Recitals
“Seaways Registered Intellectual Property”	Section 4.15
“Seaways Restricted Shares”	Section 2.3(b)
“Seaways RSUs”	Section 2.3(a)
“Seaways SEC Documents”	Section 4.4(a)
“Seaways Share Issuance”	Recitals
“Seaways Shares”	Section 4.2(a)
“Seaways Termination Fee”	Section 8.2(c)(i)
“Seaways Vessels”	Section 4.18(a)
“Seaways Voting and Support Agreement”	Recitals
“Surviving Corporation”	Section 1.1
“Termination Agreements”	Recitals
“Trade Secrets”	Section 9.5
“Transactions”	Recitals
“Transfer Taxes”	Section 6.16(b)
“WL Ross Termination Agreements”	Recitals
Section 9.7   Interpretation.   When a reference is made in this Agreement to Sections Articles, Exhibits or Schedules, such reference shall be to a Section, Article, Exhibit or Schedule of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” As used in this Agreement, the term “affiliates” shall have the meaning set forth in Rule 12b-2 of the Exchange Act. The table of contents and headings set forth in this Agreement or in the Seaways Disclosure Letter or the Diamond Disclosure Letter are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof. When reference is made herein to a Person, such reference shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. All references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. The words “hereof”, “herein” and “hereunder” and word of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context requires otherwise. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. The phrase “ordinary course of business” as used in this Agreement shall be deemed to mean “the ordinary course of business consistent with past practice”. All references to “dollars” and “$” will be deemed references to the lawful money of the United States of America. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is a non-business day, the period in question shall end on the next succeeding business day. The term “furnished” or “made available” to another Party means that, no later than 5:00 p.m. New York City Time on the day prior to the date hereof, such information, document or material was (i) publicly filed on the SEC EDGAR database as part of a Diamond SEC Document or Seaways SEC Document (or expressly incorporated by reference therein), as the case may be or (ii) made available for review by such other Party or its Representatives in the data room maintained for the Transactions or otherwise provided to such other Party or its Representatives, in each case, at least two (2) days prior to the date of this Agreement. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”.
Section 9.8   Counterparts.   This Agreement may be executed in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Parties. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by e-mail of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement and shall constitute an original for all purposes.
Section 9.9   Entire Agreement; Third-Party Beneficiaries.
(a)   This Agreement (including the Diamond Disclosure Letter and the Seaways Disclosure Letter), the Confidentiality Agreement, the Debt Consents, the Debt Amendment Letters, the Diamond Voting and Support Agreements, the Seaways Voting and Support Agreements and the Termination Agreements constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all other prior agreements (except that the Confidentiality Agreement shall be deemed amended hereby so that until the termination of this Agreement in accordance with Section 8.1 hereof, Seaways and Merger Sub shall be permitted to take the actions contemplated by this Agreement) and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof and thereof.
(b)   Except as provided in Section 6.4 (but only following the Effective Time), neither this Agreement (including the Diamond Disclosure Letter and the Seaways Disclosure Letter) nor the Confidentiality Agreement are intended to confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance herewith without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 9.10   Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Merger are fulfilled to the extent possible.
Section 9.11   Governing Law; Jurisdiction.
(a)   This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other jurisdiction, except (i) to the extent that the law of the Republic of the Marshall Islands is mandatorily applicable to the Merger and (ii) all matters relating to the fiduciary duties of the Diamond Board of Directors and Seaways Board of Directors shall be subject to the laws of the Republic of the Marshall Islands.
(b)   Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the matter that is the subject of the action or proceeding is vested exclusively in the federal courts of the United States of America, the federal court of the United States of America sitting in the District of Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the matter that is the subject of the action or proceeding is vested exclusively in the federal courts of the United States of America, the federal court of the United States of America sitting in the District of Delaware, as applicable, and any appellate court from any thereof, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the matter that is the subject of the action or proceeding is vested exclusively in the federal courts of the United States of America, the federal court of the United States of America sitting in the District of Delaware, as applicable, and any appellate court from any thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the jurisdiction or laying of venue of any such action or proceeding in such courts and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. Each of the Parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party to this Agreement irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 9.11(b) in the manner provided for notices in Section 9.4. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by Law.
Section 9.12   Waiver of Jury Trial.   EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE MERGER AND OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12.

Section 9.13   Assignment.   This Agreement shall not be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties, except Merger Sub may assign any or all of its rights, interests and obligations hereunder to (i) Seaways, (ii) Seaways and one or more direct or indirect wholly owned Subsidiaries of Seaways or (iii) one or more direct or indirect wholly owned Subsidiaries of Seaways; provided, that no such assignment shall be permitted without the prior written consent of Diamond if such assignment could increase the risk that any of the conditions set forth in Article VII may not be timely satisfied, or result in a breach of any of covenants and agreements set forth in this Agreement or adversely affect Diamond; provided, further, that no such assignment shall relieve Seaways or Merger Sub of any obligation or liability under this Agreement. Subject to the preceding sentence, but without relieving any Party of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns and this Agreement is not intended to, and shall not, confer upon any other Person other than the Parties and their respective successors and permitted assigns any rights or remedies hereunder.
Section 9.14   Enforcement; Remedies.
(a)   Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.
(b)   The Parties agree that irreparable injury will occur in the event that any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached. It is agreed that prior to the termination of this Agreement pursuant to Article VIII, each Party shall be entitled to an injunction or injunctions to prevent or remedy any breaches or threatened breaches of this Agreement by any other Party, to a decree or order of specific performance to specifically enforce the terms and provisions of this Agreement and to any further equitable relief. Each of the Parties hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the Parties. Each of the Parties hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief.
(c)   The Parties’ rights in this Section 9.14 are an integral part of the Transactions and each Party hereby waives any objections to any remedy referred to in this Section 9.14 (including any objection on the basis that there is an adequate remedy at Law or that an award of such remedy is not an appropriate remedy for any reason at Law or equity). For the avoidance of doubt, each Party agrees that there is not an adequate remedy at Law for a breach of this Agreement by any Party. In the event any Party seeks any remedy referred to in this Section 9.14, such Party shall not be required to obtain, furnish, post or provide any bond or other security in connection with or as a condition to obtaining any such remedy.
(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, Seaways, Merger Sub and Diamond have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.
INTERNATIONAL SEAWAYS, INC.
By
/s/ Lois Zabrocky

Name:
Lois Zabrocky

Title:
President and CEO

DISPATCH TRANSACTION SUB, INC.
By
/s/ James D. Small III

Name:
James D. Small III

Title:
Senior Vice President, Secretary and Director

[Signature Page to Agreement and Plan of Merger]

DIAMOND S SHIPPING INC.
By
/s/ Craig H. Stevenson Jr.

Name:
Craig H. Stevenson Jr.

Title:
Director, President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Exhibit A
Articles of Incorporation of Surviving Company

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF DIAMOND S SHIPPING INC.
PURSUANT TO THE MARSHALL ISLANDS BUSINESS CORPORATIONS ACT
The undersigned, for the purpose of forming a corporation pursuant to the provisions of the Marshall Islands Business Corporations Act (the “BCA”), does hereby make, subscribe, acknowledge and file with the Registrar of Corporations the following Articles of Incorporation (these “Articles”) for that purpose, as follows:
ARTICLE ONE
The name of the Corporation shall be Diamond S Shipping Inc. (the “Corporation”).
ARTICLE TWO
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the BCA.
ARTICLE THREE
The registered address of the Corporation in the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. The name of the Corporation’s registered agent at such address is The Trust Company of the Marshall Islands, Inc.
ARTICLE FOUR
The aggregate number of shares of stock that the Corporation is authorized to issue is five hundred (500) registered shares, which will be designated common stock, par value $0.001.
ARTICLE FIVE
The Corporation shall have every power which a corporation now or hereafter organized under the BCA may have.
ARTICLE SIX
The name and address of the incorporator is:
Name	Address
Majuro Nominees Ltd.	P.O. Box 1405
Majuro
Marshall Islands
ARTICLE SEVEN
The board of directors of the Corporation (the “Board of Directors”) may from time to time adopt, amend or repeal the bylaws of the Company (the “Bylaws”), subject to the power of the shareholders to adopt any Bylaws or to amend or repeal any Bylaws adopted, amended or repealed by the Board of Directors.
ARTICLE EIGHT
To the full extent permitted by the BCA or any other applicable law currently or hereafter in effect, no director of the Corporation will be personally liable to the Corporation or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any repeal or modification of this Article Eight may not adversely affect any right or protection of a director of the Corporation existing prior to such repeal or modification.
ARTICLE NINE
Section 1.   Rights to Indemnification.   Each person who is or was a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that the person is or was a director or an officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by the Corporation to the fullest extent permitted or required by the BCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article Nine with respect to Proceedings to enforce rights to indemnification, the Corporation will indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors.
Section 2.   Rights to Advancement of Expenses.   The right to indemnification conferred in Section 1 of this Article Nine includes the right to be paid by the Corporation the expenses (including, without limitation, attorneys’ fees and expenses) incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the BCA so requires, an Advancement of Expenses incurred by an Indemnitee in such person’s capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) will be made only upon delivery to the Corporation of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it is ultimately determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the Advancement of Expenses conferred in Sections 1 and 2 of this Article Nine will be contractual rights and such rights will continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and will inure to the benefit of the Indemnitee’s heirs, executors and administrators.
Section 3.   Rights of Indemnitee to Bring Suit.   If a claim under Section 1 or 2 of this Article Nine is not paid in full by the Corporation within 60 calendar days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period will be 20 calendar days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee will be entitled to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it will be a defense, and (b) any suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation is entitled to recover such expenses upon a Final Adjudication, that the Indemnitee has not met any applicable standard for indemnification set forth in the BCA. Neither the failure of the Corporation (including the Board, a Board committee or the Corporation’s independent legal counsel or shareholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the BCA, nor an actual determination by the Corporation (including the Board, a Board committee, or the Corporation’s independent legal counsel or shareholders) that the Indemnitee has not met such applicable standard of conduct, will create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article Nine or otherwise will be on the Corporation.
Section 4.   Non-Exclusivity Rights.   The rights to indemnification and to the Advancement of Expenses conferred in this Article Nine will not be exclusive of any other right that any person may have or hereafter acquire under any statute, these Articles, Bylaws, any agreement, vote of shareholders or disinterested directors or otherwise.
Section 5.   Insurance.   The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the BCA.
Section 6.   Indemnification of Employees and Agents of the Corporation.   Indemnification of Employees and Agents of the Company. The Company may, to the extent authorized from time to time by agreement, grant rights to indemnification, contribution and to the Advancement of Expenses to any employee, underwriter or agent of the Company to the extent set forth in such agreement whether or not subject to the provisions of this Article Nine with respect to the indemnification and Advancement of Expenses of directors and officers of the Company.
ARTICLE TEN
The Corporate existence shall begin upon filing these Articles with the Registrar of Corporations as of the filing date stated on these Articles.

IN WITNESS WHEREOF, I have executed this instrument on             day of            , 2021.
by:
                 , Authorized Signatory
Majuro Nominees Ltd., Incorporator
[Signature Page — Merger Sub Articles of Incorporation]

Exhibit B
Form of Articles of Merger

ARTICLES OF MERGER OF
DIAMOND S SHIPPING INC.
AND
DISPATCH TRANSACTION SUB, INC.
UNDER SECTION 95 OF THE BUSINESS CORPORATIONS ACT
The undersigned, [Name], [Title] of Diamond S Shipping Inc., the surviving Corporation and [Name], [Title] of Dispatch Transaction Sub, Inc., the Corporation being merged, for the purpose of merging the aforesaid Corporations hereby certify:
1.
The Agreement and Plan of Merger, dated as of March 30, 2021 by and among Diamond S Shipping Inc., a Marshall Islands corporation, Dispatch Transaction Sub, Inc., a Marshall Islands corporation, and International Seaways, Inc., a Marshall Islands corporation, pursuant to which these Articles are being filed, is as attached hereto as Exhibit A (without exhibits or schedules other than Exhibit A (Articles of Incorporation of Surviving Corporation) thereto).

2.
The Articles of Incorporation of Diamond S Shipping Inc., the surviving Corporation, were filed with the Registrar of Corporations on November 14, 2018, as amended by Articles of Amendment filed with the Registrar of Corporations on March 7, 2019, and as amended and restated by Amended and Restated Articles of Incorporation filed with the Registrar of Corporations on March 20, 2019.

3.
The Articles of Incorporation of Dispatch Transaction Sub, Inc., the Corporation being merged, were filed with the Registrar of Corporations as of the 26th day of March, 2021.

4.
The merger set forth above was authorized by a majority of the Board of Directors and by the holders of a majority of the outstanding shares entitled to vote thereon of each constituent Corporation, respectively, in compliance with the applicable provisions of the Business Corporations Act.

IN WITNESS WHEREOF, the undersigned have executed these Articles of Merger on this day of , 2021.
Diamond S Shipping Inc., as surviving corporation	Dispatch Transaction Sub, Inc., as merging corporation
By: Name: Title:	By: Name: Title:

EXHIBIT A
AGREEMENT AND PLAN OF MERGER

Annex B
March 30, 2021
The Board of Directors
International Seaways, Inc.
600 Third Avenue, 39th Floor
New York, NY 10016
Members of the Board:
We understand that International Seaways, Inc. (“Seaways”), Dispatch Transaction Sub, Inc., a wholly-owned subsidiary of Seaways (“Merger Sub”), and Diamond S Shipping Inc. (“Diamond”) propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into Diamond (the “Merger”) in a transaction in which each issued and outstanding common share, par value $0.001 per share, of Diamond (the “Diamond Common Stock”), other than shares of Diamond Common Stock owned by Diamond, Seaways, Merger Sub or any of their respective wholly owned subsidiaries, all of which shares will be canceled, will be converted into the right to receive 0.55375 (the “Exchange Ratio”) registered shares, without par value, of Seaways (the “Seaways Common Shares”). The Exchange Ratio is subject to adjustment as set forth in the Merger Agreement and we express no opinion as to such adjustment. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
You have asked for our opinion as to whether the Exchange Ratio provided for in the Merger pursuant to the Merger Agreement is fair, from a financial point of view, to Seaways.
In arriving at our opinion, we have, among other things:
(i)
reviewed a draft dated March 30, 2021 of the Merger Agreement;

(ii)
reviewed certain publicly available financial and other information about Diamond and Seaways;

(iii)
reviewed certain information furnished to us by Diamond’s management, including financial forecasts and analyses relating to the business, operations and prospects of Diamond (the “Diamond Forecasts”);

(iv)
reviewed certain information furnished to us by Seaways’ management, including (a) an alternative version of the Diamond Forecasts incorporating certain adjustments thereto made and approved for our use by the senior management of Seaways (the “Adjusted Diamond Forecasts”), and (b) financial forecasts and analyses, relating to the business, operations and prospects of Seaways (the “Seaways Forecasts”);

(v)
held discussions with members of senior management of Diamond concerning the matters described in clauses (ii) and (iii) above and with members of senior management of Seaways concerning the matters described in clauses (ii) through (iv) above;

(vi)
reviewed certain third party appraisals and valuation estimates relating to certain assets of Diamond and Seaways, in each case as approved for our use by the senior management of Seaways (collectively, the “Appraisals and Valuation Estimates”);

(vii)
reviewed the share trading price history and valuation multiples for the Diamond Common Stock and the Seaways Common Shares and compared them with those of certain publicly traded companies that we deemed relevant;

(viii)
compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed relevant; and

(ix)
conducted such other financial studies, analyses and investigations as we deemed appropriate.

In our review and analyses and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by Diamond or Seaways or that was publicly available to us (including, without limitation, the Appraisals and Valuation Estimates and the other information described above), or that was otherwise reviewed by us. With regard to the Appraisals and Valuation Estimates, we have assumed, with your consent, that they provide an appropriate basis for evaluating Diamond and Seaways, as applicable, and we have relied upon such Appraisals and Valuation Estimates in our review and analyses and in rendering this opinion. We have relied on assurances of the managements of Diamond and Seaways that they are not aware of any facts or circumstances that would make any of the foregoing information inaccurate or misleading. In our review, we did not obtain any independent evaluation or appraisal of any of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise), nor did we conduct a physical inspection of any of the properties or facilities, of Diamond or Seaways, and we have not been furnished with (in each case, other than the Appraisals and Valuation Estimates), and assume no responsibility to obtain, any such evaluations, appraisals or physical inspections. We have not evaluated the solvency or fair value of Diamond, Seaways or any other entity under any laws relating to bankruptcy, insolvency or similar matters.
With respect to the financial forecasts and estimates provided to and reviewed by us, we note that projecting future results of any company is inherently subject to uncertainty. However, we have been advised, and we have assumed, that the Diamond Forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Diamond as to the future financial performance of Diamond and the other matters covered thereby, and the Adjusted Diamond Forecasts and the Seaways Forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Seaways as to the future financial performance of Diamond and Seaways, respectively, and the other matters covered thereby. With regard to the financial forecasts and estimates relating to Diamond, at your direction we have relied upon the Adjusted Diamond Forecasts in our review and analyses and in rendering this opinion. We express no opinion as to such financial forecasts or estimates or the assumptions on which they are based.
Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.
We have made no independent investigation of, and we express no view or opinion as to, any legal, regulatory, accounting or tax matters affecting or relating to Diamond, Seaways or the Merger, and we have assumed the correctness in all respects material to our analyses and opinion of all legal, regulatory, accounting and tax advice given to Seaways and/or the Board of Directors of Seaways (the “Board”), including, without limitation, with respect to changes in, or the impact of, accounting standards or tax and other laws, regulations and governmental and legislative policies affecting Diamond, Seaways or the Merger and legal, regulatory, accounting and tax consequences to Seaways of the terms of, and transactions contemplated by, the Merger Agreement and related documents. You have advised us that the Merger will qualify as a tax free reorganization for federal income tax purposes. We have assumed that the Merger will be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any material term, condition or agreement and in compliance with all applicable laws, documents and other requirements and that the final form of the Merger Agreement will be substantially similar to the last draft reviewed by us. We have also assumed that in the course of obtaining the necessary governmental, regulatory or third-party approvals, consents, waivers and releases for the Merger or otherwise, including with respect to any divestitures or other requirements, no delay, limitation, restriction or condition will be imposed or occur that would have an adverse effect on Diamond, Seaways or the contemplated benefits of the Merger or that otherwise would be material in any respect to our analyses or opinion.
Our opinion does not address the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to Seaways, nor does it address the underlying business decision by Seaways to engage in the Merger or the terms of the Merger Agreement or the documents referred to therein, including the form or structure of the Merger or any term, aspect or implication of any voting agreements, derivatives arrangements or other agreements, arrangements or understandings entered into in connection with, or contemplated by or resulting from, the Merger or otherwise. We have not been asked to address, and our opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of Seaways or any other party. We express no view or opinion as to the prices at which the Seaways Common Shares may trade or otherwise be transferrable at any time. Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation or other consideration payable to or to be received by any officers, directors or employees, or any class of such persons, in connection with the Merger relative to the Exchange Ratio or otherwise. The issuance of this opinion has been authorized by the Fairness Committee of Jefferies LLC.
It is understood that our opinion is for the use and benefit of the Board (in its capacity as such) in its consideration of the Merger. Our opinion does not constitute a recommendation as to how any holder of Seaways Common Shares should vote on the Merger or any other matter.
We have been engaged by Seaways to act as its financial advisor in connection with the Merger and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and a significant portion of which is payable contingent upon consummation of the Merger. We also will be reimbursed for expenses incurred. Seaways has also agreed to indemnify us against liabilities arising out of or in connection with the services rendered and to be rendered by us under such engagement.
We have, in the past, provided financial advisory and financing services to Seaways and may continue to do so and have received, and may receive, fees for the rendering of such services. In the ordinary course of our business, we and our affiliates may trade or hold securities of Seaways or Diamond and/or their respective affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in those securities. In addition, we may seek to, in the future, provide financial advisory and financing services to Seaways, Diamond or entities that are affiliated with Seaways or Diamond, for which we would expect to receive compensation. In addition, in the ordinary course of our business, we and our affiliates may trade or hold securities or financial instruments (including loans and other obligations) of Diamond, Seaways and/or their respective affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions or otherwise effect transactions in those securities. Except as otherwise expressly provided in our engagement letter with Seaways, our opinion may not be used or referred to by Seaways, or quoted or disclosed to any person in any manner, without our prior written consent.
Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio provided for in the Merger pursuant to the Merger Agreement is fair, from a financial point of view, to Seaways.
Very truly yours,
JEFFERIES LLC

Annex C
399 PARK AVENUE NEW YORK, NEW YORK 10022 T 212.883.3800 F 212.880.4260
March 30, 2021
Board of Directors
Diamond S Shipping Inc.
33 Benedict Place, 2nd Floor
Greenwich, CT 06830
Members of the Board:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of common shares, par value $0.001 per share (“Company Common Stock”), of Diamond S Shipping Inc. (the “Company”), other than International Seaways, Inc. (“International Seaways”) and its affiliates (collectively, the “Excluded Holders”), of the Exchange Ratio (as defined below) set forth in the Agreement and Plan of Merger (the “Agreement”) to be entered into by and among the Company, International Seaways and Dispatch Transaction Sub, Inc., a wholly owned subsidiary of International Seaways (the “Merger Sub”). As more fully described in the Agreement, Merger Sub will be merged with and into the Company (the “Transaction”) and each issued and outstanding share of Company Common Stock will be converted into the right to receive 0.55375 registered shares, without par value (“International Seaways Common Stock”), of International Seaways (the “Exchange Ratio”), subject to adjustment as specified in the Agreement (as to which we express no opinion). In addition, the Agreement contemplates (1) the termination, at the closing of the Transaction, of certain management and services agreements to which the Company is a party in accordance with a termination agreement to be entered into concurrently with the execution of the Agreement (the “Termination Agreement”), pursuant to which the Company will be required to make specified payments thereunder (collectively, the “CSM Termination Payment”) and (2) that International Seaways may declare and pay a special dividend in the amount of $31,500,000 prior to the closing of the Transaction to holders of International Seaways Common Stock (the “International Seaways Special Dividend”).
In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information relating to the Company and International Seaways; (ii) reviewed certain third-party vessel appraisals of the Company and International Seaways provided to us by the management of the Company and certain adjustments to be made to such appraisals as agreed by the Company and International Seaways in connection with a net asset value analysis (“Appraisal Adjustments”); (iii) reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company, including certain vessel sales, furnished to us by the Company, including financial forecasts for the Company provided to or discussed with us by the management of the Company (the “Company Projections”); (iv) reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of International Seaways furnished to us by International Seaways, including financial forecasts for International Seaways provided to or discussed with us by the management of International Seaways (the “International Seaways Projections”); (v) reviewed estimates of management of International Seaways, as adjusted by the management of the Company, regarding cost savings and other synergies anticipated to result from the Transaction, including the amount and timing thereof (“Synergy Estimates”); (vi) reviewed certain information relating to the capitalization of the Company and International Seaways furnished to us by the Company and International Seaways, respectively; (vii) considered certain potential pro forma impacts of the Transaction on the combined company resulting from the Transaction; (viii) conducted discussions with members of the senior managements and representatives of the Company and International Seaways concerning the information described in clauses (i) through (vii) of this paragraph, as well as the business and prospects of the Company and International Seaways, generally; (ix) reviewed publicly available financial and stock market data of certain other companies in lines of business that we deemed relevant; (x) reviewed a draft of the Agreement made available to us on March 30, 2021 and a draft, dated March 30, 2021, of the Termination Agreement; (xi) participated in certain discussions and negotiations among representatives of the Company and International Seaways and their advisors; and (xii) conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.
In connection with our review, we have, with your consent, relied on the information supplied to, discussed with or reviewed by us for purposes of this opinion being complete and accurate in all material respects. We have not assumed any responsibility for independent verification of, and we did not independently verify, any of such information. With your consent, we have relied upon, without independent verification, the assessment of the Company with respect to legal, tax, regulatory and accounting matters and have assumed that the Company has obtained advice as to such matters from appropriate professionals. With respect to the third-party vessel appraisals of the Company and International Seaways provided to us by the management of the Company and Appraisal Adjustments, at your direction, we have assumed, that they represent reasonable estimates regarding the matters covered thereby. With respect to the financial forecasts referred to above, including the Company Projections and the International Seaways Projections, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company and International Seaways (as the case may be) as to the future performance of the Company and International Seaways, respectively. With respect to the Synergy Estimates, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the cost savings and other synergies anticipated to result from the Transaction (including the amount and timing thereof) and net of costs necessary to achieve such cost savings and other synergies. At your direction, we have assumed that the third-party vessel appraisals of the Company and International Seaways provided to us by the management of the Company (and the Appraisal Adjustments) and the financial forecasts referred to above, including the Company Projections, the International Seaways Projections, and the Synergy Estimates, are a reasonable basis upon which to evaluate the Company, International Seaways and the Transaction and at your direction we have relied upon such appraisals (and the Appraisal Adjustments) and financial forecasts for purposes of our analyses and this opinion. We express no views as to the reasonableness of any such appraisals, financial forecasts or other information or the assumptions on which they are based. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of the Company or International Seaways, nor have we been furnished with any such evaluation or appraisal (other than the third-party vessel appraisals of the Company and International Seaways provided to us by the management of the Company and Appraisal Adjustments). With your consent, we have assumed that any adjustment to be made to the Exchange Ratio pursuant to the Agreement, including the adjustment provided for in the Agreement to account for a sale by International Seaways of certain specified interests or assets and the subsequent declaration and payment of a dividend to holders of International Seaways Common Stock of proceeds of such sale in an aggregate amount up to $25,000,000 (the “Sale Dividend”), would not be material to our analyses or this opinion.
Our opinion does not address the Company’s underlying business decision to effect the Transaction or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company and does not address any legal, regulatory, tax or accounting matters. At your direction, we have not been asked to, nor do we, offer any opinion as to any terms of the Agreement or any aspect or implication of the Transaction, except for the fairness of the Exchange Ratio in the Transaction pursuant to the Agreement from a financial point of view to the holders of Company Common Stock (other than Excluded Holders). In that regard, our opinion does not address the fairness or reasonableness of the amount of the CSM Termination Payment, the International Seaways Special Dividend or the Sale Dividend. Our opinion also does not address the individual circumstances that may be applicable to any particular holder of Company Common Stock, including any discount or premium that may be attributable to any such holder’s interest for any reason, or the non-economic rights of any such holder arising from its interest in the shares or otherwise. We are also not expressing any opinion as to what the value of shares of International Seaways Common Stock actually will be when issued in the Transaction or the prices at which shares of Company Common Stock or International Seaways Common Stock may trade at any time. We have assumed that the shares of International Seaways Common Stock to be issued in the Transaction will be approved for trading on the New York Stock Exchange. In addition, for purposes of our analyses and this opinion we have at your direction assumed that the final executed form of the Agreement and the

Termination Agreement will not differ in any material respect from the drafts that we have reviewed, that the Transaction (including the payment of the CSM Termination Payment and the International Seaways Special Dividend) will be consummated in accordance with its terms without any waiver or modification that would be material to our analysis, and that the parties to the Agreement will comply with all the material terms of the Agreement. We have assumed, with your consent, that all governmental, regulatory or other consents or approvals necessary for the completion of the Transaction will be obtained, except to the extent that would not be material to our analysis.
Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, and we assume no responsibility to update this opinion for developments occurring or coming to our attention after the date hereof.
We have acted as your financial advisor in connection with the Transaction and will receive a fee for our services, the principal portion of which is contingent upon the consummation of the Transaction. We also became entitled to receive a fee upon having substantially completed our work necessary to deliver this opinion, without regard to the conclusion reached herein. Our affiliates, employees, officers and partners may at any time own securities (long or short) of the Company and International Seaways. We have provided investment banking and other services to the Company unrelated to the Transaction and in the future may provide such services to the Company and International Seaways, and have received and may receive compensation for such services. In the past two years prior to the date hereof, we acted as a financial advisor to the Company in connection with a business combination completed in March 2019.
This opinion is for the use and benefit of the Board of Directors of the Company (solely in its capacity as such) in its evaluation of the Transaction. This opinion does not constitute a recommendation as to how any holder of securities should vote or act with respect to the Transaction or any other matter. This opinion does not address the fairness of the Transaction or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of the Company, other than the fairness of the Exchange Ratio in the Transaction pursuant to the Agreement from a financial point of view to the holders of Company Common Stock (other than Excluded Holders). In addition, we do not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transaction, or any class of such persons, relative to the Exchange Ratio or otherwise. This opinion was approved by a Moelis & Company LLC fairness opinion committee.
Based upon and subject to the foregoing, it is our opinion that, as the date hereof, the Exchange Ratio in the Transaction pursuant to the Agreement is fair from a financial point of view to the holders of Company Common Stock, other than Excluded Holders.
Very truly yours,
MOELIS & COMPANY LLC

ANNEX D
Execution Version
VOTING AND SUPPORT AGREEMENT
This VOTING AND SUPPORT AGREEMENT, dated as of March 30, 2021 (this “Agreement”), is made and entered into by and among Diamond S Shipping, Inc., a corporation duly organized and existing under the laws of the Republic of the Marshall Islands (together with its successors and permitted assigns, “DSSI”) and each of the parties listed on Schedule A hereto (each, a “Securityholder” and, collectively, the “Securityholders”).
RECITALS
WHEREAS, concurrently with the execution and delivery of this Agreement, DSSI is entering into that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among DSSI, International Seaways, Inc., a corporation duly organized and existing under the laws of the Republic of the Marshall Islands (“INSW”) and Dispatch Transaction Sub, Inc., a corporation duly organized and existing under the laws of the Republic of the Marshall Islands and a wholly owned subsidiary of INSW (“Merger Sub”), pursuant to which, among other things, at the closing of the transactions contemplated thereby and upon the terms and subject to the conditions set forth therein, Merger Sub will be merged with and into DSSI, with the result that DSSI will survive as a wholly owned subsidiary of INSW (the “Merger”);
WHEREAS, each Securityholder is the beneficial or record owner of, and has either sole or shared voting power and dispositive power over, such number of INSW Shares (the “Existing Shares”) as is indicated opposite such Securityholder’s name on Schedule A attached hereto;
WHEREAS, DSSI desires that the Securityholders agree, and each Securityholder is willing to agree, subject to the limitations herein, not to Transfer (as defined below) any of its Subject Securities (as defined below) in a manner prohibited by this Agreement, and to vote all of the Subject Securities with respect to which the Securityholder has voting rights in a manner so as to facilitate consummation of the Merger; and
WHEREAS, as a condition and an inducement to DSSI’s willingness to enter into the Merger Agreement, each Securityholder has agreed to enter into this Agreement with respect to all Subject Securities that such Securityholder owns beneficially or of record as of the date hereof, and any additional Subject Securities that such Securityholder may acquire beneficial or record ownership of after the date hereof.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
1.   Definitions.   Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1 or as otherwise defined elsewhere in this Agreement.
“beneficial owner” shall be interpreted in accordance with the term “beneficial owner” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance); provided that, notwithstanding the generality of the foregoing, for purposes of determining beneficial ownership, a Person shall be deemed to be the beneficial owner of any securities which such Person has, at any time during the term of this Agreement, the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, redemption rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time (including the passage of time within sixty (60) days), the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). The terms “beneficial ownership,” “beneficially own,” “beneficially owned” and “own beneficially” shall have correlative meanings.
“Expiration Time” shall mean the earliest to occur of (a) the Effective Time (as defined in the Merger Agreement), (b) such date and time as the Merger Agreement shall be terminated pursuant to and in accordance with its terms, (c) the date of any modification, waiver or amendment to the Merger Agreement effected without a Securityholder’s consent that increases the exchange ratio or changes the form of consideration payable to all of the stockholders of INSW pursuant to the terms of the Merger Agreement as in effect on the date of this Agreement, or otherwise materially adversely affects the interests of any Securityholder or the stockholders of INSW, (d) one year from the date hereof or (e) the termination of this Agreement by mutual written consent of the parties hereto.
“INSW Shares” shall mean registered shares of INSW, without par value.
“Permitted Transfer” shall mean, in each case, with respect to each Securityholder, so long as (a) such Transfer is in accordance with applicable Law and (b) such Securityholder is in compliance with this Agreement, any Transfer of Subject Securities by the Securityholder to an Affiliate of such transferring Securityholder, so long as such Affiliate, in connection with such Transfer, executes a joinder to this Agreement pursuant to which such Affiliate agrees to become a party to this Agreement and be subject to the restrictions applicable to such Securityholder and otherwise become a party for all purposes of this Agreement, including delivering the irrevocable proxy set forth in Section 5 hereof; provided that no such Transfer shall relieve the transferring Securityholder from its obligations under this Agreement, other than with respect to the Subject Securities transferred in accordance with the foregoing provision; provided further, such transferring Securityholder delivers notice of such Transfer pursuant to Section 10.
“Subject Securities” shall mean, collectively, with respect to each Securityholder, such Securityholder’s Existing Shares, together with any INSW Shares or other voting capital stock or other securities of INSW of which such Securityholder acquires beneficial ownership or record ownership on or after the date of this Agreement (including any New Shares) up to and including the record date for any meeting of the stockholders of INSW (whether annual or special) called with respect to attaining a Required Vote of stockholders (including any additional record dates established for any postponements of such meeting).
“Transfer” shall mean (i) any direct or indirect offer, sale, assignment, conveyance, exchange, encumbrance, pledge, hypothecation, disposition, loan or other transfer (whether by merger of the applicable Securityholder, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntary or involuntary, (ii) entry into any Contract, option or other understanding with respect to any offer, sale, assignment, conveyance, exchange, encumbrance, pledge, hypothecation, disposition, loan or other transfer (whether by merger of the applicable Securityholder, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), of any Subject Securities (or any security convertible or exchangeable into Subject Securities) or beneficial or record ownership or other interest in any Subject Securities, (iii) to otherwise grant, permit or suffer the creation of any Liens on any Subject Securities (other than those created by this Agreement or under applicable securities laws) or (iv) to commit or agree, directly or indirectly, to take any of the foregoing actions.
2.   Agreement to Retain Subject Securities.
2.1   Transfer and Encumbrance of Subject Securities.   Before the receipt of due approval of the Idaho Share Issuance by Idaho’s shareholders, each Securityholder (severally as to itself and not jointly) agrees (and agrees to cause each of its Affiliates to agree), with respect to any Subject Securities owned beneficially or of record by such Securityholder, not to (a) Transfer any such Subject Securities except pursuant to a Permitted Transfer or pursuant to the Merger and the transactions contemplated by the Merger Agreement or (b) deposit any such Subject Securities into a voting trust or enter into any agreement, arrangement or understanding with any Person to vote or give instructions inconsistent with this Section 2, including any rights to acquire, any granting of, options, rights of first offer or refusal, or any voting agreement or arrangement with respect to such Securityholder’s Subject Securities, grant any proxy (except as otherwise provided herein) or power of attorney with respect thereto or commit or agree, directly or indirectly, to take any of the foregoing actions. Such Securityholder further agrees (and agrees to cause each of its Affiliates to agree) to authorize and request INSW to notify INSW’s transfer agent that there is a stop transfer order with respect to all of the Subject Securities and that this Agreement places limits on the voting of the Subject Securities; provided, however, that any such stop transfer order shall terminate upon the Expiration Time. For the avoidance of doubt, nothing in this Agreement will restrict any Securityholder from Transferring any INSW Shares following receipt of the Required Votes.
2.2   Acquisition of Additional Securities.   Each Securityholder (severally as to itself and not jointly) agrees that any INSW Shares and other capital shares of INSW that such Securityholder purchases or otherwise acquires beneficial or record ownership of, or with respect to which such Securityholder otherwise acquires sole or shared voting power, following the execution of this Agreement and prior to the Expiration Time (the “New Shares”), shall constitute Subject Securities and be subject to the terms and conditions of this Agreement.
2.3   Unpermitted Transfers.   Any Transfer or attempted or purported Transfer of any Subject Securities in violation of Section 2.1 shall be null and void ab initio.
3.   Agreement to Vote and Approve.   Until the Expiration Time, at every meeting of the stockholders of INSW (whether annual or special) called with respect to any of the following matters, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of INSW with respect to any of the following matters, each Securityholder shall (and agrees to cause each of its Affiliates to), or shall cause (and agrees to cause each of its Affiliates to cause) the holder of record on any applicable record date to (including via proxy), vote the Subject Securities owned beneficially or of record by such Securityholder and/or Affiliate (or cause the holder of record on any applicable record date to vote (including via proxy) the Subject Securities owned beneficially or of record by such Securityholder and/or Affiliate): (a) in favor of (i) the Idaho Share Issuance and (ii) any other proposals reasonably requested by INSW in furtherance of the transactions contemplated by the Merger Agreement (including any changes to the governing documents of INSW or as proposed in connection with the Merger and the other transactions contemplated by the Merger Agreement), (b) in favor of any proposal to adjourn or postpone such meeting of the stockholders of INSW to a later date if there are not sufficient votes to adopt the Merger Agreement and/or if there are not sufficient shares present in person or by proxy at such meeting of the stockholders of INSW to constitute a quorum and (c) against (i) any merger agreement, merger, tender offer, exchange offer, sale of all or substantially all assets, recapitalization, reorganization, consolidation, share exchange, business combination, liquidation, dissolution or similar transaction or series of transactions involving INSW, any Subsidiary of INSW, and any other Person or Idaho Superior Proposal (as defined in the Merger Agreement) (other than the Merger Agreement and the Merger), (ii) any action, proposal, transaction or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of INSW under the Merger Agreement or of such Securityholder under this Agreement, (iii) any action, proposal, transaction or agreement that could reasonably be expected to hinder, delay, postpone, inhibit, discourage, interfere with or adversely affect the timely consummation of the Merger and the other transactions contemplated by the Merger Agreement, or that would reasonably be expected to result in any condition to the consummation of the Merger as set forth in Article VII of the Merger Agreement not being satisfied, or dilute, in any material respect, the benefit of the transactions contemplated thereby to INSW or to the stockholders of INSW, (iv) any amendment to INSW’s articles of incorporation or by-laws and (v) any change in a majority of the board of directors of INSW (clauses (a) through (c), the “Required Votes”). Any such vote shall be cast, or consent shall be given, for purposes of this Section 3, in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording in accordance herewith the results of such vote or consent.
4.   Agreement Not to Solicit.   Until the Expiration Time, each Securityholder (severally as to itself and not jointly and solely in the Securityholder’s capacity as such) shall not, and shall not authorize or permit any Representative or Affiliate to act on such Securityholder’s behalf in order to, directly or indirectly, engage in any conduct in which INSW is not permitted to engage by Section 5.4(a) of the Merger Agreement;

provided, however, that nothing herein shall prevent such Securityholder from acting in such Securityholder’s capacity as an employee, officer or director of INSW or any Subsidiary of INSW, or taking any action in such capacity (including at the direction of the board of directors of INSW), but only in either such case as and to the extent permitted by Section 5.4 of the Merger Agreement.
5.   Irrevocable Proxy.   By execution of this Agreement, each Securityholder and its Affiliates (if applicable) do hereby irrevocably and unconditionally appoint and constitute DSSI or any designee thereof, until the Expiration Time (immediately after which time this proxy shall automatically be revoked), with full power of substitution and resubstitution, as such Securityholder’s or Affiliates’ (if applicable) true and lawful attorney-in-fact and irrevocable proxy, to the fullest extent of such Securityholder’s or Affiliates’ (if applicable) rights with respect to the Subject Securities owned beneficially or of record by such Securityholder or its respective Affiliates (if applicable), to vote (or consent pursuant to a written consent) and exercise all voting and related rights, sign or execute forms of proxy and/or such other deeds or documents (including under seal, if necessary or desirable) and to do such other acts and things as may be necessary (including, without limitation, the power to execute and deliver written consents) with respect to such Subject Securities owned or held by the Shareholder regarding the matters referred to in such Subject Securities as set forth in Section 3. Each Securityholder and its Affiliates (if applicable) intend this proxy to be irrevocable and coupled with an interest until the Expiration Time (at which time this proxy shall automatically be revoked) for all purposes and hereby represents that any proxies heretofore given with respect to its Subject Securities, if any, are revocable and hereby revokes any proxy previously granted by each Securityholder and its Affiliates (if applicable) with respect to its Subject Securities. This proxy is granted in consideration of DSSI entering into the Merger Agreement. Each Securityholder and its Affiliates (if applicable) hereby ratifies and confirms all actions that the proxies appointed hereunder may lawfully do or cause to be done in accordance with this Agreement. At any meeting of the Securityholders of INSW (whether annual or special) to which Section 3 is applicable, each Securityholder shall (and shall cause its Affiliates to), or shall direct (and shall cause its Affiliates to direct) the holder(s) of record of all of the Subject Securities of such Securityholder or Affiliate (if applicable) on any applicable record date to, appear, in person or by proxy, at each meeting or otherwise cause all of the Subject Securities of such Securityholder or Affiliate (if applicable) to be counted as present thereat for purposes of establishing a quorum. If for any reason any proxy granted herein is not irrevocable after it becomes effective, then the Securityholder granting such proxy agrees, until the Expiration Time, to vote the Subject Securities of such Securityholder in accordance with the Required Votes. The parties hereto agree that the foregoing is a voting agreement. This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Securityholder (including any transferee of any of the Subject Securities). Each Securityholder undertakes and agrees: (i) to indemnify the Attorney and against all actions, claims, demands, proceedings, costs, charges, expenses and other liabilities whatsoever which may be made against the Attorney or for which the Attorney may become liable by reason of acting pursuant to this power of attorney; and (ii) that the Attorney shall not be liable to the Securityholder for any loss or damage occurring as a result of any act or omission made by the Attorney by reason of acting pursuant to this power of attorney.
6.   Representations and Warranties of the Securityholders.   Each Securityholder (severally as to itself and not jointly) hereby represents and warrants to DSSI as follows:
6.1   Due Authority; Organization.   Such Securityholder has all necessary corporate or similar power and authority to execute and deliver this Agreement and to perform such Securityholder’s obligations hereunder. If such Securityholder is an entity, the execution, delivery and performance of this Agreement by such Securityholder has been duly and validly authorized by all necessary action on the part of such Securityholder, and no other corporate proceedings on the part of such Securityholder are necessary to approve this Agreement or to consummate the transaction contemplated hereby, and such Securityholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. This Agreement has been duly and validly executed and delivered by such Securityholder and, assuming the due authorization, execution and delivery of this Agreement by DSSI, constitutes a legal, valid and binding obligation of such Securityholder, enforceable against such Securityholder in accordance with its terms (except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally).

6.2   Ownership of the Existing Shares. As of the date hereof, such Securityholder (a) is the beneficial and record owner of INSW Shares as indicated on Schedule A hereto opposite such Securityholder’s name, free and clear of any proxy, voting restriction, adverse claim or other Lien, other than those created by this Agreement, the Merger Agreement or under applicable securities Laws, and (b) has sole voting power over all of the Existing Shares owned beneficially or of record by such Securityholder and sole power of disposition with respect to all of the Existing Shares, and no person other than such Securityholder has any right to direct or approve the voting or disposition of any of the Existing Shares. As of the date hereof, such Securityholder does not own, beneficially or of record, any capital stock or other securities of INSW or any Subsidiary of INSW other than the INSW Shares set forth on Schedule A opposite such Securityholder’s name. As of the date hereof, such Securityholder does not own, beneficially or of record, any rights to purchase or acquire any shares of capital stock or other equity interests of INSW or any Subsidiary of INSW except as set forth on Schedule A opposite such Securityholder’s name. None of the Subject Securities are subject to any voting trust agreement or other Contract to which such Securityholder is a party restricting or otherwise relating to the voting or Transfer of any of the Subject Securities. Such Securityholder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any Subject Securities, except as provided in Section 5.
6.3   No Conflict: Consents.
(a)   The execution and delivery of this Agreement by such Securityholder does not, and the performance by such Securityholder of its obligations under this Agreement will not, (i) conflict with or violate any Law applicable to such Securityholder or by which any of such Securityholder’s assets is bound, (ii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in the loss of a benefit under, or terminate or give rise to any right of termination, vesting, cancellation, amendment, notification, purchase or sale (including any purchase option, option to sell, right of first refusal, right of first offer, right of first negotiation or similar option or right) under, or acceleration of, or result in the creation of a Lien on any of the Subject Securities owned beneficially by such Securityholder pursuant to, any Contract to which such Securityholder is a party or by which any of such Securityholder’s assets is bound (iii) conflict with or violate any provision of the organizational documents of such Securityholder, as applicable.
(b)   Except for any required filings by such Securityholder with the SEC, the execution and delivery of this Agreement by such Securityholder does not, and the performance by such Securityholder of its obligations under this Agreement will not, require any consent, approval, authorization or permit of, action by, filing with or notification to, any Person.
6.4   Absence of Litigation.   As of the date of this Agreement, there is no Action or Order pending or, to the knowledge of such Securityholder, threatened against or affecting, such Securityholder or any of its Affiliates that could reasonably be expected to impair or adversely affect the ability of such Securityholder to perform such Securityholder’s obligations hereunder or to consummate the transactions contemplated hereby.
6.5   Brokers.   No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Securityholder.
6.6   Reliance.   Such Securityholder understands and acknowledges that DSSI is entering into the Merger Agreement in reliance upon such Securityholder’s execution and delivery of this Agreement and the representations and warranties of such Securityholder contained herein.
Except where expressly stated to be given as of the date hereof only, the representations and warranties of the Securityholders contained in this Agreement shall be made as of the date hereof and as of each date from the date hereof through and including the Expiration Time.
7.   Representations and Warranties of DSSI.   DSSI hereby represents and warrants to each Securityholder as follows:

7.1   Due Authority.   DSSI has all necessary corporate or similar power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by DSSI has been duly and validly authorized, and no other corporate proceedings on the part of DSSI are necessary to approve this Agreement. This Agreement has been duly and validly executed and delivered by DSSI and, assuming the due authorization, execution and delivery of this Agreement by the Securityholders, constitutes a legal, valid and binding obligation of DSSI, enforceable against DSSI in accordance with its terms (except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally).
7.2   No Conflict: Consents.
(a)   The execution and delivery of this Agreement by DSSI does not, and the performance by DSSI of its obligations under this Agreement will not, conflict with or violate any Law applicable to DSSI.
(b)   The execution and delivery of this Agreement by DSSI does not, and the performance by DSSI of its obligations under this Agreement will not, require any consent, approval, authorization or permit of, action by, filing with or notification to, any Person.
8.   No Legal Action.   The Securityholders shall (and agrees to cause each of its Affiliates to agree to) not bring, commence, institute, maintain, voluntarily aid, finance, encourage or prosecute any claim, appeal, litigation, arbitration or proceeding which, and the Securityholders hereby waive any claim, appeal, litigation, arbitration or proceeding that, (a) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement, (b) alleges that the execution and delivery of this Agreement by the Securityholders or its Affiliates (or the Securityholders’ (or its Affiliates’, if applicable) performance hereunder) breaches any fiduciary duty of DSSI’s board of directors (or any member or committee thereof) or any duty that the Securityholders have (or may be alleged to have) to DSSI or to the other holders of the Subject Securities or (c) alleges the breach of any fiduciary duty of any Person (including the board of directors of INSW or any member or committee thereof) in connection with the negotiation and entry into the Merger Agreement or the transactions contemplated thereby. In addition to the above, in the case of a class action, each Securityholder agrees not to bring, commence, institute, maintain, voluntarily aid, finance, encourage, prosecute or participate in, and to take all actions necessary to opt out of, any class in any class action with respect to (a), (b) and (c) above.
9.   Termination.   This Agreement shall terminate and shall have no further force or effect immediately as of and following the Expiration Time. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that (a) nothing set forth in this Section 9 shall relieve any party from liability for any breach of this Agreement occurring prior to the termination hereof; and (b) the provisions of this Section 9, and Section 11 shall survive any termination of this Agreement.
10.   Notice of Certain Events.   Until the Expiration Time, each Securityholder shall notify DSSI promptly of (i) any fact, event or circumstance that would cause, or reasonably be expected to cause or constitute, a breach of the representations and warranties or covenants of such Securityholder or its Affiliates under this Agreement, (ii) the receipt by such Securityholder of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with this Agreement (iii) any acquisition of INSW Shares and (iv) any Permitted Transfer; provided, however, that the delivery of any notice pursuant to this Section 10 shall not limit or otherwise affect the remedies available to any party.
11.   Miscellaneous
11.1   Reliance by DSSI.   Each Securityholder understands and acknowledges that DSSI is entering into the Merger Agreement (and the other documents related thereto) in reliance upon such Securityholder’s execution, delivery and performance of this Agreement and upon the representations and warranties, covenants and other agreements of such Securityholder contained in this Agreement.
11.2   Further Assurances.   From time to time, at the request of DSSI and without further consideration, each Securityholder and its Affiliates (if applicable) shall take such further action as may be deemed by DSSI to be necessary or desirable to effect the transactions contemplated by this

Agreement. Each Securityholder agrees not to take any other action with the knowledge and intent that it would in any way make any representation or warranty of such Securityholder untrue or incorrect in any material respect or otherwise restrict, limit or interfere in any material respect with the performance of such Securityholder’s obligations hereunder.
11.3   No Ownership Interest.   Nothing contained in this Agreement shall be deemed to vest in DSSI any direct or indirect ownership or incidence of ownership of or with respect to the Subject Securities. All rights, ownership and economic benefits of and relating to the Subject Securities shall remain vested in and belong to the Securityholder, and DSSI shall have no authority to direct the Securityholder in the voting or disposition of any of the Subject Securities, except as otherwise provided herein. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person, including DSSI, for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law.
11.4   Certain Adjustments.   In the event of a change in the number of INSW Shares by reason of any reclassification, recapitalization, split (including a reverse split), subdivision, combination, exchange or readjustment, or any stock or unit dividend or stock or unit distribution or other similar transaction, the terms “INSW Shares” and “Subject Securities” shall be deemed to refer to and include such shares or units as well as all such stock or unit dividends and distributions and any securities into which or for which any or all of such shares or units may be changed or exchanged or which are received in such transaction.
11.5   Severability.   Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, (a) the parties shall negotiate, in good faith, a suitable and equitable provision that shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction.
11.6   Binding Effect and Assignment.   This Agreement is not intended to, and shall not, confer upon any other Person other than the parties and their respective successors and permitted assigns any rights or remedies hereunder. Except for the power of substitution and resubstitution granted in Section 5, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Any purported assignment of this Agreement in violation of the foregoing shall be null and void ab initio. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. Nothing in this Agreement is intended to confer on any Person (other than DSSI and its successors and permitted assigns) any rights or remedies of any nature.
11.7   Amendments and Modifications, Waivers, etc.   No provision of this Agreement may be modified, amended, altered, supplemented or waived prior to the Effective Time except upon the execution and delivery of a written agreement, amendment or waiver executed, in the case of an amendment, by the parties hereto or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.
11.8   Specific Performance; Injunctive Relief.   The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the parties shall be entitled, in addition to any other remedy to which they are entitled at law or in equity to specific relief hereunder, including an injunction or injunctions, specific performance and other equitable relief to prevent and enjoin breaches (or threatened breaches) of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court identified in Section 11.10 of this Agreement. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement for the posting of any bond or security as a prerequisite to obtaining equitable relief.
11.9   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon confirmation of receipt generated by the sender’s machine, or (b) on the first (1st) Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:
If to DSSI:
33 Benedict Pl, 2nd Floor
Greenwich, Connecticut 06830, USA
Attention: Anoushka Kachelo; Craig H. Stevenson, Jr.
Email: akachelo@diamondsshipping.com; cstevenson@diamondsshipping.com; management@diamondsshipping.com with a copy (which shall not constitute notice) to:
White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
Attention: John Reiss; Michael A. Deyong
Email: jreiss@whitecase.com; michael.deyong@whitecase.com
If to a Securityholder, to the address set forth for such Securityholder on Schedule A.
with a copy (which shall not constitute notice) to:
Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
Attn: Eleazer Klein, Esq.
Email: eleazer.klein@srz.com
11.10   Governing Law; Jurisdiction and Venue.
(a)   This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other jurisdiction.
(b)   Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the matter that is the subject of the action or proceeding is vested exclusively in the federal courts of the United States of America, the federal court of the United States of America sitting in the District of Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware

(Complex Commercial Division) or, if subject matter jurisdiction over the matter that is the subject of the action or proceeding is vested exclusively in the federal courts of the United States of America, the federal court of the United States of America sitting in the District of Delaware, as applicable, and any appellate court from any thereof, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the matter that is the subject of the action or proceeding is vested exclusively in the federal courts of the United States of America, the federal court of the United States of America sitting in the District of Delaware, as applicable, and any appellate court from any thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the jurisdiction or laying of venue of any such action or proceeding in such courts and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 11.10(b) in the manner provided for notices in Section 11.9. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.
11.11   WAIVER OF JURY TRIAL.   EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE MERGER AND OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.11.
11.12   Entire Agreement.   This Agreement constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof.
11.13   Counterparts.   This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. This Agreement may be executed by .pdf signature and a .pdf signature shall constitute an original for all purposes.
11.14   Interpretation.   Each of the parties hereto acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement and has participated jointly in negotiating and drafting this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived. The section headings herein are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to a Section or Schedule such reference shall be to a Section or Schedule of this Agreement unless otherwise indicated. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive.

References to a party or to the parties to this Agreement refer to DSSI and the Securityholders, individually or collectively, as the case may be. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified.
11.15   Expenses.   All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger are consummated.
11.16   Documentation and Information.   Each Securityholder consents to and authorizes the publication and disclosure by INSW and DSSI and their respective Affiliates of the Securityholders’ identity and holdings of INSW Shares, and the nature of such Securityholder’s commitments, arrangements and understandings under this Agreement, in any press release or any other disclosure document required in connection with the Merger or any other transaction contemplated by the Merger Agreement. As promptly as reasonably practicable, each Securityholder shall notify INSW and DSSI, as applicable, of any required corrections with respect to any written information supplied by the such Securityholder specifically for use in any such disclosure document, if and to the extent such Securityholder becomes aware that any have become false or misleading in any material respect.
11.17   Obligation to Update Schedule A.   Each Securityholder agrees that in connection with any acquisitions or Transfers (to the extent permitted) of Subject Securities by such Securityholder, such Securityholder will, as promptly as practicable following the completion thereof, notify each of DSSI and INSW in writing of such acquisition or Transfer and the parties will update Schedule A to reflect the effect of such acquisition or Transfer.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date and year first above written.
DIAMOND S SHIPPING, INC.
By:
/s/ Craig H. Stevenson Jr.

Name: Craig H. Stevenson Jr.
Title: Director, President and Chief Executive Officer
[Signature Page to Voting and Support Agreement]

SECURITYHOLDERS:
Cyrus Capital Partners, L.P.
By:
/s/ Jennifer M. Pulick

Name:
Jennifer M. Pulick

Title:
Authorized Signatory

Canary SC Master Fund, L.P.
By: Cyrus Capital Partners, L.P., its investment manager
By:
/s/ Jennifer M. Pulick

Name:
Jennifer M. Pulick

Title:
Authorized Signatory

Cyrus Opportunities Master Fund II, Ltd.
By: Cyrus Capital Partners, L.P., its investment manager
By:
/s/ Jennifer M. Pulick

Name:
Jennifer M. Pulick

Title:
Authorized Signatory

Crescent 1, L.P.
By: Cyrus Capital Partners, L.P., its investment manager
By:
/s/ Jennifer M. Pulick

Name:
Jennifer M. Pulick

Title:
Authorized Signatory

CRS Master Fund, L.P.
By: Cyrus Capital Partners, L.P., its investment manager
By:
/s/ Jennifer M. Pulick

Name:
Jennifer M. Pulick

Title:
A uthorized Signatory

Cyrus Select Opportunities Master Fund, Ltd.
By: Cyrus Capital Partners, L.P., its investment manager
By:
/s/ Jennifer M. Pulick

Name:
Jennifer M. Pulick

Title:
Authorized Signatory

[Signature Page to Voting and Support Agreement]

SCHEDULE A
SECURITYHOLDERS
Name	Address	Existing Shares
Canary SC Master Fund, L.P.	c/o Cyrus Capital Partners ,L.P., 65 East 55th Street, 35th Floor, New York, New York 10022	187,789
Cyrus Opportunities Master Fund II, Ltd.	c/o Cyrus Capital Partners ,L.P., 65 East 55th Street, 35th Floor, New York, New York 10022	2,222,316
Crescent 1, L.P.	c/o Cyrus Capital Partners ,L.P., 65 East 55th Street, 35th Floor, New York, New York 10022	700,759
CRS Master Fund, L.P.	c/o Cyrus Capital Partners ,L.P., 65 East 55th Street, 35th Floor, New York, New York 10022	670,442

ANNEX E
Execution Version
VOTING AND SUPPORT AGREEMENT
This VOTING AND SUPPORT AGREEMENT, dated as of March 30, 2021 (this “Agreement”), is made and entered into by and among International Seaways, Inc., a corporation duly organized and existing under the laws of the Republic of the Marshall Islands (“INSW”) (together with its successors and permitted assigns, “INSW”) and each of the parties listed on Schedule A hereto (each, a “Securityholder” and, collectively, the “Securityholders”).
RECITALS
WHEREAS, concurrently with the execution and delivery of this Agreement, INSW is entering into that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among Diamond S Shipping Inc., a corporation duly organized and existing under the laws of the Republic of the Marshall Islands (together with its successors and permitted assigns, “DSSI”), INSW and Dispatch Transaction Sub, Inc., a corporation duly organized and existing under the laws of the Republic of the Marshall Islands and a wholly owned subsidiary of INSW (“Merger Sub”), pursuant to which, among other things, at the closing of the transactions contemplated thereby and upon the terms and subject to the conditions set forth therein, Merger Sub will be merged with and into DSSI, with the result that DSSI will survive as a wholly owned subsidiary of INSW (the “Merger”);
WHEREAS, concurrently with the execution and delivery of this Agreement, DSSI, Capital Maritime & Trading Corp., a Marshall Islands corporation (“Capital”) and certain Affiliates of Capital are entering into a Termination of Director Designation Agreement and Resale and Registration Rights Agreement (the “DDA Termination Agreement”), pursuant to which Capital and its Affiliates agree to terminate that certain (i) Director Designation Agreement, dated as of March 27, 2019, by and among DSSI and certain Affiliates of Capital in accordance with Section 1 of the DDA Termination Agreement and (ii) Resale and Registration Rights Agreement, dated as of March 27, 2019, by and among DSSI and certain Affiliates of Capital in accordance with Section 2 of the DDA Termination Agreement (the “DDA Termination”), in each case as of the Closing;
WHEREAS, concurrently with the execution and delivery of this Agreement, DSSI, Capital and certain Affiliates of Capital, are entering into a Termination Agreement (the “Commercial Termination Agreement”, together with the DDA Termination Agreement, the “Termination Agreements”), pursuant to which Capital and its Affiliates agree to terminate that certain (i) Commercial Management Agreement, dated as of March 27, 2019, by and among DSSI and certain Affiliates of Capital, (ii) Management and Services Agreement, dated as of March 27, 2019, by and among DSSI and certain Affiliates of Capital and (iii) Technical Management Agreement, dated as of March 27, 2019, by and among DSSI and certain Affiliates of Capital (collectively, the “Commercial Terminations”, together with the DDA Termination, the “Terminations”);
WHEREAS, each Securityholder is the beneficial or record owner of, and has either sole or shared voting power and dispositive power over, such number of DSSI Shares (the “Existing Shares”) as is indicated opposite such Securityholder’s name on Schedule A attached hereto;
WHEREAS, INSW and Merger Sub desire that the Securityholders agree, and each Securityholder is willing to agree, subject to the limitations herein, not to Transfer (as defined below) any of its Subject Securities (as defined below) in a manner prohibited by this Agreement, and to vote all of the Subject Securities with respect to which the Securityholder has voting rights in a manner so as to facilitate consummation of the Merger; and
WHEREAS, as a condition and an inducement to INSW’s and Merger Sub’s willingness to enter into the Merger Agreement, each Securityholder has agreed to enter into this Agreement with respect to all Subject Securities that such Securityholder owns beneficially or of record as of the date hereof, and any additional Subject Securities that such Securityholder may acquire beneficial or record ownership of after the date hereof.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
1.   Definitions.   Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1 or as otherwise defined elsewhere in this Agreement.
“beneficial owner” shall be interpreted in accordance with the term “beneficial owner” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance); provided that, notwithstanding the generality of the foregoing, for purposes of determining beneficial ownership, a Person shall be deemed to be the beneficial owner of any securities which such Person has, at any time during the term of this Agreement, the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, redemption rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time (including the passage of time in excess of sixty (60) days), the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). The terms “beneficial ownership,” “beneficially own,” “beneficially owned” and “own beneficially” shall have correlative meanings.
“DSSI Shares” shall mean common shares of DSSI, $0.001 par value per share.
“Expiration Time” shall mean the earliest to occur of (a) the Effective Time (as defined in the Merger Agreement), (b) such date and time as the Merger Agreement shall be terminated pursuant to and in accordance with its terms, (c) the termination of this Agreement by mutual written consent of the parties hereto, or (d) the extension of the Outside Date (as defined in the Merger Agreement) without the prior written consent of the Securityholder.
“Permitted Transfer” shall mean, in each case, with respect to each Securityholder, so long as (a) such Transfer is in accordance with applicable Law and (b) such Securityholder is in compliance with this Agreement, any Transfer of Subject Securities by the Securityholder to an Affiliate of such transferring Securityholder, so long as such Affiliate, if not already a party to this Agreement, in connection with such Transfer, executes a joinder to this Agreement pursuant to which such Affiliate agrees to become a party to this Agreement and be subject to the restrictions applicable to such Securityholder and otherwise become a party for all purposes of this Agreement, including delivering the irrevocable proxy set forth in Section 5 hereof; provided that no such Transfer shall relieve the transferring Securityholder from its obligations under this Agreement, other than with respect to the Subject Securities transferred in accordance with the foregoing provision; provided further, such transferring Securityholder delivers notice of such Transfer pursuant to Section 10, if applicable.
“Subject Securities” shall mean, collectively, with respect to each Securityholder, such Securityholder’s Existing Shares and any New Shares.
“Transfer” shall mean (i) any direct or indirect offer, sale, assignment, conveyance, exchange, encumbrance, pledge, hypothecation, disposition, loan or other transfer (whether by merger of the applicable Securityholder, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntary or involuntary, (ii) entry into any Contract, option or other understanding with respect to any offer, sale, assignment, conveyance, exchange, encumbrance, pledge, hypothecation, disposition, loan or other transfer (whether by merger of the applicable Securityholder, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), of any Subject Securities (or any security convertible or exchangeable into Subject Securities) or beneficial or record ownership or other interest in any Subject Securities, (iii) to otherwise grant, permit or suffer the creation of any Liens on any Subject Securities (other than those created by this Agreement or under applicable securities laws) or (iv) to commit or agree, directly or indirectly, to take any of the foregoing actions.

2.   Agreement to Retain Subject Securities.
2.1   Transfer and Encumbrance of Subject Securities.   Until the Expiration Time, each Securityholder (severally as to itself and not jointly) agrees (and agrees to cause each of its Affiliates to agree), with respect to any Subject Securities owned beneficially or of record by such Securityholder, not to (a) Transfer any such Subject Securities except pursuant to a Permitted Transfer or (b) deposit any such Subject Securities into a voting trust or enter into any agreement, arrangement or understanding with any Person to vote or give instructions inconsistent with this Section 2, including any rights to acquire, any granting of, options, rights of first offer or refusal, or any voting agreement or arrangement with respect to such Securityholder’s Subject Securities, grant any proxy (except as otherwise provided herein) or power of attorney with respect thereto or commit or agree, directly or indirectly, to take any of the foregoing actions. Such Securityholder further agrees (and agrees to cause each of its Affiliates to agree) to authorize and request DSSI to notify DSSI’s transfer agent that there is a stop transfer order with respect to all of the Subject Securities and that this Agreement places limits on the voting of the Subject Securities; provided, however, that any such stop transfer order shall terminate upon the Expiration Time.
2.2   Acquisition of Additional Securities.   Each Securityholder (severally as to itself and not jointly) agrees that any DSSI Shares and other capital shares of DSSI that such Securityholder purchases or otherwise acquires beneficial or record ownership of, or with respect to which such Securityholder otherwise acquires sole or shared voting power, following the execution of this Agreement and prior to the Expiration Time (the “New Shares”), shall constitute Subject Securities and be subject to the terms and conditions of this Agreement.
2.3   Unpermitted Transfers.   Any Transfer or attempted or purported Transfer of any Subject Securities in violation of Section 2.1 shall be null and void ab initio.
3.   Agreement to Vote and Approve.   Until the Expiration Time, at every meeting of the stockholders of DSSI (whether annual or special) called with respect to any of the following matters, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of DSSI with respect to any of the following matters, each Securityholder shall (and agrees to cause each of its Affiliates to), or shall cause (and agrees to cause each of its Affiliates to cause) the holder of record on any applicable record date to (including via proxy), vote the Subject Securities owned beneficially or of record by such Securityholder and/or Affiliate (or cause the holder of record on any applicable record date to vote (including via proxy) the Subject Securities owned beneficially or of record by such Securityholder and/or Affiliate): (a) in favor of (i) the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, (ii) to the extent required by the vote of the stockholders of DSSI, the Terminations and (iii) to the extent required by the vote of the stockholders of DSSI, the Termination Agreements, (b) in favor of any proposal to adjourn or postpone such meeting of the stockholders of DSSI to a later date if there are not sufficient votes to adopt the Merger Agreement (and to the extent required, the Termination Agreements) and/or if there are not sufficient shares present in person or by proxy at such meeting of the stockholders of DSSI to constitute a quorum and (c) against (i) any merger agreement, merger, tender offer, exchange offer, sale of all or substantially all assets, recapitalization, reorganization, consolidation, share exchange, business combination, liquidation, dissolution or similar transaction or series of transactions involving DSSI, any Subsidiary of DSSI, and any other Person or Delaware Superior Proposal (as defined in the Merger Agreement) (other than the Merger Agreement and the Merger), (ii) any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of DSSI under the Merger Agreement or Termination Agreements or of such Securityholder under this Agreement, (iii) any action, proposal, transaction or agreement that would reasonably be expected to hinder, delay, postpone, inhibit, discourage, interfere with or adversely affect the timely consummation of the Merger and/or the Terminations and the other transactions contemplated by the Merger Agreement and/or the Termination Agreements, or that would reasonably be expected to result in any condition to the consummation of the Merger as set forth in Article VII of the Merger Agreement not being satisfied, (iv) any amendment to DSSI’s articles of incorporation or by-laws and (v) any change in a majority of the board of directors of DSSI (clauses (a) through (c), the “Required Votes”). Any such vote shall be cast, or consent shall be given, for purposes of this Section 3, in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording in accordance herewith the results of such vote or consent.
4.   Agreement Not to Solicit.   Until the Expiration Time, each Securityholder (severally as to itself and not jointly and solely in the Securityholder’s capacity as such) shall not, and shall not authorize or permit any Representative or Affiliate to act on such Securityholder’s behalf in order to, directly or indirectly, engage in any conduct in which DSSI is not permitted to engage by Section 5.3(a) of the Merger Agreement; provided, however, that nothing herein shall prevent such Securityholder from acting in such Securityholder’s capacity as an employee, officer or director of DSSI or any Subsidiary of DSSI, or taking any action in such capacity (including at the direction of the board of directors of DSSI), but only in either such case as and to the extent permitted by Section 5.3 of the Merger Agreement.
5.   Irrevocable Proxy.   By execution of this Agreement, each Securityholder and its Affiliates (if applicable) do hereby irrevocably and unconditionally appoint and constitute INSW or any designee thereof, until the Expiration Time (immediately after which time this proxy shall automatically be revoked), with full power of substitution and resubstitution, as such Securityholder’s or Affiliates’ (if applicable) true and lawful attorney-in-fact and irrevocable proxy, to the fullest extent of such Securityholder’s or Affiliates’ (if applicable) rights with respect to the Subject Securities owned beneficially or of record by such Securityholder or its respective Affiliates (if applicable), to vote (or consent pursuant to a written consent) and exercise all voting and related rights, sign or execute forms of proxy and/or such other deeds or documents (including, without limitation, the power to execute and deliver written consents) with respect to such Subject Securities owned or held by the Shareholder regarding the matters referred to in such Subject Securities as set forth in Section 3. Each Securityholder and its Affiliates (if applicable) intend this proxy to be irrevocable and coupled with an interest until the Expiration Time (at which time this proxy shall automatically be revoked) for all purposes and hereby represents that any proxies heretofore given with respect to its Subject Securities, if any, are revocable and hereby revokes any proxy previously granted by each Securityholder and its Affiliates (if applicable) with respect to its Subject Securities. This proxy is granted in consideration of INSW entering into the Merger Agreement. Each Securityholder and its Affiliates (if applicable) hereby ratifies and confirms all actions that the proxies appointed hereunder may lawfully do or cause to be done in accordance with this Section 5. At any meeting of the Securityholders of DSSI (whether annual or special) to which Section 3 is applicable, each Securityholder shall (and shall cause its Affiliates to), or shall direct (and shall cause its Affiliates to direct) the holder(s) of record of all of the Subject Securities of such Securityholder or Affiliate (if applicable) on any applicable record date to, appear, in person or by proxy, at each meeting or otherwise cause all of the Subject Securities of such Securityholder or Affiliate (if applicable) to be counted as present thereat for purposes of establishing a quorum. If for any reason any proxy granted herein is not irrevocable after it becomes effective, then the Securityholder granting such proxy agrees, until the Expiration Time, to vote the Subject Securities of such Securityholder in accordance with the Required Votes. The parties hereto agree that the foregoing is a voting agreement. This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Securityholder (including any transferee of any of the Subject Securities). Each Securityholder undertakes and agrees: (i) to indemnify the Attorney and against all actions, claims, demands, proceedings, costs, charges, expenses and other liabilities whatsoever which may be made against the Attorney or for which the Attorney may become liable by reason of acting in good faith pursuant to and in accordance with this power of attorney; and (ii) that the Attorney shall not be liable to the Securityholder for any loss or damage occurring as a result of any act or omission made by the Attorney by reason of acting in good faith pursuant to and in accordance with this power of attorney.
6.   Representations and Warranties of the Securityholders.   Each Securityholder (severally as to itself and not jointly) hereby represents and warrants to INSW and Merger Sub as follows:
6.1   Due Authority; Organization.   Such Securityholder has all necessary corporate or similar power and authority to execute and deliver this Agreement and to perform such Securityholder’s obligations hereunder. If such Securityholder is an entity, the execution, delivery and performance of this Agreement by such Securityholder has been duly and validly authorized by all necessary action on the part of such Securityholder, and no other corporate proceedings on the part of such Securityholder are necessary to approve this Agreement or to consummate the transaction contemplated hereby, and such Securityholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. This Agreement has been duly and validly executed and delivered by such Securityholder and, assuming the due authorization, execution and delivery of this Agreement by INSW and Merger Sub, constitutes a legal, valid and binding obligation of such Securityholder, enforceable against such Securityholder in accordance with its terms (except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally).
6.2   Ownership of the Existing Shares.   As of the date hereof, such Securityholder (a) is the beneficial and record owner of DSSI Shares as indicated on Schedule A hereto opposite such Securityholder’s name, free and clear of any proxy, voting restriction, adverse claim or other Lien, other than those created by the Director Designation Agreement (the “DDA”), dated as of March 27, 2019, by and between WL Ross & Co. LLC, and Diamond S Shipping Inc., and this Agreement, the Merger Agreement or under applicable securities Laws, and (b) has sole voting power over all of the Existing Shares owned beneficially or of record by such Securityholder and sole power of disposition with respect to all of the Existing Shares, and, except as disclosed in Schedule 13D/A filed by WL Ross & Co. LLC on November 21, 2019, no person other than such Securityholder has any right to direct or approve the voting or disposition of any of the Existing Shares. As of the date hereof, such Securityholder does not own, beneficially or of record, any capital stock or other securities of DSSI or any Subsidiary of DSSI other than the DSSI Shares set forth on Schedule A opposite such Securityholder’s name. As of the date hereof, such Securityholder does not own, beneficially or of record, any rights to purchase or acquire any shares of capital stock or other equity interests of DSSI or any Subsidiary of DSSI except as set forth on Schedule A opposite such Securityholder’s name. Except for the DDA, none of the Subject Securities are subject to any voting trust agreement or other Contract to which such Securityholder is a party restricting or otherwise relating to the voting or Transfer of any of the Subject Securities. Such Securityholder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any Subject Securities, except as provided in Section 5.
6.3   No Conflict: Consents.
(a)   The execution and delivery of this Agreement by such Securityholder does not, and the performance by such Securityholder of its obligations under this Agreement will not, (i) conflict with or violate any Law applicable to such Securityholder or by which any of such Securityholder’s assets is bound, (ii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in the loss of a benefit under, or terminate or give rise to any right of termination, vesting, cancellation, amendment, notification, purchase or sale (including any purchase option, option to sell, right of first refusal, right of first offer, right of first negotiation or similar option or right) under, or acceleration of, or result in the creation of a Lien on any of the Subject Securities owned beneficially by such Securityholder pursuant to, any Contract to which such Securityholder is a party or by which any of such Securityholder’s assets is bound (iii) conflict with or violate any provision of the organizational documents of such Securityholder, as applicable.
(b)   Except for any required filings by such Securityholder with the SEC, the execution and delivery of this Agreement by such Securityholder does not, and the performance by such Securityholder of its obligations under this Agreement will not, require any consent, approval, authorization or permit of, action by, filing with or notification to, any Person.
6.4   Absence of Litigation.   As of the date of this Agreement, there is no Action or Order pending or, to the knowledge of such Securityholder, threatened against or affecting, such Securityholder or any of its Affiliates that would reasonably be expected to impair or adversely affect the ability of such Securityholder to perform such Securityholder’s obligations hereunder or to consummate the transactions contemplated hereby.
6.5   Brokers.   No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Securityholder.

7.   Representations and Warranties of INSW and Merger Sub.   INSW and Merger Sub hereby represent and warrant to each Securityholder as follows:
7.1   Due Authority.   Each of INSW and Merger Sub has all necessary corporate or similar power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by INSW and Merger Sub have been duly and validly authorized, and no other corporate proceedings on the part of INSW or Merger Sub are necessary to approve this Agreement. This Agreement has been duly and validly executed and delivered by INSW and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by the Securityholders, constitutes a legal, valid and binding obligation of INSW and Merger Sub, enforceable against each of them in accordance with its terms (except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally).
7.2   No Conflict: Consents.
(a)   The execution and delivery of this Agreement by INSW and Merger Sub does not, and the performance by INSW and Merger Sub of their respective obligations under this Agreement will not, conflict with or violate any Law applicable to INSW or Merger Sub.
(b)   The execution and delivery of this Agreement by INSW and Merger Sub does not, and the performance by INSW and Merger Sub of their respective obligations under this Agreement will not, require any consent, approval, authorization or permit of, action by, filing with or notification to, any Person.
7.3   General.   Except where expressly stated to be given as of the date hereof only, the representations and warranties of the Securityholders contained in this Agreement shall be made as of the date hereof and as of each date from the date hereof through and including the Expiration Time.
8.   No Legal Action.   The Securityholders shall (and agrees to cause each of its Affiliates to agree to) not bring, commence, institute, maintain, voluntarily aid, finance, encourage or prosecute any claim, appeal, litigation, arbitration or proceeding which, and the Securityholders hereby waive any claim, appeal, litigation, arbitration or proceeding that, (a) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement, (b) alleges that the execution and delivery of this Agreement by the Securityholders or its Affiliates (or the Securityholders’ (or its Affiliates’, if applicable) performance hereunder) breaches any fiduciary duty of INSW’s board of directors (or any member or committee thereof) or any duty that the Securityholders have (or may be alleged to have) to INSW or to the other holders of the Subject Securities or (c) alleges the breach of any fiduciary duty of any Person (including the board of directors of DSSI or any member or committee thereof) in connection with the negotiation and entry into the Merger Agreement or the transactions contemplated thereby. In addition to the above, in the case of a class action, each Securityholder agrees not to bring, commence, institute, maintain, voluntarily aid, finance, encourage, prosecute or participate in, and to take all actions necessary to opt out of, any class in any class action with respect to (a), (b) and (c) above.
9.   Termination.   This Agreement shall terminate and shall have no further force or effect immediately as of and following the Expiration Time. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that (a) nothing set forth in this Section 9 shall relieve any party from liability for any breach of this Agreement occurring prior to the termination hereof; and (b) the provisions of this Section 9, and Section 11 shall survive any termination of this Agreement.
10.   Notice of Certain Events.   Until the Expiration Time, each Securityholder shall notify INSW promptly of (i) any fact, event or circumstance that would cause, or reasonably be expected to cause or constitute, a breach of the representations and warranties or covenants of such Securityholder or its Affiliates under this Agreement, (ii) the receipt by such Securityholder of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with this Agreement (iii) any acquisition of DSSI Shares by the Securityholder and (iv) any Permitted Transfer; provided, however, that the delivery of any notice pursuant to this Section 10 shall not limit or otherwise affect the remedies available to any party.

11.   Miscellaneous
11.1   Reliance by INSW and Merger Sub.   Each Securityholder understands and acknowledges that INSW and Merger Sub are entering into the Merger Agreement (and the other documents related thereto) and DSSI is entering into the Termination Agreements (and the other documents related thereto) in reliance upon such Securityholder’s execution, delivery and performance of this Agreement and upon the representations and warranties, covenants and other agreements of such Securityholder contained in this Agreement.
11.2   Further Assurances.   From time to time, at the request of INSW and without further consideration, each Securityholder and its Affiliates (if applicable) shall take such further action as may reasonably be deemed to be necessary or desirable to effect the transactions contemplated by this Agreement.
11.3   No Ownership Interest.   Nothing contained in this Agreement shall be deemed to vest in INSW any direct or indirect ownership or incidence of ownership of or with respect to the Subject Securities. All rights, ownership and economic benefits of and relating to the Subject Securities shall remain vested in and belong to the Securityholder, and INSW shall have no authority to direct the Securityholder in the voting or disposition of any of the Subject Securities, except as otherwise provided herein. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person, including INSW, for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law.
11.4   Certain Adjustments.   In the event of a change in the number of DSSI Shares by reason of any reclassification, recapitalization, split (including a reverse split), subdivision, combination, exchange or readjustment, or any stock or unit dividend or stock or unit distribution or other similar transaction, the terms “DSSI Shares” and “Subject Securities” shall be deemed to refer to and include such shares or units as well as all such stock or unit dividends and distributions and any securities into which or for which any or all of such shares or units may be changed or exchanged or which are received in such transaction.
11.5   Severability.   Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, (a) the parties shall negotiate, in good faith, a suitable and equitable provision that shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction.
11.6   Binding Effect and Assignment.   This Agreement is not intended to, and shall not, confer upon any other Person other than the parties and their respective successors and permitted assigns any rights or remedies hereunder. Except for the power of substitution and resubstitution granted in Section 5, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties. Any purported assignment of this Agreement in violation of the foregoing shall be null and void ab initio. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. Nothing in this Agreement is intended to confer on any Person (other than INSW, Merger Sub and their respective successors and permitted assigns) any rights or remedies of any nature.
11.7   Amendments and Modifications, Waivers, etc.   No provision of this Agreement may be modified, amended, altered, supplemented or waived prior to the Effective Time except upon the execution and delivery of a written agreement, amendment or waiver executed, in the case of an amendment, by the parties hereto or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.
11.8   Specific Performance; Injunctive Relief.   The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the parties shall be entitled, in addition to any other remedy to which they are entitled at law or in equity to specific relief hereunder, including an injunction or injunctions, specific performance and other equitable relief to prevent and enjoin breaches (or threatened breaches) of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court identified in Section 11.10 of this Agreement. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement for the posting of any bond or security as a prerequisite to obtaining equitable relief.
11.9   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon confirmation of receipt generated by the sender’s machine, or (b) on the first (1st) Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:
If to INSW or Merger Sub:
International Seaways, Inc.
600 Third Avenue, 39th Floor, New York, NY 10016
Attention: Legal Department
Facsimile: 212-251-1180
Email: LegalDepartment@intlseas.com
with a copy (which shall not constitute notice) to:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attention: Benet J. O’Reilly; Kimberly R. Spoerri
Facsimile: (212) 225-3999
Email: boreilly@cgsh.com; kspoerri@cgsh.com
If to a Securityholder, to the address set forth for such Securityholder on Schedule A.
11.10   Governing Law; Jurisdiction and Venue.
(a)   This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other jurisdiction.
(b)   Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the matter that is the subject of the action or proceeding is vested exclusively in the federal courts of the United States of America, the federal court of the United States of America sitting in the District of Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in the Court of Chancery of the State of Delaware, or, if (and only

if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the matter that is the subject of the action or proceeding is vested exclusively in the federal courts of the United States of America, the federal court of the United States of America sitting in the District of Delaware, as applicable, and any appellate court from any thereof, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the matter that is the subject of the action or proceeding is vested exclusively in the federal courts of the United States of America, the federal court of the United States of America sitting in the District of Delaware, as applicable, and any appellate court from any thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the jurisdiction or laying of venue of any such action or proceeding in such courts and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 11.10(b) in the manner provided for notices in Section 11.9. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.
11.11   WAIVER OF JURY TRIAL.   EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE MERGER. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.11.
11.12   Entire Agreement.   This Agreement constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof. Nothing herein shall be deemed or constitute an amendment, waiver or other variation of the Termination Agreements.
11.13   Counterparts.   This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. This Agreement may be executed by .pdf signature and a .pdf signature shall constitute an original for all purposes.
11.14   Interpretation.   Each of the parties hereto acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement and has participated jointly in negotiating and drafting this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived. The section headings herein are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to a Section or Schedule such reference shall be to a Section or Schedule of this Agreement unless otherwise indicated. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. References to a party or to the parties to this Agreement refer to INSW, Merger Sub and the Securityholders, individually or collectively, as the case may be. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified.
11.15   Expenses.   All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger are consummated.
11.16   Documentation and Information.   Each Securityholder consents to and authorizes the publication and disclosure by INSW and DSSI and their respective Affiliates of the Securityholders’ identity and holdings of DSSI Shares, and the nature of such Securityholder’s commitments, arrangements and understandings under this Agreement, in any press release or any other disclosure document required in connection with the Merger or any other transaction contemplated by the Merger Agreement. As promptly as reasonably practicable, each Securityholder shall notify INSW and DSSI, as applicable, of any required corrections with respect to any written information supplied by the such Securityholder specifically for use in any such disclosure document, if and to the extent such Securityholder becomes aware that any have become false or misleading in any material respect.
11.17   Obligation to Update Schedule A.   Each Securityholder agrees that in connection with any acquisitions or Transfers (to the extent permitted) of Subject Securities by such Securityholder, such Securityholder will, as promptly as practicable following the completion thereof, notify each of DSSI and INSW in writing of such acquisition or Transfer and the parties will update Schedule A to reflect the effect of such acquisition or Transfer.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date and year first above written.
INTERNATIONAL SEAWAYS, INC.
By:
/s/ Lois Zabrocky

Name:
Lois Zabrocky

Title:
Chief Executive Officer

DISPATCH TRANSACTION SUB, INC.
By:
/s/ James D. Small III

Name:
James D. Small III

Title:
Senior Vice President, Secretary and Director

[Signature Page to Voting and Support Agreement]

SECURITYHOLDERS:
WLR Recovery Fund IV DSS AIV, L.P.
By:
/s/ Stephen Toy

Name:
Stephen Toy

Title:
Director

WLR Recovery Fund V DSS AIV, L.P.
By:
/s/ Stephen Toy

Name:
Stephen Toy

Title:
Director

WLR Select Co-Investment, L.P.
By:
/s/ Stephen Toy

Name:
Stephen Toy

Title: Director
WLR/GS Master Co-Investment, L.P.
By:
/s/ R. Lee Phegley, Jr.

Name:
R. Lee Phegley, Jr.

Title:
Authorized Person

[Signature Page to Voting and Support Agreement]

WLR IV Parallel ESC, L.P.
By:
/s/ Beth Zayicek

Name:
Beth Zayicek

Title:
Senior Managing Director

WLR V Parallel ESC, L.P.
By:
/s/ Beth Zayicek

Name:
Beth Zayicek

Title:
Senior Managing Director

[Signature Page to Voting and Support Agreement]

SCHEDULE A
SECURITYHOLDERS
Name	Address	Existing Shares
WLR Recovery Fund IV DSS AIV, L.P.	c/o WL ROSS & CO. LLC 2001 ROSS AVENUE SUITE 3400 DALLAS, TX 75201	5,235,125 shares
WLR Recovery Fund V DSS AIV, L.P.	c/o WL ROSS & CO. LLC 2001 ROSS AVENUE SUITE 3400 DALLAS, TX 75201	1,197,357 shares
WLR Select Co- Investment, L.P.	c/o WL ROSS & CO. LLC 2001 ROSS AVENUE SUITE 3400 DALLAS, TX 75201	1,788,026 shares
WLR/GS Master Co-Investment, L.P.	c/o WL ROSS & CO. LLC 2001 ROSS AVENUE SUITE 3400 DALLAS, TX 75201	688,986 shares
WLR IV Parallel ESC, L.P.	c/o WL ROSS & CO. LLC 2001 ROSS AVENUE SUITE 3400 DALLAS, TX 75201	19,390 shares
WLR V Parallel ESC, L.P.	c/o WL ROSS & CO. LLC 2001 ROSS AVENUE SUITE 3400 DALLAS, TX 75201	11,246 shares

ANNEX F
Execution Version
VOTING AND SUPPORT AGREEMENT
This VOTING AND SUPPORT AGREEMENT, dated as of March 30, 2021 (this “Agreement”), is made and entered into by and among International Seaways, Inc., a corporation duly organized and existing under the laws of the Republic of the Marshall Islands (“INSW”) (together with its successors and permitted assigns, “INSW”) and each of the parties listed on Schedule A hereto (each, a “Securityholder” and, collectively, the “Securityholders”).
RECITALS
WHEREAS, concurrently with the execution and delivery of this Agreement, INSW is entering into that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among Diamond S Shipping Inc., a corporation duly organized and existing under the laws of the Republic of the Marshall Islands (together with its successors and permitted assigns, “DSSI”), INSW and Dispatch Transaction Sub, Inc., a corporation duly organized and existing under the laws of the Republic of the Marshall Islands and a wholly owned subsidiary of INSW (“Merger Sub”), pursuant to which, among other things, at the closing of the transactions contemplated thereby and upon the terms and subject to the conditions set forth therein, Merger Sub will be merged with and into DSSI, with the result that DSSI will survive as a wholly owned subsidiary of INSW (the “Merger”);
WHEREAS, concurrently with the execution and delivery of this Agreement, DSSI, Capital Maritime & Trading Corp., a Marshall Islands corporation (“Capital”) and certain Affiliates of Capital are entering into a Termination of Director Designation Agreement and Resale and Registration Rights Agreement (the “DDA Termination Agreement”), pursuant to which Capital and its Affiliates agree to terminate that certain (i) Director Designation Agreement, dated as of March 27, 2019 (the “DDA”), by and among DSSI and certain Affiliates of Capital in accordance with Section 1 of the DDA Termination Agreement and (ii) Resale and Registration Rights Agreement, dated as of March 27, 2019, by and among DSSI and certain Affiliates of Capital in accordance with Section 2 of the DDA Termination Agreement (the “DDA Termination”), in each case as of the Closing;
WHEREAS, concurrently with the execution and delivery of this Agreement, DSSI, Capital and certain Affiliates of Capital, are entering into a Termination Agreement (the “Commercial Termination Agreement”, together with the DDA Termination Agreement, the “Termination Agreements”), pursuant to which Capital and its Affiliates agree to terminate that certain (i) Commercial Management Agreement, dated as of March 27, 2019, by and among DSSI and certain Affiliates of Capital, (ii) Management and Services Agreement, dated as of March 27, 2019, by and among DSSI and certain Affiliates of Capital and (iii) Technical Management Agreement, dated as of March 27, 2019, by and among DSSI and certain Affiliates of Capital (collectively, the “Commercial Terminations”, together with the DDA Termination, the “Terminations”);
WHEREAS, each Securityholder is the beneficial or record owner of, and has either sole or shared voting power and dispositive power over, such number of DSSI Shares (the “Existing Shares”) as is indicated opposite such Securityholder’s name on Schedule A attached hereto;
WHEREAS, INSW and Merger Sub desire that the Securityholders agree, and each Securityholder is willing to agree, subject to the limitations herein, not to Transfer (as defined below) any of its Subject Securities (as defined below) in a manner prohibited by this Agreement, and to vote all of the Subject Securities with respect to which the Securityholder has voting rights in a manner so as to facilitate consummation of the Merger; and
WHEREAS, as a condition and an inducement to INSW’s and Merger Sub’s willingness to enter into the Merger Agreement, each Securityholder has agreed to enter into this Agreement with respect to all Subject Securities that such Securityholder owns beneficially or of record as of the date hereof, and any additional Subject Securities that such Securityholder may acquire beneficial or record ownership of after the date hereof.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
1.   Definitions.   Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1 or as otherwise defined elsewhere in this Agreement.
“beneficial owner” shall be interpreted in accordance with the term “beneficial owner” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance); provided that, notwithstanding the generality of the foregoing, for purposes of determining beneficial ownership, a Person shall be deemed to be the beneficial owner of any securities which such Person has, at any time during the term of this Agreement, the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, redemption rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time (including the passage of time in excess of sixty (60) days), the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). The terms “beneficial ownership,” “beneficially own,” “beneficially owned” and “own beneficially” shall have correlative meanings.
“DSSI Shares” shall mean common shares of DSSI, $0.001 par value per share.
“Expiration Time” shall mean the earliest to occur of (a) the Effective Time (as defined in the Merger Agreement), (b) such date and time as the Merger Agreement shall be terminated pursuant to and in accordance with its terms, (c) the termination of this Agreement by mutual written consent of the parties hereto, or (d) the extension of the Outside Date (as defined in the Merger Agreement) without the prior written consent of the Securityholder.
“Permitted Transfer” shall mean, in each case, with respect to each Securityholder, so long as (a) such Transfer is in accordance with applicable Law and (b) such Securityholder is in compliance with this Agreement, any Transfer of Subject Securities by the Securityholder to an Affiliate of such transferring Securityholder, so long as such Affiliate, if not already a party to this Agreement, in connection with such Transfer, executes a joinder to this Agreement pursuant to which such Affiliate agrees to become a party to this Agreement and be subject to the restrictions applicable to such Securityholder and otherwise become a party for all purposes of this Agreement, including delivering the irrevocable proxy set forth in Section 5 hereof; provided that no such Transfer shall relieve the transferring Securityholder from its obligations under this Agreement, other than with respect to the Subject Securities transferred in accordance with the foregoing provision; provided further, such transferring Securityholder delivers notice of such Transfer pursuant to Section 10, if applicable.
“Subject Securities” shall mean, collectively, with respect to each Securityholder, such Securityholder’s Existing Shares and any New Shares.
“Transfer” shall mean (i) any direct or indirect offer, sale, assignment, conveyance, exchange, encumbrance, pledge, hypothecation, disposition, loan or other transfer (whether by merger of the applicable Securityholder, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntary or involuntary, (ii) entry into any Contract, option or other understanding with respect to any offer, sale, assignment, conveyance, exchange, encumbrance, pledge, hypothecation, disposition, loan or other transfer (whether by merger of the applicable Securityholder, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), of any Subject Securities (or any security convertible or exchangeable into Subject Securities) or beneficial or record ownership or other interest in any Subject Securities, (iii) to otherwise grant, permit or suffer the creation of any Liens on any Subject Securities (other than those created by this Agreement or under applicable securities laws) or (iv) to commit or agree, directly or indirectly, to take any of the foregoing actions.

2.   Agreement to Retain Subject Securities.
2.1   Transfer and Encumbrance of Subject Securities.   Until the Expiration Time, each Securityholder (severally as to itself and not jointly) agrees (and agrees to cause each of its Affiliates to agree), with respect to any Subject Securities owned beneficially or of record by such Securityholder, not to (a) Transfer any such Subject Securities except pursuant to a Permitted Transfer or (b) deposit any such Subject Securities into a voting trust or enter into any agreement, arrangement or understanding with any Person to vote or give instructions inconsistent with this Section 2, including any rights to acquire, any granting of, options, rights of first offer or refusal, or any voting agreement or arrangement with respect to such Securityholder’s Subject Securities, grant any proxy (except as otherwise provided herein) or power of attorney with respect thereto or commit or agree, directly or indirectly, to take any of the foregoing actions. Such Securityholder further agrees (and agrees to cause each of its Affiliates to agree) to authorize and request DSSI to notify DSSI’s transfer agent that there is a stop transfer order with respect to all of the Subject Securities and that this Agreement places limits on the voting of the Subject Securities; provided, however, that any such stop transfer order shall terminate upon the Expiration Time.
2.2   Acquisition of Additional Securities.   Each Securityholder (severally as to itself and not jointly) agrees that any DSSI Shares and other capital shares of DSSI that such Securityholder purchases or otherwise acquires beneficial or record ownership of, or with respect to which such Securityholder otherwise acquires sole or shared voting power, following the execution of this Agreement and prior to the Expiration Time (the “New Shares”), shall constitute Subject Securities and be subject to the terms and conditions of this Agreement.
2.3   Unpermitted Transfers.   Any Transfer or attempted or purported Transfer of any Subject Securities in violation of Section 2.1 shall be null and void ab initio.
3.   Agreement to Vote and Approve.   Until the Expiration Time, at every meeting of the stockholders of DSSI (whether annual or special) called with respect to any of the following matters, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of DSSI with respect to any of the following matters, each Securityholder shall (and agrees to cause each of its Affiliates to), or shall cause (and agrees to cause each of its Affiliates to cause) the holder of record on any applicable record date to (including via proxy), vote the Subject Securities owned beneficially or of record by such Securityholder and/or Affiliate (or cause the holder of record on any applicable record date to vote (including via proxy) the Subject Securities owned beneficially or of record by such Securityholder and/or Affiliate): (a) in favor of (i) the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, (ii) to the extent required by the vote of the stockholders of DSSI, the Terminations and (iii) to the extent required by the vote of the stockholders of DSSI, the Termination Agreements, (b) in favor of any proposal to adjourn or postpone such meeting of the stockholders of DSSI to a later date if there are not sufficient votes to adopt the Merger Agreement (and to the extent required, the Termination Agreements) and/or if there are not sufficient shares present in person or by proxy at such meeting of the stockholders of DSSI to constitute a quorum and (c) against (i) any merger agreement, merger, tender offer, exchange offer, sale of all or substantially all assets, recapitalization, reorganization, consolidation, share exchange, business combination, liquidation, dissolution or similar transaction or series of transactions involving DSSI, any Subsidiary of DSSI, and any other Person or Delaware Superior Proposal (as defined in the Merger Agreement) (other than the Merger Agreement and the Merger), (ii) any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of DSSI under the Merger Agreement or Termination Agreements or of such Securityholder under this Agreement, (iii) any action, proposal, transaction or agreement that would reasonably be expected to hinder, delay, postpone, inhibit, discourage, interfere with or adversely affect the timely consummation of the Merger and/or the Terminations and the other transactions contemplated by the Merger Agreement and/or the Termination Agreements, or that would reasonably be expected to result in any condition to the consummation of the Merger as set forth in Article VII of the Merger Agreement not being satisfied, (iv) any amendment to DSSI’s articles of incorporation or by-laws and (v) any change in a majority of the board of directors of DSSI (clauses (a) through (c), the “Required Votes”). Any such vote shall be cast, or consent shall be given, for purposes of this Section 3, in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording in accordance herewith the results of such vote or consent.
4.   Agreement Not to Solicit.   Until the Expiration Time, each Securityholder (severally as to itself and not jointly and solely in the Securityholder’s capacity as such) shall not, and shall not authorize or permit any Representative or Affiliate to act on such Securityholder’s behalf in order to, directly or indirectly, engage in any conduct in which DSSI is not permitted to engage by Section 5.3(a) of the Merger Agreement; provided, however, that nothing herein shall prevent such Securityholder from acting in such Securityholder’s capacity as an employee, officer or director of DSSI or any Subsidiary of DSSI, or taking any action in such capacity (including at the direction of the board of directors of DSSI), but only in either such case as and to the extent permitted by Section 5.3 of the Merger Agreement.
5.   Irrevocable Proxy.   By execution of this Agreement, each Securityholder and its Affiliates (if applicable) do hereby irrevocably and unconditionally appoint and constitute INSW or any designee thereof, until the Expiration Time (immediately after which time this proxy shall automatically be revoked), with full power of substitution and resubstitution, as such Securityholder’s or Affiliates’ (if applicable) true and lawful attorney-in-fact and irrevocable proxy, to the fullest extent of such Securityholder’s or Affiliates’ (if applicable) rights with respect to the Subject Securities owned beneficially or of record by such Securityholder or its respective Affiliates (if applicable), to vote (or consent pursuant to a written consent) and exercise all voting and related rights, sign or execute forms of proxy and/or such other deeds or documents (including, without limitation, the power to execute and deliver written consents) with respect to such Subject Securities owned or held by the Shareholder regarding the matters referred to in such Subject Securities as set forth in Section 3. Each Securityholder and its Affiliates (if applicable) intend this proxy to be irrevocable and coupled with an interest until the Expiration Time (at which time this proxy shall automatically be revoked) for all purposes and hereby represents that any proxies heretofore given with respect to its Subject Securities, if any, are revocable and hereby revokes any proxy previously granted by each Securityholder and its Affiliates (if applicable) with respect to its Subject Securities. This proxy is granted in consideration of INSW entering into the Merger Agreement. Each Securityholder and its Affiliates (if applicable) hereby ratifies and confirms all actions that the proxies appointed hereunder may lawfully do or cause to be done in accordance with this Section 5. At any meeting of the Securityholders of DSSI (whether annual or special) to which Section 3 is applicable, each Securityholder shall (and shall cause its Affiliates to), or shall direct (and shall cause its Affiliates to direct) the holder(s) of record of all of the Subject Securities of such Securityholder or Affiliate (if applicable) on any applicable record date to, appear, in person or by proxy, at each meeting or otherwise cause all of the Subject Securities of such Securityholder or Affiliate (if applicable) to be counted as present thereat for purposes of establishing a quorum. If for any reason any proxy granted herein is not irrevocable after it becomes effective, then the Securityholder granting such proxy agrees, until the Expiration Time, to vote the Subject Securities of such Securityholder in accordance with the Required Votes. The parties hereto agree that the foregoing is a voting agreement. This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Securityholder (including any transferee of any of the Subject Securities). Each Securityholder undertakes and agrees: (i) to indemnify the Attorney and against all actions, claims, demands, proceedings, costs, charges, expenses and other liabilities whatsoever which may be made against the Attorney or for which the Attorney may become liable by reason of acting in good faith pursuant to and in accordance with this power of attorney; and (ii) that the Attorney shall not be liable to the Securityholder for any loss or damage occurring as a result of any act or omission made by the Attorney by reason of acting in good faith pursuant to and in accordance with this power of attorney.
6.   Representations and Warranties of the Securityholders.   Each Securityholder (severally as to itself and not jointly) hereby represents and warrants to INSW and Merger Sub as follows:
6.1   Due Authority; Organization.   Such Securityholder has all necessary corporate or similar power and authority to execute and deliver this Agreement and to perform such Securityholder’s obligations hereunder. If such Securityholder is an entity, the execution, delivery and performance of this Agreement by such Securityholder has been duly and validly authorized by all necessary action on the part of such Securityholder, and no other corporate proceedings on the part of such Securityholder are necessary to approve this Agreement or to consummate the transaction contemplated hereby, and such Securityholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. This Agreement has been duly and validly executed and delivered by such Securityholder and, assuming the due authorization, execution and delivery of this Agreement by INSW and Merger Sub, constitutes a legal, valid and binding obligation of such Securityholder, enforceable against such Securityholder in accordance with its terms (except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally).
6.2   Ownership of the Existing Shares.   As of the date hereof, such Securityholder (a) is the beneficial and record owner of DSSI Shares as indicated on Schedule A hereto opposite such Securityholder’s name, free and clear of any proxy, voting restriction, adverse claim or other Lien, other than those created by the DDA and this Agreement, the Merger Agreement or under applicable securities Laws, and (b) has sole voting power over all of the Existing Shares owned beneficially or of record by such Securityholder and sole power of disposition with respect to all of the Existing Shares, and, except as disclosed in Schedule 13D/A filed by Capital and its Affiliates on March 10, 2020, no person other than such Securityholder has any right to direct or approve the voting or disposition of any of the Existing Shares. As of the date hereof, such Securityholder does not own, beneficially or of record, any capital stock or other securities of DSSI or any Subsidiary of DSSI other than the DSSI Shares set forth on Schedule A opposite such Securityholder’s name. As of the date hereof, such Securityholder does not own, beneficially or of record, any rights to purchase or acquire any shares of capital stock or other equity interests of DSSI or any Subsidiary of DSSI except as set forth on Schedule A opposite such Securityholder’s name. Except for the DDA, none of the Subject Securities are subject to any voting trust agreement or other Contract to which such Securityholder is a party restricting or otherwise relating to the voting or Transfer of any of the Subject Securities. Such Securityholder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any Subject Securities, except as provided in Section 5.
6.3   No Conflict: Consents.
(a)   The execution and delivery of this Agreement by such Securityholder does not, and the performance by such Securityholder of its obligations under this Agreement will not, (i) conflict with or violate any Law applicable to such Securityholder or by which any of such Securityholder’s assets is bound, (ii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in the loss of a benefit under, or terminate or give rise to any right of termination, vesting, cancellation, amendment, notification, purchase or sale (including any purchase option, option to sell, right of first refusal, right of first offer, right of first negotiation or similar option or right) under, or acceleration of, or result in the creation of a Lien on any of the Subject Securities owned beneficially by such Securityholder pursuant to, any Contract to which such Securityholder is a party or by which any of such Securityholder’s assets is bound (iii) conflict with or violate any provision of the organizational documents of such Securityholder, as applicable.
(b)   Except for any required filings by such Securityholder with the SEC, the execution and delivery of this Agreement by such Securityholder does not, and the performance by such Securityholder of its obligations under this Agreement will not, require any consent, approval, authorization or permit of, action by, filing with or notification to, any Person.
6.4   Absence of Litigation.   As of the date of this Agreement, there is no Action or Order pending or, to the knowledge of such Securityholder, threatened against or affecting, such Securityholder or any of its Affiliates that would reasonably be expected to impair or adversely affect the ability of such Securityholder to perform such Securityholder’s obligations hereunder or to consummate the transactions contemplated hereby.
6.5   Brokers.   No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Securityholder.
Except where expressly stated to be given as of the date hereof only, the representations and warranties of the Securityholders contained in this Agreement shall be made as of the date hereof and as of each date from the date hereof through and including the Expiration Time.

7.   Representations and Warranties of INSW and Merger Sub.   INSW and Merger Sub hereby represent and warrant to each Securityholder as follows:
7.1   Due Authority.   Each of INSW and Merger Sub has all necessary corporate or similar power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by INSW and Merger Sub have been duly and validly authorized, and no other corporate proceedings on the part of INSW or Merger Sub are necessary to approve this Agreement. This Agreement has been duly and validly executed and delivered by INSW and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by the Securityholders, constitutes a legal, valid and binding obligation of INSW and Merger Sub, enforceable against each of them in accordance with its terms (except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally).
7.2   No Conflict: Consents.
(a)   The execution and delivery of this Agreement by INSW and Merger Sub does not, and the performance by INSW and Merger Sub of their respective obligations under this Agreement will not, conflict with or violate any Law applicable to INSW or Merger Sub.
(b)   The execution and delivery of this Agreement by INSW and Merger Sub does not, and the performance by INSW and Merger Sub of their respective obligations under this Agreement will not, require any consent, approval, authorization or permit of, action by, filing with or notification to, any Person.
8.   No Legal Action.   The Securityholders shall (and agrees to cause each of its Affiliates to agree to) not bring, commence, institute, maintain, voluntarily aid, finance, encourage or prosecute any claim, appeal, litigation, arbitration or proceeding which, and the Securityholders hereby waive any claim, appeal, litigation, arbitration or proceeding that, (a) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement, (b) alleges that the execution and delivery of this Agreement by the Securityholders or its Affiliates (or the Securityholders’ (or its Affiliates’, if applicable) performance hereunder) breaches any fiduciary duty of INSW’s board of directors (or any member or committee thereof) or any duty that the Securityholders have (or may be alleged to have) to INSW or to the other holders of the Subject Securities or (c) alleges the breach of any fiduciary duty of any Person (including the board of directors of DSSI or any member or committee thereof) in connection with the negotiation and entry into the Merger Agreement or the transactions contemplated thereby. In addition to the above, in the case of a class action, each Securityholder agrees not to bring, commence, institute, maintain, voluntarily aid, finance, encourage, prosecute or participate in, and to take all actions necessary to opt out of, any class in any class action with respect to (a), (b) and (c) above.
9.   Termination.   This Agreement shall terminate and shall have no further force or effect immediately as of and following the Expiration Time. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that (a) nothing set forth in this Section 9 shall relieve any party from liability for any breach of this Agreement occurring prior to the termination hereof; and (b) the provisions of this Section 9, and Section 11 shall survive any termination of this Agreement.
10.   Notice of Certain Events.   Until the Expiration Time, each Securityholder shall notify INSW promptly of (i) any fact, event or circumstance that would cause, or reasonably be expected to cause or constitute, a breach of the representations and warranties or covenants of such Securityholder or its Affiliates under this Agreement, (ii) the receipt by such Securityholder of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with this Agreement (iii) any acquisition of DSSI Shares by the Securityholder and (iv) any Permitted Transfer; provided, however, that the delivery of any notice pursuant to this Section 10 shall not limit or otherwise affect the remedies available to any party.
11.   Miscellaneous
11.1   Reliance by INSW and Merger Sub.   Each Securityholder understands and acknowledges that INSW and Merger Sub are entering into the Merger Agreement (and the other documents related thereto) and DSSI is entering into the Termination Agreements (and the other documents related thereto) in reliance upon such Securityholder’s execution, delivery and performance of this Agreement and upon the representations and warranties, covenants and other agreements of such Securityholder contained in this Agreement.
11.2   Further Assurances.   From time to time, at the request of INSW and without further consideration, each Securityholder and its Affiliates (if applicable) shall take such further action as may reasonably be deemed to be necessary or desirable to effect the transactions contemplated by this Agreement.
11.3   No Ownership Interest.   Nothing contained in this Agreement shall be deemed to vest in INSW any direct or indirect ownership or incidence of ownership of or with respect to the Subject Securities. All rights, ownership and economic benefits of and relating to the Subject Securities shall remain vested in and belong to the Securityholder, and INSW shall have no authority to direct the Securityholder in the voting or disposition of any of the Subject Securities, except as otherwise provided herein. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person, including INSW, for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law.
11.4   Certain Adjustments.   In the event of a change in the number of DSSI Shares by reason of any reclassification, recapitalization, split (including a reverse split), subdivision, combination, exchange or readjustment, or any stock or unit dividend or stock or unit distribution or other similar transaction, the terms “DSSI Shares” and “Subject Securities” shall be deemed to refer to and include such shares or units as well as all such stock or unit dividends and distributions and any securities into which or for which any or all of such shares or units may be changed or exchanged or which are received in such transaction.
11.5   Severability.   Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, (a) the parties shall negotiate, in good faith, a suitable and equitable provision that shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction.
11.6   Binding Effect and Assignment.   This Agreement is not intended to, and shall not, confer upon any other Person other than the parties and their respective successors and permitted assigns any rights or remedies hereunder. Except for the power of substitution and resubstitution granted in Section 5, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties. Any purported assignment of this Agreement in violation of the foregoing shall be null and void ab initio. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. Nothing in this Agreement is intended to confer on any Person (other than INSW, Merger Sub and their respective successors and permitted assigns) any rights or remedies of any nature.
11.7   Amendments and Modifications, Waivers, etc.   No provision of this Agreement may be modified, amended, altered, supplemented or waived prior to the Effective Time except upon the execution and delivery of a written agreement, amendment or waiver executed, in the case of an amendment, by the parties hereto or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

11.8   Specific Performance; Injunctive Relief.   The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the parties shall be entitled, in addition to any other remedy to which they are entitled at law or in equity to specific relief hereunder, including an injunction or injunctions, specific performance and other equitable relief to prevent and enjoin breaches (or threatened breaches) of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court identified in Section 11.10 of this Agreement. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement for the posting of any bond or security as a prerequisite to obtaining equitable relief.
11.9   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon confirmation of receipt generated by the sender’s machine, or (b) on the first (1st) Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:
If to INSW or Merger Sub:
International Seaways, Inc.
600 Third Avenue, 39th Floor, New York, NY 10016
Attention: Legal Department
Facsimile: 212-251-1180
Email: LegalDepartment@intlseas.com
with a copy (which shall not constitute notice) to:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attention: Benet J. O’Reilly; Kimberly R. Spoerri
Facsimile: (212) 225-3999
Email: boreilly@cgsh.com; kspoerri@cgsh.com
If to a Securityholder, to the address set forth for such Securityholder on Schedule A.
11.10   Governing Law; Jurisdiction and Venue.
(a)   This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other jurisdiction.
(b)   Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the matter that is the subject of the action or proceeding is vested exclusively in the federal courts of the United States of America, the federal court of the United States of America sitting in the District of Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the matter that is the subject of the action or proceeding is vested exclusively in the federal courts of the United States of America, the federal court of the United States of America sitting in the District of Delaware, as applicable, and any appellate court from any thereof, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the matter that is the subject of the action or proceeding is vested exclusively in the federal courts of the United States of America, the federal court of the United States of America sitting in the District of Delaware, as applicable, and any appellate court from any thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the jurisdiction or laying of venue of any such action or proceeding in such courts and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 11.10(b) in the manner provided for notices in Section 11.9. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.
11.11   WAIVER OF JURY TRIAL.   EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE MERGER . EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.11.
11.12   Entire Agreement.   This Agreement constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof. Nothing herein shall be deemed or constitute an amendment, waiver or other variation of the Termination Agreements.
11.13   Counterparts.   This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. This Agreement may be executed by .pdf signature and a .pdf signature shall constitute an original for all purposes.
11.14   Interpretation.   Each of the parties hereto acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement and has participated jointly in negotiating and drafting this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived. The section headings herein are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to a Section or Schedule such reference shall be to a Section or Schedule of this Agreement unless otherwise indicated. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. References to a party or to the parties to this Agreement refer to INSW, Merger Sub and the Securityholders, individually or collectively, as the case may be. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified.

11.15   Expenses.   All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger are consummated.
11.16   Documentation and Information.   Each Securityholder consents to and authorizes the publication and disclosure by INSW and DSSI and their respective Affiliates of the Securityholders’ identity and holdings of DSSI Shares, and the nature of such Securityholder’s commitments, arrangements and understandings under this Agreement, in any press release or any other disclosure document required in connection with the Merger or any other transaction contemplated by the Merger Agreement. As promptly as reasonably practicable, each Securityholder shall notify INSW and DSSI, as applicable, of any required corrections with respect to any written information supplied by the such Securityholder specifically for use in any such disclosure document, if and to the extent such Securityholder becomes aware that any have become false or misleading in any material respect.
11.17   Obligation to Update Schedule A.   Each Securityholder agrees that in connection with any acquisitions or Transfers (to the extent permitted) of Subject Securities by such Securityholder, such Securityholder will, as promptly as practicable following the completion thereof, notify each of DSSI and INSW in writing of such acquisition or Transfer and the parties will update Schedule A to reflect the effect of such acquisition or Transfer.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date and year first above written.
INTERNATIONAL SEAWAYS, INC.
By:
/s/ Lois Zabrocky

Name:
Lois Zabrocky

Title:
Chief Executive Officer

DISPATCH MERGER SUB, INC.
By:
/s/ James D. Small III

Name:
James D. Small III

Title:
Senior Vice President, Secretary and Director

[Signature Page to Voting and Support Agreement]

SECURITYHOLDERS:
Capital Maritime & Trading Corp.
By:
/s/ Gerasimos Kalogiratos

Name:
Gerasimos Kalogiratos

Title:
Director

Crude Carriers Investments Corp.
By:
/s/ Maria Dimitrov

Name:
Maria Dimitrov

Title:
Director

Capital GP L.L.C.
By:
/s/ Gerasimos Kalogiratos

Name:
Gerasimos Kalogiratos

Title:
CEO

[Signature Page to Voting and Support Agreement]

SCHEDULE A
SECURITYHOLDERS
Name	Address	Existing Shares
Capital Maritime & Trading Corp.	3 Iassonos Street Piraeus, 18537 Greece	2,236,080
Crude Carriers Investments Corp.	3 Iassonos Street Piraeus, 18537 Greece	322,250
Capital GP L.L.C.	3 Iassonos Street Piraeus, 18537 Greece	239,414

ANNEX G
Execution Version
TERMINATION AGREEMENT
This TERMINATION AGREEMENT (this “Agreement”), dated as of March 30, 2021, is entered into by and between Diamond S Shipping Inc., a corporation duly organized and existing under the laws of the Republic of the Marshall Islands and its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, on behalf of itself and its vessel-owning subsidiaries that have entered into the TMAs (as defined below) (“DSSI”), and Capital Ship Management Corp., a company duly organized and existing under the laws of Panama with its registered office at Hong Kong Bank building, 6th floor, Samuel Lewis Avenue, Panama, and a business address at 3, Iassonos street, Piraeus, Greece (“CSM”, and together with DSSI, the “Parties”, and each, a “Party”).
RECITALS
WHEREAS, concurrently with the execution and delivery of this Agreement, DSSI is entering into that certain Agreement and Plan of Merger in the form attached hereto as Exhibit A (as may be amended or amended and restated from time to time, the “Merger Agreement”), by and among DSSI, International Seaways, Inc., a corporation duly organized and existing under the laws of the Republic of the Marshall Islands (“INSW”), and Dispatch Transaction Sub, Inc., a corporation duly organized and existing under the laws of the Republic of the Marshall Islands and a wholly owned subsidiary of INSW (“Merger Sub”), pursuant to which, among other things, at the closing of the transactions contemplated thereby (the “INSW Transaction Closing”) and upon the terms and subject to the conditions set forth therein, Merger Sub will be merged with and into DSSI, with the result that DSSI will survive as a wholly-owned subsidiary of INSW;
WHEREAS, concurrently with the execution and delivery of this Agreement, DSSI, certain Affiliates (as defined below) of CSM are entering into a Voting and Support Agreement (the “Voting Agreement”) and a Termination of Director Designation Agreement and Resale and Registration Rights Agreement (the “DDA Termination Agreement”);
WHEREAS, the parties intend that, subject to the consummation of the INSW Transaction Closing, upon the transition of the management services in accordance with the terms and subject to the conditions contained herein, the following agreements shall terminate:
(i)
Commercial Management Agreement, dated as of March 27, 2019, by and between DSSI and CSM (the “CMA”);

(ii)
Management and Services Agreement, dated as of March 27, 2019, by and between DSSI and CSM (the “MSA”); and

(iii)
each Technical Management Agreement, dated as of March 27, 2019, by and between certain DSSI vessel-owning subsidiaries and CSM (also referred to as Part II Shipman 2009 Standard Ship Management Agreement) (the “TMAs”, and collectively with the CMA and the MSA, the “Subject Agreements”).

WHEREAS, in connection with the termination of the Subject Agreements, the Parties wish to facilitate an orderly transfer of activities related to the Vessels on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual agreement and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:
ARTICLE I
DEFINITIONS
Capitalized terms used herein but not otherwise defined herein have the meanings set forth in the MSA. The following terms used herein have the following meanings:

Section 1.1   ”Affiliates” means, with respect to any Person as at any particular date, any other Persons that directly or indirectly, through one or more intermediaries, are controlled by, control or are under common control with the person in question, and “Affiliate” means any one of them; provided, that, with respect to CSM, “Affiliates” shall in any event include Capital Maritime & Trading Corp., Crude Carriers Investments Corp. and Capital GP L.L.C; provided, further, that neither INSW nor any of its Affiliates shall be deemed Affiliates of DSSI or DSSI’s Affiliates for any purpose hereunder or under the Subject Agreements.
Section 1.2   ”Escrow Agreement” means the Escrow Agreement on customary and reasonable terms reflecting the escrow deposit and release provisions contemplated by this Agreement, to be entered into by DSSI, CSM and the Escrow Agent concurrently with the INSW Transaction Closing.
Section 1.3   ”Escrow Amount Adjustment” means the aggregate amount of the Ticking Fee multiplied by 0.12.
Section 1.4   ”Freight Earned” with respect to any period means all gross charter revenues generated by the applicable vessel during such period, established based on supporting documentation provided by DSSI and/or Newco as reasonably required by CSM. In the event that the relevant vessel’s new commercial manager is unwilling or unable to provide such vessel’s Freight Earned, DSSI or Newco and CSM shall agree on an alternate method of calculating the Freight Earned, which method shall, as nearly as possible, approximate the economic effect of the preceding sentence. Such alternative method shall be deemed the “Freight Earned” hereunder.
Section 1.5   ”Governmental Entity” means any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory agency or authority or any securities exchange.
Section 1.6   ”Law” means any statute, law, ordinance, policy rule or regulation of any Governmental Entity and all judicial interpretations thereof.
Section 1.7   ”Representative” means with respect to any Person, such Person’s directors, managers, officers, employees, agents, attorneys, consultants, advisors, financing sources or other Persons acting on behalf of such Person.
Section 1.8   ”Surviving Provisions” means Sections 6.1(5) (first sentence only), 8.1 (solely with respect to periods prior to the Transition Completion), 9.3, 9.4, 16.1, 17 and 18 of the CMA, Sections 6 (subject to Schedule 2 to the MSA as amended pursuant to Section 3.5 of this Agreement), 9 (last sentence only), 10 (last sentence only), 11 and 15 of the MSA, Schedule 2 to the MSA (as amended pursuant to Section 3.5 of this Agreement) and Sections 17(b), 17(c), 17(d), 22(i), 22(j) and 23 of the TMAs.
Section 1.9   ”Termination Fee Adjustment” means the aggregate amount of the Ticking Fee multiplied by 0.88.
Section 1.10   “Ticking Fee” means USD 700,000 per month for each calendar month the Transition Period — Other Vessels will extend after May 31, 2021; provided, that if the Transition Period — Other Vessels will end prior to the last day of a calendar month, the amount of the Ticking Fee for such calendar month shall be pro rated based upon a 30 day calendar month. By way of example only, if the INSW Transaction Closing occurs on June 30, 2021, the Ticking Fee would equal USD 2,800,000, as the Transition Period — Other Vessels will end on September 30, 2021 (such date being 90 days after the INSW Transaction Closing), which constitutes a period of four months by which the Transition Period — Other Vessels will extend past May 31, 2021. In such example, the Termination Fee Adjustment would be USD 2,464,000 and the Escrow Amount Adjustment would be USD 336,000.
Section 1.11   “Transition Completion” means the first day on which all of the Vessels have been transitioned (including in terms of both technical management and commercial management) to a DSSI Manager in accordance with Article III.
Section 1.12   “Transition Period — Other Vessels” means the 90 day period commencing on the day of the INSW Transaction Closing.

ARTICLE II
TERMINATIONS
Section 2.1   Termination of Subject Agreements.
(a)
Effective immediately upon the completion of a Vessel transitioning its technical management to a DSSI Manager or delivery of a Vessel to DSSI or its designee (including INSW or one or more of its subsidiaries) (“Newco”), as applicable, in accordance with Article III, and notwithstanding anything to the contrary contained in the Subject Agreements, the TMA related to such Vessel shall automatically be irrevocably terminated and cancelled in its entirety and shall be deemed null and void and of no further force or effect, except for the applicable Surviving Provisions and as expressly set forth herein.

(b)
Subject, in the case of a Vessel on a time charter, to the simultaneous or prior transitioning of technical management of such Vessel in accordance with Section 2.1(a), effective immediately upon the completion of a Vessel transitioning its commercial management to a DSSI Manager or delivery of a Vessel to Newco, as applicable, in accordance with Article III, and notwithstanding anything to the contrary contained in the Subject Agreements, the CMA shall automatically be irrevocably terminated and cancelled in its entirety and shall be deemed null and void and of no further force or effect in respect of such Vessel, except for the applicable Surviving Provisions and as expressly set forth herein. For the avoidance of doubt, immediately upon the Transition Completion, the CMA shall automatically be irrevocably terminated and cancelled in its entirety and shall be deemed null and void and of no further force or effect, except for the Surviving Provisions and as expressly set forth herein.

(c)
Effective immediately upon the completion of a Vessel transitioning its technical and commercial management to a DSSI Manager or delivery of a Vessel to Newco, as applicable, in accordance with Article III, and notwithstanding anything to the contrary contained in the Subject Agreements, the MSA shall automatically be irrevocably terminated and cancelled in its entirety and shall be deemed null and void and of no further force or effect in respect of such Vessel, except for the Surviving Provisions and as expressly set forth herein. For the avoidance of doubt, immediately upon the Transition Completion, the MSA shall automatically be irrevocably terminated and cancelled in its entirety and shall be deemed null and void and of no further force or effect, except for the applicable Surviving Provisions and as expressly set forth herein.

(d)
CSM hereby waives its right to terminate any of the Subject Agreements as a result of the INSW Transaction Closing, including pursuant to Section 9(a) of the MSA and Section 22(a)(i) of the TMA.

Section 2.2   Termination Fee.   At the INSW Transaction Closing, unless any of the Subject Agreements has previously been terminated in accordance with its terms, DSSI shall (a) pay, or cause to be paid to CSM, an amount equal to (i) USD 30,000,000 (the “Termination Fee”) minus (ii) any Termination Fee Adjustment by wire transfer of immediately available funds to a CSM account designated by CSM at least three (3) business days prior to the INSW Transaction Closing and (b) deliver, or cause to be delivered, an amount equal to (i) USD 4,000,000 minus (ii) any Escrow Amount Adjustment by wire transfer of immediately available funds to the Escrow Agent (such amount, as adjusted pursuant to this clause (b), the “Escrow Amount”), to be held by the Escrow Agent and distributed by the Escrow Agent to CSM upon the Transition Completion in accordance with the terms of the Escrow Agreement and this Agreement.
ARTICLE III
TRANSITION
Section 3.1   Transition Period — Time Charter Vessels.
(a)   With respect to each Vessel on a time charter as of the INSW Transaction Closing, from the date of the INSW Transaction Closing, CSM, DSSI and/or Newco will jointly approach (in a manner to be mutually agreed by CSM, DSSI and/or Newco) the time charterers to endeavor to agree to a change in technical management as soon as reasonably practicable and, as per the terms of the respective time charters, from CSM and/or its Affiliates to the manager(s) designated by DSSI and/or Newco (the

“DSSI Manager”); provided, however, to the extent that an earlier transition cannot be agreed upon, then CSM shall technically manage such applicable Vessel to the end of the time charter pursuant to the Subject Agreements and, if necessary, for a period of time until a transition is reasonably practicable and to be effected at a port/place in each case as mutually agreed between Newco and CSM, each acting reasonably (taking into account ship management practices and any local restrictions due to the COVID-19 pandemic).
(b)   Subject to Section 3.3, CSM will continue to provide commercial management services pursuant to the Subject Agreements until each Vessel on a time charter is transitioned to the DSSI Manager.
(c)   CSM will provide (including, for the avoidance of doubt, if necessary after the completion of the transition to the DSSI Manager) the remaining support services outlined on Exhibit B attached hereto (the “Remaining Support Services”) for each Vessel on time charter related to the period under the commercial and technical management of CSM and/or its Affiliates pursuant to the Subject Agreements.
(d)   For the avoidance of doubt, (x) the TMA may terminate with respect to a particular Vessel on a time charter prior to the CMA for such Vessel, but not vice versa and accordingly the transition of commercial management for a Vessel on a time charter may occur only simultaneously with or after the transition of technical management of such Vessel, and (y) the transition of each such Vessel on a time charter for all purposes of this Agreement shall be deemed complete only once both commercial and technical management have been transitioned pursuant to this Section 3.1.
Section 3.2   Transition Period — Other Vessels.   Beginning on the date hereof, CSM and/or its Affiliates, DSSI and/or Newco shall use their respective reasonable best efforts to commence planning and coordination for the transition of commercial and technical management of the Vessels not on a time charter from CSM and/or its Affiliates to the DSSI Manager (the “Other Vessel Transition”), including by putting together a schedule for the handover of each Vessel not on a time charter at the earliest practical opportunity. For each such Vessel, notwithstanding anything to the contrary in the Subject Agreements, beginning on the INSW Transaction Closing, CSM and/or its Affiliates, DSSI and/or Newco shall use their respective reasonable best efforts to facilitate the Other Vessel Transition on the earliest practical date after the INSW Transaction Closing. CSM and/or its Affiliates shall deliver such Vessels to a port/place in each case as mutually agreed between DSSI and/or Newco and CSM, each acting reasonably (taking into account ship management practices and any local restrictions due to the COVID-19 pandemic) on or promptly after the date of the INSW Transaction Closing consistent with the applicable Vessel’s commercial obligations. CSM will provide (including, for the avoidance of doubt, if necessary after the Transition Completion) the Remaining Support Services for each Vessel not on time charter related to the period under the commercial and technical management of CSM and/or its Affiliates pursuant to the Subject Agreements. For the avoidance of doubt, the transition of commercial management and technical management of any given Vessel not on a time charter may be completed at different times and in different ports/places, and the transition of each such Vessel for all purposes of this Agreement shall be deemed complete only once both commercial and technical management have been transitioned pursuant to this Section 3.2.
Section 3.3   New Time Charters.   CSM and/or its Affiliates shall not commit any Vessels to any new time charter business longer than three (3) months +/- (30 days) without the prior written consent of DSSI and INSW (such consent not to be unreasonably withheld or delayed); provided that the charters are with respect to vegetable oils only. If for whatever reason the Merger Agreement is terminated prior to the INSW Transaction Closing, DSSI shall immediately inform CSM and CSM will be at liberty to commit Vessels to time charter business as set forth in the CMA.
Section 3.4   Management Transition.   CSM shall provide technical management and commercial management services with respect to each Vessel which it continues to manage pursuant to the terms of this Agreement in the ordinary course of business as per the Subject Agreements until the Transition Completion. CSM will provide (including, for the avoidance of doubt, if necessary after the Transition Completion) the Remaining Support Services and any services to be provided pursuant to the Surviving Provisions for each Vessel related to the period under the commercial and technical management of CSM and/or its Affiliates.

Section 3.5   Fees During Transition.   Immediately upon and subject to the INSW Transaction Closing, Schedule 2 (Fees and Costs) of the MSA shall be deemed amended and restated in its entirety as set forth on Exhibit C attached hereto and DSSI shall pay CSM the fees as set forth therein.
Section 3.6   Observers.   From and after the date hereof, DSSI and/or Newco: (a) may place two (2) observers at their own cost and expense and liability, for familiarization purposes, on board each Vessel; and (b) shall have the right to retain two (2) members of the off-signing crew (if practicable and acceptable to the crew members) for familiarization purposes for thirty (30) days or one (1) voyage, whichever is shorter, and subject to any applicable local restrictions imposed as a result of the COVID-19 pandemic. The DSSI Manager shall cover all expenses associated with retention of up to two (2) members of the off-signing crew as aforesaid. The rights of DSSI and/or Newco under this Section 3.6 shall be subject to using commercially reasonable efforts consistent with industry standards to ensure that such observers are COVID-19 free, including, without limitation, providing negative COVID-19 test results within 72 hours prior to embarkation at the intended port, and providing CSM with evidence of appropriate isolation measures having been taken. Each of DSSI and/or Newco shall use reasonable best efforts to ensure that, after embarkation, the observers strictly adhere to the Vessel’s health and safety protocols relating to COVID-19 at all times, which shall include, without limitation, submitting daily temperature readings and wearing face masks, and if requested by the Vessel’s master, immediately self-isolating should they show symptoms or signs of infection. These observers shall be on board of a Vessel for the purpose of familiarization and in the capacity of observers only, and they shall not interfere in any respect with the operation of the Vessel. The observers shall sign the P&I Club’s standard letter of indemnity prior to their embarkation and at all times adhere to the Vessel’s master orders. Promptly following completion of the transition of the relevant Vessel, DSSI and/or Newco, as the case may be, shall reimburse Capital for Capital’s reasonable, documented out-of-pocket costs associated with providing meals and sundry to such observers for the period during which they were on board the relevant Vessel, to the extent such costs are not allocated to Capital under the Subject Agreements.
Section 3.7   Insurance.   CSM and/or its Affiliates shall make available, at the sole cost and expense of DSSI and/or Newco, all historical records and provide reasonable clarifications and support as required by DSSI and/or Newco on all (i) open claims in respect of each Vessel that arose during the period of DSSI’s and/or Newco’s ownership of such Vessel until such open claim has been closed and (ii) closed claims in respect of each Vessel during the period of DSSI’s and/or Newco’s ownership of such Vessel.
Section 3.8   Management of Additional Vessels and Replacements Provision.
The Parties agree that, in addition to the Termination Fee and any other payment to CSM pursuant to this Agreement, subject to the occurrence of the INSW Transaction Closing, DSSI shall pay, or cause to be paid to CSM, in each case by wire transfer of immediately available funds promptly following the INSW Transaction Closing (provided that all fees set forth below payable in respect of the calendar month in which the INSW Transaction Closing takes place (the “Closing Month”), shall be payable on or prior to the last day of the calendar month following the Closing Month) the following (collectively, the “Section 8 Amount”):
(a)
(i) an amount equal to 1.25% of the Freight Earned generated by M/T Citrus beginning on February 6, 2021 and ending on the date of the INSW Transaction Closing and (ii) USD 850 per day beginning on April 6, 2021 and ending on the date of the INSW Transaction Closing as agreed compensation pursuant to Section 8 of the MSA with respect to M/T Aias sold by DSSI on January 6, 2021.

(b)
(i) an amount equal to 1.25% of the Freight Earned generated by M/T Citron beginning on March 16, 2021 and ending on the date of the INSW Transaction Closing and (ii) USD 850 per day beginning on May 16, 2021 and ending on the date of the INSW Transaction Closing, as agreed compensation pursuant to Section 8 of the MSA with respect to M/T Amoureux sold by DSSI on February 16, 2021.

Upon payment of the Section 8 Amount to CSM, Section 8 of the MSA shall be null and void and of no further force or effect. In the event this Agreement is terminated pursuant to the first sentence of Section 8.1, DSSI shall (i) work in good faith to replace the M/T Aias and the M/T Amoureux with Other Vessels or Additional Vessels (as such terms are defined in the MSA) within three (3) months of the termination and (ii) pay to CSM the amounts specified in paragraphs (a) and (b) of this Section 3.8, as applicable, until the replacement of the applicable vessel.

ARTICLE IV
ESCROW ACCOUNT
Section 4.1   Escrow Agreement.   Promptly following the date hereof, the Parties shall select a mutually agreeable escrow agent (the “Escrow Agent”) and prepare an negotiate the Escrow Agreement in good faith. At the INSW Transaction Closing (i) CSM shall deliver to DSSI a duly executed counterpart to the Escrow Agreement by CSM, (ii) DSSI shall deliver to CSM a duly executed counterpart to the Escrow Agreement by DSSI and (iii) the Escrow Agent shall deliver to each of DSSI and CSM a duly executed counterpart to the Escrow Agreement by the Escrow Agent.
Section 4.2   Release of Funds.   Within three (3) business days after the Transition Completion, DSSI and CSM shall deliver a joint written instruction in accordance with the Escrow Agreement to the Escrow Agent to cause the Escrow Agent to promptly release the Escrow Amount to CSM.
ARTICLE V
RELEASES
Section 5.1   Effective immediately upon and subject to the INSW Transaction Closing, CSM, on behalf of itself and its Affiliates and their respective Representatives and equityholders and their respective successors and assigns (collectively, the “CSM Releasors”), hereby irrevocably and unconditionally waives, relinquishes, releases and forever discharges DSSI and each of its past, present or future Affiliates, such Affiliates’ equityholders and their respective Representatives, successors and assigns, including Newco (collectively, the “DSSI Releasees”), from and against any and all actions, causes of actions, suits, claims, demands, proceedings, damages, debts, accounts, covenants, contracts, judgments, complaints, obligations, costs, losses, expenses, entitlements, demands, liabilities and any and all other claims and rights of any kind and nature whatsoever, known or unknown, currently existing or arising in the future, at law or in equity, whether foreseen or unforeseen, suspected or unsuspected, existing or inchoate, contingent or accrued, asserted or unasserted (collectively, “Claims”), that such CSM Releasors ever had, now have or may in the future have against any DSSI Releasee, in each case, by reason of any matter, cause or thing whatsoever occurring or existing prior to the time of the end of the INSW Transaction Closing. CSM covenants and agrees not to, and shall cause each of the other CSM Releasors not to, assert any such Claim against any of the DSSI Releasees. Notwithstanding the foregoing provisions of this Section 5.1, such waiver, relinquishment, release and discharge shall not apply to any Claims arising under the express terms of (i) this Agreement (including, for the avoidance of doubt, any rights of the CSM Releasors under the terms of the Subject Agreements that accrue before the Transition Completion), the Voting Agreement or the DDA Termination Agreement or (ii) the Surviving Provisions. The Parties acknowledge and agree that (x) INSW and its subsidiaries and Representatives as of the date hereof shall not be deemed DSSI Releasees and (y) INSW and its subsidiaries and Representatives as of the date hereof are not party to this Agreement or the Subject Agreements and accordingly CSM Releasors may not bring any claims related thereto against INSW.
Section 5.2   Effective immediately upon the INSW Transaction Closing, each of DSSI, on behalf of itself and its Affiliates and their respective Representatives and equityholders and their respective successors and assigns (collectively, the “DSSI Releasors” and, collectively with the CSM Releasors, the “Releasing Parties”), hereby irrevocably and unconditionally waives, relinquishes, releases and forever discharges CSM and each of its respective past, present or future Affiliates, such Affiliates’ equityholders and their respective Representatives, successors and assigns (collectively, the “CSM Releasees”) from and against any and all Claims that such DSSI Releasors ever had, now have or may in the future have against any CSM Releasee, in each case, by reason of any matter, cause or thing whatsoever occurring or existing prior to the time of the end of the INSW Transaction Closing. DSSI covenants and agrees not to, and shall cause each of the other DSSI Releasors not to, assert any such Claim against any of the CSM Releasees. Notwithstanding the foregoing provisions of this Section 5.2, such waiver, relinquishment, release and discharge shall not apply to any Claims arising under the express terms of (i) this Agreement (including, for the avoidance of doubt, any rights of the DSSI Releasors under the terms of the Subject Agreements that accrue before the Transition Completion), the Voting Agreement or the DDA Termination Agreement or (ii) the Surviving Provisions. The Parties acknowledge and agree that INSW and its subsidiaries and Representatives as of the date hereof shall not be deemed DSSI Releasors.

Section 5.3   EACH OF THE PARTIES, ON ITS OWN BEHALF AND ON BEHALF OF EACH RELEASING PARTY, EXPRESSLY AND IRREVOCABLY WAIVES ALL RIGHTS AFFORDED BY ANY STATUTE OR COMMON LAW PRINCIPLES, WHICH LIMIT THE EFFECT OF A RELEASE WITH RESPECT TO UNKNOWN CLAIMS. EACH OF THE PARTIES, ON ITS OWN BEHALF AND ON BEHALF OF EACH RELEASING PARTY, ACKNOWLEDGES THAT IT UNDERSTANDS THE SIGNIFICANCE OF THIS RELEASE OF UNKNOWN CLAIMS AND WAIVER OF ANY STATUTORY PROTECTION AGAINST A RELEASE OF UNKNOWN CLAIMS. EACH OF THE PARTIES, ON ITS OWN BEHALF AND ON BEHALF OF EACH RELEASING PARTY, ACKNOWLEDGES AND AGREES THAT THIS WAIVER IS AN ESSENTIAL AND MATERIAL TERM OF THIS AGREEMENT.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES
Each Party hereby severally represents and warrants (as to itself and not any other Party) to the other Parties that as of the date hereof and as of the INSW Transaction Closing:
Section 6.1   Organization; Good Standing.   Such Party is an entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction of its organization.
Section 6.2   Authorization.   Such Party has all requisite corporate or similar power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement in accordance with its terms. The execution, delivery and performance of this Agreement by such Party and the consummation by such Party of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or similar action on the part of such Party. This Agreement has been duly executed and delivered by such Party and, assuming the due authorization, execution and delivery of this Agreement by each of the other Parties hereto, constitutes the legal, valid and binding obligation of such Party, enforceable against it in accordance with the terms hereof, subject to (i) bankruptcy, insolvency, reorganization, moratorium and similar Laws, in each case, affecting creditors’ rights and remedies generally, and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).
Section 6.3   No Conflicts.   The execution, delivery and performance by such Party of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not (i) conflict with or violate any Law applicable to such Party, (ii) conflict with or violate the organizational documents of such Party or (iii) conflict with, result in a breach of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default or require any consent (other than any consent which will be obtained prior to the INSW Transaction Closing) under, any material contract to which such Party is a party or by which it or its properties are bound.
Section 6.4   No Assignment of Claims.   Such Party has not assigned or otherwise transferred or subrogated, or purported to assign, transfer or subrogate, to any Person any Claim or portion thereof or interest therein that such Party is releasing or purporting to release pursuant to Article III.
Section 6.5   No Knowledge of Claims.   To each Party’s knowledge, except for payments and reimbursements due in connection with providing the management services in the ordinary course under and in accordance with the Subject Agreements, neither such Party nor any of its Affiliates have any outstanding Claims under any of the Subject Agreements as of the date hereof.
ARTICLE VII
ADDITIONAL COVENANTS AND AGREEMENTS
Section 7.1   Merger Agreement.   DSSI agrees that the parties to the Merger Agreement shall not amend Section 5.1(A)(w) of the Merger Agreement without CSM’s prior written consent.
Section 7.2   Mutual Cooperation.   On and after the date hereof, each of the Parties agrees to use its commercially reasonable efforts to take, or cause its Affiliates to take, all action to do or cause to be done, and to assist and cooperate with each other Party in doing, all things necessary, proper or advisable to consummate and make effective, as promptly as reasonably practicable, the transactions and arrangements contemplated by this Agreement on the terms set forth in this Agreement, including, without limitation, (a) obtaining all necessary waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain any approval or waiver from, or to avoid any action or proceeding by, any Governmental Entity and (b) obtaining all necessary consents, approvals or waivers from third parties; provided, that none of the Parties nor their respective Affiliates shall be required to make any payments in connection therewith other than routine costs of preparing and mailing notices and requests for consent.
Section 7.3   Further Assurances.   From time to time after the date hereof, as and when requested by any Party hereto, each of the other Parties shall, at the expense of the requesting Party, execute and deliver, or cause to be executed and delivered, all such documents and instruments and take, or cause to be taken, all such further actions as such requesting Party may reasonably deem necessary or desirable to evidence and effectuate the transactions and arrangements contemplated by this Agreement, on the terms set forth in this Agreement, including but not limited to, the termination of the Subject Agreements provided for in Section 2.1 and the releases granted pursuant to Article III.
Section 7.4   No Other Fees or Penalties.   Except for the Termination Fee, the Escrow Amount, the Section 8 Amount and the reimbursement of CSM’s expenses pursuant to Section 8.3, and without prejudice to the rights of CSM hereunder in connection with any services provided by it prior to the Transition Completion or in connection with the Remaining Support Services or pursuant to the Surviving Provisions, neither CSM nor any of its affiliates shall be entitled to any additional fees or penalties in connection with the early termination of the Subject Agreements in accordance with this Agreement.
ARTICLE VIII
MISCELLANEOUS
Section 8.1   Termination.   Notwithstanding anything in this Agreement to the contrary, this Agreement, and all obligations, terms and conditions contained herein, shall automatically terminate and be null and void and without effect without any further action required by any Party, (a) on the Outside Date (as defined in the Merger Agreement) if the INSW Transaction Closing does not occur on or before such date, or, if earlier (b) the Merger Agreement is validly terminated pursuant to the terms thereof, without the transactions contemplated thereby having been consummated. Upon the termination of this Agreement, the provisions of this Agreement, including, without limitation, the termination of the Subject Agreements provided for in Section 2.1, and the releases provided for in Article V, shall cease to be of any further force or effect and each of the Parties shall have all rights, remedies, benefits, duties, responsibilities, obligations and liabilities under the Subject Agreements that it would have had if this Agreement had never been entered into by the Parties.
Section 8.2   Entire Agreement.   This Agreement, the Subject Agreements, the Voting Agreement and the DDA Termination Agreement constitute the entire agreement and understanding between the Parties with respect to the subject matter of this Agreement and (in relation to such subject matter) supersedes and replaces all prior understandings and agreements, written or oral, between the parties. Should there be any inconsistencies or contradictions between the explicit terms of this Agreement and any of the Subject Agreements, such terms of this Agreement shall prevail. Except as expressly amended by Sections 3.5 and 3.8 hereof, the Subject Agreements are hereby ratified and reaffirmed in all respects and shall continue in full force and effect until terminated in accordance with Section 2.1.
Section 8.3   Reimbursement of Costs.   Promptly following (a) the INSW Transaction Closing or (b) the termination of this Agreement pursuant to the first sentence of Section 8.1, DSSI shall reimburse CSM for its reasonable documented out-of-pocket costs and expenses of outside legal counsel in connection with (i) the negotiation, preparation and execution of this Agreement, the Voting Agreement and the DDA Termination Agreement prior to the date hereof and (ii) in connection with the Escrow Agreement, together in an aggregate amount not to exceed $200,000.
Section 8.4   Severability.   If any provision herein is held to be void or unenforceable, the validity and enforceability of the remaining provisions herein shall remain unaffected and enforceable.
Section 8.5   Currency.   Unless otherwise, all currency references herein are to United States Dollars.

Section 8.6   Law and Arbitration.   This Agreement shall be governed by the laws of England. Any dispute under this Agreement shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment then in force. The arbitration shall be conducted in accordance with the London Maritime Arbitrators’ Association (LMAA) Terms current at the time when the arbitration is commenced.
Save as after mentioned, the reference shall be to three arbitrators, one to be appointed by each Party and the third by the two arbitrators so appointed. A Party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment to the other Party requiring the other party to appoint its arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other Party appoints its own arbitrator and gives notice that it has done so within the 14 calendar days specified. If the other Party does not appoint its own arbitrator and give notice that it has done so within the 14 calendar days specified, the Party referring the dispute to arbitration may, without the requirement of any further prior notice to the other Party, appoint its arbitrator as sole arbitrator and shall advise the other Party accordingly. The award of a sole arbitrator shall be as binding as if he had been appointed by agreement.
In cases where neither the claim nor any counterclaim exceeds the sum of USD 50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.
Section 8.7   Notice.   Notice under this Agreement shall be given (via hand delivery or email or facsimile) as set forth below or to such other address as a Party may notify the other Party of in writing in accordance with this Section 8.7:
If to DSSI:
Diamond S Shipping Inc.
c/o Diamond S Management LLC
33 Benedict Place, 2nd floor
Greenwich, CT 06830, USA
Attn: Sanjay Sukhrani
Fax: +1 203 413 2010
Email: management@diamondshipping.com
If to CSM:
3 Iassonos Street
Piraeus, 18537, Greece
Attn: Operations and Commercial dpt
Fax: +30 210 428 4285
Email: dss@capitalship.gr
with cc to: Panagiotis Drosos, pyd@capitalship.gr
Section 8.8   Assignment.   Neither CSM nor DSSI shall assign this Agreement without the consent of the other Party provided, however, (a) DSSI may assign this Agreement in whole or in part to its Affiliate or Newco; provided that such assignment shall not relieve DSSI of its obligations hereunder, and (b) CSM shall be entitled to sub-contract performance of its obligations under this Agreement or the Subject Agreements by its parent, subsidiary or Affiliates or (in the case of Commercial Management Services) third parties (collectively the “Sub-Managers”) in accordance with the following provisions of this Section 8.8:
(i)   any such performance of all or any of CSM’s obligations by the Sub-Managers shall be and constitute performance by the CSM of their obligations hereunder; and
(ii)   any performance of CSM’s obligations by the Sub-Managers will not result in increased costs to DSSI or the Owners and shall be without prejudice to the rights of DSSI hereunder for any failure by the CSM in performance of CSM’s duties and obligations hereunder and notwithstanding performance by the Sub-Managers, CSM shall remain solely responsible to DSSI for performance of their obligations hereunder.

Section 8.9   Waiver.   The failure of either Party to enforce any term of this Agreement shall not act as a waiver. Any waiver must be specifically stated as such in writing.
Section 8.10   Successors and Assigns.   This Agreement shall be binding upon and inure to the benefit of DSSI and/or CSM and their respective successors and assigns. INSW shall be an express third-party beneficiary of this Agreement.
Section 8.11   Counterparts.   This Agreement may be executed in one or more signed counterparts, facsimile or otherwise, which shall together form one instrument.
[Signature pages follow]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.
DIAMOND S SHIPPING INC.
By:
/s/ Craig H. Stevenson Jr.

Name:   Craig H. Stevenson Jr.
Title:   Director, President and Chief Executive Officer
CAPITAL SHIP MANAGEMENT CORP
By:
/s/ Prokopis Iliou

Name:   Prokopis Iliou
Title:   Director

EXHIBIT A
Merger Agreement
[See Attached.]

EXHIBIT B
Remaining Support Services
To be provided by CSM (including, for the avoidance of doubt, if necessary after the completion of the transition to the DSSI Manager) and related to the period under the commercial and technical management of CSM and/or its affiliates.
Time Charter Vessels
•
Reasonably required support and documentation to assist in the recovery of charter hire, counter claims under the TCP (e.g., performance, off hire, etc.).

•
Provide reasonably required closing accounts for each Vessel.

Other Vessels
•
Reasonably required support and documentation to close out each voyage fixed under CSM or its Affiliates’ commercial management (i.e., Voyage Expenses (Port Expenses, Bunker Payments, Broker Commissions), Voyage Revenues (Freight, Demurrage etc.) and Rebills).

•
Reasonably required support and documentation to DSSI and/or Newco to assist with the recovery of Freight, Demurrage and Rebills on voyages fixed under commercial management of CSM or its Affiliates.

•
Closing accounts for each Vessel including working capital reconciliation.

In addition, CSM shall inform the Owners (as defined in the TMA) and, if appropriate, DSSI or Newco of any claims or disputes involving third parties relating to the period prior the transition of a Vessel of which it becomes aware after such transition.

EXHIBIT C
AMENDED AND RESTATED SCHEDULE 2
FEES AND COSTS
(1)   Time Charter Vessels.   In consideration for the provision of the Services by CSM to DSS or the Vessel Owners (in respect of the Technical Management Services), in respect of each Vessel on a time charter, from the period starting on the date of the closing of the transactions contemplated by the Agreement and Plan of Merger, by and among DSS, Dispatch Transaction Sub, Inc. and International Seaways, Inc. (the “INSW Transaction Closing”), until the end date of such time charter as listed in the Time Charter Schedule attached hereto as Annex A (the “Time Charter Schedule”), DSS or its designee (including INSW or one or more of its subsidiaries) (“Newco”) shall:
(i)
pay CSM a technical management fee equal to United States Dollars eight hundred fifty (US $850) per Vessel per day for Technical Management Services provided to DSS or the relevant Vessel Owner.

(ii)
pay CSM (and/or any Sub-Manager or Affiliate as the case may be appointed and nominated by CSM) a commercial management fee of 1.25% of all gross charter revenues (a “Commercial Management Fee”) generated by each such Vessel attributed to the period starting on the date of the INSW Transaction Closing and ending on the end date of such time charter as listed in the Time Charter Schedule.

If it is determined by DSS and/or Newco to be necessary for a period of time after the end of the time charter as listed in the Time Charter Schedule for CSM and/or its Affiliates to continue to technically manage a Vessel until a transition is reasonably practicable and is to be effected at a port/place in each case as mutually agreed between DSS and/or Newco and CSM, each acting reasonably (taking into account ship management practices and any local restrictions due to the COVID-19 pandemic), then DSS and/or Newco will pay CSM a daily technical management fee equal to United States Dollars four hundred fifty (US $450) for technical management services for such period.
In addition, DSSI or its designee (including Newco) shall reimburse CSM for all of the reasonable and documented direct and indirect costs, liabilities, legal expenses and other expenses incurred by CSM and any Sub-Manager in providing the Technical Management Services, not covered by the fee set out in (i) above as more fully set out in the Technical Management Agreements.
(2)   Other Vessels.   In consideration for the provision of the Services by CSM to DSS or the Vessel Owners (in respect of the Technical Management Services), in respect of each Vessel not on a time charter, for a 90-day period commencing the first day after the date of the INSW Transaction Closing, irrespective of when actual delivery of a Vessel occurs pursuant to the Termination Agreement (the “Termination Agreement”), dated as of March 30, 2021, by and between DSS and CSM (the “Transition Period — Other Vessels”), DSS or its designee and/or Newco shall:
(i)
pay CSM a technical management fee equal to United States Dollars eight hundred fifty (US $850) per Vessel per day for Technical Management Services provided to DSS or the relevant Vessel Owner; provided, that if any Vessel has not been delivered to DSS pursuant to the Termination Agreement for more than 180 days after the INSW Transaction Closing for any reason whatsoever, then from and after such 180 day period, DSS and/or Newco shall pay CSM a technical management fee equal to United States Dollars four hundred fifty (US $450) per Vessel per day (“Late Delivery Fees”). For the avoidance of doubt, if a Vessel is delivered prior to the end of the Transition Period — Other Vessels, the fees for Technical Management Services payable pursuant to this Section 2(i) shall be paid to CSM for the entire Transition Period — Other Vessels, in equal monthly instalments in advance payable at the beginning of every calendar month as if such Vessel were delivered to DSS at end of such Transition Period — Other Vessels. For the avoidance of doubt, if any Vessel has not been delivered to DSS prior to the end of the Transition Period — Other Vessels, CSM shall not be entitled to any payments pursuant to this clause (2)(i) for the period after the Transition Period — Other Vessels other than the Late Delivery Fees which shall only accrue beginning on the 181st day after the INSW Transaction Closing and until the delivery of such Vessel pursuant to the Termination Agreement.
(ii)
pay CSM (and/or any Sub-Manager or Affiliate as the case may be appointed and nominated by CSM) a Commercial Management Fee generated by each such Vessel; provided, that if any such Vessel has not been delivered to DSS pursuant to the Termination Agreement for more than 180 days after the INSW Transaction Closing for any reason whatsoever, then from and after such 180 day period, DSS and/or Newco shall pay CSM (and/or any Sub-Manager or Affiliate as the case may be appointed and nominated by CSM) a Commercial Management Fee generated by each Vessel beginning on the 181st day after the INSW Transaction Closing.

In addition, DSSI and/or Newco shall reimburse CSM for all of the reasonable and documented direct and indirect costs, liabilities, legal expenses and other expenses incurred by CSM and any Sub-Manager in providing the Technical Management Services, not covered by the fee set out in (i) above as more fully set out in the Technical Management Agreements.
(3)   Certain Payment Procedures.   If commercial management is transitioned to DSSI pursuant to the Termination Agreement with respect to any Vessel prior to (x) the end date of a charter listed on the Time Charter Schedule or (y) the Transition Period — Other Vessels, as applicable, the amount payable by DSS or its designee pursuant to Section 1(ii) or Section 2(ii) above after the date of such transition shall be equal to 1.25% of such Vessel’s Freight Earned from the date of such transition until and including (A) the end date of the applicable charter listed on the Time Charter Schedule or (B) the end of the Transition Period — Other Vessels, as applicable.

ANNEX A
Time Charter Schedule
•
Aristaios: see respective Charter Party dated October 2, 2015

•
Ayrton II: see respective Charter Party dated August 20, 2018

•
Anikitos: see respective Charter Party dated November 23, 2017

•
Aristotelis II: see respective Charter Party dated August 24, 2018

•
Avax: see respective Charter Party dated June 25, 2018

DIAMOND S SHIPPING INC.33 BENEDICT PLACEGREENWICH, CT 06830 VOTE BY INTERNETBefore The Meeting - Go to
www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery ofinformation. Vote by 11:59 p.m. Eastern Daylight Time on July 12, 2021. Haveyour proxy card in hand when you access the website and follow the instructionsto obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/DSSI2021SMYou may attend the meeting via the Internet and vote during the meeting. Havethe information that is printed in the box marked by the arrow available andfollow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by11:59 p.m. Eastern Daylight Time on July 12, 2021. Have your proxy card inhand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:D55725-S25275 KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY DIAMOND S SHIPPING INC. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 1. Merger Proposal - To authorize and approve the Agreement and Plan of Merger, dated as of March 30, 2021, by and among International Seaways,Inc., Dispatch Transaction Sub, Inc. and Diamond S, such agreement is referred to as the merger agreement and such proposal is referred to as theDiamond S merger proposal; 2. Merger-Related Compensation Proposal - To approve, by advisory (non-binding) vote, certain compensation arrangements that may be paid or becomepayable to Diamond S’ named executive officers in connection with the merger contemplated by the merger agreement; and 3. The Adjournment Proposal - To approve the adjournment of the Diamond S Special Meeting to a later date or dates, if necessary or appropriate, to solicitadditional proxies in the event there are not sufficient votes at the time of the Diamond S Special Meeting to approve the Diamond S merger proposal. You may attend the Special Meeting via the Internet and vote during the Special Meeting. Have the information that is printed in the box marked with thearrow on your proxy card or Notice of Internet Availability of Proxy Materials available and follow the instructions. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Proxy Statement is available at
www.proxyvote.comD55726-S25275DIAMOND S SHIPPING INC.Special Meeting of ShareholdersJuly 13, 2021 10:00 AM EDTThis proxy is solicited by the Board of DirectorsThe shareholder(s) hereby appoint(s) Craig H. Stevenson, Jr., Chief Executive Officer, President and Director and Anoushka Kachelo, General Counsel and Secretary, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of DIAMOND S SHIPPING INC. that the shareholder(s) is/ are entitled to vote at the Special Meeting of Shareholders to be held as a virtual meeting via the Internet at www.virtualshareholdermeeting.com/DSSI2021SM at 10:00 AM EDT on July 13, 2021, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.Continued and to be signed on reverse side